As filed with the Securities and Exchange Commission on April 1, 2011

Registration No. 333-153849

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

(Exact Name of Registrant as Specified in Governing Instruments)

Delaware	7359	26-3215092
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Joel S. Kress
Executive Vice President — Business and Legal Affairs
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075

(Counsel to Registrant)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

STICKER TO PROSPECTUS

The Prospectus for ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Registrant”) consists of this sticker, the Prospectus dated May 5, 2010, Supplement No. 1 dated May 14, 2010, Supplement No. 2 dated August 16, 2010, Supplement No. 3 dated November 12, 2010, and Supplement No. 4 dated April 1, 2011. Supplement No. 4 contains information related to the current status of the offering and updates certain financial information in the Prospectus.

This Post-Effective Amendment No. 2 consists of the following:

1.	The Registrant’s final form of Prospectus dated May 5, 2010, previously filed pursuant to Rule 424(b)(3) on May 6, 2010;
2.	Supplement No. 1 dated May 14, 2010 to the Registrant’s Prospectus dated May 5, 2010, previously filed pursuant to Rule 424(b)(3) on May 14, 2010;
3.	Supplement No. 2 dated August 16, 2010 to the Registrant’s Prospectus dated May 5, 2010, previously filed pursuant to Rule 424(b)(3) on August 16, 2010;
4.	Supplement No. 3 dated November 12, 2010 to the Registrant’s Prospectus dated May 5, 2010, previously filed pursuant to Rule 424(b)(3) on November 15, 2010;
5.	Supplement No. 4 dated April 1, 2011 to the Registrant’s Prospectus dated May 5, 2010, included herewith; and
6.	Part II included herewith.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.

Up to 420,000 Limited Partnership Interests ($418,000,000)
Minimum Offering 1,200 Interests ($1,200,000)

We are ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership. Our general partner is ICON GP 14, LLC (our “General Partner”). We are offering up to 400,000 of our limited partnership interests (“Interests”) at a public offering price of $1,000.00 per Interest; $930.00 per Interest for Interests sold to our General Partner, Selling Dealers or certain of their affiliates. We are also offering up to 20,000 Interests pursuant to our Distribution Reinvestment Plan (“DRIP Plan”) at a public offering price of $900.00 per Interest. A minimum investment of 5 Interests ($5,000), or 4 Interests for IRAs and qualified plans ($4,000), is required. There is no minimum investment required to participate in our DRIP Plan for qualified participants.

We intend to use the net proceeds from this offering to invest in a diverse pool of business-essential equipment and corporate infrastructure (collectively, “Capital Assets”) that are critical to the operations of domestic and global businesses, portfolios of Capital Assets, and other investments in Capital Assets that our General Partner believes will provide us with a satisfactory rate of return. We expect to invest at least 83.18% of the gross offering proceeds from the sale of our Interests in the offering and to establish a reserve of 0.50%. The remaining 16.32% of the gross offering proceeds of the offering will pay fees and expenses related to our organization and this offering.

Investing in our Interests involves a high degree of risk. You should purchase our Interests only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 13, which include the following:

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.
•	Uncertainties associated with the equipment leasing and finance industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital.
•	Because we will borrow money to make our investments, losses as a result of defaults may be greater than if such borrowings were not incurred.
•	If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses.
•	Our General Partner and its affiliates will receive substantial compensation from us, which will likely exceed the income portion of distributions made to you during our early years.
•	Our Interests are not liquid and your ability to resell your Interests will be limited by the absence of a public trading market and substantial transfer restrictions. Accordingly, you should be prepared to hold your Interests until we exit all of our investments, which is anticipated to be at least nine years from the date our offering commences.
•	You will have limited voting rights and will be required to rely on our General Partner and its affiliates to make all of our management decisions and achieve our investment objectives.
•	Our General Partner’s and its affiliates’ decisions are subject to conflicts of interest.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in our Interests is not permitted.

Offering	Price to Public	Sales Commissions	Proceeds to Us
Per Interest	$1,000	$100	$900
Minimum Offering of 1,200 Interests	$1,200,000	$120,000	$1,080,000
Maximum Offering of up to 400,000 Interests	$400,000,000	$40,000,000	$360,000,000
DRIP Plan per Interest	$900	$—	$900
DRIP Plan of up to 20,000 Interests	$18,000,000	$—	$18,000,000

ICON Securities Corp., which is an affiliate of our General Partner, acts as the dealer-manager for this offering of Interests. Broker-dealers selling our Interests are not required to sell any specific number of our Interests, but will use their “best efforts” to sell our Interests. This means that broker-dealers must use best efforts to sell unsold Interests. The last date on which our Interests may be sold is May 18, 2011.

Notice to Maryland and Pennsylvania investors: Because the minimum amount of this offering is less than $40,000,000 (a maximum to minimum offering ratio of 10:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

There is no public market for our Interests and we do not expect one to develop. Our Interests will not be listed on any national securities exchange.

 Securities Corp.

Dealer-Manager

The date of this prospectus is May 5, 2010.

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Who Should Invest	iv
Questions and Answers About This Offering	vi
Prospectus Summary	1
Risk Factors	13
Risks Related to This Offering	13
All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance	13
Your ability to resell your Interests will be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Interests for the life of Fund Fourteen, which is anticipated to be approximately nine years	13
If you choose to request that we repurchase your Interests, you may receive significantly less than you would receive if you were to hold your Interests for the life of Fund Fourteen	13
You may not receive cash distributions every month and, therefore, you should not rely on any income from your Interests	14
We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.	14
Your Interests may be diluted	14
Our early distributions to partners may not be paid entirely from operating cash flow, which may decrease our investments in Capital Assets.	14
Our General Partner is making only a limited initial cash contribution to us	14
Our assets may be plan assets for ERISA purposes, which could subject our General Partner and/or our Investment Manager to additional restrictions on their ability to operate our business	15
An investment in our Interests may not satisfy the requirements of ERISA or other applicable laws	15
The statements of value that we will include in our Annual Reports on Form 10-K and that we will send to fiduciaries of plans subject to ERISA and to certain other parties is only an estimate and may not reflect the actual value of our Interests	15
Risks Related to Our Business	15
Our business could be hurt by economic downturns	15
Uncertainties associated with the equipment leasing and financing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital	16
The risks and uncertainties associated with the industries of our lessees, borrowers, and other counterparties may indirectly affect our business, operating results and financial condition	16
The results of our Investment Manager’s prior equipment leasing and finance funds are not necessarily indicative of our future results	17
The historical and unaudited pro forma financial information of other funds sponsored by our Investment Manager included in this prospectus is not indicative of our future performance	17
Instability in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives	17
Because we may borrow money to make our investments, losses as a result of lessee, borrower or other counterparty defaults may be greater than if such borrowings were not incurred	17
Restrictions imposed by the terms of our indebtedness may limit our financial flexibility	18
Guarantees made by the guarantors of some of our lessees, borrowers and other counterparties may be voided under certain circumstances and we may be required to return payments received from such guarantors	18
If the value of our investments declines more rapidly than we anticipate, our financial performance may be adversely affected	19
If a Capital Asset is not properly maintained, its residual value may be less than expected	19

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If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses	19
If a lessee, borrower or other counterparty files for bankruptcy, we may have difficulty enforcing the terms of the contract and may incur losses	20
Investing in Capital Assets in foreign countries may be riskier than domestic investments and may result in losses	20
We could incur losses as a result of foreign currency fluctuations	21
Sellers of leased Capital Assets could use their knowledge of the lease terms for gain at our expense	21
Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures	21
We may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks	21
We could suffer losses from failure to maintain our Capital Assets’ registration and from unexpected regulatory compliance costs	22
If any of our investments become subject to usury laws, we could have reduced revenues or possibly a loss on such investments	22
We compete with a variety of financing sources for our investments, which may affect our ability to achieve our investment objectives	22
Risks Related to Our Organization and Structure	23
You will have limited voting rights and will be required to rely on our General Partner and/or our Investment Manager to make all of our investment decisions and achieve our investment objectives	23
The decisions of our General Partner and our Investment Manager may be subject to conflicts of interest	23
The Investment Committee of our Investment Manager is not independent	24
Our General Partner’s and our Investment Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing us and our business	24
Our General Partner and its affiliates will receive expense reimbursements and substantial fees from us and those reimbursements and fees are likely to exceed the income portion of distributions made to you during our early years	24
Our Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully	25
Operational risks may disrupt our business and result in losses	25
Our internal controls over financial reporting may not be effective or our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business	26
We are subject to certain reporting requirements and are required to file certain periodic reports with the Securities and Exchange Commission	26
Your ability to institute a cause of action against our General Partner and its affiliates is limited by our Partnership Agreement	26
Risk Related to the Tax Treatment of Us and Our Interests	27
If the IRS classifies us as a corporation rather than a partnership, your distributions would be reduced under current tax law	27
We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings	27
Our investments in secured loans will not give rise to depreciation or cost recovery deductions and may not be offset against our passive activity losses. Any losses on such loans may constitute capital losses, the deductibility of which is limited	27
You may incur tax liability in excess of the cash distributions you receive in a particular year	28

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You may be subject to greater income tax obligations than originally anticipated due to special depreciation rules.	28
There are limitations on your ability to deduct our losses	28
The IRS may allocate more taxable income to you than our Partnership Agreement provides	29
If you are a tax-exempt organization, you will have unrelated business taxable income from this investment	29
This investment may cause you to pay additional taxes	29
You may incur State tax and foreign tax liabilities and have an obligation to file State or foreign tax returns	29
Any adjustment to our tax return as a result of an audit by the IRS may result in adjustment to your tax return	29
Some of the distributions on our Interests will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation	30
Forward-Looking Statements	31
Estimated Use of Proceeds	32
Capitalization	34
Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates	35
Conflicts of Interest	48
Management Responsibility	51
Funds Sponsored By Affiliates of Our General Partner	54
Relationships With Some of Our General Partner’s Affiliates	66
Management	67
Investment Objectives	69
Market and Industry Data	77
Industry Overview	77
Cash Distributions	80
Federal Income Tax Consequences	82
Investment By Qualified Plans and IRAs	103
Market for Fund Fourteen’s Interests and Related Matters	106
Selected Financial Data	106
General Partner’s Discussion and Analysis of Results of Operations and Financial Condition	107
Business	117
Summary of Our Partnership Agreement	120
Transfer of Our Interests/Withdrawal	128
Repurchase Plan	130
Distribution Reinvestment Plan	132
Reports to Our Limited Partners	133
Plan of Distribution	134
Subscriptions	136
Further Information	139
Glossary	140
Index to Financial Statements	F-1
Limited Partnership Agreement of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.	A-1
Prior Performance Tables	B-1
Subscription Agreement	C-1
Distribution Reinvestment Plan	D-1

WHO SHOULD INVEST

General Considerations

Our Interests are an illiquid asset and are not freely transferable. There is no public market for our Interests and we do not expect one to develop.

You should purchase our Interests only if you:

•	have adequate financial means;
•	do not need liquidity of your investment; and
•	are able to make and withstand the risks inherent in a long-term investment of at least nine years.

Our Interests are not an appropriate investment if you must rely on our cash distributions as an essential source of income to meet your necessary living expenses or if you are seeking to shelter other sources of income from taxation.

Investment in our Interests involves substantial risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in our Interests, including the lack of a public market in which to sell our Interests, the limited availability of repurchase, the unfavorable formula by which the repurchase price will be calculated and the other risks inherent in a long-term investment in our Interests. See “Risk Factors.”

Suitability Requirements

You must meet the suitability requirements described below to invest in our Interests. Our General Partner and the Selling Dealer have a duty to make reasonable efforts to determine that an investment in our Interests is suitable for you. To verify that you meet such standards, we will rely upon your representations as to suitability on the Subscription Agreement. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles or your home. The assets included in your net worth calculation must be valued at their fair market value.

You must meet our basic suitability requirements to invest. In general, you must have either:

•	A net worth of at least $70,000 plus $70,000 of annual gross income; or
•	A net worth of at least $250,000.

Additional State Suitability Requirements

If you are a resident of Arizona, Iowa, Kentucky, Massachusetts, Missouri, Nebraska, Oregon, or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $125,000 and an annual gross income of at least $50,000 to invest.

It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, and by the Secretary of the Commonwealth, Massachusetts Securities Division, that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. If you are a resident of Tennessee, your investment may not exceed 10% of your liquid net worth. If you are a resident of Michigan or Ohio, your investment in us and affiliated programs may not exceed 10% of your liquid net worth. If you are a resident of Alabama, your liquid net worth must be at least 10 times your investment in us and other similar programs. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Alabama and Ohio residents, respectively, who are investors of ICON Leasing Fund Eleven, LLC and ICON Leasing Fund Twelve, LLC may not participate in the DRIP Plan with respect to their distributions in those funds. The Secretary of the Commonwealth, Massachusetts Securities Division, also recommends that Massachusetts investors carefully review the information disclosed in “Risk Factors — The results of our Investment Manager’s prior equipment leasing and finance funds are not necessarily indicative of our future results.” on page 17 and the “Funds Sponsored By Affiliates of Our General Partner” section of the prospectus beginning on page 54, including in each case the disclosure that three funds sponsored by the Investment Manager (under previous ownership and management and with different investment objectives and policies) did not return all of their capital to investors.

Suitability Requirements for Qualified Plans and IRAs

An IRA can purchase our Interests if the IRA owner meets both the basic suitability standard and any standard applicable in the owner’s State of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code (the “Code”) are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase our Interests if the plan participant meets both the basic suitability standard and any standard applicable in the participant’s State of residence. Qualified plans that are not self-directed may purchase our Interests if the plan itself meets both the basic suitability standard and any relevant State standard.

Suitability Requirements for Other Fiduciaries

When our Interests are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable State suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of our Interests, then you may purchase our Interests for the fiduciary account if you meet both the basic suitability standard and any applicable State standard.

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations

An investment in our Interests will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974 (“ERISA”). IRAs, qualified plans and tax-exempt organizations should consider the following when deciding whether to invest:

•	any income or gain realized will be unrelated business taxable income (“UBTI”), which is subject to the unrelated business income tax;
•	for qualified plans and IRAs, ownership of our Interests may cause a pro rata share of our assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the Code;
•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by us; and
•	charitable remainder trusts that have any UBTI will be subject to an excise tax equal to 100% of such UBTI.

Although our Interests may represent suitable investments for some IRAs, qualified plans and tax-exempt organizations, our Interests may not be suitable for your plan or organization due to the particular tax rules that apply to your plan or organization. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan’s tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those related to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See “Risk Factors,” “Federal Income Tax Consequences” and “Investment by Qualified Plans and IRAs.”

Suitability Requirements in Connection with Transfers of Interests

Our Interests are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See “Transfer of Our Interests/ Withdrawal — Restrictions on the Transfer of Our Interests and Withdrawal.” One condition is that you may sell or transfer our Interests only to a recipient who meets all applicable suitability standards. If the transfer is effected through a member firm of FINRA, the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. FINRA conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of our Interests.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q.	What is ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.?
A.	We are a form of investment opportunity that is commonly referred to as an equipment leasing and finance fund. These types of funds provide investors with the opportunity to invest in equipment leases and loans and other types of investments in equipment that are leased, owned or operated by domestic and global businesses, which are otherwise typically invested in by large financial institutions, banks, and hedge funds. These funds may be considered a nontraditional (or alternative) asset class because the assets in these funds are not correlated to traditional assets such as stocks and bonds. Accordingly, these funds may offer benefits to investors in the form of investment portfolio diversification and asset allocation.
In an equipment leasing and finance fund, the capital you invest is pooled with the capital contributed by other investors. This pool of cash is then used to make investments, to pay fees and expenses and to establish a small reserve. We will invest the majority of the cash we receive in a diverse pool of business-essential equipment and corporate infrastructure (collectively, “Capital Assets”) that are critical to the operations of domestic and global businesses, portfolios of Capital Assets, loans that are secured by Capital Assets and other investments in Capital Assets that our General Partner believes will provide us with a satisfactory rate of return.
Q.	What does ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. do?
A.	We will use a substantial portion of the offering proceeds to invest in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that we purchase and lease to domestic and global businesses, loans that are secured by Capital Assets, and acquire ownership rights to leased Capital Assets at lease expiration. Although the makeup of our potential investment portfolio cannot be determined in advance, in other equipment leasing and finance funds that our General Partner’s affiliates have managed, such funds have invested in marine vessels, commercial aircraft, information technology equipment, railcars, power plants, production facilities, store fixtures and many other types of Capital Assets. We are not able to determine who will be the future borrowers, lessees, and other counterparties of the Capital Asset transactions in which we invest, but in recent equipment leasing and finance funds sponsored by affiliates of our General Partner, the lessees, borrowers, and other counterparties were often Fortune 500 companies, large domestic and foreign businesses, and other creditworthy businesses.
Q.	How will we select potential investments?
A.	We will seek to make investments in Capital Assets that we believe will provide you with a satisfactory rate of return on your investment from (a) current cash flow generated by the payment of rent in the case of leases and principal and/or interest in the case of secured loans, (b) deferred cash flow from the realization of the value of the Capital Assets or interests therein at the maturity of the investment or the exercise of the option or (c) a combination of both.
With respect to (a) above, we will seek to make investments in Capital Assets subject to lease and in secured loans with lessees and borrowers, respectively, that we believe to be creditworthy based on such lessees’ and borrowers’ financial position, business, industry, and the underlying value of the Capital Assets. In our opinion, this increases the probability that all of the scheduled rental or loan payments, as applicable, will be paid when due. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers.

With respect to (b) above, we will seek to make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return. In the case of these types of investments, we will seek to make investments in Capital Assets that decline in value at a slow rate due to the long economic life of such assets. In the case of operating leases (leases where there is limited cash flow during the primary term of the lease and the value of the Capital Assets at the end of the term was the primary reason for making the investment), most, if not all, of the return of and return on that investment will generally be realized upon the sale or re-lease of the Capital Assets. In the case of leveraged leases (leases where a substantial portion of the cash flow and potentially a portion of the residual value has been pledged to a lender on a non-recourse basis and the value will be realized upon the sale or re-lease of the Capital Assets), the rental income received in cash will be less than the purchase price of the Capital Assets because we will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets. In our experience, the residual value may provide a return of and a return on the purchase price of the equipment even if all rental payments received during the initial term were paid to a lender.
In some cases, with respect to the above investments, we may acquire equity interests, as well as warrants or other rights to acquire equity interests in the borrower or lessee that may increase our expected return on our investment.
For a more detailed discussion of our investment objectives, please refer to the “Investment Objectives” section beginning on page 69.
Q.	What will be the terms of our investments?
A.	We expect our leases, loans, and other financing transactions to meet economic and legal standards that our General Partner and its affiliates have derived from their experience in the equipment leasing and finance business. In general, we expect that the investment documents will be enforceable contracts that create non-cancelable obligations of the lessee, borrower or other counterparty with respect to timely payments, proper maintenance of Capital Assets, and, if applicable, the return of such Capital Assets in a specified condition. Often such investment documents will create rights for us in the event of a failure of the lessee, borrower or other counterparty to perform its payment and other obligations over and above the obligation to cure such a failure. In addition, such investment documents may also include guarantees by parent companies, affiliates, and individual owners of such lessees, borrowers, and other counterparties of such entities’ obligations to us under the investment documents.
Q.	What can you expect to happen after you make an investment in our Interests?
A.	We have three phases of different lengths. It is very important to be aware of how we will operate during these three phases so you can evaluate this investment opportunity and have appropriate expectations.
We call the period when we are raising money from investors the offering period. This period will not exceed two years. The more quickly we raise money, the shorter the offering period will be. After we raised $1,200,000, we began investing the offering proceeds. This investment will continue until all offering proceeds have been spent on investments, fees and expenses, and the establishment of a small reserve.
Upon the completion of the offering period, the operating period begins. Unless extended, it will last for five years. No new investors will be admitted during this period. The operating period is when we expect to spend cash generated from operations on additional investments to the extent that cash is available after distributions are made and expenses are paid, including reserves.
In both the offering and operating periods, we plan to make monthly distributions of cash to investors. Cash is expected to be distributed in the early part of each month, commencing shortly after you make an investment. Cash distributions are expected to continue each month for the entire offering and operating periods. However, the amount and rate of cash distributions could vary and is not guaranteed.

Upon the completion of the operating period, the liquidation period begins. Unless extended, the liquidation period will last for two years. It is during the liquidation period that we will gradually dispose of our assets. If Capital Assets are still on lease at the start of the liquidation period, such Capital Assets will typically be sold when the lease expires rather than re-leased to third parties, if market conditions permit. If we believe that it would be in the best interests of our investors to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, but our Investment Manager will not receive any acquisition fees in connection with such investments.
Q.	How do our planned cash distributions compare to fixed income investments?
A.	You should carefully review the Risk Factors section of this prospectus to see how an investment in our Interests differs from more conservative alternatives. Among other things, you are not guaranteed a return of or a return on your investment in our Interests. The amount of distributions made to you during the offering and operating periods may vary depending on the performance of our investments. We will determine the amount of distributions made to you during these periods and, at least initially, distributions will not be based on the operations of or income from our investments. Such distributions are expected to be a return of capital. Distributions made to you during the liquidation period will be irregular and there is no guarantee that, when combined with prior distributions, they will add up to more than 100% of your investment. The possibility that the internal rate of return from our Interests may be more or less than the initial distribution rate, as determined by us in our sole discretion, is an important difference between an investment in our Interests and fixed income alternatives. Understanding the opportunities and risks of our Interests prior to investing is very important and you should not invest if you believe that you do not understand the opportunities and risks related to an investment in our Interests.
Q.	Are there tax considerations of this investment of which you need to be aware?
A.	The material federal tax consequences of an investment in our Interests are described beginning on page 82. You should consult your tax advisor if you have questions about the appropriateness of this investment for your own tax situation. The following is a summary of some of the issues described herein.
Investing in Capital Assets ordinarily has the following federal tax characteristics. We will generate (a) gross income from the receipt of lease payments, interest, and other payments received on account of the leases and gain or loss on sales of leased Capital Assets and (b) gross income from interest received from loans secured by Capital Assets and/or interest equivalents if we acquire such loans at a discount. We may also generate gain or loss if we dispose of loans before maturity. In the early years, part of this income may be offset by deductions for depreciation, interest and other expenses. The result may be that, in the offering period and early years of the operating period, you will receive cash distributions in which the tax is deferred or that are not fully subject to income tax. Distributions not fully subject to income tax during the offering period and early years of the operating period are likely to be comprised mainly of a return of capital for tax purposes. You will receive a Form K-1 early each year, which tells you what share of our income and deductions you will need to include on your individual tax return for the previous year.
This is not an appropriate investment if you are seeking to shelter other sources of income from taxation, although in some instances passive activity losses from this investment may offset passive activity income from other investments. Based upon the experience of the management of our General Partner’s affiliates in managing other equipment leasing and finance funds, in the early years you will receive distributions, but may pay current income tax on only a portion of those distributions. By the time we are in liquidation, the total tax you pay in the aggregate may likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as “tax deferral.” We use the term “tax deferral” to mean that, in the early years of the investment, only a small portion of the cash distributed to you will be considered a return on investment. To the extent in later years the portion considered a return on investment grows, it will be taxable at that time. This is not the same as a tax deferral commonly associated with qualified plans or IRAs where even the portion of your portfolio performance considered a return on investment is not taxable when distributed to the qualified plan or IRA and such earnings remain untaxed until withdrawn. An investment in our Interests should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes or loss disallowance rules may offset the deferral benefit. Again, see the tax discussion beginning on page 82, as well as the discussion of UBTI on page 29, which will apply if you invest in us through a qualified plan or IRA.
Q.	Can you have your distributions redirected elsewhere each month?
A.	You may specify only one account to which your distributions will be deposited. You may also have the opportunity to participate in our DRIP Plan, which provides that all, but not less than all, of the distributions you receive during the offering period are invested in additional Interests. See “Subscriptions” and “Distribution Reinvestment Plan.”
Q.	What ability will you have to sell your investment in our Interests?
A.	An investment in our Interests is an illiquid investment, and your ability to sell our Interests will be extremely limited. You should only invest money that you can afford to have tied up for at least nine years, net of distributions that are expected to be made to you during those years. Our Interests will not be listed on any national securities exchange at any time and we will take steps to assure that no public trading market develops for our Interests. We have a repurchase plan that, after you have held our Interests for one year, allows you to request that we repurchase your investment in our Interests from time to time, which plan is more fully described on page 130. You should assume that the financial result of a repurchase or sale, consisting of repurchase proceeds and distributions you received prior to repurchase, may be for less than your original investment.
Q.	Where can I get more information?
A.	We have filed a registration statement on Form S-1 with the SEC regarding the Interests offered pursuant to this prospectus and we have filed and will continue to file periodic reports and other information with the SEC. Once filed with the SEC, these documents are available free-of-charge on the SEC’s website at http://www.sec.gov. After you are an investor in Fund Fourteen, you may contact our Investor Relations department at (800) 343-3736 regarding your account information, distributions, and other requests for information and reports. You are urged to thoroughly discuss an investment in our Interests with your financial, tax, and legal advisors. For a more detailed discussion, please refer to the “Further Information” section of this prospectus beginning on page 139.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you may consider important in making your investment decision and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. Therefore, you should read the entire prospectus, including the section entitled “Risk Factors,” carefully before making an investment decision.

In this prospectus, “we,” “us,” “our” and “Fund Fourteen” refer to ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and its consolidated subsidiaries. References to our “General Partner” refer to ICON GP 14, LLC, the general partner of Fund Fourteen. References to our “Investment Manager” refer to ICON Capital Corp., an affiliate of our General Partner.

The Fund

Our History

Fund Fourteen was formed on August 20, 2008 as a Delaware limited partnership. Fund Fourteen will continue until December 31, 2020, unless terminated sooner.

Our general partner is ICON GP 14, LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“ICON Capital”). Our General Partner manages and controls our business affairs, including, but not limited to, the business-essential equipment and corporate infrastructure (collectively, “Capital Assets”) we invest in pursuant to the terms of our limited partnership agreement. Pursuant to the terms of an investment management agreement, our General Partner has engaged ICON Capital as an investment manager to, among other things, facilitate the acquisition and servicing of our investments.

Fund Fourteen is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. Fund Fourteen is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for its DRIP Plan. The initial closing date for Fund Fourteen was June 19, 2009, the date at which Fund Fourteen had raised $1,200,000 and reached the minimum offering amount. On August 27, 2009, Fund Fourteen achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania and the State of Tennessee. As of March 26, 2010, 98,564 limited partnership interests have been sold to 2,940 limited partners, representing $98,336,934 of capital contributions to Fund Fourteen.

Our Business

With the proceeds from the sale of the Interests, we will operate as an equipment leasing and finance fund in which the capital you invest is pooled with capital contributed by other investors. This pool of cash is then used to make investments in Capital Assets, pay fees, and establish a small reserve. We will use a substantial portion of the offering proceeds to invest in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that we purchase and lease to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans and other financing transactions, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers. We will also make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return.

Life of the Fund

We divide the life of the fund into three distinct phases:

(1)	Offering Period: We expect to invest most of the net proceeds from this offering in Capital Assets. We anticipate that the offering of our Interests will close no later than May 2011.
(2)	Operating Period: After the close of the offering period, we expect to continue to reinvest the cash generated from our initial investments to the extent that cash is not needed for our expenses, reserves and distributions to limited partners. We anticipate that the operating period will extend until five years from the date we complete this offering. However, we may, at our discretion, extend the operating period for up to an additional three years.
(3)	Liquidation Period: After the operating period, we will then sell our assets in the ordinary course of business. If we believe it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, but our Investment Manager will not receive any additional acquisition fees in connection with such reinvestments. Our goal is to complete the liquidation period in two years after the end of the operating period, but it may take longer to do so. Accordingly, you should expect to hold your Interests for at least nine years from the time you invest.

For the period ended December 31, 2009, we were in our offering period and sold 68,411 Interests, representing $68,300,139 of capital contributions, and admitted 2,116 limited partners. At December 31, 2009, we had total assets of $59,567,064. During the period from June 19, 2009 (Commencement of Operations) through December 31, 2009, we generated total revenue of $1,761,154, which consisted mostly of rental income. For the same period, we incurred a net loss of $1,584,298.

At December 31, 2009, our portfolio, which we hold either directly or through joint ventures, consisted primarily of the following investments:

Telecommunications Equipment

•	We, through our wholly-owned subsidiary, ICON Global Crossing VI, LLC (“ICON Global Crossing VI”), own telecommunications equipment that is subject to two 36-month leases with Global Crossing Telecommunications, Inc. (“Global Crossing”). The leases expire in September and November 2012.

Packaging Equipment

•	We, through our wholly-owned subsidiary, ICON Exopack, LLC (“ICON Exopack”), own packaging equipment that is subject to two 60-month leases with Exopack, LLC (“Exopack”). The leases expire in September 2014 and October 2014.

Gas Compressors

•	We have a 45% ownership interest in ICON Atlas, LLC (“ICON Atlas”), which owns eight Ariel natural gas compressors (“Gas Compressors”) that were purchased from AG Equipment Co. (“AG”). The Gas Compressors are subject to 48-month leases with Atlas Pipeline Mid-Continent, LLC (“APMC”) that expire on August 31, 2013.

Notes Receivable Secured by Analog Seismic System Equipment

•	We have a 45% ownership interest in ICON ION, LLC (“ICON ION”), which provided secured term loans (the “ION Loans”) to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company (“ARC”), and ARAM Seismic Rentals Inc., a U.S. bankruptcy remote Texas corporation (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”). Interest accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. The ION Loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all of the equity interests in the ARAM Borrowers.

Note Receivable Secured by Rail Support Construction Equipment

•	We have a 45% ownership interest in ICON Quattro, LLC (“ICON Quattro”), which participated in a £24,800,000 loan facility by making a second priority secured term loan (the “Quattro Loan”) to Quattro

Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited. The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts (collectively, the “Construction Equipment”) and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant. In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of ICON Quattro in an amount not less than £5,500,000 and not more than £5,800,000. Interest accrues at the rate of 20% per year and the Quattro Loan will be repaid over a period of 33 months commencing on January 1, 2010.

Recent Developments

ICON Global Crossing VI, LLC

On February 25, 2010, we, through our wholly-owned subsidiary, ICON Global Crossing VI, purchased and simultaneously leased back telecommunications equipment to Global Crossing. The purchase price for the equipment was approximately $4,300,000. The lease is for a period of thirty-six months and expires in February of 2013.

ICON Northern Leasing III, LLC

On March 3, 2010, we, through our wholly-owned subsidiary, ICON Northern Leasing III, LLC, provided a senior secured term loan in the aggregate amount of $9,857,589 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”). The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months. The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing Systems, Inc.

ICON Coach II, LLC

On March 9, 2010, we, through our wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), purchased eleven 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the purchase price of $4,502,715. Simultaneously with the purchase, ICON Coach II entered into a sixty-month lease with Dillon’s Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”) and Schedule 1 to the lease with DBS. DBS will pay interim rent for the period from April 1, 2010 through May 31, 2010 unless the base term commences earlier. Prior to June 1, 2010, ICON Coach II will purchase fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously lease the buses to Lakefront pursuant to Schedule 2 to the lease. The obligations of DBS and Lakefront are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.

Investment Objectives

We have four investment objectives:

(1)	Invest in Capital Assets: to make favorable investments in Capital Assets.
(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a limited partner.
(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment leases, secured loans, and other financing transactions. We believe that a diverse portfolio comprised of various types of investments, a range of maturity dates and creditworthy lessees, borrowers and other counterparties makes it less likely that changes in any one market sector or a counterparty’s default or bankruptcy will significantly impact us.
(4)	Provide a Favorable Total Return: to achieve “payout,” which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

Summary of Risk Factors

Investing in our Interests involves a high degree of risk. Accordingly, you should read the entire prospectus, including the section entitled “Risk Factors” and the summary below, before making an investment decision.

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.
•	Uncertainties associated with the equipment leasing and finance industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital.
•	Because we will borrow money to make our investments, losses as a result of defaults may be greater than if such borrowings were not incurred.
•	If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses.
•	Our General Partner and its affiliates will receive substantial compensation from us, which will likely exceed the income portion of distributions made to you during our early years.
•	Our Interests are not liquid and your ability to resell your Interests may be limited by the absence of a public trading market and substantial transfer restrictions. Accordingly, you should be prepared to hold your Interests until we exit all of our investments, which is anticipated to be approximately nine years from the date our offering commences.
•	You will have limited voting rights and will be required to rely on our General Partner and its affiliates to make all of our management decisions and achieve our investment objectives.
•	Our General Partner’s and its affiliates’ decisions are subject to conflicts of interest.

Industry Overview

The Equipment Finance Industry

Recent trends indicate that domestic and global equipment financing volume is correlated to overall business investments in equipment, which are typically impacted by general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases, depending on a number of factors. These factors include the availability of liquidity to provide equipment financing and/or provide it on terms satisfactory to borrowers, lessees, and other counterparties, as well as the desire to upgrade equipment and/or expand operations during times of growth, but also in times of recession in order to, among other things, seize the opportunity to obtain competitive advantage over distressed competitors and/or increase business as the economy recovers.

Industry Trends Prior to the Recent “Credit Crisis”

The U.S. economy experienced a downturn from 2001 through 2003, resulting in a decrease in equipment financing volume during that period. From 2004 through most of 2007, however, the economy in the United States and the global economy in general experienced significant growth, including growth in business investment in equipment and equipment financing volume. According to information provided by the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment leasing and finance industry (“ELFF”), based on information from the United States Department of Commerce Bureau of Economic Analysis and Global Insight, Inc., a global forecasting company, total domestic business investment in equipment and software increased annually from approximately $922 billion in 2002 to approximately $1,205 billion in 2006 and 2007. Similarly, during the same period, total domestic equipment financing volume increased from approximately $515 billion in 2002 to approximately $684 billion in 2007.

According to the World Leasing Yearbook 2010, which was published by Euromoney Institutional Investor PLC, global equipment leasing volume increased annually from approximately $462 billion in 2002 to approximately $760 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and South America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in South America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. It is believed that global business investment in equipment, and global equipment financing volume, including equipment loans and other types of equipment financing, increased as well during the same period.

Current Industry Trends

In general, the U.S. and global credit markets have deteriorated significantly over the past two years. The U.S. economy entered into a recession in December 2007 and global credit markets continue to experience dislocation and tightening. Many financial institutions and other financing providers have failed or significantly reduced financing operations, creating both uncertainty and opportunity in the finance industry.

Commercial and Industrial Loan Trends.  According to information provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”), the change in the volume of outstanding commercial and industrial loans issued by FDIC-insured institutions started to decline dramatically beginning in the fourth quarter of 2007. Thereafter, the change in volume turned negative for the first time since 2002 in the fourth quarter of 2008, with reductions of approximately $61 billion between the last quarter of 2008 and the first quarter of 2009, approximately $68 billion between the first and second quarters of 2009, and approximately $89 billion between the second and third quarters of 2009.

While some of the reduction is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and, to a lesser extent, investment grade bonds has risen significantly over the past few quarters, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result of all of these factors affecting the commercial and industrial finance segment of the finance industry, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years. As noted below, this trend in the wider financing market is also prevalent in the specific market for equipment financing.

Equipment Financing Trends.  According to information provided by the Equipment Leasing and Finance Association, an equipment finance trade association and affiliate of ELFF (“ELFA”), total domestic business investment in equipment and software decreased to $1,187 billion in 2008. Similarly, during the same period, total domestic equipment financing volume decreased to $671 billion in 2008. Global business investment in equipment, and global equipment financing volume, decreased as well during the same period. According to the World Leasing Yearbook 2010, global equipment leasing volume decreased to approximately $644 billion in 2008. For 2009, domestic business investment in equipment and software is forecasted to drop to an estimated $1,011 billion with a corresponding decrease in equipment financing volume to an estimated $518 billion. Nevertheless, ELFA projects that domestic investment in equipment and software and equipment financing volume will begin to recover in 2010, with domestic business investment in equipment and software projected to increase to an estimated $1,108 billion in 2010 and $1,255 billion in 2011 and corresponding increases in equipment financing volume to an estimated $583 billion in 2010 and $668 billion in 2011.

Prior to the recent credit crisis, a substantial portion of equipment financing was provided by the leasing and lending divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provided financing to companies seeking to lease small ticket and micro ticket equipment, (ii) used credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) relied heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Many of these financial institutions and other financing providers have failed or significantly reduced their financing operations. By contrast, we (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) are not significantly reliant on receiving outside financing to meet our investment objectives. In short, in light of the tightening of the credit markets, our Investment Manager in its role as the sponsor and manager of other equipment financing funds has, since the onset of the “credit crisis,” reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

Why Businesses Finance

So long as there is sufficient financing liquidity from sources such as us, it is expected that domestic and global companies will continue to finance productive equipment and equipment financing volume will continue to increase over time because equipment financing allows companies to:

(1)	Conserve Cash/Pay Down Debt. Equipment financing permits companies to finance up to 100% of the purchase price of equipment, thereby enabling companies to conserve cash for other purposes, such as reserves or research and development, while still having the use of business-essential equipment. Equipment financing also permits companies to unlock the value in business-essential equipment that companies already own by borrowing against this collateral, while still having the use of it, and using the proceeds for other purposes, such as paying down or refinancing other indebtedness.
(2)	Deduct Some or All Financing Payments for Tax Purposes as a Business Expense. When a company borrows money to finance equipment purchases, the interest portion of the loan is typically tax deductible. Moreover, when a company leases equipment, the entire lease payment is typically tax deductible.
(3)	Maximize Flexibility. Equipment financing can allow companies to upgrade equipment more easily and quickly than owning, enabling companies to stay on the cutting edge of technology. In addition, companies retain operating flexibility in equipment financing, which is valuable if the long-term usefulness of the particular equipment to companies is unknown.

Management

We are managed by ICON GP 14, LLC, our General Partner. The principal office of our General Partner is located at 100 Fifth Avenue, 4th Floor, New York, New York, 10011 and its telephone number is (212) 418-4700. ICON Capital Corp., an affiliate of our General Partner, serves as our Investment Manager and will originate and service our investments. Our Investment Manager’s principal executive offices are located at 100 Fifth Avenue, 4th Floor, New York, New York 10011 and its telephone number is (212) 418-4700. Our Investment Manager’s website address is http://www.iconcapital.com. The information contained on our Investment Manager’s website is not part of this prospectus. For more information about our General Partner and our Investment Manager, see the “Management,” “Funds Sponsored by Affiliates of Our General Partner” and “Conflicts of Interest” sections of this prospectus.

The management team of our General Partner and our Investment Manager has substantial experience in the equipment leasing and finance industries. Our Investment Manager’s current executive management team, led by Michael A. Reisner, Co-Chairman, Co-Chief Executive Officer and Co-President and Mark Gatto, Co-Chairman, Co-Chief Executive Officer and Co-President, has worked together since 2001. They have significant experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment. Messrs. Reisner and Gatto would be considered our “promoters.” We describe the background and experience of our General Partner’s management team in the “Management” section of this prospectus beginning on page 67.

Our General Partner was formed in August 2008 as a Delaware limited liability company. The sole member of our General Partner is ICON Capital Corp., our Investment Manager. According to The Stanger Report: A Guide to DPP Investing, our Investment Manager is one of the leading sponsors of registered direct investment funds and is the leading sponsor of public equipment leasing and finance funds. According to Monitor, Inc., our Investment Manager is the third largest independent equipment leasing and finance company in the United States. To date, our Investment Manager has sponsored equipment leasing and finance funds that have raised more than $1.4 billion in equity from more than 49,000 investors. In addition, our Investment Manager has had management responsibility for more than $3.6 billion invested by equipment leasing and finance funds sponsored by it since its inception. See “Management” beginning on page 67 and “Funds Sponsored by Affiliates of Our General Partner” beginning on page 54 for more information.

As of December 31, 2009, our Investment Manager manages seven other public equipment leasing and finance funds. Our Investment Manager is also the sole stockholder of ICON Securities Corp., the dealer-manager of our offering. The following diagram shows our General Partner’s and Investment Manager’s relationship to us and some of our affiliates.

Investor Suitability

You must meet our basic suitability requirements to invest. In general, you must either have:

(1)	a net worth of at least $70,000 plus $70,000 of annual gross income; or
(2)	a net worth of at least $250,000.

For purposes of calculating net worth, the value of your home furnishings, personal automobiles or your home are not included. The assets included in your net worth calculation must be valued at their fair market value.

In addition, you must be either a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States in order to purchase our Interests. If, in the case of an individual, such investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Fourteen, we have the right, but not the obligation, to repurchase all of such investor’s Interests subject to the conditions set forth in Section 10.6 of our Partnership Agreement.

Certain State Requirements:   If you are a resident of Arizona, Iowa, Kentucky, Massachusetts, Missouri, Nebraska, Oregon, or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $125,000 and an annual gross income of at least $50,000 in order to invest.

It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, and by the Secretary of the Commonwealth, Massachusetts Securities Division, that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. If you are a resident of Tennessee, your investment may not exceed 10% of your liquid net worth. If you are a resident of Michigan or Ohio, your investment in us and affiliated programs may not exceed 10% of your liquid net worth. If you are a resident of Alabama, your liquid net worth must be at least 10 times your investment in us and other similar programs. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Alabama and Ohio residents, respectively, who are investors of ICON Leasing Fund Eleven, LLC and ICON Leasing Fund Twelve, LLC may not participate in the DRIP Plan with respect to their distributions in those funds. The Secretary of the Commonwealth, Massachusetts Securities Division, also recommends that Massachusetts investors carefully review the information disclosed in “Risk Factors — The results of our Investment Manager’s prior equipment leasing and finance funds are not necessarily indicative of our future results.” on page 17 and the “Funds Sponsored By Affiliates of Our General Partner” section of the prospectus beginning on page 54, including in each case the disclosure that three funds sponsored by the Investment Manager (under previous ownership and management and with different investment objectives and policies) did not return all of their capital to investors.

THE OFFERING

The information provided below, unless otherwise indicated, does not include any Interests to be sold pursuant to our DRIP Plan.

Offering
A minimum of 1,200 Interests and a maximum of up to 400,000 Interests; provided, that, in our sole discretion, we may, at any time prior to the two-year anniversary of the date our offering commences, increase our offering to a maximum of up to 600,000 Interests; provided further that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer.
Offering Interest Price
$1,000.00 per Interest; $930.00 per Interest for Interests sold to our General Partner, Selling Dealers or certain of their affiliates; $900.00 per Interest sold pursuant to our DRIP Plan.
Escrow
We deposited and held your investments in an interest-bearing escrow account at a national bank until the minimum offering size of $1,200,000 was achieved.
Investors (other than Pennsylvania investors, who received a similar one-time distribution upon their admission) who invested prior to the minimum offering size being achieved received, upon admission into Fund Fourteen, a one-time distribution equal to the initial distribution rate, as determined by us, pro-rated for each day their funds were held in escrow but without any interest on their escrow funds.
Estimated Use of Proceeds
Assuming only the minimum number of our Interests (1,200) in the offering was sold, we expected we would:
• invest at least 81.22% of the gross offering proceeds we receive from investors in Capital Assets;
• retain 0.50% of the gross offering proceeds in a reserve; and
• use the remaining 18.28% of the gross offering proceeds to pay fees and expenses relating to our organization and this offering.
Assuming the maximum number of our Interests (400,000) in the offering is sold, we expect we will:
• invest at least 83.18% of the gross offering proceeds we receive from investors in Capital Assets;
• retain 0.50% of the gross offering proceeds in a reserve; and
• use the remaining 16.32% of the gross offering

proceeds to pay fees and expenses relating to our organization and this offering.
See “Estimated Use of Proceeds” for more information.
Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates
Our General Partner, its affiliates, including our Investment Manager and ICON Securities Corp., and certain non-affiliates (namely, Selling Dealers) will receive fees and compensation from the offering of our Interests, including the following, which we believe are the most significant items of compensation:
• Sales Commissions: We will pay up to 7.0% of the gross offering proceeds to unaffiliated broker-dealers.

•

Underwriting Fees: We will pay 3.0% of the gross offering proceeds to ICON Securities Corp., an affiliate of our General Partner. From this Underwriting Fee, ICON Securities may pay the unaffiliated broker-dealers an amount of up to 1% of the offering proceeds of each Interest sold by such broker-dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of ICON Securities.

•

O&O Expenses: We will reimburse our General Partner or its affiliates for the fees and expenses it incurs in connection with our organization and this offering. O&O Expense reimbursement will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in this offering) and the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering.

Through December 31, 2009 and March 26, 2010, we paid and/or accrued the following fees in connection with our offering of our Interests: (i) sales commissions to third parties in the amount of $4,709,330 and $6,737,025, respectively, and (ii) underwriting fees to affiliated parties in the amount of $2,026,388 and $2,897,868, respectively. In addition, through December 31, 2009 and March 26, 2010, O&O Expenses in the amount of $1,577,572 and $1,718,877, respectively, were paid or accrued by us, our General Partner or its affiliates.
• Acquisition Fees: We will pay our Investment Manager Acquisition Fees of 2.5% of the total purchase price of each investment that we make in Capital Assets.

As of December 31, 2009, we paid and/or accrued Acquisition Fees in the amount of $1,025,143.
• Management Fees: We will pay our Investment Manager Management Fees of 3.5% of the gross periodic payments due and paid from our investments.
As of December 31, 2009, we paid and/or accrued Management Fees in the amount of $76,559.
• Distributions: We will initially pay our General Partner 1.0% from the cash distributions paid from our operations and sales, subject to increase based on us achieving a targeted return.
As of December 31, 2009, we paid and/or accrued distributions to our General Partner in the amount of $9,636.
See “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates” for more information about the fees we will pay our General Partner, its affiliates and certain non-affiliates.
Conflicts of Interest
We will be subject to conflicts of interest because of our relationship to our General Partner and its affiliates. These conflicts may include:
• the lack of arm’s-length negotiations in determining our General Partner’s and its affiliates’ compensation;
• the substantial compensation our General Partner and its affiliates will receive for the management of our business;
• competition with other equipment leasing and finance funds that affiliates of our General Partner sponsor and/or manage;
• competition for management services with other equipment leasing and finance funds that our General Partner and its affiliates sponsor and/or manage; and

•

our General Partner’s and our Investment Manager’s decisions regarding whether to borrow to invest in Capital Assets and when to dispose of investments in Capital Assets, since our General Partner and its affiliates may receive additional fees as a result of these decisions.

Management Responsibility
Our General Partner and our Investment Manager will act with integrity, in good faith and exercise its best business judgment in conducting our business. However, we will indemnify our General Partner and our Investment Manager for many actions taken on our behalf and our General Partner and our Investment Manager will be permitted to take actions that may involve a conflict of interest between us and the other funds they sponsor and/or manage.
Federal Income Tax Consequences
This prospectus contains a discussion of the material federal income tax issues pertinent to you, including whether we will be taxed as a partnership or as a corporation. We have obtained an opinion from our counsel concerning our classification for federal income tax purposes as a partnership. See “Federal Income Tax Consequences” for more information.
Partnership Agreement
The relationship between you and our General Partner is governed by our Partnership Agreement. You should be particularly aware that under our Partnership Agreement:
• you will have limited voting rights;
• our Interests will not be freely transferable; and

•

the fiduciary duty of our General Partner and our Investment Manager has been modified because our General Partner and our Investment Manager have sponsored and managed, and may in the future sponsor and manage, other similar equipment leasing and finance funds.

Distribution Reinvestment Plan
You may elect to have all, but not less than all, of the cash distributions that you receive from us reinvested into our additional Interests at a purchase price of $900.00 per Interest, which represents the public offering price minus the Sales Commission and Underwriting Fees. In addition, until $200,000,000 in gross offering proceeds have been received, investors in our Investment Manager’s two most recent offerings, ICON Leasing Fund Eleven, LLC and ICON Leasing Fund Twelve, LLC, who meet specified criteria may elect to invest all, but not less than all, of their distributions from those funds in our Interests pursuant to our DRIP Plan. Our DRIP Plan is intended to last only through the offering period. See “Who Should Invest” and “Distribution Reinvestment Plan” for more information.
Subscriptions
You must fill out a Subscription Agreement (Exhibit C to this prospectus) in order to purchase our Interests. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms and conditions set forth in the Subscription Agreement and our Partnership Agreement.
Plan of Distribution
Our initial closing date was June 19, 2009, the date at which we had raised $1,200,000 and reached the minimum offering amount. On August 27, 2009, we achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania and the State of Tennessee. We intend to hold daily closings until the offering is completed or terminated.

RISK FACTORS

This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing our Interests. Our business, prospects, operating results and financial condition could be adversely affected by any of the following risks. As a result, you could lose part or all of your investment in our Interests.

Risks Related to This Offering

All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.

The portion of total distributions that is a return of capital and the portion that is economic return will depend upon a number of factors that cannot be determined until all of our investments have been sold or otherwise matured. At that time, you will be able to compare the total amount of all cash distributions you receive to your total capital invested in order to determine your economic return.

The Internal Revenue Service may deem the majority of your distributions to be a return of capital for tax purposes during our early years. Distributions would be deemed to be a return of capital for tax purposes to the extent that we are distributing cash in an amount greater than our taxable income. The fact that the Internal Revenue Service deems distributions to be a return of capital in part and we report an adjusted tax basis to you on Form K-1 is not an indication that we are performing greater than or less than expectations and cannot be utilized to forecast what your final return might be.

Your ability to resell your Interests will be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Interests for the life of Fund Fourteen, which is anticipated to be approximately nine years.

We do not anticipate that a public market will develop for our Interests, our Interests will not be listed on any national securities exchange at any time, and we will take steps to assure that no public trading market develops for our Interests. In addition, our Partnership Agreement imposes significant restrictions on your right to transfer your Interests. For a description of these restrictions you should read the “Summary of Our Partnership Agreement — Transfer of Our Interests” section of this prospectus.

We have established these restrictions to comply with federal and State securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Your ability to sell or otherwise transfer your Interests is extremely limited and will depend on your ability to identify a buyer. Thus, you will probably not be able to sell or otherwise liquidate your Interests in the event of an emergency and if you were able to arrange a sale, the price you receive would likely be at a substantial discount to the price you paid for your Interests.

You should invest in our Interests only if you are prepared to hold your interests for at least nine years, which is the period consisting of:

•	an offering period of up to two years;
•	an additional five year operating period; and
•	a subsequent liquidation period of approximately two years, during which our investments will either mature or be sold and we will liquidate our other assets.

As a result, you must view your investment in our Interests as a long-term, illiquid investment that may last for up to nine years. See “Transfer of Our Interests/Withdrawal.”

If you choose to request that we repurchase your Interests, you may receive significantly less than you would receive if you were to hold your Interests for the life of Fund Fourteen.

After you have been admitted as a limited partner and have held your Interests for at least one year, you may request that we repurchase up to all of your Interests. We are under no obligation to do so, however, and will have only limited cash available for this purpose. If we repurchase your Interests, the repurchase price has been unilaterally set and is described in the section of this prospectus entitled “Repurchase Plan.”

Depending upon when you request repurchase, the repurchase price may be less than the unreturned amount of your investment. If your Interests are repurchased, the repurchase price may provide you a significantly lower value than the value you would realize by retaining your Interests for the duration of Fund Fourteen.

You may not receive cash distributions every month and, therefore, you should not rely on any income from your Interests.

You should not rely on the cash distributions from your Interests as a source of income. While we intend to make monthly cash distributions, we may determine it is in our limited partners’ best interest to periodically change the amount of the cash distributions you receive or not make any distributions in some months. Losses from our operations of the types described in these risk factors and unexpected liabilities could result in a reduced level of distributions to you. Additionally, during the liquidation period, although we expect that lump sums will be distributed from time to time if and when financially significant assets are sold, regularly scheduled distributions will decrease because there will be fewer investments available to generate cash flow. See “Cash Distributions — Monthly Cash Distributions.”

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

There may be a period of time before we invest the proceeds from this offering. Delays we encounter in the selection of investments could adversely affect your return.

Your Interests may be diluted.

Some investors, including our General Partner and its officers, directors and other affiliates, may have purchased or may purchase Interests at discounted prices as described in the “Plan of Distribution” section of this prospectus and generally will share in our revenues and distributions based on the number of Interests that they purchase, rather than the discounted subscription price paid by them for their Interests. As a result, investors who pay discounted prices for their investments will receive higher returns on their investments in us as compared to investors who pay the entire $1,000 per Interest.

Our early distributions to partners may not be paid entirely from operating cash flow, which may decrease our investments in Capital Assets.

We intend to make distributions monthly following the closing of the minimum offering. As a result, it may be more likely that part of the distributions to our partners early in our operations will be a return of capital. This is because it is not always possible to immediately invest the initial proceeds received from the offering in Capital Assets in an investment that meets our investment objectives and provides operating and/or investing cash flow to cover our distributions. See “ — We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.” Offering proceeds that are returned to partners as part of distributions to them will not be available for investments in Capital Assets. To the extent that distributions are paid from sources other than operating and/or investing cash flow, there will be a decrease in the cash available for investment in Capital Assets, which may reduce the amount of distributions we make in the future. See “ — All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.”

Our General Partner is making only a limited initial cash contribution to us.

In connection with our formation, our General Partner made a cash capital contribution to us of $1.00 and our initial limited partner contributed $1,000. Upon the admission of limited partners pursuant to this offering, we promptly refunded the $1,000 capital contribution of our initial limited partner, after which it withdrew as our initial limited partner. Accordingly, we had an initial capitalization of only $1,001 until the minimum offering amount was raised in this offering. Our General Partner and its affiliates may, but are not obligated to, make additional capital contributions to us. Until sufficient offering proceeds are raised in this offering, we will be dependent on our General Partner and its affiliates for the payment of our organizational and offering expenses. See “Capitalization.”

Our assets may be plan assets for ERISA purposes, which could subject our General Partner and/or our Investment Manager to additional restrictions on their ability to operate our business.

ERISA and the Code may apply what is known as the look-through rule to an investment in our Interests. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisors and carefully consider the effect of that treatment if that were to occur. If the look-through rule were to apply, our General Partner and/or our Investment Manager may be viewed as an additional fiduciary with respect to the qualified plan or IRA to the extent of any decisions relating to the undivided interest in our assets represented by the Interests held by such qualified plan or IRA. This could result in some restriction on our General Partner’s and/or our Investment Manager’s willingness to engage in transactions that might otherwise be in the best interest of all Interest holders due to the strict rules of ERISA regarding fiduciary actions. See “Investment by Qualified Plans and IRAs.”

An investment in our Interests may not satisfy the requirements of ERISA or other applicable laws.

When considering an investment in our Interests, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there are significant restrictions on the ability to sell or otherwise dispose of our Interests, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our Interests is suitable for any particular plan. Rather, we will accept subscribers as limited partners if a subscriber otherwise meets our suitability standards. In addition, we can provide no assurance that any statements of estimated value of our Interests will not be subject to challenge by the Internal Revenue Service if used for any tax (income, estate, gift or otherwise) valuation purposes as an indicator of the fair value of the Interests.

The statements of value that we will include in our Annual Reports on Form 10-K and that we will send to fiduciaries of plans subject to ERISA and to certain other parties is only an estimate and may not reflect the actual value of our Interests.

The statements of estimated value are based on the estimated value of each Interest (i) as of the close of our fiscal year, for the annual statements included in our Annual Reports on Form 10-K and (ii) as of September 30 of each fiscal year, for annual statements sent to fiduciaries of plans subject to ERISA and certain other parties. Management, in part, will rely upon third party sources and advice in arriving at this estimated value. No independent appraisals on the particular value of our Interests will be obtained and the value will be based upon an estimated fair market value as of the referenced date for such value. Because this is only an estimate, we may subsequently revise any valuation that is provided. We cannot assure that:

•	this estimate of value could actually be realized by us or by our limited partners upon liquidation;
•	limited partners could realize this estimate of value if they were to attempt to sell their Interests;
•	this estimate of value reflects the price or prices that our Interests would or could trade at if they were listed on a national stock exchange or included for quotation on a national market system, because no such market exists or is likely to develop; or
•	the statement of value, or the method used to establish value, complies with any reporting and disclosure or valuation requirements under ERISA, Code requirements or other applicable law.

Risks Related to Our Business

Our business could be hurt by economic downturns.

Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. A decline in economic activity in the United States or internationally could materially affect our financial condition and results of operations. The equipment leasing and financing industry is influenced by factors such as interest rates, inflation, employment rates and other macroeconomic factors over which we have no control. Any decline in economic activity as a result of these factors typically results in a decrease in the number of transactions in which we participate and in our profitability.

Uncertainties associated with the equipment leasing and financing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital.

There are a number of uncertainties associated with the equipment leasing and financing industry that may have an adverse effect on our business and may adversely affect our ability to make cash distributions to you that will, in total, be equal to a return of all of your capital, or provide for any economic return from our Interests. These include:

•	fluctuations in demand for Capital Assets and fluctuations in interest rates and inflation rates;
•	fluctuations in the availability and cost of credit for us to borrow to make and/or realize on some of our investments;
•	the continuing economic life and value of Capital Assets at the time our investments mature;
•	the technological and economic obsolescence of Capital Assets;
•	potential defaults by lessees, borrowers or other counterparties;
•	supervision and regulation by governmental authorities, including the approval from certain State securities authorities for our continuing the offering of our Interests for more than one year after it commences; and
•	increases in our expenses, including taxes and insurance expenses.

The risks and uncertainties associated with the industries of our lessees, borrowers, and other counterparties may indirectly affect our business, operating results and financial condition.

We are indirectly subject to a number of uncertainties associated with the industries of our lessees, borrowers, and other counterparties. We invest in a pool of Capital Assets by, among other things, acquiring Capital Assets subject to lease, purchasing Capital Assets and leasing Capital Assets to third-party end users, financing Capital Assets for third-party end users, acquiring ownership rights to items of leased Capital Assets at lease expiration, and acquiring interests or options to purchase interests in the residual value of Capital Assets. The lessees, borrowers, and other counterparties to these transactions operate in a variety of industries. As such, we are indirectly subject to the various risks and uncertainties that affect our lessees’, borrowers’, and other counterparties’ businesses and operations. If such risks or uncertainties were to affect our lessees, borrowers, or other counterparties, we may indirectly suffer a loss on our investment, lose future revenues or experience adverse consequences to our business, operating results and financial condition.

The results of our Investment Manager’s prior equipment leasing and finance funds are not necessarily indicative of our future results.

As of December 31, 2009, six of the thirteen other equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were operated by individuals who are not part of either our General Partner’s or Investment Manager’s current management team. A brief financial summary of the performance of those liquidated funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,064.32	957.31
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	64.32	(42.69)
Year offering commenced	1987	1989	1990	1991	1992	1993
Year offering terminated	1989	1990	1991	1992	1993	1995
Year liquidation period commenced	1999	1999	2001	1997	1998	2000

As noted, three of those completed equipment leasing and finance funds did not completely return to their respective investors all of their capital and the other three completed funds returned $238.74, $253.97, and $64.32 for each $1,000 invested to its investors in excess of their original investment. See “Other Funds Sponsored by Affiliates of Our General Partner” for more detail.

The historical and unaudited pro forma financial information of other funds sponsored by our Investment Manager included in this prospectus is not indicative of our future performance.

The historical and unaudited pro forma financial information of other funds sponsored by our Investment Manager included in this prospectus is not indicative of our future financial results. The historical and unaudited financial information relates to prior funds sponsored and managed by our Investment Manager, some of which had different investment objectives than us, and the investment portfolio of all of such funds is likely to be different than ours. Therefore, the historical and unaudited pro forma financial information for those funds is not indicative of our future performance and should not be relied upon as such.

Instability in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives.

If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for some of our investments. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. If this volatility and uncertainty persists, our ability to borrow to finance the acquisition of some of our investments could be significantly impacted. If we are unable to borrow on terms and conditions that we find acceptable, we may have to reduce the number of and possibly limit the type of investments we will make, and the return on some of the investments we do make could be lower. All of these events could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives.

Because we may borrow money to make our investments, losses as a result of lessee, borrower or other counterparty defaults may be greater than if such borrowings were not incurred.

Although we acquired some of our investments for cash, we may in the future borrow a substantial portion of the purchase price of certain of our investments and there is no limit to the amount of indebtedness that we may incur when making our investments. While we believe the use of leverage will result in more investments with less risk than if leverage is not utilized, there can be no assurance that the benefits of greater size and diversification of our portfolio will offset the heightened risk of loss in an individual investment using leverage. Other equipment leasing and financing funds our Investment Manager has sponsored, on average, utilized debt for 65 – 75% of the purchase price of some of the Capital Assets and other equipment in their portfolios. With respect to non-recourse borrowings, if we are unable to pay our debt service obligations because a lessee, borrower or other counterparty defaults, a lender could foreclose on the investment securing the non-recourse indebtedness. This could cause us to lose all or part of our investment or could force us to meet debt service payment obligations so as to protect our investment subject to such indebtedness and prevent it from being subject to repossession.

Additionally, while we expect the majority of our borrowings to be non-recourse, we may elect to incur recourse indebtedness under certain circumstances. For example, we are jointly and severally liable for recourse indebtedness incurred under a revolving line of credit facility with California Bank & Trust (“CB&T”) that is secured by certain of our assets that are not otherwise pledged to other lenders. CB&T has a security interest in such assets and the right to sell those assets to pay off the indebtedness if we default on our payment obligations. This recourse indebtedness may increase our risk of loss because we must meet the debt service payment obligations regardless of the revenue we receive from the investment that is subject to such secured indebtedness.

Restrictions imposed by the terms of our indebtedness may limit our financial flexibilty.

We, together with certain of our affiliates, entities managed by our Investment Manager, specifically ICON Income Fund Eight B L.P. (“Fund Eight B”), ICON Income Fund Nine, LLC (“Fund Nine”), ICON Income Fund Ten, LLC (“Fund Ten”), ICON Leasing Fund Eleven, LLC (“Fund Eleven”), and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), are party to a revolving line of credit agreement with CB&T, as amended. The terms of that agreement could restrict us from paying distributions to our limited partners if such payments would cause us to not be in compliance with our financial covenants in that agreement.

Guarantees made by the guarantors of some of our lessees, borrowers and other counterparties may be voided under certain circumstances and we may be required to return payments received from such guarantors.

Under federal bankruptcy law and comparable provisions of State fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and
•	was insolvent or rendered insolvent by reason of such incurrence; or
•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. We also can not make any assurances as to the standards that courts in foreign jurisdictions may use or that courts in foreign jurisdictions will take a position similar to that taken in the United States.

If the value of our investments declines more rapidly than we anticipate, our financial performance may be adversely affected.

A significant part of the value of a significant portion of the Capital Assets that we invest in is expected to be the potential value of the Capital Assets once the lease term expires (with respect to leased Capital Assets). Generally, a Capital Asset is expected to decline in value over its useful life. In making these types of investments, we assume a residual value for the Capital Assets at the end of the lease or other investment that, at maturity, is expected to be enough to return the cost of our investment in the Capital Assets and provide a rate of return despite the expected decline in the value of the Capital Assets over the term of the investment. However, the actual residual value of the Capital Assets at maturity and whether that value meets our expectations will depend to a significant extent upon the following factors, many of which are beyond our control:

•	our ability to acquire or enter into agreements that preserve or enhance the relative value of the Capital Assets;
•	our ability to maximize the value of the Capital Assets at maturity;
•	market conditions prevailing at maturity;
•	the cost of new Capital Assets at the time we are remarketing used Capital Assets;
•	the extent to which technological or regulatory developments reduce the market for such used Capital Assets;
•	the strength of the economy; and
•	the condition of the Capital Assets at maturity.

We cannot assure you that our assumptions with respect to value will be accurate or that the Capital Assets will not lose value more rapidly than we anticipate.

If a Capital Asset is not properly maintained, its residual value may be less than expected.

If a lessee or other counterparty fails to maintain Capital Assets in accordance with the terms of our agreements, we may have to make unanticipated expenditures to repair the Capital Assets in order to protect our investment. In addition, some of the Capital Assets we invest in may be used Capital Assets. While we plan to inspect most used Capital Assets prior to making an investment, there is no assurance that an inspection of a used Capital Asset prior to purchasing it will reveal any or all defects and problems with the Capital Asset that may occur after it is acquired by us.

We typically obtain representations from the sellers and lessees of used Capital Assets that:

•	the Capital Assets have been maintained in compliance with the terms of applicable agreements;
•	neither the seller nor the lessee is in violation of any material terms of such agreements; and
•	the Capital Assets are in good operating condition and repair and that, with respect to leases, the lessee has no defenses to the payment of rent for the Capital Assets as a result of the condition of such Capital Assets.

We would have rights against the seller of Capital Assets for any losses arising from a breach of representations made to us and against the lessee for a default under the lease. However, we cannot assure you that these rights would make us whole with respect to our entire investment in the Capital Assets or our expected returns on the Capital Assets, including legal costs, costs of repair and lost revenue from the delay in being able to sell or re-lease the Capital Assets due to undetected problems or issues. These costs and lost revenue could negatively affect our liquidity and cash flows, and could negatively affect our profitability if we are unable to recoup such costs from the lessee or other third parties.

If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses.

We may enter into transactions with parties that have senior debt rated below investment grade or no credit ratings. We do not require such parties to have a minimum credit rating. Lessees, borrowers, and other counterparties with lower or no credit ratings may default on payments to us more frequently than lessees, borrowers or other counterparties with higher credit ratings. For example, if a lessee does not make lease payments to us or to a lender on our behalf or a borrower does not make loan payments to us when due, or violates the terms of its contract in another important way, we may be forced to terminate our agreements with such parties and attempt to recover the Capital Assets. We may do this at a time when we may not be able to arrange for a new lease or to sell our investment right away, if at all. We would then lose the expected revenues and might not be able to recover the entire amount or any of our original investment. The costs of recovering Capital Assets upon a lessee’s or borrower’s default, enforcing the obligations under the contract, and transporting, storing, repairing, and finding a new lessee or purchaser for the Capital Assets may be high and may negatively affect the value of our investment in the Capital Assets. These costs could also negatively affect our liquidity and cash flows, and could negatively affect our profitability.

If a lessee, borrower or other counterparty files for bankruptcy, we may have difficulty enforcing the terms of the contract and may incur losses.

If a lessee, borrower or other counterparty files for protection under the bankruptcy laws, the remaining term of the lease, loan or other financing contract could be shortened or the contract could be rejected by the bankruptcy court, which could result in, among other things, any unpaid pre-bankruptcy lease, loan or other contractual payments being cancelled as part of the bankruptcy proceeding. We may also experience difficulties and delays in recovering Capital Assets from a bankrupt lessee or borrower that is involved in a bankruptcy proceeding or has been declared bankrupt by a bankruptcy court. If a contract is rejected in a bankruptcy, we would bear the cost of retrieving and storing the Capital Assets and then have to remarket such Capital Assets. In addition, the bankruptcy court would treat us as an unsecured creditor for any amounts due under the lease, loan or other contract. These costs and lost revenues could also negatively affect our liquidity and cash flows and could negatively affect our profitability.

Investing in Capital Assets in foreign countries may be riskier than domestic investments and may result in losses.

While we expect to make investments in Capital Assets in the United States with domestic parties, we also expect to make investments in Capital Assets for use by domestic or foreign parties outside of the United States. We may have difficulty enforcing our rights under foreign transaction documents. In addition, we may have difficulty repossessing our Capital Assets if a foreign party defaults and enforcement of our rights outside the United States could be more expensive. Moreover, foreign jurisdictions may confiscate our Capital Assets. Use of Capital Assets in a foreign country will be subject to that country’s tax laws, which may impose unanticipated taxes. While we seek to require lessees, borrowers, and other counterparties to reimburse us for all taxes imposed on the use of the Capital Assets and require them to maintain insurance covering the risks of confiscation of the Capital Assets, we cannot assure you that we will be successful in doing so or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

In addition, we may invest in Capital Assets that may travel to or between locations outside of the United States. Regulations in foreign countries may adversely affect our interest in Capital Assets in those countries. Foreign courts may not recognize judgments obtained in U.S. courts and different accounting or financial reporting practices may make it difficult to judge the financial viability of a lessee, borrower or other counterparty, heightening the risk of default and the loss of our investment in such Capital Assets, which could have a material adverse effect on our results of operations and financial condition.

In addition to business uncertainties, our investments may be affected by political, social, and economic uncertainty affecting a country or region. Many financial markets are not as developed or as efficient as those in the U.S. and, as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly with respect to bankruptcy and reorganization. Financial accounting standards and practices may also differ and there may be less publicly available information with respect to such companies. While our General Partner and Investment Manager consider these factors when making investment decisions, no assurance can be given that we will be able to fully avoid these risks or generate sufficient risk-adjusted returns.

We could incur losses as a result of foreign currency fluctuations.

We have the ability to invest in Capital Assets where payments to us are not made in U.S. dollars. In these cases, we may then enter into a contract to protect these payments from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow us to receive a fixed number of U.S. dollars for any fixed, periodic payments due under the transactional documents even if the exchange rate between the U.S. dollar and the currency of the transaction changes over time. If the payments to us were disrupted due to default by the lessee, borrower or other counterparty, we would try to continue to meet our obligations under the hedge contract by acquiring the foreign currency equivalent of the missed payments, which may be available at unfavorable exchange rates. If a transaction is denominated in a major foreign currency such as the pound sterling, which historically has had a stable relationship with the U.S. dollar, we may consider hedging to be unnecessary to protect the value of the payments to us, but our assumptions concerning currency stability may turn out to be incorrect. Our investment returns could be reduced in the event of unfavorable currency fluctuation when payments to us are not made in U.S. dollars.

Furthermore, when we acquire a residual interest in foreign Capital Assets, we may not be able to hedge our foreign currency exposure with respect to the value of such residual interests because the terms and conditions of such hedge contracts might not be in the best interests of our limited partners. Even with transactions requiring payments in U.S. dollars, the Capital Assets may be sold at maturity for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could positively or negatively affect our income from such a transaction when the proceeds are converted into U.S. dollars. See “Investment Objectives — Investments Denominated in Foreign Currencies.”

Sellers of leased Capital Assets could use their knowledge of the lease terms for gain at our expense.

We may acquire Capital Assets subject to lease from leasing companies that have an ongoing relationship with the lessees. A seller could use its knowledge of the terms of the lease, particularly the end of lease options and date the lease ends, to compete with us. In particular, a seller may approach a lessee with an offer to substitute similar Capital Assets at lease end for lower rental amounts. This may adversely affect our opportunity to maximize the residual value of the Capital Assets and potentially negatively affect our profitability.

Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures.

We have the ability to invest in joint ventures with other businesses our Investment Manager and its affiliates manage, as well as with unrelated third parties. Investing in joint ventures involves additional risks not present when acquiring leased Capital Assets that will be wholly owned by us. These risks include the possibility that our co-investors might become bankrupt or otherwise fail to meet financial commitments, thereby obligating us to pay all of the debt associated with the joint venture, as each party to a joint venture may be required to guarantee all of the joint venture’s obligations. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with our investment objectives and want to manage the joint venture in ways that do not maximize our return. Among other things, actions by a co-investor might subject leases that are owned by the joint venture to liabilities greater than those contemplated by the joint venture agreement. Also, when none of the joint owners control a joint venture, there might be a stalemate on decisions, including when to sell the Capital Assets or the prices or terms of a lease. Finally, while we typically have the right to buy out the other joint owner’s interest in the Capital Assets in the event of the sale, we may not have the resources available to do so. These risks could negatively affect our profitability and could result in legal and other costs, which would negatively affect our liquidity and cash flows. See “Conflicts of Interest — Joint Ventures,” and “Summary of our Partnership Agreement — Limitations on our General Partner’s Powers.”

We may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks.

Capital Assets may be damaged or lost. Fire, weather, accidents, theft or other events can cause damage or loss of Capital Assets. While our transaction documents generally require lessees and borrowers to have comprehensive insurance and assume the risk of loss, some losses, such as from acts of war, terrorism or earthquakes, may be either uninsurable or not economically feasible to insure. Furthermore, not all possible liability claims or contingencies affecting Capital Assets can be anticipated or insured against, and, if insured, the insurance proceeds may not be sufficient to cover a loss. If such a disaster occurs to the Capital Assets, we could suffer a total loss of any investment in the affected Capital Assets. In investing in some types of Capital Assets, we may be exposed to environmental tort liability. Although we use our best efforts to minimize the possibility and exposure of such liability including by means of attempting to obtain insurance, we cannot assure you that our assets will be protected against any such claims. These risks could negatively affect our profitability and could result in legal and other costs, which would negatively affect our liquidity and cash flows.

We could suffer losses from failure to maintain our Capital Assets’ registration and from unexpected regulatory compliance costs.

Many types of transportation assets are subject to registration requirements by U.S. governmental agencies, as well as foreign governments if such Capital Assets are to be used outside of the United States. Failing to register the Capital Assets, or losing such registration, could result in substantial penalties, forced liquidation of the Capital Assets and/or the inability to operate and lease the Capital Assets. Governmental agencies may also require changes or improvements to Capital Assets and we may have to spend our own funds to comply if the lessee, borrower or other counterparty is not required to do so under the transaction documents. These changes could force the Capital Assets to be removed from service for a period of time. The terms of the transaction documents may provide for payment reductions if the Capital Assets must remain out of service for an extended period of time or are removed from service. We may then have reduced income from our investment for these Capital Assets. If we do not have the funds to make a required change, we might be required to sell the affected Capital Assets. If so, we could suffer a loss on our investment, lose future revenues and experience adverse tax consequences.

If any of our investments become subject to usury laws, we could have reduced revenues or possibly a loss on such investments.

In addition to credit risks, we may be subject to other risks in Capital Asset financing transactions in which we are deemed to be a lender. For example, equipment leases have sometimes been held by U.S. courts to be loan transactions subject to State usury laws, which limit the interest rate that can be charged. Uncertainties in the application of some laws may result in inadvertent violations that could result in reduced investment returns or, possibly, loss on our investment in the affected Capital Assets. Although part of our business strategy is to enter into or acquire leases that we believe are structured so that they avoid being deemed loans, and would therefore not be subject to usury laws, we cannot assure you that we will be successful in doing so. In addition, as part of our business strategy, we also make or acquire secured loans and may do so in the future. Secured loans are also subject to usury laws and, while we attempt to structure these to avoid being deemed in violation of usury laws, we cannot assure you that we will be successful in doing so. Loans at usurious interest rates are subject to a reduction in the amount of interest due under such loans and, if an equipment lease or secured loan is held to be a loan with a usurious rate of interest, the amount of the lease or loan payment could be reduced and adversely affect our revenue.

State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined, and how it is calculated. In addition, some U.S. courts have also held that certain lease and loan features, such as equity interests, constitute additional interest. Although we generally seek assurances and/or opinions to the effect that our transactions do not violate applicable usury laws, a finding that our transactions violate usury laws could result in the interest obligation to us being declared void and we could be liable for damages and penalties under applicable law. We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. We also cannot make any assurances as to the standards that courts in foreign jurisdictions may use or that courts in foreign jurisdictions will take a position similar to that taken in the United States.

We compete with a variety of financing sources for our investments, which may affect our ability to achieve our investment objectives.

The commercial leasing and financing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include other equipment leasing and finance funds, hedge funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors. Competition from both traditional competitors and new market entrants has intensified in recent years due to growing marketplace liquidity and increasing recognition of the attractiveness of the commercial leasing and finance industry.

We compete primarily on the basis of pricing, terms and structure. To the extent that our competitors compete aggressively on any combination of those factors, we could fail to achieve our investment objectives.

Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our General Partner and its affiliates will have, even if we sell the maximum number of Interests in this offering. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. A lower cost of funds could enable a competitor to offer leases or loans at rates that are less than ours, potentially forcing us to lower our rates or lose potential lessees, borrowers or other counterparties.

Risks Related to Our Organization and Structure

You will have limited voting rights and will be required to rely on our General Partner and/or our Investment Manager to make all of our investment decisions and achieve our investment objectives.

Our General Partner and/or our Investment Manager make all of our investment decisions, including determining the investments and dispositions we make. Our success depends upon the quality of the investment decisions our General Partner and/or our Investment Manager makes, particularly relating to our investments in Capital Assets and the realization of such investments. You are not permitted to take part in managing, establishing or changing our investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of our management to our General Partner and/or our Investment Manager.

The decisions of our General Partner and our Investment Manager may be subject to conflicts of interest.

The decisions of our General Partner and our Investment Manager may be subject to various conflicts of interest arising out of their relationship to us and their affiliates. Our General Partner and our Investment Manager could be confronted with decisions where either or both will, directly or indirectly, have an economic incentive to place its respective interests or the interests of its affiliates above ours. As of December 31, 2009, our Investment Manager, an affiliate of our General Partner, is managing seven other equipment leasing and finance funds. See “Funds Sponsored by Affiliates of Our General Partner,” “Conflicts of Interest” and Exhibit B for more detailed information. These conflicts may include:

•	our Investment Manager may receive more fees for making investments if we incur indebtedness to fund these investments than if indebtedness is not incurred;
•	our Partnership Agreement does not prohibit our General Partner or any of its affiliates from competing with us for investments and engaging in other types of business;
•	our Investment Manager may have opportunities to earn fees for referring a prospective investment opportunity to others;
•	the dealer-manager, which is an affiliate of our General Partner and not an independent securities firm, reviewed and performed due diligence on us and the information in this prospectus and thus its review cannot be considered an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer;
•	the lack of separate legal representation for us, our General Partner, and our Investment Manager and lack of arm’s-length negotiations regarding compensation payable to our General Partner and our Investment Manager;
•	our General Partner is our tax matters partner and is able to negotiate with the IRS to settle tax disputes that would bind us and our limited partners that might not be in your best interest given your individual tax situation; and

•	our General Partner and/or our Investment Manager can make decisions as to when and whether to sell a jointly-owned asset when the co-owner is another business it manages.

The Investment Committee of our Investment Manager is not independent.

Any conflicts in determining and allocating investments between us and our General Partner or Investment Manager, or between us and another fund managed by our General Partner or Investment Manager, are resolved by our Investment Manager’s investment committee, which also serves as our investment committee as discussed in the “Management — Committees — Investment Committee” section of this prospectus and as the investment committee for other funds managed by our Investment Manager and its affiliates. Since all of the members of our Investment Manager’s investment committee are officers of our General Partner and our Investment Manager and certain of their affiliates and are not independent, matters determined by such investment committee, including conflicts of interest between us and our General Partner, our Investment Manager and their respective affiliates involving investment opportunities, may not be as favorable to you and our other investors as they would be if independent members were on the committee. Generally, if an investment is appropriate for more than one fund, our Investment Manager’s investment committee will allocate the investment to a fund (which includes us) after taking into consideration at least the following factors:

•	whether the fund has the cash required for the investment;
•	whether the amount of debt to be incurred with respect to the investment is acceptable for the fund;
•	the effect the investment would have on the fund’s cash flow;
•	whether the investment would further diversify, or unduly concentrate, the fund’s investments in a particular lessee/borrower, class or type of Capital Asset, location, industry, etc.;
•	whether the term of the investment is within the term of the fund; and
•	which fund has been seeking investments for the longest period of time.

Notwithstanding the foregoing, our Investment Manager’s investment committee may make exceptions to these general policies when, in our Investment Manager’s judgment, other circumstances make application of these policies inequitable or economically undesirable. In addition, our Partnership Agreement permits our General Partner and its affiliates to engage in Capital Asset acquisitions, financing secured loans, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other funds even if they compete with us. See “Conflicts of Interest — Competition with Our General Partner and Its Affiliates for Investments.”

Our General Partner’s and our Investment Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing us and our business.

We do not and will not employ our own full-time officers, managers or employees. Instead, our General Partner and/or our Investment Manager supervise and control our business affairs. Our General Partner’s officers and employees are also officers and employees of our Investment Manager and our Investment Manager’s officers and employees will also be spending time supervising the affairs of other equipment leasing and finance funds it manages. Therefore, such officers and employees devote and will devote the amount of time that they think is necessary to conduct our business, which may not be the same amount of time that would be devoted to us if we had separate officers and employees. See “Conflicts of Interest.”

Our General Partner and its affiliates will receive expense reimbursements and substantial fees from us and those reimbursements and fees are likely to exceed the income portion of distributions made to you during our early years.

Before making any distributions to you and our other limited partners, we will reimburse our General Partner and its affiliates for expenses incurred on our behalf, and pay our General Partner and its affiliates substantial fees, for our organization, selling our Interests and acquiring, managing, and realizing our investments for us, in each case as described in the “Compensation of Our General Partner, Its Affiliates, and Certain Non-Affiliates” section of this prospectus. The expense reimbursements and fees of our General Partner and its affiliates were established by our General Partner in compliance with the NASAA Guidelines

(the North American Securities Administrators Association guidelines for publicly offered, finite-life equipment leasing and finance funds) in effect on May 18, 2009, are not based on arm’s-length negotiations, but are subject to the limitations set forth in our Partnership Agreement. Nevertheless, the amount of these expense reimbursements and fees is likely to exceed the income portion of distributions made to you in the early years of Fund Fourteen.

In general, expense reimbursements and fees are paid without regard to the amount of our cash distributions to you and our other limited partners, and regardless of the success or profitability of our operations. For example, after we receive our minimum offering proceeds and begin operations our General Partner and its affiliates will be entitled to certain fees and expense reimbursements as described in the “Compensation of Our General Partner, Its Affiliates, and Certain Non-Affiliates” section of this prospectus. Some of those fees and expense reimbursements were required to be paid at the time of the initial closing in this offering or will be required to be paid as we acquire our portfolio and we may pay other expenses, such as accounting and interest expenses, costs for supplies, etc., even though we may not yet have begun to receive revenues from all of our investments. This lag between the time when we must pay fees and expenses and the time when we receive revenues may result in losses to us during our early years, which our General Partner believes is typical for a start-up company such as Fund Fourteen.

Furthermore, we are likely to borrow a significant portion of the purchase price of our investments. This use of indebtedness should permit us to make more investments than if borrowings were not utilized. As a consequence, we will pay greater fees to our Investment Manager than if no indebtedness were incurred because the Management and Acquisition Fees are based upon the gross payments earned or receivable from, or the purchase price (including any indebtedness incurred) of, our investments. Also, our General Partner and/or our Investment Manager will determine the amount of cash reserves that we will maintain for future expenses, contingencies or investments. The reimbursement of expenses, payment of fees or creation of reserves could adversely affect our ability to make distributions to you and our other limited partners. See the “Estimated Use of Proceeds” section of this prospectus.

Our Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully.

The amount of assets that our Investment Manager manages has grown substantially since our Investment Manager was formed in 1985 and our Investment Manager and its affiliates intend to continue to sponsor and manage, as applicable, funds similar to us that may be concurrent with us and they expect to experience further growth in their respective assets under management. Our Investment Manager’s future success will depend on the ability of its and its affiliates’ officers and key employees to implement and improve their operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment funds. They, however, may not implement improvements to their management information and control systems in an efficient or timely manner and they may discover deficiencies in their existing systems and controls. Thus, our Investment Manager’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency and could negatively impact our operations, business and financial condition.

Operational risks may disrupt our business and result in losses.

We may face operational risk from errors made in the execution, confirmation or settlement of transactions. We may also face operational risk from our transactions not being properly recorded, evaluated or accounted for. We rely heavily on our Investment Manager’s financial, accounting, and other software systems. If any of these systems fail to operate properly or become disabled, we could suffer financial loss and a disruption of our business.

In addition, we are highly dependent on our Investment Manager’s information systems and technology. There can be no assurance that these information systems and technology will be able to accommodate our growth or that the cost of maintaining such systems will not increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could also negatively affect our liquidity and cash flows, and could negatively affect our profitability.

Furthermore, we depend on the headquarters of our General Partner and Investment Manager, which are located in New York City, for the operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, may have an adverse impact on our ability to continue to operate our business without interruption that could have a material adverse effect on us. Although we have disaster recovery programs in place, there can be no assurance that these will be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for any losses.

Finally, we rely on third-party service providers for certain aspects of our business, including certain accounting and financial services. Any interruption or deterioration in the performance of these third parties could impair the quality of our operations and could adversely affect our business and result in losses.

Our internal controls over financial reporting may not be effective or our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

Our General Partner is required to evaluate our internal controls over financial reporting in order to allow management to report on, and if and when required, our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC thereunder, which we refer to as “Section 404.” During the course of testing, our General Partner may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to complete our annual evaluations required by Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. As a result, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and the achievement of our investment objectives.

We are subject to certain reporting requirements and are required to file certain periodic reports with the Securities and Exchange Commission.

We are subject to reporting requirements under the Securities Exchange Act of 1934, including the filing of quarterly and annual reports. Prior public funds sponsored by our Investment Manager have been and are subject to the same requirements. Some of these funds have been required to amend previously filed reports to, among other things, restate the audited or unaudited financial statements filed in such reports. As a result, the prior funds have been delinquent in filing subsequent quarterly and annual reports when they became due. If we experience delays in the filing of our reports, our investors may not have access to timely information concerning us, our operations, and our financial results.

Your ability to institute a cause of action against our General Partner and its affiliates is limited by our Partnership Agreement.

Our Partnership Agreement provides that neither our General Partner nor any of its affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our General Partner or an affiliate if the General Partner or affiliate determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our Partnership Agreement, your right to institute a cause of action against our General Partner may be more limited than it would be without these provisions. For a discussion of these provisions of our Partnership Agreement, you should read the “Management Responsibility” section of this prospectus.

Risks Related to the Tax Treatment of Us and Our Interests

If the IRS classifies us as a corporation rather than a partnership, your distributions would be reduced under current tax law.

We did not and will not apply for an IRS ruling that we will be classified as a partnership for federal income tax purposes. Although counsel rendered an opinion to us that we will be taxed as a partnership and not as a corporation, that opinion is not binding on the IRS and the IRS has not ruled on any federal income tax issue relating to us. If the IRS successfully contends that we should be treated as a corporation for federal income tax purposes rather than as a partnership, then:

•	our realized losses would not be passed through to you;
•	our income would be taxed at tax rates applicable to corporations, thereby reducing our cash available to distribute to you; and
•	your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

In addition, we could be taxed as a corporation if we are treated as a publicly traded partnership by the IRS. To minimize this possibility, Section 10 of our Partnership Agreement places significant restrictions on your ability to transfer our Interests. You and your advisors should not only review the “Federal Income Tax Consequences” section with care, but also carefully review your own individual tax circumstances. See “Federal Income Tax Consequences — Publicly Traded Partnerships.”

We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings.

We expect that, for federal income tax purposes, we will be treated as the owner and lessor of the Capital Assets that we lease. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that we are not the owner of our leased Capital Assets, we would not be entitled to cost recovery, depreciation or amortization deductions, and our leasing income might be deemed to be portfolio income instead of passive activity income. The denial of such cost recovery or amortization deductions could cause your tax liabilities to increase. See “Federal Income Tax Consequences — Tax Treatment of Leases,” “ — Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation,” “ — Tax Treatment of Lending Activities” and “ — Interest Expense.”

Our investments in secured loans will not give rise to depreciation or cost recovery deductions and may not be offset against our passive activity losses. Any losses on such loans may constitute capital losses, the deductibility of which is limited.

We expect that, for federal income tax purposes, we will not be treated as the owner and lessor of the Capital Assets that we invest in through our lending activities. As a result, we will not be able to take depreciation or cost recovery deductions with respect to such Capital Assets. Depending on our level of activity with respect to these types of financings, we may take the position that we are in the trade or business of lending. Generally, trade or business income can be considered passive activity income. However, because we expect that the source of funds we lend to others will be the capital contributed by our partners and the funds generated from our operations (rather than money we borrow from others), you may not be able to offset your share of our passive activity losses from our leasing activities with your share of our interest income from our lending activities. Instead, your share of our interest income from our lending activities would be taxed as portfolio income. Alternatively, we (or the IRS) may treat our lending activities as investment activities and not trade or business activities if our level of lending activity is not significant. In such circumstances, gains or losses from the loans could not be offset against passive activity gain or loss and any such losses would be capital losses that, except to a limited extent, could only be deducted to the extent you have capital gains.

You may incur tax liability in excess of the cash distributions you receive in a particular year.

In any particular year, your tax liability from owning our Interests may exceed the cash distributions you receive from this investment. While we expect that your net taxable income from owning our Interests for most years will be less than your cash distributions in those years, to the extent any of our debt is repaid with income or proceeds from Capital Asset sales, taxable income could exceed the amount of cash distributions you receive in those years. Additionally, a sale of our investments may result in taxes in any year that are greater than the amount of cash from the sale, resulting in a tax liability in excess of cash distributions. Your tax liability could also exceed the amount of cash distributions you receive due to allocations designed to cause our limited partners’ capital accounts (as adjusted by certain items) to be equal on a per Interest basis. Therefore, you will have to pay any excess tax liability with funds from another source, because the distributions we make may not be sufficient to pay such excess tax liability. Further, due to the operation of the various loss disallowance rules described in this prospectus, in a given tax year you may have taxable income when, on a net basis, we have a loss, or you may recognize a greater amount of taxable income than our net income because, due to a loss disallowance, income from some of our activities cannot be offset by losses from some of our other activities.

You may be subject to greater income tax obligations than originally anticipated due to special depreciation rules.

We may acquire Capital Assets subject to lease that the Code requires us to depreciate over a longer period than the standard depreciation period. Similarly, some of the Capital Assets that we purchase may not be eligible for accelerated depreciation under the Modified Accelerated Costs Recovery System, which was established by the Tax Reform Act of 1986 to set forth the guidelines for accelerated depreciation under the Code. Further, if we acquire Capital Assets that the Code deems to be tax-exempt use property and the leases do not satisfy certain requirements, losses attributable to such Capital Assets are suspended and may be deducted only against income we receive from those Capital Assets or when we dispose of such Capital Assets. Depending on the Capital Assets that we acquire and their eligibility for accelerated depreciation under the Code, we may have less depreciation deductions to offset gross lease revenue, thereby increasing our taxable income.

There are limitations on your ability to deduct our losses.

Your ability to deduct your share of our losses is limited to the amounts that you have at risk from owning our Interests. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. This determination is further limited by a tax rule that applies the at-risk-rules on an activity by activity basis, further limiting losses from a specific activity to the amount at risk in that activity. Based on the tax rules, we expect that we will have multiple activities for purposes of the at-risk rules. Specifically, our lending activities must be analyzed separately from our leasing activities, and our leasing activities must be further divided into separate year-by-year groups according to the tax year the Capital Assets are placed in service. As such, you cannot aggregate income and loss from our separate activities for purposes of determining your ability to deduct your share of our losses under the at-risk rules.

Additionally, your ability to deduct losses attributable to passive activities is restricted. Some of our operations will constitute passive activities and you can only use our losses from such activities to offset passive activity income in calculating tax liability. Furthermore, passive activity losses may not be used to offset portfolio income. As stated above, we expect our lending activities to generate portfolio income from the interest we receive, even though the income may be attributable to a lending trade or business. Any gains or losses we recognize from those lending activities that are associated with a trade or business are generally allowable as either passive activity income or loss, as applicable. Gains and losses we recognize from lending activities not associated with a trade or business pass through as capital gains and losses and can be offset by other capital gains and losses you may have. See “Federal Income Tax Consequences — Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

The IRS may allocate more taxable income to you than our Partnership Agreement provides.

The IRS might successfully challenge our allocations of taxable income or losses. If so, the IRS would require reallocation of our taxable income and loss, resulting in an allocation of more taxable income or less loss to you than our Partnership Agreement allocates. See “Federal Income Tax Consequences — Allocations of Profits and Losses.”

If you are a tax-exempt organization, you will have unrelated business taxable income from this investment.

Tax-exempt organizations are subject to income tax on unrelated business taxable income (“UBTI”). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Our leasing income will constitute UBTI. Furthermore, tax-exempt organizations in the form of charitable remainder trusts will be subject to an excise tax equal to 100% of their UBTI. Thus, an investment in our Interests may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in our Interests. See “Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations.”

To the extent that we borrow money in order to finance our lending activities, a portion of our income from such activities will be treated as attributable to debt-financed property and, to the extent so attributable, will constitute UBTI. We presently do not expect to finance our lending activities with borrowed funds. Nevertheless, the debt-financed UBTI rules are broad and there is much uncertainty in determining when, and the extent to which, property should be considered debt-financed. Thus, the IRS might assert that a portion of the assets we acquire as part of our lending activities are debt-financed property generating UBTI, especially with regard to any indebtedness we incur to fund working capital at a time when we hold loans we have acquired or made to others. If the IRS were to successfully assert that debt we believed should have been attributed to our leasing activities should instead be attributed to our lending activities, the amount of our income that constitutes UBTI would be increased.

This investment may cause you to pay additional taxes.

You may be required to pay alternative minimum tax in connection with owning our Interests, since you will be allocated a proportionate share of our tax preference items. Our General Partner’s and/or our Investment Manager’s operation of our business affairs may lead to other adjustments that could also increase your alternative minimum tax. In addition, if all or a portion of our lending activities are not generated from a trade or business, then a portion of our management fees and other costs related to those investments could be considered investment expenses rather than trade or business expenses. To the extent that a portion of our fees are considered investment expenses, they are not deductible for alternative minimum tax purposes and are subject to a limitation for regular tax purposes. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See “Federal Income Tax Consequen- ces — Alternative Minimum Tax.”

You may incur State tax and foreign tax liabilities and have an obligation to file State or foreign tax returns.

You may be required to file tax returns and pay foreign, State or local taxes, such as income, franchise or personal property taxes, as a result of an investment in our Interests, depending upon the laws of the jurisdictions in which the Capital Assets that we own are located. See “Federal Income Tax Consequences — State and Local Taxation” and “— Foreign-Source Taxable Income.”

Any adjustment to our tax return as a result of an audit by the IRS may result in adjustment to your tax return.

If we adjust our tax return as a result of an IRS audit, such adjustment may result in an examination of other items in your returns unrelated to us, or an examination of your tax returns for prior years. You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome. Further, because you will be treated for federal income tax purposes as a partner in a partnership by investing in our Interests, an audit of our tax return could potentially lead to an audit of your individual tax return.

Finally, under certain circumstances, the IRS may automatically adjust your personal return without the opportunity for a hearing if it adjusts our tax return.

Some of the distributions on our Interests will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

As we depreciate our investments in leased Capital Assets over the term of our existence and/or borrowers repay loans we have made to them, it is very likely that a portion of each distribution will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. As your capital in our Interests is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for our Interests, such as you might expect if you had purchased a bond. Also, payments made upon our liquidation will be taxable to the extent that such payments are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

FORWARD-LOOKING STATEMENTS

Certain statements within this prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Investment Objectives” and “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” may constitute forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” anticipate,” believe,” “estimate,” “expect,” “intend,” “predict,” “continue,” “further,” “seek,” “plan” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under “Risk Factors” and the following:

•	uncertainties associated with the equipment leasing and finance industry;
•	reliance on our General Partner and our Investment Manager to achieve our investment objectives;
•	future borrowings to purchase Capital Assets;
•	an unexpected decline in the value of the types of Capital Assets we invest in or may invest in;
•	improper maintenance of leased Capital Assets by lessees;
•	defaults by lessees, borrowers or other counterparties;
•	bankruptcies of lessees, borrowers or other counterparties;
•	Capital Assets located in foreign countries;
•	foreign currency fluctuations for payments denominated in non-U.S. currencies;
•	investment in joint ventures;
•	ability to maintain insurance and the occurrence of non-insurable events;
•	Capital Asset registration and unexpected regulatory compliance;
•	treatment of leases, loans, and other financing transactions under applicable usury laws;
•	devotion of the time of our General Partner and our Investment Manager; and
•	tax treatment of us and our Interests.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we cannot assure investors that our expectations will be attained or that any deviations will not be material. Readers are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, we undertake no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

ESTIMATED USE OF PROCEEDS

The table below is our best estimate of the use of the gross offering proceeds if the maximum number of our Interests (400,000) is sold at the public offering price, excluding any Interests sold pursuant to our DRIP Plan. If the maximum number of our Interests in the offering is sold at the public offering price, resulting in gross offering proceeds of $400,000,000, we expect we will invest 83.18% of the gross offering proceeds in Capital Assets and establish a reserve of 0.50%. The remaining 16.32% will pay the fees and expenses of our organization and this offering as described below, including Acquisition Fees payable to our Investment Manager. Any proceeds received from Interests sold pursuant to our DRIP Plan will be used to make investments in Capital Assets, establish a reserve and pay the fees and expenses of our organization and this offering. The column in each table expressing expenses and fees as a percentage of our assets assumes that 45% of the purchase price for our investments in Capital Assets will be paid from the net proceeds of this offering and the remaining 55% will be paid with borrowed funds. This ratio reflects the approximate level of borrowing by similar equipment leasing and finance funds our Investment Manager has formed and manages. However, our actual level of borrowing to purchase equipment could exceed 55%.

		Fees and Expenses As a Percentage of:
	Maximum Offering of 400,000 Interests	Total Offering Proceeds	Assets(1)
Offering Proceeds – Assets	$400,000,000	$400,000,000	$782,778,000
Expenses:
Sales Commissions to Selling Dealers(2)	(28,000,000)	7.00%	3.58%
Underwriting Fees to our Dealer Manager(3)	(12,000,000)	3.00%	1.53%
O&O Expenses(4)	(5,750,000)	1.44%	0.73%
Public Offering Expenses	(45,750,000)	11.44%	5.84%
Cash Reserve(5)	(2,000,000)	0.50%	0.26%
Acquisition Fees to our Investment Manager(6)(7)	(19,519,444)	4.88%	2.50%
Fees and Expenses	$(67,269,444)	16.82%	8.34%

(1)	Excluding $1 contributed by our General Partner at the time of formation, the column includes the aggregate dollar amount of investments we would be able to make and the Acquisition Fees we would be obligated to pay, assuming we borrowed 55% of the purchase price for our investments in Capital Assets.
(2)	We will pay $70.00 per Interest sold in the offering to broker-dealers as a Sales Commission, but we will not pay any Sales Commissions on our Interests sold in the offering to our General Partner or its affiliates. In some specific circumstances, we will not pay any Sales Commissions to Selling Dealers for our Interests, and the offering proceeds and related offering expenses in this table may be reduced. See “Plan of Distribution.” No Sales Commissions will be paid on any Interests sold pursuant to our DRIP Plan.
(3)	We will pay an Underwriting Fee of $30.00 per Interest sold in the offering to ICON Securities Corp., the dealer-manager and a wholly-owned subsidiary of our Investment Manager, for managing this offering and to reimburse the dealer-manager for wholesaling fees and expenses. Underwriting Fees will be paid on a non-accountable basis, which means that the payment the dealer-manager receives may be less than, or greater than, the actual costs and expenses that it incurs in managing this offering. A portion of the $30.00 per Interest may be re-allowed to Selling Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager. No Underwriting Fees will be paid on any Interests sold pursuant to our DRIP Plan.
(4)	We will reimburse our General Partner or its affiliates, on an accountable basis, for the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering (“O&O Expenses”). O&O Expense reimbursement will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in this offering) and the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering. Accordingly, this means that our General Partner or its affiliates ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering. These costs include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for preparing our registration statement and then offering and distributing our Interests to the public. O&O Expenses also include reimbursement of bona fide due diligence expense reimbursement to be paid to broker-dealers for actual expenses incurred in performing due diligence on us and this offering as evidenced by a detailed and itemized invoice. The amount referenced in the table above with respect to the minimum offering of our Interests is an estimate of what our General Partner and its affiliates would seek reimbursement for if only the minimum offering of 1,200 Interests is sold.
(5)	We intend to establish an initial reserve equal to $5.00 per Interest, which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.
(6)	Acquisition Fees are calculated by multiplying 2.5% times the total cost of our future investments in Capital Assets, calculated using proceeds from both future borrowings and the net proceeds from this offering. In calculating the Acquisition Fees, we have assumed that on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments — $2,293,000 if the minimum number or $782,778,000 if the maximum number of our Interests is sold at the public offering price in the offering. We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional Capital Assets.
(7)	A 5% increase (decrease) in the assumed leverage ratio of 55% for our future investments would increase (decrease) the Acquisition Fees we will pay to our Investment Manager to approximately $64,500 and $51,600, respectively, assuming the minimum number of Interests in the offering is sold at the public offering price. Additionally, a 5% increase (decrease) in the assumed leverage ratio of 55% for our future investments would increase (decrease) the Acquisition Fees we will pay to our Investment Manager to approximately $21,966,000 and $17,563,000, respectively, assuming the maximum number of Interests in the offering is sold at the public offering price. The more indebtedness we incur to make our future investments in Capital Assets, the greater the Acquisition Fees and related expenses we will pay our Investment Manager and the less equity we will have to make future investments.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2009 and as adjusted to reflect the sale of our Interests in the offering, assuming that (1) the maximum 400,000 Interests are sold at the public offering price and (2) all 20,000 Interests are sold pursuant to our DRIP Plan at the public offering price. You should read this table together with “Estimated Use of Proceeds,” “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” and our consolidated financial statements and notes included elsewhere in this prospectus.

	As of December 31, 2009	Maximum Offering of 400,000 Interests	Maximum Offering of 420,000 Interests
Our General Partner’s capital contribution(1)	$1	$1	$1
Limited Partners’ capital contribution(2)	$68,300,139	400,000,000	418,000,000
Less Public Offering expenses(3)	8,313,290	(45,750,000)	(46,009,200)
Total capitalization	$59,986,850	$354,250,001	$371,990,801

(1)	We were originally capitalized by a contribution of $1 by our General Partner and $1,000 contributed by ICON Capital Corp., the Original Limited Partner. The Original Limited Partner withdrew its capital contribution upon our achieving the minimum offering of Interests and admitting investors as limited partners on June 19, 2009.
(2)	As of December 31, 2009, we had sold 68,411 Interests to 2,116 limited partners. As of March 26, 2010, 98,564 Interests have been sold to 2,940 limited partners, representing $98,336,934 of capital contributions.
(3)	Public Offering Expenses for the offering include: (a) Sales Commissions of $70.00 per Interest sold (except on Interests sold pursuant to our DRIP Plan), (b) Underwriting Fees of $30.00 per Interest sold (except on Interests sold pursuant to our DRIP Plan) and (c) estimated O&O Expenses. See “Estimated Use of Proceeds.”

COMPENSATION OF OUR GENERAL PARTNER, ITS AFFILIATES AND CERTAIN NON-AFFILIATES

The following table summarizes the types and estimated amounts of all compensation or distributions that we will directly or indirectly pay our General Partner, its affiliates and the Selling Dealers, excluding Interests that may be sold pursuant to our DRIP Plan and assuming our Interests are sold at the public offering price set forth on the cover page of this prospectus. Some of the compensation paid to our General Partner and its affiliates will be paid regardless of our success or the profitability of our operations, and we did not determine the amount of such compensation through arm’s-length negotiations. Our Partnership Agreement does not permit our General Partner and its affiliates to recover or reclassify its services under a different category of fee type. Accordingly, as there are no provisions permitting our General Partner and its affiliates to receive “Re-Leasing Fees” or “Re-Sale Fees” in our Partnership Agreement even though our General Partner and its affiliates will provide the services customarily provided to receive such fees, neither our General Partner nor its affiliates are entitled to receive any “Re-Leasing Fees” or “Re-Sale Fees” from us. Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including our General Partner and its affilates, are limited as provided for in our Partnership Agreement.

Organization and Offering Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Sales Commissions(1) — payable to Selling Dealers, who are not affiliated with our General Partner.	Up to $70.00 per Interest from all Interests sold in this offering, or 7.0% of the gross offering proceeds.	Because Sales Commissions are based upon the number of our Interests sold, the total amount of Sales Commissions cannot be determined until this offering is complete.
Sales Commissions of $28,000,000 will be paid if the maximum number of 400,000 Interests is sold in this offering. No Sales Commissions will be paid on any Interests sold pursuant to our DRIP Plan.
As of December 31, 2009 and March 26, 2010, we paid and/or accrued Sales Commissions in the amount of $4,709,330 and $6,737,025, respectively.
Underwriting Fees — payable to ICON Securities Corp., the dealer-manager.	$30.00 per Interest on all Interests sold in this offering, or 3.0% of the gross offering proceeds. A portion of the $30.00 per Interest may be re-allowed to Selling Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager.	Because Underwriting Fees are based upon the number of our Interests sold, the total amount of Underwriting Fees cannot be determined until this offering is complete.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Underwriting Fees of $12,000,000 will be paid if the maximum number of 400,000 Interests is sold in this offering. No Underwriting Fees will be paid on any Interests sold pursuant to our DRIP Plan.
As of December 31, 2009 and March 26, 2010, we paid and/or accrued Underwriting Fees in the amount of $2,026,388 and $2,897,868, respectively.
O&O Expenses(2) — reimbursement to our General Partner or its affiliates for our organizational and offering expenses.	The aggregate amount of O&O Expenses will be reimbursed on an accountable basis, which means that the total amount of O&O Expenses that our General Partner or its affiliates will be reimbursed for will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in the offering) and the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering. Accordingly, this means that our General Partner or its affiliates ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering.	Because O&O Expense reimbursement is based upon the total amount organizational and offering expenses incurred by our General Partner or its affiliates, the total amount of O&O Expense reimbursement cannot be determined until this offering is complete.

As of December 31, 2009 and March 26, 2010, organizational and offering expenses in the amount of $1,577,572 and $1,718,877, respectively, were paid or accrued by us, our General Partner or its affiliates.
We will pay or advance bona fide due diligence fees and expenses of the dealer-manager and actual and prospective Selling Dealers on a fully accountable basis based upon receipt of a detailed and itemized invoice.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition Fees — payable to our Investment Manager.(3)	We will pay our Investment Manager 2.50% of the total purchase price of each investment that we make in Capital Assets. The purchase price includes, as applicable, (a) the indebtedness incurred (or assumed in connection therewith) to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Investment Manager. No finder’s or broker’s fees may be paid to any of our Investment Manager’s affiliates.

Our Investment Manager will reduce or refund Acquisition Fees if our investment in Capital Assets is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our investments, or (b) 75% of the gross offering proceeds.	Acquisition Fees of $19,519,444, or 4.88% of the gross offering proceeds, will be paid if the maximum number of 400,000 Interests is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments.

We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional investments in Capital Assets.

As of December 31, 2009, we paid and/or accrued Acquisition Fees in the amount of $1,025,143.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the Statement of Policy on Equipment Programs of the North American Securities Administrators Association, Inc., as amended from time to time (the “NASAA Guidelines”).

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(4) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.

As of December 31, 2009, we paid and/or accrued Management Fees in the amount of $76,559.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

As of December 31, 2009, we paid and/or accrued distributions to our General Partner in the amount of $9,636.
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(5)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.

As of December 31, 2009, we paid and/or accrued expenses in the amount of $1,924,682.

(1)	The amounts listed above for Sales Commissions do not give effect to the potential reduction of the Sales Commissions that are not payable for our Interests purchased by affiliates of our General Partner and any Selling Dealers and by investors whose broker-dealer has waived or reduced the sales commission, if any. To the extent our Interests are purchased this way, the estimated amount of the expenses of this offering reflected in this chart may be reduced. See “Plan of Distribution.”
(2)	The aggregate amount of O&O Expenses will be reimbursed on an accountable basis, which means that the total amount of O&O Expenses that our General Partner and its affiliates will be reimbursed for will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in the offering) and the actual fees and expenses incurred by our General Partner and its affiliates in connection with our organization and this offering. Accordingly, this means that our General Partner and its affiliates ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for the preparation of registering, offering and distributing our Interests to the public. We will pay or advance bona fide due diligence fees and expenses of the dealer- manager and actual and prospective Selling Dealers on a fully accountable basis from such allowance based upon a detailed and itemized invoice.
In addition to O&O Expenses, we will also reimburse our General Partner and its affiliates for: (1) the actual costs of goods and materials used for or by us and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of our equipment incurred prior to the time that we have funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of our business affairs, such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment, not in excess of the lesser of our General Partner’s, or its affiliate’s, costs, or the cost that we would be required to pay to independent parties for comparable services. Our annual reports to our limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our General Partner and its affiliates.
(3)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and O&O Expenses, which fees and expenses may total up to 11.44% of the gross offering proceeds, if all 400,000 Interests are sold in the offering). Pursuant to our Partnership Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 16.32%. See “Estimated Use of Proceeds.”
(4)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(5)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

We estimate that the total amount of expenses we will reimburse to our General Partner and its affiliates for administrative services provided and/or incurred on our behalf during our first full year of operations, assuming we sell the maximum number of Interests, will be approximately $2.8 million, as set forth in the following table.

Estimate of Our Expense Reimbursements to Our General Partner and
Its Affiliates During Our First Full Year of Operations

Administrative Expense Reimbursements(1)	$2,100,000
General and Administrative(2)	$700,000
TOTAL:	$2,800,000

(1)	Costs incurred by our General Partner and its affiliates that are necessary to our operations, including our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to our operations, in each case subject to the limitations set forth in Section 6.4(h) of our Partnership Agreement.
(2)	Expenses incurred by our General Partner and its affiliates, including our audit, legal and tax expenses.

The following tables are tabular presentations of the administrative expense reimbursements reimbursed to our Investment Manager, as general partner or manager of the five most recently offered equipment leasing and finance funds sponsored by our Investment Manager.

Summary of Administrative Expense Reimbursements of
Fund Eight B as of December 31, 2009 (unaudited)(1)

	For the Years ended December 31,
	2009	2008	2007	2006	2005	2004
Administrative Expense Reimbursements(2)	$—	$—	$—	$161,980	$515,934	$862,030

	For the Years ended December 31,
	2003	2002	2001	2000
Administrative Expense Reimbursements	$936,605	$966,832	$572,981	$37,441

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Eight B. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.
(2)	Effective May 1, 2006, our Investment Manager waived its rights to all future administrative expense reimbursements.

Summary of Administrative Expense Reimbursements of
Fund Nine as of December 31, 2009 (unaudited)(1)

	For the Years ended December 31,
	2009	2008	2007	2006	2005
Administrative Expense Reimbursements(2)	$—	$149,844	$677,965	$596,881	$647,534

	For the Years ended December 31,
	2004	2003	2002	2001
Administrative Expense Reimbursements	$1,139,479	$834,089	$241,597	$241,597

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Nine. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.
(2)	Effective April 1, 2008, our Investment Manager waived its rights to all future administrative expense reimbursements.

Summary of Administrative Expense Reimbursements of
Fund Ten as of December 31, 2009 (unaudited)(1)

	For the Years ended December 31,
	2009	2008	2007	2006	2005	2004	2003
Administrative Expense Reimbursements	$1,090,870	$1,448,324	$876,287	$977,228	$906,570	$1,216,345	$7,357

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our

Investment Manager based upon the percentage of time such personnel dedicate to Fund Ten. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.

Summary of Administrative Expense Reimbursements of
Fund Eleven as of December 31, 2009 (unaudited)(1)

	For the Years ended December 31,
	2009	2008	2007	2006	2005
Administrative Expense Reimbursements	$1,951,850	$3,586,973	$5,423,388	$5,877,044	$1,082,658

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Eleven. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.

Summary of Administrative Expense Reimbursements of
Fund Twelve as of December 31, 2009 (unaudited)(1)

	For the Years ended December 31,
	2009	2008	2007
Administrative Expense Reimbursements	$3,594,440	$2,705,118	$1,346,866

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Twelve. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.

Operating Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition Fees — payable to our Investment Manager.(1)	We will pay our Investment Manager 2.50% of the total purchase price of each investment that we make in Capital Assets. The purchase price includes, as applicable, (a) the indebtedness incurred (or assumed in connection therewith) to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Investment Manager. No finder’s or broker’s fees may be paid to any of our Investment Manager’s affiliates.

Our Investment Manager will reduce or refund Acquisition Fees if our investment in Capital Assets is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our investments, or (b) 75% of the gross offering proceeds.	Acquisition Fees of $19,519,444, or 4.88% of the gross offering proceeds, will be paid if the maximum number of 400,000 Interests is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments.

We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional investments in Capital Assets.

As of December 31, 2009, we paid and/or accrued Acquisition Fees in the amount of $1,025,143.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(2) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.

As of December 31, 2009, we paid and/or accrued Management Fees in the amount of $76,559.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

As of December 31, 2009, we paid and/or accrued distributions to our General Partner in the amount of $9,636.
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(3)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.
As of December 31, 2009, we paid and/or accrued expenses in the amount of $1,924,682.

(1)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and O&O Expenses, which fees and expenses may total up to 11.44% of the gross offering proceeds, if all 400,000 Interests are sold in the offering). Pursuant to our Partnership Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 16.32%. See “Estimated Use of Proceeds.”
(2)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(3)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

Liquidating Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(1) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.

As of December 31, 2009, we paid and/or accrued Management Fees in the amount of $76,559.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

As of December 31, 2009, we paid and/or accrued distributions to our General Partner in the amount of $9,636.
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(2)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.
As of December 31, 2009, we paid and/or accrued expenses in the amount of $1,924,682.

(1)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(2)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(a)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(b)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship to our General Partner and its affiliates. There are some provisions in our Partnership Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of our Partnership Agreement, which limit the actions our General Partner (and any person to whom our General Partner delegates any duties on its behalf) can take on our behalf and limit the compensation we pay to our General Partner and its affiliates. In addition, see “Management Responsibility” for a discussion of our General Partner’s fiduciary obligations to holders of our Interests, which require our General Partner (and any person to whom our General Partner delegates any duties on its behalf) to consider the best interests of holders of our Interests in managing our assets and affairs. The conflicts include the following:

Compensation of Our General Partner and Its Affiliates

Our General Partner has unilaterally determined the compensation that we will pay to our General Partner, our Investment Manager, and the dealer-manager. However, our General Partner believes that the amount of compensation is representative of practices in the equipment leasing and finance industry and complies with the NASAA Guidelines in effect on May 18, 2009. Our General Partner, our Investment Manager, and the dealer-manager will receive substantial compensation upon the closing of this offering and our General Partner and its affiliates will receive substantial compensation upon, or from, our investments in Capital Assets. See “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates.”

A conflict of interest may also arise from decisions concerning the timing of our purchases and sales of our investments in Capital Assets or the termination of Fund Fourteen, each of which events will have an effect on the timing and amounts of our General Partner’s and our Investment Manager’s compensation. In such circumstances, our General Partner’s interest in continuing Fund Fourteen and our Investment Manager’s receipt of Management Fees, for example, may conflict with the interests of our limited partners in realizing an earlier return from your investment in our Interests.

Effect of Leverage on Our Investment Manager’s Compensation

Our General Partner estimates that we will incur indebtedness that will total approximately 40 – 55% of the aggregate purchase price of our total portfolio of Capital Assets. However, our actual level of borrowings may vary from this estimate and there is no limit on the amount of the aggregate purchase price of our investments that can be financed. Our Investment Manager will earn Acquisition Fees for making investments in Capital Assets and those fees are based upon the total purchase price of each investment that we make, including incurred or assumed indebtedness. Therefore, our Investment Manager will earn a greater amount of Acquisition Fees if we incur or assume significant indebtedness to make our investments. Additionally, we pay our Investment Manager Management Fees based upon our gross periodic payments due and paid from our investments, so our Investment Manager may earn greater Management Fees as a result of our utilizing a greater amount of debt (leverage) to increase the amount of our investments. See “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates.”

Competition with Our General Partner and Its Affiliates for Investments

Our General Partner and its affiliates are engaged directly and indirectly in the business of investing in Capital Assets. In the future, our General Partner or any of its affiliates may form, sponsor and act as a general partner or manager of, or as an advisor to, other investment entities (including other public equipment leasing and finance funds). Those funds could have investment objectives similar to ours and may be in a position to acquire the same equipment at the same time as us. See “Relationships with Some of Our General Partner’s Affiliates” and “Management” for a chart of and a description of our General Partner’s relationship to us.

If the investments available from time to time to us and to other funds our General Partner and its affiliates sponsor are less than the aggregate amount of investment then sought by such funds, in addition to the factors listed below, our Investment Manager will take into account the time period each fund has been seeking investments. In allocating investments among us and other funds our General Partner and its affiliates sponsor and manage, our Investment Manager will take into consideration, among other things:

•	whether the required cash investment is greater than the cash that the funds have available for investment;
•	whether the amount of debt to be incurred or assumed is above levels that our Investment Manager believes are acceptable for the funds;
•	whether the investment is appropriate to the objectives of the funds, which include seeking to avoid concentrations of exposure to any one class of equipment, lessee or geographic location;
•	whether the credit quality of the lessee, borrower or other counterparty satisfies the objectives of the funds of maintaining high-quality portfolios with creditworthy counterparties while avoiding concentrations of exposure to any individual counterparty;
•	whether the remaining lease or loan term extends beyond the date by which the existence of the funds will end;
•	whether the available cash flow of the funds is sufficient to make the investment;
•	whether the structure of the proposed transaction, particularly the end-of-lease or loan options governing the Capital Assets, provides the opportunity to obtain the return needed to meet the funds’ total return objectives for their investments; and
•	whether the transaction complies with the terms of our Partnership Agreement or partnership or limited liability company agreement of the other funds.

Any conflicts in determining and allocating investments between us and other funds managed by our General Partner and its affiliates will be resolved by our Investment Manager’s investment committee, which will evaluate the suitability of all prospective investments by us and other funds.

Our Partnership Agreement does not prohibit our General Partner or its affiliates from investing in Capital Assets, and our General Partner and its affiliates can engage in investment opportunities in Capital Assets on its or their own behalf or on behalf of other funds. Our General Partner and its affiliates will have the right to take for its or their own account, or to recommend to any fund it or they manage, any particular investment opportunity after considering, among other things, the factors in the preceding paragraph.

Conflicts may also arise between two or more funds (including us) that our General Partner or any of its affiliates advises or manages, or between one or more funds and an affiliate of our General Partner acting for its own account, which may be seeking to realize on investments similar Capital Assets at the same time. In these cases, the first opportunity to realize on such investments will generally be allocated to the fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, our Investment Manager may make exceptions to this general policy where Capital Assets are subject to remarketing commitments with contrary provisions or where, in our Investment Manager’s judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular fund.

Joint Ventures

For added diversification, we have the ability to invest in joint ventures with other funds that our General Partner and its affiliates manage or with unaffiliated third parties. If we enter into a joint venture, our General Partner and/or such affiliate may have a fiduciary duty to us and to any other funds it manages that participate in the joint venture. Having this duty to several funds may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, our Partnership Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and our investment objectives. See “Risk Factors — Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures.” Other than with respect to investments in these types of joint ventures, Section 6.2(g) of our Partnership Agreement prohibits us from investing our funds in other funds that our General Partner or its affiliates sponsor or manage.

Investment Referrals

From time to time, our General Partner and its affiliates may have the opportunity to earn fees for referring prospective investments to a purchaser other than us. This could create a conflict of interest because our General Partner and/or its affiliates would receive compensation as a result of the referral even though we would not receive any benefits from the transaction.

Lack of Independent Management and Directors or Employees

Our General Partner’s and Investment Manager’s directors who are listed and described in the section of this prospectus entitled “Management” are also our General Partner’s principal owners and our Investment Manager’s principal stockholders (through a company they own). In their roles as our General Partner’s and Investment Manager’s directors and executive officers, they will make management decisions on our General Partner’s and Investment Manager’s behalf. Since they also are our General Partner’s and Investment Manager’s owners, their decisions regarding our management are subject to conflicts of interest, since such decisions could also benefit our General Partner, our Investment Manager, and their respective affiliates.

We will not employ our own full-time officers, managers or employees. Instead, our General Partner and/or our Investment Manager will supervise and control our business affairs and originate and service our investments. Our General Partner’s and Investment Manager’s officers and employees will also be spending time supervising the affairs of other equipment leasing and finance funds managed by our Investment Manager, so they will only devote the amount of time they think is necessary to conduct our business.

Participation of an Affiliate in This Offering

Our Interests will be sold on a best-efforts basis through ICON Securities Corp., the dealer-manager, which will receive underwriting fees for all Interests sold, except those Interests sold through the DRIP Plan. Because ICON Securities Corp. is affiliated with our General Partner, its review and due diligence investigation of us and the information provided in this prospectus will not provide you with the benefit of a review and due diligence examination by an independent securities firm in the capacity of a dealer-manager. ICON Securities Corp. is wholly-owned by our Investment Manager. Therefore, its relationship with us is subject to conflicts of interest, similar to our General Partner’s and Investment Manager’s relationship, since it is controlled by our Investment Manager and it can be presumed to seek to maximize the sale of our Interests.

No Arm’s-Length Negotiation of Agreements

Our General Partner, our Investment Manager and the dealer-manager are represented by the same legal counsel that represents us. Our limited partners, as a group, have not been represented by legal counsel and our legal counsel has not acted on behalf of prospective investors or conducted a review or due diligence investigation on their behalf. Therefore, none of the agreements and arrangements between our General Partner, our Investment Manager and either the dealer-manager or us was negotiated on an arm’s-length basis. The attorneys, accountants and other experts who perform services for our General Partner and our Investment Manager will also perform services for us, the dealer-manager and other businesses that our General Partner or its affiliates may sponsor and manage. However, should a dispute arise between our General Partner and/or our Investment Manager and us, our General Partner will have us retain separate legal counsel to represent us in connection with the dispute.

Tax Matters Partner

Our General Partner is our tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, our General Partner is empowered to negotiate with the IRS and settle our tax disputes, thereby binding our limited partners to any settlement. While our General Partner will seek to take into consideration the interest of our limited partners as a whole in agreeing to any settlement of any disputed items of our income and expense, we cannot assure you that any settlement will be in the best interest of any specific limited partner given his or her specific tax situation.

MANAGEMENT RESPONSIBILITY

Conflicts

General.  We are a Delaware limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act. The Delaware Revised Uniform Limited Partnership Act provides that the general partner of a Delaware limited partnership owes the traditional fiduciary duties of loyalty and care to the limited partnership and its partners, but allows the limited partnership to contractually modify or eliminate these duties in the limited partnership agreement. A general partner, however, is still subject to the implied covenant of good faith and fair dealing. Accordingly, under our Partnership Agreement, our General Partner has imposed upon itself the following duties:

•	to act diligently;
•	to faithfully exercise its discretion to the best of its abilities; and
•	to use its best efforts to carry out the purposes and conduct our business in the best interests of the Partnership, subject to the limitations set forth therein.

Under the Delaware Revised Uniform Limited Partnership Act, a general partner who acts under a limited partnership agreement that imposes such duties will not be liable to the limited partnership or its limited partners when acting in good faith in reliance upon the provisions of the limited partnership agreement.

Competing Activities.  Because our General Partner and its affiliates, including any other funds that they manage (or in the future any of them may manage), will make investments in Capital Assets, our General Partner and its affiliates may be deemed to have interests that differ from our interests. In recognition of this fact, Section 6.5 of our Partnership Agreement expressly provides that neither our General Partner nor its affiliates will be obligated to present any particular investment opportunity to us and our General Partner and its affiliates have the right, subject to certain limitations, to take for its or their own accounts (without the use of our funds), or to recommend to any affiliate (including us), any particular investment opportunity. Provisions to resolve conflicts of interest that may arise between us and other funds our General Partner and its affiliates sponsor and/or manage with respect to particular investment opportunities that become available, as well as conflicts that arise between us and one or more other funds that may be seeking to realize on investments in Capital Assets at the same time, are included in Section 6.5 of our Partnership Agreement. See “Conflicts of Interest — Competition with our General Partner and its Affiliates for Investments.”

Detriment and Benefit.  If our Partnership Agreement did not explicitly permit our General Partner and its affiliates to acquire investments or to manage similar funds and thereby allocate investment opportunities among us and other funds it and its affiliates manage, a Delaware court could apply certain fiduciary obligations to our General Partner commonly applied to a general partner of a limited partnership. If a Delaware court were to so hold, our General Partner might not be permitted to serve as our general partner and our Investment Manager might not be permitted to serve as our investment manager while acting as the manager, general partner and/or investment manager of any funds that might make investments in Capital Assets at the same time. The provisions in our Partnership Agreement benefit our General Partner and its affiliates since those provisions allow it and such affiliates to act as the manager for more than one fund and to make investments in Capital Assets, which a Delaware court might not permit absent such provisions, although this is not certain. The right of our General Partner and its affiliates to manage similar funds and make investments on its and their own behalf may operate as a detriment to you because there may be opportunities that will not be made available to us. However, our General Partner believes that we should benefit from the experience that our General Partner and its affiliates have gained from acting as a manager or general partner of more than one fund. Furthermore, our Partnership Agreement attempts to resolve any conflicts arising from the management of multiple funds in a manner consistent with the expectations of the investors of all of these funds, our General Partner’s and Investment Manager’s duties and obligations and our and other funds’ investment objectives, especially including that of investment diversification.

Indemnification

We will indemnify our General Partner and its affiliates for any liability, loss, cost and expense of litigation arising out of its acts or omissions provided that:

(1)	our General Partner or its affiliate made a determination in good faith that the action or inaction was in our best interests;
(2)	our General Partner or its affiliate were acting on behalf of or performing services for us; and
(3)	the course of conduct did not constitute negligence or misconduct on our General Partner’s part or that of its affiliate.

Our General Partner and each of its affiliates will be liable, responsible and accountable, and we will not be held liable or responsible, for any liability, loss, cost or expense due to our General Partner’s or its affiliate’s negligence or misconduct to us or any limited partners, as determined by a court. We will not have to pay the cost of insurance that insures our General Partner or any affiliate for any liability for which our General Partner cannot be indemnified.

In addition, we have agreed to indemnify our dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own negligence or misconduct) in connection with the offer or sale of our Interests. Any successful claim for indemnification would deplete our assets by the amount paid and could reduce the amount of distributions subsequently made to you.

We are not permitted to indemnify our General Partner, any of its affiliates, including the dealer-manager, or any selling dealer for any losses, liabilities or expenses arising out of an alleged violation of federal or State securities laws unless the following have occurred:

(1) (a)	there was a successful adjudication on the merits in favor of our General Partner, its affiliates and/or the selling dealer, as applicable, on each count of alleged securities laws violation;
(b)	the claims were dismissed with prejudice on the merits by the court and the court approves such indemnification; or
(c)	the court approved a settlement of the claims and indemnification regarding the costs of claims; plus
(2)	Our General Partner has advised the court regarding the current position of the Securities and Exchange Commission and any other applicable regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

There are a number of remedies available to you if you believe our General Partner (or any person to whom it has delegated any of its duties) has breached its fiduciary duty or our Partnership Agreement. Under the Delaware Revised Uniform Limited Partnership Act, you may sue on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages or you may bring suit on behalf of us (a derivative action) to recover damages from our General Partner or from third parties where our General Partner has failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or State securities laws in connection with the purchase or sale of our Interests, you may be able to recover the losses from a selling dealer, the dealer-manager or anyone associated with either of them. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or State securities laws in connection with the purchase or sale of our Interests, you may be able to recover the losses from a selling dealer, the dealer-manager or anyone associated with either of them.

Our General Partner will provide quarterly and annual reports of operations and must, upon demand, give you or your legal representative a copy of our Annual Report on Form 10-K and other information concerning our affairs. Further, you may inspect or copy our books and records at any time during normal business hours upon reasonable advance written notice. See “Summary of Our Partnership Agreement — Access to Our Books and Records.”

This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if our General Partner breaches its fiduciary duty, is based on statutes and judicial and administrative decisions as of May 18, 2009. If you have questions concerning our General Partner’s duties or you believe that our General Partner has breached a fiduciary duty, you should consult your own counsel.

In the opinion of the Securities and Exchange Commission, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If our General Partner asserts a claim against us for indemnification for such liabilities (other than for expenses incurred in a successful defense) under our Partnership Agreement or otherwise, we will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

FUNDS SPONSORED BY AFFILIATES OF OUR GENERAL PARTNER

Our Investment Manager was formed in 1985 to finance and lease equipment and act as the manager or general partner for publicly offered, income-oriented equipment leasing and finance funds. In addition to acting as our Investment Manager, as of December 31, 2009, our Investment Manager sponsored and is the manager or general partner of:

•	ICON Cash Flow Partners L.P. Seven (“LP Seven”), which transferred its sole remaining asset to a liquidating trust (the “LP Seven Liquidating Trust”) in July 2007;
•	ICON Income Fund Eight A L.P. (“Fund Eight A”), which entered into its liquidation period in December 2005 and which transferred its sole remaining asset to a liquidating trust (the “Fund Eight A Liquidating Trust”) as of March 16, 2009;
•	ICON Income Fund Eight B L.P. (“Fund Eight B”), which entered into its liquidation period in June 2007;
•	ICON Income Fund Nine, LLC (“Fund Nine”), which entered into its liquidation period in May 2008;
•	ICON Income Fund Ten, LLC (“Fund Ten”), which entered into its liquidation period in May 2010;
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”); and
•	ICON Leasing Fund Twelve, LLC (“Fund Twelve”).

Also, our Investment Manager sponsored and was the general partner of:

•	ICON Cash Flow Partners, L.P., Series A (“Series A”), which was liquidated and dissolved in 1999;
•	ICON Cash Flow Partners, L.P., Series B (“Series B”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series C (“Series C”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series D (“Series D”), which was liquidated and dissolved in 2005;
•	ICON Cash Flow Partners, L.P., Series E (“Series E”), which was liquidated and dissolved in 2006; and
•	ICON Cash Flow Partners L.P. Six (“LP Six”), which was liquidated and dissolved in 2006.

The foregoing equipment leasing and finance funds are referred to collectively as the equipment leasing and finance funds sponsored by our Investment Manager. All of these equipment leasing and finance funds sponsored by our Investment Manager were publicly offered equipment leasing and financing limited partnerships or limited liability companies. Affiliates of our General Partner have also engaged in the past, and our General Partner and its affiliates may in the future engage, in the business of brokering or acquiring investments in Capital Assets that do not meet the investment criteria our General Partner has established for us and for the equipment leasing and finance funds sponsored by it and/or its affiliates, such as the criteria for creditworthiness, Capital Asset types, excess transaction size or concentration by lessee/borrower, location or industry.

As of December 31, 2009, six of the thirteen other equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were primarily operated by individuals who have not been part of either our General Partner’s or Investment Manager’s current management team. A brief financial summary of the performance of those completed funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,064.32	957.31
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	64.32	(42.69)
Year offering commenced	1987	1989	1990	1991	1992	1993
Year offering terminated	1989	1990	1991	1992	1993	1995
Year liquidation period commenced	1999	1999	2001	1997	1998	2000

As noted, three of those completed equipment leasing and finance funds did not completely return to their respective investors all of their capital and the other three completed funds returned $238.74, $253.97, and $64.32 for each $1,000 invested to its investors in excess of their original investment.

Total Gross Offering Proceeds of Equipment Leasing and Finance Funds Sponsored by our Investment Manager (as of December 31, 2009)

Fund	Number of Investors	Total Gross Offering Proceeds
Series A (dissolved in 1999)	225	$2,504,500
Series B (dissolved in 2001)	1,756	20,000,000
Series C (dissolved in 2001)	1,741	20,000,000
Series D (dissolved in 2005)	3,076	40,000,000
Series E (dissolved in 2006)	3,712	61,041,151
LP Six (dissolved in 2006)	2,276	38,385,712
LP Seven	4,655	99,999,681
Fund Eight A	2,906	74,996,504
Fund Eight B	2,832	75,000,000
Fund Nine	3,259	99,653,474
Fund Ten	4,393	149,994,502
Fund Eleven	8,636	365,198,690
Fund Twelve	8,356	347,686,947
Total:	47,823	$1,394,461,161

The equipment leasing and finance funds sponsored by our Investment Manager that are still in the phase of making investments are all actively engaged in making investments and all other equipment leasing and finance funds sponsored by our Investment Manager either are in the phase of liquidating or have been liquidated. As of December 31, 2009, the equipment leasing and finance funds sponsored by our Investment Manager had originated or acquired investments as follows:

Investments Originated or Acquired by Equipment Leasing and Finance Funds Sponsored by our Investment Manager as of December 31, 2009
(All Amounts in Dollars of Original Acquisition Cost)

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$6,226,774	$1,556,694	$7,783,468
Series B (dissolved in 2001)	40,950,305	26,850,666	67,800,971
Series C (dissolved in 2001)	45,800,967	26,853,123	72,654,090
Series D (dissolved in 2005)	55,577,669	81,733,088	137,310,757
Series E (dissolved in 2006)	80,651,864	199,000,866	279,652,730
LP Six (dissolved in 2006)	93,104,306	80,323,694	173,428,000
LP Seven	251,479,444	75,503,618	326,983,062
Fund Eight A	152,696,530	25,258,312	177,954,842
Fund Eight B	239,483,806	38,761,792	278,245,598
Fund Nine	265,889,202	55,610,824	321,500,026
Fund Ten	212,848,352	92,640,191	305,448,543
Fund Eleven	760,389,928	35,927,045	796,316,973
Fund Twelve	576,664,938	103,862,657	680,527,595

As of December 31, 2009, the equipment leasing and finance funds sponsored by our Investment Manager had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

Investment Portfolio of Equipment Leasing and Finance Funds Sponsored by our Investment Manager as of December 31, 2009

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$—	$—	$—
Series B (dissolved in 2001)	$—	$—	$—
Series C (dissolved in 2001)	$—	$—	$—
Series D (dissolved in 2005)	$—	$—	$—
Series E (dissolved in 2006)	$—	$—	$—
LP Six (dissolved in 2006)	$—	$—	$—
LP Seven	$—	$11,638,008	$11,638,008
Fund Eight A	$—	$2,266,953	$2,266,953
Fund Eight B	$87,183,828	$40,725,893	$127,909,721
Fund Nine	$196,135,374	$43,460,014	$239,595,388
Fund Ten	$107,282,323	$64,649,575	$171,931,898
Fund Eleven	$440,449,191	$27,081,611	$467,530,802
Fund Twelve	$576,664,938	$99,364,590	$676,029,528

Funds Sponsored by our Investment Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by our Investment Manager under its original ownership and management. None of our Investment Manager’s current owners, officers or employees was part of our Investment Manager’s ownership or management team at the time that these equipment leasing and finance funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than ours. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that we have made and expect to make are and will be in large ticket Capital Assets (Capital Assets with an acquisition cost of $5 million or more) and portfolios of Capital Assets, which our General Partner believes will provide us with the appropriate diversification necessary to achieve our investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing and finance funds our Investment Manager sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the equipment leasing and finance funds sponsored by our Investment Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all affected to varying degrees by the events of September 11, 2001. These funds were adversely impacted by the events of September 11th, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example, Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000. In addition, following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest. The losses incurred by investors in those funds, which paid distributions at a constant rate from the beginning of the offering of those funds, do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Funds Sponsored by our Investment Manager’s Subsequent Owners

In 1996, our Investment Manager was acquired by Messrs. Beaufort J.B. Clarke, Paul Weiss and Thomas Martin. All members of our Investment Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by our Investment Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled our Investment Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than ours. Many of these equipment leasing and finance funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, our investment objectives and policies provide that we will (i) rely less on the use of significant non-recourse indebtedness to achieve our investment objectives, (ii) place less of a reliance on the residual value of Capital Assets to achieve our investment objectives, (iii) place greater emphasis on Investments that generate cash flow, and (iv) rely significantly on our Investment Manager’s originations process to originate our Investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets. These assets were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on charter to SEACOR Smit, Inc. The vessels were returned by SEACOR Smit, Inc. in June 2003 following the end of the then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness; therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft. The indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (in September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were such that the aircraft could not be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment in a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and market conditions in the post-September 11th environment were such that the aircraft had lost significant value and could not be successfully remarketed at the time. Additionally, the aircraft had significant non-recourse indebtedness and Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft. Consequently, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Eight B wrote down its residual position in the aircraft by approximately $6 million during 2008.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Nine wrote down its residual position in the aircraft by approximately $6 million during 2008.

As discussed above, the performance of these investment losses was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment leasing and financing transactions. These investment losses will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with our Investment Manager’s expectations. Some of these funds, such as LP Seven and Fund Eight B, will likely not return all capital to their respective investors. For some of the other funds, it is too early to determine how these funds will ultimately perform; however, due to a combination of factors, including (i) the factors discussed above with respect to its investment policies and objectives and (ii) some of the potentially adverse business developments or conditions affecting its portfolio discussed below, Fund Eleven will have difficulty meeting its investment objectives.

While the foregoing events and circumstances, in many respects, were out of the control of the previous ownership and management of our Investment Manager, the current ownership and management of our Investment Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks. Nevertheless, many similar types of investments that were made by these funds under previous ownership and management did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that has yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds. Notwithstanding the foregoing, there can be no assurance that we or any other equipment leasing and finance fund sponsored by our Investment Manager and its affiliates will ultimately be successful in meeting our or its investment objectives.

Recent Potentially Adverse Business Developments or Conditions

In general, the global credit markets have deteriorated significantly over the past two years. As a result, our Investment Manager has evaluated the impact of the condition of the credit markets on our ability to obtain debt financing in the future should it be desirable and does not expect that there will be any material impact on our ability to obtain debt financing in the future if it is desirable. As discussed above, we expect to rely less on the use of significant non-recourse indebtedness to achieve our investment objectives than the other equipment leasing and finance funds sponsored by previous management and, therefore, our Investment Manager believes that we can meet our investment objectives even if we are unable to obtain debt financing on satisfactory terms.

Recent statistical data on domestic financing markets indicates that domestic financing volume in general and equipment leasing volume in particular has generally deteriorated over the past two years. As noted previously, while some of the reduction in the domestic market in general is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;

•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and, to a lesser extent, investment grade bonds has risen significantly over the past few quarters, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years.

A significant portion of the statistical data regarding the domestic equipment financing market’s performance is provided by the equipment financing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions generally provide financing to companies seeking to lease or finance small ticket and micro ticket equipment, use credit scoring methodologies to underwrite a lessee’s or borrower’s creditworthiness, and rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. On the other hand, our investment objectives and strategy focus on financing middle- to large-ticket, business-essential equipment and other capital assets, we typically underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment financing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for the Capital Assets that we will in the future acquire or invest in. Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

The U.S. economy entered into a recession in December 2007 and the rate of payment defaults by borrowers generally has risen significantly since. Nevertheless, since the onset of the recession, none of the other equipment leasing and financing funds managed by our Investment Manager have experienced any material defaults in payment to them that our Investment Manager expects would materially impact their liquidity, cash flows or profitability. Some of these funds have disclosed certain potentially adverse business developments or conditions in their Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008. Except as disclosed above, our Investment Manager does not expect that any of these events will materially impact such funds’ liquidity, cash flows or profitability at this time. These events include:

(i)	On September 5, 2008, several of our affiliates entered into an amended forbearance agreement with MW Universal, Inc. (“MWU”), LC Manufacturing, LLC (“LC Manufacturing”), MW Crow, Inc. (“Crow”) and seven other subsidiaries of MWU (collectively, the “MWU entities”) to cure certain non-payment related defaults by the MWU entities under their lease covenants. The terms of the agreement included, among other things, the pledge of additional collateral and the grant of a warrant for the purchase of 12% of the fully diluted common stock of MWU. On February 27, 2009, several of our affiliates entered into a further amended forbearance agreement with the MWU entities to cure certain lease defaults. In consideration for restructuring LC Manufacturing’s lease payment schedule, one of our affiliates received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. The forbearance agreement, as amended, was entered into to provide the MWU entities with additional flexibility during these tough economic times, while at the same time attempting to preserve our affiliates’ projected economic return on their investments. On June 1, 2009, our affiliate amended and restructured the master lease agreement with LC Manufacturing to reduce the assets under lease and entered into a new 43-month lease with Metavation, LLC for the assets previously under lease with LC Manufacturing. In consideration for restructuring LC Manufacturing’s lease payment schedule, our affiliate received a warrant to purchase 65% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015;
(ii)	On January 21, 2009, Fund Nine filed a lawsuit in the U.S. District Court for the Southern District of New York against Wildwood Industries, Inc. (a Fund Nine lessee, “Wildwood”) and its owners who guaranteed Wildwood’s obligations for breaches of the leases and guarantees related to Wildwood’s failure to make rental payments. On March 5, 2009, an involuntary petition under Chapter 11 of the U.S. Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in U.S. Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 was converted into a proceeding under Chapter 7 by the U.S. Bankruptcy Court Trustee. Fund Nine does not expect to receive any further recovery from Wildwood;
(iii)	On February 11, 2009, Pliant Corporation (“Pliant”) (a lessee of a joint venture between Fund Eleven and Fund Twelve) commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high yield debt. In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors. On September 22, 2009, Pliant assumed its lease with our affiliates’ joint venture and on December 3, 2009, Pliant emerged from bankruptcy. To date, Pliant has made all of its lease payments;
(iv)	On February 17, 2009, Appleton Papers, Inc. (a Fund Twelve borrower, “Appleton”) notified Fund Twelve that it was in breach of a financial covenant contained in its secured term loans. As a result of this breach, the parties agreed to increase the interest rate on the term note from 12.5% to 14.25% per year beginning with the payment due on March 1, 2009. On February 26, 2010, Fund Twelve amended certain financial covenants in the loan agreement with Appleton. In consideration for amending the loan, Fund Twelve received an amendment fee in the amount of approximately $117,000 from Appleton;
(v)	On March 1, 2009, Spansion LLC (a Fund Nine lessee, “Spansion”) filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008. The equipment under these two leases was returned on June 3, 2009. Based on our Investment Manager’s assessment of the equipment and knowledge of the market for such equipment, Fund Nine recorded an impairment charge for the year ended December 31, 2009. In addition, Spansion affirmed a lease that was extended on July 1, 2008. On July 29, 2009, Fund Nine sold all of the equipment subject to the affirmed lease to Spansion. On February 22, 2010, the U.S. Bankruptcy Court approved a stipulation between Fund Nine and Spansion allowing Fund Nine’s administrative expense claim in the amount of $89,813 and unsecured claim in the amount of $268,987. On March 22, 2010, Fund Nine sold its unsecured claim to a third party for $161,392.20;
(vi)	Fund Ten restructured its lease financing with Premier Telecom Contracts Limited (“Premier”) in exchange for control of the equity of Premier’s parent company until such time as Fund Ten receives its expected return on its investment. In addition, during 2009, Fund Ten recorded an impairment loss of approximately $1,700,000 related to Premier;
(vii)	Fund Eleven restructured the payment obligations of MWU and another of its subsidiaries, W Forge Holdings, Inc. (“W. Forge”), in a manner that should permit such parties to have additional flexibility during these tough economic times, while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment. In consideration for this restructuring, Fund Eleven received, among other things, a $200,000 arrangement fee payable at the conclusion of the lease term and a warrant to purchase 20% of the fully diluted common stock of W. Forge, at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date. Subsequently, as further consideration for additional restructuring of W. Forge’s lease payment schedule, Fund Eleven received a warrant from W. Forge to purchase an additional 20% of its fully diluted common stock, at an aggregate purchase price of $1,000, exercisable until March 31, 2015. On December 31, 2009, Fund Eleven and W. Forge agreed to terminate their lease. Simultaneously with the termination, Fund Eleven sold the equipment to W. Forge;
(viii)	On April 15, 2009, Groupe Henri Heuliez (the guarantor of Fund Eleven’s leases with Heuliez SA (“HSA”) and Heuliez Investissements SNC (“Heuliez”)) and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to a Chapter 11 reorganization under the U.S. Bankruptcy Code. Heuliez subsequently filed for Redressement Judiciaire on June 10, 2009. Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), has agreed to purchase Heuliez. On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of Fund Eleven’s leases. Subsequently, Heuliez requested a restructuring of its lease payments, which has been negotiated, but not finalized;
(ix)	On July 28, 2009, Fund Ten terminated its lease with MW Monroe Plastics, Inc., a subsidiary of MWU (“Monroe”), and transferred title to the machining and metal working equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of greater fair market value to Fund Ten. Beginning August 1, 2009, Fund Ten entered into a lease with MPI for such equipment for a term of 41 months;
(x)	Due to the global downturn in the automotive industry, Sealynx Automotive Transieres SAS (a Fund Twelve lessee, “Sealynx”) requested a restructuring of its lease payments. Fund Twelve agreed to reduce Sealynx’s lease payments during the three months ended September 30, 2009. On January 4, 2010, Fund Twelve restructured Sealynx’s payment obligations under its lease to provide Sealynx with cash flow flexibility while at the same time attempting to preserve Fund Twelve’s projected economic return on its investment;
(xi)	On September 23, 2009, Fund Eleven defaulted on a non-recourse long-term loan with Fortis Bank NV/SA related to the four Handymax product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, due to the failure to make required payments under the loan agreement following the termination of the bareboat charters. Fund Eleven is currently in active discussions with Fortis NV/SA and is attempting to restructure the loan agreement. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $5,827,000 relating to the write down in value of the M/T Faithful. No amount of this impairment charge represents a cash expenditure and it is not expected that any amount of this impairment charge will result in any future cash expenditures;
(xii)	In October 2009, certain facts came to light that led our Investment Manager to believe that Equipment Acquisition Resources, Inc. (a lessee of a joint venture between Fund Eleven and Fund Twelve, “EAR”) was perpetrating a fraud against EAR’s lenders, including ICON EAR, LLC and ICON EAR II, LLC. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Although Fund Eleven and Fund Twelve believe that they are adequately secured under the transaction documents, due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine their ability to collect the amounts due to them in accordance with the leases or the security received. In addition, during 2009, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the semiconductor manufacturing equipment. No amount of these impairment charges represents a cash expenditure and it is not expected that any amount of these impairment charges will result in any future cash expenditures;
(xiii)	On October 30, 2009, Fund Ten amended the bareboat charters for two container vessels, the ZIM Canada and the ZIM Korea, to restructure each respective charterer’s payment obligations. The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterers with additional flexibility while at the same time attempting to preserve Fund Ten’s projected economic return on its investment;
(xiv)	On October 30, 2009, Fund Eleven amended the bareboat charters for the four container vessels, the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea, to restructure each respective charterer’s payment obligations so that Fund Eleven will continue to receive payments through September 30, 2014 in accordance with each amended charter. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $35,147,000 relating to the write down in value of the four container vessels. No amount of this impairment charge represents a cash expenditure and it is not expected that any amount of this impairment charge will result in any future cash expenditures. On February 9, 2010, Fund Eleven amended the facility agreement with HSH Nordbank AG to correspond with the revised payment schedule in the charter amendments, which also cured the debt that was in default as of December 31, 2009;
(xv)	On December 10, 2009, Fund Eleven restructured the lease payment obligations of Teal Jones Group and Teal Jones Lumber Services, Inc. to provide them with cash flow flexibility while at the same time attempting to preserve Fund Eleven’s project economic return on its investment; and
(xvi)	On February 22, 2010, Fund Ten received notice that its leases with Saturn Corporation (“Saturn”) were being rejected by General Motors Company (“GM”) in conjunction with GM’s petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, filed on June 1, 2009, in which Saturn was named as a debtor. In March 2010, Fund Ten sold all of the equipment subject to lease with Saturn to unaffiliated third parties.

Although our Investment Manager expects that our affiliates’ lessees, borrowers and other financial counterparties will ultimately be able to satisfy their obligations to our affiliates, our Investment Manager will continue to review and evaluate the impact of the recession on our affiliates’ lessees, borrowers and other financial counterparties and take such action as it deems necessary to mitigate any adverse developments.

The information presented in this section and the tables included as Exhibit B to this prospectus represent historical results of equipment leasing and finance funds sponsored by our Investment Manager. If you purchase our Interests, you will not have any ownership interest in any other businesses sponsored or owned by our Investment Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing and finance funds sponsored by our Investment Manager and its affiliates.

Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Investment Manager

As of the date hereof, of the 13 prior equipment leasing and finance funds sponsored by our Investment Manager (the “Prior Funds”), six have been liquidated and dissolved (Series A, Series B, Series C, Series D, Series E and LP Six) and two Prior Funds have each transferred all of its assets to a liquidating trust for the benefit of the limited partners, now the beneficial owners (LP Seven and Fund Eight A). As of the date hereof, out of the remaining five Prior Funds, three are currently in the Prior Fund’s “liquidation period” (Fund Eight B, Fund Nine and Fund Ten), and two are in the Prior Fund’s “reinvestment period” or “operating period” (Fund Eleven and Fund Twelve).

At the time each Prior Fund was offered, disclosures contained in the respective prospectus included an anticipated timeframe for an offering period, an operating/reinvestment period and a disposition/liquidation period. Each Prior Fund’s anticipated timeframe and actual timeframe is set forth below:

•	Series A began its proposed two-year offering period in January 1987, which lasted through February 1989. Its reinvestment period, originally anticipated to be six years (ending in February 1995), was extended, with the approval of the limited partners, for a period up to 10 years (ending in February 1999), after which a liquidation period of up to three years was to begin. Series A was liquidated in October 1999. As discussed above, Series A was syndicated under prior ownership and management.

•	Series B began its proposed 18-month offering period in July 1989, which lasted through November 1990. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four years to November 1999, after which a liquidation period of up to two years began. Its liquidation period began in November 1999. Series B was liquidated 22 months later in September 2001. As discussed above, Series B was syndicated under prior ownership and management.
•	Series C began its proposed 18-month offering period in December 1990, which lasted through June 1991. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four and one-half years to December 2000, after which a liquidation period of up to 30 months began. Series C was liquidated nine months later in September 2001. As discussed above, Series C was syndicated under prior ownership and management.
•	Series D began its proposed 18-month offering period in August 1991, which lasted through June 1992. Its five-year reinvestment period ended in June 1997, after which an anticipated five-year disposition period began. Series D was liquidated in November 2005. As discussed above, Series D was syndicated under prior ownership and management.
•	Series E began its proposed two-year offering period in June 1992, which lasted through July 1993. Its five-year reinvestment period ended in July 1998, after which an anticipated five-year liquidation period began. Series E was liquidated in April 2006. As discussed above, Series E was syndicated under prior ownership and management.
•	LP Six began its two-year offering period in November 1993, which lasted through November 1995. Its five-year reinvestment period ended in November 2000, after which an anticipated three-year liquidation period began. LP Six was liquidated in March 2006. As discussed above, LP Six was syndicated under prior ownership and management.
•	LP Seven began its offering period, originally expected to last two years, in November 1995, which offering period was extended for up to an additional year and ended in September 1998. Its anticipated five-year reinvestment period lasted until November 2002, after which an anticipated three-year liquidation period began. In July 2007, LP Seven transferred its sole remaining asset, an interest in an entity that owned and leased a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the LP Seven Liquidating Trust. LP Seven Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of LP Seven are now the beneficial owners of LP Seven Liquidating Trust.
•	Fund Eight A began its anticipated two-year offering period in September 1998, which lasted through May 2000. Its five-year operating period ended in December 2005, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. In March 2009, Fund Eight A transferred its sole remaining asset, an interest in the profits, losses, and cash flows from a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the Fund Eight A Liquidating Trust. Fund Eight A Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of Fund Eight A are now the beneficial owners of Fund Eight A Liquidating Trust.
•	Fund Eight B began its anticipated two-year offering period in May 2000, which lasted through October 2001. Its five-year operating period was anticipated to end in October 2006, but was extended through June 2007, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. Fund Eight B’s liquidation period is continuing.
•	Fund Nine began its proposed two-year offering period in November 2001, which lasted through April 2003. Its five-year operating period ended in April 2008. Fund Nine’s liquidation period began in May 2008, which is anticipated to last for three years, but could be extended for up to an additional three years.
•	Fund Ten began its proposed two-year offering period in June 2003, which lasted through April 2005. Its five-year operating period ended in April 2010. Fund Ten’s liquidation period began in May 2010, which is anticipated to last for three years, but could be extended for up to an additional three years.

•	Fund Eleven began its two-year offering period in April 2005, which lasted through April 2007. Its operating period is expected to last five years from the end of its offering period, but Fund Eleven’s manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Eleven is currently in its operating period.
•	Fund Twelve began its two-year offering period in May 2007, which lasted through April 2009. Its operating period is expected to last five years from the end of its offering period, but Fund Twelve’s manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Twelve is currently in its operating period.

RELATIONSHIPS WITH SOME OF OUR GENERAL PARTNER’S AFFILIATES

The following diagram shows our relationship to our General Partner and its affiliates.

Messrs. Reisner and Gatto would be considered our General Partner’s “promoters.” As an officer and director of our General Partner and our Investment Manager, each of Messrs. Reisner and Gatto would indirectly receive a portion of the compensation received by our General Partner and our Investment Manager as set forth under “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates.” Messrs. Reisner and Gatto are each directors of ICON Securities Corp. and as such would indirectly receive a portion of the compensation received by ICON Securities Corp. as set forth under “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates.”

Our General Partner’s Affiliates

ICON Securities Corp., the dealer-manager, is a Delaware corporation and a wholly-owned subsidiary of our Investment Manager. Its predecessor was formed in 1982 to manage the equity sales for funds sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

MANAGEMENT

Our General Partner

Our General Partner was formed as a Delaware limited liability company in August 2008 to act as our general partner. Its principal office is located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011, and its telephone number is (212) 418-4700. The sole member of our General Partner is ICON Capital Corp., our Investment Manager. The officers and directors of our General Partner as of the date of this prospectus are as follows:

Name	Age	Title
Michael A. Reisner	39	Co-Chief Executive Officer, Co-President and Director
Mark Gatto	37	Co-Chief Executive Officer, Co-President and Director
Joel S. Kress	37	Executive Vice President — Business and Legal Affairs and Secretary
Anthony J. Branca	41	Senior Vice President and Chief Financial Officer
Craig A. Jackson	51	Senior Vice President — Remarketing and Asset Management

Biographical information regarding the officers and directors of our General Partner follows the table setting forth information regarding our Investment Manager’s current executive officers and directors.

Our Investment Manager

Our Investment Manager was formed in 1985. Its principal office is located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011, and its telephone number is (212) 418-4700. The following table provides information regarding our Investment Manager’s executive officers as of the date of this prospectus.

Name	Age	Title
Michael A. Reisner	39	Co-Chairman, Co-Chief Executive Officer and Co-President
Mark Gatto	37	Co-Chairman, Co-Chief Executive Officer and Co-President
Joel S. Kress	37	Executive Vice President — Business and Legal Affairs
Anthony J. Branca	41	Senior Vice President and Chief Financial Officer
H. Daniel Kramer	58	Senior Vice President and Chief Marketing Officer
David J. Verlizzo	37	Senior Vice President — Business and Legal Affairs
Craig A. Jackson	51	Senior Vice President — Remarketing and Asset Management
Harry Giovani	35	Senior Vice President — Credit

Michael A. Reisner, Co-Chairman, Co-Chief Executive Officer and Co-President, joined our Investment Manager in 2001. Mr. Reisner has been a Director since May 2007. Mr. Reisner was formerly Chief Financial Officer from January 2007 through April 2008. Mr. Reisner was also formerly Executive Vice President — Acquisitions from February 2006 through January 2007. Mr. Reisner was Senior Vice President and General Counsel from January 2004 through January 2006. Mr. Reisner was Vice President and Associate General Counsel from March 2001 until December 2003. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

Mark Gatto, Co-Chairman, Co-Chief Executive Officer and Co-President, has been a Director since May 2007. Mr. Gatto originally joined our Investment Manager in 1999 and was previously Executive Vice President and Chief Acquisitions Officer from May 2007 to January 2008. Mr. Gatto was formerly Executive Vice President — Business Development from February 2006 to May 2007 and Associate General Counsel from November 1999 through October 2000. Before serving as Associate General Counsel, Mr. Gatto was an attorney with Cella & Goldstein in New Jersey, concentrating on commercial transactions and general litigation matters. From November 2000 to June 2003, Mr. Gatto was Director of Player Licensing for the Topps Company and, in July 2003, he co-founded ForSport Enterprises, LLC, a specialty business consulting firm in New York City, and served as its managing partner before re-joining our Investment Manager in April 2005. Mr. Gatto received an M.B.A. from the W. Paul Stillman School of Business at Seton Hall University, a J.D. from Seton Hall University School of Law, and a B.S. from Montclair State University.

Joel S. Kress, Executive Vice President — Business and Legal Affairs, started his tenure with our Investment Manager in August 2005 as Vice President and Associate General Counsel. In February 2006, he was promoted to Senior Vice President and General Counsel, and in May 2007, he was promoted to his current position. Previously, from September 2001 to July 2005, Mr. Kress was an attorney with Fried, Frank, Harris, Shriver & Jacobson LLP in New York and London, England, concentrating on mergers and acquisitions, corporate finance and financing transactions (including debt and equity issuances) and private equity investments. Mr. Kress received a J.D. from Boston University School of Law and a B.A. from Connecticut College.

Anthony J. Branca has been Chief Financial Officer since May 2008. Mr. Branca was formerly Senior Vice President — Accounting and Finance from January 2007 through April 2008. Mr. Branca was Director of Corporate Reporting & Analysis for The Nielsen Company (formerly VNU) from March 2004 until January 2007, was International Controller of an internet affiliate from May 2002 to March 2004 and held various other management positions with The Nielsen Company from July 1997 through May 2002. Previously, from 1995 through 1997, Mr. Branca was employed at Fortune Brands. Mr. Branca started his career as an auditor with KPMG Peat Marwick in 1991. Mr. Branca received a B.B.A. from Pace University.

H. Daniel Kramer, Senior Vice President and Chief Marketing Officer, joined our Investment Manager in February 2008. Mr. Kramer has more than 30 years of equipment leasing and structured finance experience. Most recently, from October 2006 to February 2008, Mr. Kramer was part of CIT Commercial Finance, Equipment Finance Division, offering equipment leasing and financing solutions to complement public and private companies’ capital structure. Prior to that role, from February 2003 to October 2006, Mr. Kramer was Senior Vice President, National Sales Manager with GMAC Commercial Equipment Finance, leading a direct sales organizational team; from 2001 to 2003, Senior Vice President and National Sales Manager for ORIX Commercial Structured Equipment Finance division; and President of Kramer, Clark & Company for 12 years, providing financial consulting services to private and public companies, including structuring and syndicating private placements, equipment leasing and recapitalizations. Mr. Kramer received a B.S. from Glassboro State College.

David J. Verlizzo has been Senior Vice President — Business and Legal Affairs since July 2007. Mr. Verlizzo was formerly Vice President and Deputy General Counsel from February 2006 to July 2007 and was Assistant Vice President and Associate General Counsel from May 2005 until January 2006. Previously, from May 2001 to May 2005, Mr. Verlizzo was an attorney with Cohen Tauber Spievack & Wagner LLP in New York, concentrating on public and private securities offerings, securities law compliance and corporate and commercial transactions. Mr. Verlizzo received a J.D. from Hofstra University School of Law and a B.S. from The University of Scranton.

Craig A. Jackson has been Senior Vice President — Remarketing and Asset Management since March 2008. Mr. Jackson was previously Vice President — Remarketing and Portfolio Management from February 2006 through March 2008. Previously, from October 2001 to February 2006, Mr. Jackson was President and founder of Remarketing Services, Inc., a transportation equipment remarketing company. Prior to 2001, Mr. Jackson served as Vice President of Remarketing and Vice President of Operations for Chancellor Fleet Corporation (an equipment leasing company). Mr. Jackson received a B.A. from Wilkes University.

Harry Giovani, Senior Vice President — Credit, joined our Investment Manager in April 2008. Most recently, from March 2007 to January 2008, Mr. Giovani was Vice President for FirstLight Financial Corporation, responsible for underwriting and syndicating middle market leveraged loan transactions. Previously, from April 2004 to March 2007, he worked at GE Commercial Finance, initially as an Assistant Vice President in the Intermediary Group, where he was responsible for executing middle market transactions in a number of industries including manufacturing, steel, paper, pharmaceutical, technology, chemicals and automotive, and later as a Vice President in the Industrial Project Finance Group, where he originated highly structured project finance transactions. Mr. Giovani started his career in 1997 at Citigroup’s Citicorp Securities and CitiCapital divisions, where he spent six years in a variety of roles of increasing responsibility including underwriting, origination and strategic marketing/business development. Mr. Giovani graduated from Cornell University in 1996 with a B.S. in Finance.

Committees

Disclosure Committee.  Our Investment Manager has established a disclosure committee to ensure that all disclosures and forward-looking statements made by us to our investors and/or the investment community are accurate and complete, fairly present our financial condition and results of operations in all material respects, and are made on a timely basis, as required by applicable laws regulations. The disclosure committee is currently comprised of Messrs. Reisner, Kress, Branca and Verlizzo.

Investment Committee.  Our Investment Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential investments and for allocating potential investments and portfolio acquisitions among the equipment leasing and finance funds sponsored and/or managed by our Investment Manager and its affiliates. The investment committee is responsible for supervising and approving all individual investments and portfolio acquisitions. The investment committee will consist of at least two persons whom our Investment Manager designates. Our Investment Manager expects that all such persons will be its officers or those of its affiliates. The investment committee will make decisions by majority vote. As of the date of this prospectus, the members of the investment committee are Messrs. Reisner, Gatto, Kress, Jackson and Giovani.

INVESTMENT OBJECTIVES

General

Investment Objectives.  We will make various types of investments in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, purchasing Capital Assets and leasing such assets to domestic and global businesses, acquiring ownership rights to items of leased Capital Assets at lease expiration, making and acquiring loans secured by Capital Assets, and other investments in Capital Assets with lessees, borrowers and other counterparties that our Investment Manager determines are creditworthy. These counterparties will generally be located in North America, Europe and other developed markets, including those in Asia, South America and elsewhere. We have four investment objectives:

(1)	Invest in Capital Assets: to make favorable investments in Capital Assets.
(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a limited partner.
(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment leases, secured loans, and other financing transactions. We believe that a diverse portfolio comprised of various types of investments, a range of maturity dates and creditworthy lessees, borrowers and other counterparties makes it less likely that changes in any one market sector or a counterparty’s default or bankruptcy will significantly impact us.
(4)	Provide a Favorable Total Return: to achieve “payout,” which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

We expect initially to make investments equal to the sum of the following:

•	83.18% of the gross offering proceeds if the maximum number of our Interests is sold in the offering; plus
•	borrowed funds, which are expected to be approximately 55% of the purchase price of our investment portfolio, but we are not limited on the amount we can borrow to make investments; plus
•	excess cash flow not held in reserve or distributed to investors.

Investment Strategy.  We seek to make investments in Capital Assets that we believe will provide you with a satisfactory rate of return on your investment from (a) current cash flow generated by the payment of rent in the case of leases and principal and/or interest in the case of secured loans, (b) deferred cash flow from the realization of the value of the Capital Assets or interests therein at the maturity of the investment or the exercise of the option or (c) a combination of both.

With respect to (a) above, we will seek to make investments in Capital Assets subject to lease and in secured loans with lessees and borrowers, respectively, that we believe to be creditworthy based on such lessees’ and borrowers’ financial position, business, industry, and the underlying value of the Capital Assets. In our opinion, this increases the probability that all of the scheduled rental or loan payments, as applicable, will be paid when due. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers.

With respect to (b) above, we will seek to make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return. In the case of these types of investments, we will seek to make investments in Capital Assets that decline in value at a slow rate due to the long economic life of such assets. In the case of operating leases (leases where there is limited cash flow during the primary term of the lease and the value of the Capital Assets at the end of the term was the primary reason for making the investment), most, if not all, of the return of and return on that investment will generally be realized upon the sale or re-lease of the Capital Assets. In the case of leveraged leases (leases where a substantial portion of the cash flow and potentially a portion of the residual value has been pledged to a lender on a non-recourse basis and the value will be realized upon the sale or re-lease of the Capital Assets), the rental income received in cash will be less than the purchase price of the Capital Assets because we will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets. In our experience, the residual value may provide a return of and a return on the purchase price of the equipment even if all rental payments received during the initial term were paid to a lender.

In some cases with respect to the above investments we may acquire equity interests, as well as warrants or other rights to acquire equity interests in the borrower or lessee that may increase our expected return on our investment.

There can be no assurance as to the exact percentage of our investment portfolio that will consist of any type of investment. We believe the optimal mix depends upon the specific Capital Assets identified for investment and the payment and document terms and, in the case of leases and options to acquire or acquire interests in Capital Assets, forecasted residual values. The mix of investment types may vary significantly as investments reach maturity and reinvestment occurs and the mix we believe optimal at later dates may be materially different than what we consider optimal today.

None of our limited partners will have the right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our General Partner. Our General Partner’s authority to carry out these investment policies and endeavor to meet these investment objectives is contained in Sections 3.1 through 3.3 of our Partnership Agreement. Any substantive changes to those provisions of our Partnership Agreement can only be made with the approval of a majority of our Interests.

Leases

In a typical lease, we will own and lease Capital Assets and the lessee will make periodic payments to us, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes a lease from a loan or other financing arrangement involving Capital Assets is that when the lessee’s right to use the Capital Assets ends (upon the expiration of a lease), a significant part of the Capital Assets’ economic life remains. The potential value that may be realized upon the expiration of the initial lease term is commonly referred to as the residual value of the Capital Assets. Your ultimate return, if any, on an investment in our Interests may partly depend upon the residual value of the Capital Assets that we acquire.

Many of our investments will be the outright purchase of Capital Assets that are already subject to lease. In other cases, we will either acquire Capital Assets from a lessee and lease them back to the lessee or acquire Capital Assets from one or more vendors and lease such Capital Assets to a lessee. Under any of these scenarios, we will purchase Capital Assets either directly or through special purpose entities we will own. We may, in some cases, jointly purchase Capital Assets with other businesses that our General Partner or its affiliates manage or with unaffiliated third parties. In such cases, we may also co-own a special purpose entity with other parties.

Secured Loans

We may also finance the purchase of Capital Assets by end users by providing and/or investing in secured loans. A secured loan allows the end user to purchase the Capital Assets and pay the purchase price over a period of time. The Capital Assets and, if we determine prudent or necessary, other assets such as the borrower’s accounts receivable and/or corporate and personal guarantees, will serve as collateral for the repayment of the loan. Our investments in secured loans may be made to the same types of customers and cover the same types of Capital Assets as our leases. We will also attempt to structure our secured loans so that, in an economic sense, there is no difference to us between a secured loan and a finance lease. For example, all customers who receive secured loans from us must meet the same underwriting criteria as the customers that lease Capital Assets from us. Before making any secured loan, we will review the Capital Assets that the end user proposes to purchase to ensure that we agree with the end user that the Capital Assets have a fair market value equal to or greater than the proposed principal amount of the secured loan requested from us by the end user to acquire those Capital Assets and/or, if our Investment Manager in its discretion, deems it advisable, we may require the end user to provide us additional collateral for the loan such as a guarantee, a pledge of the end user’s receivables, etc.

Portfolio Acquisitions

We may purchase portfolios of Capital Assets subject to leases and/or loans. In evaluating a portfolio acquisition, we expect to follow one or more of the procedures below:

•	with regard to leases, review for completeness and accuracy the lease documentation of (a) the largest of the leases in the portfolio and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);
•	with regard to loans, review the underlying loan documents including security and pledge documentation;
•	review and verify lessee and borrower payment histories where necessary and practicable;
•	evaluate the underlying Capital Assets or other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases and/or loans);
•	take commercially reasonable steps to evaluate the creditworthiness of a representative number of non-investment-grade lessees, borrowers and/or other counterparties; and
•	perform Uniform Commercial Code lien searches against selected potential lessees, borrowers and/or other counterparties as well as against the current owner of the portfolio.

In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event that any underlying lessee, borrower or other counterparty defaults.

Other Investments

We may also, from time to time, invest in other types of property, tangible and intangible, including related real property, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated funds, joint ventures or other entities. However, we may make such investments only in furtherance of our investment objectives, in accordance with our investment policies, and in relation to the investment in Capital Assets and other transactions as described in this prospectus and as governed by our Partnership Agreement.

Transaction Documentation

The terms and provisions of each lease, secured loan or other investment that we acquire or enter into will vary depending upon a number of factors that existed at the time the investment commenced, including the type and intended use of the Capital Assets, the business, operations and financial condition of the lessee or borrower, any regulatory considerations and the tax consequences and accounting treatment of the transaction.

We anticipate that each investment we enter into will hold the lessee, borrower or other counterparty, as applicable, responsible for:

(1)	paying rent or principal and/or interest without deduction or offset of any kind;
(2)	bearing the risk of loss and maintaining both casualty and liability insurance on the Capital Assets;
(3)	paying sales, use or similar taxes associated with the investment;
(4)	indemnifying us against any liability resulting from any act or omission of the lessee, borrower or other counterparty or any of their agents and guarantors;
(5)	maintaining the Capital Assets in good working order and condition during the term of the investment; and
(6)	prohibiting the assignment or sublease of the Capital Assets without our prior written consent.

Our investments will usually have terms ranging from 2 to 7 years. We also anticipate that most leases and secured loans will not be cancelable during their initial terms, although some may provide the lessee or borrower with a termination right (in the case of leases) or prepayment right (in the case of secured loans) in exchange for an agreed upon payment to us. We may agree to allow cancellation of an investment that does not have a cancellation right if it appears to be in our best interest; provided, that the lessee or borrower pays compensation to us or a more attractive alternative exists that will enable us to achieve our investment objectives. With regard to leases, at the end of each lease term, the lessee may have the option to buy the Capital Assets or renew the lease, either at set prices or at prices tied to the then-current fair market value.

Investments Denominated in Foreign Currencies

We have the ability to make investments in which the rental or principal and/or interest payments are denominated in a currency other than U.S. dollars. In these cases, we may enter into a contract to protect us from fluctuations in the currency exchange rates. If an investment is denominated in a major currency that has historically had a stable exchange relationship with the U.S. dollar, hedging may be unnecessary or not cost effective to protect the value of the payments we receive. To hedge the risk related to payments made in a foreign currency, we would enter into a hedge contract so that we would receive a fixed number of U.S. dollars for the rent or principal and/or interest and any other fixed, periodic payments due in connection with the transaction even if the exchange rate between the U.S. dollar and the currency of the investment changes during its term. We expect to enter into hedge contracts only if the hedge contracts would be on terms and conditions favorable to our limited partners. See “Risk Factors — We could incur losses as a result of foreign currency fluctuations.”

Transaction Approval Procedures

Our Investment Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential investments and for allocating potential investments and portfolio acquisitions among the equipment leasing and financing funds sponsored and/or managed by our Investment Manager and its affiliates. The investment committee is responsible for supervising and approving all individual investments and portfolio acquisitions. The investment committee will consist of at least two persons whom our Investment Manager designates. Our Investment Manager expects that all such persons will be its officers or those of its affiliates. The investment committee will make decisions by majority vote. As of the date of this prospectus, the members of the investment committee are Messrs. Reisner, Gatto, Kress, Jackson and Giovani.

The investment committee will make investment decisions using the investment policies described in this prospectus and the factors set forth under “Conflicts of Interest.” All potential investments will be evaluated on the basis of:

•	the extent to which the transaction appears to satisfy our investment objectives;
•	the creditworthiness of the prospective lessee, borrower or other counterparty and the character of its business, and, to the extent deemed prudent for customers whose senior debt is not rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential defaults; and
•	the type of Capital Asset to be purchased and its condition, location and expected residual value.

Creditworthiness Considerations

We maintain credit review procedures that govern our credit review of potential lessees, borrowers and other counterparties. Our typical minimum procedures are set forth below, but may be revised by our Investment Manager’s investment committee as it deems necessary or appropriate for a particular transaction:

•	for lessees, borrowers and other counterparties that have senior debt rated investment grade by an independent rating agency, such as, Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, an intensive and comprehensive analysis of a potential lessee’s, borrower’s or other counterparty’s current and past years’ financial statements and any and all additional information on the lessee’s, borrower’s or other counterparty’s business that may help determine the ability of the same to meet its obligations; and
•	for lessees, borrowers and other counterparties that do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee’s, borrower’s or other counterparty’s credit and payment history, bank accounts, trade references and credit reports from credit agencies such as Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, etc.

Investment Considerations

“Used” Capital Assets.  Some of the Capital Assets in which we invest will be used Capital Assets that have already been delivered to the current lessee, borrower or other counterparty prior to our investment in such Capital Assets. Used Capital Asset transactions that are already subject to lease or secured loans can be advantageous to us because we may have the opportunity to analyze payment histories and compliance with other lease or loan provisions, the condition of the Capital Assets, and how such Capital Assets are used and maintained prior to investment. In general, and particularly with regard to investments in which we expect to receive most of the value upon the sale or release of the Capital Assets, we will not make substantial investments without obtaining such information and reports, and inspecting and surveying the Capital Assets and the service, maintenance and repair records thereof necessary to determine the probable economic life, reliability and productivity thereof, as well as the competitive position, suitability and desirability of investing in such Capital Assets when compared with other investment opportunities available to us.

Types of Capital Assets.  Other equipment leasing and finance funds that our General Partner’s affiliates have managed have invested in various types of Capital Assets. We expect that we will invest in Capital Assets similar to those, which include, but are not limited to:

•	transportation equipment such as marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may be characterized as vessels), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy-duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis and aircraft (including airframes, engines, avionics, parts and ground handling equipment);
•	machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;
•	materials handling equipment, such as forklifts and more specialized equipment for moving materials in warehouse or shipping areas;
•	furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment and patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);
•	office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines;
•	any real property or leasehold or other interests in real property that are incidental to any Capital Assets or other investments; and
•	other Capital Assets that we believe may be an attractive investment to meet our investment objectives, including future technology equipment, custom-made or specialized equipment similar to those types of equipment described above, data gathering equipment and upgrades and retrofits to existing Capital Assets.

As of December 31, 2009, the following graph shows the types of Capital Assets invested in by other equipment leasing and finance funds that our Investment Manager has managed since the date that the previous ownership team took over, based on the cash portion of the purchase price.

All Investments Made in Capital Assets
Between August 1996 and December 2009
(by ICON Equity invested)

Economic Useful Lives of Capital Assets.  We will generally seek to invest in leased Capital Assets that, on expiration of the lease, have at least one-third of the economic useful life of the Capital Assets remaining, based upon the assets’ age or utilization history. To maximize our disposal options and investment returns at the end of our leases, we will seek to avoid investing in Capital Assets that may become technologically obsolete unless we have reason to believe those investments will contribute to our overall investment objectives.

Equipment Registration and Regulation.  Before we invest in transportation equipment, we will evaluate the impact and costs of maintaining any required registration thereof with appropriate governmental agencies and complying with requirements such agencies place on the operation and condition of the equipment. Aircraft and marine vessels are subject to registration and other requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. Failing to register these types of Capital Assets, or losing the registration, could result in substantial penalties, forced liquidation of the Capital Assets and/or the inability to own, operate and/or lease the Capital Assets. Governmental agencies sometimes require changes or improvements to Capital Assets and we may have to spend our own funds in order to comply make the changes if the lessee, borrower or other counterparty is not required to do so under the transaction documents. Making changes may cause the Capital Assets to be removed from service for a period of time. Additionally, federal law restricts the extent to which aircraft and marine vessels that are registered in the United States may be owned or controlled by people who are not U.S. citizens. As a consequence of these rules, we may transfer title of certain aircraft and vessels to a trust of which we are the sole beneficiary, a limited liability company or limited partnership beneficially owned by us or a limited liability company or limited partnership of which we are a member.

Interim Financing

We also participate and may participate in the future with affiliated equipment leasing and finance funds in a recourse debt facility to provide temporary financing. Our General Partner or any of its affiliates may acquire Capital Assets for us on an interim basis, generally not to exceed six months, so long as the acquisition is in our best interest and the Capital Assets are purchased by us for a price no greater than our General Partner’s or its affiliate’s cost for the Capital Assets. Neither our General Partner nor its affiliates may benefit from the acquisition, except for allowable compensation to our General Partner and its affiliates as described in “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates.” When our General Partner or one of its affiliates purchases Capital Assets on our behalf on an interim basis with its own funds in order to facilitate our ultimate purchase, our General Partner or such affiliates, as the case may be, will be entitled to receive interest on the funds advanced on our behalf at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. However, we will not pay a higher rate of interest than that which our General Partner or such affiliate is paying if our General Partner or such affiliate either assumes an existing loan or borrows money to acquire the Capital Assets. Our General Partner or such affiliate will pay interest on such funds until we buy the Capital Assets, which interest will begin to accrue on the date our General Partner or such affiliate buys the same. Any rental or principal and/or interest payments received or accrued by our General Partner or such affiliate prior to our purchase of the Capital Assets will either reduce our purchase price of the Capital Assets or will be assigned to us upon our purchase of the same. If a secured loan is assumed in connection with such an acquisition, the loan must have the same interest terms at the time we acquire the Capital Asset as it had when our General Partner or such affiliate first acquired the Capital Asset.

Portfolio Review and Remarketing

Our Investment Manager intends to evaluate our investments at least annually, and more frequently if circumstances require, to determine whether each Capital Asset should remain in the portfolio or should be sold, and if such a sale would achieve our investment objectives given then-existing market conditions. Our Investment Manager will make that decision based upon our operating results, general economic conditions, tax considerations, the nature and condition of items of Capital Assets, the financial condition of the parties obligated to make payments under leases, loans and other financing transactions, alternate investment opportunities then available to us and other factors that our Investment Manager deems appropriate to the evaluation.

Prior to or upon the expiration of any lease where the subject Capital Assets have remaining useful life, our Investment Manager will try to:

(1)	extend or renew the lease with the existing lessee, or
(2)	lease the Capital Assets to a new lessee or sell the Capital Assets to the existing lessee or to a third party.

Disposing of or redeploying equipment upon lease expiration is known in the equipment leasing and financing industry as remarketing.

Investment Management Agreement

We have entered into an Investment Management Agreement with our Investment Manager. Under this agreement, in order to facilitate our acquisition and servicing of and realization on our investments, our Investment Manager will:

•	originate investments on our behalf;
•	temporarily make investments on our behalf;
•	service our investments on our behalf, including, but not limited to, the following services:
•	credit analysis and underwriting;
•	receivables management;
•	portfolio management;
•	accounting and financial and tax reporting;
•	remarketing; and
•	marketing our services.

The compensation of our Investment Manager for providing these services is set forth in the “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates” section of this prospectus. The form of Investment Management Agreement is included as an exhibit to the registration statement of which this prospectus is a part. We may also use independent third-parties to originate and/or service a portion of our investments at competitive rates.

Roll-Up Transactions

In the event that our General Partner determines that we should participate in a Roll-Up transaction, we will comply with the NASAA Guidelines relating to Roll-Ups.

MARKET AND INDUSTRY DATA

Market and industry data used throughout this prospectus are based on our Investment Manager’s estimates or, where indicated, research, surveys and studies conducted by third parties and industry and general publications. There has been no independent verification of market and industry data from third-party sources, but there is no reason to believe such information is not reliable or accurate as of the date of this prospectus. In particular, certain market and industry data has been based upon information concerning the commercial and industrial financing industry generally from the U.S. Federal Deposit Insurance Corporation (“FDIC”) and Thomson Reuters PLC (“Thomson”) and the equipment finance industry specifically from Global Insight, Inc., a global forecasting company (“Global Insight”), the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment leasing and finance industry (“ELFF”), the Equipment Leasing and Finance Association, an equipment finance trade association and affiliate of ELFF (“ELFA”), the United States Department of Commerce Bureau of Economic Analysis (“BEA”), and Euromoney Institutional Investor PLC (“Euromoney”).

INDUSTRY OVERVIEW

The Equipment Finance Industry

Recent trends indicate that domestic and global equipment financing volume is correlated to overall business investments in equipment, which are typically impacted by general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases, depending on a number of factors. These factors include the availability of liquidity to provide equipment financing and/or provide it on terms satisfactory to borrowers, lessees, and other counterparties, as well as the desire to upgrade equipment and/or expand operations during times of growth, but also in times of recession in order to, among other things, seize the opportunity to obtain competitive advantage over distressed competitors and/or increase business as the economy recovers.

Industry Trends Prior to the Recent “Credit Crisis”

The U.S. economy experienced a downturn from 2001 through 2003, resulting in a decrease in equipment financing volume during that period. From 2004 through most of 2007, however, the economy in the U.S. and the global economy in general experienced significant growth, including growth in business investment in equipment and equipment financing volume. According to information provided by ELFF, based on information from BEA and Global Insight, total domestic business investment in equipment and software increased annually from approximately $922 billion in 2002 to approximately $1,205 billion in 2006 and 2007. Similarly, during the same period, total domestic equipment financing volume increased from approximately $515 billion in 2002 to approximately $684 billion in 2007.

According to the World Leasing Yearbook 2010, which was published by Euromoney, global equipment leasing volume increased annually from approximately $462 billion in 2002 to approximately $760 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and South America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in South America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. It is believed that global business investment in equipment, and global equipment financing volume, including equipment loans and other types of equipment financing, increased as well during the same period.

Current Industry Trends

In general, the U.S. and global credit markets have deteriorated significantly over the past two years. The U.S. economy entered into a recession in December 2007 and global credit markets continue to experience dislocation and tightening. Many financial institutions and other financing providers have failed or significantly reduced financing operations, creating both uncertainty and opportunity in the finance industry.

Commercial and Industrial Loan Trends.  According to information provided by the FDIC, the change in the volume of outstanding commercial and industrial loans issued by FDIC-insured institutions started to decline dramatically beginning in the fourth quarter of 2007. Thereafter, the change in volume turned negative for the first time since 2002 in the fourth quarter of 2008, with reductions of approximately $61 billion between the last quarter of 2008 and the first quarter of 2009, approximately $68 billion between the first and second quarters of 2009, and approximately $89 billion between the second and third quarters of 2009.

While some of the reduction is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and, to a lesser extent, investment grade bonds has risen significantly over the past few quarters, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result of all of these factors affecting the commercial and industrial finance segment of the finance industry, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years. As noted below, this trend in the wider financing market is also prevalent in the specific market for equipment financing.

Equipment Financing Trends.  According to information provided by ELFA, total domestic business investment in equipment and software decreased to $1,187 billion in 2008. Similarly, during the same period, total domestic equipment financing volume decreased to $671 billion in 2008. Global business investment in equipment, and global equipment financing volume, decreased as well during the same period. According to the World Leasing Yearbook 2010, global equipment leasing volume decreased to approximately $644 billion in 2008. For 2009, domestic business investment in equipment and software is forecasted to drop to an estimated $1,011 billion with a corresponding decrease in equipment financing volume to an estimated $518 billion. Nevertheless, ELFA projects that domestic investment in equipment and software and equipment financing volume will begin to recover in 2010, with domestic business investment in equipment and software projected to increase to an estimated $1,108 billion in 2010 and $1,255 billion in 2011 and corresponding increases in equipment financing volume to an estimated $583 billion in 2010 and $668 billion in 2011.

Prior to the recent credit crisis, a substantial portion of equipment financing was provided by the leasing and lending divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provided financing to companies seeking to lease small ticket and micro ticket equipment, (ii) used credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) relied heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Many of these financial institutions and other financing providers have failed or significantly reduced their financing operations. By contrast, we (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) are not significantly reliant on receiving outside financing to meet our investment objectives. In short, in light of the tightening of the credit markets, our Investment Manager in its role as the sponsor and manager of other equipment financing funds has, since the onset of the “credit crisis,” reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable Investments that will in turn enable us to meet our investment objectives.

Why Businesses Finance

So long as there is sufficient financing liquidity from sources such as us, it is expected that domestic and global companies will continue to finance productive equipment and equipment financing volume will continue to increase over time because equipment financing allows companies to:

(1)	Conserve Cash/Pay Down Debt. Equipment financing permits companies to finance up to 100% of the purchase price of equipment, thereby enabling companies to conserve cash for other purposes, such as reserves or research and development, while still having the use of business-essential equipment. Equipment financing also permits companies to unlock the value in business-essential equipment that companies already own by borrowing against this collateral, while still having the use of it, and using the proceeds for other purposes, such as paying down or refinancing other indebtedness.
(2)	Deduct Some or All Financing Payments for Tax Purposes as a Business Expense. When a company borrows money to finance equipment purchases, the interest portion of the loan is typically tax deductible. Moreover, when a company leases equipment, the entire lease payment is typically tax deductible.
(3)	Maximize Flexibility. Equipment financing can allow companies to upgrade equipment more easily and quickly than owning, enabling companies to stay on the cutting edge of technology. In addition, companies retain operating flexibility in equipment financing, which is valuable if the long-term usefulness of the particular equipment to companies is unknown.

Competition in the Equipment Finance Industry

The commercial leasing and financing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include other equipment leasing and finance funds, hedge funds, private equity funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors. Competition from both traditional competitors and new market entrants has intensified in recent years due to growing marketplace liquidity and increasing recognition of the attractiveness of the commercial leasing and finance industry.

Other equipment finance companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective customers on financial terms that are more favorable than those that we can offer. There are numerous other potential entities, including entities organized and managed similarly to us, seeking to make Investments. Many of these potential competitors are larger and have greater financial resources than us.

We compete primarily on the basis of pricing, terms and structure, particularly on structuring flexible, responsive, and customized financing solutions for our customers. Our Investments are often made directly rather than through competition in the open market. This approach limits the competition for our typical Investment, which may enhance returns. Our Investment Manager believes that our investment model may represent the best way for individual investors to participate in investing in Capital Assets. Nevertheless, to the extent that our competitors compete aggressively on any combination of the foregoing factors, we could fail to achieve our investment objectives.

CASH DISTRIBUTIONS

While our objective is to make monthly cash distributions to our limited partners as described below, we cannot make any prediction as to what level of distributions or return on investment, if any, will be achieved. In addition, no specific amount of distributions is guaranteed and investors bear a significant risk of loss on an investment in our Interests.

Monthly Cash Distributions

Section 8.1(a) of our Partnership Agreement provides that, subject to our sole discretion, each limited partner is entitled to receive monthly cash distributions and that our General Partner will receive distributions as monthly distributions are made to our limited partners. Monthly distributions may be a return of capital rather than a return on capital. See “Risk Factors — Risks Related to This Offering — All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.” These monthly distributions will be made at the initial distribution rate, as determined by us, beginning with the month after the limited partner’s admission and ending with the termination of the operating period, to the extent that cash on hand is available for this purpose. The operating period is our period of active investment and reinvestment, which we anticipate will end five years after the final closing date of the offering, but which we may extend for up to an additional 36 months in our sole discretion.

During the operating period, we intend to reinvest substantially all of our undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional equipment. Undistributed cash will be reinvested for all partners in accordance with the terms of our Partnership Agreement. A ratable portion (that is, one-twelfth) of the annual distribution amount will be payable monthly. Those limited partners who invested prior to the applicable minimum offering amount being achieved and whose funds were held in escrow received, upon admission as limited partners, a one-time distribution in an amount equal to the initial distribution rate pro-rated for each day their funds were held in escrow, but without interest.

Cash on hand will be distributed to limited partners in an amount that we believe can be prudently distributed without adversely affecting our operations, including meeting all of our investment objectives. In determining how much cash to distribute, we will consider the following: (a) our expenses, the timing and amounts of which are expected to be largely non-discretionary and (b) monies that we determine are necessary to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect our ability to make monthly cash distributions. Furthermore, our ability to make cash distributions to our limited partners may be subject to restrictions imposed upon us in loan or other types of agreements.

Cash distributions are generally made in proportion to the number of Interests a limited partner owns, without taking into account differences in the length of time such limited partners have held their Interests, and are non-cumulative, meaning that if there is insufficient cash available to make a distribution at the initial distribution rate or the current distribution rate, as determined by us, in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution.

Distributions to be made to limited partners pursuant to our Partnership Agreement are intended to be in an amount sufficient to permit the limited partners to pay any federal and state income taxes payable with respect to sales of equipment by us. For this purpose, we assume that all limited partners are subject to income taxation at a 35% rate on taxable profits from such sales. There can be no assurance that cash will be available in an amount sufficient for that purpose.

We anticipate that the monthly cash distributions, provided funds are available, will be made approximately five days after the end of each month. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

First Cash Distributions to Limited Partners

If, in any month during the offering period and operating period, the current annual distribution rate is less than the initial distribution rate, our Investment Manager will defer 50% of its Management Fees. Such deferral will be without interest and will continue until such time as aggregate distributions to our limited partners are equal to the aggregate distributions that would have been received had the initial distribution rate continued, as modified, to the calculation date.

The ratio of cash distributions to limited partners to cash distributions to our General Partner is different before and after payout. See “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates — Operating Stage.” Payout is the time when cash distributions have been made in an amount equal to the sum of the limited partners’ capital contributions, plus an 8.0% cumulative annual return on their unreturned capital contributions, compounded daily. These determinations will not be made on a limited partner-by-limited partner basis, but will be made by aggregating contributions from our limited partners and distributions to our limited partners as a whole. Prior to payout, distributions of cash flow will be made 99% to our limited partners and 1% to our General Partner. After payout, distributions of cash flow will be made 90% to our limited partners and 10% to our General Partner.

Reinvesting Distributions in Additional Interests During our Offering Period Pursuant to our DRIP Plan

You may, subject to State suitability requirements, elect to have all of the cash distributions you receive during our offering period invested in additional Interests pursuant to our DRIP Plan. See “Distribution Reinvestment Plan.”

Cash Distributions During the Liquidation Period

After the operating period, we will sell our investments in the ordinary course of business during a timeframe called the liquidation period. These sales will occur as soon as our Investment Manager deems it prudent, which may or may not be before the maturity of our investments. At our option, Capital Assets returned from expired leases may be leased to third parties rather than sold if, in our Investment Manager’s judgment, the re-lease of the Capital Assets is in the best economic interest of our limited partners. Because there can be no assurance that Capital Assets coming off lease can be sold in a timely fashion during the liquidation period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the liquidation period to be unpredictable. Distributions made during the liquidation period will, among other things, depend upon:

•	the amount of cash on hand at the end of the operating period;
•	the cash from sales of our investments;
•	the amount of cash flow, if any, that we derive from the ownership of our remaining investments during the liquidation period; and
•	repayment of debt obligations, if any.

If our Investment Manager believes it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, and that would have an impact on the amount and timing of distributions made during the liquidation period. In addition, our Investment Manager will not receive any Acquisition Fees on investments made during the liquidation period. Upon our liquidation, cash received from our investments will be distributed in accordance with the positive balances in our limited partners’ capital accounts.

Limited partners investing at different times during the offering period may experience different rates of return on their investments, both at the time if and when payout is achieved and upon our liquidation. This will depend on, among other things, whether the initial distribution is less than, equal to, or greater than 8% (the priority return used to determine when payout is achieved) and whether monthly distributions at that rate are always made; and similar differences could exist at the time of our liquidation.

FEDERAL INCOME TAX CONSEQUENCES

This section discusses the material federal income tax consequences for an individual investor who is a U.S. citizen or resident. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective investor, in light of your personal circumstances. The tax consequences of investing in our Interests will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

Tax treatment for other investors — such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors — are likely to differ significantly from the principal tax consequences outlined in this section. See “— Tax Treatment of Certain Trusts and Estates,” “— Taxation of Tax-Exempt Organizations” and “— Corporate Investors.” State and local tax consequences may differ from the federal income tax consequences described below. See “— State and Local Taxation.”

Opinion of Counsel

Arent Fox LLP has acted as our counsel in this offering. Arent Fox LLP’s opinion was that, under current tax laws and regulations, we will be classified for federal income tax purposes as a partnership and not as a corporation. We did not and will not request a ruling from the IRS on this matter. Our counsel’s opinion on this issue was based partially on our representations that: (1) our business will be conducted as described in this prospectus and (2) we will not elect to be classified as an association taxable as a corporation. In addition, to the extent the summaries of tax consequences herein contain statements or conclusions of law, counsel was of the opinion that these statements or conclusions more likely than not are correct under the present Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

Counsel’s opinion was based upon the facts described in this prospectus and upon additional facts that we provided to counsel about our operations. Any alteration of our activities from the description we gave to counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon existing law, which is subject to change either prospectively or retroactively.

You should note that the tax opinion represents only our counsel’s best legal judgment and has no binding effect or official status of any kind, on the IRS or otherwise; and neither we nor our counsel has requested a ruling from the IRS on any of the tax matters discussed in this prospectus. The IRS may not accept the conclusions set forth in our counsel’s opinion.

Our counsel did not prepare or review and will not prepare or review our income tax information returns, which will be prepared by or on behalf of our General Partner and our independent registered public accounting firm. Our General Partner will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many similar matters. Such matters are usually handled by a limited partnership’s general partner, often with the advice of independent accountants, and are usually not reviewed with counsel.

With regard to the tax consequences to you of an investment in our Interests, your use of our counsel’s tax opinion letter is subject to the limitations of the Code and proposed Treasury Regulations set forth below:

With respect to any material federal tax issue on which our counsel has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

Because we have entered into a compensation arrangement with our counsel to provide certain legal services to us, including its tax opinion letter, our counsel’s tax opinion letter was not written and cannot be used by you for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on your use of our counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to your right to rely on our counsel’s tax opinion letter and the discussion in the “Federal Income Tax Consequences” section of this prospectus under the federal securities laws.

Taxation of Limited Partnerships in General

Multi-owner business organizations generally are treated either as corporations or partnerships for tax purposes. For income tax purposes, unincorporated entities that are not subject to a specific classification provision and that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. Pass through entities are generally tax reporting entities, not taxpaying entities. This means that the individual partners, and not the limited partnership, pay tax on the limited partnership’s income and deduct the limited partnership’s losses. As a limited partner, you will report your share of our income, deductions, capital gains and losses on your federal income tax return. You will also pay taxes on your share of any taxable income or gains earned by us.

One tax advantage of being taxed as a partnership is that the federal government taxes our earnings only once. The limited partnership files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited partnership has more cash to distribute to its investors. By contrast, the federal government effectively taxes a corporation’s earnings twice. The corporation itself must pay taxes on its taxable income, reducing the amount available to distribute in dividends to its shareholders and the shareholders are then required to pay income taxes on the dividends they receive. Another tax advantage of partnerships is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited partnership incurs, whereas a corporation does not pass through deductible losses to its investors. Subject to the exceptions set forth below regarding split holding periods (see “— Participation in Our DRIP Plan”), partners are also deemed to own a single partnership interest, regardless of the number of Interests acquired and when acquired.

We believe that your most substantial tax risk from this investment would be for the IRS to treat us as a corporation for tax purposes, by classifying us as a “publicly traded partnership,” under Code Section 7704(b). Were that to happen, we would have to pay tax on our income, reducing the amount of cash available for distribution to you; and you would not be able to deduct your share of any of our losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in our tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See “— Publicly Traded Partnerships.”

Your ability to deduct our losses is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because our operations predominantly will constitute passive activities to an individual investor, you can only use our losses to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income, including interest income from our lending activities. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Leasing activities will generate a significant portion of our income. We expect that, for federal income tax purposes, our operating and leveraged leases will be treated as true leases and we will be considered the owner and lessor of the Capital Asset. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of your cost recovery or depreciation deductions. See “— Tax Treatment of Leases.”

We also plan to generate income by loaning money to acquirers of Capital Assets. We may be in the trade or business of making loans due to the manner in which we conduct our lending activities. However, our lending activities may not rise to the level of being in a trade or business, or the IRS could assert that was the case even if we believed that our lending activities did constitute a trade or business of making loans. Finally, we may generate our remaining income through the buying and selling of financial instruments. This type of activity is governed by many specific tax rules. See “— Tax Treatment of Lending Activities.”

Publicly Traded Partnerships

The Code classifies some partnerships as publicly traded partnerships for tax purposes, referred to as “PTPs.” If we are classified as a PTP, we would be taxed as a corporation, the treatment of which we described above. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. The

Code contains an exception, however, from being taxed as a corporation if the PTP derives 90% or more of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property. Because of our leasing activities, we do not expect to qualify for this exception.

The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets. A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) if the holders of interests in the partnership have a readily available, regular and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests; or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular and ongoing opportunities to dispose of their interests.

We do not intend to list our Interests on any market. Our Interests also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, we will be a PTP only if our Interests become readily tradable on the substantial equivalent of a secondary market. Our Interests do not become readily tradable merely because we provide information to our partners regarding other partners’ desires to buy or sell Interests to each other, or occasionally arrange transfers between partners. Moreover, our interests do not become readily tradable if we create a qualified matching program, because transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

(1)	it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;
(2)	deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;
(3)	sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;
(4)	the closing of the sale does not occur until at least 45 days after information about the offering is made available;
(5)	the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;
(6)	the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and
(7)	the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

In the opinion of our counsel, the IRS should not treat us as a PTP. This opinion is based in part on our representation to counsel that our Interests will not be listed on any securities exchange and that, in accordance with Section 10.2 of our Partnership Agreement, our General Partner will refuse to recognize or give effect to any assignment of our Interests for any purpose (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly our distributions or to acquire an interest in our capital or profits) that it knows or has reason to know occurred on an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations and published notices promulgated thereunder, or to permit, recognize or give effect to any assignment of Interests that would result in the transfer of more than 2% of our Interests in any year other than those that our General Partner determines in good faith fall within certain safe harbor provisions under Treasury Regulation Section 1.7704-1. See “Transfer of Our Interests/Withdrawal — Restrictions on the Transfer of Our Interests and Withdrawal.” This is pursuant to a “safe harbor” under Treasury Regulation Section 1.7704-1 that provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year and do not fall within other “safe harbor” provisions does not exceed 2% of the total interests in partnership capital or profits. In determining whether we satisfy the 2% safe harbor, redemptions of our Interests pursuant to Sections 10.5 and 10.6 of our Partnership Agreement will be counted.

While we will use our best efforts to limit the type and number of transfers of Interests to those that will allow us to remain within the 2% safe harbor, we do not warrant that we will satisfy this safe harbor during each of our taxable years. It is conceivable that transfers of Interests could occur that would cause us to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for Interests. No assurances can be offered, however, that, if the amount and type of trading in our Interests were to fall outside the safe harbor, the IRS would not assert publicly traded partnership status with respect to us.

If we are classified as a PTP, we would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of our income were to come from certain “qualified sources.” A significant portion of our business will be the leasing of personal (but not real) property, and income from this source is not “qualified.” Thus, if we were a PTP, we would be taxed as a corporation. The major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, our income would be subject to corporate income tax and our losses would not be passed through our partners. If we are taxed as a corporation, and particularly if the PTP classification is made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for our limited partners if our debt exceeded the tax basis of our assets at the time of the change in tax status — even though limited partners likely would not receive cash distributions from us to cover such tax liabilities. See “ — Opinion of Counsel,” “— Taxation of Limited Partnerships in General” and “— Sale or Other Disposition of Interests.” In addition, our distributions would be classified as portfolio income (dividends) rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to us or other activities giving rise to passive activity losses. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Taxation of Current Distributions

As long as we are classified as a partnership under federal tax law, we will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of our annual income, gains, losses, deductions and credits. You must pay tax on your distributive share of our income regardless of the amount of distributions you receive. See “— Our Income Versus Our Distributions.” Our tax returns will be prepared using the accrual method of accounting. Under the accrual method, we will recognize as income items such as rentals and interest as and when earned by us, even if the proceeds are not received until a subsequent tax year.

We will furnish you with all information about us necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. We will also file an annual information return with the IRS and will report our finances on an accrual basis using a December 31 fiscal year. Our income and loss for the taxable year will be allocated among our partners to take into account the varying interests of our partners during the year using any method permissible under Code Section 706 that our General Partner may select. If any partners hold their Interests for less than the entire year, they will be allocated income and loss using such method as selected by our General Partner that reflects such part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among our partners, we will treat our operations as occurring ratably over each fiscal year — in other words, we will assume that income and loss are spread evenly over the fiscal year. Thus, if some limited partners are admitted after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to us for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers Interests during a taxable year, a limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution. Moreover, depreciation or other cost recovery with respect to Capital Assets may create a deferral of tax liability during your ownership of our Interests. Larger cost recovery deductions in the early years may reduce or eliminate our taxable income in the initial years of our operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less of our income, while an increasing portion of our revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of our taxable income; however, the excess will reduce your tax basis for your Interests. Your tax basis will also increase or decrease annually based on your allocable share of our income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of our income or loss) will be taxable to you, generally as capital gains, provided the Interests are held by you as capital assets. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in us upon issuance of additional Interests to new or existing partners, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis, however, will be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by us of all our assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to Capital Assets placed in service in a given year to become negative, you will have to include such amount in your gross income up to the amount of losses previously taken with respect to such Capital Assets. Further, a non-pro rata distribution of money or property, such as might arise as a result of a reduction of your share of our liabilities upon the admission of additional partners, may result in ordinary income to you, regardless of your tax basis in your Interests, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange. Similarly, upon our redemption of your Interests, it is possible that you could recognize both ordinary income and a capital loss.

Participation in Our DRIP Plan

Although the tax treatment of an individual’s participation in corporate dividend reinvestment plans is well-established, the treatment of participation in our DRIP Plan is less clear due to our expected classification as a partnership. See “ — Opinion of Counsel” and “— Taxation of Limited Partnerships in General.” If the general principles applicable to corporate dividend reinvestment plans were to apply to us, limited partners participating in our DRIP Plan would be treated as having received the applicable distribution and immediately contributing such amount to us in exchange for additional Interests. We intend to maintain our records consistent with such an approach in that we will show a distribution to the limited partners participating in our DRIP Plan and an associated purchase by them of Interests from us.

If the IRS were to treat participation in our DRIP Plan in a similar fashion, a limited partner who participates in our DRIP Plan will be treated as receiving all cash distributions reinvested in Interests registered in his name pursuant to our DRIP Plan. Such distributions would be treated for tax purposes like other cash distributions. See “— Taxation of Current Distributions.” The acquisition of Interests under the DRIP Plan would be treated similarly to the limited partner’s original Interest purchase. One big difference, however, is that, generally speaking, the Treasury Regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value of the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury Regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a limited partner from having a short-term holding period with respect to a portion of his interest in us at the time of a sale of all or part of such interest if the only Interests acquired by the limited partner during the one year period preceding such sale were acquired through our DRIP Plan or through the cash acquisition of additional Interests from us. For the tax treatment of any gain on such a sale, see “— Sale or Other Disposition of Interests.”

While, as noted above, the Treasury Regulations generally provide that an interest in a partnership is a single interest, with the result that a partner’s interest in us can (subject to the special rule mentioned in the preceding paragraph) have a “split” holding period upon the acquisition of additional Interests, there is an exception to this rule that permits a partner in a publicly-traded partnership to treat separately-identifiable units therein that were acquired at different times to have different holding periods. We do not expect that exception will apply to a partner’s interest in us because we do not expect to be a publicly-traded partnership. See “— Publicly Traded Partnerships.”

If the IRS does not treat our DRIP Plan in a fashion similar to corporate plans, it is possible that limited partners who participate in our DRIP Plan might be considered to have exercised an option, received a deemed property distribution, or caused the dilution of the interests in us of those limited partners who did not participate in our DRIP Plan, such dilution being effected by the issuance of such additional Interests to the limited partners who participate in our DRIP Plan. This could result in a taxable event for both the DRIP Plan participants and the non-participants.

If a limited partner elects to participate in our DRIP Plan, the deemed distribution and corresponding investment will not, in and of themselves, have any net effect on the basis of such limited partner’s interest in us. This is the case even though such limited partner’s basis would be reduced by the amount of the distribution, because such limited partner’s basis would be increased by an equal amount as a result of the corresponding reinvestment. Such limited partner’s share of our non-recourse liabilities — which are also included in such limited partner’s basis — could increase relative to those limited partners who do not participate in our DRIP Plan, however, because such limited partner’s relative ownership interest in us would be deemed to have increased.

For further information regarding the tax consequences of participation in our DRIP Plan, you should consult your own tax advisor.

Our Income Versus Our Distributions

The taxable income we report to you each year will not equal the cash distributions that you receive during that year. The difference between reported income and cash distributions arises primarily from six facts: first, depreciation and other cost recovery deductions reduce our taxable income, but not our cash available for distribution. Second, our revenues or gain on sale that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See “— Cost Recovery.” Third, we will determine our income using the accrual method of accounting, which includes rental income as it accrues, even if not yet received. Fourth, our financial assets may be subject to specific tax rules governing the timing of any inclusions of income and loss irrespective of any cash generated by our Capital Assets. Fifth, certain rules, such as the “at-risk” rules and the tax-exempt leasing rules, may prevent losses attributable to some of our investments in Capital Assets from being used to offset income attributable to our other investments in Capital Assets, with the result that our taxable income (and your share thereof) may be greater than our overall income (and your share thereof). Moreover, allowable “at-risk” losses may not offset our income from our lending activities under the passive loss rules. Sixth, we may need to disproportionately allocate our income on a per Interest basis to equalize the limited partners’ capital accounts (as adjusted by certain items) on a per Interest basis. Therefore, the cash distributions that we make to you may be greater or less than your share of our taxable income in any given year.

Allocations of Profits and Losses

Your share of any item of our income, gain, loss, deduction or credit is determined by our Partnership Agreement. As a general rule, when we are reinvesting proceeds in Capital Assets (the first five to eight years after we are closed to new investors), we will allocate 99% of our profits among our limited partners (including our General Partner to the extent it owns Interests), and 1% to our General Partner. This allocation will continue until the excess of the cumulative profits allocated to our limited partners, in the aggregate, over the cumulative losses allocated to our limited partners, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our limited partners in the aggregate with an 8% cumulative annual return, compounded daily. Thereafter, during the operating period, our profits will be allocated 90% among our limited partners (including our General Partner to the extent it owns Interests) and 10% to our General Partner. Then, during the liquidation period, while we sell our investments, profits will initially be allocated between our General Partner and the limited partners so that our General Partner is allocated the greater of 1% thereof or such amount as is necessary to provide our General Partner with cumulative profits allocated pursuant to this provision, equal to, when added to the profits allocated 1% to our General Partner during the operating period, the cash that has been distributed 1% to it, and the balance to our limited partners until they have been allocated an amount equal to the 8% cumulative annual return, compounded daily, threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to our General Partner and 90% to our limited partners. Starting with our first fiscal year, profits allocated to our limited partners will be allocated among them in the first instance so as to cause their capital accounts, as determined on a per Interest basis and adjusted to reflect such items as their share of minimum gain, to be equal and thereafter in proportion to their Interests. Accordingly, during early periods, allocations of taxable income, gain, loss, deduction and credit may differ greatly from Interest to Interest and from the amount of cash distributed.

As a general rule, 1% of our losses will be allocated to our General Partner and 99% will be allocated among our partners. However, losses will be allocated 10% to our General Partner and 90% to our limited partners to reverse profits that were allocated in such 10%/90% ratio, described above. Starting with our first fiscal year, losses allocated to our partners will be allocated among them in the first instance so as to cause their capital accounts, determined on a per Interest basis and adjusted to reflect such items as their shares of minimum gain, to be equal and thereafter in proportion to their Interests. Non-recourse deductions (deductions generally attributable to our debt financed property) will be allocated 1% to our General Partner and 99% among our partners (including our General Partner to the extent it owns Interests).

The IRS respects a partnership’s allocation of income, gain, loss, deductions or credits if:

(a)	the allocation has economic effect and is substantial, or
(b)	the partners can show that the allocation accords with each partner’s respective interest in us, and
(c)	in the case of either (a) or (b), the allocation complies with special rules requiring that partners receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

•	the allocation must be reflected by an increase or decrease in the relevant partner’s capital account, as those accounts are maintained under the applicable Treasury Regulations;
•	liquidation proceeds must be distributed in accordance with the partner’s positive capital account balances; and
•	the partnership agreement must provide that if a partner will have a deficit balance in his or her capital account upon liquidation of the partnership, the partner must be required to restore the deficit amount to the partnership, so that amount may be distributed to other partners with positive capital account balances. However, the Treasury Regulations provide that in the absence of an obligation to restore the deficit, the partnership agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner receives a distribution from the partnership that causes a deficit in the partner’s capital account or increases a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by our partners from us, independent of tax consequences. In addition, an economic effect is not substantial if, at the time the allocation becomes part of our Partnership Agreement: (1) at least one partner’s after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in our Partnership Agreement; and (2) there is a strong likelihood that no partner’s after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in our Partnership Agreement. The Treasury Regulations on this issue state that, in determining after-tax return, a partner’s entire tax situation, including aspects unrelated to the partnership, will be taken into account.

Our Partnership Agreement contains several provisions designed to ensure that allocations have a substantial economic effect, including.

(1)	It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant partners’ capital accounts.
(2)	All partners who are allocated losses and deductions generated by Capital Assets acquired with borrowed money will be charged back income and gains generated by those assets.
(3)	Although no partner (other than our General Partner’s limited commitment) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to us to eliminate the deficit, our Partnership Agreement contains a provision for a qualified income offset and requires that, upon liquidation, our assets will be distributed to our partners in accordance with such partners’ positive capital accounts.

Based on the foregoing, the allocations provided in our Partnership Agreement should be respected for tax purposes. However, depending on when a limited partner acquired an Interest and for what price, it is possible that the allocations set forth in our Partnership Agreement have the effect of providing deferral for that partner. If, for example, the partner obtaining deferral is an individual in the highest tax bracket while the partner currently allocated income is tax-exempt, the allocations in our Partnership Agreement could be insubstantial. Nevertheless, because of the large number of expected partners, we do not believe there is a strong likelihood of this occurring. If upon audit the IRS takes the position that any of those allocations should not be recognized, and if the IRS’s position were sustained by the courts, you could be taxed on a portion of the income allocated to our General Partner or to another limited partner, and part of the deductions allocated to you could be disallowed.

Estimated Tax Payments

You may be required to make estimated tax payments due to your liability for paying the taxes on your distributive share of our taxable income. See “— Taxation of Limited Partnerships in General.” We do not anticipate withholding or making payments to any taxing authority on behalf of our partners. Nevertheless, there may be some circumstances under which we are required to withhold on behalf of a partner. For example, under certain circumstances we are required to withhold a foreign partner’s share of our income effectively connected with the conduct of a U.S. trade or business. If we do withhold or make a payment to a governmental authority on your behalf, we will treat any excess of that amount over your next entitled distribution as a demand loan carrying an interest rate of 12% per year.

For further information regarding the tax consequences of our right or obligation to withhold or make a payment on your behalf, please consult your tax advisor.

Retroactive Allocations

Under Code Section 706(d), “retroactive allocations” — i.e., allocations of items to partners before they become partners — are prohibited, and Code Section 706(d) and the Treasury Regulations thereunder effect this prohibition by providing that if there is a change of a partner’s interest in a partnership in any taxable year, each partner’s distributive share of partnership tax items is to be determined by any method prescribed in the Treasury Regulations that takes into account the varying interests of the partners in the partnership during that year. Our Partnership Agreement provides that our items will, to the extent necessary in order to comply with Code Section 706(d), be allocated on a daily, monthly or other basis as determined by our General Partner using any permissible method under Code Section 706(d) and the Treasury Regulations promulgated thereunder. If, as a result, an amount of profit or loss allocated to a partner is limited compared to what would otherwise have been the case with respect to the general rules regarding the allocation of profits and losses, such excess will be allocated to the other partners in relation to the amounts otherwise allocated to them. As a result, if some limited partners are admitted after others, they may receive a smaller portion of our profits and losses even though they are required to contribute the same amount as those limited partners who were admitted earlier. As stated above, some of this disparity results from a timing issue that will resolve itself over the life of the fund due to our allocation provisions beginning in our First Fiscal Year. However, a portion of this disparity may result from the receipt of additional cash distributions by those partners who invested earlier.

Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation

Passive Activity Losses.  The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Furthermore, the IRS generally considers the status of limited partners to be passive with respect to a limited partnership’s activities. Accordingly, we expect that you should treat your share of our rental income or loss as passive activity income or loss. We expect our lending activities to consist of the origination of loans to buy Capital Assets and secured by such Capital Assets and the buying and selling of existing loans secured by Capital Assets. In addition, regardless of whether we are in the trade or business of making secured loans, we expect that our interest income will not be considered from a passive activity and, therefore, may not be offset by any of your passive activity losses due to our expectation that our lending activity will be equity-financed (that is financed primarily with our equity capital rather than with funds we have borrowed). However, the treatment of gains and losses from our lending activities will depend on whether we are in the trade or business of lending. If we are in the trade or business of lending, then our lending activities may generate passive activity gains or passive activity losses during the time you hold your Interests. Moreover, any interest you incur on debt used to acquire or maintain our Interests attributable to our leasing activities will be treated as a passive activity deduction. Regardless of whether we are in the trade or business of lending, the portion of any interest you incur on debt that is attributable to our lending activities will be attributable to our portfolio income (including our interest income from our lending activities), if any, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through to you by us. We will also generate portfolio income or loss from our financial transactions, including interest on our funds pending their investment in Capital Assets. Finally, interest expense of a limited partner attributable to such portfolio income may be subject to other limitations on its deductibility. See “— Interest Expense.”

You can deduct passive activity losses against passive activity income to reduce your overall income tax liability, but you cannot offset ordinary or portfolio income with passive activity losses. Your tax deduction for passive activity losses will be limited by the amount of your passive activity income in any given tax year. If your share of our passive activity losses is greater than your passive activity income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from us or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in us. Finally, passive activity income from us can be used to absorb losses from other passive activities, subject to special rules regarding PTPs.

Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. We have been structured to avoid being classified as a PTP; however, these rules mean that our income or losses may not be used to offset any losses or income you may derive from another limited liability company or partnership that is classified as a PTP.

Tax Basis.  Your initial tax basis in your Interests will be the price you paid for your Interests. Your tax basis will then be increased by your share of our income, by your share of our non-recourse indebtedness (that is, indebtedness for which none of the partners are personally liable) and any liabilities we have to you. Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses, any reductions in your share of our non-recourse indebtedness, and any reduction in any liabilities we have to you. You may deduct your share of our losses, if any, only to the extent of the tax basis in your Interest. Any losses allocated to you in excess of your tax basis in your Interest are rolled over to your subsequent tax years until the earlier of (1) your ability to use the loss due to having sufficient tax basis in your Interest or (2) the disposition of your Interest.

“At-Risk” Limitation.  Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount they have at risk in the partnership at the end of a partnership’s tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership. At-risk is determined on an activity, and not an entity, basis. Thus, a single entity, like us, will have multiple at-risk activities, each of which will be subject to a separate at-risk limitation.

You will not be at risk, and will not be entitled to increase the at-risk basis of your Interest, with respect to our recourse liabilities, such as trade payables. Nor will you be at risk with respect to non-recourse liabilities incurred by us, such as amounts borrowed to finance Capital Asset purchases, even though our non-recourse liabilities (and, under certain circumstances, our recourse liabilities) may increase the tax basis of your Interest. Thus, your initial amount at risk will be the amount of your investment.

A limited partner’s amount at risk will be reduced by (i) net losses that are allowed as a deduction to the limited partner under the “at-risk” rules and (ii) cash distributions received by a limited partner with respect to the limited partner’s Interests, and increased by that limited partner’s distributive share of net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.

If a limited partner’s at-risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount, up to the amount of loss the limited partner previously recognized that reduced his or her at-risk amount. Our losses that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner’s amount at-risk has been increased.

It is not anticipated that, on an aggregate basis, we will incur losses. For purposes of the “at risk” rules, however, the Code will not allow us to aggregate our equipment leasing and lending businesses. Moreover, we can only aggregate our equipment leasing activities with respect to Capital Assets placed in service during the same taxable year. Therefore, the “at risk” rules will be applied separately to the net taxable income or loss resulting from leasing Capital Assets that were placed in service during separate taxable years. This could result in a limited partner’s deduction for losses with respect to certain items of Capital Assets being limited by the “at risk” rules, even though he or she must recognize income with respect to other Capital Assets. It will also require a limited partner to allocate his or her at-risk basis over the different activities described above, specifically, the different years’ Capital Assets and our lending activities. In such circumstances, the application of the “at risk” rules could compel a limited partner to recognize more taxable income in a year than that limited partner’s share of our aggregate income because of a limitation imposed by such rules on the ability to set off losses attributable to Capital Assets placed in service in one year against income attributable to Capital Assets placed in service in another year or against income from our lending activities.

The sum of the amounts for which a limited partner will be considered “at-risk” for purposes of Section 465 of the Code, in any taxable year with respect to Capital Assets placed in service in that taxable year and in each prior year (treating all Capital Assets placed in service in the same year as a single activity separate from the activities represented by Capital Assets placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in our Partnership Agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than Interests are pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the Capital Assets or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such Capital Assets that have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner with respect to the aforementioned Capital Assets, plus (iii) the limited partner’s distributive share, determined on a cumulative basis, of total net profits with respect to our Capital Assets. We expect that your at-risk basis will be less than your investment in us due to fees and the amount of your investment allocable to our lending activities.

Deductions for Organizational and Offering Expenses; Start-Up Costs

The costs of our organization and the sale of our Interests, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be currently deducted on a limited basis (up to $5,000) in the year incurred. However, this $5,000 amount is reduced (but not below zero) by the amount by which the cumulative cost of such expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months.

Syndication expenses, which are the costs incurred to promote or effect the sale of our Interests are non-deductible, must reduce partners’ capital accounts when incurred and give rise to a tax offset, if at all, only upon our liquidation, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in our Partnership Agreement); registration and filing fees with the Securities and Exchange Commission and each State in which our Interests are sold; our legal fees for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

We will endeavor to treat our organizational, start-up and syndication costs in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some of our expenses on the grounds that the expenses are not deductible in the year incurred. Under our Partnership Agreement, brokerage fees and underwriting commissions are specially allocated to those limited partners with respect to whose purchase of Interests such commissions and fees were paid. Other syndication expenses will be allocated, to the extent possible, in equal amounts per Interest. If such equality is not possible, our General Partner may make compensating allocations of items of income or loss to achieve the same effect on capital accounts.

Tax Treatment of Leases

Your depreciation and cost recovery deductions with respect to any item of our leased Capital Assets depends, in part, on the tax classification of the agreement under which such Capital Asset is leased. These deductions are only available if the agreement is a true lease of a Capital Asset, meaning we retain ownership of the Capital Asset. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

Whether we are the owner of any particular Capital Asset, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each Capital Asset acquired by us, will depend upon the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Cost Recovery

A significant portion of the Capital Assets that we plan to acquire and lease generally is classified as 3-year, 5-year or 7-year property and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over our respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

We will allocate all or part of the Acquisition Fees related to our investment in leased Capital Assets, which are fees paid to our Investment Manager in connection with the selection and purchase of leased Capital Assets, to the cost basis of such Capital Asset. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes Acquisition Fees are properly allowable. The IRS might assert that the Acquisition Fees are attributable to items other than the Capital Asset, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the Acquisition Fees, which is presently undeterminable and may vary for each Capital Asset acquired by us, our counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of Capital Assets predominantly outside the United States and the use of Capital Assets by a tax-exempt entity. See “— Limitations on Cost Recovery Deductions.”

Limitations on Cost Recovery Deductions

Property Used Predominantly Outside the United States.  We may own and lease Capital Assets that are used predominantly outside the United States. The cost of these Capital Assets must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the Capital Asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the Capital Asset does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

(1)	aircraft registered in the United States that are operated to and from the United States;
(2)	some railroad rolling stock used within and without the United States;
(3)	vessels documented under the laws of the United States that are operated in the foreign or domestic commerce of the United States; and

(4)	containers owned by a United States taxpayer that are used in the transportation of property to and from the United States.

Tax-Exempt Leasing.  We may lease Capital Assets to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

•	the Capital Asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or
•	125% of the term of the lease, including all options to renew as well as some successor leases for the Capital Asset.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

The term tax-exempt use property does not include:

(1)	property that is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;
(2)	property leased to a tax-exempt entity under a short-term lease, meaning a lease that has a term of either less than one year, or less than 30% of the property’s ADR Class Life as long as that is less than three years; and
(3)	certain high-technology equipment.

In addition, under Code Section 470, enacted as part of the American Jobs Creation Act of 2004 (the “2004 Tax Act”), losses attributable to the leasing of tax-exempt use property (including property described in items (2) and (3) of the immediately preceding paragraph) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of property to tax-exempt entities.

Consequences of Rules Regarding Depreciation of Capital Assets Predominantly Used Outside the U.S. and Tax-Exempt Leasing.  To the extent that our Capital Assets are subject to the depreciation rules regarding property used outside the United States or regarding tax-exempt use property, and to the extent that the loss suspension rules under Code Section 470 apply because we have losses attributable to tax-exempt use property, a partner will generally have to recognize taxable income and may have to pay income tax in greater amounts in the early stages of our existence than would otherwise have been the case, for at least two reasons. First, the longer depreciation periods for Capital Assets used predominantly outside the United States and tax-exempt use property means that the annual depreciation deduction for such property will be smaller than otherwise would have been the case, but continue longer, thereby increasing net income (or reducing net loss) with respect to such property, in the early years, but reducing net income (or increasing net loss) in the later years. Second, if losses are suspended pursuant to Code Section 470, taxable net income is greater (or net loss is less) during the period that such loss is suspended than otherwise would have been the case, but such taxable net income would be less (or net loss would be greater) in later years, when the property to which the loss is attributable either produces income or is disposed of and the loss can then be taken.

Deferred Payment Leases

Section 467 of the Code requires both the lessor and lessee in certain lease agreements to annually accrue the rent and interest on any rental payments that will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property that involves total payments in excess of $250,000 and either provides for increasing (or decreasing) rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles and, in the case of certain rental agreements, on a constant, level rate; the present-value amount would accrue interest until paid. We may enter into transactions that meet the definition of a Section 467 lease agreement, which could result in the acceleration of income recognition by us prior to receipt of the corresponding cash flow. Another consequence would be the conversion of some of our income from rental income (passive) to interest income (portfolio) due to the deemed time value of money rules.

Sale or Other Disposition of Our Property

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of Capital Assets, we will realize gain or loss equal to the difference between the tax basis of the Capital Asset at the time of disposition and the price received for such Capital Asset upon disposition. Any foreclosure of a security interest in Capital Assets would be considered a taxable disposition, and we would realize gain if the face amount of the debt being discharged were greater than the tax basis of the Capital Asset, even though we would receive no cash.

Because Capital Assets are tangible personal property, upon the disposition of such Capital Assets, all of the depreciation and cost recovery deductions taken by us will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale or other disposition. Recapture cannot be avoided by holding the Capital Assets for any specified period of time. If we were to sell Capital Assets on an installment basis, all depreciation recapture income would be recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including Capital Assets used in a trade or business such as that to be owned by us and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years that have not yet been offset against net gains in those years.

Because of the nature of our property, we expect that substantially all, if not all, of any gain we realize on the sale or other disposition of our assets will be treated as ordinary income for income tax purposes rather than capital gain.

Tax Treatment of Lending Activities

Until we have conducted operations for a while, we will not know whether our lending activities constitute a trade or business of originating, buying, and selling loans. It could be that we will not be in the business of originating, buying, and selling loans, especially if our loan originations are a small part of our lending activity. The Code contains many special rules regarding the proper recognition of income, gain, loss, deduction and credits. For example, there are specific rules concerning the tax treatment of hedging transactions, constructive sales treatment for appreciated financial positions, and original issue discount. Also, management fees incurred for investment activities are not considered trade or business expenses. Instead, they are considered investment expenses and their deductibility is limited. Thus, if our lending activity is not a trade or business, a portion of the Management Fees and other costs incurred by you may be considered investment expenses, the deductability of which is subject to various limitations. In addition, your tax treatment of any losses we incur on our loans may depend on whether we are in the trade or business of making loans. For example, if loans we acquire are not considered to have been acquired and held by us in connection with our trade or business of lending money, any loss we might incur if a borrower or borrowers defaulted on such loans would be a capital loss rather than an ordinary loss. With very limited exceptions, capital losses can be deducted only against capital gains and not against ordinary income. Because the proper tax treatment will depend on the specific terms and conditions of the loans we originate, buy, and sell, our counsel cannot render an opinion on this issue.

Gains and Losses from Foreign Currency

We expect to make investments outside of the United States, some of which may not be denominated in the U.S. dollar. Our transactions in currency other than the U.S. dollar, including possible hedge contracts of the foreign currency into U.S. dollars, may be subject to special U.S. tax rules governing transactions in “nonfunctional currency.” Because we are a domestic partnership with no foreign business units, our functional currency is the U.S. dollar. Generally, each transaction’s gain or loss arising from a taxpayer’s nonfunctional currency is recognized separately for federal income tax purposes. However, there are special rules for combining separate foreign currency transactions if they are part of a single hedging transaction. Foreign currency exchange gain or loss is usually ordinary income and not treated as interest income or expense. See “Risk Factors — Risks Related to Our Business — We could incur losses as a result of foreign currency fluctuations.”

Sale or Other Disposition of Interests

The gain or loss you realize on the sale of our Interests includes the cash or other consideration you receive from the purchaser, as well as your share of our non-recourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your Interests, assuming that your Interests qualify as capital assets in your hands.

The portion of your gain attributable to ordinary income assets held by us, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of our assets is sold at the time you sell your Interests. Ordinary income assets also include certain income from “market discount bonds” or short-term obligations that we may acquire at a discount. Thus, it is likely that most of any gain upon the sale of your Interests will be treated as ordinary income.

You must promptly notify us of any transfer of your Interests, whether by sale, gift or otherwise. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Interests you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your Interests, you will be penalized $50 per failure.

Treatment of Cash Distributions Upon Redemption or Repurchase

The redemption or repurchase by us of all or a portion of your Interests will be treated as a sale or exchange of the Interests for income tax purposes and may generate taxable income or loss to you. The amount you realize in such redemption or repurchase will equal the sum of the cash you receive plus your share of our non-recourse liabilities.

Simultaneously with your receipt of a cash distribution from us in connection with a redemption or repurchase, your share of our ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your Interests). See “— Taxation of Current Distributions.” Thus, our redemption of your Interests may cause you to realize ordinary income and a capital loss.

We will redeem your Interests in accordance with our Repurchase Plan. The value you receive under our Repurchase Plan may not equal the capital account balance attributable to your redeemed Interests. As stated above, your gain or loss on the redemption depends upon your share of our ordinary income and your tax basis. With regards to your tax basis, if you redeem only a portion of your Interests you must allocate your tax basis proportionately among the Interests you redeemed and the Interests you retained. The tax treatment to the continuing partners upon a redemption of a partner for less than the capital account value of the redeemed Interests is uncertain.

We anticipate that funds used to redeem or repurchase Interests will be payable out of cash flow that otherwise would be available for distribution to all partners or for reinvestment in additional Capital Assets. Accordingly, while any redemption or repurchase of Interests would decrease the aggregate number of Interests outstanding, and thereby proportionally increase each remaining partner’s distributive share of our income, gain, loss and deductions, it may also reduce the total amount of cash available for investment or reinvestment.

You should be aware, however, that Code Section 707, dealing with so-called “disguised sales” of partnership interests, could cause contributions by limited partners (including reinvestment by limited partners of distributions received from us under the DRIP Plan) to be combined with a redemption or repurchase by us of another limited partner’s Interests and treated as if the two transactions were a sale by the redeemed limited partner of Interests to the contributing limited partner. Under the Code, such transaction could be considered to have occurred upon the first to occur of either the contribution or redemption, with the effect that a contributing limited partner could be deemed to have become a limited partner in us before their contribution was actually made thereto. The IRS and Treasury Department recently withdrew proposed regulations on disguised sales of partnership interests. It is possible that we may limit the extent to which we redeem or repurchase a limited partner’s Interests to take into account any future authority on disguised sales of partnership interests.

Gifts of Interests

Generally, no gain or loss is recognized upon the gift of property. A gift of Interests, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of our non-recourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of non-recourse indebtedness and, in the case of a charitable contribution, the portion of the basis in the Interests allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the non-recourse indebtedness is offset by your entire basis in the Interests. Charitable contribution deductions for the fair market value of the Interests will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain that would be taxed as ordinary income on a sale of your Interests.

Consequence of No Section 754 Election

Because of the complexities of the tax accounting required, we do not presently intend to file an election under Section 754 of the tax code to adjust the basis of our assets in the case of transfers of Interests. As a consequence, a person who obtains Interests from another partner may be subject to tax upon the portion of the proceeds of sales of our assets that represents a return of capital to that person. This may adversely affect the price that potential purchasers would be willing to pay for our Interests. Even if we do not make a Section 754 election, however, the Code requires mandatory basis adjustments for transfers of interests in partnerships with substantial built-in loss (where the adjusted basis of our property exceeds the property’s market value by more than $250,000), which provision was added to the Code by the 2004 Tax Act. In such instances, the adjusted tax basis of our assets will be reduced to their fair market value with respect to the transferee partner. Similarly, we will not make any adjustments upon redeeming a partner, unless required to under the provision added by the 2004 Tax Act (if the redeemed partner recognizes a loss greater than $250,000).

Tax Treatment of Our Termination Pursuant to Our Partnership Agreement

When we terminate pursuant to our Partnership Agreement, we are required to dispose of our assets, apply the proceeds and other funds to repayment of our liabilities and distribute any remaining funds to our partners in accordance with their positive capital account balances. Provided that such termination does not occur very early during our existence, we expect that the capital accounts of all the partners (except for our General Partner) will be proportionate based on the number of Interests owned by each partner as of the liquidation date because of the manner in which Profits and Losses are allocated among our limited partners during our early fiscal years. Sales and other dispositions of our assets would have the tax consequences described in “ — Sale or Other Disposition of Our Property.” Cash distributions made at liquidation that exceed the tax basis of your interest in us generally would be taxable as capital gain, provided your Interests constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of capital losses.

Audit by the IRS

No tax rulings have been sought by us from the IRS. While we (and any joint ventures in which we participate) intend to claim only those deductions and assert only those tax positions for which there is at least substantial authority, the IRS may audit our returns or any joint venture we are involved in, and it may not agree with some or all of the tax positions our General Partner takes.

An audit of our information return may result in an increase in our income, the disallowance of deductions, and the reallocation of income and deductions among our partners. In addition, an audit of our information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

You must report your share of our income, gains, losses, deductions and credits on your individual return in a manner consistent with our return, even if the Schedule K-1 we send to you reports the item differently unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by us. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a partnership will be determined at the limited partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership’s “tax matters partner.” Our General Partner is designated as our tax matters partner in our Partnership Agreement. Only limited partners having at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of limited partners who together own a 5% or greater interest in us may, by notification to the IRS, become a “notice group” and designate a limited partner of their group to receive IRS notices. All limited partners have the right to participate in any audit of us. We are required to keep you informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep you advised of any significant audit activities with respect to us.

As the tax matters partner, our General Partner is authorized to enter into settlement agreements with the IRS that are binding upon limited partners with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another limited partner with respect to our item applied to you. Our tax matters partner may also extend the statute of limitations period with respect to our tax matters. Note that the statute of limitations for the IRS to adjust your partnership items is generally the longer of your personal statute of limitations or the partnership’s statute of limitations.

Our Partnership Agreement empowers our General Partner to conduct, on behalf of us and our limited partners, all examinations by tax authorities relating to us at our expense. See “Summary of Our Partnership Agreement.” A tax controversy could result in substantial legal and accounting expenses being charged to us, even if the outcome is favorable.

Alternative Minimum Tax

Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer’s regular federal income tax liability for the year. For non-corporate taxpayers, the AMT is imposed on alternative minimum taxable income (AMTI) that is above an exemption amount. The AMTI is based on a different computation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in our Interests relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those calculated using the 150% declining balance method.

We do not anticipate that any significant tax preference items will be generated by us. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as our Interests) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of our Interests, you may only be allowed a limited deduction for that interest in calculating AMTI.

Additionally, if our lending activity is characterized as an investment activity rather than as a trade or business, a portion of our Management Fees and other costs you incur could be considered investment expenses and not trade or business expenses. Investment expenses are not deductible for AMTI purposes.

The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of our Interests should consult their tax advisors as to the possible AMT consequences of investing in our Interests.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, such as in an investment in our Interests, may only be deducted in accordance with the rules for losses derived from passive activities, except to the extent allocable to portfolio income. As stated above, our activities will include both passive activities and non-passive activities. Thus, any interest expense you incur may need to be bifurcated between our passive activities and our non-passive activities when determining its deductibility on your personal return. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Interest paid by us will be allocated among our leasing activities, reserves and lending activities according to IRS rules that (subject to certain presumptions) look to how we used the money we borrowed. To the extent allocated to the Capital Assets that we lease, such interest will likely be treated as passive activity interest. Interest allocable to our reserves or to loans we make will likely be treated as investment expense and deductible only to the extent of investment income. Interest on money you borrow in order to purchase an Interest will have to be allocated among these same categories. However, because we will enter into net leases, the IRS might also argue that the portion of interest expense we incur or that is incurred by you on monies borrowed to purchase our Interests attributable to such leases might be investment interest expense and deductible only to the extent of investment income. We may enter into transactions involving the prepayment of interest or the payment of points, commitment fees and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-Employment Tax

Under Code Section 1402(a)(13), limited partners in limited partnerships are not subject to self-employment tax with respect to their distributive share of income or loss of a limited partnership other than with respect to guaranteed payments to a partner for services actually rendered to or on behalf of the partnership. Thus, an individual limited partner’s distributive share of our income, gain, loss, deduction, or credit is not included in the individual’s net earnings from self-employment for purposes of calculating the self-employment tax.

Limited Deductions for Activities Not Engaged in for Profit

The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate for the purpose of providing an economic profit and anticipate that we will have sufficient income to entitle us to the benefit of the presumption that we operate for profit. If the IRS were to treat our activities as not being engaged in for profit, any deductions of ours in excess of our income might be permanently disallowed.

Foreign-Source Taxable Income

Rental income and interest received by us from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of Capital Assets may also be subject to taxes in foreign countries where we sell Capital Assets. Tax treaties between some countries and the United States may reduce or eliminate such taxes. Our foreign activities, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate our income will be subject to in other countries, since the amount and type of our investments in various countries is not known.

We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by us. You will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of our rental and interest income attributable to Capital Assets used outside the United States or loans made to foreign persons generally will qualify as foreign-source income, and the source of income from the sale of Capital Assets will usually be attributed to the location of the Capital Asset. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income, and special limits also apply to income from the sale of capital assets. Previously, the foreign tax credit was allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals; but this limitation was eliminated by the 2004 Tax Act, effective for tax years beginning after December 31, 2004. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any limited partner who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by us will be treated as owned by our limited partners, and indebtedness incurred by us will be treated as incurred by limited partners.

Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to our income. In addition, any foreign losses generated by us could reduce the tax credits available to you from foreign-source income unrelated to us. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstances, we advise you to consult your own tax advisor.

Registration, Reportable Transactions, Interest and Penalties

Tax Shelter Registration and Reportable Transactions.   The 2004 Tax Act instituted requirement of disclosure and list maintenance for persons that participate in listed and reportable transactions. In general, listed and reportable transactions are those that the IRS views as having substantial potential for tax avoidance or evasion. By category, reportable transactions include listed transactions, confidential transactions, transactions with contractual protection, transactions that result in substantial losses, and transactions of interest. The Treasury Regulations define “transaction” as including “all of the factual elements relevant to the expected tax treatment of any investment, entity, plan, or arrangement, and includes any series of steps carried out as part of a plan.” Of the various reportable transaction categories that could apply to us, it is possible that the threshold of the gross out-of-pocket losses contemplated by the loss transaction reportable transaction category may be experienced by us or our partners (including the $2,000,000 in any one year, or $4,000,000 over any combination of years thresholds for a partnership that does not have only “C”

corporations as partners). If an investment in our Interests or our investment in a specific Capital Asset or group of Capital Assets were considered to be a reportable transaction, then our partners would be required to adequately disclose such transactions on their income tax return and we would be required to disclose on our information return. We do not expect that, under current regulations, an investment in our Interests or our investments in Capital Assets will constitute reportable transactions, because it is expected that the requisite magnitude of losses, if any, will not be incurred, and the disclosure and list maintenance requirements for such transactions are therefore not applicable. It is possible, however, that we may lease a Capital Asset or group of Capital Assets that experience losses that meet the threshold or we may incur losses exceeding the threshold in a lending transaction subject to these rules. Nevertheless, because we have not yet made any investments, we do not know whether any of our transactions would be reportable transactions.

Interest on Underpayments.  The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

Penalty for Substantial Understatements or Understatements Attributable to Reportable Transactions.  The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement; and a penalty on the understatement of tax attributable to a reportable transaction equal to 20% of the understatement (30% if the transaction is not disclosed) whether or not the taxpayer’s total understatement is substantial. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer’s returns for the year. An understatement on an individual’s return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a reportable transaction, (a) there was substantial authority for the taxpayer’s treatment of the item, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the taxpayer’s return, provided that the taxpayer had a “reasonable basis” for the tax treatment of such item. In the case of an item that is attributable to a reportable transaction, the penalty may be avoided if (a) all the relevant facts affecting the tax treatment of the item are adequately disclosed on the foregoing return, (b) there was substantial authority for the taxpayer’s treatment of the item and (c) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

If any of our transactions constitute reportable transactions, you may receive from us a copy of Form 8886, which is used to disclose such transactions to the IRS. You should consult with your own tax advisor as to the reporting on your own tax returns of that form and the information that it contains. Failure of a limited partner to report such information may result in a penalty for that limited partner.

State and Local Taxation

In addition to the federal income tax consequences described above, you should consider potential State and local tax consequences of this investment. Your share of our taxable income or loss generally must be included in determining reportable income for State or local tax purposes in the jurisdiction where you reside. In addition, other states in which we own Capital Assets or do business may require you to file State income tax returns and may impose taxes on your pro rata share of our income derived from that State. Any tax losses generated by our operations in such States may not be available to offset income from other sources in other States. To the extent that you pay tax to a State by virtue of our operations within that State, you may be entitled to a deduction or credit against tax owed to your State of residence with respect to the same income. Payment of State and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax advisor to determine the effect of State and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Tax Treatment of Certain Trusts and Estates

The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Tax-Exempt Organizations

Charitable and other tax-exempt organizations, including qualified pension plans and individual retirement accounts, are subject to the unrelated business income tax. Under new rules adopted as part of the Tax Relief and Health Care Act of 2006, a charitable remainder trust that has unrelated business taxable income is subject to an excise tax equal to 100% of such income. Tax-exempt investors will be deemed to be engaged in the business carried on by us and will be subject to the unrelated business income tax. Income from our leasing activities will constitute UBTI. In addition, to the extent that we are considered to have financed our lending activities with borrowed funds, our income from such activities will also constitute UBTI. We do not expect to finance our lending activities with borrowed funds; however, the test linking a partnership’s debt with an activity is broad and is subject to a facts and circumstances test. For example, the IRS has taken the position that a partnership that has invested all of its cash and then needs to finance its working capital has debt-financed income for purposes of the UBTI rules. Thus, even though we do not intend to borrow to finance our lending activities, future operations could give rise to an IRS challenge that we have generated debt-financed income. Further, to the extent that the IRS could successfully assert that a portion of the money we borrowed to finance our leasing activities should instead be attributed to our lending activities, the portion of our income that constitutes UBTI would be increased. This is because rental income, such as the income we derive from the leasing of personal property, constitutes UBTI whether we finance it from our capital or from borrowings. However, interest income we derive from our lending activities constitutes UBTI only if we generate it using borrowed funds. Thus, our UBTI increases proportionately with the amount of any increase to the amount of our debt allocated to our lending activities. Because the proper tax treatment will depend upon the specific terms and conditions of our future borrowings and the uses of the cash from borrowings, our counsel cannot render an opinion on this issue. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in our Interests. In addition, exempt investors that are required to distribute a certain portion of their assets every year, such as IRAs and 401(k) plans subject to the mandatory distribution requirements, should consider the fact that there will not be any market for our Interests when determining their ability to satisfy such mandatory distribution requirements.

Corporate Investors

The federal income tax consequences to investors that are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with their tax advisors as to the tax consequences to them of this investment.

INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries Under ERISA

Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan’s participants and beneficiaries. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person;
•	diversify the qualified plan’s investments so as to minimize the risk of large losses; and
•	act in accordance with the qualified plan’s governing documents.

Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan’s investments, or who is a member of a committee that is responsible for choosing a qualified plan’s investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special influence with respect to a qualified plan’s investment or administrative activities.

IRAs generally are not subject to ERISA’s fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions.

A person subject to ERISA’s fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in our Interests with a portion of the qualified plan’s assets.

Prohibited Transactions Under ERISA and the Tax Code

The Internal Revenue Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

Types of prohibited transactions include:

•	direct or indirect transfers of a qualified plan’s or IRA’s assets to, or use by or for the benefit of, a disqualified person;
•	acts by a fiduciary involving the use of a qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account; and
•	a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or IRA.

Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustains. The Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

In order to avoid the occurrence of a prohibited transaction under the Internal Revenue Code or ERISA, Interests may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

If our assets are determined under ERISA or the Internal Revenue Code to be plan assets of qualified plans and/or IRAs owning our Interests, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, might constitute prohibited transactions under the Internal Revenue Code and ERISA for qualified plans and IRAs, even if their purchase of our Interests did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA’s fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as our Interests, undivided interests in the underlying assets of a collective investment entity such as us will not be treated as plan assets of qualified plan or IRA investors if either:

•	our Interests are publicly offered;
•	less than 25% of any class of our Interests are owned by qualified plans, IRAs and certain other employee benefit plans; or
•	we are an operating company.

To qualify for the publicly-offered exception, our Interests must be freely transferable, owned by at least 100 investors independent of us and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of our fiscal year during which our offering occurred. Our Interests are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether our Interests will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether our Interests are freely transferable is a factual determination. However, we believe that the limits on assigning our Interests and on substituting limited partners contained in Sections 10.2, 10.3, and 10.4 of our Partnership Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of our Interests, is $10,000 or less.

Whether our assets will constitute “plan assets” is a factual issue that may depend in large part on our ability throughout the life of the fund to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, our counsel is unable to express an opinion on this issue.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a qualified plan or IRA to acquire our Interests should involve, among other factors, considerations that include whether:

(1)	the investment is in accordance with the documents and instruments governing the qualified plan or IRA;
(2)	the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating our Interests;
(3)	the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments and other needs for liquidity;

(4)	the investment is made solely in the interests of plan participants;
(5)	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from our business affairs; and
(6)	the current value of our Interests will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

MARKET FOR FUND FOURTEEN’S INTERESTS AND RELATED MATTERS

Our Interests are not publicly traded and there is no established public trading market for our Interests. It is unlikely that any such market will develop.

Title of Class	Number of Partners as of March 26, 2010
General Partner Interest	1
Limited partnership Interests	2,940

We, at our General Partner’s discretion, pay monthly distributions to each of our limited partners beginning the first month after each such limited partner is admitted through the end of our operating period, which we currently anticipate will be in May 2016. We paid distributions to limited partners totaling $964,235 for the period from the Commencement of Operations through December 31, 2009. Additionally, we paid our General Partner distributions of $9,636 for the period from the Commencement of Operations through December 31, 2009. The terms of our loan agreement with CB&T, as amended, could restrict us from paying cash distributions to our partners if such payment would cause us to not be in compliance with our financial covenants. See “General Partner’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

SELECTED FINANCIAL DATA

The selected financial data should be read in conjunction with the consolidated financial statements and related notes included in this prospectus.

Period from June 19, 2009 (Commencement of Operations) through December 31, 2009
Total revenue	$1,761,154
Net loss	$(1,584,298)
Net loss allocable to limited partners	$(1,568,455)
Net loss allocable to the General Partner	$(15,843)
Weighted average number of limited partnership interests outstanding	32,161
Net loss per weighted average limited partnership interest	$(48.77)
Distributions to limited partners	$964,235
Distributions per weighted average limited partnership interest	$29.98
Distributions to the General Partner	$9,636

	December 31,
	2009	2008
Total assets	$59,567,064	$1,001
Partners’ equity	$58,615,050	$1,001

GENERAL PARTNER’S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION

Overview

We operate as an equipment leasing and finance fund in which the capital our partners invested is pooled together to make investments in Capital Assets, pay fees and establish a small reserve. We commenced operations on June 19, 2009. We will use a substantial portion of the proceeds from the sale of our Interests to invest in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that we purchase and lease to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. After these proceeds have been invested, it is anticipated that additional investments will be made with the cash generated from our initial investments to the extent that cash is not needed for our expenses, reserves and distributions to limited partners. The investment in additional Capital Assets in this manner is called “reinvestment.” We anticipate investing and reinvesting in Capital Assets from time to time for five years from the date we complete the offering. This time frame is called the “operating period” and may be extended, at our General Partner’s discretion, for up to an additional three years. After the operating period, we will then sell our assets in the ordinary course of business, during a time frame called the “liquidation period.”

We seek to make investments in Capital Assets that we believe will provide our investors with a satisfactory rate of return on their investment from (a) current cash flow generated by the payment of rent in the case of leases and principal and/or interest in the case of secured loans, (b) deferred cash flow from the realization of the value of the Capital Assets or interests therein at the maturity of the investment or the exercise of an option to purchase Capital Assets or (c) a combination of both.

With respect to (a) above, we seek to make investments in Capital Assets subject to lease and in secured loans with lessees and borrowers, respectively, that we believe to be creditworthy based on such lessees’ and borrowers’ financial position, business, industry, and the underlying value of the Capital Assets. In our opinion, this increases the probability that all of the scheduled rental or loan payments, as applicable, will be paid when due. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers.

With respect to (b) above, we seek to make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return. In the case of these types of investments, we seek to make investments in Capital Assets that decline in value at a slow rate due to the long economic life of such assets. In the case of operating leases (leases where there is limited cash flow during the primary term of the lease and the value of the Capital Assets at the end of the term was the primary reason for making the investment), most, if not all, of the return of and return on that investment will generally be realized upon the sale or re-lease of the Capital Assets. In the case of leveraged leases (leases where a substantial portion of the cash flow and potentially a portion of the residual value has been pledged to a lender on a non-recourse basis and the value will be realized upon the sale or re-lease of the Capital Assets), the rental income received in cash will be less than the purchase price of the Capital Assets because we will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets. In our experience, the residual value may provide a return of and a return on the purchase price of the equipment even if all rental payments received during the initial term were paid to a lender.

In some cases with respect to the above investments, we may acquire equity interests, as well as warrants or other rights to acquire equity interests in the borrower or lessee, which may increase our expected return on our investment.

Our General Partner manages and controls our business affairs, including, but not limited to, our investments in Capital Assets, under the terms of our Partnership Agreement. Our Investment Manager, an affiliate of our General Partner, originates and services our investments. Our Investment Manager also sponsored and manages seven other equipment leasing and finance funds.

We are currently in our offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. The minimum offering of $1,200,000 was achieved on June 19, 2009, the Commencement of Operations. From the Commencement of Operations through December 31, 2009, we raised total equity of $68,300,139. Investors from the Commonwealth of Pennsylvania and the State of Tennessee were not admitted until we raised total equity in the amount of $20,000,000, which we achieved on August 27, 2009.

Current Business Environment and Outlook

Recent trends indicate that domestic and global equipment financing volume is correlated to overall business investments in equipment, which are typically impacted by general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases, depending on a number of factors. These factors include the availability of liquidity to provide equipment financing and/or provide it on terms satisfactory to borrowers, lessees, and other counterparties, as well as the desire to upgrade equipment and/or expand operations during times of growth, but also in times of recession in order to, among other things, seize the opportunity to obtain competitive advantage over distressed competitors and/or increase business as the economy recovers.

Industry Trends Prior to the Recent “Credit Crisis”

The U.S. economy experienced a downturn from 2001 through 2003, resulting in a decrease in equipment financing volume during that period. From 2004 through most of 2007, however, the economy in the United States and the global economy in general experienced significant growth, including growth in business investment in equipment and equipment financing volume. According to information provided by the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment leasing and finance industry (“ELFF”), based on information from the United States Department of Commerce Bureau of Economic Analysis and Global Insight, Inc., a global forecasting company, total domestic business investment in equipment and software increased annually from approximately $922 billion in 2002 to approximately $1,205 billion in 2006 and 2007. Similarly, during the same period, total domestic equipment financing volume increased from approximately $515 billion in 2002 to approximately $684 billion in 2007.

According to the World Leasing Yearbook 2010, which was published by Euromoney Institutional Investor PLC, global equipment leasing volume increased annually from approximately $462 billion in 2002 to approximately $760 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and South America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in South America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. It is believed that global business investment in equipment, and global equipment financing volume, including equipment loans and other types of equipment financing, increased as well during the same period.

Current Industry Trends

In general, the U.S. and global credit markets have deteriorated significantly over the past two years. The U.S. economy entered into a recession in December 2007 and global credit markets continue to experience dislocation and tightening. Many financial institutions and other financing providers have failed or significantly reduced financing operations, creating both uncertainty and opportunity in the finance industry.

Commercial and Industrial Loan Trends.  According to information provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”), the change in the volume of outstanding commercial and industrial loans issued by FDIC-insured institutions started to decline dramatically beginning in the fourth quarter of 2007. Thereafter, the change in volume turned negative for the first time since 2002 in the fourth quarter of 2008, with reductions of approximately $61 billion between the last quarter of 2008 and the first quarter of 2009, approximately $68 billion between the first and second quarters of 2009, and approximately $89 billion between the second and third quarters of 2009.

While some of the reduction is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and, to a lesser extent, investment grade bonds has risen significantly over the past few quarters, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result of all of these factors affecting the commercial and industrial finance segment of the finance industry, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years. As noted below, this trend in the wider financing market is also prevalent in the specific market for equipment financing.

Equipment Financing Trends.  According to information provided by the Equipment Leasing and Finance Association, an equipment finance trade association and affiliate of ELFF (“ELFA”), total domestic business investment in equipment and software decreased to $1,187 billion in 2008. Similarly, during the same period, total domestic equipment financing volume decreased to $671 billion in 2008. Global business investment in equipment, and global equipment financing volume, decreased as well during the same period. According to the World Leasing Yearbook 2010, global equipment leasing volume decreased to approximately $644 billion in 2008. For 2009, domestic business investment in equipment and software is forecasted to drop to an estimated $1,011 billion with a corresponding decrease in equipment financing volume to an estimated $518 billion. Nevertheless, ELFA projects that domestic investment in equipment and software and equipment financing volume will begin to recover in 2010, with domestic business investment in equipment and software projected to increase to an estimated $1,108 billion in 2010 and $1,255 billion in 2011 and corresponding increases in equipment financing volume to an estimated $583 billion in 2010 and $668 billion in 2011.

Prior to the recent credit crisis, a substantial portion of equipment financing was provided by the leasing and lending divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provided financing to companies seeking to lease small ticket and micro ticket equipment, (ii) used credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) relied heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Many of these financial institutions and other financing providers have failed or significantly reduced their financing operations. By contrast, we (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) are not significantly reliant on receiving outside financing to meet our investment objectives. In short, in light of the tightening of the credit markets, our Investment Manager in its role as the sponsor and manager of other equipment financing funds has, since the onset of the “credit crisis,” reviewed and expects to continue to review more potential financing opportunities than it has in its history.

Recent Significant Transactions

We engaged in the following significant transactions from the Commencement of Operations through December 31, 2009:

Telecommunications Equipment

On September 30, 2009, we, through our wholly-owned subsidiary, ICON Global Crossing VI, purchased telecommunications equipment for the purchase price of approximately $5,323,000. Simultaneously with the purchase, ICON Global Crossing VI leased the equipment to Global Crossing. The lease is for a period of 36 months commencing on October 1, 2009. We paid an acquisition fee to our Investment Manager in the amount of approximately $133,000 in connection with this transaction. On November 12, 2009, ICON Global Crossing VI purchased additional telecommunications equipment for the purchase price of approximately $2,136,000 and simultaneously leased the equipment to Global Crossing. The lease period is for 36 months and expires on November 30, 2012. We paid an acquisition fee to the Investment Manager in the amount of approximately $53,000 in connection with this transaction.

Packaging Equipment

On July 31, 2009, we, through our wholly-owned subsidiary, ICON Exopack, purchased a 3-layer blown film extrusion line from Exopack for the purchase price of approximately $2,713,000. Simultaneously with the purchase of the equipment, ICON Exopack entered into a lease with Exopack. The lease is for a period of 60 months commencing on August 1, 2009. On September 30, 2009, ICON Exopack purchased an eight color 48” – 52” flexographic printing press from Exopack for the purchase price of approximately $3,662,000. Simultaneously with that purchase, ICON Exopack entered into a second schedule to the lease with Exopack. That lease is for a period of 60 months commencing on October 1, 2009. The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp. We paid aggregate acquisition fees to our Investment Manager in the amount of approximately $159,000 in connection with these transactions.

Gas Compressors

On June 26, 2009, we and Fund Twelve entered into a joint venture, ICON Atlas, for the purpose of investing in eight new Gas Compressors from AG. On June 26, 2009, ICON Atlas purchased four of the Gas Compressors from AG for approximately $4,270,000. Simultaneously with the purchase, ICON Atlas entered into a lease with APMC, an affiliate of Atlas Pipeline Partners, L.P. (“APP”).

On August 17, 2009, ICON Atlas purchased the other four Gas Compressors from AG for approximately $7,028,000. Simultaneously with that purchase, ICON Atlas entered into a second schedule to the lease with APMC. Each schedule is for a period of 48 months and expires on August 31, 2013. The obligations of APMC are guaranteed by its parent company, APP. As of September 30, 2009, we contributed approximately $5,084,000 to ICON Atlas, after which our and Fund Twelve’s ownership interests in ICON Atlas were 45% and 55%, respectively. We paid an acquisition fee to our Investment Manager in the amount of approximately $127,000 in connection with this transaction.

Notes Receivable Secured by Analog Seismic System Equipment

On June 29, 2009, we and Fund Twelve entered into a joint venture, ICON ION, for the purpose of making the ION Loans in the aggregate amount of $20,000,000 to ARC and ASR. On that date, ICON ION funded the first tranche of the ION Loans in the amounts of $8,825,000 and $3,675,000 to ARC and ASR, respectively. On July 20, 2009, ICON ION funded the second tranche of the ION Loans to ARC in the amount of $7,500,000.

The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation, a Delaware corporation (“ION”). The ION Loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all of the equity interests in the ARAM Borrowers. In addition, ION guaranteed all obligations of the ARAM Borrowers under the ION Loans. Interest accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. As of September 30, 2009, we contributed $9,000,000 to ICON ION, after which our and Fund Twelve’s ownership interests in ICON ION were 45% and 55%, respectively. We paid an acquisition fee to our Investment Manager in the amount of $225,000 in connection with this transaction.

Note Receivable Secured by Rail Support Construction Equipment

On December 23, 2009, ICON Quattro, a joint venture owned 45% by us and 55% by Fund Twelve, made a second priority secured term loan to Quattro Plant in the amount of £5,800,000. Quattro Plant is a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”). The loan is secured by (i) all of Quattro Plant’s Construction Equipment and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant. In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of ICON Quattro in an amount not less than £5,500,000 and not more than £5,800,000. All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited (collectively, the “Quattro Companies”).

Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% of the principal at the end of the term. The loan is payable monthly in arrears for a period of 33 months, which began on January 1, 2010. Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.

Simultaneously with ICON Quattro’s loan, KBC Bank N.V. (“KBC”) participated in the £24,800,000 loan facility by making a loan of £19,000,000 to Quattro Plant (the “KBC Loan”). The KBC Loan is secured by (i) a first priority security interest in all of Quattro Plant’s Construction Equipment and any other existing or future asset owned by Quattro Plant and (ii) a first priority security interest in all of Quattro Plant’s accounts receivable.

Simultaneously with the consummation of the Quattro Loan and the KBC Loan, ICON Quattro, KBC, Quattro Plant, Quattro Group and the Quattro Companies entered into an intercreditor deed governing the relationship between ICON Quattro and KBC. In the event either ICON Quattro or KBC seeks to enforce its security interest under its respective loan, the proceeds from the enforcement of any security interest shall be applied (i) first, to pay all costs and expenses incurred by or on behalf of ICON Quattro or KBC, (ii) second, to KBC in an amount that would allow KBC to receive its return on its investment, and (iii) third, to ICON Quattro in an amount that would allow ICON Quattro to receive its return on its investment. We paid an acquisition fee to the Investment Manager of approximately $327,000 relating to this transaction.

Recently Adopted Accounting Pronouncements

In 2009, we adopted the accounting pronouncement regarding the general standards of accounting for, and disclosure of, events that occur after the balance sheet date, but before the financial statements are issued. This pronouncement was effective prospectively for interim and annual reporting periods ending after June 15, 2009. The adoption of this accounting pronouncement did not have a significant impact on our consolidated financial statements.

In 2009, we adopted Accounting Standards Codification 105, “Generally Accepted Accounting Principles,” which establishes the Financial Accounting Standards Board Accounting Standards Codification (the “Codification”), which supersedes all existing accounting standard documents and is the single source of authoritative non-governmental U.S. Generally Accepted Accounting Principles (“US GAAP”). All other accounting literature not included in the Codification is considered non-authoritative. This accounting standard is effective for interim and annual periods ending after September 15, 2009. The Codification did not change or alter existing US GAAP and it did not result in a change in accounting practices for us upon adoption. We conformed our consolidated financial statements and related notes to the new Codification for the year ended December 31, 2009.

Critical Accounting Policies

An understanding of our critical accounting policies is necessary to understand our financial results. The preparation of financial statements in conformity with US GAAP requires our General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives and residual values. Actual results could differ from those estimates. We applied our critical accounting policies and estimation methods consistently in all periods presented. We consider the following accounting policies to be critical to our business:

•	Lease classification and revenue recognition;
•	Asset impairments;
•	Depreciation;
•	Notes receivable;
•	Initial direct costs; and
•	Acquisition fees.

Lease Classification and Revenue Recognition

Each equipment lease we enter into is classified as either a finance lease or an operating lease, which is determined based upon the terms of each lease. For a finance lease, initial direct costs are capitalized and amortized over the lease term. For an operating lease, initial direct costs are included as a component of the cost of the equipment and depreciated over the estimated useful life of the equipment.

For finance leases, we record, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment at lease termination, the initial direct costs related to the lease and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable, plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on a straight-line basis over the lease term. Billed operating lease receivables are included in accounts receivable until collected. Deferred revenue is the difference between the timing of the receivables billed and the income recognized on a straight-line basis.

Our Investment Manager has an investment committee that approves each new equipment lease and other financing transaction. As part of its process, the investment committee determines the residual value, if any, to be used once the investment has been approved. The factors considered in determining the residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment considered, how the equipment is integrated into the potential lessee’s business, the length of the lease and the industry in which the potential lessee operates. Residual values are reviewed for impairment in accordance with our impairment review policy.

The residual value assumes, among other things, that the asset would be utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. The residual value is calculated using information from various external sources, such as trade publications, auction data, equipment dealers, wholesalers and industry experts, as well as inspection of the physical asset and other economic indicators.

For notes receivable, we use the effective interest rate method to recognize interest income, which produces a constant periodic rate of return on the investment, when earned.

Asset Impairments

The significant assets in our portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair market value. If there is an indication of impairment, we will estimate the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, the impairment loss will be measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and recorded in the consolidated statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are (i) the estimated fair value of the underlying equipment is less than its carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual position in the asset and, if applicable, the remaining obligation to the non-recourse lender. Generally in the latter situation, the residual position relates to equipment subject to third-party non-recourse debt where the lessee remits its rental payments directly to the lender and we do not recover our residual position until the non-recourse debt is repaid in full. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents, the residual value expected to be realized upon disposition of the asset, estimated downtime between re-leasing events and the amount of re-leasing costs. Our Investment Manager’s review for impairment includes a consideration of the existence of impairment indicators including third-party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Depreciation

We record depreciation expense on equipment when the lease is classified as an operating lease. In order to calculate depreciation, we first determine the depreciable equipment cost, which is the cost less the estimated residual value. The estimated residual value is our estimate of the value of the equipment at lease termination. Depreciation expense is recorded by applying the straight-line method of depreciation to the depreciable equipment cost over the lease term.

Notes Receivable

Notes receivable are reported on the consolidated balance sheets at the outstanding principal balance net of any costs, unamortized deferred fees, premiums or discounts on purchased loans. Unearned income, discounts and premiums are amortized using the effective interest rate method. Interest receivable resulting from the unpaid principal is reported separately from the outstanding balance.

Initial Direct Costs

We capitalize initial direct costs associated with the origination and funding of leased assets and other financing transactions in accordance with the accounting pronouncement related to nonrefundable fees and costs associated with originating or acquiring loans and initial direct costs of leases. The costs are amortized on a lease by lease basis based on the actual lease term using a straight-line method for operating leases and the effective interest rate method for finance leases and notes receivable. Costs related to leases or other financing transactions that are not consummated are expensed as an acquisition expense.

Acquisition Fees

We pay acquisition fees to our Investment Manager equal to 2.50% of the total purchase price paid by us or on our behalf for each of our investments, including, but not limited to, the cash paid, and indebtedness incurred or assumed, plus all fees and expenses incurred in connection therewith. These fees are capitalized and included in the cost of the investment.

Results of Operations for the Period from Commencement of Operations through December 31, 2009 (the “2009 Period”)

We are currently in our offering period and are in the process of raising capital and making investments in Capital Assets. We will invest in Capital Assets with the net proceeds from our offering. After the close of the offering period, we will enter our operating period. During our operating period, we will continue to make investments with the cash generated from our initial investments to the extent that the cash is not used for expenses, reserves and distributions to limited partners. As our investments mature, we may reinvest the proceeds in additional investments in Capital Assets. We anticipate incurring gains or losses on our investments during our operating period. Additionally, we expect to see our rental income and finance income increase, as well as related expenses such as depreciation and amortization expense and interest expense. We anticipate that the fees we pay our Investment Manager to manage our investment portfolio will increase during this period as the size and value of activity in our investment portfolio will increase.

Revenue for the 2009 Period is summarized as follows:

Period from the Commencement of Operations through December 31, 2009
Rental income	$1,044,930
Income from investments in joint ventures	695,281
Interest and other income	20,943
Total revenue	$1,761,154

Total revenue for the 2009 Period was $1,761,154, which was primarily comprised of rental income from ICON Exopack and ICON Global Crossing VI. Income from investments in joint ventures is our proportionate share of the results of operations of ICON Atlas, ICON ION and ICON Quattro.

Expenses for the 2009 Period are summarized as follows:

Period from the Commencement of Operations through December 31, 2009
Management fees	$76,559
Administrative expense reimbursements	1,924,682
General and administrative	666,592
Depreciation and amortization	670,286
Interest	7,333
Total expenses	$3,345,452

Total expenses for the 2009 Period were $3,345,452, which were comprised primarily of administrative expense reimbursements to our Investment Manager in the amount of $1,924,682. Administrative expense reimbursements are costs incurred by our General Partner and its affiliates that are necessary to our operations. These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us. General and administrative expenses consisted primarily of professional fees of approximately $648,575. We recorded depreciation expense of $649,453 related to equipment on lease to Exopack and Global Crossing.

Net Loss

As a result of the foregoing factors, the net loss for the 2009 Period was $1,584,298. The net loss per weighted average Interest for the 2009 Period was $48.77.

Liquidity and Capital Resources

Sources and Uses of Cash

At December 31, 2009, we had cash and cash equivalents of $27,074,324. In addition, pursuant to the terms of our offering, we have established a reserve in the amount of 0.50% of the gross offering proceeds from the sale of our Interests. During our offering period, our main source of cash has been from financing activities and our main use of cash has been in investing activities.

We are offering our Interests on a “best efforts” basis with the current intention of raising up to $418,000,000. As additional Interests are sold, we will experience a relative increase in liquidity as cash is received and then a relative decrease in liquidity as cash is expended to make investments. We are using the net proceeds of the offering to invest in Capital Assets located in North America, Europe and other developed markets, including those in Asia, South America and elsewhere. We will seek to acquire a portfolio of Capital Assets that is comprised of both (a) transactions that provide current cash flow in the form of rental payments (in the case of leases) and payments of principal and/or interest (in the case of secured loans) and (b) transactions that generate deferred cash flow from realizing the value of the Capital Assets or interests therein at the maturity of the investment or exercise of an option to purchase Capital Assets, or (c) a combination of both.

For the period from the Commencement of Operations through December 31, 2009, we sold 68,411 Interests, representing $68,300,139 of capital contributions. We admitted 2,116 limited partners. For the period from the Commencement of Operations through December 31, 2009, we have paid or accrued sales commissions to third parties of $4,709,330 and underwriting commissions to ICON Securities of $2,026,388. In addition, organizational and offering expenses of $1,577,572 were paid or incurred by us, our General Partner or its affiliates during this period.

Sources of Liquidity

Cash generated from the sale of Interests pursuant to our offering will be our most significant source of liquidity during our offering period. We believe that cash generated from the sale of Interests pursuant to our offering and other financing activities, as well as the expected results of our operations, will be sufficient to finance our liquidity requirements for the foreseeable future, including distributions to our partners, general and administrative expenses, new investment opportunities, management fees and administrative expense reimbursements. In addition, our revolving line of credit had $27,640,000 available as of December 31, 2009 for additional working capital needs or new investment opportunities. Our revolving line of credit is discussed in further detail in “Financings and Borrowings” below.

Our ability to generate cash in the future is subject to general economic, financial, competitive, regulatory and other factors that affect us and our lessees’ and borrowers’ businesses that are beyond our control. See “Risk Factors.”

Financings and Borrowings

Revolving Line of Credit, Recourse

Certain of our affiliates, entities managed by our Investment Manager, Fund Eight B, Fund Nine, Fund Ten, Fund Eleven and Fund Twelve, are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with CB&T. We (collectively with Fund Eight B, Fund Nine, Fund Ten, Fund Eleven and Fund Twelve, the “ICON Borrowers”) were added as a borrower under the Loan Agreement on August 12, 2009.

The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At December 31, 2009, no amounts were accrued related to our joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.50% per year, provided that neither interest rate is permitted to be less than 4.00% per year. The interest rate at December 31, 2009 was 4.00%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

Aggregate borrowings by all ICON Borrowers under the Facility amounted to $2,360,000 at December 31, 2009. We had no borrowings outstanding under the Facility as of such date. The balances of $100,000 and $2,260,000 were borrowed by Fund Ten and Fund Eleven, respectively. As of March 24, 2010, Fund Ten and Fund Eleven had outstanding borrowings under the Facility of $700,000 and $0, respectively.

Pursuant to the Loan Agreement, the ICON Borrowers are required to comply with certain covenants. At December 31, 2009, the ICON Borrowers were in compliance with all covenants.

Distributions

We, at our General Partner’s discretion, pay monthly distributions to each of our limited partners beginning with the first month after each such limited partner’s admission and expect to continue to pay such distributions until the termination of our operating period. We paid distributions to our limited partners and General Partner in the amount of $964,235 and $9,636, respectively, in 2009.

Contractual Obligations and Commitments

At the time we acquire or divest of an interest in Capital Assets, we may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. Our General Partner believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on our consolidated financial condition taken as a whole. We are a party to the Facility, as discussed in “Financings and Borrowings” above. We had no borrowings under the Facility at December 31, 2009.

Inflation and Interest Rates

The potential effects of inflation on us are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect us in a number of ways. We do not currently have or expect to have rent escalation clauses tied to inflation in our leases. The anticipated residual values to be realized upon the sale or re-lease of equipment upon lease termination (and thus the overall cash flow from our leases) may increase with inflation as the cost of similar new and used equipment increases.

If interest rates increase significantly, leases already in place would generally not be affected.

Quantitative and Qualitative Disclosures About Market Risk

We, like most other companies, are exposed to certain market risks, which include changes in interest rates and the demand for equipment owned by us. We believe that our exposure to other market risks, including foreign currency exchange rate risk, commodity risk and equity price risk, are insignificant at this time to both our financial position and our results of operations.

We currently have a recourse revolving line of credit, which is subject to a variable interest rate. We have no outstanding borrowings under our revolving line of credit. Our Investment Manager has evaluated the impact of the condition of the credit markets on our future cash flows and we do not expect any adverse impact on our cash flows should credit conditions in general remain the same or deteriorate further.

Although certain of our transactions are denominated in pounds sterling, substantially all of our transactions are denominated in the U.S. dollar, therefore reducing our risk to currency translation exposures. To date, our exposure to exchange rate volatility has not been significant. Nevertheless, there can be no assurance that currency translation exposures will not have a material impact on our financial position, results of operations or cash flow in the future.

We manage our exposure to equipment and residual risk by monitoring the markets our equipment is in and maximizing remarketing proceeds through the re-lease or sale of equipment.

BUSINESS

Our History

Fund Fourteen was formed on August 20, 2008 as a Delaware limited partnership. Fund Fourteen will continue until December 31, 2020, unless terminated sooner.

Our general partner is ICON GP 14, LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation. Our General Partner manages and controls our business affairs, including, but not limited to, the Capital Assets we invest in pursuant to the terms of our limited partnership agreement. Pursuant to the terms of an investment management agreement, our General Partner has engaged ICON Capital as an investment manager to, among other things, facilitate the acquisition and servicing of our investments.

Fund Fourteen is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. Fund Fourteen’s initial capitalization was $1,001, which consisted of $1 from our General Partner and $1,000 from ICON Capital. Fund Fourteen is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for its DRIP Plan. The initial closing date for Fund Fourteen was June 19, 2009, the date at which Fund Fourteen had raised $1,200,000 and reached the minimum offering amount. On August 27, 2009, Fund Fourteen achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania and the State of Tennessee. As of March 26, 2010, 98,564 limited partnership interests have been sold to 2,940 limited partners, representing $98,336,934 of capital contributions to Fund Fourteen.

Our Business

With the proceeds from the sale of the Interests, we will operate as an equipment leasing and finance fund in which the capital you invest is pooled with capital contributions by other investors. This pool of cash is then used to make investments in Capital Assets, pay fees, and establish a small reserve. We will use a substantial portion of the offering proceeds to invest in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that we purchase and lease to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans and other financing transactions, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers. We will also make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return.

Life of the Fund

We divide the life of the fund into three distinct phases:

(1)	Offering Period: We expect to invest most of the net proceeds from this offering in Capital Assets. We anticipate that the offering of our Interests will close no later than May 2011.
(2)	Operating Period: After the close of the offering period, we expect to continue to reinvest the cash generated from our initial investments to the extent that cash is not needed for our expenses, reserves and distributions to limited partners. We anticipate that the offering period will extend until five years from the date we complete this offering. However, we may, at our discretion, extend the operating period for up to an additional three years.
(3)	Liquidation Period: After the operating period, we will then sell our assets in the ordinary course of business. If we believe it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, but our Investment Manager will not receive any additional acquisition fees in connection with such reinvestments. Our goal is to complete the liquidation period in two years after the end of the operating period, but it may take longer to do so. Accordingly, you should expect to hold your Interests for at least nine years from the time you invest.

For the period ended December 31, 2009, we were in our offering period and sold 68,411 Interests, representing $68,300,139 of capital contributions, and admitted 2,116 limited partners. At December 31, 2009, we had total assets of $59,567,064. During the period from June 19, 2009 (Commencement of Operations) through December 31, 2009, we generated total revenue of $1,761,154, which consisted mostly of rental income. For the same period, we incurred a net loss of $1,584,298.

At December 31, 2009, our portfolio, which we hold either directly or through joint ventures, consisted primarily of the following investments:

Telecommunications Equipment

•	We, through our wholly-owned subsidiary, ICON Global Crossing VI, own telecommunications equipment that is subject to two 36-month leases with Global Crossing. The leases expire in September and November 2012.

Packaging Equipment

•	We, through our wholly-owned subsidiary, ICON Exopack, own packaging equipment that is subject to two 60-month leases with Exopack. The leases expire in September 2014 and October 2014.

Gas Compressors

•	We have a 45% ownership interest in ICON Atlas, which owns eight Gas Compressors that were purchased from AG. The Gas Compressors are subject to 48-month leases with APMC that expire on August 31, 2013.

Notes Receivable Secured by Analog Seismic System Equipment

•	We have a 45% ownership interest in ICON ION, which provided the ION Loans to the ARAM Borrowers. Interest accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. The ION Loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all of the equity interests in the ARAM Borrowers.

Note Receivable Secured by Rail Support Construction Equipment

•	We have a 45% ownership interest in ICON Quattro, which participated in a £24,800,000 loan facility by making the Quattro Loan to Quattro Plant, a wholly-owned subsidiary of Quattro Group Limited. The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of the Construction Equipment and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant. In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of ICON Quattro in an amount not less than £5,500,000 and not more than £5,800,000. Interest accrues at the rate of 20% per year and the Quattro Loan will be repaid over a period of 33 months commencing on January 1, 2010.

Recent Developments

ICON Global Crossing VI, LLC

On February 25, 2010, we, through our wholly-owned subsidiary, ICON Global Crossing VI, purchased and simultaneously leased back telecommunications equipment to Global Crossing. The purchase price for the equipment was approximately $4,300,000. The lease is for a period of thirty-six months and expires in February of 2013. We paid an acquisition fee to the Investment Manager of approximately $107,000 relating to this transaction.

ICON Northern Leasing III, LLC

On March 3, 2010, we, through our wholly-owned subsidiary, ICON Northern Leasing III, provided a senior secured term loan in the aggregate amount of $9,857,589 to NCA XVIII, NCA XV and NCA XIV. The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON NL II), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months. The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing Systems, Inc. We paid an acquisition fee to the Investment Manager of approximately $379,000 relating to this transaction.

ICON Coach II, LLC

On March 9, 2010, we, through our wholly-owned subsidiary, ICON Coach II, purchased eleven 2010 MCI J4500 motor coach buses from MCI for the purchase price of $4,502,715. Simultaneously with the purchase, ICON Coach II entered into a sixty-month lease with DBS and Lakefront and Schedule 1 to the lease with DBS. DBS will pay interim rent for the period from April 1, 2010 through May 31, 2010 unless the base term commences earlier. Prior to June 1, 2010, ICON Coach II will purchase fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously lease the buses to Lakefront pursuant to Schedule 2 to the lease. The obligations of DBS and Lakefront are guaranteed by Coach America Holdings, Inc. and CUSA, LLC. We paid an acquisition fee to the Investment Manager of approximately $259,000 relating to this transaction.

Investment Objectives

We have four investment objectives:

(1)	Invest in Capital Assets: to make favorable investments in Capital Assets.
(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a limited partner.
(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment leases, secured loans, and other financing transactions. We believe that a diverse portfolio comprised of various types of investments, a range of maturity dates and creditworthy lessees, borrowers and other counterparties makes it less likely that changes in any one market sector or a counterparty’s default or bankruptcy will significantly impact us.
(4)	Provide a Favorable Return: to achieve “payout,” which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

Competition

The commercial leasing and financing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include other equipment leasing and finance funds, hedge funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors. Competition from both traditional competitors and new market entrants has intensified in recent years due to growing marketplace liquidity and increasing recognition of the attractiveness of the commercial leasing and finance industry.

Other equipment finance companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective customers on financial terms that are more favorable than those that we can offer. There are numerous other potential entities, including entities organized and managed similarly to us, seeking to make investments in Capital Assets. Many of these potential competitors are larger and have greater financial resources than us.

We compete primarily on the basis of pricing, terms and structure, particularly on structuring flexible, responsive, and customized financing solutions for our customers. Our investments are often made directly rather than through competition in the open market. This approach limits the competition for our typical investment, which may enhance returns. We believe our investment model may represent the best way for individual investors to participate in investing in Capital Assets. Nevertheless, to the extent that our competitors compete aggressively on any combination of the foregoing factors, we could fail to achieve our investment objectives.

Properties

We neither own nor lease office space or any other real property in our business at the present time.

Employees

We have no direct employees. Our General Partner and/or our Investment Manager supervise and control our business affairs and originate and service our investments.

SUMMARY OF OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our Partnership Agreement. Our Partnership Agreement sets forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our limited partners. A copy of our Partnership Agreement is included as Exhibit A to this prospectus. Potential investors should read our entire Partnership Agreement carefully before making any investment in our Interests.

Establishment and Nature

We are organized as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, with ICON GP 14, LLC as our General Partner. A limited partnership is a non-corporate business entity having a general partner and one or more limited partners. A limited partner does not play a role in the management or control of a limited partnership’s affairs and his or her liability for limited partnership obligations is generally limited to the amount of his or her investment.

Name and Address

We conduct business under the name “ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.,” with our principal office and place of business at 100 Fifth Avenue, 4th Floor, New York, New York 10011 (unless we change the office with written notice to you).

Duration

Our term commenced when we filed a Certificate of Limited Partnership with the Delaware Secretary of State on August 20, 2008. We will terminate our corporate existence at midnight on December 31, 2020, or earlier if a dissolution event occurs. See “— Dissolution and Winding-Up.”

Capital Contributions

Our Contribution.  Our General Partner has contributed $1, in cash, as its capital contribution to us in exchange for its general partnership interest and an interest in our cash flow, as described in “Compensation of Our General Partner, Its Affiliates, and Certain Non-Affiliates.” ICON Capital Corp., our Investment Manager and an affiliate of our General Partner, contributed $1,000, in cash, as a capital contribution to us as the original limited partner. ICON Capital withdrew as the original limited partner and its capital contribution was returned, without interest, when the minimum offering was achieved.

Limited Partners’ Contributions.  Each limited partner (other than certain officers, employees or securities representatives of our General Partner or any affiliate of our General Partner or of any Selling Dealer who is admitted as a limited partner at a closing and limited partners described in the next sentence and limited partners who purchase Interests through our DRIP Plan) will make a capital contribution to our capital, in cash, in an amount equal to $1,000.00 for each Interest purchased. Each limited partner affiliated with our General Partner, including certain officers, employees or securities representatives of our General Partner or any affiliate of our General Partner or of any Selling Dealer who is admitted as a limited partner at a closing, and limited partners who acquire Interests through broker-dealers who charge an investment management fee rather than a sales commission, will make a capital contribution, in cash, in an amount equal to $930.00 for each Interest purchased. Limited partners who purchase Interests through our DRIP Plan will make a capital contribution, deemed to be in an amount equal to $900.00 for each Interest, or fraction thereof, purchased.

Our Management

Our Powers.  Except as otherwise specifically provided in our Partnership Agreement, our General Partner will have complete and exclusive discretion in the management and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct our business and affairs, and exercise our powers. For example, our General Partner will have the right to make investments for and on behalf of us and to manage our investments and all of our other assets. You will not be permitted to participate in our management. Our General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a limited partner to our fund. Except to the extent limited by Delaware law or our Partnership Agreement, our General Partner may delegate any or all of its duties under our Partnership Agreement to any person, including any of its affiliates, such as our Investment Manager. Our Partnership Agreement designates our General Partner as our tax matters partner and authorizes and directs our General Partner to represent us and our limited partners in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings and to expend our funds in doing so.

Limited Partners’ Powers.  No limited partner can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Limitations on Our General Partner’s Powers

Our Partnership Agreement and Delaware law subject our General Partner to limitations on how it administers our business and affairs, as outlined below.

Dealings with Affiliates.  We will not purchase or lease investments from, or sell, assign or lease investments to, our General Partner or any of its affiliates (including any fund in which our General Partner or any of its affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

(1)	a determination that the investment is in our best interests;
(2)	the price to be paid by us does not exceed the sum of (A) the net cost to our General Partner or its affiliates of acquiring and holding the investment (adjusted for any income received and expenses paid or incurred while holding same), plus (B) any compensation to which our General Partner or its affiliates is otherwise entitled to receive;
(3)	the interest terms of any indebtedness secured by the investment at the time it is acquired by our General Partner or its affiliate is the same as at the time it is acquired by us;
(4)	neither our General Partner nor its affiliates will receive any compensation, other than as set forth in the section of this prospectus entitled “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates,” as a result of the investment; and
(5)	our General Partner or its affiliates hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by us, borrowing money or obtaining financing for us or for other purposes related to our business.

We may not make any loans to our General Partner or any of its affiliates. Our General Partner or any of its affiliates, however, may make loans to us, provided the terms of the loan include:

(1)	interest at a rate that does not exceed the lowest of the following:
(a)	the rate at which our General Partner or its affiliates borrowed funds for the purpose of making the loan; or
(b)	if no borrowing was incurred, the interest rate we could obtain in an arm’s-length borrowing, without reference to our General Partner’s or its affiliates’ financial abilities or guarantees;
(2)	repayment of the loan not later than 12 months after the date on which it was made; and
(3)	neither our General Partner nor its affiliates may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

We will not acquire any investments in exchange for our Interests.

We may make investments in joint ventures provided that such joint venture meets the following criteria:

•	our General Partner determines that the investment is in our best interests; and
•	such joint venture will not result in duplicate fees being paid to our General Partner or any of its affiliates.

If a joint investment is made with affiliates of our General Partner, the following additional conditions must be met:

•	the investment will be made upon terms that are substantially identical to the terms upon which the other participants have invested in the joint venture;
•	the compensation payable to our General Partner or its affiliates by us and the other fund(s) must be substantially identical; and
•	we will have a right of first refusal to buy the investment if an affiliate desires to sell equipment held in the joint venture.

If a joint investment is made with non-affiliates, the following conditions must be met:

•	we will have the right to control the joint investment; and
•	the joint venture will make investments in specific Capital Assets.

Neither our General Partner nor any of its affiliates may receive a commission or fee (except the types and amounts described in “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates”) in connection with the reinvestment or distribution of cash from operations or of the proceeds from the resale, exchange or refinancing of our investments. In addition, in connection with any agreement we enter into with our General Partner or any of its affiliates, our General Partner or its affiliates may not receive any rebates or give-ups, nor may our General Partner or any of its affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of our Partnership Agreement. Neither our General Partner nor any of its affiliates will pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about us or an investment in us. However, this does not prohibit our General Partner from paying underwriting fees and sales commissions otherwise in accordance with the terms of our Partnership Agreement.

Our General Partner’s Right to Indemnification

With limited exceptions, we will indemnify our General Partner, its affiliates and individual officers out of our assets. The indemnification will apply to any liability, loss, cost and expense of litigation that our General Partner or its affiliates suffers so long as our General Partner has met the standard contained in our Partnership Agreement. See “Management Responsibility — Indemnification.”

Liability

Our General Partner’s Limited Liability.  Except in the case of negligence or misconduct and subject to applicable Delaware law, neither our General Partner nor any of its affiliates will have any personal liability for our obligations. All decisions our General Partner (or any person to whom it delegates any of its duties) makes will be binding upon us. See “Management Responsibility — Conflicts.”

Limited Liability of Our Limited Partners.  You will have no personal liability for any of our obligations or liabilities. You will only be liable, in your capacity as a limited partner, to the extent of your capital contribution and your pro rata share of any of our undistributed profits and other assets.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to us for the distribution if both of the following are true:

(1)	after giving effect to the distribution, all of our liabilities exceed the fair value of our assets; and
(2)	you knew at the time you received the distribution that it was made in violation of Delaware law.

No Further Contribution

After you pay for your Interests, you will not have any further obligations to us or be required to contribute any additional capital to, or loan any funds to, us. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Cash Distributions

Prior to payout, which is the time when cash distributions in an amount equal to the sum of the limited partners’ (1) capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% (measured from the date the investor is deemed admitted as a limited partner pursuant to our Partnership Agreement), have been made, distributions of cash will be made 99% to our limited partners and 1% to our General Partner. These determinations are not made on a limited partner-by-limited partner basis but are made by aggregating contributions from, and distributions to, our limited partners as a whole. Income earned on escrowed funds and distributed to our limited partners will be counted toward the 8% cumulative return. After payout, distributions of cash will be made 90% to our limited partners and 10% to our General Partner.

During the operating period, our General Partner will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the operating period, before any cash on hand is reinvested, you will receive, to the extent available, monthly cash distributions equal to the initial distribution rate on your original investment divided by twelve, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you contributed attributable to Interests that were repurchased. Our General Partner’s decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect our ability to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. We expect that a substantial portion of all of these cash distributions (for example, the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP or for purposes of Section 6.4(g) of our Partnership Agreement) as a return of our limited partners’ original investment, and that the balance of these distributions will be treated as a return on the original investment. After the operating period, we intend to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs; provided, that we may use cash to reinvest the proceeds received from our investments in additional investments if our General Partner believes it is in the best interests of our limited partners; however, our Investment Manager will not receive Acquisition or Management Fees with respect to any investments made during the liquidation period. Upon our liquidation, our assets will be distributed to our limited partners and our General Partner in proportion to and to the extent of the positive balances in their respective capital accounts.

Allocation of Profits and Losses for Tax Purposes

Generally during our operating period, 99% of our profits will be allocated among our limited partners (including our General Partner to the extent it owns Interests), and our General Partner will be allocated 1%. This allocation will continue until the excess of the cumulative profits allocated to our limited partners, in the aggregate, over the cumulative losses allocated to our limited partners, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our limited partners in the aggregate with an 8% cumulative annual return, compounded daily. Thereafter, during the operating period, our profits will be allocated 90% among our limited partners in proportion to their Interest ownership and 10% to our General Partner. Then, during the liquidation period, while we sell our investments, profits shall initially be allocated between our General Partner and the limited partners so that our General Partner is allocated the greater of 1% thereof or such greater amount as is necessary to provide our General Partner with cumulative profits allocated pursuant to this provision, equal to, when added to the profits allocated 1% to our General Partner during the operating period, the cash that has been distributed 1% to it, and the balance to our limited partners until they have been allocated an amount equal to the 8% cumulative annual return, compounded daily, threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to our General Partner and 90% to our limited partners. Starting with our first fiscal year, profits allocated to our limited partners will be allocated among them in the first instance so as to cause their capital accounts, as determined on a per Interest basis and adjusted to reflect such items as their share of minimum gain, to be equal and thereafter in proportion to their Interests.

As a general rule, 1% of our losses will be allocated to our General Partner and 99% will be allocated among our limited partners (including our General Partner to the extent it owns interests). However, losses will be allocated 10% to our General Partner and 90% to our limited partners to reverse profits that were allocated in such 10%/90% ratio, described above, and thereafter 1% to our General Partner and 99% to our limited partners. Starting with our first fiscal year, income and losses allocated to our limited partners will be allocated among them in the first instance so as to cause their capital accounts, determined on a per Interest basis and adjusted to reflect such items as their shares of minimum gain, to be equal and thereafter in proportion to their Interests. Our General Partner will also receive a special income allocation to ensure that it has been allocated income equal to the distributions it previously received. Non-recourse deductions will be allocated 1% to our General Partner and 99% among our limited partners.

In addition to the general provisions regarding allocations of profits and losses, our Partnership Agreement contains a number of special allocations that are intended to meet certain tax safe-harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any limited partners developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to our limited partners who were initially allocated depreciation deductions or other related items of deduction that were attributable to non-recourse indebtedness. Other special allocations provisions are designed to reflect the business deal among our limited partners (see Section 8.2(f)(vi) of our Partnership Agreement) or to protect our limited partners in the event we are subjected to an unexpected tax liability because of a particular limited partner. For example, local taxes that are imposed on us because of a limited partner’s residence in that locality will be charged to that limited partner.

Limited partners who own Interests for less than an entire year will be allocated profits or losses to reflect their varying interests during the year and authorize our General Partner to select such method as is permissible under the Code. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year.

Change of Management

Voluntary Withdrawal.  Our General Partner may not voluntarily withdraw as our general partner without (a) 60 days’ advance written notice to you, (b) an opinion of counsel that the withdrawal will not cause our termination or otherwise materially adversely affect our federal tax status as a partnership and (c) selection of, and acceptance of its appointment as general partner by, a substitute general partner who is acceptable to our limited partners owning a majority of our Interests and meets the requirements, including net worth, of a “sponsor” for purposes of the NASAA Guidelines.

Involuntary Withdrawal.  Our General Partner may be removed by our limited partners owning a majority of our Interests or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither our General Partner nor any of its affiliates may participate in any vote by our limited partners to remove our General Partner as general partner or cancel any management or service contract with our General Partner or its affiliates.

Management Fees for investments made by us prior to the effective date of our General Partner’s withdrawal will be payable to our Investment Manager when we receive the gross rental payment from the investments creating the obligation to pay the Management Fees. In the event that our Investment Manager pledges the Management Fees receivable to a lender, the assignment to the lender will be binding in the event of our General Partner’s voluntary or involuntary withdrawal.

Transfer of Our Interests

Withdrawal of a Limited Partner.  You may withdraw from Fund Fourteen by selling, transferring or assigning your Interests or having all of your Interests repurchased or redeemed in accordance with our Partnership Agreement and any applicable securities laws. You may transfer all or a portion of your Interests except to impermissible types of transferees or by transfers that would adversely affect us or our limited partners. However, in order to protect our status as a partnership for federal income tax purposes, your ability to sell, transfer or assign your Interests is subject to significant limitations. See Section 10.2 of our Partnership Agreement and “Transfer of Our Interests/Withdrawal.”

Limited Repurchase of Our Interests.  We have a repurchase plan. In brief, after you have held your Interests for at least one year, and from time to time thereafter until the termination of Fund Fourteen, you may request that we repurchase all or any portion of your Interests, subject to certain conditions. This right is subject to the availability of funds and the other provisions of the repurchase plan. See “Repurchase Plan.”

Dissolution and Winding-Up

We will dissolve when any of the following events occurs:

•	the withdrawal of our General Partner, if a substitute general partner has not been admitted as general partner;
•	our voluntary dissolution by our General Partner with the consent of our limited partners owning a majority of our Interests or, subject to Section 13 of our Partnership Agreement, by the consent of the same majority without action by our General Partner;
•	the sale of all or substantially all of our assets;
•	the expiration of our term;
•	our operations are no longer legal activities under Delaware or any other applicable law; or
•	any other event that causes our dissolution or winding-up under Delaware law.

Our Liquidation.  When a dissolution event occurs, our investments and other assets will be liquidated and the proceeds thereof will be distributed to our limited partners after we pay our liquidation expenses and pay the debts, including our Investment Manager’s fees, in the order of priority set forth in our Partnership Agreement. Our existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Our Books and Records

Our General Partner will maintain our books and records at its principal office. Such books and records include, among other things, the investor suitability records for a period of six years for any limited partner whose Interests were sold by our General Partner or any of its affiliates.

Our limited partners will have the right to have a copy of the list of limited partners mailed to them for a nominal fee. However, limited partners requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the limited partner’s interest relative to his or her Interests. In addition, limited partners or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other books and records that are maintained for us by our General Partner.

If our General Partner refuses or neglects to exhibit, produce or mail a copy of the partnership list as requested, our General Partner or its affiliates will be liable to any limited partner requesting the partnership list for the costs, including reasonable attorneys’ fees, incurred by that limited partner for compelling the production of the partnership list and for actual damages suffered by such limited partner by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the partnership list is to secure such list for the purpose of selling such list or of using the partnership list for a commercial purpose unrelated to our business. Our General Partner may require that the limited partner requesting the partnership list certify that it is not requesting the partnership list for any of the prohibited reasons above. These remedies are in addition to, and will not in any way limit, other remedies available to limited partners under federal law or the laws of any State.

Meetings and Voting Rights of Our Limited Partners

Meetings.  Our General Partner may call a meeting of our limited partners at any time on its own initiative to act upon any matter on which our limited partners may vote. If our General Partner receives written requests for a meeting from limited partners holding 10% or more of the outstanding Interests, our General Partner will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of our limited partners may be submitted for action by written consent of our limited partners.

Voting Rights of Our Limited Partners.  Our limited partners, with the consent of our limited partners owning a majority of our Interests, may take action on the following matters without our concurrence:

•	an amendment of our Partnership Agreement (except as set forth in the following section);
•	our dissolution;
•	the sale of all or substantially all of our assets, except for sales while liquidating our investments during the liquidation period; and
•	the removal of our General Partner and the election of a substitute general partner.

An affirmative vote of our limited partners owning not less than a majority of our Interests (excluding Interests our General Partner and its affiliates own) is required to remove our General Partner (or anyone else) as general partner or cancel any management or service contract or agreement with our General Partner or its affiliates. Neither our General Partner nor its affiliates may vote on those matters, and the total number of Interests that our General Partner and its affiliates may purchase cannot exceed 10% of the number of Interests purchased by non-affiliates. Our limited partners who dissent from any matter approved by our limited partners owning a majority of our Interests are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their Interests. Our General Partner and its affiliates are entitled to vote on all matters other than our General Partner’s removal or the cancellation of any management or service contract or agreement with our General Partner or its affiliates.

Amending Our Partnership Agreement

Amendment by Our Limited Partners Without Our General Partner’s Concurrence.  Our limited partners may amend our Partnership Agreement with the consent of our limited partners owning a majority of our Interests without our General Partner’s concurrence so long as the amendment does not allow our limited partners to take part in the control or management of our business, or alter our General Partner’s rights, powers and duties as set forth in our Partnership Agreement. However, any amendment that will increase the liability of any limited partner or adversely affect in a disproportionate manner (other than results that are due to a difference in relative number of Interests owned) any limited partner’s Interest of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each limited partner affected by the change.

Amendment by Our General Partner Without the Consent of Our Limited Partners.  Our General Partner may, without the consent of our limited partners, amend our Partnership Agreement to effect any change for the benefit or protection of our limited partners, including:

•	adding to our General Partner’s duties or obligations, or surrendering any of our General Partner’s rights or powers;
•	curing any ambiguity in our Partnership Agreement, or correcting or supplementing any provision of our Partnership Agreement that may be internally inconsistent;
•	preserving our status as a partnership for federal income tax purposes;
•	deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

•	permitting our Interests to fall into an exemption from the definition of “plan assets” under DOL regulations;
•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and
•	changing our name or the location of our principal office.

TRANSFER OF OUR INTERESTS/WITHDRAWAL

You may withdraw from Fund Fourteen only by selling or transferring all of your Interests, or if all of your Interests are repurchased by us in accordance with our repurchase plan.

Restrictions on the Transfer of Our Interests and Withdrawal

There is no public market for our Interests, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our Interests as collateral. You may transfer your Interests only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of your Interests may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of our Interests to meet the minimum investment standard. Anyone to whom you transfer your Interests may become a substitute limited partner only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of our Interests, they will not have the other rights that our limited partners have, including voting rights and the right to a copy of the list of our limited partners. We will also require that there be no adverse effect to us resulting from the transfer of our Interests, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in our Partnership Agreement.

You may transfer or assign your own Interests to any person, whom we call an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which, among other things:

(a)	states your intention that your Interests be transferred to the assignee;
(b)	reflects the assignee’s acceptance of all of the terms and provisions of our Partnership Agreement; and
(c)	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable state and federal laws and regulations, including minimum investment and investor suitability requirements under State securities laws.

Furthermore, unless we consent, no Interests may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;
•	to any person if, in the opinion of counsel, the assignment would result in our termination for federal income tax purposes or change our status as a partnership for federal income tax purposes;
•	to any person if the assignment would affect our existence or qualification as a limited partnership under Delaware law or the applicable laws of any other jurisdiction in which we are conducting business;
•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and State securities laws;
•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the Interests owned by the limited partner;
•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required Interest purchase;
•	if, in our reasonable belief, the assignment might violate applicable law;
•	if, in the determination of our General Partner, such assignment would not be in the best interests of us or our limited partners; or
•	if the assignment would cause our Interests to be owned by non-United States citizens.

Any attempt to transfer or assign our Interests in violation of the provisions of our Partnership Agreement or applicable law will be null and void from the outset and will not bind us. Assignments of our Interests will be recognized by us as of the first day of the month following the date upon which all conditions to the assignment have been satisfied. Our Partnership Agreement will be amended at least once each calendar quarter to effect any assignments of our Interests that have been recognized during such quarter.

Our Partnership Agreement provides further that we will not permit any Interest (or interest in a Interest) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by the federal income tax law or in a transaction that does not fall within certain safe harbors set forth in Treasury Regulations Section 1.7704-1. See “Federal Income Tax Consequences — Publicly Traded Partnerships.” If we determine that a proposed sale was effected on a secondary market or the substantial equivalent thereof or does not fall within such safe harbors, our General Partner and we have the right and obligation to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

All limited partners and assignees must provide us with all information respecting assignments that we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Additional Transfer Restriction for Residents of California

California law requires that all certificates for Interests that we issue to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a partnership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your Interests, you will cease to be a limited partner and will no longer have any of the rights or privileges of a limited partner. Whether or not any assignee becomes a substitute limited partner, however, your assignment of all of your Interests will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “Federal Income Tax Consequences — Sale or Other Disposition of Interests.”

REPURCHASE PLAN

Optional Repurchase or Redemption.  We have a repurchase plan that will provide eligible limited partners with limited, interim liquidity by enabling them to sell their Interests back to us in limited circumstances. Our General Partner can amend the provisions of the repurchase plan without your approval. Our repurchase plan permits you to sell your Interests back to us after you have held them for at least one year, subject to the significant restrictions and conditions described below.

The prices at which an Interest may be sold back to us are as follows:

•	during the offering period at $930 per Interest (or $900 per Interest purchased under our DRIP Plan), less the total amount of cash distributions received with respect to such Interest during such period;
•	during the operating period at (i) $950 per Interest (or $920 per Interest purchased under our DRIP Plan), (ii) plus a 4% annual return for each full year such Interest has been outstanding, (iii) less the total amount of cash distributions received with respect to such Interest up to and including the date of such sale; and
•	during the liquidation period, at a price per Interest equal to the net asset value per Interest as determined from our most recent financial statements.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Priority is given to requests arising from the death of an investor, which redemptions we will endeavor to make within six months of receiving sufficient information to process such redemption requests, subject to the 2% safe harbor for transfers and purchases of our Interests (described in the next sentence) and funds being available. Subject to funds being available, we will limit the number of our Interests repurchased during any calendar year to two percent (2%) of the weighted average number of our Interests outstanding during the calendar year, subject to reduction for certain other transfers that had previously been made.

Our General Partner may, in its sole discretion, choose to terminate, amend or suspend our repurchase plan at any time.

We cannot guarantee that we will have sufficient funds to accommodate all requests made each year. Pending requests will, subject to the priority for requests arising from the death of an investor, be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when a repurchase is requested, limited partners may withdraw their requests or ask that we honor their requests when funds are available. In addition, limited partners may withdraw a repurchase request upon written notice at any time prior to the date of repurchase. Limited partners are not required to sell their Interests to us, except in the case of limited partners who lose their U.S. citizenship or are no longer a resident alien or a resident in the United States or Puerto Rico.

The availability of funds for repurchasing or redeeming our Interests will be subject to us having sufficient cash. In this regard, it should be noted that we intend to reinvest a substantial portion of our cash during the operating period and possibly during the liquidation period. Furthermore, our Interests may be repurchased only if the repurchase would not impair our capital or our operations (which our General Partner will decide in its sole discretion) and would not result in the termination of our taxable year or of our federal income tax status as a partnership. Any amounts used to redeem or repurchase Interests will reduce our available funds for making investments and distributions to our remaining limited partners.

Repurchase or Redemption for Foreign Partners.  If, in the case of an individual, such investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Fourteen, we have the right, but not the obligation, to repurchase all of such investor’s Interests subject to the conditions set forth in Section 10.6 of our Partnership Agreement.

Consequences of Repurchase or Redemption

If all of your Interests are accepted for repurchase or redemption by us, you will cease to be a limited partner and will no longer have any of the rights or privileges of a limited partner. A repurchase or redemption of all of your Interests will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

Gain or loss realized on the repurchase or redemption of your Interests, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on our investments, substantially appreciated inventory items and unrealized receivables. See “Federal Income Tax Consequences — Treatment of Cash Distributions Upon Redemption or Repurchase.”

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan (“DRIP Plan”) that, subject to the terms and conditions of the plan and State suitability requirements, allows investors to have all of their distributions received from us during our offering period invested in additional Interests. A summary of the material provisions of our DRIP Plan is set forth below. A copy of our DRIP Plan is included as Exhibit D to this prospectus. Potential participants in our DRIP Plan should read it in its entirety before making any decision to participate.

Who May Participate?  Subject to applicable State suitability requirements, you may elect to have all, but not less than all, of the cash distributions you receive during our offering period invested in additional Interests pursuant to our DRIP Plan. In addition, until $200,000,000 in gross offering proceeds have been received by us, eligible members of ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC who have invested at least $5,000 for an individual account or $4,000 for a plan account (qualified plans or IRAs), may elect to invest all, but not less than all, of the distributions that they receive with respect to their investments in those funds in our Interests pursuant to our DRIP Plan. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause our underlying assets to constitute “plan assets.” See “Investment by Qualified Plans and IRAs” and “Subscriptions.”

How Do I Participate?  If you are eligible to participate in our DRIP Plan, you may choose to invest all, but not less than all, of your distributions during the offering period at any time by completing the subscription agreement that appears as Exhibit C to this prospectus and by submitting an enrollment form provided for that purpose. If you decide to participate in our DRIP Plan, all, but not less than all, of your distributions must be invested. In addition, once you have enrolled in our DRIP Plan, you may not terminate your participation in our DRIP Plan until the end of our offering period.

When Will Interests Be Purchased?  We will invest distributions in additional Interests not later than 30 days from the distribution date, to the extent that our Interests are available for purchase. Investment of distributions in our Interests will begin with the next distribution payable after we receive your enrollment form and subscription agreement.

What Is the Purchase Price of the Interests Purchased Under Our DRIP Plan?  Interests purchased with the distributions that you choose to invest in our Interests will be purchased for $900.00 per Interest, which represents the public offering price minus Sales Commissions and Underwriting Fees. The purchase of fractional Interests is a permissible, and likely, result of the investment of your distributions under our DRIP Plan.

How Long Will Our DRIP Plan Last? Can it be Amended?  Our DRIP Plan may be terminated or amended at any time by our General Partner, in its sole and absolute discretion; however, any amendment that would have an adverse effect on the rights or obligations of a participant (as determined in the sole discretion of the General Partner) will require at least 10 business days notice to participants prior to termination. In addition, unless Interests to be issued pursuant to our DRIP Plan are registered with the Securities and Exchange Commission on a separate registration statement, our DRIP Plan will end upon the termination of the offering period.

What is the Minimum Investment Under Our DRIP Plan?  If you elect to participate in our DRIP Plan without making the minimum investment in us, you must meet the minimum investment amount in ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC under the same social security number and the same registration type as your initial purchase of such funds. Multiple investments cannot be combined in order to meet the minimum investment requirement. For example, you cannot combine a $2,500 individual investment with a $2,500 joint tenant investment to meet the requirement.

What is the Liability of the General Partner Under Our DRIP Plan?  Our General Partner will not be liable for any act done in good faith or for any good faith omission to act.

REPORTS TO OUR LIMITED PARTNERS

Annual Reports

By March 15 of each year, we will send you a statement of your share of our income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

Within 120 days after the end of the year, in addition to our Annual Report on Form 10-K that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, we will send to each person who was a limited partner at any time during the year an annual report that will include:

•	our financial statements for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in limited partners’ equity;
•	a breakdown, by source, of distributions made during the year to you and to our General Partner;
•	a status report with respect to each investment that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, including our knowledge of the condition and utilization of such investment;
•	a breakdown of the compensation and amounts reimbursed to our General Partner and Investment Manager, and a summary of the terms and conditions of (a) any contract (if any) with our General Partner or our Investment Manager that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other public equipment leasing and finance funds our General Partner and its affiliates sponsor, demonstrating the allocation of the compensation between us and the other funds; and
•	until all amounts invested by limited partners have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by us during the fiscal year.

Quarterly Reports

Within 60 days after the end of each of the first three quarters of each year, in addition to our Quarterly Reports on Form 10-Q that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, we will send to each person who was a limited partner at any time during the quarter an interim report for the quarter that will include:

•	our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in limited partners’ equity;
•	a tabular summary of the compensation paid, and any amounts reimbursed, to our General Partner and our Investment Manager, including a statement of the services our General Partner and Investment Manager performed or expenses it incurred, and a summary of the terms and conditions of any contract (if any) with our General Partner or Investment Manager that was not filed as an exhibit to the registration statement of which this forms a part; and
•	until all amounts invested by limited partners have been invested or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by us during the quarter.

PLAN OF DISTRIBUTION

General

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of our Partnership Agreement, the dealer-manager will offer, on a best efforts basis, a maximum of 400,000 Interests in the offering, all of which are priced at $1,000.00 per Interest, except for certain Interests that may be purchased by: (1) persons affiliated with our General Partner or its affiliates (limited to the executive officers of our General Partner, who are listed under “Management” in this prospectus) for the net price of $930.00 per Interest, reflecting the elimination of the sales commission; (2) investors whose broker does not charge a commission for each investment; (3) broker dealers participating in this offering or any of their associated persons purchasing for their own account or their IRAs or qualified plans for the net price of $930.00 per Interest or (4) investors who participate in our DRIP Plan for the net price of $900.00 per Interest. The minimum subscription is five (5) Interests, except for IRAs and qualified plans for which the minimum investment is four (4) Interests. If you purchased shares of ICON Leasing Fund Eleven, LLC or ICON Leasing Fund Twelve, LLC, there is no minimum investment for investors who are eligible to and wish to have all, but not less than all, of their distributions reinvested in our Interests pursuant to the terms and conditions of our DRIP Plan. The only persons affiliated with our General Partner and its affiliates that may purchase Interests are the executive officers of our General Partner, who are listed under “Management” in this prospectus. The purchase of Interests by our General Partner and its affiliates is limited to a maximum of 10% of the number of Interests sold to non-affiliates and our General Partner has already purchased one Interest. Not more than sixty (60) Interests purchased by our General Partner or its affiliates will be treated as satisfying the minimum offering requirement. Neither our General Partner nor its affiliates intend to resell our Interests. In the sole discretion of our General Partner, we may, at any time prior to the two-year anniversary of the date our offering commences, increase our offering to a maximum of up to 600,000 Interests; provided, that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer. See “Subscriptions — How to Subscribe.”

Our offering period began on May 18, 2009. We expect the offering period to terminate no later than May 2011, but in no event will our offering period continue for longer than May 18, 2011. We have a reasonable period of time to conclude our closing after the termination of our offering period. We may terminate the offering period at our option at any time.

Interests will be sold primarily through Selling Dealers and, to a limited extent, by the dealer-manager. We will pay Selling Dealers or the dealer-manager, as the case may be, a sales commission of up to $70.00 per Interest.

Payments of sales commissions and underwriting fees to the dealer-manager and participating Selling Dealers will not exceed 10.0% of the gross offering proceeds from the offering and will not be paid on Interests sold pursuant to our DRIP Plan. One of our General Partner’s affiliates, ICON Securities Corp., is the dealer-manager of this offering and will be receiving non-accountable underwriting fees equal to $30.00 per Interest in the offering (except for Interests sold pursuant to our DRIP Plan). Up to $10.00 per Interest may be re-allowed to Selling Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager, including providing such Selling Dealers with, or reimbursing them for, permissible non-cash compensation under new FINRA Rule 2310 for national and regional conferences. In addition, the dealer-manager may use a portion of its underwriting fee to provide the Selling Dealers with, or reimburse them for, permissible non-cash compensation under new FINRA Rule 2310, such as costs and reimbursement for certain expenses related to other bona fide training and educational meetings.

Additionally, we may, in our sole discretion, pay bona fide due diligence expense reimbursements to the dealer-manager and prospective Selling Dealers on a fully accountable basis and only for bona fide due diligence activities and expense reimbursements. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, detailed and itemized invoices and other evidence satisfactory to us. The sums we may expend in connection with bona fide due diligence activities are included in the

O&O Expenses we will reimburse our General Partner or its affiliates for in connection with our organization and this offering. See “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates.”

The dealer-manager agreement and the selling dealer agreements contain provisions for us to indemnify the participating Selling Dealers with respect to some types of liabilities, including liabilities arising under the Securities Act, unless such liability arises from information in this prospectus relating to the dealer-manager and supplied by the dealer-manager.

Segregation of Subscription Payments

In compliance with Rule 15c2-4 and Rule 10b-9 under the Securities Exchange Act of 1934, as amended, we placed all funds that the dealer-manager received from subscribers in the offering in an escrow account at Deutsche Bank Trust Company Americas (“DBTCA”), a national bank, at our expense, beginning on May 18, 2009 and until we accepted subscriptions for 1,200 Interests (or 20,000 Interests in the case of residents of Pennsylvania) and the subscribers were admitted as limited partners on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). The initial closing date occurred on June 19, 2009. Investors (other than Pennsylvania investors, who received a similar one-time distribution upon their admission) who invested prior to the minimum offering size being achieved received, upon admission into Fund Fourteen, a one-time distribution equal to the initial distribution rate, as determined by us, for each day their funds were held in escrow, but without any interest on their escrow funds. Funds received through the termination date are deposited in an interest-bearing account pending the next closing.

We will promptly accept or reject subscriptions for Interests after we receive a prospective investor’s subscription documents and subscription funds. Broker-dealers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a final prospectus. We anticipate holding daily closings, provided the number of subscribed Interests is sufficient to justify the burden and expense of a closing. At each closing, we will admit as limited partners, effective as of the same day, all subscribers whose subscriptions have been received and accepted by us and who are then eligible to be admitted.

Any proceeds from the sale of our Interests that have not been invested or committed for investment by the later of two years from May 18, 2009 or twelve months from the date of receipt by us, except for reserves and necessary operating capital, will be returned, without interest, to our limited partners in proportion to their respective investments within three business days of determination of the amount of any reserves or working capital required by us. These returned proceeds will include a return of the proportionate share of the Underwriting Fees and any Sales Commissions paid to our General Partner or any of its Affiliates.

SUBSCRIPTIONS

Minimum Investment

If you are a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States, the minimum number of Interests you can purchase is five (5). For IRAs and qualified plans, you must purchase at least four (4) Interests. There is no minimum investment if, among other requirements, you purchased shares in ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC and are eligible to and wish to have all, but not less than all, of your distributions reinvested in our Interests pursuant to the terms and conditions of our DRIP Plan. See “Distribution Reinvestment Plan.”

Subscriber Representations and Subscription Procedures

Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-5. We will promptly review each subscription and will accept or decline to accept you as a limited partner in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a limited partner.

By your signature and initials in Section 5 of the Subscription Agreement (on page C-3), you are indicating your desire to become a limited partner and to be bound by all the terms of our Partnership Agreement. You also appoint our General Partner to be your true and lawful attorney-in-fact to sign documents, including our Partnership Agreement, which may be required for your admission as a limited partner.

Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-3 of the Subscription Agreement are true, by which you confirm that:

(1)	you have received a copy of the prospectus;
(2)	you received a copy of the prospectus at least five business days before we accepted your subscription;
(3)	you have read the General Instructions on Page C-2 of the Subscription Agreement (except for residents of the States of Maine and Minnesota);
(4)	you acknowledge that an investment in our Interests is not a liquid investment;
(5)	you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:
(a)	if you are purchasing Interests for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;
(b)	you have accurately identified yourself, or the investing entity, as a U.S. citizen, having determined citizenship in the manner described below;
(c)	you have accurately reported your social security number or the federal taxpayer identification number of the investing entity;
(d)	you are not subject to backup withholding of federal income taxes; and
(e)	you agree to redeem all of your Interests if you are an individual and are no longer a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien, or if you otherwise are or become a foreign partner for purposes of Section 1446 of the Code at any point during the life of Fund Fourteen.
(6)	you meet the minimum income and net worth standards established by us; and
(7)	you are purchasing Interests for your own account and not with a view to distribution.

Pursuant to the NASAA Guidelines, a sponsor and each person selling interests in a fund such as ours shall make every reasonable effort to determine that an investment in such fund is a suitable and appropriate investment for each investor. In making this determination, the NASAA Guidelines permit each person selling interests in a fund such as ours to make such determination on behalf of the fund’s sponsor. We will require that everyone who wishes to purchase our Interests make these representations in order to assist FINRA-registered securities sales representatives, Selling Dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of your representations in complying with our obligations under State and federal securities laws.

The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus and certain related materials, including supplements to the prospectus and promotional brochures marked as being prepared by us or by the dealer-manager for use in connection with the offering, so that we may make an informed judgment as to whether we should accept your offer to subscribe for our Interests. While we recognize that in the sales process a potential investor will usually discuss an investment in our Interests with his or her broker, it is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something that contradicts the information contained in this prospectus.

If you become a limited partner and later make a claim against us, the dealer-manager and/or us alleging that you did not receive a prospectus for this offering, or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus, then we anticipate relying on the representations you made in your Subscription Agreement. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus and the instructions to rely exclusively on the information contained in the prospectus in making your investment decision. Do not sign the Subscription Agreement if you do not understand this section.

Instructions Concerning “Important Information”

The Important Information on page C-2 of the Subscription Agreement asks you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, the management of our General Partner and our Investment Manager, and possible adverse effects on the federal income tax treatment we expect may occur as a result your purchase of Interests. These disclosures are found in the sections entitled “Risk Factors,” “Conflicts of Interest,” “Management” and “Federal Income Tax Consequences.”

We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a limited partner unless we have reason to believe that you are aware of the risks involved in this investment. If you become a limited partner and later make claims against us, the dealer-manager and/or our General Partner to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, our General Partner, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the risks involved in this investment.

Binding Effect of Our Partnership Agreement on You

The representation in the Subscription Agreement that you have agreed to all the terms and conditions of our Partnership Agreement is necessary because our General Partner and every limited partner are bound by all of the terms and conditions of that agreement, notwithstanding the fact that limited partners do not actually sign our Partnership Agreement. Though you do not actually sign our Partnership Agreement, your signature on the Subscription Agreement gives our General Partner the power of attorney pursuant to which it obligates you to be bound by each of the terms and conditions of our Partnership Agreement. If you become a limited partner and later make claims against us, our General Partner and/or the dealer-manager that you did not agree to be bound by all of the terms of our Partnership Agreement and the Subscription Agreement, we, our General Partner and/or the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all of the terms of our Partnership Agreement and the Subscription Agreement.

Your Citizenship and Residency

All investors will be required to represent and warrant that they are either a United States citizen or a resident alien, each with an address in the United States. We will not admit anyone as a limited partner who is either a United States citizen living outside of the United States or a non-resident of the United States. All investors will be required to tender to us for sale, upon demand, all of their Interests pursuant to our repurchase plan if, in the case of an individual, such investor is no longer a United States citizen, resident in the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Fourteen.

Co-Signature By Selling Dealer

Selling Dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the Selling Dealer certifies that it has obtained information from the potential investor sufficient to enable the Selling Dealer to determine that the investment is suitable for the investor based on the investor’s income, net worth and other characteristics. Pursuant to the NASAA Guidelines, a sponsor and each person selling interests in a fund such as ours shall make every reasonable effort to determine that an investment in such fund is a suitable and appropriate investment for each investor. In making this determination, the NASAA Guidelines permit each person selling interests in a fund such as ours to make such determination on behalf of the fund’s sponsor. Since our General Partner and the dealer-manager will not have had the opportunity to obtain financial and other relevant information directly from you, we will rely on the Selling Dealer’s representation to determine whether to admit you as a limited partner. If you become a limited partner and later make claims against us, the dealer-manager and/or our General Partner alleging that our Interests were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, our General Partner and the dealer-manager anticipate relying upon the selling broker-dealer’s representation (and your representation) as evidence that you did meet the financial requirements for this investment. FINRA’s Conduct Rules require that any limited partner of or person associated with the dealer-manager or a Selling Dealer who sells or offers to sell Interests must make every reasonable effort to ensure that a potential subscriber is a suitable investor for this investment in light of such subscriber’s age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors.

How to Subscribe

If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a Selling Dealer. In the case of IRA, SEP and Keogh Plan, the trustee or custodian must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

Checks for the purchase of Interests should be made payable to “ICON Fund 14” for deposit into an interest bearing account pending the next closing.

FURTHER INFORMATION

Experts

The consolidated financial statements of Fund Fourteen at December 31, 2009 and 2008, and for the period from June 19, 2009 (Commencement of Operations) through December 31, 2009, and the balance sheets of the General Partner at December 31, 2009 and 2008 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Legal Matters

Arent Fox LLP of Washington, D.C. has provided us with an opinion on the legality of our Interests offered in this prospectus and the tax matters set forth under “Federal Income Tax Consequences.”

Additional Information

A registration statement under the Securities Act of 1933, as amended, has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to our Interests. This prospectus, which forms a part of the registration statement, contains information concerning us and includes a copy of our Partnership Agreement, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the public reference room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-3030), without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the website of the Securities and Exchange Commission at http://www.sec.gov. We file periodic reports with the Securities and Exchange Commission, copies of which will be available on our Investment Manager’s website at http://www.iconcapital.com. The information on our Investment Manager’s website does not constitute a part of this prospectus.

Tabular Information Concerning Prior Public Funds

Exhibit B contains prior performance and investment information for seven of our previous publicly offered equipment leasing and finance funds: LP Seven; Fund Eight A; Fund Eight B; Fund Nine, Fund Ten, Fund Eleven and Fund Twelve. Tables I through V of Exhibit B contain unaudited information relating to our Investment Manager’s experience in raising and investing funds, the compensation paid to our General Partner and its affiliates, the operating results of, and sales or dispositions of investments by most of these prior public funds. Purchasers of Interests will not acquire any ownership interest in any of these prior public funds and should not assume that the results of any of these prior public funds will be indicative of our future results. Moreover, the operating results for these prior public funds should not be considered indicative of the future results of these prior public funds or of whether the prior public funds will achieve their investment objectives. Future results and the achievement of investment objectives will in large part depend on facts that we cannot determine, including the residual value of equipment held by these prior public funds.

Sales Material

In addition to this prospectus, we may use sales material in connection with the offering of our Interests. In some jurisdictions sales material may not be available. This material will include information relating to this offering, our General Partner and to its affiliates, and may include brochures, articles and publications about equipment leasing. If required by regulatory agencies, we will use only sales material that they have approved. The offering of our Interests, however, is made only by means of this prospectus. Although the information contained in sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus by reference or as forming the basis of this offering of our Interests.

GLOSSARY

The following terms used in this prospectus have the meanings set forth below:

“Acquisition Fee” means, in connection with any investment, the amount payable from all sources in respect of all fees and commissions paid by any party in connection with the selection and making of any investment, however designated and however treated for tax and accounting purposes and includes, as applicable, (a) the indebtedness incurred to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

“Affiliate” means:

(1)	any person or entity, directly or indirectly controlling, controlled by or under common control with another person or entity;
(2)	any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of another entity; or
(3)	any officer, director, member or partner of an entity; and
(4)	if such person is an officer, director, member or partner, any other business entity for which the person acts in such capacity.

However, affiliates will not include a person or entity who is a partner in a partnership, member of a limited liability company or joint venturer in a joint venture with Fund Fourteen if such person or entity is not otherwise an affiliate.

“Dealer-Manager” means ICON Securities Corp., an affiliate of our General Partner, who will act as the manager of this offering of Interests.

“DRIP Plan” means our Distribution Reinvestment Plan, a copy of which is attached to this prospectus as Exhibit D.

“Fund Fourteen” means ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership.

“General Partner” means ICON GP 14, LLC, a Delaware limited liability company, and its successors and assigns.

“Interests” mean limited partnership interests in Fund Fourteen, which entitle the holder to the rights described in the prospectus and in our Partnership Agreement.

“limited partner” means a holder of at least one Interest and who has been admitted into Fund Fourteen as a limited partner.

“Liquidation Period” means the phase after the Operating Period during which we will sell our assets; however, if our General Partner believes it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so.

“Management Fee” means the fee payable by us to our Investment Manager for actively managing our investment portfolio.

“Maximum Offering” means the offering of up to 400,000 Interests of Fund Fourteen and up to 20,000 Interests offered pursuant to the DRIP; provided, that, in the sole discretion of our General Partner, we may, at any time prior to May 18, 2011, increase our offering to a maximum of up to 600,000 Interests; provided further that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer.

“Non-Recourse Indebtedness” means indebtedness for which the lender can only look to our assets acquired with the debt as a source for repayment of the loan obligation in the event of default.

“O&O Expenses” means reimbursements to our General Partner or its affiliates or the dealer-manager for expenses incurred by it in our organization as well as expenses relating to this offering of our Interests.

“Operating Period” means the time frame during which we will make investments, which period is anticipated to last 5 years commencing with the completion of the offering, but which may be extended at our General Partner’s discretion for an additional 3 years.

“Partnership Agreement” means the Limited Partnership Agreement of Fund Fourteen, as it may be amended from time to time.

“Payout” means the point in time when limited partners have received total cash distributions equal to the amount of their capital contributions, plus an 8% cumulative annual return, compounded daily, on their capital contributions as reduced by distributions received in excess of 8%.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Publicly Traded Partnership” means a limited partnership or other unincorporated business association that is taxed as a corporation rather than a partnership.

“Recourse Indebtedness” means indebtedness for which the lender can look to all of our assets as a source for repayment of the loan obligation in the event of default.

“Registration Statement” means the registration statement for the Interests on a proper form filed with the Securities and Exchange Commission under the Securities Act, which registration statement was declared effective by the Securities and Exchange Commission.

“Reinvestment” means the use of cash generated from our investment portfolio to make additional investments.

“Repurchase” means the purchase of our Interests from a limited partner by us pursuant to the Repurchase Plan.

“Sales Commission” means a commission payable by us to Selling Dealers who are not affiliated with our General Partner for selling Interests.

“Selling Dealer” means a broker unaffiliated with our General Partner who will be selling our Interests, on a best efforts basis, in this offering.

“Underwriting Fees” means the fees payable by us to ICON Securities Corp., the dealer-manager of this offering and an affiliate of our General Partner, in connection with the sale of Interests.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

We have audited the accompanying consolidated balance sheets of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in partners’ equity, and cash flows for the period from June 19, 2009 (Commencement of Operations) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. at December 31, 2009 and 2008 and the consolidated results of its operations and its cash flows for the period from June 19, 2009 (Commencement of Operations) through December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

March 31, 2010
New York, New York

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$27,074,324	$1,001
Leased equipment at cost (less accumulated depreciation of $649,453 and $0, respectively)	13,530,536	—
Investments in joint ventures	17,742,829	—
Deferred charges, net	1,186,369	—
Other assets, net	33,006	—
Total Assets	$59,567,064	$1,001
Liabilities and Partners’ Equity
Liabilities:
Deferred revenue	$227,161	$—
Due to General Partner and affiliates	566,964	—
Accrued expenses and other current liabilities	157,889	—
Total Liabilities	952,014	—
Commitments and contingencies (Note 10)
Partners’ (Deficit) Equity:
General Partner	(25,478)	1
Limited Partners	58,640,528	1,000
Total Partners’ Equity	58,615,050	1,001
Total Liabilities and Partners’ Equity	$59,567,064	$1,001

See accompanying notes to the consolidated financial statements.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Operations

Period from June 19, 2009 (Commencement of Operations) through December 31, 2009
Revenue:
Rental income	$1,044,930
Income from investments in joint ventures	695,281
Interest and other income	20,943
Total revenue	1,761,154
Expenses:
Management fees	76,559
Administrative expense reimbursements	1,924,682
General and administrative	666,592
Depreciation and amortization	670,286
Interest	7,333
Total expenses	3,345,452
Net loss	$(1,584,298)
Net loss allocable to:
Limited Partners	$(1,568,455)
General Partner	(15,843)
$(1,584,298)
Weighted average number of limited partnership interests outstanding	32,161
Net loss per weighted average limited partnership interest	$(48.77)

See accompanying notes to the consolidated financial statements.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners’ Equity

	Limited Partnership Interests	Limited Partners	General Partner	Total Partners’ Equity
Opening balance, June 19, 2009	1	$1,000	$1	$1,001
Net loss		(1,568,455)	(15,843)	(1,584,298)
Redemption of limited partnership interest	(1)	(1,000)	—	(1,000)
Proceeds from sale of limited partnership interests	68,411	68,300,139	—	68,300,139
Sales and offering expenses		(7,126,921)	—	(7,126,921)
Cash distributions	—	(964,235)	(9,636)	(973,871)
Balance, December 31, 2009	68,411	$58,640,528	$(25,478)	$58,615,050

See accompanying notes to the consolidated financial statements.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows

Period from June 19, 2009 (Commencement of Operations) through December 31, 2009
Cash flows from operating activities:
Net loss	$(1,584,298)
Adjustments to reconcile net loss to net cash provided by operating activities:
Income from investments in joint ventures	(695,281)
Depreciation and amortization	670,286
Changes in operating assets and liabilities:
Other assets	(53,839)
Deferred revenue	227,161
Due to General Partner and affiliates	411,270
Accrued expenses and other liabilities	63,458
Distributions from joint ventures	695,281
Net cash used in operating activities	(265,962)
Cash flows from investing activities:
Purchase of equipment	(14,179,989)
Investments in joint ventures	(18,807,294)
Distributions received from joint ventures in excess of profits	1,064,465
Net cash used in investing activities	(31,922,818)
Cash flows from financing activities:
Sale of limited partnership interests	68,300,139
Sales and offering expenses paid	(6,641,287)
Deferred charges	(1,421,878)
Cash distributions to partners	(973,871)
Redemption of limited partnership interest	(1,000)
Net cash provided by financing activities	59,262,103
Net increase in cash and cash equivalents	27,073,323
Cash and cash equivalents, beginning of the period	1,001
Cash and cash equivalents, end of the period	$27,074,324
Supplemental disclosure of non-cash investing and financing activities:
Organizational and offering expenses due to Investment Manager	$155,694
Sales commissions due to third parties	$94,431
Organizational and offering expenses charged to equity	$391,203

See accompanying notes to the consolidated financial statements.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(1)  Organization

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Partnership”) was formed on August 20, 2008 as a Delaware limited partnership. The Partnership is engaged in one business segment, the business of investing in business-essential equipment and corporate infrastructure (collectively, “Capital Assets”), including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that the Partnership purchases and leases to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. The Partnership will continue until December 31, 2020, unless terminated sooner.

The Partnership’s principal investment objective is to obtain the maximum economic return from its investments for the benefit of its partners. To achieve this objective, the Partnership: (i) acquires a diversified portfolio by making investments in Capital Assets; (ii) makes monthly cash distributions, at the Partnership’s general partner’s discretion, to its partners commencing the month following each partner’s admission to the Partnership, continuing until the end of the operating period; (iii) will reinvest substantially all undistributed cash from operations and cash from sales of investments in Capital Assets during the operating period; and (iv) will dispose of its investments and distribute the excess cash from such dispositions to its partners beginning with the commencement of the liquidation period.

The general partner of the Partnership is ICON GP 14, LLC, a Delaware limited liability company (the “General Partner”), which is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“ICON Capital”). The General Partner manages and controls the business affairs of the Partnership, including, but not limited to, the Capital Assets the Partnership invests in pursuant to the terms of the Partnership’s limited partnership agreement (the “Partnership Agreement”). Pursuant to the terms of an investment management agreement, the General Partner has engaged ICON Capital as an investment manager (the “Investment Manager”) to, among other things, facilitate the acquisition and servicing of the Partnership’s investments. Additionally, the General Partner has a 1% interest in the profits, losses, cash distributions and liquidation proceeds of the Partnership.

The Partnership is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. With the proceeds from the limited partnership interests (“Interests”) sold, the Partnership intends to invest in a diverse pool of Capital Assets and establish a cash reserve in the amount of 0.50% of the gross offering proceeds from the sale of our Interests. The initial capitalization of the Partnership was $1,001, which consisted of $1 from the General Partner and $1,000 from ICON Capital. The Partnership is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for the Partnership’s distribution reinvestment plan (the “DRIP Plan”). The DRIP Plan allows limited partners to purchase Interests with distributions received from the Partnership and/or certain affiliates of the Partnership. At any time prior to May 18, 2011, the Partnership may, at its sole discretion, increase the offering to a maximum of up to $618,000,000 of capital, consisting of 600,000 Interests, provided that the offering period is not extended in connection with such change.

The Partnership’s initial closing date was June 19, 2009 (the “Commencement of Operations”), the date at which the Partnership had raised $1,200,000 and limited partners were admitted. Upon the Commencement of Operations, the Partnership returned the initial capital contribution of $1,000 to ICON Capital. During the period from May 18, 2009 to December 31, 2009, the Partnership sold 68,411 Interests to 2,116 limited partners, representing $68,300,139 of capital contributions. Investors from the Commonwealth of Pennsylvania and the State of Tennessee were not admitted until the Partnership raised total equity in the amount of $20,000,000, which the Partnership achieved on August 27, 2009. Beginning with the Commencement of Operations, the Partnership has paid or accrued sales commissions to third parties. The Partnership has also paid or accrued various fees to the General Partner and its affiliates. For the period from the Commencement of Operations through December 31, 2009, the Partnership has paid or accrued the following fees in connection with its offering of its Interests: (i) sales commissions to third parties in the amount of $4,709,330

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(1)  Organization – (continued)

and (ii) underwriting fees in the amount of $2,026,388 to ICON Securities Corp., an affiliate of the General Partner and the dealer-manager of the Partnership’s offering (“ICON Securities”). In addition, the General Partner and its affiliates, on behalf of the Partnership, incurred organizational and offering expenses in the amount of $1,577,572. For the period from the Commencement of Operations through December 31, 2009, organizational and offering expenses in the amount of $391,203 were recorded as a reduction of partners’ equity.

Partners’ capital accounts are increased for their initial capital contribution plus their proportionate share of earnings and decreased by their proportionate share of losses and distributions. Profits, losses, cash distributions and liquidation proceeds are allocated 99% to the limited partners and 1% to the General Partner until the aggregate amount of cash distributions paid to limited partners equals the sum of the limited partners’ aggregate capital contributions plus an 8% cumulative annual return on their aggregate unreturned capital contributions, compounded daily. After such time, distributions will be allocated 90% to the limited partners and 10% to the General Partner.

(2)  Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements of the Partnership have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). In the opinion of the General Partner, all adjustments considered necessary for a fair presentation have been included.

The consolidated financial statements include the accounts of the Partnership and its majority-owned subsidiaries and other controlled entities. All intercompany accounts and transactions have been eliminated in consolidation. In joint ventures where the Partnership has majority ownership, the financial condition and results of operations of the joint venture are consolidated. Noncontrolling interest represents the minority owner’s proportionate share of its equity in the joint venture. The noncontrolling interest is adjusted for the minority owner’s share of the earnings, losses, investments and distributions of the joint venture.

The Partnership accounts for its noncontrolling interests in joint ventures where the Partnership has influence over financial and operational matters, generally 50% or less ownership interest, under the equity method of accounting. In such cases, the Partnership’s original investments are recorded at cost and adjusted for its share of earnings, losses and distributions. The Partnership accounts for investments in joint ventures where the Partnership has virtually no influence over financial and operational matters using the cost method of accounting. In such cases, the Partnership’s original investments are recorded at cost and any distributions received are recorded as revenue. All of the Partnership’s investments in joint ventures are subject to its impairment review policy.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid investments with original maturity dates of three months or less.

The Partnership’s cash and cash equivalents are held principally at two financial institutions and at times may exceed insured limits. The Partnership has placed these funds in high quality institutions in order to minimize risk relating to exceeding insured limits.

Risks and Uncertainties

In the normal course of business, the Partnership is exposed to two significant types of economic risk: credit and market. Credit risk is the risk of a lessee, borrower or other counterparty’s inability or unwillingness to make contractually required payments. Concentrations of credit risk with respect to lessees, borrowers or other counterparties are dispersed across different industry segments within the United States of

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(2)  Summary of Significant Accounting Policies – (continued)

America and throughout the world. Although the Partnership does not currently foresee a concentrated credit risk associated with its lessees, borrowers or other counterparties, contractual payments are dependent upon the financial stability of the industry segments in which such counterparties operate. See Note 7 for a discussion of concentrations of risk.

Market risk reflects the change in the value of debt instruments and credit facilities due to changes in interest rate spreads or other market factors. The Partnership believes that the carrying value of its investments is reasonable, taking into consideration these risks, along with estimated collateral values, payment history and other relevant information.

Leased Equipment at Cost

Investments in leased equipment are stated at cost less accumulated depreciation. Leased equipment is depreciated on a straight-line basis over the lease term, which typically ranges from 3 to 8 years, to the asset’s residual value.

The Investment Manager has an investment committee that approves each new equipment lease and other financing transaction. As part of its process, the investment committee determines the residual value, if any, to be used once the investment has been approved. The factors considered in determining the residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment considered, how the equipment is integrated into the potential lessee’s business, the length of the lease and the industry in which the potential lessee operates. Residual values are reviewed for impairment in accordance with the Partnership’s impairment review policy.

The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. The residual value is calculated using information from various external sources, such as trade publications, auction data, equipment dealers, wholesalers and industry experts, as well as inspection of the physical asset and other economic indicators.

Asset Impairments

The significant assets in the Partnership’s portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair market value. If there is an indication of impairment, the Partnership will estimate the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, the impairment loss will be measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and recorded in the consolidated statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are (i) the estimated fair value of the underlying equipment is less than its carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual position in the asset and, if applicable, the remaining obligation to the non-recourse lender. Generally in the latter situation, the residual position relates to equipment subject to third-party non-recourse debt where the lessee remits its rental payments directly to the lender and the Partnership does not recover its residual position until the non-recourse debt is repaid in full. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents, the residual value expected to be realized upon disposition of the asset, estimated

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(2)  Summary of Significant Accounting Policies – (continued)

downtime between re-leasing events and the amount of re-leasing costs. The Investment Manager’s review for impairment includes a consideration of the existence of impairment indicators including third-party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Deferred Charges

Pursuant to the Partnership Agreement, the costs of organizing the Partnership and offering the Interests are capitalized by the Partnership and amortized as a reduction of equity over the estimated offering period, generally two years from the effective date of the offering. The unamortized balance of these costs is reflected on the consolidated balance sheets as deferred charges, net.

Revenue Recognition

The Partnership provides financing to third parties, generally in the form of leases and loans. Additionally, the Partnership may make loans to borrowers secured by Capital Assets. With respect to leases of Capital Assets, each lease is classified as either a finance lease or an operating lease, which is based upon the terms of the lease. Loans are typically classified as notes receivable.

For finance leases and notes receivable, the Partnership records finance and interest income, respectively, on the consolidated statements of operations using the effective interest rate method, which results in a constant rate of return over the lease or loan term, as applicable. For operating leases, rental income is recognized on a straight-line basis over the lease term. Billed operating lease receivables are included in accounts receivable until collected. Deferred revenue is the difference between the timing of the receivables billed and the income recognized on a straight-line basis.

The recognition of revenue may be suspended when deemed appropriate by the General Partner, in accordance with the Partnership’s policy on doubtful accounts.

Notes Receivable

Notes receivable are reported on the consolidated balance sheets at the outstanding principal balance net of any costs, unamortized deferred fees, premiums or discounts on purchased loans. Unearned income, discounts and premiums are amortized using the effective interest rate method. Interest receivable resulting from the unpaid principal is reported separately from the outstanding balance.

Initial Direct Costs

Initial direct costs associated with operating leases are capitalized as a component of the cost of the equipment and depreciated. Initial direct costs associated with finance leases and notes receivable are amortized using the effective interest rate method. Costs related to leases or other financing transactions that are not consummated are expensed in the period negotiations terminate.

Acquisition Fees

The Partnership pays acquisition fees to the Investment Manager equal to 2.50% of the total purchase price paid by or on behalf of the Partnership for each of the Partnership’s investments, including, but not limited to, the cash paid, indebtedness incurred or assumed, plus all fees and expenses incurred in connection therewith (the “Purchase Price”). These fees are capitalized and included in the cost of the investment.

Income Taxes

The Partnership is taxed as a partnership for federal and State income tax purposes. No provision for income taxes has been recorded since the liability for such taxes is that of each of the partners rather than the Partnership. The Partnership’s income tax returns are subject to examination by the federal and State taxing authorities, and changes, if any, could adjust the individual income tax of the partners.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(2)  Summary of Significant Accounting Policies – (continued)

Per Interest Data

Net income (loss) per weighted average Interest is based upon the weighted average number of Interests outstanding during the applicable period.

Interest Repurchase

The Partnership may, at its discretion, repurchase Interests from a limited number of its limited partners, as provided for in the Partnership Agreement. The repurchase price for any Interests approved for repurchase is based upon a formula, as provided in the Partnership Agreement. Limited partners are required to hold their Interests for at least one year before repurchases will be permitted.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives and residual values. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

In 2009, the Partnership adopted the accounting pronouncement regarding the general standards of accounting for, and disclosure of, events that occur after the balance sheet date, but before the financial statements are issued. This pronouncement was effective prospectively for interim and annual reporting periods ending after June 15, 2009. The adoption of this accounting pronouncement did not have a significant impact on the Partnership’s consolidated financial statements.

In 2009, the Partnership adopted Accounting Standards Codification 105, “Generally Accepted Accounting Principles,” which establishes the Financial Accounting Standards Board Accounting Standards Codification (the “Codification”), which supersedes all existing accounting standard documents and is the single source of authoritative non-governmental US GAAP. All other accounting literature not included in the Codification is considered non-authoritative. This accounting standard is effective for interim and annual periods ending after September 15, 2009. The Codification did not change or alter existing US GAAP and it did not result in a change in accounting practices for the Partnership upon adoption. The Partnership conformed its consolidated financial statements and related notes to the new Codification for the year ended December 31, 2009.

(3)  Leased Equipment at Cost

Leased equipment at cost consisted of the following at December 31, 2009:

2009
Packaging equipment	$6,535,061
Telecommunications equipment	7,644,928
14,179,989
Less: Accumulated depreciation	(649,453)
$13,530,536

Depreciation expense was $649,453 for the year ended December 31, 2009.

Packaging Equipment

On July 31, 2009, the Partnership, through its wholly-owned subsidiary, ICON Exopack, LLC (“ICON Exopack”), purchased a 3-layer blown film extrusion line from Exopack, LLC (“Exopack”) for the purchase

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(3)  Leased Equipment at Cost – (continued)

price of approximately $2,713,000. Simultaneously with the purchase of the equipment, ICON Exopack entered into a lease with Exopack. The lease is for a period of 60 months commencing on August 1, 2009. On September 30, 2009, ICON Exopack purchased an eight color 48” – 52” flexographic printing press from Exopack for the purchase price of approximately $3,662,000. Simultaneously with that purchase, ICON Exopack entered into a second schedule to the lease with Exopack. That lease is for a period of 60 months commencing on October 1, 2009. The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp. The Partnership paid aggregate acquisition fees to the Investment Manager in the amount of approximately $159,000 in connection with these transactions.

Telecommunications Equipment

On September 30, 2009, the Partnership, through its wholly-owned subsidiary, ICON Global Crossing VI, LLC (“ICON Global Crossing VI”), purchased telecommunications equipment for the purchase price of approximately $5,323,000. Simultaneously with the purchase, ICON Global Crossing VI leased the equipment to Global Crossing Telecommunications, Inc. (“Global Crossing”). The lease is for a period of 36 months commencing on October 1, 2009. The Partnership paid an acquisition fee to the Investment Manager in the amount of approximately $133,000 in connection with this transaction. On November 12, 2009, ICON Global Crossing VI purchased additional telecommunications equipment for the purchase price of approximately $2,136,000 and simultaneously leased the equipment to Global Crossing. The lease is for 36 months and expires on November 30, 2012. The Partnership paid an acquisition fee to the Investment Manager in the amount of approximately $53,000 in connection with this transaction.

Aggregate annual minimum future rentals receivable from the Partnership’s non-cancelable leases over the next five years consisted of the following at December 31, 2009:

Years Ending December 31,
2010	$4,212,468
2011	4,212,468
2012	3,668,306
2013	1,338,644
2014	478,280
$13,910,166

(4)  Investments in Joint Ventures

On June 26, 2009, the Partnership and ICON Leasing Fund Twelve, LLC, an entity managed by the Investment Manager (“Fund Twelve”), entered into a joint venture, ICON Atlas, LLC (“ICON Atlas”), for the purpose of investing in eight new Ariel natural gas compressors (the “Gas Compressors”) from AG Equipment Co. (“AG”). On June 26, 2009, ICON Atlas purchased four of the Gas Compressors from AG for approximately $4,270,000. Simultaneously with the purchase, ICON Atlas entered into a lease with Atlas Pipeline Mid-Continent, LLC (“APMC”), an affiliate of Atlas Pipeline Partners, L.P. (“APP”).

On August 17, 2009, ICON Atlas purchased the four additional Gas Compressors from AG for approximately $7,028,000. Simultaneously with that purchase, ICON Atlas entered into a second schedule to the lease with APMC. Each schedule is for a period of 48 months and expires on August 31, 2013. The obligations of APMC are guaranteed by its parent company, APP. As of September 30, 2009, the Partnership contributed approximately $5,084,000 to ICON Atlas, after which the Partnership’s and Fund Twelve’s ownership interests in ICON Atlas were 45% and 55%, respectively. The Partnership paid an acquisition fee to the Investment Manager in the amount of approximately $127,000 in connection with this transaction.

Information as to the results of operations of ICON Atlas is summarized below:

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(4)  Investments in Joint Ventures – (continued)

Period from June 26, 2009 through December 31, 2009
Revenue	$1,052,362
Net income	$655,411
Partnership’s share of net income	$263,874

On June 29, 2009, the Partnership and Fund Twelve entered into a joint venture, ICON ION, LLC (“ICON ION”), for the purpose of making secured term loans (the “ION Loans”) in the aggregate amount of $20,000,000 to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company (“ARC”) and ARAM Seismic Rentals Inc., a U.S. bankruptcy remote Texas corporation (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”). On that date, ICON ION funded the first tranche of the ION Loans in the amounts of $8,825,000 and $3,675,000 to ARC and ASR, respectively. On July 20, 2009, ICON ION funded the second tranche of the ION Loans to ARC in the amount of $7,500,000.

The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation, a Delaware corporation (“ION”). The ION Loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all of the equity interests in the ARAM Borrowers. In addition, ION guaranteed all obligations of the ARAM Borrowers under the ION Loans. Interest accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. As of September 30, 2009, the Partnership contributed $9,000,000 to ICON ION, after which the Partnership’s and Fund Twelve’s ownership interests in ICON ION were 45% and 55%, respectively. The Partnership paid an acquisition fee to the Investment Manager in the amount of $225,000 in connection with this transaction.

The ultimate ownership of both ICON Atlas and ICON ION was intended to be such that the Partnership and Fund Twelve would have ownership interests equal to 45% and 55%, respectively, which was achieved in each case on or prior to September 1, 2009. All capital contributions to either joint venture by the Partnership and related distributions to Fund Twelve were effectuated so that the aggregate amount of capital contributed by the Partnership did not exceed the aggregate amount of capital contributed by Fund Twelve, adjusted for any income received and expenses paid or incurred by the respective joint venture and any compensation that the General Partner and any of its affiliates were otherwise entitled to receive pursuant to the Partnership Agreement. Neither the General Partner nor any of its affiliates realized any benefit, other than compensation for its services, if any, permitted by the Partnership Agreement as a result of these transactions.

On December 23, 2009, ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 45% by the Partnership and 55% by Fund Twelve, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”) in the amount of £5,800,000. Quattro Plant is a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”). The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts (collectively, the “Construction Equipment”) and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant. In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of ICON Quattro in an amount not less than £5,500,000 and not more than £5,800,000. All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited (collectively, the “Quattro Companies”).

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(4)  Investments in Joint Ventures – (continued)

Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% of the principal at the end of term. The loan is payable monthly in arrears for a period of 33 months, which began on January 1, 2010. Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.

Simultaneously with ICON Quattro’s loan, KBC Bank N.V. (“KBC”) participated in the £24,800,000 loan facility by making a loan of £19,000,000 to Quattro Plant (the “KBC Loan”). The KBC Loan is secured by (i) a first priority security interest in all of Quattro Plant’s Construction Equipment and any other existing or future asset owned by Quattro Plant and (ii) a first priority security interest in all of Quattro Plant’s accounts receivable.

Simultaneously with the consummation of ICON Quattro’s loan and the KBC Loan, ICON Quattro, KBC, Quattro Plant, Quattro Group and the Quattro Companies entered into an intercreditor deed governing the relationship between ICON Quattro and KBC. In the event either ICON Quattro or KBC seeks to enforce its security interest under its respective loan, the proceeds from the enforcement of any security interest shall be applied (i) first, to pay all costs and expenses incurred by or on behalf of ICON Quattro or KBC, (ii) second, to KBC in an amount that would allow KBC to receive its return on its investment, and (iii) third, to ICON Quattro in an amount that would allow ICON Quattro to receive its return on its investment. The Partnership paid an acquisition fee to the Investment Manager of approximately $327,000 relating to this transaction.

(5)  Revolving Line of Credit, Recourse

Certain affiliates of the Partnership, entities managed by the Investment Manager, ICON Income Fund Eight B L.P. (“Fund Eight B”), ICON Income Fund Nine, LLC (“Fund Nine”), ICON Income Fund Ten, LLC (“Fund Ten”), ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and Fund Twelve, are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust (“CB&T”). The Partnership (collectively with Fund Eight B, Fund Nine, Fund Ten, Fund Eleven and Fund Twelve, the “ICON Borrowers”) was added as a borrower under the Loan Agreement on August 12, 2009.

The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At December 31, 2009, no amounts were accrued related to the Partnership’s joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.50% per year, provided that neither interest rate is permitted to be less than 4.00% per year. The interest rate at December 31, 2009 was 4.00%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

The ICON Borrowers are also parties to a Contribution Agreement (the “Contribution Agreement”), pursuant to which the ICON Borrowers agreed to certain restrictions on the amounts and terms of their respective borrowings under the Facility in order to minimize the risk that an ICON Borrower would be unable to repay its portion of the outstanding obligations under the Facility at any time. The Contribution

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(5)  Revolving Line of Credit, Recourse – (continued)

Agreement also provides that, in the event that an ICON Borrower pays an amount under the Contribution Agreement in excess of its share of the total obligations under the Facility, whether by reason of an event of default or otherwise, the other ICON Borrowers will immediately make a contribution payment to such ICON Borrower in such amount that the aggregate amount paid by each ICON Borrower reflects its allocable share of the aggregate obligations under the Facility. The ICON Borrowers’ obligations to each other under the Contribution Agreement are collateralized by a subordinate lien on the assets of each ICON Borrower.

Aggregate borrowings by all ICON Borrowers under the Facility amounted to $2,360,000 at December 31, 2009. The Partnership had no borrowings outstanding under the Facility as of such date. The balances of $100,000 and $2,260,000 were borrowed by Fund Ten and Fund Eleven, respectively. As of March 24, 2010, Fund Ten and Fund Eleven had outstanding borrowings under the Facility of $700,000 and $0, respectively.

The ICON Borrowers were in compliance with all covenants under the Loan Agreement at December 31, 2009. As of such date, no amounts were due or payable by the Partnership under the Contribution Agreement.

(6)  Transactions with Related Parties

The Partnership has entered into certain agreements with the General Partner, the Investment Manager and ICON Securities, whereby the Partnership pays certain fees and reimbursements to these parties. ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of the Partnership’s Interests.

The Partnership pays the Investment Manager (i) an annual management fee, payable monthly, equal to 3.50% of the gross periodic payments due and paid from the Partnership’s investments and (ii) acquisition fees, through the end of the operating period, equal to 2.50% of the Purchase Price of each investment the Partnership makes in Capital Assets.

In addition, the Partnership reimburses the General Partner and its affiliates for organizational and offering expenses incurred in connection with the Partnership’s organization and offering. The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of the Interests are sold in the offering) and the actual costs and expenses incurred by the General Partner and its affiliates. Accordingly, the General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing the Partnership’s Interests to the public. The General Partner also has a 1% interest in the Partnership’s profits, losses, cash distributions and liquidation proceeds.

In addition, the General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with the Partnership’s operations. Administrative expense reimbursements are costs incurred by the General Partner or its affiliates that are necessary to the Partnership’s operations. These costs include the General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that are charged to the Partnership based upon the percentage of time such personnel dedicate to the Partnership. Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(6)  Transactions with Related Parties – (continued)

Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates were as follows:

Entity	Capacity	Description		Period from the Commencement of Operations through December 31, 2009
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements	(1)	$1,577,572
ICON Securities Corp.	Dealer-Manager	Underwriting fees	(2)	2,026,388
ICON Capital Corp.	Investment Manager	Acquisition fees	(3)	1,025,143
ICON Capital Corp.	Investment Manager	Management fees	(4)	76,559
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements	(4)	1,924,682
				$6,630,344

(1)	Amount capitalized and amortized to partners’ equity.
(2)	Amount charged directly to partners’ equity.
(3)	Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership’s accounting policies.
(4)	Amount charged directly to operations.

At December 31, 2009, the Partnership had a net payable of $566,964 due to the General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of approximately $428,540.

From January 1, 2010 to March 26, 2010, the Partnership raised an additional $30,036,795 in capital contributions and has paid or accrued underwriting fees to ICON Securities in the amount of $871,481.

(7)  Concentrations of Risk

At times, the Partnership’s cash and cash equivalents may exceed insured limits. The Partnership has placed these funds in high quality institutions in order to minimize the risk of loss relating to exceeding insured limits.

For the year ended December 31, 2009, two lessees accounted for 100% of the Partnership’s rental income.

At December 31, 2009, equipment on lease to two lessees accounted for approximately 22.70% of total assets.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(8)  Geographic Information

Geographic information for revenue, based on the country of origin, and long-lived assets, which includes finance leases, operating leases (net of accumulated depreciation) and investments in joint ventures, were as follows:

	Year Ended December 31, 2009
	United States	United Kingdom	Total
Revenue:
Rental income	$1,044,930	$—	$1,044,930
Income from investments in joint ventures	$751,812	$(56,531)	$695,281

	At December 31, 2009
	United States	United Kingdom	Total
Long-lived assets:
Leased equipment at cost, net	$13,530,536	$—	$13,530,536
Investments in joint ventures	$13,502,011	$4,240,818	$17,742,829

(9)  Selected Quarterly Financial Data

The following table is a summary of selected financial data, by quarter:

	(unaudited) Quarters Ended in 2009				Year ended December 31, 2009
	March 31,	June 30,	September 30,	December 31,
Total revenue	$—	$—	$362,768	$1,398,386	$1,761,154
Net loss allocable to limited partners	$—	$(651,669)	$(600,426)	$(316,360)	$(1,568,455)
Weighted average number of limited partnership interests outstanding	—	3,552	17,423	50,641	32,161
Net loss per weighted average limited partnership interest	$—	$(183.47)	$(34.46)	$(6.25)	$(48.77)

(10)  Commitments and Contingencies and Off-Balance Sheet Transactions

At the time the Partnership acquires or divests of its interest in a Capital Asset, the Partnership may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. The General Partner believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on the consolidated financial condition of the Partnership taken as a whole.

(11)  Income Tax Reconciliation (unaudited)

No provision for income taxes has been recorded by the Partnership since the liability for such taxes is the responsibility of each of the individual partners rather than the Partnership. The Partnership’s income tax returns are subject to examination by federal and State taxing authorities, and changes, if any, could adjust the individual income taxes of the partners.

At December 31, 2009 and 2008, the partners’ equity included in the consolidated financial statements totaled $58,615,050 and $1,001, respectively. The partners’ capital for federal income tax purposes at December 31, 2009 and 2008 totaled $49,420,827 and $0, respectively. The difference arises primarily from sales and offering expenses reported as a reduction in the limited partners’ capital accounts for financial

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2009

(11)  Income Tax Reconciliation (unaudited) – (continued)

reporting purposes, but not for federal income tax reporting purposes, and differences in depreciation and amortization between financial reporting purposes and federal income tax purposes.

The following table reconciles net loss for financial statement reporting purposes to the net loss for federal income tax purposes for the year ended December 31, 2009:

2009
Net loss per consolidated financial statements	$(1,584,298)
Rental income	210,820
Depreciation and amortization	(6,396,843)
Tax (loss) gain from consolidated joint venture	(1,915,676)
Other	213,117
Net loss for federal income tax purposes	$(9,472,880)

(12)  Subsequent Events

ICON Global Crossing VI, LLC

On February 25, 2010, the Partnership, through its wholly-owned subsidiary, ICON Global Crossing VI, purchased and simultaneously leased back telecommunications equipment to Global Crossing. The purchase price for the equipment was approximately $4,300,000. The lease is for a period of thirty-six months and expires in February of 2013. The Partnership paid an acquisition fee to the Investment Manager of approximately $107,000 relating to this transaction.

ICON Northern Leasing III, LLC

On March 3, 2010, the Partnership, through its wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of $9,857,589 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”). The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months. The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing Systems, Inc. The Partnership paid an acquisition fee to the Investment Manager of approximately $379,000 relating to this transaction.

ICON Coach II, LLC

On March 9, 2010, the Partnership, through its wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), purchased eleven 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the purchase price of $4,502,715. Simultaneously with the purchase, ICON Coach II entered into a sixty-month lease with Dillon’s Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”) and Schedule 1 to the lease with DBS. DBS will pay interim rent for the period from April 1, 2010 through May 31, 2010 unless the base term commences earlier. Prior to June 1, 2010, ICON Coach II will purchase fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously lease the buses to Lakefront pursuant to Schedule 2 to the lease. The obligations of DBS and Lakefront are guaranteed by Coach America Holdings, Inc. and CUSA, LLC. The Partnership paid an acquisition fee to the Investment Manager of approximately $259,000 relating to this transaction.

REPORT OF INDEPENDENT AUDITORS

The Member
ICON GP 14, LLC

We have audited the accompanying balance sheet of ICON GP 14, LLC as of December 31, 2009. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of ICON GP 14, LLC at December 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

March 31, 2010
New York, New York

ICON GP 14, LLC
(A Delaware Limited Liability Company)

BALANCE SHEET
December 31, 2009

ASSETS
Cash	$9,636
Total assets	$9,636
MEMBER'S EQUITY
Member's equity:
Member's equity	$9,636
Total member's equity	$9,636

See accompanying notes to balance sheet.

ICON GP 14, LLC
(A Delaware Limited Liability Company)

NOTES TO BALANCE SHEET
December 31, 2009

(1)  Organization

ICON GP 14, LLC (the “Company”) is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“Capital” or “Parent”). The primary activity of the Company is sponsoring and managing a publicly registered equipment leasing and finance fund in the United States of America.

The Company is the general partner of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Managed Fund”). The Managed Fund is currently in its offering period, which commenced on May 18, 2009 and is expected to end no later than May 2011.

The Company was formed on August 20, 2008 as a Delaware limited liability company. The Company manages and controls the business affairs of the Managed Fund, including, but not limited to, the investments that the Managed Fund makes, pursuant to the terms of the Managed Fund’s limited partnership agreement. The Managed Fund is a publicly registered equipment leasing and finance fund that was formed for the purpose of investing in a diverse pool of business-essential equipment and corporate infrastructure.

The Company is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds.

The Company had an initial $1 investment in the Managed Fund, representing its general partnership interest. The Company accounts for its investment in the Managed Fund using the equity method of accounting. The investment has been reduced to $0 to reflect the distributions received from the Managed Fund as well as the Company’s 1% share of the Managed Fund’s losses for the period ended December 31, 2009.

(2)  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of the Company has been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The management of the Company has evaluated all subsequent events through March 31, 2010, the date the balance sheet was issued.

Cash and Cash Equivalents

The Company’s cash is held at one financial institution and at times may exceed insured limits. The Company periodically evaluates the credit-worthiness of this institution and has not experienced any losses on such deposits. The Company did not have any cash equivalents at December 31, 2009.

Use of Estimates

The preparation of the balance sheet in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses and estimated useful lives. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

In 2009, the Company adopted the accounting pronouncement regarding the general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before the financial statements are issued. This pronouncement was effective prospectively for interim and annual reporting periods ending after June 15, 2009.

In 2009, the Company adopted Accounting Standards Codification 105, “Generally Accepted Accounting Principles,” which establishes the Financial Accounting Standards Board Accounting Standards Codification

ICON GP 14, LLC
(A Delaware Limited Liability Company)

NOTES TO BALANCE SHEET
December 31, 2009

(2)  Summary of Significant Accounting Policies – (continued)

(the “Codification”), which supersedes all existing accounting standard documents and is the single source of authoritative non-governmental US GAAP. All other accounting literature not included in the Codification is considered non-authoritative. This accounting standard is effective for interim and annual periods ending after September 15, 2009. The Codification did not change or alter existing US GAAP and it did not result in a change in accounting practices for the Company upon adoption. The Company conformed its balance sheet and related notes to the new Codification for the year ended December 31, 2009.

(3)  Capital Contribution Agreement with the Parent

The Parent has entered into a Capital Contribution Agreement with the Company pursuant to which the Parent has agreed to contribute, from time to time, an aggregate amount of up to $2,000,000 to the capital of the Company. There are no restrictions or covenants associated with this agreement that would preclude the Company from receiving any or all of the aggregate amount of capital contributions provided for in the agreement, except that the Parent is under no obligation to provide any additional funding to the Company once it has contributed $2,000,000 to the capital of the Company.

(4)  Transactions with Related Parties

The Company is reimbursed by the Managed Fund for expenses incurred on behalf of the Managed Fund for the organization and offering of the Managed Fund, if any, and is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds and reimbursement for administrative expenses incurred in relation to the Managed Fund’s operations.

The financial condition and results of operations of the Company, as reported, are not necessarily indicative of the results that would have been reported had the Company operated completely independently.

The Company entered into an agreement with the Parent pursuant to which the Parent has agreed to contribute up to $2,000,000 of additional capital to the Company (See Note 3).

The Company received cash distributions of $9,636 from the Managed Fund for the period from June 19, 2009, the Managed Fund’s commencement of operations, through December 31, 2009.

REPORT OF INDEPENDENT AUDITORS

The Member
ICON GP 14, LLC

We have audited the accompanying balance sheet of ICON GP 14, LLC as of December 31, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON GP 14, LLC at December 31, 2008 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

March 19, 2009
New York, New York

ICON GP 14, LLC
(A Delaware Limited Liability Company)

BALANCE SHEET
December 31, 2008

ASSETS
Cash and cash equivalents	$—
Investment in limited partnership	$1
Total assets	$1
MEMBER’S EQUITY
Member’s equity:
Member’s equity	$1
Total member’s equity	$1

See Accompanying Notes to Balance Sheet.

ICON GP 14, LLC
(A Delaware Limited Liability Company)

NOTES TO BALANCE SHEET
December 31, 2008

(1) Organization

ICON GP 14, LLC (the “Company”) is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“Capital” or “Parent”). The primary activity of the Company is sponsoring and managing a publicly registered equipment leasing and finance fund in the United States of America.

The Company is the general partner of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Managed Fund”).

The Company was formed on August 20, 2008 as a Delaware limited liability company. The Company manages and controls the business affairs of the Managed Fund, including, but not limited to, the investments that the Managed Fund makes, pursuant to the terms of the Managed Fund’s limited partnership agreement. The Managed Fund is a publicly registered equipment leasing and finance fund that was formed for the purpose of investing in a diverse pool of business-essential equipment and corporate infrastructure.

The Company is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds.

The Company’s fiscal year ends on December 31.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of the Company has been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid investments with original maturity dates of three months or less.

Revenue Recognition

The Company is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds. In addition, the Company and its affiliates are reimbursed for administrative expenses incurred based upon an allocation of the time its and their affiliate’s employees spend working on the Managed Fund’s operations.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses and estimated useful lives. Actual results could differ from those estimates.

(3) Capital Contribution Agreement with the Parent

The Parent has entered into a Capital Contribution Agreement with the Company pursuant to which the Parent has agreed to contribute, from time to time, an aggregate amount of up to $2,000,000 to the capital of the Company. There are no restrictions or covenants associated with this agreement that would preclude the Company from receiving any or all of the aggregate amount of capital contributions provided for in the agreement, except that the Parent is under no obligation to provide any additional funding to the Company once it has contributed $2,000,000 to the capital of the Company.

ICON GP 14, LLC
(A Delaware Limited Liability Company)

NOTES TO BALANCE SHEET
December 31, 2008

(4) Transactions with Related Parties

As discussed in Note 2, the Company is reimbursed for expenses incurred on behalf of the Managed Fund for the organization and offering of the Managed Fund, and is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds and reimbursement for administrative expenses incurred in relation to the Managed Fund’s operations.

At September 12, 2008, the Company entered into an agreement with the Parent pursuant to which the Parent has agreed to contribute up to $2,000,000 of additional capital to the Company (See Note 3).

At December 31, 2008, the Company has a $1.00 investment in limited partnership, which represents the general partnership interest the Company owns in the Managed Fund (See Note 1).

EXHIBIT A

LIMITED PARTNERSHIP AGREEMENT
OF
ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

LIMITED PARTNERSHIP AGREEMENT
OF
ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

This Limited Partnership Agreement of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., is executed as of the 30th day of March, 2009 by its General Partner, ICON GP 14, LLC (the “GP”), and ICON Capital Corp., its Initial Limited Partner (“LP” or “Initial Partner”).

WITNESSETH:

WHEREAS, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., (the “Partnership”) was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership filed on August 20, 2008, under and pursuant to the Delaware Act on the following terms and conditions.

Section 1. Establishment of the Partnership.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2. Name, Principal Office and Address.

2.1 Legal Name and Address.

The name of the Partnership is “ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.” The principal office and place of business of the Partnership shall be located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011 or at such other address as the GP may from time to time determine and specify by written notice to the Partners. The Partnership may also maintain such other offices and places of business as the GP may deem advisable at any other place or places within the United States and, in connection therewith, the GP shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership shall be at 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address shall be Corporation Service Company. The GP may change the registered office and the registered agent of the Partnership, with written notice to the Partners.

2.2 Address of Partners.

The principal place of business of the GP and the places of residence of the other Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of residence by giving Notice of such change to the Partnership (and, in the case of the GP, by also giving Notice thereof to all of the Partners), which Notice shall become effective five (5) days after receipt.

Section 3. Purposes and Powers.

3.1 Purposes.

The Partnership has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Capital Assets and any other type of direct or indirect interest (including making and/or investing in loans secured by Capital Assets, and residual interests, which encompass, among other things, the right to Capital Asset rental and sales proceeds after the payoff of debt associated with the Capital Asset) in Capital Assets and Leases of all kinds, (b) purchasing controlling equity interests in Capital Asset-owning entities or entities owning direct or indirect interests in Capital Assets; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2 Types of Assets.

The Capital Assets invested in by the Partnership shall be selected from among new or used: (i) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other Capital Assets used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (iii) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (v) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (vi) any real property or leasehold or other interests in real property that are incidental to any Capital Assets or leases; and (vii) other types of Capital Assets that the GP believes may be an attractive investment, including future technology Capital Assets, custom made or specialized Capital Assets similar to those types of Capital Assets described above, data gathering Capital Assets and upgrades and retrofits to existing Capital Assets.

3.3 Powers.

In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

(a) to acquire, invest in, lend against, purchase and/or make future commitments to purchase, own, lend against, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Capital Assets and interests therein;

(b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Capital Assets;

(c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the GP, in its sole and absolute discretion, shall deem appropriate; and

(e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership consistent with the terms of this Agreement.

Section 4. Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on August 20, 2008, and shall terminate at midnight on December 31, 2020, unless sooner dissolved or terminated as provided in Section 11 of this Agreement (the “Term”).

Section 5. Partners and Capital.

5.1 GP.

The GP, as the General Partner, has contributed $1.00, in cash, as its Capital Contribution to the Partnership. The GP may also purchase Interests in the Partnership, in such case the GP will be treated as a limited partner with respect to the purchased Interests.

5.2 Limited Partners.

(a) The Initial Partner shall contribute the sum of $1,000.00 in cash to the Partnership. On the first business day following the admission of additional Partners, the Initial Partner’s $1,000.00 Capital Contribution shall be returned, without interest, and it shall cease to be a Partner. The Partners hereby consent to the Initial Partner’s withdrawal of its Capital Contribution and waive any right, claim or action they may have against it by reason of its having been a Partner.

(b) From and after the Initial Closing Date, there shall be one class of limited partners, whose interests in the Partnership shall consist of up to the number of Interests outstanding on the Final Closing Date.

(c) Any Person desiring to become a limited partner shall execute and deliver to the GP a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the GP shall request, which other documents shall be in form and substance satisfactory to the GP, pursuant to which, among other things, such Person shall, subject to acceptance of his, her or its subscription by the GP, agree to be bound by all terms and provisions of this Agreement.

(d) Each limited partner shall make a Capital Contribution, in cash, in an amount equal to the Gross Interest Price to the capital of the Partnership for each Interest or fraction thereof purchased.

(e) Qualified Plans, including IRAs, need only purchase a minimum of four (4) Interests. All other eligible subscribers must purchase a minimum of five (5) Interests.

(f) The GP and any Affiliate of the GP shall have the right to subscribe for Interests for its own account for investment purposes only; provided, however, that the aggregate number of Interests purchased by the GP and such Affiliates collectively shall not exceed ten percent (10%) of all Interests subscribed for by non-Affiliated Persons.

(g) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the GP that the Minimum Offering has been achieved, the GP shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Partner, the GP shall send or cause to be sent notice to such Partner in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as limited partners shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h) Subscriptions for Interests received after the Initial Closing Date shall promptly be accepted or rejected by the GP after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent or cause to be sent to the subscriber. The GP retains the unconditional right to refuse to admit any subscriber as a limited partner.

(i) Each subscriber who is admitted to the Partnership as a limited partner shall, for all purposes of this Agreement, become and be treated as a limited partner as of the Closing Date on which such subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the GP and the receipt by the GP of all Subscription Monies payable in connection therewith.

(j) The name and address of each limited partner and the amount of the Capital Contribution made by such limited partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any limited partner to the Partnership for all purposes of this Agreement if such limited partner was duly and properly admitted to the Partnership as a result of such Closing.

(k) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies (other than those Subscription Monies from residents of the Commonwealth of Pennsylvania whose Subscription Monies must be held in the Escrow Account until Subscription Monies equal to $20,000,000 shall have been received and accepted), shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account (taking into account the requirements for Subscription Monies from residents of the Commonwealth of Pennsylvania) or any Qualified Subscription Account, as the case may be, with respect to Interests purchased by any limited partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. If the number of Interests subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the GP to become a limited partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

5.3 Partnership Capital.

(a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b) Except as provided in the Partnership’s Repurchase Plan or Section 10.5 hereof, the Partnership shall not repurchase any Interests. No Partner shall have the right to withdraw or receive any return of such Partner’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

(c) Except as otherwise specifically provided herein, no Partner shall have priority over any other Partner as to: (i) the return of such Partner’s Capital Contribution or Capital Account; (ii) such Partner’s share of Profits and Losses; or (iii) such Partner’s share of distributions of Cash From Operations and Cash From Sales.

(d) Neither the GP nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Partner except to the extent as may be set forth in this Agreement.

5.4 Capital Accounts.

(a) A separate Capital Account shall be established and maintained for the GP and for each limited partner.

(b) The initial Capital Account balance of the General Partner shall be $1.00.

(c) The initial Capital Account balance of the Initial Partner shall be $1,000.00, representing the purchase of one Interest.

(d) The initial Capital Account balance of each Partner shall be the amount of such Partner’s Capital Contribution.

(e) The Capital Account of each Partner shall be increased by: (i) the amount of any additional money contributed by such Partner to the Partnership; and (ii) allocations to such Partner of Profits (or items thereof), and items of income or gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by: (i) the amount of money distributed to or on behalf of such Partner by the Partnership; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Partner of Losses (or items thereof), and items of expense, loss or deduction specially allocated pursuant to Section 8.2(f) hereof.

(f) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the time or manner in which such Interests were acquired.

(g) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(h) For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(i) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners’ Capital Accounts may be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h); provided, however, that, other than upon liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), such an adjustment shall be made only if the GP determines in its sole discretion that such an adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership.

(j) Notwithstanding anything herein to the contrary, the Partners’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Partnership, in accordance with Treas. Reg. Section 1.701-1(b)(2)(iv)(q) such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based, wherever practicable, on federal tax accounting principles.

5.5 Additional Capital Contributions.

(a) The GP shall not be required to make any Capital Contributions in addition to its initial Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement and any obligations under the Delaware Act. No GP shall have any personal liability for the repayment of any Capital Contributions of any Partner.

(b) Provided that a limited partner acts in accordance with this Agreement, no limited partner shall be liable for the debts, liabilities, contracts, or any other obligations of the Partnership. Except as otherwise provided by mandatory provisions of applicable state law, a limited partner shall be liable only to make his or her Capital Contributions equal to the Gross Interest Price paid for such limited partner’s Interests pursuant to the Offering and shall not be required to lend any funds to the Partnership or, after his or her Capital Contributions have been made, to make any additional capital contributions to the Partnership.

5.6 Loans by Partners.

Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

5.7 No Right to Return of Capital.

No Partner shall be entitled to demand any distribution of or with respect to such Partner’s Capital Contribution or Capital Account.

Section 6. GP.

6.1 Extent of Powers and Duties.

(a) General.  Except as expressly limited by the provisions of this Agreement, the GP shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the GP shall provide such personnel and services as the GP, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, and shall possess and enjoy with respect to the Partnership all of the rights and powers of the general partner of a limited partnership to the extent permitted by Delaware law. The GP may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Partnership’s property, and/or the operation of the business of the Partnership. The GP may employ the services of its Affiliates to assist the GP in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount that is comparable and competitive with the compensation, price or fee that would be charged by non-Affiliates of the GP to render comparable services that could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the GP’s Affiliates are to receive compensation from the Partnership shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the GP’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner that is either more favorable to the GP’s Affiliates or less favorable to the Partnership by the vote or consent of a Majority Interest.

(b) Powers and Duties.

(i) General Duties.  The GP shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership. The GP shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Partners may not contract away the fiduciary duty owed to such Partners by the GP. The GP shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Partnership.

(ii) General Powers.  The GP shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Partnership, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and to contract with others, including Affiliates, to do the same on behalf of the Partnership; (B) select and supervise the activities of any Investment management agents for the Partnership; (C) assure the proper application of revenues of the Partnership; (D) maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selling Dealers to offer and sell Interests; (F) expend Partnership capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation,

Investments, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the GP, for all such purposes; (H) invest any and all funds held by the Partnership; (I) designate depositories of the Partnership’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Partnership and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Investments and other assets of the Partnership as security therefor; (K) hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees or other entities or agents of or for the Partnership; (L) establish Reserves; (M) assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership; and (N) take all such actions and execute all such documents, agreements and other instruments as the GP may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the GP were itself the owner thereof.

(iii) Authority to Admit Partners.  The GP shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the GP, to effect the admission of Partners, including, but not limited to, registering the Interests under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Interests for sale with state securities regulatory authorities.

(iv) Authority to Enter into the Dealer-Manager Agreement.  The GP shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Partnership, to assist the Dealer-Manager in making any and all necessary filings with FINRA to obtain a “no objections” determination from FINRA with respect to the Offering.

(v) Authority to Enter into Selling Dealer Agreements.  The GP shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager to so enter into, separate Selling Dealer Agreements with FINRA member broker-dealers selected by the Dealer-Manager.

(vi) Authority to Enter into the Escrow Agreement.  The GP shall have the authority to enter into, on its own behalf and on behalf of the Partnership, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date (and thereafter with respect to Subscription Monies received from residents of the Commonwealth of Pennsylvania until Subscription Monies for $20,000,000 have been received and accepted) and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the GP may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii) Authority to Contract for Insurance.  The GP shall have the authority to cause the Partnership to purchase and maintain such insurance policies as the GP, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the Partnership, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the GP and any Affiliate of the GP and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Partnership is not increased thereby.

(viii) Authority to Enter into Certain Transactions in Its Own Name.  The GP shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Partnership; provided, however, that the Partnership will not acquire Capital Assets from any Fund, except as expressly provided in this Agreement.

(ix) Authority to Enter into Joint Ventures.  The GP shall have the authority to cause the Partnership to enter into Joint Ventures, subject to the limitations of Section 6.2(e), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the GP deems necessary or appropriate.

(x) Authority to Reinvest.  During the Operating Period (and the Liquidation Period, to the extent the GP determines it would benefit Partners), the GP may reinvest all or a substantial portion of the Partnership’s Cash Flow in additional Investments in furtherance of, and consistent with, the Partnership’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(xi) Authority to Adopt a Distribution Reinvestment Plan.  The GP shall have the authority to adopt, amend and terminate a Distribution Reinvestment Plan on behalf of the Partnership.

(c) Delegation of Powers; Authority to Enter into the Investment Management Agreement.  Except as otherwise provided under this Agreement or by law, the GP may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates). The GP shall have the authority to enter into, on behalf of the Partnership, the Investment Management Agreement, pursuant to which the Investment Manager will, on behalf of the Partnership, originate Investments, temporarily make Investments, service the Investments, including, but not limited to, performing credit analysis and underwriting, receivables management, portfolio management, accounting and financial and tax reporting, remarketing, and marketing services.

(d) Reliance by Third Parties.  No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the GP in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the GP, or in accepting any instrument signed by the GP, in the name and behalf of the Partnership or the GP.

6.2 Limitations on the Exercise of Powers of GP.

The GP shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the GP shall be subject to the following in the administration of the Partnership’s business and affairs:

(a) Investment Company Status.  The GP shall not exercise its powers in a manner that causes the Partnership to be deemed an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(b) Sales and Leases of Capital Assets from or to the GP and its Affiliates.  The Partnership shall neither purchase nor sell Investments, nor sell nor lease Capital Assets, to or from the GP or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (b), the Partnership may purchase Affiliated Investments if:

(i) the GP determines that making the Affiliated Investment is in the best interests of the Partnership;

(ii) such Affiliated Investment is acquired by the Partnership at a price which does not exceed the sum of (A) the net cost to the GP or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the GP and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii) there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the GP or its Affiliate and the time it is acquired by the Partnership;

(iv) neither the GP nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

(v) at the time the Affiliated Investment is transferred to the Partnership, the GP or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purposes related to the business of the Partnership.

(c) Loans to or from the GP and its Affiliates.  No loans shall be made by the Partnership to the GP or any of its Affiliates. The GP or any of its Affiliates, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a “Partnership Loan”) in accordance with this subsection (c). The terms of any Partnership Loan permitted to be made shall include the following:

(i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the GP or its Affiliate in connection with the borrowing (in the event that the GP or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan) or (B) the rate of interest that would be charged to the Partnership (without reference to the GP’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the GP nor an Affiliate borrowed money to make such Partnership Loan);

(ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

(iii) neither the GP nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the GP or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the GP or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

If the GP or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the GP or an Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the Purchase Price paid for such Capital Asset and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the GP or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the GP or such Affiliate (to the extent possible), without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(d) No Exchange of Interests for Investments.  The Partnership shall not acquire any Investments in exchange for Interests.

(e) Joint Venture Investments.  The Partnership may make Investments in Joint Ventures, provided that:

(i) the GP shall have determined that:

(A) such Investment is in the best interests of the Partnership; and

(B) such Investment shall not result in duplicate fees to the GP or any of its Affiliates;

(ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must have the right to control the Joint Venture and any Joint Venture must own specific Investments; and

(iii) in the case of any Joint Venture with any Fund, all of the following conditions are met:

(A) all Funds, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B) the Joint Venture is done either for the purpose of effecting appropriate diversification for such Funds or for the purpose of relieving the GP from a commitment entered into pursuant to Section 6.2(b);

(C) the compensation payable to the GP or any of its Affiliates by the Partnership and by each other Fund shall be substantially identical; and

(D) the Partnership shall have a right of first refusal with respect to the purchase of any Investment held by the Joint Venture if the other joint owner decides to sell its interest.

(f) Sale of All or Substantially All Assets; Dissolution.  During the Operating Period, the GP may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

(g) No Investments in Other Funds.  The Partnership shall not invest in any other Fund; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(h) Exclusive Right to Sell Partnership Investments.  The Partnership shall not give the GP or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Investments for the Partnership.

6.3 Limitation on Liability of the GP and Its Affiliates; Indemnification.

(a) Except in the case of negligence or misconduct, neither the GP nor any of its Affiliates (sometimes referred to as an “Indemnitee”) in acting on behalf of or performing services for the Partnership shall be liable, responsible or accountable in damages or otherwise to the Partners or the Partnership for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. Each Indemnitee shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not by the Partners, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(b) Notwithstanding subsection (a), above, the GP and its Affiliates (when acting within the scope of authority of the GP) and the Dealer-Manager and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

6.4 Compensation of the GP and Its Affiliates.

Neither the GP nor any of its Affiliates shall, in their respective capacities as such, receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with Section 6.1 or this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Partner as an investment advisor as an inducement to the Person to advise the potential Partner about the Partnership (but this does not prohibit the payment of

Underwriting Fees and Sales Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the GP nor may the GP or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions and Underwriting Fees paid shall not exceed fifteen percent (15%) of the Gross Offering Proceeds.

(a)	Allocations and Distributions. The GP shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Interests it holds.
(b)	Underwriting Fees. Fees in the amount equal to $30.00 per Interest sold (“Underwriting Fees”) shall be paid by the Partnership to the Dealer-Manager, which is an Affiliate of the GP; provided, however, that such Underwriting Fees shall not be payable with respect to any Interests sold pursuant to the DRIP Plan.
(c)	Sales Commissions. Commissions in the amount of up to $70.00 per Interest sold (“Sales Commissions”) shall be paid by the Partnership to the Dealer-Manager and each Selling Dealer in respect of the Interests sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Interests sold to Affiliated Partners or with respect to Interests sold pursuant to the DRIP Plan.
(d)	Due Diligence Expenses. Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering may, in the GP’s sole discretion, be reimbursed by the Partnership to the Dealer-Manager and each Selling Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall be included in the amount of the aggregate amount of Organizational and Offering Expenses otherwise payable by the Partnership to the GP pursuant to Section 6.4(e) of this Agreement.
(e)	Organizational and Offering Expenses. The Partnership shall reimburse the GP or its Affiliates, on an accountable basis, for the actual Organizational and Offering Expenses incurred by the GP or its Affiliates in connection with the Partnership’s organization and the Offering. The aggregate amount of the O&O Expense Allowance will be paid on an accountable basis and, therefore, the total amount will not exceed the lesser of 1.44% of the Gross Offering Proceeds and the actual fees and expenses incurred by the GP and its Affiliates in connection with the Partnership’s organization and the Offering. The GP shall bear any Organizational and Offering Expenses incurred by the GP or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the foregoing limitation.
(f)	Acquisition Fees. Once the Partnership has entered into a binding contract to make an Investment, and substantially all of the material conditions to the closing of such Investment have been satisfied, the Partnership shall pay the Investment Manager or its Affiliates, for services rendered in connection with making the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 2.5% of the Purchase Price paid by the Partnership for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:
(i)	the Partnership shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Partnership’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

The formula in clause (i), is illustrated as follows:

(A)	No Indebtedness — 80% of the Gross Offering Proceeds must be committed to Investments.
(B)	50% Indebtedness — 50% × .0625% = 3.125% 80% – 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.
(C)	80% Indebtedness — 80% × .0625% = 5% 80% – 5% = 75% of the Gross Offering Proceeds must be committed to Investments.

(ii)	the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, that, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds. If the Partnership purchases an Investment from the GP or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price that includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.
(g)	Management Fees. Each month, the Partnership shall pay to the Investment Manager Management Fees attributable to the Gross Revenues of the Partnership during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Partners in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Partnership does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Partnership has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Management Fees with respect to any Investments made during the Liquidation Period.
(h)	Other Partnership Expenses.
(i)	Except as otherwise provided in this Section 6.4(h), expenses of the Partnership, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (g), shall be billed directly to and paid by the Partnership.
(ii)	Subject to clause (iii) of this Section 6.4(h), the GP and any of its Affiliates may be reimbursed for Operating Expenses that are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the GP and/or Investment Manager, to the prudent operation of the Partnership; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the GP or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.
(iii)	Neither the GP nor any of its Affiliates shall be reimbursed by the Partnership for amounts expended by it with respect to the following:
(A)	salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the GP or of any such Affiliate;
(B)	expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(h), above).

6.5 Other Interests of the GP and Its Affiliates.

The GP shall be required to devote only such time to the affairs of the Partnership as the GP shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The GP and its Affiliates are engaged directly and indirectly in the business of making Investments for their own respective accounts as well as for other Funds. The GP or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Partnership’s and which may be in a position to acquire the same Investments at the same time as the Partnership. Neither the GP nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership, and the GP and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Partnership funds), or to recommend to any Affiliate of the GP (including the Partnership), any particular investment opportunity. The

GP and its Affiliates are not prohibited from investing in Capital Assets on its or their own behalf or on behalf of the Funds. The GP and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Fund (including the Partnership), any particular investment opportunity after considering the factors in the following paragraph. If the aggregate amount of Investments available from time to time to the Partnership and to other Funds is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the GP will take into account the time period the particular Fund has been seeking Investments. In allocating Investments among Funds, the GP and its Affiliates will take into consideration:

(a)	whether the required cash needed for the Investment is greater than the cash available for investment by the Funds;
(b)	whether the amount of debt to be incurred or assumed is above levels believed to be acceptable for the Funds;
(c)	whether the investment is appropriate for the Funds’ objectives, which include seeking to avoid concentration of exposure to any one class or type of Capital Asset, lessee or geographic location;
(d)	whether the credit quality of the borrower, lessee or other counterparty satisfies the Funds’ objectives, which include maintaining high-quality portfolios with creditworthy borrowers, lessees or other counterparties while avoiding concentrations of exposure to any individual borrower, lessee or other counterparty;
(e)	whether the remaining term of the Investment extends beyond the date by which the Funds will end;
(f)	whether the available cash flow of the Funds is sufficient to purchase the Investment;
(g)	whether the structure of the proposed Investment, particularly with respect to the end-of-lease or loan options governing the Capital Assets, provides the opportunity to obtain the residual values needed to meet the Funds’ total return objectives for their Investments; and
(h)	whether the transaction complies with the terms of this Agreement or the Funds’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the GP and Funds, on the one hand, and the Partnership, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Partnership and other Funds.

If conflicts arise between the Partnership and one or more other Funds, which may be seeking to realize on investments in similar Capital Assets at the same time, the first opportunity to realize on such investments or Capital Assets shall generally be allocated by the GP or its Affiliates to the Fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the GP or its Affiliates, in their discretion, may make exceptions to this general policy where a Capital Asset is subject to remarketing commitments which provide otherwise or in cases in which, in the GP’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Fund, including the Partnership.

Section 7. Powers and Liabilities of Partners.

7.1 Absence of Control Over Partnership Business.

The Partners hereby consent to the exercise by the GP of the powers conferred upon the GP by this Agreement. No Partner shall participate in or have any control over the Partnership’s business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the GP, and then only in its capacity as the GP). No Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Partner’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2 Limited Liability.

The liability of each limited partner in such capacity shall be limited to the amount of such limited partner’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Interests purchased by such limited partner, no limited partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership. No limited partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8. Distributions and Allocations.

8.1 Distributions of Cash.

(a)	The GP shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners. Until the end of the Operating Period, the GP intends to distribute, to the extent available, cash to the Partners in an amount at least equal to the following:

Monthly cash distributions equal to one-twelfth of the Initial Distribution Rate, as determined by the GP, multiplied by the Partners’ aggregate Capital Contributions as such Capital Contributions are reduced by any portion thereof which has been (A) returned to Partners pursuant to Section 8.6 or (B) received by Partners in connection with a repurchase by the Partnership of Partners’ Interests pursuant to Section 10.5 of this Agreement; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period). For purposes of computing the monthly cash distributions under this paragraph, the GP will only take into consideration its interest obtained with respect to any Interests it owns.

(b)	Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the GP and 99% to the Partners (including the GP but only with respect to any Interests it owns). After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the GP and 90% to the Partners (including the GP but only with respect to any Interests it owns).
(c)	Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.
(d)	Partners who make Capital Contributions to the Partnership prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Partners on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.6% of the Partner’s Capital Contribution or (ii) the amount of the annual Initial Distribution Rate times the Partner’s Capital Contribution, the greater of which is divided by a fraction, the numerator of which is the number of days the Partner’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 365.
(e)	For purposes of determining the amount described in Section 8.1(a) that the GP intends, if available, to distribute on a monthly basis and the amount of the special distribution described in Section 8.2(d), the Capital Contribution of a Partner who, pursuant to Section 5.2(d), purchased Interests from the Partnership at a price of less than $1,000.00 per Interest shall be deemed to be $1,000.00 per Interest with respect to such Interests and not net of selling commissions and other expenses.

8.2 Allocations of Profits and Losses.

(a)	The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.
(b)	Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership’s Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.
(c)	Except as otherwise provided below generally, and specifically in Section 8.2(f), Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i)	first, 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns) until such Partners have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and
(ii)	thereafter, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns).

With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(d)	Except as otherwise provided below generally, and specifically in Section 8.2(f) and 8.4(b), Profits for any Fiscal Period during the Liquidation Period shall be allocated as follows:
(i)	first, the greater of (A) 1% or (B) the excess of the distributions made to the GP (other than with respect to any Interests it owns) pursuant to the first sentence of Section 8.1(b) (but only to the extent that such distributions have neither (I) been treated under the Treasury Regulations as attributable to the distribution of the proceeds of Nonrecourse Liabilities nor (II) been matched, as determined by the GP, with an allocation of gross income pursuant to Section 8.2(f)(v)) over the cumulative amount of income previously allocated to the GP pursuant to Section 8.2(c)(i) and this Section 8.2(d)(i) (and not offset by Losses allocated pursuant to Section 8.2(e)(ii)) to the GP and the balance to the Partners (including the GP with respect to any Interests it owns) until such Partners have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and
(ii)	thereafter, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns).

With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(e)	Except as otherwise provided below generally, and specifically in Section 8.2(f), Losses for any Fiscal Period shall be allocated as follows:
(i)	first, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns) until the cumulative amount of Losses allocated pursuant to this 8.2(e)(i) to those who are then Partners equals the cumulative Profits previously allocated to such Partners (or their predecessors-in-interest) pursuant to Sections 8.2(c)(ii) and 8.2(d)(ii); and
(ii)	thereafter, 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns);

provided, however, that if and to the extent that an allocation of Losses to any Partner (other than the GP) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Partner (other than the GP) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the GP. With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(f)	Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:
(i)	Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii)	Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 1% to the GP and 99% to the other Partners, including the GP with respect to any Interests it owns.
(iii)	Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the Loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.
(iv)	Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), provided that an allocation shall be made pursuant to this Section 8.2(f)(iv) only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 had tentatively been made as if this Section 8.2(f)(iv) were not part of this Agreement.
(v)	Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Partners (including the GP regardless of its Interests) in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts in excess of the amounts that such Partners are obligated to restore and are deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(i) and 1.704-2(i)(5), provided that an allocation pursuant to this Section 8.2(f)(v) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations pursuant to this Article 8 have been made as if this Section 8.2(f)(v) and Section 8.2(f)(iv) were not part of this Agreement.
(vi)	Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(v) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred. If the GP determines, after consultation with counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners’ economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) (a “misallocated item”), then the GP may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.
(vii)	Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

(viii)	Transactions with the Partnership. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.
(ix)	Fees and Commissions Paid to the GP. It is the intent of the Partnership that, any amount paid or deemed paid to the GP as a fee or payment described in Section 6.4 shall be treated as a “guaranteed payment” or a payment to a Partner not acting in his capacity as a Partner pursuant to Section 707(c) or (a), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the GP and not a guaranteed payment or a payment to a Partner not acting in his capacity as a Partner, the GP shall be allocated an amount of Partnership gross ordinary income equal to such payment.
(x)	Syndication Expenses. Syndication Expenses attributable to the Sales Commissions and Underwriting Fees paid on the Partnership’s sale of any Interest shall be specially allocated to the Partner who purchased such Interest; and all other Syndication Expenses shall be allocated to the Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Sales Commissions and Underwriting Fees) allocated with respect to each Interest are the same. If the GP determines that such result is not likely to be achieved through future allocation of Syndication Expenses, the GP may allocate a portion of Net Profits or Net Losses or other items of income, gain, loss, deduction or expense to achieve the same effect on the Capital Accounts of the Partners.
(xi)	Special Allocation of Gross Income with Respect to Section 8.1(d) Special Distribution. Gross Income shall be specially allocated to those Partners who received the one-time special distribution described in Section 8.1(d), to be allocated among such Partners in proportion to and to the extent of the amount of their respective special distributions.
(xii)	Solely for purposes of determining a GP's or Interest holder's proportionate share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns).
(xiii)	To the extent permitted by Regulations Section 1.704-2(h)(3), the GP shall endeavor to treat distributions of Cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner that is not a General Partner.

8.3 Tax Allocations; Code Section 704(c); Revaluations.

(a)	In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.
(b)	In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).
(c)	Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4 Distributions and Allocations Between and Among the Partners.

(a)	Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period to the Partners (including the GP with respect to any Interests it owns but as distinct from distributions, and Profits and Losses allocated, to the GP as GP) shall be distributed or allocated, as the case may be, among the Partners in proportion to their respective number of Interests. Each distribution of cash shall be made to the Partners or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made. If the GP determines at any time that the sum of the monthly distributions made to any such Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Partner’s share of the total distributions made or to be made by the Partnership for such Fiscal Year, the GP shall, as soon as practicable, make a supplemental distribution to such Partner, or withhold from a subsequent distribution that otherwise would be payable to such Partner, such amount as shall cause the total distributions to such Partner for such Fiscal Year to be the proper amount.
(b)	Notwithstanding the general rule set forth in Section 8.4(a) regarding the allocation of Profits and Losses among Partners, beginning with the first Fiscal Year of the Partnership, Profits and Losses allocated to the Partners (as distinct from Profits and Losses allocated to the GP as GP) pursuant to Sections 8.2(c), 8.2(d), or 8.2(e) shall be allocated among the Partners so as to equalize, as soon as practicable, the ratio of each Partner’s Capital Account balance, as increased by the amounts for such Partner described in clauses (a), (b) and (c) of the definition of Partially Adjusted Capital Account, to the number of Interests held by such Partner. If there are not sufficient Profits or Losses so allocated to the Partners for such Fiscal Year to bring such ratios into equality, such Profits and Losses shall be allocated among the Partners in the same proportions as would have been the case had the minimum amount of Profits or Losses, as the case may be, necessary to produce such equality been available for allocation. For purposes of applying this provision to the GP with respect to any Interests it owns, the principles set forth in the definition of Partially Adjusted Capital Account for determining such account for the GP with respect to its Interests shall be applied. Allocations under this Section 8.4(b) shall continue until such ratio for each Partner equals such ratio for every other Partner.
(c)	In connection with any Fiscal Year in which any Partners (other than the GP) are admitted to the Partnership or, with respect to clause (ii), have Interests repurchased by the Partnership, Profits and Losses or items thereof shall be allocated, and distributions made, among such Partners as follows:
(i)	the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales.
(ii)	for purposes of determining the Profits, Losses or any other items allocable to any period (including for periods of less than a Fiscal Year to the extent necessary in order to comply with Code Section 706(d)), Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the GP using any permissible method under Code Section 706 and the Treasury Regulations thereunder. If the amount of Profit or Loss allocable to a Partner is limited as a result of the use of such method compared to the amount of such Profit or Loss that otherwise would have been allocated to such Partner pursuant to Sections 8.2(c), 8.2(d) or 8.2(e) (as amplified by Sections 8.4(a) or 8.4(b), as the case may be), such excess amount shall be reallocated to the other Partners in proportion to the amounts allocated to them pursuant to said Section.
(iii)	all monthly distributions made to such Partners pursuant to Section 8.1(b) shall be distributed among the Partners in the ratio that the number of Interests held by each Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Interests were held by such Partner bears to the sum of that calculation for all Partners (other than the GP).
(d)	In the event of a transfer of an Interest during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Interests. Monthly distributions made by the Partnership in accordance with Section 8.1(b) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(a).

8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (g) above, the GP shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the GP to obtain the Consent of the Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Partner.

8.6 Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Partners, pro rata based upon their respective number of Interests, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Partner). Funds shall be deemed to have been committed to Investments and need not be returned to a Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Partners on a pro rata basis, as a return of capital.

8.7 Partners’ Return of Investment in the Partnership.

Each Partner shall look solely to the assets of the Partnership for the return of his or her Capital Contribution and for any other distributions with respect to his or her Interests. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he or she shall not have any recourse against the personal assets of the GP or any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

8.8 No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

8.9 Partnership Entitled to Withhold.

The Partnership shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner’s participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the GP, which demand shall be made only if the GP determines that such Partner is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the GP shall have received an opinion of counsel or other evidence, satisfactory to the GP, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. Withdrawal of the GP.

9.1 Voluntary Withdrawal.

The GP may not voluntarily withdraw as a GP from the Partnership unless (a) the Partners have received written notice of the GP’s intention to withdraw 60 days in advance, (b) the Partnership shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute GP shall have been selected and such Substitute GP shall have (i) expressed a willingness to be admitted to the Partnership, (ii) received the specific written Consent of the Majority Interest to such admission and (iii) a Net Worth sufficient to satisfy the net worth requirements for a “sponsor” under the NASAA Guidelines.

9.2 Involuntary Withdrawal.

The GP shall be deemed to have involuntarily withdrawn as a GP from the Partnership upon the removal of the GP pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 9.2 and Section 13, neither the GP nor any of its Affiliates will participate in any vote by the Partners to (a) involuntarily remove the GP or (b) cancel any management or service contract or agreement with the GP or any such Affiliate.

9.3 Consequences of Withdrawal.

(a)	Upon the voluntary withdrawal of the GP in accordance with Section 9.1, the GP, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership: (i) an amount equal to the positive balance, if any, in the GP’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of withdrawal and any unrealized gains and losses inherent in the Partnership’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Partnership then held by the GP, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Partnership prior to the effective date of the Withdrawal of the GP shall remain payable to the GP notwithstanding any such Withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the GP pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the GP, (iii) an amount equal to the difference between (A) any amounts due and owing to the GP by the Partnership and (B) any amounts due and owing by the GP to the Partnership, and, upon such payment, the GP’s interest in the income, losses, distributions and capital of the Partnership shall be terminated. The right of the GP, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the GP, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the GP has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Partners (other than the GP) over the capital previously contributed by the GP.

(b)	Upon the Involuntary Withdrawal of the GP in accordance with Section 9.2, the GP, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership: (i) the fair market value of its interest in the income, losses, distributions and capital of the Partnership as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Partnership prior to the effective date of the Withdrawal of the GP shall remain payable to the GP notwithstanding any such Withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the GP pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the GP; and (iii) an amount equal to the difference between (A) any amounts due and owing to the GP by the Partnership and (B) any amounts due and owing by the GP to the Partnership, and, upon such payment, the GP’s interest in the income, losses, distributions and capital of the Partnership shall be terminated.
(c)	For purposes of this Section 9.3, the fair market value of the withdrawn GP’s interest in the income, losses, distributions and capital of the Partnership shall be determined, in good faith, by such GP and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn GP and one by the Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn GP’s Interests within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn GP and the Partnership.
(d)	The method of payment to the GP upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn GP otherwise would have received under Agreement had the GP not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, (sixty) 60-month loan of like amount or (ii) the rate of interest from time to time announced by JPMorgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4 Continuation of Partnership Business.

In the event that the GP withdraws from the Partnership, the GP, or its estate, successors or legal representatives, shall deliver to the Partners Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Partnership as a Substitute GP, such Substitute GP shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute GP shall have been so admitted to the Partnership within 90 days following the date of the GP’s Withdrawal, then the Partnership shall be dissolved.

Section 10. Transfer of Units.

10.1 Withdrawal of a Non-GP Partner.

A Partner (other than the GP) may withdraw from the Partnership only by Assigning or having all of his or her Interests redeemed or repurchased in accordance with this Section 10. The withdrawal of a Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any such Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Partner shall be deemed to be the Assignee of the Interests of such Partner and may become a Substitute Partner upon compliance with the provisions of Section 10.3.

10.2 Assignment.

(a)	Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Partner (other than the GP) may Assign all or any portion of the Interests owned by such Partner to any Person (the “Assignee”); provided, that
(i)	such Partner and such Assignee shall each execute a written Assignment instrument, which shall:
(A)	set forth the terms of such Assignment;
(B)	evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;
(C)	include a representation by both such Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and
(D)	otherwise be satisfactory in form and substance to the GP.
(b)	Notwithstanding the foregoing, unless the GP shall specifically consent, no Interests may be Assigned:
(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);
(ii)	to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Partnership, or its status as a partnership, for federal income tax purposes; provided, however, that the Partnership may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Partnership, or its status as a partnership, for federal income tax purposes;
(iii)	to any Person if such Assignment would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;
(iv)	to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;
(v)	if such Assignment would result in the transfer of less than five (5) Interests (unless such Assignment is of all of the Interests owned by such Partner);
(vi)	if such Assignment would result in the retention by such Partner of less than five (5) Interests;
(vii)	if, in the reasonable belief of the GP, such Assignment might violate applicable law;
(viii)	if, in the determination of the GP, such Assignment would not be in the best interest of the Partnership and its Partners; or
(ix)	if such transfer would cause the Interests to be owned by any person who, if an individual, is not a United States citizen resident in the United States or Puerto Rico, or a resident alien with an address in the United States or who would be a “foreign partner” as that term is used in Code Section 1446.

Any attempt to make any Assignment of Interests in violation of this Section 10.2(b) shall be null and void ab initio.

(c)	No transfer, Assignment or repurchase of Interests shall be made, and the GP shall not recognize any such transfer, Assignment or repurchase for any purpose whatsoever, if it would result in the Partnership being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes. In addition, the GP shall not recognize for any purpose whatsoever (including recognizing any rights of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), an Assignment of Interests (or interest therein) if such Assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”) or fails to meet one or more of the Secondary Market “safe harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe harbor provisions that subsequently may be established by Treasury Regulations or published notices. The GP may, in its sole discretion, decline to recognize, for any purpose whatsoever, a transfer or Assignment even if it falls within one or more of the foregoing-referenced Secondary Market “safe harbor” provisions. The Partners agree to provide all information respecting Assignments which the GP deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Partner hereby consents and agrees to any decision made by the GP, in good faith, to deny a proposed Assignment of Interests hereunder. In no event shall the Partnership recognize, for any purpose whatsoever, transfers in any taxable year, other than those that the GP concludes in good faith are described in Treas. Reg. Sections 1.7704-1(e)(1)(i)-(vii), 1.7704-1(e)(1)(ix), or 1.7704-1(g), to the extent such transfers in the aggregate exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).
(d)	Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3 Substitution.

(a)	An Assignee shall be admitted to the Partnership as a Substitute Partner only if:
(i)	the GP has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and
(ii)	such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the GP reasonably may require to determine compliance with this Section 10.
(b)	An Assignee who does not become a Substitute Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Interests shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Partner desiring to make an Assignment of Interests. Failure or refusal of the GP to admit an Assignee as a Substitute Partner shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4 Status of an Assigning Partner.

Any Partner that shall Assign all of his or her Interests to an Assignee who becomes a Substitute Partner shall cease to be a Partner and shall no longer have any of the rights or privileges of a Partner.

10.5 Limited Right to Request the Repurchase of Interests.

(a)	Commencing with the one-year anniversary of the admission of the Partner to the Partnership, such Partner (other than the GP or an Affiliated Partner) may request that the Partnership repurchase, and, subject to the availability of funds, in accordance with the Partnership’s Interest Repurchase Plan and this Section 10.5, such Partner’s Interests. The Partnership shall not, in any calendar year, repurchase Interests pursuant to this Section 10.5 that, in the aggregate, along with all Interests otherwise transferred in such calendar year (other than those that the GP in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix), or 1.7704-1(g)) including Interests repurchased pursuant to Section 10.6(a), exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k). With the prior Consent of the GP, the Partnership shall repurchase, for cash, up to 100% of the Interests of such Partner, at the Applicable Repurchase Price. The Partnership shall be under no obligation to repurchase Interests of a Partner and shall do so only in the sole and absolute discretion of the GP. In this regard, the GP may take into consideration the time of year during which a repurchase request is made, and the effect such a repurchase would have on the 2% limit (described above).
(b)	No reserves shall be established by the Partnership for the repurchase of Interests. The availability of funds for the repurchase of any Interest shall be subject to the availability of sufficient Cash Flow. Furthermore, Interests may be repurchased only if such repurchase would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership’s taxable year or of its federal income tax status as a partnership.
(c)	A Partner desiring to have a portion or all of his Interests repurchased shall submit a request in form and substance satisfactory to the Partnership in accordance with the Interest Repurchase Plan. Requests may be withdrawn by the Partner at any time.
(d)	In the event that the GP receives requests for the Partnership to repurchase more Interests than there are funds sufficient to repurchase, the GP shall repurchase such Interests on a pro rata basis from all Partners who shall so request repurchase in accordance with the Interest Repurchase Plan.
(e)	In the event that all Interests of any Partner are repurchased, such Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the repurchase of all Interests of such Partner, cease to have the rights of a Partner.
(f)	The Partnership has sole discretion with respect to termination, amendment or suspension of the Interest Repurchase Plan.
(g)	Any Interests acquired (whether by repurchase, redemption or otherwise) by the Partnership pursuant to this Section 10.5 or any other Section of this Agreement shall (i) not be cancelled and shall remain available for sale pursuant to the Offering if acquired prior to the Termination Date and (ii) be cancelled if acquired on or after the Termination Date.

10.6 Repurchase of Interests from Foreign Partners.

(a)	The Partnership shall have the right, but not the obligation, to repurchase, for cash, up to 100% of the Interests of any Partner, at the Applicable Repurchase Price, if such Partner becomes a “foreign partner” as that term is used in Code Section 1446 at any time during the Term, provided that the Partnership concludes that such repurchase would not constitute a transaction on an established securities market or a secondary market (or the substantial equivalent thereof) and would not jeopardize the Partnership’s treatment as a partnership for federal income tax purposes, and that sufficient cash flow was available to provide the funds for such repurchase, and provided further that the Partnership shall not, in any calendar year, repurchase Interests pursuant to this Section 10.6(a) that, in the aggregate, along with all Interests otherwise transferred in such calendar year (other than those that the GP in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix) or 1.7704-1(g)), including Interests repurchased pursuant to Section 10.5, exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).
(b)	In the event that all Interests of any Partner are repurchased, such Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the repurchase of all Interests of such Partner, cease to have the rights of a Partner.

Section 11. Dissolution and Winding-Up.

11.1 Events Causing Dissolution.

The Partnership shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a)	the withdrawal of the GP, unless a Substitute GP shall have been admitted to the Partnership in accordance with Section 9.5 of this Agreement; or
(b)	the voluntary dissolution of the Partnership (i) by the GP with the Consent of the Majority Interest or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority Interest without action by the GP; or

(c)	the Sale of all or substantially all of the Investments of the Partnership; or
(d)	the expiration of the Partnership term specified in Section 4 of this Agreement; or
(e)	the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or
(f)	any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

11.2 Winding-Up of the Partnership; Capital Contribution by the GP Upon Dissolution.

(a)	Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:
(i)	the GP (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the GP herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the GP (or such other Person effecting the winding up) to effectuate an orderly winding-up;
(ii)	all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;
(iii)	in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the GP shall have a deficit balance in its Capital Account, the GP shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of the lesser of (i) $2,000,000 or (ii) 1.01% of the total Capital Contributions of the Partners (other than the GP) over (iii) the capital previously contributed by the GP (for this purpose, any payments made by the GP as co-signatory or guarantor of any of the Indebtedness of the Partnership and not yet reimbursed to the GP at the time of dissolution of the Partnership and any amounts due and unpaid to the GP on, under or with respect to any Partnership Loans at the time of such dissolution may, at the election of the GP, be deemed to be Capital Contributions by the GP to the Partnership and, in such case, any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);
(iv)	the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and
(v)	the GP (or such other Person effecting the winding-up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.
(b)	If the winding-up of the Partnership is effected by the GP, the GP shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3 Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

(a)	first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;
(b)	next, to the setting up of any Reserve that the GP (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the GP (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the GP (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.
(c)	next, to the payment of all obligations to the Partners in proportion to, and to the extent of advances made by, each Partner pursuant to the provisions of this Agreement;
(d)	next, to the payment of all reimbursements to which the GP or any of its Affiliates may be entitled pursuant to this Agreement; and
(e)	thereafter, to the Partners, within the time period specified in Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

11.4 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (i) distributions shall be made pursuant to this Section 11 to the GP and Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) and (ii), if any GP’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such GP shall contribute to the capital of the Partnership the amounts required under this Agreement and the Delaware Act. If any Partner who is not a GP has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever.

In the discretion of the GP, a pro rata portion of the distributions that would otherwise be made to the GP and Partners pursuant to this Section 11 may be:

(a)	distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the GP arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the GP, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 11.3 hereof; or
(b)	withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

11.5 Deemed Contribution and Distribution.

In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed all Partnership Property and liabilities to a new limited partnership in exchange for an interest in such new limited partnership and, immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.

Section 12. Fiscal Matters and Reports.

12.1 Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the GP, and withdrawals therefrom shall be made upon the signature of the GP or such Person or Persons as shall be designated in writing by the GP. Except in connection with Joint Ventures, the funds of the Partnership shall not be commingled with the funds of any other Person.

12.2 Maintenance of and Access to Basic Partnership Documents.

(a)	The GP shall maintain at the Partnership’s principal office, the following documents:
(i)	the Partnership List;
(ii)	a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Limited Partnership or any such amendment has been executed;
(iii)	copies of this Agreement and any amendments hereto, including the Repurchase Plan;
(iv)	copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners’ equity at or for such Fiscal Year, together with the report of the Partnership’s independent auditors with respect thereto;
(v)	copies of the Partnership’s federal, State and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;
(vi)	records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Partnership; and
(vii)	investor suitability records for Interests sold by any Affiliate of the GP for a period of six years.
(b)	Each Partner and his or her designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Partnership List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Partner, during normal business hours upon reasonable advance written notice to the GP, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Partner or his or her representative will wish to examine or copy or both.
(c)	In addition, the GP shall mail a copy of the Partnership List to, or as directed by, any Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the GP of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Partner shall certify to the Partnership that the Partner is not requesting the Partnership List for the purpose of (i) providing the Partnership List (or any of the information set forth therein) to any third party (other than to the Partner’s designated representative(s)), (ii) selling the Partnership List, (iii) using the Partnership List for a commercial purpose unrelated to the Interests, or (iv) using the Partnership List for an unlawful purpose.

(d)	If the GP refuses or neglects to (i) permit a Partner or his or her representative to examine the Partnership List at the office of the Partnership during normal business hours and with reasonable advance written notice to the GP or (ii) produce and mail a copy of the Partnership List within ten (10) business days after receipt of the applicable Partner’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the GP shall be liable to such Partner who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Partner to compel production of the Partnership List, and for the actual damages (if any) suffered by such Partner by reason of such refusal or neglect. It shall be a defense that the requesting Partner (i) has failed to pay the required fee, or (ii) has not provided the GP with the certification called for by Section 12.2(c) hereof, or (iii) the GP, in good faith, believes that the Partner’s purpose in requesting the Partnership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Partner’s designated representative(s)), (B) selling the Partnership List, (C) using the Partnership List for a commercial purpose unrelated to the Interests, or (D) using the Partnership List for an unlawful purpose. The remedies provided under this Section 12.2 to Partners requesting copies of the Partnership List are in addition to, and shall not in any way limit, other remedies available to Partners under federal law or any applicable state laws.

12.3 Financial Books and Accounting.

The GP shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4 Fiscal Year.

Except as may otherwise be determined from time to time by the GP (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5 Reports.

(a)	Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the GP shall send, to each Person who was a Partner at any time during such Fiscal Quarter, the following written materials:
(i)	a report containing the same financial information as is contained in the Partnership’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;
(ii)	a tabular summary, prepared by the GP, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the GP and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the GP and its Affiliates; and
(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Partners (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.
(b)	Annual Reports. Not later than 120 days after the end of each Fiscal Year, the GP shall send to each Person who was a Partner at any time during such Fiscal Year the following written materials:
(i)	financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners’ equity, which shall be prepared in accordance with the rules and regulations of the Commission;
(ii)	an analysis, prepared by the GP (which need not be audited by the Partnership’s auditors), of distributions made to the GP and the Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:
(A)	Cash From Operations during such period;
(B)	Cash From Operations during a prior period which had been held as Reserves;
(C)	Cash From Sales;
(D)	Capital Contributions originally used to establish a Reserve;
(iii)	a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Partnership’s Investments held at the end of such Fiscal Year, which report shall state:
(A)	the condition of each such Investment, to the knowledge of the GP;
(B)	how such Investment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale), to the knowledge of the GP;
(C)	the remaining term of any Lease to which such Investment is subject;
(D)	the projected or intended use of such Investment during the next following Fiscal Year;
(E)	the method used to determine values set forth therein;
(F)	such other information as may be relevant to the value or use of such Investment as the GP, in good faith, deems appropriate;
(iv)	the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the GP and its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:
(A)	In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the GP and its Affiliates;
(B)	In the case of reimbursed costs and expenses, the GP shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership’s portion of such total amounts were allocated between the Partnership and any other Funds in accordance with this Agreement and the respective governing agreements of such other Funds. Such cost and expense allocation shall be reviewed by the accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the GP and its Affiliates, the cost of whose services were reimbursed; and
(C)	The additional costs of the special review required by this subsection (iv) will be itemized by the independent publicly registered accountants on a Fund by Fund basis and may be reimbursed to the GP and its Affiliates by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report; (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6 Tax Returns and Tax Information.

The GP shall:

(a)	prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and
(b)	deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner’s share of the Partnership’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7 Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the GP in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be reasonably acceptable to the accountants, and the GP may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

12.8 Federal Tax Elections.

The Partnership, in the sole and absolute discretion of the GP, may make elections for federal tax purposes as follows:

(a)	in case of a transfer of all or some of the Interests of a Partner, the Partnership, in the absolute discretion of the GP, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and
(b)	all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the GP in such manner as will, in the opinion of the GP (as advised by counsel or the accountants as the GP deems necessary) be most advantageous to the Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

12.9 Tax Matters Partner.

(a)	The GP is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the GP as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Partners.
(b)	The Tax Matters Partner shall have the following duties;
(i)	to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Interests owned and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the “Secretary”); and
(ii)	to the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).
(c)	Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the GP nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the GP and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.
(d)	The Tax Matters Partner is hereby authorized, but not required:
(i)	to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;
(ii)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership’s principal place of business is located, the United States Court of Claims or any other appropriate forum;
(iii)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(iv)	to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;
(v)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

(vi)	to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10 Reports to Federal and State Authorities.

The GP shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

12.11 Special Direction and Consent Regarding Possible Issuance of Final Regulations Affecting Issuance of Partnership Interests for Services.

In the event that proposed regulations under, inter alia, Code Sections 83, 704 and 721 and issued by the Internal Revenue Service on May 24, 2005, under the docket number REG-105346-03, relating to issuance of partnership equity for services become finalized and, as finalized, would apply to the GP’s interest in the Partnership upon issuance of Interests in the Partnership, the Partnership is hereby authorized and directed to make the analogue found in such final regulations to the “safe harbor” election presently described in Prop. Treas. Reg. Section 1.83-3(l)(1), whereby such GP’s interest would be valued for federal income tax purposes at its so-called “liquidation value,” as such election is further amplified by a Revenue Procedure presently published in draft form as Notice 2005-43. The Partnership and each of its Partners, including the GP, agree to comply with all of the requirements of the safe harbor in connection with interests in the Partnership transferred in connection with the performance of services while the election remains effective, to execute such documentation as the GP reasonably determines is necessary to comply with such election, and not to take any position for federal income tax purposes inconsistent with such election.

Section 13. Meetings and Voting Rights of the Partners.

13.1 Meetings of the Partners.

(a)	A meeting of the Partners may be called by the GP on its own initiative, and shall be called by the GP following its receipt of written request(s) for a meeting from Partners holding 10% or more of the then outstanding Interests, to act upon any matter on which the Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Partners at such meeting (with which text the GP shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Partners). Within 10 days following the receipt of such a request, the GP shall give Notice to all Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the GP acting on its own initiative may submit for action by Consent of the Partners, in lieu of a meeting, any matter on which the Partners may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Partners holding 10% or more of the outstanding Interests).
(b)	A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Partners either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the GP upon the request of the Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the GP on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Partner at his or her record address, or at such other address as he or she may have furnished in writing to the GP for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the GP shall determine to be reasonable and convenient to the Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Partners need be given to any Partner who attends in person or is represented by proxy (except when a Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.
(c)	For the purpose of determining the Partners entitled to vote on any matter submitted to the Partners at any meeting of such Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the GP or the Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.
(d)	Any Partner may authorize any Person or Persons to act for such Partner by proxy in respect of all matters as to which such Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Partners. Every proxy must be signed by a Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.
(e)	At each meeting of the Partners, the Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2 Voting Rights of the Partners.

Subject to Section 13.3, the Partners (other than the GP), acting by Consent of the Majority Interest may take the following actions without the concurrence of the GP:

(a)	amend this Agreement, other than (1) in any manner to allow the Partners to take part in the control or management of the Partnership’s business, and (2) without the specific Consent of the GP, to alter the rights, powers and duties of the GP as set forth in this Agreement;
(b)	dissolve the Partnership;
(c)	remove the GP and elect one or more Substitute GPs; and
(d)	approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

With respect to any Interests owned by the GP and its Affiliates, the GP and its Affiliates may not vote on matters submitted to the Partners regarding the removal of the GP and its Affiliates or regarding any transaction between the Partnership and the GP and its Affiliates. In determining the requisite percentage of Interests necessary to approve a matter on which the GP and its Affiliates may not vote or consent, any Interests owned by the GP and its Affiliates shall not be included.

13.3 Limitations on Action by the Partners.

The rights of the Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Partner to liability as a GP under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own a Capital Asset or (b) to contract away the fiduciary duty owed to such Partner by the GP and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Interests propose counsel for this purpose.

Section 14. Amendments.

14.1 Amendments by the GP.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the GP without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Partners, including, without limitation:

(a)	to add to the representations, duties or obligations of the GP or to surrender any right or power granted to the GP herein;
(b)	to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;
(c)	to preserve the status of the Partnership as a “partnership” for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);
(d)	to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;
(e)	to permit the Interests to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;
(f)	if the Partnership is advised by counsel, by the Partnership’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and
(g)	to change the name of the Partnership or the location of its principal office.

14.2 Amendments with the Consent of the Majority Interest.

In addition to the amendments permitted to be made by the GP pursuant to Section 14.1, the GP may propose to the Partners, in writing, any other amendment to this Agreement. The GP may include in any such submission a statement of the purpose for the proposed amendment and of the GP’s opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Partner or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Interests owned) any Partner’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby.

Section 15. Power of Attorney.

15.1 Appointment of Attorney-in-Fact.

By their subscription for Interests and their admission as Partners hereunder, Partners make, constitute and appoint the GP, each authorized officer of the GP and each Person who shall thereafter become a Substitute GP during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a)	this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital

Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute GP and any Substitute Partner);
(b)	any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Partner voted in favor of or otherwise consented to such action;
(c)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the GP deems necessary or advisable;
(d)	any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and
(e)	any instrument or papers required to continue or terminate the business of the Partnership pursuant to Section 9.5 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Partner if such action could in any way increase the liability of such Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Partner under Section 8, unless (in either case) such Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2 Amendments to Agreement and Certificate of Limited Partnership.

(a)	Each Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:
(i)	any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;
(ii)	Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and
(iii)	any Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Partner”), then each non-consenting Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Partner, and in his name, place and stead, any and all documents, certificates and instruments that the GP may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Partner is fully aware that he or she has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership’s business and affairs.
(b)	Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Partner shall be signed by the GP and by or on behalf of the Substitute Partner. Any amendment reflecting the withdrawal or removal of the GP and the admission of any Substitute GP of the Partnership upon the withdrawal of the GP need be signed only by such Substitute GP.

15.3 Power Coupled with an Interest.

The foregoing grant of authority by each Partner:

(a)	is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Partner;

(b)	may be exercised for such Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Partners, including such Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and
(c)	shall survive the Assignment by any Partner of all or less than all of such Partner’s Interests, provided that, if any Assignee of all of a Partner’s Interests shall have furnished to the GP a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Partner shall have been approved by the GP, this power of attorney shall survive such Assignment with respect to the assignor Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Partner.

Section 16. General Provisions.

16.1 Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a)	If to the Partnership or the GP, at the principal office of the Partnership, to:

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
c/o ICON GP 14, LLC
100 Fifth Avenue, Fourth Floor
New York, NY 10011
Attention: General Counsel
Telephone: (212) 418-4700
Telecopy: (212) 418-4739

(b)	If to any Partner, at the address set forth in Schedule A hereto opposite such Partner’s name, or to such other address as may be designated for the purpose by Notice from such Partner given in the manner hereby specified.

16.2 Further Assurances.

The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3 Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4 Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

16.5 Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6 Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7 Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

16.8 Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9 Creditors.

No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the Interests of a Partner as provided herein above.

16.10 Interpretation.

Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

16.11 Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the GP may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the GP and not any such assignee shall remain solely liable for its obligations hereunder.

16.12 Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he or she may have to maintain any action for partition with respect to the property of the Partnership.

Section 17. Definitions.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person that are attributable to selection and making of Investments, whether or not acquired or made, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments and other tangible or intangible personal property not acquired, fees payable to finders and brokers that are not Affiliates of the GP, accounting fees and expenses, costs of each Investment (including the negotiation of Investment Documents, and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses, however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and making of any Investment, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the GP, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Interests, or the GP’s interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrator” means the official or agency administering the securities laws of a state.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or general partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or general partner, any other Person for which such Person acts in such capacity. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliated Investment” means any Investment in which the GP, any of its Affiliates or any Fund either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Partner” means any officer, employee or securities representative of the GP or any Affiliate of the GP or of any Selling Dealer who is admitted as a Partner at a Closing.

“Agreement” means this Limited Partnership Agreement, as the same may hereafter be amended, supplemented or restated from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Applicable Repurchase Price” means, with respect to any Interest, the following amount (determined as of the date of repurchase of such Interest): (a) during the Offering Period, at $930 per Interest (or $900 per Interest purchased under the DRIP Plan), minus cash distributions received; (b) during the Operating Period, at $950 per Interest (or $920 per Interest purchased under the DRIP Plan), plus a 4% annual return for each full year of ownership, minus cash distributions received; and (c) during the Liquidation Period, at a price per Interest equal to the net asset value per Interest as determined from the most recent financial statements of the Partnership.

“Assignee” means any Person to whom any Interests have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Interests, the offer, sale, assignment, transfer, gift or other disposition of, such Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Partner pursuant to Section 5.4 of this Agreement.

“Capital Asset” means the Capital Assets described in Section 3.2, including, but not limited to, rights relating to Capital Assets (including residual rights) and related property, real or personal, invested in by the Partnership, or in which the Partnership has acquired a direct or indirect interest, including pursuant to secured loans, and shall also be deemed to include other tangible and intangible real or personal property which at any time is owned in fee simple or subject to a lease.

“Capital Contributions” means (a) as to the GP, its initial $1.00 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the GP, (b) as to the Initial Partner, its initial $1,000.00 contribution to the capital of the Partnership, which contribution shall be returned to the Initial Partner upon the admission of additional Partners to the Partnership and (c) as to any other Partner, the gross amount of initial investment in the Partnership actually paid by such Partner for Interests, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees. Although the Partnership does not foresee any Partners making non-cash capital contributions, a Partner’s capital contributions includes the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means gross cash proceeds from Partnership operations, without deduction for depreciation or other similar allowances, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an Investment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the GP), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the GP and (d) all assets and expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for an Investment sold, the Partnership receives purchase money obligations secured by liens on such Investment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

“Closing” means the admission of Partners to the Partnership in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Partner shall be admitted to the Partnership, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the Securities and Exchange Commission.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the GP or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the GP or any such Affiliate, or any Person having the power to direct or cause the direction of the GP or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer or holds such an equity interest be considered a Controlling Person.

“Dealer-Manager” means ICON Securities Corp., an Affiliate of the GP, and any successor thereto.

“Dealer-Manager Agreement” means the agreement entered into between the Partnership and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. § 17-101, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

“Distribution Reinvestment Plan” or “DRIP Plan” means a plan adopted by the Partnership to allow Partners and members of affiliated Funds to purchase additional Interests with distributions received from the Partnership and/or certain Affiliates of the Partnership or such other affiliated Funds.

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the GP with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Partners as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means Deutsche Bank Trust Company Americas or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the GP to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Partnership, the GP, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Partner (other than a Substitute Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Cash Distributions” means, with respect to the Partners, distributions made to such Partners by the Partnership during the Offering Period and Operating Period on a monthly basis equal to the aggregate amount of such Partners’ Capital Contributions (as such Capital Contributions are reduced by any amounts of uninvested Capital Contributions distributed to such Partners pursuant to Section 8.6, by any amounts paid to such Partners for the repurchase of such Partners’ Interests pursuant to Section 10.5 and by distributions in any prior month in excess of one-twelfth of the Initial Distribution Rate on such Partners’ Capital Contributions) times one-twelfth of the Initial Distribution Rate.

“Fiscal Period” means any interim accounting period established by the GP within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 12.4 of this Agreement or any portion of the annual accounting period for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss, or deduction pursuant to Section 8.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Partnership’s organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, Organizational and Offering Expenses, Acquisition Fees and Acquisition Expenses, and all other similar fees however designated.

“Fund” means, in addition to the Partnership, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the GP or any of its Affiliates for the primary purpose of investment in and the operation of or gain from Investments.

“GP” means ICON GP 14, LLC, a Delaware limited liability company, and it successors and any Person who subsequently becomes an additional or Substitute GP duly admitted to the Partnership in accordance with this Agreement, in such Person’s capacity as a GP of the Partnership.

“Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted federal income tax basis, except that:

(a)	the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution as determined by the contributing Partner and the GP;
(b)	the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners’ Capital Accounts are adjusted pursuant to Section 5.4(i) hereof;
(c)	the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;
(d)	to the extent not otherwise reflected in the Partners’ Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and
(e)	if on the date of contribution of an asset or a revaluation of an asset in accordance with (b) – (d) above, the adjusted tax basis of such asset differs from its gross fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Partnership’s gross income for federal income tax purposes.

“Gross Interest Price” means $1,000.00 for each whole Interest purchased by a Partner; provided, however, that for Partners who purchase Interests from a broker who does not charge a Sales Commission, the Gross Interest Price is $930.00 per Interest and provided further, that for Partners who purchase Interests pursuant to the DRIP Plan, the Gross Interest Price is $900.00 per Interest.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Partners other than the GP and the Initial Partner in the Offering.

“Gross Revenues” means revenue or income that are expected to be received directly or indirectly from any and all sources with respect to an Investment.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” has the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Partnership on which Partners holding in the aggregate Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Partnership.

“Initial Distribution Rate” means the initial rate of distributions to be paid on a Partner’s Capital Contributions as determined by the GP, in the GP’s sole discretion.

“Interest” means a limited partnership interest in the Partnership.

“Investment Committee” means a committee established by the Investment Manager to set Investment review policies and procedures, and approve significant Investments and Investments that differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Investment Manager.

“Investment Documents” means all agreements, certificates, notices, instruments, amendments and other documents related to an Investment.

“Investment Management Agreement” means that agreement between the Partnership and the Investment Manager governing the services to be provided by the Investment Manager, as amended from time to time.

“Investment Manager” means ICON Capital Corp., an Affiliate of the GP or its successor pursuant to the Investment Management Agreement.

“Investments” means, collectively, the Partnership’s portfolio, from time to time, of investments in Capital Assets, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise, working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the GP, the removal or involuntary withdrawal of the GP from the Partnership pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Fund or with any non-Affiliated Person to make Investments.

“Lender” means any Person that directly or indirectly lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the Partnership’s Gross Revenues and/or any of the Partnership’s Capital Assets, and any property securing any such transaction.

“Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the GP for orderly termination of its operations and affairs and liquidation or disposition of the Partnership’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least twenty-four (24) months beyond the end of the Operating Period, but which could last until the expiration of the term of the Partnership as set forth in Section 4.

“Majority” or “Majority Interest” means Partners owning more than 50% of the aggregate outstanding Interests.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to 3.5% of annual Gross Revenues realized from Investments.

“Maximum Offering” means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total number of Interests on or before the Final Closing Date registered pursuant to a Registration Statement.

“Minimum Offering” means receipt and acceptance by the Partnership of subscriptions for not less than 1,200 Interests (excluding any Interests in excess of 60 Interests collectively subscribed for by the GP or any Affiliate of the GP).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and Organizational and Offering Expenses payable by the Partnership.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“Offering” means the offering of Interests pursuant to a Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the GP or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other Investment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Investments (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance thereof; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Partners, including the costs of printing and mailing to such Person evidences of ownership of Interests and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Partners for investor, tax reporting or other purposes, and reports which the GP deems it to be in the best interests of the Partnership to furnish to the Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment Funds sponsored by the GP or any of its Affiliates, the Partnership’s interest in which shall be liquidated in connection with the Partnership’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Investments; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

“Operating Period” means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be extended, by notice to the Partners, at the sole and absolute discretion of the GP for a further period of not more than an additional 36 months.

“Operations” means all operations and activities of the Partnership except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and State securities laws, and subsequently offering and distributing the Interests to the public (except for Sales Commissions and Underwriting Fees payable to the Dealer-Manager or any Selling Dealer), including, but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the GP or any of its Affiliates while engaged in organizing the Partnership and registering the Interests.

“Partially Adjusted Capital Account” means, with respect to any Partner (including the GP with respect to that portion of its Capital Account and the adjustments described below attributable to any Interests it owns) for any Fiscal Period, the Capital Account balance of such Partner as of the beginning of such Period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Section 8.2(f) with respect to such Period before giving effect to the allocations pursuant to Sections 8.2(c), 8.2(d) and 8.2(e), increased by the sum of (a) the Partner’s share of Partnership Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(g)), (b) the Partner’s share of Partner Nonrecourse Debt Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(i), and (c) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership pursuant to this Agreement (but only to the extent that such capital contribution obligation has not been taken into account in determining such Partner’s share of Partner Nonrecourse Debt Minimum Gain).

“Partner” means the GP and any Person who is the owner of at least one Interest and who has been admitted to the Partnership as a Partner and any Person who becomes a Substitute Partner in accordance with the terms and conditions set forth in this Agreement, in such Person’s capacity as a Partner of the Partnership.

“Partner Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treas. Reg. Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Partnership” means ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership, and its subsidiaries as the context shall require.

“Partnership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Interests held by, each Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Partnership Loan” has the meaning specified in Section 6.2(c) of this Agreement.

“Partnership Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treas. Reg. Sections 1.704-2(b)(2) and (d).

“Partnership Nonrecourse Deductions” shall have the same meaning as the term “nonrecourse deductions” in Treas. Reg. Sections 1.704-2(b)(1) and 1.704-2(c).

“Payout” means the time when the aggregate amount of cash distributions to the Partners (including the GP, but only with respect to the Interests, if any, it owns) equals the aggregate amount of such Partners’ Capital Contributions plus an amount equal to an eight percent (8.0%) annual cumulative return, compounded daily, on such Capital Contributions, determined by treating such distributions as first being applied to satisfy such 8.0% return which has accrued but has not yet been paid and treating any excess distributions as a return of the Partners’ Capital Contributions. For these purposes: (a) contributions and distributions made on or before the 15th day of the month shall be treated as having been made on the 1st day of such month and contributions and distributions made after the 15th day of the month shall be treated as having been made on the 1st day of the following month; (b) a Partner who, pursuant to Section 5.2(d), made a Capital Contribution of less than $1,000.00 per Interest purchased from the Partnership shall be treated as having made a Capital Contribution of $1,000.00 per Interest with respect to such Interests; (c) The one-time special distribution made pursuant to Section 8.1(d) shall not be taken into account; and (d) Capital Contributions and distributions made with respect to, and payments made in redemption of, Interests redeemed pursuant to Sections 10.5 and 10.6 shall not be taken into account. Income earned on escrowed funds and distributed to Partners may be taken into account in determining whether Payout has been achieved.

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the GP and any of its Affiliates.

“Profits” or “Losses” means, for any Fiscal Year, the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss; (b) any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss; (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value; (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); (e) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; and (f) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 8.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Partnership, including the cash paid, Indebtedness incurred, assumed or to which the Partnership’s Gross Revenues from the Investment are subject and/or the value of the Capital Assets secured by or subject to such Investment, and the amount of the related Acquisition Fees on such Investment, plus that portion of the reasonable, necessary and actual expenses incurred by the GP or any of its Affiliates in making Investments on an arm’s length basis with a view to transferring such Investments to the Partnership, which is allocated to the Investments in question in accordance with allocation procedures employed by the GP or such Affiliate from time to time and within generally accepted accounting principles.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Partners as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the registration statement for the Interests on a proper form filed with the Commission under the Securities Act, which registration statement was declared effective by the Commission.

“Repurchase Plan” means the Repurchase Plan described in the Prospectus.

“Reserves” means reserves established by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the aggregate amount of Capital Contributions made

(or treated as having been made pursuant to clause (b) of the definition of Payout) by the Partnership’s then-current Partners with respect to its then-outstanding Interests reduced by the amounts distributed that are treated pursuant to the definition of Payout as a return of such Capital Contribution with respect to such Interests.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Interests owned by the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Dealer” means each member firm of FINRA which has been selected by the Dealer-Manager to offer and sell Interests and which has entered into a Selling Dealer Agreement with the Dealer-Manager.

“Selling Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Interests.

“Substitute GP” means any successor to the GP admitted to the Partnership in accordance with Section 9.5 of the Agreement.

“Substitute Partner” means any Assignee of Interests who is admitted to the Partnership as a Partner pursuant to Section 10.3 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b), including, but not limited to, Organizational and Offering Expenses. Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership’s method of accounting if they were deductible expenses.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The GP is designated Tax Matters Partner for the Partnership in Section 12.9 of this Agreement.

“Term” has the meaning specified in Section 4 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the GP for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the GP at any time.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Underwriting Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Unpaid Target Distribution” means, as of any given date, that amount that would be needed to be then distributed to the Partners (including the GP, but only with respect to the Interests, if any, it owns), in light of all previous distributions to the Partners pursuant to Section 8.1(b), to achieve Payout.

“Voluntary Withdrawal” means, with respect to the GP, the voluntary withdrawal from the Partnership of the GP as the GP of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the GP’s Interests pursuant to Section 9.1 of this Agreement.

“Withdrawal” means, with respect to the GP, the Voluntary or Involuntary Withdrawal of such GP.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INITIAL PARTNER:	ICON CAPITAL CORP.
By: /s/ Michael A. Reisner Michael A. Reisner Co-Chief Executive Officer and Co-President

GP:	ICON GP 14, LLC
By: ICON CAPITAL CORP., its sole Member
By: /s/ Michael A. Reisner Michael A. Reisner Co-Chief Executive Officer and Co-President

SCHEDULE A

NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF MEMBERS

Name and Address	Capital Contribution Made	Interests
GP: ICON GP 14, LLC. 100 Fifth Avenue 4th Floor New York, NY 10011	$1.00	n/a
Initial Partner: ICON Capital Corp. 100 Fifth Avenue 4th Floor New York, NY 10011	$1,000.00	1.0

EXHIBIT B

PRIOR PERFORMANCE TABLES

The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the previous publicly-offered income-oriented funds sponsored by our Investment Manager (collectively, the “Prior Public Funds”):

•	ICON Cash Flow Partners L.P. Seven, which transferred its sole remaining asset to a liquidating trust in July 2007 (“LP Seven”);
•	ICON Income Fund Eight A L.P., which entered into its liquidation period in December 2005 and which transferred its sole remaining asset to a liquidating trust as of March 16, 2009 (“Fund Eight A”);
•	ICON Income Fund Eight B L.P. (“Fund Eight B”), which entered into its liquidation period in June 2007;
•	ICON Income Fund Nine, LLC (“Fund Nine”), which entered into its liquidation period in May 2008;
•	ICON Income Fund Ten, LLC (“Fund Ten”);
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”); and
•	ICON Leasing Fund Twelve, LLC (“Fund Twelve”).

The records for these funds were maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

Purchasers of Interests in Fund Fourteen being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Funds and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Funds. Our Investment Manager is sometimes referred to as the Manager in the Tables that follow rather than the General Partner because some of the Prior Public Funds are limited liability companies rather than limited partnerships.

As discussed below, the Prior Public Funds had investment objectives and policies that were similar to, but are different from, those of Fund Fourteen in certain significant respects. We considered the following factors in determining that the investment objectives of the Prior Public Funds were similar to those of Fund Fourteen:

•	The types of Capital Assets to be invested in;
•	The structure of a significant portion of the investments;
•	The intended investment cycles; and
•	The investment goals.

Nevertheless, all of the information set forth in the following tables may be deemed to relate to funds with investment objectives similar to those of Fund Fourteen.

In addition, as discussed below, the investment objectives and policies for ICON Cash Flow Partners, L.P., Series A (“Series A”), ICON Cash Flow Partners, L.P., Series B (“Series B”), ICON Cash Flow Partners, L.P., Series C (“Series C”), ICON Cash Flow Partners, L.P., Series D (“Series D”), ICON Cash Flow Partners, L.P., Series E (“Series E”), and ICON Cash Flow Partners L.P. Six (“LP Six”) were significantly different than those of Fund Fourteen and, therefore, information concerning those funds is not included in this Appendix B.

Additional information concerning the Prior Public Funds will be contained in the Annual Reports on Form 10-K for each such Prior Public Fund, which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 100 Fifth Avenue, 4th Floor, New York, New York 10011. Such Annual Reports on Form 10-K will also be available upon request at the office of the Securities and Exchange Commission. The results of the Prior Public Funds should not be considered indicative of the likely results of Fund Fourteen. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Funds will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Funds Sponsored by our Investment Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by our Investment Manager under its original ownership and management. None of our Investment Manager’s current owners, officers or employees was part of our Investment Manager’s ownership or management team at the time that these equipment leasing and finance funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than ours. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that we will make are expected to be in large ticket Capital Assets (Capital Assets with an acquisition cost of $5 million or more) and portfolios of Capital Assets, which our General Partner believes will provide us with the appropriate diversification necessary to achieve our investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing and finance funds our Investment Manager sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the equipment leasing and finance funds sponsored by our Investment Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all affected to varying degrees by the events of September 11, 2001. These funds were adversely impacted by the events of September 11th, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example:

•	Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000.
•	Following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest.

The losses incurred by investors in those funds, which paid distributions at a constant rate from the beginning of the offering of those funds, do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Funds Sponsored By our Investment Manager’s Subsequent Owners

In 1996, our Investment Manager was acquired by Messrs. Beaufort J.B. Clarke, Paul Weiss and Thomas Martin. All members of our Investment Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by our Investment Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled our Investment Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than ours. Many of these equipment leasing and finance funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, our investment objectives and policies provide that we will (i) rely less on the use of significant non-recourse indebtedness to achieve our investment objectives, (ii) place less of a reliance on the residual value of Capital Assets to achieve our investment objectives, (iii) place greater emphasis on Investments that generate cash flow, and (iv) rely significantly on our Investment Manager’s originations process to originate our Investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets. These assets were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on lease to SEACOR Smit, Inc. The vessels were returned by SEACOR Smit, Inc. in June 2003 following the end of the then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness; therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft. The indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (in September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were such that the aircraft could not be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment in a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and market conditions in the post-September 11th environment were such that the aircraft had lost significant value and could not be successfully remarketed at the time. Additionally, the aircraft had significant non-recourse indebtedness and Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft. Consequently, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Eight B wrote down its residual position in the aircraft by approximately $6 million during 2008.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Nine wrote down its residual position in the aircraft by approximately $6 million during 2008.

As discussed above, the performance of these investment losses was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment leasing and financing transactions. These investment losses will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with our Investment Manager’s expectations. Some of these funds, such as LP Seven and Fund Eight B, will likely not return all capital to their respective investors. For some of the other funds, it is too early to determine how these funds will ultimately perform; however, due to a combination of factors, including (i) the factors discussed above with respect to its investment policies and objectives and (ii) some of the potentially adverse business developments or conditions affecting its portfolio discussed in “Funds Sponsored by Affiliates of Our General Partner — Recent Potentially Adverse Business Developments or Conditions,” Fund Eleven will have difficulty meeting its investment objectives.

While the foregoing events and circumstances, in many respects, were out of the control of the previous ownership and management of our Investment Manager, the current ownership and management of our Investment Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks. Nevertheless, many similar types of investments that were made by these funds under previous ownership and management did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that has yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds. Notwithstanding the foregoing, there can be no assurance that we or any other equipment leasing and finance fund sponsored by our Investment Manager and its affiliates will ultimately be successful in meeting our or its investment objectives.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

If you purchase Interests in Fund Fourteen, you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Public Funds.

Additionally, see Table VI “Acquisition of Equipment by the Prior Public Funds,” which is contained in Part II to the registration statement, as amended, of which this prospectus is a part.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
December 31, 2009
(Unaudited)

The following table sets forth certain information, as of December 31, 2009, concerning the experience of ICON Capital Corp. in raising and investing funds in all Prior Public Funds the offerings of which have closed since December 31, 2007. Information is provided with respect to the manner in which the offering proceeds have been applied. Also presented is information pertaining to the timing and length of these offerings and the time periods over which the offering proceeds have been invested in equipment.

	Fund Twelve
		% of Dollar Amount Raised	% of Equity Invested
Dollar amount offered	$410,800,000
Dollar amount raised	$347,686,947	100%
Less offering expenses:
Sales Commissions	26,995,024	7.76%	9.34%
Underwriting Fees paid to ICON Capital's affiliate	6,748,756	1.94%	2.33%
Organizational and Offering Expenses paid to ICON Capital Corp.	5,488,440	1.58%	1.90%
Cash Reserves	1,738,435	0.50%	0.60%
Offering proceeds available for investment	$306,716,292	88.22%
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)	$289,163,941		100%
Total assets acquired	$578,093,891	167.20%
Acquisition costs:
Acquisition fees	$18,345,837	5.28%	6.34%
Debt financing costs	4,351,727	1.25%	1.50%
Legal fees	1,179,520	0.34%	0.41%
Appraisal costs	25,260	0.01%	0.01%
Registration fees	2,345	0.00%	0.00%
Other	457,896	0.13%	0.16%
Total acquisition costs	$24,362,585	7.01%	8.43%
Percent leverage (acquisition debt incurred divided by total assets acquired)		49.5%
Date offering commenced		May 7, 2007
Original offering period (in months)		24
Actual offering period (in months)		24
Months to invest 90% of amount available for investment (measured from the beginning of offering)(1)		26

(1)	The limited partnership agreement or limited liability company agreement of each Prior Public Fund requires the investment or commitment to reserves of 100% of such fund's net offering proceeds by the later of twenty-four months from the beginning of its offering or twelve months of the receipt of such proceeds.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE II

COMPENSATION TO ICON CAPITAL CORP. AND AFFILIATES
December 31, 2009
(Unaudited)

The following table sets forth certain information, for the three years ended December 31, 2009, concerning the compensation received by ICON Capital Corp. and its affiliates from the Prior Public Funds:

	Fund Twelve		All Other Funds(1)
	Dollar Amount	% of Equity Invested	Dollar Amount	% of Equity Invested
Date offering commenced	May 7, 2007		—
Dollar amount raised(2)	$347,686,947		$864,842,851
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)(2)	$289,163,941	100%	$884,334,939	100%
Amounts paid to ICON Capital Corp. and its affiliates from proceeds of the offering:
Underwriting Fees(2)	$6,748,756	2.33%	$17,570,153	1.99%
Organizational and Offering Expense allowance(2)	$5,488,440	1.90%	$20,317,840	2.30%
Other Offering Expenses(2)	$—	0.00%	$—	0.00%
Dollar amount of cash generated from operations before deducting such payments/accruals to ICON Capital Corp. and its affiliates(3)	$56,128,568	19.41%	$332,714,773	37.62%
Amounts paid/accrued to ICON Capital Corp. from operations:
Acquisition fees	$18,018,648	6.23%	$6,784,473	0.77%
Management fees	$5,043,521	1.74%	$21,186,740	2.40%
Debt placement fees	$—	0.00%	$—	0.00%
Remarketing fees (including re-sale and re-lease fees)	$—	0.00%	$—	0.00%
Administrative expense reimbursements	$7,646,384	2.64%	$15,205,501	1.72%
Prepaid service fees	$—	0.00%	$—	0.00%
Other fees and expenses	$—	0.00%	$—	0.00%
Distributions	$501,726	0.17%	$2,127,489	0.24%

(1)	All Other Funds is comprised of six Prior Public Funds.
(2)	This amount represents the cumulative total over the life of the Public Prior Funds.
(3)	Payments/accruals to ICON Capital Corp. and its affiliates only include management fees and administrative expense reimbursements.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2009
(Unaudited)

The following table summarizes the operating results of Fund Ten for the three years ended December 31, 2009.

	Years Ended December 31,
	2009	2008	2007
Revenues	$25,394,581	$26,743,649	$33,866,659
Profit (loss) on sale of assets	1,550,884	6,750,237	(384,310)
Gross revenues	$26,945,465	$33,493,886	$33,482,349
Less: Operating expenses
Impairment loss	$1,697,539	$—	$—
Interest expense	216,410	1,141,128	2,204,773
Depreciation and amortization	9,018,997	12,628,280	22,318,404
Management fees	1,246,713	1,620,239	2,054,110
Administrative expense reimbursements	1,090,870	1,448,324	876,287
General and administrative	7,088,632	1,158,313	833,078
Vessel operating expense	—	—	—
Loss on hedging instruments	—	—	—
Bad debt expense	—	2,577,526	—
Other financial loss	—	—	—
Other	—	—	—
Noncontrolling interest	$367,758	$326,324	$308,637
Net income (loss) – GAAP	$6,218,546	$12,593,752	$4,887,060
Net income (loss) allocable to investors – GAAP	$6,156,361	$12,467,814	$4,838,189
Taxable income (loss):
– from operations	$9,036,754	$796,848	$8,196,673
– from gain (loss) on sales	$1,054,791	$(3,225,627)	$(1,283,928)
Cash generated from operations(1):	$11,990,338	$(2,299,069)	$13,381,886
Cash generated from sales	3,209,938	18,081,200	3,218,093
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$15,200,276	$15,782,131	$16,599,979
Less:
Cash distributions to investors from operations, sales and refinancing	$12,747,182	$12,752,775	$12,778,769
Cash distributions to Manager from operations, sales and refinancing	128,760	128,817	129,078
Cash generated from (used by) operations, sales and refinancing	$2,324,334	$2,900,539	$3,692,132
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$60.97	$5.37	$55.17
– from gain (loss) on sales	7.12	(21.75)	(8.64)
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$41.53	$84.09	$32.56
– Return of capital	44.47	1.92	53.45
Total	$86.00	$86.01	$86.01
Source (on Cash basis):
– Operations (current and/or prior periods)	$86.00	$79.13	$86.01
– Sales	—	6.88	—
– Refinancing	—	—	—
Total	$86.00	$86.01	$86.01
Weighted average number of additional member shares outstanding	148,222	148,275	148,575
Amount invested in assets (cost, excluding acquisition fees)(3)	$260,054,979	$260,054,979	$227,160,981
Amount invested in assets (net book value)	$72,919,794	$84,540,824	$117,087,089
Amount remaining invested in fund assets at December 31, 2009			73.5%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures. However, to conform to the reclassification of noncontrolling interests pursuant to a recent accounting pronouncement, distributions to noncontrolling interests are no longer reflected.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN – (continued)
December 31, 2009
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2009
(Unaudited)

The following table summarizes the operating results of Fund Eleven for the three years ended December 31, 2009.

	Years Ended December 31,
	2009	2008	2007
Revenues	$101,143,643	$86,488,819	$116,844,307
Profit on sale of assets	2,050,594	278,082	772,799
Gross revenues	$103,194,237	$86,766,901	$117,617,106
Less: Operating expenses
Impairment loss	$42,208,124	$—	$122,774
Interest expense	9,937,136	13,674,261	17,467,704
Depreciation and amortization	73,052,380	65,065,983	82,127,392
Management fees	2,185,858	5,110,375	6,662,395
Administrative expense reimbursements	1,951,850	3,586,973	5,423,388
General and administrative	3,683,435	3,711,909	2,172,591
Vessel operating expense	13,926,255	—	—
(Gain) loss on hedging instruments	(346,739)	830,336	2,846,069
Bad debt expense	—	—	—
Other financial loss	—	—	—
Other	—	—	—
Noncontrolling interest	$1,845,334	$2,047,437	$1,069,559
(Benefit) provision for income taxes	$(153,480)	$(1,462,652)	$2,204,227
Net loss – GAAP	$(45,095,916)	$(5,797,721)	$(2,478,993)
Net loss allocable to investors – GAAP	$(44,644,957)	$(5,739,744)	$(2,454,203)
Taxable income (loss):
– from operations	$25,807,002	$(19,034,026)	$5,449,841
– from (loss) gain on sales	$(6,006,656)	$14,333,851	$(2,955,844)
Cash generated from operations(1):	$58,600,537	$56,029,056	$108,880,190
Cash generated from sales	23,911,312	15,158,523	30,978,193
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$82,511,849	$71,187,579	$139,858,383
Less:
Cash distributions to investors from operations, sales and refinancing	$33,047,095	$33,072,923	$37,151,073
Cash distributions to Manager from operations, sales and refinancing	333,811	334,071	375,190
Cash generated from operations, sales and refinancing	$49,130,943	$37,780,585	$102,332,120
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$71.07	$(52.38)	$15.47
– from (loss) gain on sales	(16.54)	39.44	(8.39)
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$—	$—	$—
– Return of capital	91.00	91.01	105.48
Total	$91.00	$91.01	$105.48
Source (on Cash basis):
– Operations (current and/or prior periods)	$91.00	$91.01	$105.48
– Sales	—	—	—
– Refinancing	—	—	—
Total	$91.00	$91.01	$105.48
Weighted average number of additional member shares outstanding	363,139	363,414	352,197
Amount invested in assets (cost, excluding acquisition fees)(3)	$766,580,226	$766,580,226	$672,003,924
Amount invested in assets (net book value)	$242,611,024	$396,090,119	$538,709,021
Amount remaining invested in fund assets at December 31, 2009			66.8%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures. However, to conform to the reclassification of noncontrolling interests pursuant to a recent accounting pronouncement, distributions to noncontrolling interests are no longer reflected.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN – (continued)
December 31, 2009
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE
December 31, 2009
(Unaudited)

The following table summarizes the operating results of Fund Twelve for the three years ended December 31, 2009.

	Years Ended December 31,
	2009	2008	2007
Revenues	$78,491,218	$29,346,502	$4,830,315
Profit (loss) on sale of assets	—	—	—
Gross revenues	$78,491,218	$29,346,502	$4,830,315
Less: Operating expenses
Impairment loss	$3,429,316	$—	$—
Interest expense	11,616,105	3,086,275	704,418
Depreciation and amortization	34,507,641	12,875,095	1,860,863
Management fees	3,390,239	1,474,993	178,289
Administrative expense reimbursements	3,594,400	2,705,118	1,346,866
General and administrative	2,276,211	1,350,134	161,497
Vessel operating expense	—	—	—
Loss on hedging instruments	—	—	—
Bad debt expense	572,721	—	—
Other financial loss	25,642	55,495	25,024
Other	—	—	—
Noncontrolling interest	$5,220,027	$1,856,812	$436,506
Net income – GAAP	$13,858,916	$5,942,580	$116,852
Net income allocable to investors – GAAP	$13,720,327	$5,883,154	$115,683
Taxable income (loss):
– from operations	$10,221,263	$(12,821,512)	$(2,227,981)
– from loss on sales	$—	$(18,375)	$—
Cash generated from operations(1):	$29,534,544	$8,309,308	$983,164
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$29,534,544	$8,309,308	$983,164
Less:
Cash distributions to investors from operations, sales and refinancing	$31,554,863	$16,072,151	$2,040,455
Cash distributions to Manager from operations, sales and refinancing	318,725	162,440	20,561
Cash used by operations, sales and refinancing	$(2,339,044)	$(7,925,283)	$(1,077,852)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$30.60	$(70.53)	$(47.22)
– from loss on sales	—	(0.10)	—
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$41.08	$32.36	$2.45
– Return of capital	53.40	56.06	40.79
Total	$94.48	$88.42	$43.24
Source (on Cash basis):
– Operations (current and/or prior periods)	$94.48	$88.42	$43.24
– Sales	—	—	—
– Refinancing	—	—	—
Total	$94.48	$88.42	$43.24
Weighted average number of additional member shares outstanding	333,979	181,777	47,186
Amount invested in assets (cost, excluding acquisition fees)(3)	$563,315,410	$335,987,473	$64,708,493
Amount invested in assets (net book value)	$570,578,622	$370,169,246	$91,519,264
Amount remaining invested in fund assets at December 31, 2009			99.2%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures. However, to conform to the reclassification of noncontrolling interests pursuant to a recent accounting pronouncement, distributions to noncontrolling interests are no longer reflected.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE – (continued)
December 31, 2009
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PRIOR PUBLIC FUNDS
December 31, 2009
(Unaudited)

No Prior Public Funds with investment objectives and policies similar to those of Fund Fourteen have completed operations in the most recent five years.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — LP SEVEN
December 31, 2009
(Unaudited)

The following table summarizes the sales or dispositions of equipment for LP Seven for the three years ended December 31, 2009.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	$13,564	$—	$1,393	$1,393	$882
Aircraft rotables	1997	2007	26,000	26,000	25,442	(558)	(369,100)
			$39,564	$26,000	$26,835	$835	$(368,218)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND EIGHT A
December 31, 2009
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight A for the three years ended December 31, 2009.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Aircraft	2004	2007	$19,340,437	$4,661,860	$3,834,000	$(827,860)	$(3,873,489)
Tug boat and barge	1999	2007	8,034,770	6,409,232	8,864,419	2,455,187	1,225,230
Aircraft rotables	2005	2007	133,000	44,933	58,558	13,625	—
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	10,680	—	1,097	1,097	694
Playground manufacturing equipment	2005	2008	4,161,200	200,000	200,000	—	(4,183,974)
			$31,680,087	$11,316,025	$12,958,074	$1,642,049	$(6,831,539)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS —
FUND EIGHT B
December 31, 2009
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight B for the three years ended December 31, 2009.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Materials handling equipment	2001	2007	$887,153	$63,181	$260,527	$197,346	$234,977
Photo processing mini-labs	2001	2007	12,776,908	140,400	254,100	113,700	254,100
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	1,043,762	—	107,173	107,173	67,846
Aircraft engine modules	2001	2007	5,950,000	4,504,629	5,546,781	1,042,152	5,518,964
Aircraft	2002	2007	3,907,551	734,994	639,000	(95,994)	(205,841)
Aircraft	2003	2007	25,295,646	5,849,997	4,927,500	(922,497)	(1,845,952)
			$49,861,020	$11,293,201	$11,735,081	$441,880	$4,024,094

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND NINE
December 31, 2009
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Nine for the three years ended December 31, 2009.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Aircraft	2002	2007	$22,142,790	$4,164,965	$3,621,000	$(543,965)	$(1,166,430)
Aircraft	2003	2007	2,810,627	650,000	547,500	(102,500)	(205,106)
Materials handling equipment	2004	2007	297,772	21,206	87,445	66,239	78,870
Railcars	2002	2007	4,424,220	1,856,174	4,960,000	3,103,826	594,224
Phone systems	2004	2007	173,787	39,142	44,703	5,561	—
Refrigeration equipment	2003	2007	38,855	23,775	20,895	(2,880)	—
Technology equipment	2004	2007	1,521,571	203,170	201,499	(1,671)	(191,566)
Railcars	2002	2008	1,265,660	591,974	906,036	314,062	836,095
Digital mini-labs	2004	2008	394,690	36,000	38,000	2,000	(13,995)
Medical equipment	2004	2009	789,363	102,528	152,000	49,472	129,266
Manufacturing equipment	2003	2009	6,391,259	153,195	584,850	431,655	584,850
Medical equipment	2004	2009	1,256,539	37,000	39,590	2,590	16,858
			$41,507,133	$7,879,129	$11,203,518	$3,324,389	$663,066

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2009
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Ten for the three years ended December 31, 2009.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Telecommunications system	2004	2007	$4,193,186	$1,887,009	$1,076,239	$(810,770)	$(183,794)
Technology equipment	2005	2007	1,093,428	813,524	1,222,406	408,882	87,039
Technology equipment	2006	2007	150,373	150,373	174,925	24,552	24,552
Technology equipment	2004	2007	3,995,339	578,253	573,497	(4,756)	(545,225)
Manufacturing equipment	2007	2007	31,298	30,548	31,711	1,163	413
Digital audio/visual entertainment systems	2005	2007	774,484	219,065	143,194	(75,871)	(585,489)
Airplane rotables	2003	2007	17,500	17,500	15,788	(1,712)	3,876
Aircraft	2004	2007	2,148,937	517,984	426,000	(91,984)	(430,836)
Technology equipment	2004	2008	4,330,626	65,577	96,127	30,550	30,688
Container vessel	2005	2008	35,709,470	20,759,424	27,500,000	6,740,576	(3,142,372)
Equipment financing facility(4)	2007	2008	4,202,233	4,324,291	4,436,927	112,636	112,636
Technology equipment	2005	2008	391,075	205,032	263,403	58,371	230,507
Digital mini-labs	2004	2008	7,396,810	729,000	686,600	(42,400)	(420,227)
Technology equipment	2006	2008	142,803	142,803	105,944	(36,859)	(36,859)
Technology equipment	2005	2009	281,000	202,844	168,274	(34,570)	183,824
Digital mini-labs	2005	2009	1,369,520	98,500	77,231	(21,269)	27,769
Computer equipment	2006	2009	211,223	211,223	183,824	(27,399)	148,036
Materials handling equipment	2006	2009	751	263	12,840	12,577	969
Auto manufacturing equipment	2006	2009	2,816,612	561,000	1,750,000	1,189,000	694,193
			$69,256,668	$31,514,213	$38,944,930	$7,430,717	$(3,800,300)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	Does not include warrants obtained in connection with this investment.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2009
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eleven for the three years ended December 31, 2009.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Information technology equipment(4)	2006 – 2007	2007	$96,777,535	$30,317,561	$30,978,193	$660,632	$(2,955,844)
Digital audio/visual entertainment systems	2005	2007	774,484	219,065	143,194	(75,871)	(585,489)
Information technology equipment(4)	2006 – 2008	2008	105,585,462	33,076,826	15,158,523	(17,918,303)	14,352,226
Equipment financing facility(5)	2007	2008	4,493,122	4,455,375	4,437,000	(18,375)	(18,375)
Manufacturing equipment	2007	2009	621,358	505,648	590,833	85,185	264,776
Telecommunications equipment	2006	2009	15,421,684	5,382,081	5,493,000	110,919	(476,945)
Telecommunications equipment	2006 – 2007	2009	17,408,096	7,359,661	8,369,851	1,010,190	(106,990)
Manufacturing equipment	2007	2009	21,651,248	14,844,710	15,689,011	844,301	(5,687,497)
			$262,732,989	$96,160,927	$80,859,605	$(15,301,322)	$4,785,862

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	The gain (loss) includes both sales on new equipment and sales of leased equipment.
(5)	Does not include warrants obtained in connection with this investment.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND TWELVE
December 31, 2009
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Twelve for the three years ended December 31, 2009.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Equipment financing facility(4)	2007	2008	$4,493,122	$4,455,375	$4,437,000	$(18,375)	$(18,375)
			$4,493,122	$4,455,375	$4,437,000	$(18,375)	$(18,375)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	Does not include warrants obtained in connection with this investment.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

EXHIBIT D

DISTRIBUTION REINVESTMENT PLAN

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership (the “Partnership”), has adopted a Distribution Reinvestment Plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Partnership’s limited partnership agreement unless otherwise defined herein.

1. Number of Interests Issuable.  The maximum number of Interests that may be issued under the DRIP is 20,000.

2. Participants.  “Participants” are holders of the Partnership’s Interests who are eligible to participate in and elect to participate in the DRIP. In addition, eligible members of ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC (“Other Fund Investors”) who elect to invest all, but not less than all, distributions they receive from those funds in our Interests pursuant to the DRIP and who invested in such other fund at least $5,000 for an individual account or $4,000 for a plan account (qualified plans or IRAs) may participate in the DRIP until such time as $200,000,000 in gross offering proceeds have been raised by the Partnership, at which time, no new Other Fund Investors shall be allowed to participate in the DRIP. The General Partner has the right to prohibit qualified plan investors from participating in the DRIP if such participation would cause the Partnership’s assets to constitute “plan assets.” In addition to the foregoing eligibility requirements, potential Participants must also be eligible to participate in the DRIP pursuant to applicable State suitability requirements.

3. Distribution Reinvestment.  The Partnership will apply all of the distributions paid in respect of a Participant’s Interests to the purchase of additional Interests for such Participant. To the extent required by federal or state securities laws, such Interests will be sold through the broker-dealer and/or dealer manager through whom the Partnership sold the underlying Interests to which the distributions relate unless the Participant makes a new election through a different distribution channel. The Partnership will pay no Sales Commissions or Underwriting Fees on such Interests purchased through such distribution reinvestments.

4. Procedures for Participation.  Qualifying investors may elect to become a Participant by completing and executing the Subscription Agreement and the enrollment form attached hereto as Exhibit A, or any other Partnership-approved authorization form(s) as may be available from the Partnership, the dealer-manager or participating broker-dealers. Participation in the DRIP will begin with the next distribution payable after receipt of a Participant’s subscription and enrollment forms or other approved authorization forms. Interests will be purchased under the DRIP within 30 days of the date that the Partnership makes a distribution to the extent that Interests are available for purchase. Distributions from the Partnership are expected to be paid monthly during the offering period for the Partnership’s Interests.

5. Purchase Price of Interests.  Participants will acquire Interests at $900.00 per Interest, which represents the public offering price of the Interests less Sales Commissions and Underwriting Fees.

6. Taxation of Distributions.  The investment of distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those distributions and their reinvestment pursuant to the terms of the DRIP.

7. Interest Certificates.  The Interests issuable under the DRIP shall be uncertificated unless and until the General Partner determines otherwise.

8. Voting of DRIP Interests.  In connection with any matter requiring the vote of the Partnership’s Limited Partners, each Participant will be entitled to vote all Interests acquired by a Participant through the DRIP.

9. Reports.  Each month, the Partnership shall provide each Participant with a statement confirming the amounts of their distributions for such month, as well as their total investment amount.

10. Amendment or Termination of DRIP by the Partnership.  The General Partner may amend or terminate the DRIP for any reason; provided, that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the General Partner) shall only take effect upon 10 days’ written notice to the Participants. The DRIP shall terminate upon the termination of the offering period unless the Partnership determines to continue the DRIP through a separate registration statement declared effective by the Securities and Exchange Commission.

11. Liability of the General Partner.  The General Partner shall not be liable for any act done in good faith, or for any good faith omission to act.

12. Governing Law.  The DRIP shall be governed by the laws of the State of Delaware.

13. Effective Date.  The DRIP shall become effective on May 18, 2009.

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EXHIBIT A — ENROLLMENT FORM

ICON Capital Corp.
Equity Department
100 Fifth Avenue, Fourth Floor
New York, NY 10011

Re: ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”)

I currently own investment(s) totaling *$5,000 or more in ICON Leasing Fund Twelve, LLC and/or ICON Leasing Fund Eleven, LLC.

I hereby elect to invest distributions into Fund Fourteen without making the minimum investment in Fund Fourteen. I understand that all distributions from ICON Leasing Fund Twelve, LLC and/or ICON Leasing Fund Eleven, LLC that I elect to be used to purchase Interests of Fund Fourteen must continue to be invested in Interests of Fund Fourteen until the termination of the offering of Interests of Fund Fourteen.

If you choose to reinvest your distributions from ICON Leasing Fund Twelve, LLC and/or ICON Leasing Fund Eleven, LLC, you will be subject to all of the risks related to an equipment leasing and finance fund, including the risk that all or a substantial portion of your distributions will be a return of capital, not a return on capital, for a longer period of time.

Please reinvest my distributions from the Funds that I have checked off below:

 ICON Leasing Fund Twelve, LLC

 ICON Leasing Fund Eleven, LLC

I have also attached my Subscription Agreement to purchase Interests in Fund Fourteen, which is necessary to process this investment request.

Investor Name(s):  (please print)

 (signature)

Investor Social Security Number(s):	- - - -

Date:

*	FOR IRA ACCOUNTS, THE INVESTMENT AMOUNT IS $4,000 OR MORE IN YOUR QUALIFIED PLAN ACCOUNT. THE CUSTODIAN MUST SIGN THE LETTER.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS HERETO OR IN SUPPLEMENTAL SALES LITERATURE ISSUED BY FUND FOURTEEN AND REFERRED TO IN THIS PROSPECTUS OR IN SUPPLEMENTS THERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR ANY OF SUCH SHARES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

ICON EQUIPMENT AND CORPORATE
INFRASTRUCTURE FUND FOURTEEN, L.P.

Up to 420,000 Limited Partnership Interests

PROSPECTUS

ICON SECURITIES CORP.

Dealer-Manager
May 5, 2010

ICON Securities Corp.
120 Fifth Avenue, Eighth Floor
New York, New York 10011
(800) 435-5697
www.iconsecurities.com

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

SUPPLEMENT NO. 1
DATED MAY 14, 2010

TO PROSPECTUS DATED
MAY 5, 2010

Summary

We are providing you with this Supplement No. 1, dated May 14, 2010, to update the Prospectus, dated May 5, 2010. The information in this Supplement No. 1 supplements, modifies and supersedes some of the information contained in the ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) Prospectus. This Supplement No. 1 forms a part of, and must be accompanied or preceded by, the Prospectus.

The primary purposes of this Supplement No. 1 are to:

•	Describe the current status of the offering;
•	Provide information regarding certain transactions entered into by Fund Fourteen;
•	Update certain information regarding funds sponsored by affiliates of Fund Fourteen’s general partner, ICON GP 14, LLC (the “General Partner”); and
•	Update certain financial information of Fund Fourteen to March 31, 2010.

Current Status of the Offering

The initial closing date for Fund Fourteen was June 19, 2009, the date at which Fund Fourteen had raised $1,200,000 and reached the minimum offering amount. On August 27, 2009, Fund Fourteen achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania and the State of Tennessee. As of May 10, 2010, 114,399 limited partnership interests have been sold to 3,320 limited partners, representing $114,077,945 of capital contributions to Fund Fourteen.

Compensation Paid to Affiliates and Certain Non-Affiliates

Through May 10, 2010, Fund Fourteen paid and/or accrued the following fees in connection with its offering of its limited partnership interests: (i) sales commissions to third parties in the amount of $7,778,139 and (ii) underwriting fees to affiliated parties in the amount of $3,345,731. Through May 10, 2010, organizational and offering expenses in the amount of $1,848,789 were paid or incurred by Fund Fourteen, its General Partner, or its General Partner’s affiliates. These fees and expense reimbursements are described on pages 35 and 36 of the Prospectus.

Recent Transactions

On April 1, 2010, Fund Fourteen sold to an unaffiliated third party, Hardwood Partners, LLC: (i) 4.805% of its interest in ICON Quattro, LLC for the purchase price of $450,000, (ii) 4.467% of its interest in ICON Atlas, LLC for the purchase price of $450,000, (iii) 2.384% of its interest in ICON ION, LLC for the purchase price of $450,000 and (iv) 9.084% of its interest in ICON Global Crossing VI, LLC for the purchase price of $1,000,000.

On May 13, 2010, ICON Coach II, LLC purchased fifteen 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. for the purchase price of $5,865,450 and simultaneously leased the buses to Lakefront Lines, Inc. The buses are subject to a sixty-month lease that will commence on June 1, 2010. Lakefront Lines, Inc. paid interim rent for the period from May 13, 2010 through May 31, 2010. The obligations of Lakefront Lines, Inc. are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.

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Funds Sponsored by Affiliates of Fund Fourteen’s General Partner

The disclosure under the heading “Funds Sponsored by Affiliates of Our General Partner — Recent Potentially Adverse Business Developments or Conditions” on pages 59 through 63 of the Prospectus, dated May 5, 2010, is hereby replaced in its entirety by the following:

Recent Potentially Adverse Business Developments or Conditions

In general, the global credit markets have deteriorated significantly over the past two years. As a result, our Investment Manager has evaluated the impact of the condition of the credit markets on our ability to obtain debt financing in the future should it be desirable and does not expect that there will be any material impact on our ability to obtain debt financing in the future if it is desirable. As discussed above, we expect to rely less on the use of significant non-recourse indebtedness to achieve our investment objectives than the other equipment leasing and finance funds sponsored by previous management and, therefore, our Investment Manager believes that we can meet our investment objectives even if we are unable to obtain debt financing on satisfactory terms.

Recent statistical data on domestic financing markets indicates that domestic financing volume in general and equipment leasing volume in particular has generally deteriorated over the past two years. As noted previously, while some of the reduction in the domestic market in general is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and, to a lesser extent, investment grade bonds has risen significantly over the past few quarters, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years.

A significant portion of the statistical data regarding the domestic equipment financing market’s performance is provided by the equipment financing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions generally provide financing to companies seeking to lease or finance small ticket and micro ticket equipment, use credit scoring methodologies to underwrite a lessee’s or borrower’s creditworthiness, and rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. On the other hand, our investment objectives and strategy focus on financing middle- to large-ticket, business-essential equipment and other capital assets, we typically underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment financing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for the Capital Assets that we will in the future acquire or invest in. Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional

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finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

The U.S. economy entered into a recession in December 2007 and the rate of payment defaults by borrowers generally has risen significantly since. Nevertheless, since the onset of the recession, none of the other equipment leasing and financing funds managed by our Investment Manager have experienced any material defaults in payment to them that our Investment Manager expects would materially impact their liquidity, cash flows or profitability. Some of these funds have disclosed certain potentially adverse business developments or conditions in their Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008 and their Quarterly Reports on Form 10-Q for the period ended March 31, 2010. Except as disclosed above, our Investment Manager does not expect that any of these events will materially impact such funds’ liquidity, cash flows or profitability at this time. These events include:

(i)	On September 5, 2008, several of our affiliates entered into an amended forbearance agreement with MW Universal, Inc. (“MWU”), LC Manufacturing, LLC (“LC Manufacturing”), MW Crow, Inc. (“Crow”) and seven other subsidiaries of MWU (collectively, the “MWU entities”) to cure certain non-payment related defaults by the MWU entities under their lease covenants. The terms of the agreement included, among other things, the pledge of additional collateral and the grant of a warrant for the purchase of 12% of the fully diluted common stock of MWU. On February 27, 2009, several of our affiliates entered into a further amended forbearance agreement with the MWU entities to cure certain lease defaults. In consideration for restructuring LC Manufacturing’s lease payment schedule, one of our affiliates received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. The forbearance agreement, as amended, was entered into to provide the MWU entities with additional flexibility during these tough economic times, while at the same time attempting to preserve our affiliates’ projected economic return on their investments. On June 1, 2009, our affiliate amended and restructured the master lease agreement with LC Manufacturing to reduce the assets under lease and entered into a new 43-month lease with Metavation, LLC for the assets previously under lease with LC Manufacturing. In consideration for restructuring LC Manufacturing’s lease payment schedule, our affiliate received a warrant to purchase 65% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. On January 13, 2010, our affiliate further amended the lease with LC Manufacturing to reduce LC Manufacturing’s payment obligations under the lease and to provide our affiliate with an excess cash flow sweep in the event that excess cash flow becomes available in the future;
(ii)	On January 21, 2009, Fund Nine filed a lawsuit in the U.S. District Court for the Southern District of New York against Wildwood Industries, Inc. (a Fund Nine lessee, “Wildwood”) and its owners who guaranteed Wildwood’s obligations for breaches of the leases and guarantees related to Wildwood’s failure to make rental payments. On March 5, 2009, an involuntary petition under Chapter 11 of the U.S. Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in U.S. Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 was converted into a proceeding under Chapter 7 by the U.S. Bankruptcy Court Trustee. Fund Nine does not expect to receive any further recovery from Wildwood;
(iii)	On February 11, 2009, Pliant Corporation (“Pliant”) (a lessee of a joint venture between Fund Eleven and Fund Twelve) commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high yield debt. In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors. On September 22, 2009, Pliant assumed its lease with our affiliates’ joint venture and on December 3, 2009, Pliant emerged from bankruptcy. To date, Pliant has made all of its lease payments;

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(iv)	On February 17, 2009, Appleton Papers, Inc. (a Fund Twelve borrower, “Appleton”) notified Fund Twelve that it was in breach of a financial covenant contained in its secured term loans. As a result of this breach, the parties agreed to increase the interest rate on the term note from 12.5% to 14.25% per year beginning with the payment due on March 1, 2009. On February 26, 2010, Fund Twelve amended certain financial covenants in the loan agreement with Appleton. In consideration for amending the loan agreement, Fund Twelve received an amendment fee in the amount of approximately $117,000 from Appleton;
(v)	On March 1, 2009, Spansion LLC (a Fund Nine lessee, “Spansion”) filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008. The equipment under these two leases was returned on June 3, 2009. Based on our Investment Manager’s assessment of the equipment and knowledge of the market for such equipment, Fund Nine recorded an impairment charge for the year ended December 31, 2009. In addition, Spansion affirmed a lease that was extended on July 1, 2008. On July 29, 2009, Fund Nine sold all of the equipment subject to the affirmed lease to Spansion. On February 22, 2010, the U.S. Bankruptcy Court approved a stipulation between Fund Nine and Spansion allowing Fund Nine’s administrative expense claim in the amount of $89,813 and unsecured claim in the amount of $268,987. On March 22, 2010, Fund Nine sold its unsecured claim to a third party for $161,392.20. During the three months ended March 31, 2010, Fund Nine sold the equipment subject to the rejected leases for approximately $91,000;
(vi)	Fund Ten restructured its lease financing with Premier Telecom Contracts Limited (“Premier”) in exchange for control of the equity of Premier’s parent company until such time as Fund Ten receives its expected return on its investment. In addition, during 2009, Fund Ten recorded an impairment loss of approximately $1,513,000 related to Premier;
(vii)	Fund Eleven restructured the payment obligations of MWU and another of its subsidiaries, W Forge Holdings, Inc. (“W. Forge”), in a manner that should permit such parties to have additional flexibility during these tough economic times, while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment. In consideration for this restructuring, Fund Eleven received, among other things, a $200,000 arrangement fee payable at the conclusion of the lease term and a warrant to purchase 20% of the fully diluted common stock of W. Forge, at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date. Subsequently, as further consideration for additional restructuring of W. Forge’s lease payment schedule, Fund Eleven received a warrant from W. Forge to purchase an additional 20% of its fully diluted common stock, at an aggregate purchase price of $1,000, exercisable until March 31, 2015. On December 31, 2009, Fund Eleven and W. Forge agreed to terminate their lease. Simultaneously with the termination, Fund Eleven sold the equipment to W. Forge;
(viii)	On April 15, 2009, Groupe Henri Heuliez (the guarantor of Fund Eleven’s leases with Heuliez SA (“HSA”) and Heuliez Investissements SNC (“Heuliez”)) and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to a Chapter 11 reorganization under the U.S. Bankruptcy Code. Heuliez subsequently filed for Redressement Judiciaire on June 10, 2009. Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), agreed to purchase Heuliez. On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of Fund Eleven’s leases. Subsequently, BKC defaulted on its obligation to purchase Heuliez. The administrator for the Redressement Judiciaire is actively marketing Heuliez for sale. At this time, it is not possible to determine Fund Eleven’s ability to collect the remaining rental payments due to it under the leases;

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(ix)	On July 28, 2009, Fund Ten terminated its lease with MW Monroe Plastics, Inc., a subsidiary of MWU (“Monroe”), and transferred title to the machining and metal working equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of at least equal or greater fair market value to Fund Ten. Beginning August 1, 2009, Fund Ten entered into a lease with MPI for such equipment for a term of 41 months;
(x)	Due to the global downturn in the automotive industry, Sealynx Automotive Transieres SAS (a Fund Twelve lessee, “Sealynx”) requested a restructuring of its lease payments. Fund Twelve agreed to reduce Sealynx’s lease payments during the three months ended September 30, 2009. On January 4, 2010, Fund Twelve restructured Sealynx’s payment obligations under its lease to provide Sealynx with cash flow flexibility while at the same time attempting to preserve Fund Twelve’s projected economic return on its investment. As additional security for restructuring the payment obligations, Fund Twelve received an additional mortgage on certain real property owned by Sealynx in Charleval, France;
(xi)	On September 23, 2009, Fund Eleven defaulted on a non-recourse long-term loan with Fortis Bank NV/SA related to the four Handymax product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, due to the failure to make required payments under the loan agreement following the termination of the bareboat charters. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $5,827,000 relating to the write down in value of the M/T Faithful. No amount of this impairment charge represents a cash expenditure and it is not expected that any amount of this impairment charge will result in any future cash expenditures. On April 1, 2010, Fund Eleven amended the terms of the loan with Fortis Bank NV/SA, at which time Fortis Bank NV/SA agreed to waive all defaults under the loan. On April 30, 2010, in connection with the amendment of the loan, the time charters underlying the M/T Doubtless, the M/T Spotless and the M/T Vanguard were extended until November 2010;
(xii)	In October 2009, certain facts came to light that led our Investment Manager to believe that Equipment Acquisition Resources, Inc. (a lessee of a joint venture between Fund Eleven and Fund Twelve, “EAR”) was perpetrating a fraud against EAR’s lenders, including ICON EAR, LLC and ICON EAR II, LLC. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Although Fund Eleven and Fund Twelve believe that they are adequately secured under the transaction documents, due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine their ability to collect the amounts due to them in accordance with the leases or the security received. In addition, during 2009, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the semiconductor manufacturing equipment. No amount of these impairment charges represents a cash expenditure and it is not expected that any amount of these impairment charges will result in any future cash expenditures;
(xiii)	On October 30, 2009, Fund Ten amended the bareboat charters for two container vessels, the ZIM Canada and the ZIM Korea, to restructure each respective charterer’s payment obligations. The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterers with additional flexibility while at the same time attempting to preserve Fund Ten’s projected economic return on its investment;
(xiv)	On October 30, 2009, Fund Eleven amended the bareboat charters for the four container vessels, the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea, to restructure each respective charterer’s payment obligations so that Fund Eleven will continue to receive payments through September 30, 2014 in accordance with each amended charter. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $35,147,000 relating to the write down in value of the four container vessels. No amount of this impairment charge represents a cash expenditure and it is not expected that any amount of this impairment charge will result in any future cash expenditures. On February 9, 2010, Fund Eleven amended the

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facility agreement with HSH Nordbank AG to correspond with the revised payment schedule in the charter amendments, which also cured the default under the loan agreement as of December 31, 2009;
(xv)	On December 10, 2009, Fund Eleven restructured the lease payment obligations of Teal Jones Group and Teal Jones Lumber Services, Inc. to provide them with cash flow flexibility while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment; and
(xvi)	On February 22, 2010, Fund Ten received notice that its leases with Saturn Corporation (“Saturn”) were being rejected by General Motors Company (“GM”) in conjunction with GM’s petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, filed on June 1, 2009, in which Saturn was named as a debtor. In March 2010, Fund Ten sold all of the equipment subject to lease with Saturn to unaffiliated third parties.

Although our Investment Manager expects that our affiliates’ lessees, borrowers and other financial counterparties will ultimately be able to satisfy their obligations to our affiliates, our Investment Manager will continue to review and evaluate the impact of the recession on our affiliates’ lessees, borrowers and other financial counterparties and take such action as it deems necessary to mitigate any adverse developments.

The information presented in this section and the tables included as Exhibit B to this prospectus represent historical results of equipment leasing and finance funds sponsored by our Investment Manager. If you purchase our Interests, you will not have any ownership interest in any other businesses sponsored or owned by our Investment Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing and finance funds sponsored by our Investment Manager and its affiliates.

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Certain Financial Information of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. for the Quarter Ended March 31, 2010

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED BALANCE SHEETS

	March 31, 2010 (unaudited)	December 31, 2009
ASSETS
Cash and cash equivalents	$36,423,766	$27,074,324
Net investment in finance lease	4,304,684	—
Leased equipment at cost (less accumulated depreciation of $1,345,561 and $649,453, respectively)	17,449,711	13,530,536
Note receivable	9,857,589	—
Investments in joint ventures	17,483,193	17,742,829
Deferred charges, net	1,154,085	1,186,369
Other assets, net	756,537	33,006
Total Assets	$87,429,565	$59,567,064
LIABILITIES AND PARTNERS’ EQUITY
Liabilities
Deferred revenue	$731,382	$227,161
Due to General Partner and affiliates	924,387	566,964
Accrued expenses and other liabilities	1,052,295	157,889
Total Liabilities	2,708,064	952,014
Commitments and contingencies (Note 10)
Partners’ (Deficit) Equity
Limited Partners	84,761,809	58,640,528
General Partner	(40,308)	(25,478)
Total Partners’ Equity	84,721,501	58,615,050
Total Liabilities and Partners’ Equity	$87,429,565	$59,567,064

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)

Three Months Ended March 31, 2010
Revenue:
Rental income	$1,075,749
Finance income	64,381
Income from investments in joint ventures	667,496
Interest and other income	168,953
Total revenue	1,976,579
Expenses:
Management fees	78,611
Administrative expense reimbursements	940,577
General and administrative	241,007
Depreciation and amortization	705,843
Total expenses	1,966,038
Net income	$10,541
Net income allocable to:
Limited Partners	$10,436
General Partner	105
$10,541
Weighted average number of limited partnership interests outstanding	84,756
Net income per weighted average limited partnership interest outstanding	$0.12

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ EQUITY

	Limited Partnership Interests	Limited Partners	General Partner	Total Partners’ Equity
Balance, December 31, 2009	68,411	$58,640,528	$(25,478)	$58,615,050
Net income	—	10,436	105	10,541
Proceeds from sale of limited partnership interests	30,916	30,798,446	—	30,798,446
Sales and offering expenses	—	(3,209,025)	—	(3,209,025)
Cash distributions	—	(1,478,576)	(14,935)	(1,493,511)
Balance, March 31, 2010 (unaudited)	99,327	$84,761,809	$(40,308)	$84,721,501

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)

Three Months Ended March 31, 2010
Cash flows from operating activities:
Net income	$10,541
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	(64,381)
Income from investments in joint ventures	(667,496)
Depreciation and amortization	705,843
Changes in operating assets and liabilities:
Collection of finance leases	140,920
Other assets, net	(348,745)
Accrued expenses and other liabilities	832,791
Deferred revenue	504,221
Due to/from General Partner and affiliates, net	234,076
Distributions from joint ventures	585,996
Net cash provided by operating activities	1,933,766
Cash flows from investing activities:
Purchase of equipment	(9,001,888)
Investment in joint venture	(111,987)
Distributions from joint ventures in excess of profits	453,123
Investment in notes receivable	(10,236,727)
Net cash used in investing activities	(18,897,479)
Cash flows from financing activities:
Sale of limited partnership interests	30,798,446
Sales and offering expenses paid	(2,911,714)
Deferred charges	(80,066)
Cash distributions	(1,493,511)
Net cash provided by financing activities	26,313,155
Net increase in cash and cash equivalents	9,349,442
Cash and cash equivalents, beginning of the period	27,074,324
Cash and cash equivalents, end of the period	$36,423,766
Supplemental disclosure of non-cash investing and financing activities:
Organizational and offering expenses due to Investment Manager	$123,347
Sales commissions due to third parties	$61,615
Organizational and offering expenses charged to equity	$235,696

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(1) Organization

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Partnership”) was formed on August 20, 2008 as a Delaware limited partnership. The Partnership is engaged in one business segment, the business of investing in business-essential equipment and corporate infrastructure (collectively, “Capital Assets”), including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that the Partnership purchases and leases to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. The Partnership will continue until December 31, 2020, unless terminated sooner.

The Partnership’s principal investment objective is to obtain the maximum economic return from its investments for the benefit of its partners. To achieve this objective, the Partnership: (i) acquires a diversified portfolio by making investments in Capital Assets; (ii) makes monthly cash distributions, at the Partnership’s general partner’s discretion, to its partners commencing the month following each partner’s admission to the Partnership, continuing until the end of the operating period; (iii) will reinvest substantially all undistributed cash from operations and cash from sales of investments in Capital Assets during the operating period; and (iv) will dispose of its investments and distribute the excess cash from such dispositions to its partners beginning with the commencement of the liquidation period.

The general partner of the Partnership is ICON GP 14, LLC, a Delaware limited liability company (the “General Partner”), which is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“ICON Capital”). The General Partner manages and controls the business affairs of the Partnership, including, but not limited to, the Capital Assets the Partnership invests in pursuant to the terms of the Partnership’s limited partnership agreement (the “Partnership Agreement”). Pursuant to the terms of an investment management agreement, the General Partner has engaged ICON Capital as an investment manager (the “Investment Manager”) to, among other things, facilitate the acquisition and servicing of the Partnership’s investments. Additionally, the General Partner has a 1% interest in the profits, losses, cash distributions and liquidation proceeds of the Partnership.

The Partnership is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. With the proceeds from the sale of the limited partnership interests (“Interests”), the Partnership intends to invest in a diverse pool of Capital Assets and establish a cash reserve in the amount of 0.50% of the gross offering proceeds. The initial capitalization of the Partnership was $1,001, which consisted of $1 from the General Partner and $1,000 from ICON Capital. The Partnership is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for the Partnership’s distribution reinvestment plan (the “DRIP Plan”). The DRIP Plan allows limited partners to purchase Interests with distributions received from the Partnership and/or certain affiliates of the Partnership. At any time prior to May 18, 2011, the Partnership may, at its sole discretion, increase the offering to a maximum of up to $618,000,000 of capital, consisting of 600,000 Interests, provided that the offering period is not extended in connection with such change.

The Partnership’s initial closing date was June 19, 2009 (the “Commencement of Operations”), the date at which the Partnership had raised $1,200,000 and limited partners were admitted. Upon the Commencement of Operations, the Partnership returned the initial capital contribution of $1,000 to ICON Capital. During the period from May 18, 2009 to March 31, 2010, the Partnership sold 99,327 Interests to 2,969 limited partners, representing $99,098,585 of capital contributions. Investors from the Commonwealth of Pennsylvania and the State of Tennessee were not admitted until the Partnership raised total equity in the amount of $20,000,000, which the Partnership achieved on August 27, 2009. Beginning with the Commencement of Operations, the Partnership has paid or accrued sales commissions to third parties. The Partnership has also paid or accrued various fees to the General Partner and its affiliates. For the period from the Commencement of Operations

S-11

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(1) Organization  – (continued)

through March 31, 2010, the Partnership paid or accrued the following fees in connection with its offering of its Interests: (i) sales commissions to third parties in the amount of $6,788,331 and (ii) underwriting fees in the amount of $2,920,718 to ICON Securities Corp., an affiliate of the General Partner and the dealer-manager of the Partnership’s offering (“ICON Securities”). In addition, the General Partner and its affiliates, on behalf of the Partnership, incurred organizational and offering expenses in the amount of $1,780,983. For the period from the Commencement of Operations through March 31, 2010, organizational and offering expenses in the amount of $626,899 were recorded as a reduction of partners’ equity.

Partners’ capital accounts are increased for their initial capital contribution plus their proportionate share of earnings and decreased by their proportionate share of losses and distributions. Profits, losses, cash distributions and liquidation proceeds are allocated 99% to the limited partners and 1% to the General Partner until the aggregate amount of cash distributions paid to limited partners equals the sum of the limited partners’ aggregate capital contributions plus an 8% cumulative annual return on their aggregate unreturned capital contributions, compounded daily. After such time, distributions will be allocated 90% to the limited partners and 10% to the General Partner.

(2) Basis of Presentation and Consolidation

The accompanying consolidated financial statements of the Partnership have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Quarterly Reports on Form 10-Q. In the opinion of the General Partner, all adjustments considered necessary for a fair presentation have been included. These consolidated financial statements should be read together with the consolidated financial statements and notes included in the Partnership’s Annual Report on Form 10-K for the period from the Commencement of Operations through December 31, 2009. As operations commenced on June 19, 2009, no statements of operations and cash flows are presented for the three months ended March 31, 2009. The results for the interim period are not necessarily indicative of the results for the full year.

The consolidated financial statements include the accounts of the Partnership and its majority-owned subsidiaries and other controlled entities. All intercompany accounts and transactions have been eliminated in consolidation. In joint ventures where the Partnership has majority ownership, the financial condition and results of operations of the joint venture are consolidated. Noncontrolling interest represents the minority owner’s proportionate share of its equity in the joint venture. The noncontrolling interest is adjusted for the minority owner’s share of the earnings, losses, investments and distributions of the joint venture.

The Partnership accounts for its noncontrolling interests in joint ventures where the Partnership has influence over financial and operational matters, generally 50% or less ownership interest, under the equity method of accounting. In such cases, the Partnership’s original investments are recorded at cost and adjusted for its share of earnings, losses and distributions. The Partnership accounts for investments in joint ventures where the Partnership has virtually no influence over financial and operational matters using the cost method of accounting. In such cases, the Partnership’s original investments are recorded at cost and any distributions received are recorded as revenue. All of the Partnership’s investments in joint ventures are subject to its impairment review policy.

Reclassifications

Certain reclassifications have been made to the accompanying consolidated financial statements in prior periods to conform to the current presentation.

S-12

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(2) Basis of Presentation and Consolidation  – (continued)

Recently Adopted Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an update to Accounting Standard Codification 810 — Consolidation (“ASC 810”). The update amends the consolidation guidance applicable to variable interest entities (“VIEs”) and changes how a reporting entity evaluates whether an entity is considered the primary beneficiary of a VIE and is therefore required to consolidate such VIE. ASC 810 will also require assessments at each reporting period of which party within the VIE is considered the primary beneficiary and will require a number of new disclosures related to VIEs. ASC 810 is effective for fiscal years beginning after November 15, 2009. The adoption of this guidance, effective January 1, 2010, did not have a material impact on the Partnership’s consolidated financial statements as of and for the three months ended March 31, 2010.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), amending Accounting Standards Codification 820. ASU 2010-06 requires new disclosures and clarifies existing disclosures on fair value measurements. It requires new disclosures including (i) separate disclosure of the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and a description of the reasons for the transfers and (ii) separate presentation of information about purchases, sales, issuances and settlements in the reconciliation of Level 3 fair value measurements. This update also clarifies existing disclosures requiring the Partnership to (i) determine each class of assets and liabilities based on the nature and risks of the investments rather than by major security type and (ii) for each class of assets and liabilities, disclose the valuation techniques and inputs used to measure fair value for both Level 2 and Level 3 fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a material effect on the Partnership’s consolidated financial statements as of and for the three months ended March 31, 2010.

(3) Net Investment in Finance Lease

Net investment in finance lease consisted of the following at March 31, 2010:

March 31, 2010
Minimum rents receivable	$4,674,297
Estimated residual value	641,942
Initial direct costs, net	101,608
Unearned income	(1,113,163)
Net investment in finance lease	$4,304,684

On February 25, 2010, the Partnership, through its wholly-owned subsidiary, ICON Global Crossing VI, LLC (“ICON Global Crossing VI”), purchased and simultaneously leased back telecommunications equipment to Global Crossing Telecommunications, Inc. (“Global Crossing”). The purchase price for the equipment was approximately $4,300,000. The lease is for a period of thirty-six months and expires in February of 2013. The Partnership paid an acquisition fee to the Investment Manager of approximately $107,000 relating to this transaction.

S-13

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(3) Net Investment in Finance Lease  – (continued)

Non-cancelable minimum annual amounts due on investment in finance lease over the remaining term of the lease were as follows at March 31, 2010:

For the period April 1 to December 31, 2010	$1,201,962
For the year ending December 31, 2011	1,602,616
For the year ending December 31, 2012	1,602,616
For the year ending December 31, 2013	267,103
$4,674,297

(4) Leased Equipment at Cost

Leased equipment at cost consisted of the following:

	March 31, 2010	December 31, 2009
Packaging equipment	$6,535,061	$6,535,061
Telecommunications equipment	7,644,928	7,644,928
Motor coaches	4,615,283	—
	18,795,272	14,179,989
Less: Accumulated depreciation	(1,345,561)	(649,453)
	$17,449,711	$13,530,536

Depreciation expense was $696,108 for the three months ended March 31, 2010.

On March 9, 2010, the Partnership, through its wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), agreed to purchase and lease back twenty-six 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the aggregate purchase price of approximately $10,370,000. ICON Coach II entered into a sixty-month lease with Dillon’s Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”) that will commence on June 1, 2010. Simultaneously with the execution of the lease, ICON Coach II purchased eleven 2010 MCI J4500 motor coach buses from MCI for the purchase price of $4,502,715 and leased the buses to DBS. DBS paid interim rent for the period from March 9, 2010 through March 31, 2010. Subsequent to March 31, 2010, DBS paid interim rent for the period from April 1, 2010 through May 31, 2010. On May 13, 2010, ICON Coach II purchased fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously leased the buses to Lakefront. Lakefront paid interim rent for the period from May 13, 2010 through May 31, 2010. The obligations of DBS and Lakefront are guaranteed by Coach America Holdings, Inc. and CUSA, LLC. The Partnership paid an acquisition fee to its Investment Manager of approximately $259,000 relating to this transaction.

Aggregate annual minimum future rentals receivable from the Partnership’s non-cancelable operating leases over the next five years consisted of the following at March 31, 2010:

For the period April 1 to December 31, 2010	$3,698,311
For the year ending December 31, 2011	5,017,553
For the year ending December 31, 2012	4,473,391
For the year ending December 31, 2013	2,143,729
For the year ending December 31, 2014	1,283,365
Thereafter	67,090
$16,683,439

S-14

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(5) Note Receivable

On March 3, 2010, the Partnership, through its wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of $9,857,589 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”) (collectively “NL III”). The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months. The obligations of NL III are guaranteed by Northern Leasing Systems, Inc. The Partnership paid an acquisition fee to the Investment Manager of approximately $379,000 relating to this transaction.

(6) Investments in Joint Ventures

On June 26, 2009, the Partnership and ICON Leasing Fund Twelve, LLC, an entity managed by the Investment Manager (“Fund Twelve”), entered into a joint venture, ICON Atlas, LLC (“ICON Atlas”), for the purpose of investing in eight new Ariel natural gas compressors (the “Gas Compressors”) from AG Equipment Co. (“AG”). On June 26, 2009, ICON Atlas purchased four of the Gas Compressors from AG for approximately $4,270,000. Simultaneously with the purchase, ICON Atlas entered into a lease with Atlas Pipeline Mid-Continent, LLC (“APMC”), an affiliate of Atlas Pipeline Partners, L.P. (“APP”).

On August 17, 2009, ICON Atlas purchased the four additional Gas Compressors from AG for approximately $7,028,000. Simultaneously with that purchase, ICON Atlas entered into a second schedule to the lease with APMC. Each schedule is for a period of 48 months and expires on August 31, 2013. The obligations of APMC are guaranteed by its parent company, APP. The Partnership contributed approximately $5,084,000 to ICON Atlas and the Partnership’s and Fund Twelve’s ownership interests in ICON Atlas are 45% and 55%, respectively. The Partnership paid an acquisition fee to the Investment Manager in the amount of approximately $127,000 in connection with this transaction.

The results of operations of ICON Atlas are summarized below:

Three Months Ended March 31, 2010
Revenue	$613,955
Net income	$379,403
Partnership’s share of net income	$170,732

On June 29, 2009, the Partnership and Fund Twelve entered into a joint venture, ICON ION, LLC (“ICON ION”), for the purpose of making secured term loans (the “ION Loans”) in the aggregate amount of $20,000,000 to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company (“ARC”) and ARAM Seismic Rentals Inc., a U.S. bankruptcy remote Texas corporation (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”). On that date, ICON ION funded the first tranche of the ION Loans in the amounts of $8,825,000 and $3,675,000 to ARC and ASR, respectively. On July 20, 2009, ICON ION funded the second tranche of the ION Loans to ARC in the amount of $7,500,000.

S-15

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(6) Investments in Joint Ventures  – (continued)

The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation, a Delaware corporation (“ION”). The ION Loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all of the equity interests in the ARAM Borrowers. In addition, ION guaranteed all obligations of the ARAM Borrowers under the ION Loans. Interest accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. The Partnership contributed $9,000,000 to ICON ION and the Partnership’s and Fund Twelve’s ownership interests in ICON ION are 45% and 55%, respectively. The Partnership paid an acquisition fee to the Investment Manager in the amount of $225,000 in connection with this transaction.

The results of operations of ICON ION are summarized below:

Three Months Ended March 31, 2010
Revenue	$753,324
Net income	$647,756
Partnership’s share of net income	$291,490

On December 23, 2009, ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 45% by the Partnership and 55% by Fund Twelve, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”) in the amount of £5,800,000. Quattro Plant is a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”). The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts (collectively, the “Construction Equipment”) and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant. In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of ICON Quattro in an amount not less than £5,500,000 and not more than £5,800,000. All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited (collectively, the “Quattro Companies”).

Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% of the principal at the end of the term. The loan is payable monthly in arrears for a period of 33 months, which began on January 1, 2010. Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.

Simultaneously with ICON Quattro’s loan, KBC Bank N.V. (“KBC”), an entity not affiliated with the Partnership, participated in the £24,800,000 loan facility by making a loan of £19,000,000 to Quattro Plant (the “KBC Loan”). The KBC Loan is secured by (i) a first priority security interest in all of Quattro Plant’s Construction Equipment and any other existing or future asset owned by Quattro Plant and (ii) a first priority security interest in all of Quattro Plant’s accounts receivable.

Simultaneously with the consummation of ICON Quattro’s loan and the KBC Loan, ICON Quattro, KBC, Quattro Plant, Quattro Group and the Quattro Companies entered into an intercreditor deed governing the relationship between ICON Quattro and KBC. In the event either ICON Quattro or KBC seeks to enforce its security interest under its respective loan, the proceeds from the enforcement of any security interest shall be

S-16

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(6) Investments in Joint Ventures  – (continued)

applied (i) first, to pay all costs and expenses incurred by or on behalf of ICON Quattro or KBC, (ii) second, to KBC in an amount that would allow KBC to receive its return on its investment, and (iii) third, to ICON Quattro in an amount that would allow ICON Quattro to receive its return on its investment. The Partnership paid an acquisition fee to the Investment Manager of approximately $327,000 relating to this transaction.

The results of operations of ICON Quattro are summarized below:

Three Months Ended March 31, 2010
Revenue	$584,537
Net income	$456,164
Partnership’s share of net income	$205,274

(7) Revolving Line of Credit, Recourse

The Partnership and certain entities managed by the Investment Manager, ICON Income Fund Eight B L.P. (“Fund Eight B”), ICON Income Fund Nine, LLC (“Fund Nine”), ICON Income Fund Ten, LLC (“Fund Ten”), ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and Fund Twelve (together with the Partnership, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At March 31, 2010, no amounts were accrued related to the Partnership’s joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. The interest rate at March 31, 2010 was 4.0%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

Aggregate borrowings by all ICON Borrowers under the Facility amounted to $700,000 at March 31, 2010, all of which was borrowed by Fund Ten. Subsequent to March 31, 2010, Fund Ten borrowed an additional $650,000 under the Facility, which increased Fund Ten’s outstanding loan balance to $1,350,000.

Pursuant to the Loan Agreement, the ICON Borrowers are required to comply with certain covenants. At March 31, 2010, the ICON Borrowers were in compliance with all covenants.

S-17

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(8) Transactions with Related Parties

The Partnership has entered into certain agreements with the General Partner, the Investment Manager and ICON Securities, whereby the Partnership pays certain fees and reimbursements to these parties. ICON Securities is entitled to receive a 3% underwriting fee out of the gross proceeds from sales of the Partnership’s Interests.

The Partnership pays the Investment Manager (i) an annual management fee, payable monthly, equal to 3.50% of the gross periodic payments due and paid from the Partnership’s investments and (ii) acquisition fees, through the end of the operating period, equal to 2.50% of the Purchase Price of each investment the Partnership makes in Capital Assets.

In addition, the Partnership reimburses the General Partner and its affiliates for organizational and offering expenses incurred in connection with the Partnership’s organization and offering. The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of the Interests are sold in the offering) and the actual costs and expenses incurred by the General Partner and its affiliates. Accordingly, the General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing the Partnership’s Interests to the public. The General Partner also has a 1% interest in the Partnership’s profits, losses, cash distributions and liquidation proceeds.

In addition, the General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with the Partnership’s operations. Administrative expense reimbursements are costs incurred by the General Partner or its affiliates that are necessary to the Partnership’s operations. These costs include the General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that are charged to the Partnership based upon the percentage of time such personnel dedicate to the Partnership. Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates were as follows:

Entity	Capacity	Description		Three Months Ended March 31, 2010
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements	(1)	$203,413
ICON Securities Corp.	Dealer-Manager	Underwriting fees	(2)	894,330
ICON Capital Corp.	Investment Manager	Acquisition fees	(3)	745,332
ICON Capital Corp.	Investment Manager	Management fees	(4)	78,611
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements	(4)	940,577
				$2,862,263

(1)	Amount capitalized and charged to partners’ equity.
(2)	Amount charged directly to partners’ equity.
(3)	Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership’s accounting policies.
(4)	Amount charged directly to operations.

S-18

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

(8) Transactions with Related Parties  – (continued)

At March 31, 2010, the Partnership had a net payable of $924,387 due to the General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of approximately $690,577.

From April 1, 2010 to May 10, 2010, the Partnership raised an additional $14,979,360 in capital contributions and has paid or accrued underwriting fees to ICON Securities in the amount of $425,013.

(9) Fair Value Measurements

Fair value information with respect to the Partnership’s leased assets and liabilities is not separately provided since (i) the current accounting pronouncements do not require fair value disclosures of lease arrangements and (ii) the carrying value of financial assets, other than lease-related investments, and the recorded value of recourse debt approximate fair value due to their short-term maturities and variable interest rates. The estimated fair value of the Partnership’s note receivable was based on the discounted value of future cash flows expected to be received from the loan based on recent transactions of this type.

	March 31, 2010
	Carrying Amount	Fair Value
Fixed rate note receivable	$9,857,589	$10,357,363

(10) Commitments and Contingencies

At the time the Partnership acquires or divests of its interest in a Capital Asset, the Partnership may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. The General Partner believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on the consolidated financial condition of the Partnership taken as a whole.

(11) Subsequent Events

On April 1, 2010, the Partnership sold to an unaffiliated third party, Hardwood Partners, LLC: (i) 4.805% of its interest in ICON Quattro for the purchase price of $450,000, (ii) 4.467% of its interest in ICON Atlas for the purchase price of $450,000, (iii) 2.384% of its interest in ICON ION for the purchase price of $450,000 and (iv) 9.084% of its interest in ICON Global Crossing VI for the purchase price of $1,000,000.

S-19

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

SUPPLEMENT NO. 2
DATED AUGUST 16, 2010

TO PROSPECTUS DATED
MAY 5, 2010

Summary

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) is providing you with this Supplement No. 2, dated August 16, 2010, to update the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010. The information in this Supplement No. 2 supplements, modifies and supersedes some of the information contained in the Fund Fourteen Prospectus, as amended by Supplement No. 1. This Supplement No. 2 forms a part of, and must be accompanied or preceded by, the Prospectus and Supplement No. 1.

The primary purposes of this Supplement No. 2 are to:

•	Describe the current status of the offering;
•	Provide information regarding certain transactions entered into by Fund Fourteen;
•	Update certain information regarding funds sponsored by affiliates of Fund Fourteen’s general partner, ICON GP 14, LLC (the “General Partner”); and
•	Update certain financial information of Fund Fourteen to June 30, 2010.

Current Status of the Offering

The initial closing date for Fund Fourteen was June 19, 2009, the date at which Fund Fourteen had raised $1,200,000 and reached the minimum offering amount. On August 27, 2009, Fund Fourteen achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania and the State of Tennessee. As of August 6, 2010, 144,653 limited partnership interests have been sold to 4,054 limited partners, representing $144,164,348 of capital contributions to Fund Fourteen.

Compensation Paid to Affiliates and Certain Non-Affiliates

Through August 6, 2010, Fund Fourteen paid and/or accrued the following fees in connection with its offering of its limited partnership interests: (i) sales commissions to third parties in the amount of $9,776,822 and (ii) underwriting fees to affiliated parties in the amount of $4,204,204. Through August 6, 2010, organizational and offering expenses in the amount of $2,269,894 were paid or incurred by Fund Fourteen, its General Partner, or its General Partner’s affiliates. These fees and expense reimbursements are described on pages 35 and 36 of the Prospectus.

Recent Transaction

On June 30, 2010, ICON Palmali 14, LLC (“ICON Palmali 14”), a wholly-owned subsidiary of Fund Fourteen, and ICON Palmali 12, LLC (“ICON Palmali 12”), a wholly-owned subsidiary of ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an entity managed by Fund Fourteen’s Investment Manager, participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) pursuant to a loan agreement. The proceeds of the loans will be used by Ocean Navigation to purchase two Aframax tanker vessels, the Shah Deniz and the Absheron (each a “Vessel,” and collectively, the “Vessels”).

The aggregate principal amounts of ICON Palmali 14’s and ICON Palmali 12’s loans are $14,400,000 and $9,600,000, respectively, half of which will be made available to Ocean Navigation for the purchase of each Vessel. Interest on the secured term loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Vessel. The entire principal amounts will be due at the maturity of the loans.

S-1

On July 28, 2010, ICON Palmali 14 and ICON Palmali 12 made loans in the amounts of $7,200,000 and $4,800,000, respectively, to Ocean Navigation for the purchase of the Shah Deniz. In connection with the loans, ICON Palmali 14 and ICON Palmali 12 collected (i) arrangement fees in the amounts of $360,000 and $240,000, respectively, and (ii) unused commitment fees of 2% per year on the undrawn loan amounts.

Management

The disclosure under the heading “Management” on pages 7 through 8 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, is hereby revised by replacing the third paragraph in its entirety by the following:

Our General Partner was formed in August 2008 as a Delaware limited liability company. The sole member of our General Partner is ICON Capital Corp., our Investment Manager. According to The Stanger Report: A Guide to DPP Investing, our Investment Manager is one of the leading sponsors of registered direct investment funds and is the leading sponsor of public equipment leasing and finance funds. According to Monitor, Inc., our Investment Manager is the third largest private, independent equipment leasing and finance company in the United States as of March/April 2010. To date, our Investment Manager has sponsored equipment leasing and finance funds that have raised more than $1.4 billion in equity from more than 49,000 investors. In addition, our Investment Manager has had management responsibility for more than $3.6 billion invested by equipment leasing and finance funds sponsored by it since its inception. See “Management” beginning on page 67 and “Funds Sponsored by Affiliates of Our General Partner” beginning on page 54 for more information.

Funds Sponsored by Affiliates of Fund Fourteen’s General Partner

The disclosure under the headings “Funds Sponsored by Affiliates of Our General Partner — Recent Potentially Adverse Business Developments or Conditions” and “Funds Sponsored by Affiliates of Our General Partner — Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Investment Manager” on pages 63 through 65 and pages 0 through 0 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, is hereby replaced in its entirety by the following:

Recent Potentially Adverse Business Developments or Conditions

In general, the global credit markets have deteriorated significantly over the past two years. As a result, our Investment Manager has evaluated the impact of the condition of the credit markets on our ability to obtain debt financing in the future should it be desirable and does not expect that there will be any material impact on our ability to obtain debt financing in the future if it is desirable. As discussed above, we expect to rely less on the use of significant non-recourse indebtedness to achieve our investment objectives than the other equipment leasing and finance funds sponsored by previous management and, therefore, our Investment Manager believes that we can meet our investment objectives even if we are unable to obtain debt financing on satisfactory terms.

Recent statistical data on domestic financing markets indicates that domestic financing volume in general and equipment leasing volume in particular has generally deteriorated over the past two years. As noted previously, while some of the reduction in the domestic market in general is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

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In addition, the volume of issuance of high yield bonds and, to a lesser extent, investment grade bonds has risen significantly over the past few quarters, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years.

A significant portion of the statistical data regarding the domestic equipment financing market’s performance is provided by the equipment financing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions generally provide financing to companies seeking to lease or finance small ticket and micro ticket equipment, use credit scoring methodologies to underwrite a lessee’s or borrower’s creditworthiness, and rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. On the other hand, our investment objectives and strategy focus on financing middle- to large-ticket, business-essential equipment and other capital assets, we typically underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment financing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for the Capital Assets that we will in the future acquire or invest in. Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

The U.S. economy entered into a recession in December 2007 and the rate of payment defaults by borrowers generally has risen significantly since. Nevertheless, since the onset of the recession, none of the other equipment leasing and financing funds managed by our Investment Manager have experienced any material defaults in payment to them that our Investment Manager expects would materially impact their liquidity, cash flows or profitability. Some of these funds have disclosed certain potentially adverse business developments or conditions in their Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008 and their Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010. Except as disclosed above, our Investment Manager does not expect that any of these events will materially impact such funds’ liquidity, cash flows or profitability at this time. These events include:

(i)	On September 5, 2008, several of our affiliates entered into an amended forbearance agreement with MW Universal, Inc. (“MWU”), LC Manufacturing, LLC (“LC Manufacturing”), MW Crow, Inc. (“Crow”) and seven other subsidiaries of MWU (collectively, the “MWU entities”) to cure certain non-payment related defaults by the MWU entities under their lease covenants. The terms of the agreement included, among other things, the pledge of additional collateral and the grant of a warrant for the purchase of 12% of the fully diluted common stock of MWU. On February 27, 2009, several of our affiliates entered into a further amended forbearance agreement with the MWU entities to cure certain lease defaults. In consideration for restructuring LC Manufacturing’s lease payment schedule, one of our affiliates received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. The forbearance agreement, as amended, was entered into to provide the MWU entities with additional flexibility during these tough economic times, while at the same time attempting to preserve our affiliates’ projected economic return on their investments. On June 1, 2009, one of our affiliates amended and restructured the master lease agreement with LC Manufacturing to reduce the assets under lease and entered into a new 43-month lease with Metavation, LLC for the assets previously under lease with LC Manufacturing. In consideration for restructuring LC Manufacturing’s lease payment schedule, our affiliate received a warrant to purchase 65% of the fully diluted membership interests of LC

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Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. On January 13, 2010, our affiliate further amended the lease with LC Manufacturing to reduce LC Manufacturing’s payment obligations under the lease and to provide our affiliate with an excess cash flow sweep in the event that excess cash flow becomes available in the future. On May 31, 2010, MWU sold its equity interest in LC Manufacturing to an entity controlled by LC Manufacturing’s management and the personal guaranty of MWU’s principal was reduced to $6,500,000 with respect to LC Manufacturing;
(ii)	On January 21, 2009, Fund Nine filed a lawsuit in the U.S. District Court for the Southern District of New York against Wildwood Industries, Inc. (a Fund Nine lessee, “Wildwood”) and its owners who guaranteed Wildwood’s obligations for breaches of the leases and guarantees related to Wildwood’s failure to make rental payments. On March 5, 2009, an involuntary petition under Chapter 11 of the U.S. Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in U.S. Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 was converted into a proceeding under Chapter 7 by the U.S. Bankruptcy Court Trustee. Fund Nine does not expect to receive any further recovery from Wildwood;
(iii)	On February 11, 2009, Pliant Corporation (“Pliant”) (a lessee of a joint venture between Fund Eleven and Fund Twelve) commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high yield debt. In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors. On September 22, 2009, Pliant assumed its lease with our affiliates’ joint venture and on December 3, 2009, Pliant emerged from bankruptcy. To date, Pliant has made all of its lease payments;
(iv)	On February 17, 2009, Appleton Papers, Inc. (a Fund Twelve borrower, “Appleton”) notified Fund Twelve that it was in breach of a financial covenant contained in its secured term loans. As a result of this breach, the parties agreed to increase the interest rate on the term note from 12.5% to 14.25% per year beginning with the payment due on March 1, 2009. On February 26, 2010, Fund Twelve amended certain financial covenants in the loan agreement with Appleton. In consideration for amending the loan agreement, Fund Twelve received an amendment fee in the amount of approximately $117,000 from Appleton. On July 20, 2010, Fund Twelve amended the loan agreement to release two borrowers, American Plastics Company, Inc. and New England Extrusion, Inc., that were being sold by Appleton to a third party. In consideration for amending the loan agreement, Fund Twelve received an amendment fee in the amount of $40,000 from Appleton;
(v)	On March 1, 2009, Spansion LLC (a Fund Nine lessee, “Spansion”) filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008. The equipment under these two leases was returned on June 3, 2009. Based on our Investment Manager’s assessment of the equipment and knowledge of the market for such equipment, Fund Nine recorded an impairment charge for the year ended December 31, 2009. In addition, Spansion affirmed a lease that was extended on July 1, 2008. On July 29, 2009, Fund Nine sold all of the equipment subject to the affirmed lease to Spansion. On February 22, 2010, the U.S. Bankruptcy Court approved a stipulation between Fund Nine and Spansion allowing Fund Nine’s administrative expense claim in the amount of $89,813 and unsecured claim in the amount of $268,987. On March 22, 2010, Fund Nine sold its unsecured claim to a third party for $161,392.20. During the three months ended March 31, 2010, Fund Nine sold the equipment subject to the rejected leases for approximately $91,000;
(vi)	Fund Ten restructured its lease financing with Premier Telecom Contracts Limited (“Premier”) in exchange for control of the equity of Premier’s parent company until such time as Fund Ten receives its expected return on its investment. In addition, during 2009, Fund Ten recorded an impairment loss of approximately $1,513,000 related to Premier;

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(vii)	Fund Eleven restructured the payment obligations of MWU and another of its subsidiaries, W Forge Holdings, Inc. (“W. Forge”), in a manner that should permit such parties to have additional flexibility during these tough economic times, while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment. In consideration for this restructuring, Fund Eleven received, among other things, a $200,000 arrangement fee payable at the conclusion of the lease term and a warrant to purchase 20% of the fully diluted common stock of W. Forge, at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date. Subsequently, as further consideration for additional restructuring of W. Forge’s lease payment schedule, Fund Eleven received a warrant from W. Forge to purchase an additional 20% of its fully diluted common stock, at an aggregate purchase price of $1,000, exercisable until March 31, 2015. On December 31, 2009, Fund Eleven and W. Forge agreed to terminate their lease. Simultaneously with the termination, Fund Eleven sold the equipment to W. Forge;
(viii)	On April 15, 2009, Groupe Henri Heuliez (the guarantor of Fund Eleven’s leases with Heuliez SA (“HSA”) and Heuliez Investissements SNC (with HSA, “Heuliez”)) and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to a Chapter 11 reorganization under the U.S. Bankruptcy Code. Heuliez subsequently filed for Redressement Judiciaire on June 10, 2009. Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), agreed to purchase Heuliez. On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of Fund Eleven’s leases. Subsequently, BKC defaulted on its obligation to purchase Heuliez and Heuliez re-entered Redressement Judiciaire. On June 30, 2010, the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard (“Baelen”). Fund Eleven and Baelen have agreed to restructure Fund Eleven’s leases so that Fund Eleven can recover its investment;
(ix)	On July 28, 2009, Fund Ten terminated its lease with MW Monroe Plastics, Inc., a subsidiary of MWU (“Monroe”), and transferred title to the machining and metal working equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of at least equal or greater fair market value to Fund Ten. Beginning August 1, 2009, Fund Ten entered into a lease with MPI for such equipment for a term of 41 months. On July 26, 2010, Fund Ten, in consideration for all amounts due under the lease, sold the equipment to MPI and terminated the lease. In addition, also on July 26, 2010, MPI satisfied in full its obligations under a promissory note issued to Fund Eleven;
(x)	Due to the global downturn in the automotive industry, Sealynx Automotive Transieres SAS (a Fund Twelve lessee, “Sealynx”) requested a restructuring of its lease payments. Fund Twelve agreed to reduce Sealynx’s lease payments during the three months ended September 30, 2009. On January 4, 2010, Fund Twelve restructured Sealynx’s payment obligations under its lease to provide Sealynx with cash flow flexibility while at the same time attempting to preserve Fund Twelve’s projected economic return on its investment. As additional security for restructuring the payment obligations, Fund Twelve received an additional mortgage on certain real property owned by Sealynx in Charleval, France. On July 5, 2010, Sealynx filed for a conciliation procedure with the Commercial Court of Nanterre requesting it to repay, over a two-year period, approximately $1,900,000 of rental payments currently due to Fund Twelve on July 1, 2010. The Commercial Court of Nanterre has not yet ruled on Sealynx’s request;
(xi)	On September 23, 2009, Fund Eleven defaulted on a non-recourse long-term loan with Fortis Bank NV/SA related to the four Handymax product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, due to the failure to make required payments under the loan agreement following the termination of the bareboat charters. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $5,827,000 relating to the write down in value of the M/T Faithful. No amount of this impairment charge represents a cash expenditure and it is not expected that any amount of this impairment charge will result in any future cash expenditures. On April 1, 2010, Fund Eleven amended the terms of the loan with Fortis Bank NV/SA, at which time Fortis Bank NV/SA agreed to waive all defaults under the

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loan. On April 30, 2010, in connection with the amendment of the loan, the time charters underlying the M/T Doubtless, the M/T Spotless and the M/T Vanguard were extended until November 2010. On May 29, 2010, Fund Eleven entered into a ten-month time charter for the M/T Faithful;
(xii)	In October 2009, certain facts came to light that led our Investment Manager to believe that Equipment Acquisition Resources, Inc. (a lessee of a joint venture between Fund Eleven and Fund Twelve, “EAR”) was perpetrating a fraud against EAR’s lenders, including ICON EAR, LLC and ICON EAR II, LLC (collectively, “ICON EAR”). On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine ICON EAR’s ability to collect the amounts due to them in accordance with the leases or the security received. In addition, during 2009, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the semiconductor manufacturing equipment. No amount of these impairment charges represents a cash expenditure and it is not expected that any amount of these impairment charges will result in any future cash expenditures. On June 2, 2010, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming that was received as additional security under the leases for the aggregate net purchase price of approximately $757,000. On June 7, 2010, ICON EAR received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations. ICON EAR is in the process of having the judgments recognized in Illinois, where the principals live. At this time, it is not possible to determine ICON EAR’s ability to collect the amounts due under the leases from EAR’s principals. In addition, during the three months ended June 30, 2010, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the remaining parcels of real property located in Jackson Hole, Wyoming;
(xiii)	On October 30, 2009, Fund Ten amended the bareboat charters for two container vessels, the ZIM Canada and the ZIM Korea, to restructure each respective charterer’s payment obligations. The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterers with additional flexibility while at the same time attempting to preserve Fund Ten’s projected economic return on its investment;
(xiv)	On October 30, 2009, Fund Eleven amended the bareboat charters for the four container vessels, the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea, to restructure each respective charterer’s payment obligations so that Fund Eleven will continue to receive payments through September 30, 2014 in accordance with each amended charter. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $35,147,000 relating to the write down in value of the four container vessels. No amount of this impairment charge represents a cash expenditure and it is not expected that any amount of this impairment charge will result in any future cash expenditures. On February 9, 2010, Fund Eleven amended the facility agreement with HSH Nordbank AG to correspond with the revised payment schedule in the charter amendments, which also cured the default under the loan agreement as of December 31, 2009;
(xv)	On December 10, 2009, Fund Eleven restructured the lease payment obligations of Teal Jones Group and Teal Jones Lumber Services, Inc. to provide them with cash flow flexibility while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment; and
(xvi)	On February 22, 2010, Fund Ten received notice that its leases with Saturn Corporation (“Saturn”) were being rejected by General Motors Company (“GM”) in conjunction with GM’s petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, filed on June 1, 2009, in which Saturn was named as a debtor. In March 2010, Fund Ten sold all of the equipment subject to lease with Saturn to unaffiliated third parties.

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Although our Investment Manager expects that our affiliates’ lessees, borrowers and other financial counterparties will ultimately be able to satisfy their obligations to our affiliates, our Investment Manager will continue to review and evaluate the impact of the recession on our affiliates’ lessees, borrowers and other financial counterparties and take such action as it deems necessary to mitigate any adverse developments.

The information presented in this section and the tables included as Exhibit B to this prospectus represent historical results of equipment leasing and finance funds sponsored by our Investment Manager. If you purchase our Interests, you will not have any ownership interest in any other businesses sponsored or owned by our Investment Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing and finance funds sponsored by our Investment Manager and its affiliates.

Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Investment Manager

As of the date hereof, of the 13 prior equipment leasing and finance funds sponsored by our Investment Manager (the “Prior Funds”), six have been liquidated and dissolved (Series A, Series B, Series C, Series D, Series E and LP Six) and two Prior Funds have each transferred all of its assets to a liquidating trust for the benefit of the limited partners, now the beneficial owners (LP Seven and Fund Eight A). As of the date hereof, out of the remaining five Prior Funds, three are currently in the Prior Fund’s “liquidation period” (Fund Eight B, Fund Nine and Fund Ten), and two are in the Prior Fund’s “reinvestment period” or “operating period” (Fund Eleven and Fund Twelve).

At the time each Prior Fund was offered, disclosures contained in the respective prospectus included an anticipated timeframe for an offering period, an operating/reinvestment period and a disposition/liquidation period. Each Prior Fund’s anticipated timeframe and actual timeframe is set forth below:

•	Series A began its proposed two-year offering period in January 1987, which lasted through February 1989. Its reinvestment period, originally anticipated to be six years (ending in February 1995), was extended, with the approval of the limited partners, to a period of up to 10 years (ending in February 1999), after which a liquidation period of up to three years was to begin. Series A was liquidated in October 1999. As discussed above, Series A was syndicated under prior ownership and management.
•	Series B began its proposed 18-month offering period in July 1989, which lasted through November 1990. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four years to November 1999, after which a liquidation period of up to two years began. Its liquidation period began in November 1999. Series B was liquidated 22 months later in September 2001. As discussed above, Series B was syndicated under prior ownership and management.
•	Series C began its proposed 18-month offering period in December 1990, which lasted through June 1991. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four and one-half years to December 2000, after which a liquidation period of up to 30 months began. Series C was liquidated nine months later in September 2001. As discussed above, Series C was syndicated under prior ownership and management.
•	Series D began its proposed 18-month offering period in August 1991, which lasted through June 1992. Its five-year reinvestment period ended in June 1997, after which an anticipated five-year disposition period began. Series D was liquidated in November 2005. As discussed above, Series D was syndicated under prior ownership and management.
•	Series E began its proposed two-year offering period in June 1992, which lasted through July 1993. Its five-year reinvestment period ended in July 1998, after which an anticipated five-year liquidation period began. Series E was liquidated in April 2006. As discussed above, Series E was syndicated under prior ownership and management.

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•	LP Six began its two-year offering period in November 1993, which lasted through November 1995. Its five-year reinvestment period ended in November 2000, after which an anticipated three-year liquidation period began. LP Six was liquidated in March 2006. As discussed above, LP Six was syndicated under prior ownership and management.
•	LP Seven began its offering period, originally expected to last two years, in November 1995, which offering period was extended for up to an additional year and ended in September 1998. Its anticipated five-year reinvestment period lasted until November 2002, after which an anticipated three-year liquidation period began. In July 2007, LP Seven transferred its sole remaining asset, an interest in an entity that owned and leased a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the LP Seven Liquidating Trust. LP Seven Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of LP Seven are now the beneficial owners of LP Seven Liquidating Trust. As discussed above, LP Seven was syndicated under prior ownership.
•	Fund Eight A began its anticipated two-year offering period in September 1998, which lasted through May 2000. Its five-year operating period ended in December 2005, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. In March 2009, Fund Eight A transferred its sole remaining asset, an interest in the profits, losses, and cash flows from a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the Fund Eight A Liquidating Trust. Fund Eight A Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of Fund Eight A are now the beneficial owners of Fund Eight A Liquidating Trust. As discussed above, Fund Eight A was syndicated under prior ownership.
•	Fund Eight B began its anticipated two-year offering period in May 2000, which lasted through October 2001. Its five-year operating period was anticipated to end in October 2006, but was extended through June 2007, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. Fund Eight B’s liquidation period is continuing. As discussed above, Fund Eight B was syndicated under prior ownership.
•	Fund Nine began its proposed two-year offering period in November 2001, which lasted through April 2003. Its five-year operating period ended in April 2008. Fund Nine’s liquidation period began in May 2008, which is anticipated to last for three years, but could be extended for up to an additional three years. As discussed above, Fund Nine was syndicated under prior ownership.
•	Fund Ten began its proposed two-year offering period in June 2003, which lasted through April 2005. Its five-year operating period ended in April 2010. Fund Ten’s liquidation period began in May 2010, which is anticipated to last for three years, but could be extended for up to an additional three years. As discussed above, Fund Ten was syndicated under prior ownership.
•	Fund Eleven began its two-year offering period in April 2005, which lasted through April 2007. Its operating period is expected to last five years from the end of its offering period, but Fund Eleven’s manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Eleven is currently in its operating period. As discussed above, Fund Eleven was syndicated under prior ownership.
•	Fund Twelve began its two-year offering period in May 2007, which lasted through April 2009. Its operating period is expected to last five years from the end of its offering period, but Fund Twelve’s manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Twelve is currently in its operating period. Fund Twelve commenced its syndication under prior ownership.

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Certain Financial Information of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
for the Quarter Ended June 30, 2010

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED BALANCE SHEETS

	June 30, 2010 (unaudited)	December 31, 2009
ASSETS
Cash and cash equivalents	$60,711,834	$27,074,324
Net investment in finance lease	4,044,935	—
Leased equipment at cost (less accumulated depreciation of $2,219,871 and $649,453, respectively)	22,587,488	13,530,536
Notes receivable	9,630,431	—
Investments in joint ventures	15,810,424	17,742,829
Deferred charges, net	1,292,601	1,186,369
Other assets, net	2,422,227	33,006
Total Assets	$116,499,940	$59,567,064
LIABILITIES AND EQUITY
Liabilities:
Deferred revenue	$1,089,663	$227,161
Due to General Partner and affiliates	874,577	566,964
Accrued expenses and other liabilities	1,713,791	157,889
Total Liabilities	3,678,031	952,014
Commitments and contingencies (Note 10)
Equity:
Partners’ (Deficit) Equity
Limited Partners	111,957,077	58,640,528
General Partner	(65,106)	(25,478)
Total Partners’ Equity	111,891,971	58,615,050
Noncontrolling Interest	929,938	—
Total Equity	112,821,909	58,615,050
Total Liabilities and Equity	$116,499,940	$59,567,064

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009	Six Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009
Revenue:
Rental income	$1,368,412	$—	$2,444,161	$—
Finance income	153,923	—	218,304	—
Income from investments in joint ventures	643,384	—	1,310,880	—
Interest and other income	510,729	—	679,682	—
Total revenue	2,676,448	—	4,653,027	—
Expenses:
Management fees	129,460	—	208,071	—
Administrative expense reimbursements	1,602,823	418,366	2,543,400	418,366
General and administrative	323,495	239,886	564,502	239,886
Depreciation and amortization	931,357	—	1,637,200	—
Total expenses	2,987,135	658,252	4,953,173	658,252
Net loss	(310,687)	(658,252)	(300,146)	(658,252)
Less: Net income attributable to noncontrolling interest	26,730	—	26,730	—
Net loss attributable to Fund Fourteen	$(337,417)	$(658,252)	$(326,876)	$(658,252)
Net loss attributable to Fund Fourteen allocable to:
Limited Partners	$(334,043)	$(651,669)	$(323,607)	$(651,669)
General Partner	(3,374)	(6,583)	(3,269)	(6,583)
	$(337,417)	$(658,252)	$(326,876)	$(658,252)
Weighted average number of limited partnership interests outstanding	117,468	3,552	101,202	3,552
Net loss attributable to Fund Fourteen per weighted average limited partnership interest outstanding	$(2.84)	$(183.47)	$(3.20)	$(183.47)

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Partners’ Equity				Noncontrolling Interest	Total Equity
	Limited Partnership Interests	Limited Partners	General Partner	Total Partners’ Equity
Balance, December 31, 2009	68,411	$58,640,528	$(25,478)	$58,615,050	$—	$58,615,050
Net income	—	10,436	105	10,541	—	10,541
Proceeds from sale of limited partnership interests	30,916	30,798,446	—	30,798,446	—	30,798,446
Sales and offering expenses	—	(3,209,025)	—	(3,209,025)	—	(3,209,025)
Cash distributions	—	(1,478,576)	(14,935)	(1,493,511)	—	(1,493,511)
Balance, March 31, 2010 (unaudited)	99,327	84,761,809	(40,308)	84,721,501	—	84,721,501
Net loss	—	(334,043)	(3,374)	(337,417)	26,730	(310,687)
Proceeds from sale of limited partnership interests	33,294	33,146,563	—	33,146,563	—	33,146,563
Sales and offering expenses	—	(3,496,223)	—	(3,496,223)	—	(3,496,223)
Cash distributions	—	(2,120,515)	(21,419)	(2,141,934)	(97,311)	(2,239,245)
Investment by noncontrolling interest	—	(514)	(5)	(519)	1,000,519	1,000,000
Balance, June 30, 2010 (unaudited)	132,621	$111,957,077	$(65,106)	$111,891,971	$929,938	$112,821,909

See accompanying notes to consolidated financial statements.

S-11

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009
Cash flows from operating activities:
Net loss	$(300,146)	$(658,252)
Adjustments to reconcile net loss to net cash provided by operating activities:
Finance income	(218,304)	—
Income from investments in joint ventures	(1,310,880)	—
Depreciation and amortization	1,637,200	—
Loss on partial sale of interests in joint ventures	25,045	—
Changes in operating assets and liabilities:
Collection of finance lease	541,574	—
Other assets, net	(2,058,464)	—
Accrued expenses and other liabilities	1,500,967	—
Deferred revenue	862,502	—
Due to/from General Partner and affiliates, net	89,567	315,634
Distributions from joint ventures	1,198,271	—
Net cash provided by (used in) operating activities	1,967,332	(342,618)
Cash flows from investing activities:
Purchase of equipment	(15,013,976)	—
Investment in joint venture	(151,937)	—
Distributions from joint ventures in excess of profits	821,906	—
Investment in joint ventures by noncontrolling interest	1,350,000	—
Investment in note receivable	(10,236,727)	—
Repayment on note receivable	227,158	—
Net cash used in investing activities	(23,003,576)	—
Cash flows from financing activities:
Sale of limited partnership interests	63,945,009	4,971,696
Sales and offering expenses paid	(6,099,758)	(442,483)
Deferred charges	(438,741)	(519,042)
Investment by noncontrolling interest	1,000,000	—
Distributions to noncontrolling interest	(97,311)	—
Cash distributions	(3,635,445)	(2,459)
Redemption of limited partnership interest	—	(1,000)
Net cash provided by financing activities	54,673,754	4,006,712
Net increase in cash and cash equivalents	33,637,510	3,664,094
Cash and cash equivalents, beginning of the period	27,074,324	1,001
Cash and cash equivalents, end of the period	$60,711,834	$3,665,095
Supplemental disclosure of non-cash investing and financing activities:
Organizational and offering expenses due to Investment Manager	$218,046	$538,190
Sales commissions due to third parties	$54,935	$54,556
Organizational and offering expenses amortized to equity	$550,555	$44,051

See accompanying notes to consolidated financial statements.
S-12

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(1) Organization

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Partnership”) was formed on August 20, 2008 as a Delaware limited partnership. The Partnership is engaged in one business segment, the business of investing in business-essential equipment and corporate infrastructure (collectively, “Capital Assets”), including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that the Partnership purchases and leases to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. The Partnership will continue until December 31, 2020, unless terminated sooner.

The Partnership’s principal investment objective is to obtain the maximum economic return from its investments for the benefit of its partners. To achieve this objective, the Partnership: (i) acquires a diversified portfolio by making investments in Capital Assets; (ii) makes monthly cash distributions, at the Partnership’s general partner’s discretion, to its partners commencing the month following each partner’s admission to the Partnership, continuing until the end of the operating period; (iii) will reinvest substantially all undistributed cash from operations and cash from sales of investments in Capital Assets during the operating period; and (iv) will dispose of its investments and distribute the excess cash from such dispositions to its partners beginning with the commencement of the liquidation period.

The general partner of the Partnership is ICON GP 14, LLC, a Delaware limited liability company (the “General Partner”), which is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“ICON Capital”). The General Partner manages and controls the business affairs of the Partnership, including, but not limited to, the Capital Assets the Partnership invests in pursuant to the terms of the Partnership’s limited partnership agreement (the “Partnership Agreement”). Pursuant to the terms of an investment management agreement, the General Partner has engaged ICON Capital as an investment manager (the “Investment Manager”) to, among other things, facilitate the acquisition and servicing of the Partnership’s investments. Additionally, the General Partner has a 1% interest in the profits, losses, cash distributions and liquidation proceeds of the Partnership.

The Partnership is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. With the proceeds from the sale of limited partnership interests (“Interests”), the Partnership intends to invest in a diverse pool of Capital Assets and establish a cash reserve in the amount of 0.50% of the gross offering proceeds. The initial capitalization of the Partnership was $1,001, which consisted of $1 from the General Partner and $1,000 from ICON Capital. The Partnership is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for the Partnership’s distribution reinvestment plan (the “DRIP Plan”). The DRIP Plan allows limited partners to purchase Interests with distributions received from the Partnership and/or certain affiliates of the Partnership. At any time prior to May 18, 2011, the Partnership may, at its sole discretion, increase the offering to a maximum of up to $618,000,000 of capital, consisting of 600,000 Interests, provided that the offering period is not extended in connection with such change.

The Partnership’s initial closing date was June 19, 2009 (the “Commencement of Operations”), the date at which the Partnership had raised $1,200,000 and limited partners were admitted. Upon the Commencement of Operations, the Partnership returned the initial capital contribution of $1,000 to ICON Capital. During the period from May 18, 2009 to June 30, 2010, the Partnership sold 132,622 Interests to 3,752 limited partners, representing $132,245,148 of capital contributions. Investors from the Commonwealth of Pennsylvania and the State of Tennessee were not admitted until the Partnership raised total equity in the amount of $20,000,000, which the Partnership achieved on August 27, 2009. Beginning with the Commencement of Operations, the Partnership has paid or accrued sales commissions to third parties. The Partnership has also paid or accrued various fees to the General Partner and its affiliates. For the period from the Commencement of Operations through June 30, 2010, the Partnership paid or accrued the following fees in connection with its offering of its

S-13

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(1) Organization  – (continued)

Interests: (i) sales commissions to third parties in the amount of $9,013,456 and (ii) underwriting fees in the amount of $3,876,955 to ICON Securities Corp., an affiliate of the General Partner and the dealer-manager of the Partnership’s offering (“ICON Securities”). In addition, the General Partner and its affiliates, on behalf of the Partnership, incurred organizational and offering expenses in the amount of $2,234,359. For the period from the Commencement of Operations through June 30, 2010, organizational and offering expenses in the amount of $941,758 were recorded as a reduction of partners’ equity.

Partners’ capital accounts are increased for their initial capital contribution plus their proportionate share of earnings and decreased by their proportionate share of losses and distributions. Profits, losses, cash distributions and liquidation proceeds are allocated 99% to the limited partners and 1% to the General Partner until the aggregate amount of cash distributions paid to limited partners equals the sum of the limited partners’ aggregate capital contributions plus an 8% cumulative annual return on their aggregate unreturned capital contributions, compounded daily. After such time, distributions will be allocated 90% to the limited partners and 10% to the General Partner.

(2) Basis of Presentation and Consolidation

The accompanying consolidated financial statements of the Partnership have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Quarterly Reports on Form 10-Q. In the opinion of the General Partner, all adjustments considered necessary for a fair presentation have been included. These consolidated financial statements should be read together with the consolidated financial statements and notes included in the Partnership’s Annual Report on Form 10-K for the period from the Commencement of Operations through December 31, 2009. The results for the interim period are not necessarily indicative of the results for the full year.

The consolidated financial statements include the accounts of the Partnership and its majority-owned subsidiaries and other controlled entities. All intercompany accounts and transactions have been eliminated in consolidation. In joint ventures where the Partnership has majority ownership, the financial condition and results of operations of the joint venture are consolidated. Noncontrolling interest represents the minority owner’s proportionate share of its equity in the joint venture. The noncontrolling interest is adjusted for the minority owner’s share of the earnings, losses, investments and distributions of the joint venture.

The Partnership accounts for its noncontrolling interests in joint ventures where the Partnership has influence over financial and operational matters, generally 50% or less ownership interest, under the equity method of accounting. In such cases, the Partnership’s original investments are recorded at cost and adjusted for its share of earnings, losses and distributions. The Partnership accounts for investments in joint ventures where the Partnership has virtually no influence over financial and operational matters using the cost method of accounting. In such cases, the Partnership’s original investments are recorded at cost and any distributions received are recorded as revenue. All of the Partnership’s investments in joint ventures are subject to its impairment review policy.

Recently Adopted Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an update to Accounting Standard Codification 810 — Consolidation (“ASC 810”). The update amends the consolidation guidance applicable to variable interest entities (“VIEs”) and changes how a reporting entity evaluates whether an entity is considered the primary beneficiary of a VIE and is therefore required to consolidate such VIE. ASC 810 also requires assessments at each reporting period of which party within the VIE is considered the

S-14

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(2) Basis of Presentation and Consolidation  – (continued)

primary beneficiary and requires a number of new disclosures related to VIEs. The adoption of this guidance, effective January 1, 2010, did not have a material impact on the Partnership’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), amending Accounting Standards Codification 820. ASU 2010-06 requires new disclosures and clarifies existing disclosures on fair value measurements. It requires new disclosures including (i) separate disclosure of the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and a description of the reasons for the transfers and (ii) separate presentation of information about purchases, sales, issuances and settlements in the reconciliation of Level 3 fair value measurements. This update also clarifies existing disclosures requiring the Partnership to (i) determine each class of assets and liabilities based on the nature and risks of the investments rather than by major security type and (ii) for each class of assets and liabilities, disclose the valuation techniques and inputs used to measure fair value for both Level 2 and Level 3 fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a material effect on the Partnership’s consolidated financial statements.

(3) Net Investment in Finance Lease

Net investment in finance lease consisted of the following at June 30, 2010:

June 30, 2010
Minimum rents receivable	$4,273,643
Estimated residual value	641,942
Initial direct costs, net	88,590
Unearned income	(959,240)
Net investment in finance lease	$4,044,935

Non-cancelable minimum annual amounts due on the investment in finance lease over the remaining term of the lease were as follows at June 30, 2010:

For the period July 1 to December 31, 2010	$801,308
For the year ending December 31, 2011	1,602,616
For the year ending December 31, 2012	1,602,616
For the year ending December 31, 2013	267,103
$4,273,643

S-15

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(4) Leased Equipment at Cost

Leased equipment at cost consisted of the following:

	June 30, 2010	December 31, 2009
Packaging equipment	$6,535,061	$6,535,061
Telecommunications equipment	7,644,928	7,644,928
Motor coaches	10,627,370	—
	24,807,359	14,179,989
Less: Accumulated depreciation	(2,219,871)	(649,453)
	$22,587,488	$13,530,536

Depreciation expense was $874,310 and $1,570,418 for the three months and six months ended June 30, 2010, respectively.

Motor Coaches

On March 9, 2010, the Partnership, through its wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), executed a master lease agreement in which it agreed to purchase and lease back twenty-six 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the aggregate purchase price of approximately $10,370,000. Simultaneously with the execution of the lease, ICON Coach II purchased eleven 2010 MCI J4500 motor coach buses from MCI for the purchase price of $4,502,715 and leased the buses to Dillon’s Bus Service, Inc. (“DBS”). DBS paid interim rent for the period from March 9, 2010 through May 31, 2010. On May 13, 2010, ICON Coach II purchased fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously leased the buses to Lakefront Lines, Inc. (“Lakefront”). Lakefront paid interim rent for the period from May 13, 2010 through May 31, 2010. The leases with DBS and Lakefront are for a period of sixty months and the base term for both leases commenced on June 1, 2010. The obligations of DBS and Lakefront are guaranteed by Coach America Holdings, Inc. and CUSA, LLC, their direct and indirect parent companies. The Partnership paid an acquisition fee to the Investment Manager of approximately $259,000 relating to this transaction.

Telecommunications Equipment

Between September 2009 and February 2010, the Partnership, through its wholly-owned subsidiary, ICON Global Crossing VI, LLC (“ICON GC VI”), purchased and simultaneously leased to Global Crossing Telecommunications, Inc. (“Global Crossing”) approximately $11,738,000 of telecommunications equipment under a master lease agreement. Each of the three equipment schedules are for a period of thirty-six months and the leases expire between September 2012 and February 2013. On April 1, 2010, the Partnership sold a 9.084% noncontrolling interest in ICON GC VI to an unaffiliated third party, Hardwood Partners, LLC (“Hardwood”), for $1,000,000. As a result of the sale, the Partnership recorded a nominal loss on sale which is included in partners’ equity and the Partnership’s controlling interest in ICON GC VI was reduced to 90.916%.

S-16

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(4) Leased Equipment at Cost  – (continued)

Aggregate annual minimum future rentals receivable from the Partnership’s non-cancelable operating leases over the next five years consisted of the following at June 30, 2010:

For the period July 1 to December 31, 2010	$3,033,148
For the year ending December 31, 2011	6,066,296
For the year ending December 31, 2012	5,522,134
For the year ending December 31, 2013	3,192,472
For the year ending December 31, 2014	2,332,108
Thereafter	154,486
$20,300,644

(5) Notes Receivable

Note Receivable Secured by Credit Card Machines

On March 3, 2010, the Partnership, through its wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of $9,857,589 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”) (collectively “NL III”). The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC, an affiliate of the General Partner (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC, an affiliate of the General Partner, and second priority security interest of ICON NL II). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months. The obligations of NL III are guaranteed by Northern Leasing Systems, Inc. The Partnership paid an acquisition fee to the Investment Manager of approximately $379,000 relating to this transaction.

Note Receivable Secured by Aframax Tankers

On June 30, 2010, the Partnership, through its wholly-owned subsidiary, ICON Palmali 14, LLC (“ICON Palmali 14”), and ICON Leasing Fund Twelve, LLC, an entity managed by the Investment Manager (“Fund Twelve”), through its wholly-owned subsidiary, ICON Palmali 12, LLC (“ICON Palmali 12”), participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) pursuant to a loan agreement (the “Palmali Loan Agreement”). The proceeds of the loans will be used by Ocean Navigation to purchase two Aframax tanker vessels, the Shah Deniz and the Absheron (each a “Vessel,” and collectively, the “Vessels”).

The aggregate principal amounts of ICON Palmali 14’s and ICON Palmali 12’s secured term loans are $14,400,000 and $9,600,000, respectively, half of which will be made available to Ocean Navigation for the purchase of each Vessel. Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Vessel. The entire principal amounts will be due at the maturity of the loans. Ocean Navigation has the option to prepay the loans in whole or in part following the third anniversary of the date of the first advance for each Vessel.

S-17

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(5) Notes Receivable  – (continued)

On July 28, 2010, ICON Palmali 14 and ICON Palmali 12 made loans in the amounts of $7,200,000 and $4,800,000, respectively, to Ocean Navigation for the purchase of the Shah Deniz. In connection with the loans, ICON Palmali 14 and ICON Palmali 12 collected (i) arrangement fees in the amounts of $360,000 and $240,000, respectively, and (ii) unused commitment fees of 2% per year on the undrawn loan amounts. In addition, Ocean Navigation is required to pay an unused commitment fee of 2% per year of the undrawn loan amounts from July 29, 2010 through September 30, 2010, 4% per year from October 1, 2010 through December 31, 2010 and 6% per year from January 1, 2011 through March 31, 2011.

The loans are secured by, among other things, second priority security interests in (i) the Vessels, (ii) the earnings from the Vessels and (iii) the equity interests of Ocean Navigation. In addition, Ocean Navigation or the Palmali Guarantors (as defined below) must provide ICON Palmali 14 and ICON Palmali 12 additional security for the loans with a fair market value of not less than $10,000,000 within twelve months of the date of the Palmali Loan Agreement. All of Ocean Navigation’s obligations under the Palmali Loan Agreement are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited and Ocean Holding Company Limited (collectively, the “Palmali Guarantors”).

Simultaneously with ICON Palmali 14’s and ICON Palmali 12’s loans, DVB Bank SE (“DVB”) will, pursuant to the Palmali Loan Agreement, lend $72,000,000 to Ocean Navigation (the “DVB Loan”) for the purchase of the Vessels. The DVB Loan is secured by, among other things, a first priority security interest in (x) the Vessels, (y) the earnings from the Vessels and (z) the equity interests of Ocean Navigation. The proceeds from the enforcement of any security shall be applied (i) first, to pay all costs and expenses incurred by DVB, ICON Palmali 14 and ICON Palmali 12, (ii) second, to DVB for accrued and unpaid interest, (iii) third, to DVB for unpaid principal, (iv) fourth, pro rata to ICON Palmali 14 and ICON Palmali 12 for accrued and unpaid interest, and (v) fifth, pro rata to ICON Palmali 14 and ICON Palmali 12 for unpaid principal. The Partnership paid an acquisition fee to the Investment Manager of $1,735,500 relating to ICON Palmali 14’s investment in this transaction.

(6) Investments in Joint Ventures

On April 1, 2010, the Partnership and Fund Twelve (each a “Seller” and together, the “Sellers”) sold to Hardwood a 9.927% interest in ICON Atlas, LLC (“ICON Atlas”), a 5.297% interest in ICON ION, LLC (“ICON ION”) and a 10.678% interest in ICON Quattro, LLC (“ICON Quattro”). Hardwood paid $1,000,000 for each of these three investments. The ownership interest in each of the three entities provided by each Seller to Hardwood was proportionate to the Sellers’ ownership percentages immediately prior to the sale. The Partnership received aggregate proceeds of $1,350,000 and recorded an aggregate loss on sale of approximately $25,000.

Immediately following the sales, the resulting ownership interests were as follows:

	Partnership	Fund Twelve	Hardwood	Total
ICON Atlas	40.533%	49.540%	9.927%	100%
ICON ION	42.616%	52.087%	5.297%	100%
ICON Quattro	40.195%	49.127%	10.678%	100%

S-18

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(6) Investments in Joint Ventures  – (continued)

The results of operations of ICON Atlas are summarized below:

	Three Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009	Six Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009
Revenue	$613,955	$13,143	$1,227,910	$13,143
Net income	$380,434	$8,351	$759,837	$8,351
Partnership’s share of net income	$154,201	$—	$324,933	$—

The results of operations of ICON ION are summarized below:

	Three Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009	Six Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009
Revenue	$723,395	$—	$1,476,719	$—
Net income	$724,318	$—	$1,372,074	$—
Partnership’s share of net income	$308,675	$—	$600,165	$—

The results of operations of ICON Quattro are summarized below:

	Three Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009	Six Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009
Revenue	$554,343	$—	$1,125,808	$—
Net income	$449,081	$—	$905,245	$—
Partnership’s share of net income	$180,508	$—	$385,782	$—

(7) Revolving Line of Credit, Recourse

The Partnership and certain entities managed by the Investment Manager, ICON Income Fund Eight B L.P. (“Fund Eight B”), ICON Income Fund Nine, LLC (“Fund Nine”), ICON Income Fund Ten, LLC (“Fund Ten”), ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and Fund Twelve (together with the Partnership, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At June 30, 2010, no amounts were accrued related to the Partnership’s joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

S-19

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(7) Revolving Line of Credit, Recourse  – (continued)

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. The interest rate at June 30, 2010 was 4.0%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

Aggregate borrowings by all ICON Borrowers under the Facility amounted to $1,350,000 at June 30, 2010, all of which was borrowed by Fund Ten. Subsequent to June 30, 2010, Fund Ten repaid $1,350,000, which reduced its outstanding loan balance to $0.

Pursuant to the Loan Agreement, the ICON Borrowers are required to comply with certain covenants. At June 30, 2010, the ICON Borrowers were in compliance with all covenants.

(8) Transactions with Related Parties

The Partnership has entered into certain agreements with the General Partner, the Investment Manager and ICON Securities whereby the Partnership pays certain fees and makes certain reimbursements to these parties. ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of the Partnership’s Interests.

The Partnership pays the Investment Manager (i) an annual management fee, payable monthly, equal to 3.50% of the gross periodic payments due and paid from the Partnership’s investments and (ii) acquisition fees, through the end of the operating period, equal to 2.50% of the purchase price of each investment the Partnership makes in Capital Assets.

In addition, the Partnership reimburses the General Partner and its affiliates for organizational and offering expenses incurred in connection with the Partnership’s organization and offering. The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of the Interests are sold in the offering) and the actual costs and expenses incurred by the General Partner and its affiliates. Accordingly, the General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing the Partnership’s Interests to the public. The General Partner also has a 1% interest in the Partnership’s profits, losses, cash distributions and liquidation proceeds.

In addition, the General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with the Partnership’s operations. Administrative expense reimbursements are costs incurred by the General Partner or its affiliates that are necessary to the Partnership’s operations. These costs include the General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that are charged to the Partnership based upon the percentage of time such personnel dedicate to the Partnership. Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

S-20

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(8) Transactions with Related Parties  – (continued)

Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates were as follows:

Entity	Capacity	Description		Three Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009	Six Months Ended June 30, 2010	Period from June 19, 2009 (Commencement of Operations) through June 30, 2009
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements	(1)	$453,374	$1,057,232	$656,787	$1,057,232
ICON Securities Corp.	Dealer-Manager	Underwriting fees	(2)	956,237	149,112	1,850,567	149,112
ICON Capital Corp.	Investment Manager	Acquisition fees	(3)	1,735,500	—	2,480,832	—
ICON Capital Corp.	Investment Manager	Management fees	(4)	129,460	—	208,071	—
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements	(4)	1,602,823	418,366	2,543,400	418,366
				$4,877,394	$1,624,710	$7,739,657	$1,624,710

(1)	Amount capitalized and amortized to partners’ equity.
(2)	Amount charged directly to partners’ equity.
(3)	Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership’s accounting policies.
(4)	Amount charged directly to operations.

At June 30, 2010, the Partnership had a net payable of $874,577 due to the General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of approximately $537,000 and organizational and offering expense reimbursements of approximately $218,000.

From July 1, 2010 to August 6, 2010, the Partnership raised an additional $11,919,200 in capital contributions and has paid or accrued underwriting fees to ICON Securities in the amount of $327,249.

(9) Fair Value Measurements

Fair value information with respect to the Partnership’s leased assets and liabilities is not separately provided since (i) the current accounting pronouncements do not require fair value disclosures of lease arrangements and (ii) the carrying value of financial assets, other than lease-related investments, and the recorded value of recourse debt approximate fair value due to their short-term maturities and variable interest rates. The estimated fair value of the Partnership’s notes receivable was based on the discounted value of future cash flows related to the loans based on recent transactions of this type.

	June 30, 2010
	Carrying Amount	Fair Value
Fixed rate notes receivable	$9,630,431	$10,755,588

S-21

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(unaudited)

(10) Commitments and Contingencies

At the time the Partnership acquires or divests of its interest in a Capital Asset, the Partnership may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. The General Partner believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on the consolidated financial condition of the Partnership taken as a whole.

S-22

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

SUPPLEMENT NO. 3
DATED NOVEMBER 12, 2010

TO PROSPECTUS DATED
MAY 5, 2010

Summary

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) is providing you with this Supplement No. 3, dated November 12, 2010, to update the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010. The information in this Supplement No. 3 supplements, modifies and supersedes some of the information contained in the Fund Fourteen Prospectus, as amended by Supplement No. 1 and Supplement No. 2. This Supplement No. 3 forms a part of, and must be accompanied or preceded by, the Prospectus, Supplement No. 1 and Supplement No. 2.

The primary purposes of this Supplement No. 3 are to:

•	Describe the current status of the offering;
•	Provide information regarding certain transactions entered into by Fund Fourteen;
•	Update certain information regarding funds sponsored by affiliates of Fund Fourteen’s general partner, ICON GP 14, LLC (the “General Partner”); and
•	Update certain financial information of Fund Fourteen to September 30, 2010.

Current Status of the Offering

The initial closing date for Fund Fourteen was June 19, 2009, the date at which Fund Fourteen had raised $1,200,000 and reached the minimum offering amount. On August 27, 2009, Fund Fourteen achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania and the State of Tennessee. As of November 5, 2010, 174,424 limited partnership interests have been sold to 4,862 limited partners, representing $173,997,113 of capital contributions to Fund Fourteen.

Compensation Paid to Affiliates and Certain Non-Affiliates

Through November 5, 2010, Fund Fourteen paid and/or accrued the following fees in connection with its offering of its limited partnership interests: (i) sales commissions to third parties in the amount of $11,715,502 and (ii) underwriting fees to affiliated parties in the amount of $5,047,769. Through November 5, 2010, organizational and offering expenses in the amount of $2,461,169 were paid or incurred by Fund Fourteen, its General Partner, or its General Partner’s affiliates. These fees and expense reimbursements are described on pages 35 and 36 of the Prospectus.

Recent Transactions

Note Receivable Secured by Aframax Tankers

On June 30, 2010, Fund Fourteen, through its wholly-owned subsidiary, ICON Palmali 14, LLC (“ICON Palmali 14”), participated in a $96,000,000 loan facility by making a second priority secured term loan to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) pursuant to a loan agreement. The proceeds of the loan were used by Ocean Navigation to purchase two Aframax tanker vessels, the Shah Deniz and the Absheron. On July 28, 2010 and September 14, 2010, ICON Palmali 14 funded the loan in the aggregate amount of $14,400,000 to Ocean Navigation. Interest on the secured term loan accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each vessel. The entire principal amount will be due at the maturity of the loan.

In connection with the loan, ICON Palmali 14 collected (i) arrangement fees in the amount of $360,000 and (ii) unused commitment fees in the amount of approximately $38,000. Fund Fourteen paid an acquisition fee to the Investment Manager of $1,735,500 relating to ICON Palmali 14’s investment in this transaction.

The loan is secured by, among other things, second priority security interests in (i) the vessels, (ii) the earnings from the vessels and (iii) the equity interests of Ocean Navigation. In addition, Ocean Navigation or the Palmali Guarantors (as defined below) must provide ICON Palmali 14 additional security for the loan with a fair market value of not less than $10,000,000 within twelve months of the date of the loan agreement. All of Ocean Navigation’s obligations under the loan agreement are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited and Ocean Holding Company Limited (collectively, the “Palmali Guarantors”).

Note Receivable Secured by Metal Cladding and Production Equipment

On September 1, 2010, Fund Fourteen made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the amount of $4,800,000. Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months. EMS will make interest only payments for the first six months, followed by forty-two monthly payments of principal and interest.

The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets (excluding accounts receivable and inventory) including, but not limited to, all equipment used in EMS’s metal cladding operation consisting of furnaces, rolling mills, winders, slitters and production lines, as well as all contract rights, patents and licenses, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.

In connection with the loan, Fund Fourteen collected a closing fee in the amount of $96,000. Throughout the term of the loan, Fund Fourteen will collect an annual collateral monitoring fee in the amount of $48,000 on each anniversary of the loan. In the event that EMS prepays the loan, the annual collateral monitoring fee will be due upon prepayment by EMS. Fund Fourteen paid an acquisition fee to the Investment Manager in the amount of $120,000 relating to Fund Fourteen’s investment in this transaction.

Note Receivable Secured by Lifting and Transportation Equipment

On September 24, 2010, Fund Fourteen participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the amount of $5,250,000. Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010. With the final payment, Fund Fourteen will receive a one time balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.

The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, consisting of (i) lifting and transportation equipment such as all-terrain, crawler, rough terrain, carry deck/hydraulic, and boom truck cranes, heavy haul tractors, and multi-axle platform trailers, (ii) accounts receivable, (iii) any other existing or future assets owned by Northern Crane and its subsidiaries, and (iv) a pledge of the equity of Northern Crane and its subsidiaries.

In connection with the loan, Fund Fourteen collected (i) closing fees in the amount of $105,000 and (ii) interim interest in the amount of $16,078 for the period from September 24th through September 30th. All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd., and its subsidiaries. Fund Fourteen paid an acquisition fee to the Investment Manager in the amount of $490,000 relating to Fund Fourteen’s investment in this transaction.

Note Receivable Secured by Building Contract and Refund Guarantee

On September 27, 2010, Fund Fourteen, through its wholly-owned subsidiary, ICON SE, LLC (“ICON SE”), participated in an approximately $46,000,000 loan facility by agreeing to make a secured term loan to SE Shipping Lines Pte. Ltd. (“SE Shipping”) for the purchase of a new build heavy lift vessel and accompanying equipment. The aggregate principal amount of ICON SE’s loan is $18,000,000 and will be made to SE Shipping in six installments. Each installment will be made on the basis of certain building milestones having been met, but no installment shall occur after November 27, 2012. Interest on the loan accrues at a rate of 18% per year and is payable monthly in arrears for a period of twenty-four months from the delivery date of the vessel. With the final payment, ICON SE will receive a one time balloon payment equal to 76% of the amount of the loan then outstanding as of the delivery date of the vessel.

The loan is secured by (i) an assignment of the building contract and refund guarantee, (ii) an assignment of the contract of affreightment in respect of the vessel, (iii) a first priority security interest over a bank account in which SE Shipping will deposit $1,000,000 as security for the benefit of ICON SE, (iv) a second priority security interest in the vessel, and (v) a second priority security interest in the earnings from the vessel and any insurance proceeds.

In connection with the loan, ICON SE will collect a commitment fee at a rate of 2% per year on the undrawn loan amount from September 27, 2010 until the earlier of (i) the final drawing, (ii) the date of any voluntary prepayment prior to the delivery date of the vessel, (iii) the delivery date of the vessel, and (iv) November 27, 2012. All of SE Shipping’s obligations under the loan will be guaranteed by a bank acceptable to ICON SE. Fund Fourteen paid an acquisition fee to the Investment Manager in the amount of approximately $1,160,000 relating to this transaction.

As of September 30, 2010, no amounts were funded under the loan agreement.

Carrier Vessels

On September 29, 2010, Fund Fourteen, through its wholly-owned subsidiaries, ICON Amazing, LLC (“ICON Amazing”) and ICON Fantastic, LLC (“ICON Fantastic”), entered into memoranda of agreement to purchase the supramax bulk carrier vessels, the Amazing and the Fantastic, from Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), wholly-owned subsidiaries of Geden Holdings Limited (“Geden”), for the aggregate purchase price of $67,000,000. Simultaneously with these acquisitions, which closed on October 1, 2010, the Amazing and the Fantastic were bareboat chartered back to ASL and FSL, respectively, for a period of seven years commencing on October 1, 2010. The purchase price of the vessels consisted of $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000. Fund Fourteen paid the aggregate amount of $21,943,000 of the purchase price to ASL and FSL and acquisition fees of $1,675,000 to the Investment Manager as of September 30, 2010.

In connection with the transactions, Fund Fourteen collected an arrangement fee in the amount of $670,000. All of ASL’s and FSL’s obligations under the bareboat charters are guaranteed by Geden.

Risks Related to Our Business

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010, is hereby revised by replacing the first sentence of the fourth risk factor under the heading “Risks Related to Our Business” in its entirety by the following:

As of November 5, 2010, six of the thirteen other public equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated.

Risks Related to Our Organization and Structure

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010, is hereby revised by replacing the third sentence of the second risk factor under the heading “Risks Related to Our Organization and Structure” in its entirety by the following:

As of November 5, 2010, our Investment Manager, an affiliate of our General Partner, is managing seven other public equipment leasing and finance funds.

Funds Sponsored by Affiliates of Fund Fourteen’s General Partner

The disclosure under the heading “Funds Sponsored by Affiliates of Our General Partner” beginning on page 54 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010, is hereby revised by replacing the third and fourth paragraphs in their entirety by the following:

The foregoing equipment leasing and finance funds, all of which were publicly offered equipment leasing and financing limited partnerships or limited liability companies, are referred to collectively as the equipment leasing and finance funds sponsored by our Investment Manager. Affiliates of our General Partner have also engaged in the past, and our General Partner and its affiliates may in the future engage, in the business of brokering or acquiring investments in Capital Assets that do not meet the investment criteria our General Partner has established for us and for the equipment leasing and finance funds sponsored by it and/or its affiliates, such as the criteria for creditworthiness, Capital Asset types, excess transaction size or concentration by lessee/borrower, location or industry.

As of November 5, 2010, six of the thirteen other public equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were primarily operated by individuals who have not been part of either our General Partner’s or Investment Manager’s current management team. A brief financial summary of the performance of those completed funds follows.

Recent Potentially Adverse Business Developments or Conditions

The disclosure under the heading “Funds Sponsored by Affiliates of Our General Partner — Recent Potentially Adverse Business Developments or Conditions” on pages 59 through 63 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010, is hereby replaced in its entirety by the following:

Recent Potentially Adverse Business Developments or Conditions

In general, the global credit markets have deteriorated significantly over the past two years. As a result, our Investment Manager has evaluated the impact of the condition of the credit markets on our ability to obtain debt financing in the future should it be desirable and does not expect that there will be any material impact on our ability to obtain debt financing in the future if it is desirable. As discussed above, we expect to rely less on the use of significant non-recourse indebtedness to achieve our investment objectives than the other equipment leasing and finance funds sponsored by previous management and, therefore, our Investment Manager believes that we can meet our investment objectives even if we are unable to obtain debt financing on satisfactory terms.

Recent statistical data on domestic financing markets indicates that domestic financing volume in general and equipment leasing volume in particular has generally deteriorated over the past two years. As noted previously, while some of the reduction in the domestic market in general is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and, to a lesser extent, investment grade bonds has risen significantly over the past few quarters, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years.

A significant portion of the statistical data regarding the domestic equipment financing market’s performance is provided by the equipment financing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions generally provide financing to companies seeking to lease or finance small ticket and micro ticket equipment, use credit scoring methodologies to underwrite a lessee’s or borrower’s creditworthiness, and rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. On the other hand, our investment objectives and strategy focus on financing middle- to large-ticket, business-essential equipment and other capital assets, we typically underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment financing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for the Capital Assets that we will in the future acquire or invest in. Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

The U.S. economy entered into a recession in December 2007 and the rate of payment defaults by borrowers generally has risen significantly since. Nevertheless, since the onset of the recession, none of the other equipment leasing and financing funds managed by our Investment Manager have experienced any material defaults in payment to them that our Investment Manager expects would materially impact their liquidity, cash flows or profitability. Some of these funds have disclosed certain potentially adverse business developments or conditions in their Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008 and their Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010. Except as disclosed above, our Investment Manager does not expect that any of these events will materially impact such funds’ liquidity, cash flows or profitability at this time. These events include:

(i)	On September 5, 2008, several of our affiliates entered into an amended forbearance agreement with MW Universal, Inc. (“MWU”), LC Manufacturing, LLC (“LC Manufacturing”), MW Crow, Inc. (“Crow”) and seven other subsidiaries of MWU (collectively, the “MWU entities”) to cure certain non-payment related defaults by the MWU entities under their lease covenants. The terms of the agreement included, among other things, the pledge of additional collateral and the grant of a warrant for the purchase of 12% of the fully diluted common stock of MWU. On February 27, 2009, several of our affiliates entered into a further amended forbearance agreement with the MWU entities to cure certain lease defaults. In consideration for restructuring LC Manufacturing’s lease payment schedule, one of our affiliates received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. The forbearance agreement, as amended, was entered into to provide the MWU entities with additional flexibility during these tough economic times, while at the same time attempting to preserve our affiliates’ projected economic return on their investments. On June 1, 2009, one of our affiliates amended and restructured the master lease agreement with LC Manufacturing to reduce the assets under lease and entered into a new 43-month lease with Metavation, LLC for the assets previously under lease with LC Manufacturing. In consideration for restructuring LC Manufacturing’s lease payment schedule, our affiliate received a warrant to purchase 65% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. On January 13, 2010, our affiliate further amended the lease with LC Manufacturing to reduce LC Manufacturing’s payment obligations under the lease and to provide our affiliate with an excess cash flow sweep in the event that excess cash flow becomes available in the future. On May 31, 2010, MWU sold its equity interest in LC Manufacturing to an entity controlled by LC Manufacturing’s management and the personal guaranty of MWU’s principal was reduced to $6,500,000 with respect to LC Manufacturing. On September 30, 2010, our affiliate further amended the lease with LC Manufacturing to reduce LC Manufacturing’s monthly rental payments to $25,000 through December 31, 2011. In consideration for reducing the monthly rent, LC Manufacturing agreed to an increase in the amount of the end of lease purchase option to approximately $4,000,000;

(ii)	On January 21, 2009, Fund Nine filed a lawsuit in the U.S. District Court for the Southern District of New York against Wildwood Industries, Inc. (a Fund Nine lessee, “Wildwood”) and its owners who guaranteed Wildwood’s obligations for breaches of the leases and guarantees related to Wildwood’s failure to make rental payments. On March 5, 2009, an involuntary petition under Chapter 11 of the U.S. Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in U.S. Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 was converted into a proceeding under Chapter 7 by the U.S. Bankruptcy Court Trustee. Fund Nine does not expect to receive any further recovery from Wildwood;
(iii)	On February 11, 2009, Pliant Corporation (“Pliant”) (a lessee of a joint venture between Fund Eleven and Fund Twelve) commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high yield debt. In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors. On September 22, 2009, Pliant assumed its lease with our affiliates’ joint venture and on December 3, 2009, Pliant emerged from bankruptcy. To date, Pliant has made all of its lease payments;
(iv)	On February 17, 2009, Appleton Papers, Inc. (a Fund Twelve borrower, “Appleton”) notified Fund Twelve that it was in breach of a financial covenant contained in its secured term loans. As a result of this breach, the parties agreed to increase the interest rate on the term note from 12.5% to 14.25% per year beginning with the payment due on March 1, 2009. On February 26, 2010, Fund Twelve amended certain financial covenants in the loan agreement with Appleton. In consideration for amending the loan agreement, Fund Twelve received an amendment fee in the amount of approximately $117,000 from Appleton. On July 20, 2010, Fund Twelve amended the loan agreement to release two borrowers, American Plastics Company, Inc. and New England Extrusion, Inc., that were being sold by Appleton to a third party. In consideration for amending the loan agreement, Fund Twelve received an amendment fee in the amount of $40,000 from Appleton. On November 1, 2010, Appleton satisfied in full its remaining obligations under the loan agreement by prepaying the aggregate outstanding principal and interest in the amount of approximately $17,730,000. In connection with the prepayment, Fund Twelve collected an additional prepayment fee in the amount of $1,210,000;
(v)	On March 1, 2009, Spansion LLC (a Fund Nine lessee, “Spansion”) filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008. The equipment under these two leases was returned on June 3, 2009. Based on our Investment Manager’s assessment of the equipment and knowledge of the market for such equipment, Fund Nine recorded an impairment charge for the year ended December 31, 2009. In addition, Spansion affirmed a lease that was extended on July 1, 2008. On July 29, 2009, Fund Nine sold all of the equipment subject to the affirmed lease to Spansion. On February 22, 2010, the U.S. Bankruptcy Court approved a stipulation between Fund Nine and Spansion allowing Fund Nine’s administrative expense claim in the amount of $89,813 and unsecured claim in the amount of $268,987. On March 22, 2010, Fund Nine sold its unsecured claim to a third party for $161,392.20. During the three months ended March 31, 2010, Fund Nine sold the equipment subject to the rejected leases for approximately $91,000;
(vi)	Fund Ten restructured its lease financing with Premier Telecom Contracts Limited (“Premier”) in exchange for control of the equity of Premier’s parent company until such time as Fund Ten receives its expected return on its investment. In addition, during 2009, Fund Ten recorded an impairment loss of approximately $1,513,000 related to Premier;
(vii)	Fund Eleven restructured the payment obligations of MWU and another of its subsidiaries, W Forge Holdings, Inc. (“W. Forge”), in a manner that should permit such parties to have additional flexibility during these tough economic times, while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment. In consideration for this restructuring, Fund Eleven received, among other things, a $200,000 arrangement fee payable at the conclusion of the lease term and a warrant to purchase 20% of the fully diluted common stock of W. Forge, at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date. Subsequently, as further consideration for additional restructuring of W. Forge’s lease payment schedule, Fund Eleven received a warrant from W. Forge to purchase an additional 20% of its fully diluted common stock, at an aggregate purchase price of $1,000, exercisable until March 31, 2015. On December 31, 2009, Fund Eleven and W. Forge agreed to terminate their lease. Simultaneously with the termination, Fund Eleven sold the equipment to W. Forge;
(viii)	On April 15, 2009, Groupe Henri Heuliez (the guarantor of Fund Eleven’s leases with Heuliez SA (“HSA”) and Heuliez Investissements SNC (with HSA, “Heuliez”)) and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to a Chapter 11 reorganization under the U.S. Bankruptcy Code. Heuliez subsequently filed for Redressement Judiciaire on June 10, 2009. Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), agreed to purchase Heuliez. On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of Fund Eleven’s leases. Subsequently, BKC defaulted on its obligation to purchase Heuliez and Heuliez re-entered Redressement Judiciaire. On June 30, 2010, the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard (“Baelen”). Fund Eleven and Baelen have agreed to restructure Fund Eleven’s leases so that Fund Eleven can recover its investment;
(ix)	On July 28, 2009, Fund Ten terminated its lease with MW Monroe Plastics, Inc., a subsidiary of MWU (“Monroe”), and transferred title to the machining and metal working equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of at least equal or greater fair market value to Fund Ten. Beginning August 1, 2009, Fund Ten entered into a lease with MPI for such equipment for a term of 41 months. On July 26, 2010, Fund Ten, in consideration for all amounts due under the lease, sold the equipment to MPI and terminated the lease. In addition, also on July 26, 2010, MPI satisfied in full its obligations under a promissory note issued to Fund Eleven;
(x)	Due to the global downturn in the automotive industry, Sealynx Automotive Transieres SAS (a Fund Twelve lessee, “Sealynx”) requested a restructuring of its lease payments. Fund Twelve agreed to reduce Sealynx’s lease payments during the three months ended September 30, 2009. On January 4, 2010, Fund Twelve restructured Sealynx’s payment obligations under its lease to provide Sealynx with cash flow flexibility while at the same time attempting to preserve Fund Twelve’s projected economic return on its investment. As additional security for restructuring the payment obligations, Fund Twelve received an additional mortgage on certain real property owned by Sealynx in Charleval, France. On July 5, 2010, Sealynx filed for a conciliation procedure with the Commercial Court of Nanterre requesting that it be permitted to repay, over a two-year period, approximately $1,900,000 of rental payments that had been due to Fund Twelve on July 1, 2010. The Commercial Court of Nanterre has not yet ruled on Sealynx’s request;
(xi)	On September 23, 2009, Fund Eleven defaulted on a non-recourse long-term loan with BNP Paribas (“Paribas,” f/k/a Fortis Bank SA/NV) related to the four Handymax product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, due to the failure to make required payments under the loan agreement following the termination of the bareboat charters. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $5,827,000 relating to the write down in value of the M/T Faithful. On April 1, 2010, Fund Eleven amended the terms of the loan with Paribas, at which time Paribas agreed to waive all defaults under the loan. On April 30, 2010, in connection with the amendment of the loan, the time charters underlying the M/T Doubtless, the M/T Spotless and the M/T Vanguard were extended until November 15, 2010. On May 29, 2010, Fund Eleven entered into a ten-month time charter for the M/T Faithful. On September 30, 2010, Fund Eleven entered into a memorandum of agreement to sell the M/T Faithful. Fund Eleven recorded non-cash impairment charges of approximately $402,000 related to the proposed sale of the M/T Faithful and approximately $7,753,000 related to the write down of the M/T Doubtless, the M/T Spotless and the M/T Vanguard to fair value as of

September 30, 2010. On October 6, 2010, Fund Eleven entered into a memorandum of agreement to sell the M/T Vanguard at the expiration of its time charter. On October 13, 2010, Fund Eleven terminated the M/T Faithful time charter and sold the M/T Faithful;
(xii)	In October 2009, certain facts came to light that led our Investment Manager to believe that Equipment Acquisition Resources, Inc. (a lessee of a joint venture between Fund Eleven and Fund Twelve, “EAR”) was perpetrating a fraud against EAR’s lenders, including ICON EAR, LLC and ICON EAR II, LLC (collectively, “ICON EAR”). On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine ICON EAR’s ability to collect the amounts due to them in accordance with the leases or the security received. In addition, during 2009, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the semiconductor manufacturing equipment. On June 2, 2010, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming that was received as additional security under the leases for a net purchase price of approximately $757,000. On June 7, 2010, ICON EAR received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations. ICON EAR has had the New York State Supreme Court judgments recognized in Illinois, where the principals live, and is attempting to collect on such judgments. At this time, it is not possible to determine ICON EAR’s ability to collect the amounts due under the leases from EAR’s principals. In addition, during the three months ended June 30, 2010, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the remaining parcels of real property located in Jackson Hole, Wyoming;
(xiii)	On October 30, 2009, Fund Ten amended the bareboat charters for two container vessels, the ZIM Canada and the ZIM Korea, to restructure each respective charterer’s payment obligations. The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterers with additional flexibility while at the same time attempting to preserve Fund Ten’s projected economic return on its investment;
(xiv)	On October 30, 2009, Fund Eleven amended the bareboat charters for the four container vessels, the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea (collectively, the “ZIM Vessels”), to restructure each respective charterer’s payment obligations so that Fund Eleven will continue to receive payments through September 30, 2014 in accordance with each amended charter. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $35,147,000 relating to the write down in value of the four container vessels. On February 9, 2010, Fund Eleven amended the facility agreement with HSH Nordbank AG to correspond with the revised payment schedule in the charter amendments, which also cured the default under the loan agreement as of December 31, 2009. On September 23, 2010, Fund Eleven entered into memoranda of agreement to sell the ZIM Vessels to unaffiliated third parties. On November 10, 2010, Fund Eleven sold the ZIM Japan Sea pursuant to the terms of the applicable memorandum of agreement. The proceeds of the sale were used to make a prepayment under the facility agreement with HSH Nordbank AG;
(xv)	On December 10, 2009, Fund Eleven restructured the lease payment obligations of Teal Jones Group and Teal Jones Lumber Services, Inc. to provide them with cash flow flexibility while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment;
(xvi)	On February 22, 2010, Fund Ten received notice that its leases with Saturn Corporation (“Saturn”) were being rejected by General Motors Company (“GM”) in conjunction with GM’s petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, filed on June 1, 2009, in which Saturn was named as a debtor. In March 2010, Fund Ten sold all of the equipment subject to lease with Saturn to unaffiliated third parties;

(xvii)	On September 1, 2010, Fund Eleven amended its schedule with AMI Manchester, LLC and Gallant Steel, Inc. (collectively, “AMI”) to restructure AMI’s payment obligations and extend the base term of the schedule through December 31, 2013;
(xviii)	On September 20, 2010, Fund Twelve and Fund Fourteen were notified that Quattro Plant Limited (a borrower from a joint venture between Fund Twelve and Fund Fourteen, “Quattro Plant”) was in default under its senior loan agreement with KBC Bank N.V. As a result of the default, Quattro Plant’s principal payment obligations to the joint venture were suspended. During the suspension period, the joint venture received interest only payments from Quattro Plant. Subsequent to September 30, 2010, Quattro Plant cured the default under its senior loan agreement and was permitted to begin making payments of principal to the joint venture beginning November 1, 2010;
(xix)	As of September 30, 2010, our Investment Manager determined that the expected future proceeds from Fund Nine’s 90% interest in unguaranteed residual values of manufacturing and technology equipment, acquired from Summit Asset Management Limited in December 2003, would be insufficient to cover the residual position of the remaining investment. As a result, Fund Nine recognized a $250,000 impairment loss on the investment in unguaranteed residual values; and
(xx)	On September 30, 2010, Fund Ten, Fund Eleven and Fund Twelve terminated their credit support agreement, pursuant to which losses incurred by any of them with respect to any financing provided to any subsidiary of MWU would be shared among them in proportion to their respective capital investments. Simultaneously with the termination, Fund Eleven and Fund Twelve formed ICON MW, LLC (“ICON MW”) and, as contemplated by the credit support agreement, each of Fund Eleven and Fund Twelve contributed all of its interest in the assets related to the financing of the MWU subsidiaries to ICON MW to extinguish its obligations under the credit support agreement and receive an ownership interest in ICON MW. Fund Ten contributed assets in the form of a cash payment to Fund Twelve to extinguish its obligations under the credit support agreement. The methodology used to determine the ownership interests in ICON MW and the settlement amount that Fund Ten paid was at the discretion of our Investment Manager.

Although our Investment Manager expects that our affiliates’ lessees, borrowers and other financial counterparties will ultimately be able to satisfy their obligations to our affiliates, our Investment Manager will continue to review and evaluate the impact of the recession on our affiliates’ lessees, borrowers and other financial counterparties and take such action as it deems necessary to mitigate any adverse developments.

The information presented in this section and the tables included as Exhibit B to this prospectus represent historical results of equipment leasing and finance funds sponsored by our Investment Manager. If you purchase our Interests, you will not have any ownership interest in any other businesses sponsored or owned by our Investment Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing and finance funds sponsored by our Investment Manager and its affiliates.

Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Investment Manager

The disclosure under the heading “Funds Sponsored by Affiliates of Our General Partner — Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Investment Manager” on pages 63 through 65 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010, is hereby revised by replacing the first paragraph in its entirety by the following:

As of the date hereof, of the thirteen prior public equipment leasing and finance funds sponsored by our Investment Manager (the “Prior Funds”), six have been liquidated and dissolved (Series A, Series B, Series C, Series D, Series E and LP Six) and two Prior Funds have each transferred all of its assets to a liquidating trust for the benefit of the limited partners, now the beneficial owners (LP Seven and Fund Eight A). As of the date hereof, out of the remaining five Prior Funds, three are currently in the Prior Fund’s “liquidation period”

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(Fund Eight B, Fund Nine and Fund Ten), and two are in the Prior Fund’s “reinvestment period” or “operating period” (Fund Eleven and Fund Twelve).

Relationships with Some of Our General Partner’s Affiliates

The disclosure under the heading “Relationships with Some of Our General Partner’s Affiliates” on page 66 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010, is hereby revised by replacing the first paragraph in its entirety by the following:

The following diagram shows our relationship to our General Partner and some of its affiliates:

General Partner’s Discussion and Analysis of Results of Operations and Financial Condition

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition — Overview” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, and Supplement No. 2, dated August 16, 2010, is hereby revised by replacing the sixth paragraph in its entirety by the following:

Our General Partner manages and controls our business affairs, including, but not limited to, our investments in Capital Assets, under the terms of our Partnership Agreement. Our Investment Manager, an affiliate of our General Partner, originates and services our investments. Our Investment Manager also sponsored and manages seven other public equipment leasing and finance funds.

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Certain Financial Information of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
for the Quarter Ended September 30, 2010

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED BALANCE SHEETS

	September 30, 2010 (unaudited)	December 31, 2009
ASSETS
Cash and cash equivalents	$36,831,284	$27,074,324
Net investment in finance lease	3,776,125	—
Leased equipment at cost (less accumulated depreciation of $3,168,215 and $649,453, respectively)	21,639,144	13,530,536
Notes receivable	33,426,076	—
Investments in joint ventures	15,193,482	17,742,829
Deferred charges, net	1,020,623	1,186,369
Other assets, net	3,105,714	33,006
Asset purchase deposits	26,266,401	—
Total Assets	$141,258,849	$59,567,064
LIABILITIES AND EQUITY
Liabilities:
Deferred revenue	$2,491,262	$227,161
Due to General Partner and affiliates	1,247,637	566,964
Accrued expenses and other liabilities	1,920,930	157,889
Total Liabilities	5,659,829	952,014
Commitments and contingencies (Note 10)
Equity:
Partners’ Equity (Deficit)
Limited Partners	134,827,878	58,640,528
General Partner	(87,779)	(25,478)
Total Partners’ Equity	134,740,099	58,615,050
Noncontrolling Interest	858,921	—
Total Equity	135,599,020	58,615,050
Total Liabilities and Equity	$141,258,849	$59,567,064

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2010	Period from June 19, 2009 (Commencement of Operations) through September 30, 2009
	2010	2009
Revenue:
Rental income	$1,487,851	$109,328	$3,932,012	$109,328
Finance income	144,279	—	362,583	—
Income from investments in joint ventures	567,943	249,398	1,878,823	249,398
Interest and other income	817,582	4,042	1,497,264	4,042
Total revenue	3,017,655	362,768	7,670,682	362,768
Expenses:
Management fees	147,254	11,350	355,325	11,350
Administrative expense reimbursements	1,138,831	777,776	3,682,231	1,196,142
General and administrative	142,061	114,585	706,563	354,471
Interest	—	7,333	—	7,333
Depreciation and amortization	1,042,120	58,214	2,679,320	58,214
Total expenses	2,470,266	969,258	7,423,439	1,627,510
Net income (loss)	547,389	(606,490)	247,243	(1,264,742)
Less: Net income attributable to noncontrolling interest	26,293	—	53,023	—
Net income (loss) attributable to Fund Fourteen	$521,096	$(606,490)	$194,220	$(1,264,742)
Net income (loss) attributable to Fund Fourteen allocable to:
Limited Partners	$515,885	$(600,426)	$192,278	$(1,252,095)
General Partner	5,211	(6,064)	1,942	(12,647)
	$521,096	$(606,490)	$194,220	$(1,264,742)
Weighted average number of limited partnership interests outstanding	147,266	17,423	116,726	15,813
Net income (loss) attributable to Fund Fourteen per weighted average limited partnership interest outstanding	$3.50	$(34.46)	$1.65	$(79.18)

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Partners’ Equity				Noncontrolling Interest	Total Equity
	Limited Partnership Interests	Limited Partners	General Partner	Total Partners’ Equity
Balance, December 31, 2009	68,411	$58,640,528	$(25,478)	$58,615,050	$—	$58,615,050
Net income	—	10,436	105	10,541	—	10,541
Proceeds from sale of limited partnership interests	30,916	30,798,446	—	30,798,446	—	30,798,446
Sales and offering expenses	—	(3,209,025)	—	(3,209,025)	—	(3,209,025)
Cash distributions	—	(1,478,576)	(14,935)	(1,493,511)	—	(1,493,511)
Balance, March 31, 2010 (unaudited)	99,327	84,761,809	(40,308)	84,721,501	—	84,721,501
Net loss	—	(334,043)	(3,374)	(337,417)	26,730	(310,687)
Proceeds from sale of limited partnership interests	33,294	33,146,563	—	33,146,563	—	33,146,563
Sales and offering expenses	—	(3,496,223)	—	(3,496,223)	—	(3,496,223)
Cash distributions	—	(2,120,515)	(21,419)	(2,141,934)	(97,311)	(2,239,245)
Investment by noncontrolling interest	—	(514)	(5)	(519)	1,000,519	1,000,000
Balance, June 30, 2010 (unaudited)	132,621	111,957,077	(65,106)	111,891,971	929,938	112,821,909
Net income	—	515,885	5,211	521,096	26,293	547,389
Proceeds from sale of limited partnership interests	28,333	28,148,551	—	28,148,551	—	28,148,551
Sales and offering expenses	—	(3,033,084)	—	(3,033,084)	—	(3,033,084)
Cash distributions	—	(2,760,551)	(27,884)	(2,788,435)	(97,310)	(2,885,745)
Balance, September 30, 2010 (unaudited)	160,954	$134,827,878	$(87,779)	$134,740,099	$858,921	$135,599,020

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30, 2010	Period from June 19, 2009 (Commencement of Operations) through September 30, 2009
Cash flows from operating activities:
Net income (loss)	$247,243	$(1,264,742)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(362,583)	—
Income from investments in joint ventures	(1,878,823)	(249,398)
Depreciation and amortization	2,679,320	58,214
Loss on partial sale of interests in joint ventures	25,045	—
Changes in operating assets and liabilities:
Collection of finance lease	942,229	—
Other assets, net	(477,793)	(64,790)
Accrued expenses and other liabilities	1,641,665	27,160
Deferred revenue	2,264,101	296,155
Due to/from General Partner and affiliates, net	650,296	763,460
Distributions from joint ventures	1,878,823	249,398
Net cash provided by (used in) operating activities	7,609,523	(184,543)
Cash flows from investing activities:
Purchase of equipment	(15,013,976)	(11,990,776)
Asset purchase deposits	(26,266,401)	—
Investments in joint ventures	(183,115)	(14,436,203)
Distributions from joint ventures in excess of profits	1,357,417	516,640
Investment in joint ventures by noncontrolling interest	1,350,000	—
Investment in notes receivable	(37,032,227)	—
Repayment on note receivable	881,513	—
Net cash used in investing activities	(74,906,789)	(25,910,339)
Cash flows from financing activities:
Sale of limited partnership interests	92,093,560	32,545,040
Sales and offering expenses paid	(8,682,093)	(3,151,618)
Deferred charges	(738,740)	(1,438,993)
Investment by noncontrolling interest	1,000,000	—
Distributions to noncontrolling interest	(194,621)	—
Cash distributions to partners	(6,423,880)	(190,107)
Redemption of limited partnership interest	—	(1,000)
Net cash provided by financing activities	77,054,226	27,763,322
Net increase in cash and cash equivalents	9,756,960	1,668,440
Cash and cash equivalents, beginning of the period	27,074,324	1,001
Cash and cash equivalents, end of the period	$36,831,284	$1,669,441
Supplemental disclosure of non-cash investing and financing activities:
Underwriting fees due to ICON Securities	$—	$700
Organizational and offering expenses due to Investment Manager	$30,377	$14,656
Sales commissions due to third parties	$121,376	$87,176
Organizational and offering expenses amortized to equity	$934,863	$218,216

See accompanying notes to consolidated financial statements.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(1) Organization

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Partnership”) was formed on August 20, 2008 as a Delaware limited partnership. The Partnership is engaged in one business segment, the business of investing in business-essential equipment and corporate infrastructure (collectively, “Capital Assets”), including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that the Partnership purchases and leases to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. The Partnership will continue until December 31, 2020, unless terminated sooner.

The Partnership’s principal investment objective is to obtain the maximum economic return from its investments for the benefit of its partners. To achieve this objective, the Partnership: (i) acquires a diversified portfolio by making investments in Capital Assets; (ii) makes monthly cash distributions, at the Partnership’s general partner’s discretion, to its partners commencing the month following each partner’s admission to the Partnership, continuing until the end of the operating period; (iii) will reinvest substantially all undistributed cash from operations and cash from sales of investments in Capital Assets during the operating period; and (iv) will dispose of its investments and distribute the excess cash from such dispositions to its partners beginning with the commencement of the liquidation period.

The general partner of the Partnership is ICON GP 14, LLC, a Delaware limited liability company (the “General Partner”), which is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“ICON Capital”). The General Partner manages and controls the business affairs of the Partnership, including, but not limited to, the Capital Assets the Partnership invests in pursuant to the terms of the Partnership’s limited partnership agreement (the “Partnership Agreement”). Pursuant to the terms of an investment management agreement, the General Partner has engaged ICON Capital as an investment manager (the “Investment Manager”) to, among other things, facilitate the acquisition and servicing of the Partnership’s investments. Additionally, the General Partner has a 1% interest in the profits, losses, cash distributions and liquidation proceeds of the Partnership.

The Partnership is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. With the proceeds from the sale of limited partnership interests (“Interests”), the Partnership intends to invest in a diverse pool of Capital Assets and establish a cash reserve in the amount of 0.50% of the gross offering proceeds. The initial capitalization of the Partnership was $1,001, which consisted of $1 from the General Partner and $1,000 from ICON Capital. The Partnership is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for the Partnership’s distribution reinvestment plan (the “DRIP Plan”). The DRIP Plan allows limited partners to purchase Interests with distributions received from the Partnership and/or certain affiliates of the Partnership. At any time prior to May 18, 2011, the Partnership may, at its sole discretion, increase the offering to a maximum of up to $618,000,000 of capital, consisting of 600,000 Interests, provided that the offering period is not extended in connection with such change.

The Partnership’s initial closing date was June 19, 2009 (the “Commencement of Operations”), the date at which the Partnership had raised $1,200,000 and limited partners were admitted. Upon the Commencement of Operations, the Partnership returned the initial capital contribution of $1,000 to ICON Capital. During the period from May 18, 2009 to September 30, 2010, the Partnership sold 160,954 Interests to 4,502 limited partners, representing $160,393,699 of capital contributions. Investors from the Commonwealth of Pennsylvania and the State of Tennessee were not admitted until the Partnership raised total equity in the amount of $20,000,000, which the Partnership achieved on August 27, 2009. Beginning with the Commencement of Operations, the Partnership has paid or accrued sales commissions to third parties. The Partnership has also paid or accrued various fees to the General Partner and its affiliates. For the period from the Commencement of Operations through September 30, 2010, the Partnership paid or accrued the following

S-15

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(1) Organization  – (continued)

fees in connection with its offering of its Interests: (i) sales commissions to third parties in the amount of $10,864,618 and (ii) underwriting fees in the amount of $4,674,569 to ICON Securities Corp., an affiliate of the General Partner and the dealer-manager of the Partnership’s offering (“ICON Securities”). In addition, the General Partner and its affiliates, on behalf of the Partnership, incurred organizational and offering expenses in the amount of $2,346,689. For the period from the Commencement of Operations through September 30, 2010, organizational and offering expenses in the amount of $1,326,066 were recorded as a reduction of partners’ equity.

Partners’ capital accounts are increased for their initial capital contribution plus their proportionate share of earnings and decreased by their proportionate share of losses and distributions. Profits, losses, cash distributions and liquidation proceeds are allocated 99% to the limited partners and 1% to the General Partner until the aggregate amount of cash distributions paid to limited partners equals the sum of the limited partners’ aggregate capital contributions plus an 8% cumulative annual return on their aggregate unreturned capital contributions, compounded daily. After such time, distributions will be allocated 90% to the limited partners and 10% to the General Partner.

(2) Basis of Presentation and Consolidation

The accompanying consolidated financial statements of the Partnership have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Quarterly Reports on Form 10-Q. In the opinion of the General Partner, all adjustments considered necessary for a fair presentation have been included. These consolidated financial statements should be read together with the consolidated financial statements and notes included in the Partnership’s Annual Report on Form 10-K for the period from the Commencement of Operations through December 31, 2009. The results for the interim period are not necessarily indicative of the results for the full year.

The consolidated financial statements include the accounts of the Partnership and its majority-owned subsidiaries and other controlled entities. All intercompany accounts and transactions have been eliminated in consolidation. In joint ventures where the Partnership has majority ownership, the financial condition and results of operations of the joint venture are consolidated. Noncontrolling interest represents the minority owner’s proportionate share of its equity in the joint venture. The noncontrolling interest is adjusted for the minority owner’s share of the earnings, losses, investments and distributions of the joint venture.

The Partnership accounts for its noncontrolling interests in joint ventures where the Partnership has influence over financial and operational matters, generally 50% or less ownership interest, under the equity method of accounting. In such cases, the Partnership’s original investments are recorded at cost and adjusted for its share of earnings, losses and distributions. The Partnership accounts for investments in joint ventures where the Partnership has virtually no influence over financial and operational matters using the cost method of accounting. In such cases, the Partnership’s original investments are recorded at cost and any distributions received are recorded as revenue. All of the Partnership’s investments in joint ventures are subject to its impairment review policy.

Recently Adopted Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an update to Accounting Standard Codification 810 — Consolidation (“ASC 810”). The update amends the consolidation guidance applicable to variable interest entities (“VIEs”) and changes how a reporting entity evaluates whether an entity is considered the primary beneficiary of a VIE and is therefore required to consolidate such VIE. ASC 810 also requires assessments at each reporting period of which party within the VIE is considered the

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(2) Basis of Presentation and Consolidation  – (continued)

primary beneficiary and requires a number of new disclosures related to VIEs. The adoption of this guidance did not have a material effect on the Partnership’s consolidated financial statements as of September 30, 2010.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), amending Accounting Standards Codification 820. ASU 2010-06 requires new disclosures and clarifies existing disclosures on fair value measurements. It requires new disclosures including (i) separate disclosure of the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and a description of the reasons for the transfers and (ii) separate presentation of information about purchases, sales, issuances and settlements in the reconciliation of Level 3 fair value measurements. This update also clarifies existing disclosures requiring the Partnership to (i) determine each class of assets and liabilities based on the nature and risks of the investments rather than by major security type and (ii) for each class of assets and liabilities, disclose the valuation techniques and inputs used to measure fair value for both Level 2 and Level 3 fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a material effect on the Partnership’s consolidated financial statements.

(3) Net Investment in Finance Lease

Net investment in finance lease consisted of the following at September 30, 2010:

September 30, 2010
Minimum rents receivable	$3,872,989
Estimated residual value	641,942
Initial direct costs, net	76,155
Unearned income	(814,961)
Net investment in finance lease	$3,776,125

Telecommunications Equipment

On February 25, 2010, the Partnership, through its wholly-owned subsidiary, ICON Global Crossing VI, LLC (“ICON GC VI”), purchased telecommunications equipment and simultaneously leased the equipment back to Global Crossing Telecommunications, Inc. (“Global Crossing”). The purchase price for the equipment was approximately $4,300,000. The lease is for a period of thirty-six months and expires in February of 2013.

Non-cancelable minimum annual amounts due on the investment in finance lease over the remaining term of the lease were as follows at September 30, 2010:

For the period October 1 to December 31, 2010	$400,654
For the year ending December 31, 2011	1,602,616
For the year ending December 31, 2012	1,602,616
For the year ending December 31, 2013	267,103
$3,872,989

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(3) Net Investment in Finance Lease  – (continued)

Carrier Vessels

On September 29, 2010, the Partnership, through its wholly-owned subsidiaries, ICON Amazing, LLC (“ICON Amazing”) and ICON Fantastic, LLC (“ICON Fantastic”), entered into memoranda of agreement to purchase the supramax bulk carrier vessels, the Amazing and the Fantastic, from Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), wholly-owned subsidiaries of Geden Holdings Limited (“Geden”), for the aggregate purchase price of $67,000,000. Simultaneously with these acquisitions, which closed on October 1, 2010, the Amazing and the Fantastic were bareboat chartered back to ASL and FSL, respectively, for a period of seven years commencing on October 1, 2010. The purchase price of the vessels consisted of $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000. The Partnership paid the aggregate amount of $21,943,000 of the purchase price to ASL and FSL and acquisition fees of $1,675,000 to the Investment Manager as of September 30, 2010, both of which are included in asset purchase deposits on the accompanying consolidated balance sheets.

(4) Leased Equipment at Cost

Leased equipment at cost consisted of the following:

	September 30, 2010	December 31, 2009
Packaging equipment	$6,535,061	$6,535,061
Telecommunications equipment	7,644,928	7,644,928
Motor coaches	10,627,370	—
	24,807,359	14,179,989
Less: Accumulated depreciation	3,168,215	649,453
	$21,639,144	$13,530,536

Depreciation expense was $948,344 and $2,518,762 for the three months and nine months ended September 30, 2010, respectively. Depreciation expense was $49,881 for the three months ended September 30, 2009 and the period from June 19, 2009 (Commencement of Operations) through September 30, 2009.

Motor Coaches

On March 9, 2010, the Partnership, through its wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), executed a master lease agreement in which it agreed to purchase and lease back twenty-six 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the aggregate purchase price of approximately $10,370,000. Simultaneously with the execution of the lease, ICON Coach II purchased eleven 2010 MCI J4500 motor coach buses from MCI for the purchase price of $4,502,715 and leased the buses to Dillon’s Bus Service, Inc. (“DBS”). On May 13, 2010, ICON Coach II purchased fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously leased the buses to Lakefront Lines, Inc. (“Lakefront”). The leases with DBS and Lakefront are for a period of sixty months and the base term for both leases commenced on June 1, 2010.

Telecommunications Equipment

Between September 2009 and February 2010, the Partnership, through its wholly-owned subsidiary, ICON GC VI, purchased and simultaneously leased to Global Crossing approximately $11,738,000 of telecommunications equipment under a master lease agreement. Each of the equipment schedules is for a period of thirty-six months and the leases expire between September 2012 and February 2013. The latest equipment schedule of approximately $4,300,000 is included in the above total and was accounted for as a

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(4) Leased Equipment at Cost  – (continued)

direct finance lease (see Note 3). On April 1, 2010, the Partnership sold a 9.084% noncontrolling interest in ICON GC VI to an unaffiliated third party, Hardwood Partners, LLC (“Hardwood”), for $1,000,000. As a result of the sale, the Partnership recorded a nominal loss on sale, which is included in partners’ equity, and the Partnership’s controlling interest in ICON GC VI was reduced to 90.916%.

Aggregate annual minimum future rentals receivable from the Partnership’s non-cancelable operating leases over the next five years consisted of the following at September 30, 2010:

For the period October 1 to December 31, 2010	$1,516,574
For the year ending December 31, 2011	6,066,296
For the year ending December 31, 2012	5,522,134
For the year ending December 31, 2013	3,192,472
For the year ending December 31, 2014	2,332,108
Thereafter	154,486
$18,784,070

(5) Notes Receivable

Note Receivable Secured by Point of Sale Equipment

On March 3, 2010, the Partnership, through its wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of $9,857,589 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”) (collectively “NL III”). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months.

Note Receivable Secured by Aframax Tankers

On June 30, 2010, the Partnership, through its wholly-owned subsidiary, ICON Palmali 14, LLC (“ICON Palmali 14”), participated in a $96,000,000 loan facility by making a second priority secured term loan to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) pursuant to a loan agreement (the “Palmali Loan Agreement”). The proceeds of the loan were used by Ocean Navigation to purchase two Aframax tanker vessels, the Shah Deniz and the Absheron (each a “Vessel,” and collectively, the “Vessels”). On July 28, 2010 and September 14, 2010, ICON Palmali 14 funded the loan in the aggregate amount of $14,400,000 to Ocean Navigation. Interest on the secured term loan accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Vessel.

Note Receivable Secured by Metal Cladding and Production Equipment

On September 1, 2010, the Partnership made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the amount of $4,800,000. Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months.

Note Receivable Secured by Lifting and Transportation Equipment

On September 24, 2010, the Partnership participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the amount of $5,250,000. Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(5) Notes Receivable  – (continued)

Note Receivable Secured by Building Contract and Refund Guarantee

On September 27, 2010, the Partnership, through its wholly-owned subsidiary, ICON SE, LLC (“ICON SE”), participated in an approximately $46,000,000 loan facility by agreeing to make a secured term loan to SE Shipping Lines Pte. Ltd. (“SE Shipping”) for the purchase of a new build heavy lift vessel and accompanying equipment. The aggregate principal amount of ICON SE’s loan is $18,000,000 and will be made to SE Shipping in six installments. Each installment will be made on the basis of certain building milestones having been met, but no installment will be made after November 27, 2012. Interest on the loan accrues at a rate of 18% per year and is payable monthly in arrears for a period of twenty-four months from the delivery date of the vessel. As of September 30, 2010, no amounts were funded under the loan agreement.

(6) Investments in Joint Ventures

On April 1, 2010, the Partnership and ICON Leasing Fund Twelve, LLC, an entity managed by the Investment Manager (“Fund Twelve”) (each a “Seller” and together, the “Sellers”), sold to Hardwood a 9.927% interest in ICON Atlas, LLC (“ICON Atlas”), a 5.297% interest in ICON ION, LLC (“ICON ION”) and a 10.678% interest in ICON Quattro, LLC (“ICON Quattro”). Hardwood paid $1,000,000 for each of these three investments. The ownership interest in each of the three entities provided by each Seller to Hardwood was proportionate to the Sellers’ ownership percentages immediately prior to the sale. The Partnership received aggregate proceeds of $1,350,000 and recorded an aggregate loss on sale of approximately $25,000.

Immediately following the sales, the resulting ownership interests were as follows:

	Partnership	Fund Twelve	Hardwood	Total
ICON Atlas	40.533%	49.540%	9.927%	100%
ICON ION	42.616%	52.087%	5.297%	100%
ICON Quattro	40.195%	49.127%	10.678%	100%

The results of operations of ICON Atlas are summarized below:

	Three Months Ended September 30,		Nine Months Ended September 30, 2010	Period from June 19, 2009 (Commencement of Operations) through September 30, 2009
	2010	2009
Revenue	$613,955	$425,264	$1,841,865	$438,407
Net income	$380,624	$266,822	$1,140,461	$275,173
Partnership’s share of net income	$154,278	$92,767	$479,211	$92,767

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(6) Investments in Joint Ventures  – (continued)

The results of operations of ICON ION are summarized below:

	Three Months Ended September 30,		Nine Months Ended September 30, 2010	Period from June 19, 2009 (Commencement of Operations) through September 30, 2009
	2010	2009
Revenue	$692,329	$759,891	$2,169,048	$759,891
Net income	$651,684	$715,327	$2,023,758	$715,327
Partnership’s share of net income	$277,722	$156,631	$877,887	$156,631

The results of operations of ICON Quattro are summarized below:

	Three Months Ended September 30,		Nine Months Ended September 30, 2010	Period from June 19, 2009 (Commencement of Operations) through September 30, 2009
	2010	2009
Revenue	$440,368	$—	$1,566,176	$—
Net income	$338,207	$—	$1,243,451	$—
Partnership’s share of net income	$135,943	$—	$521,725	$—

On September 20, 2010, ICON Quattro was notified that Quattro Plant Limited (“Quattro Plant”) was in default under its senior loan agreement with KBC Bank N.V. (“KBC”). As a result of the default, Quattro Plant’s principal payment obligations to ICON Quattro were suspended. During the suspension period, ICON Quattro received interest only payments from Quattro Plant. Subsequent to September 30, 2010, Quattro Plant cured the default under its senior loan agreement and was permitted to begin making payments of principal to ICON Quattro beginning November 1, 2010.

(7) Revolving Line of Credit, Recourse

The Partnership and certain other entities managed by the Investment Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC and Fund Twelve (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At September 30, 2010, no amounts were accrued related to the Partnership’s joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(7) Revolving Line of Credit, Recourse  – (continued)

which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. The interest rate at September 30, 2010 was 4.0%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

None of the ICON Borrowers had any outstanding borrowings under the Facility at September 30, 2010.

Pursuant to the Loan Agreement, the ICON Borrowers are required to comply with certain covenants. At September 30, 2010, the ICON Borrowers were in compliance with all covenants.

(8) Transactions with Related Parties

The Partnership has entered into certain agreements with the General Partner, the Investment Manager and ICON Securities whereby the Partnership pays certain fees and makes certain reimbursements to these parties. ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of the Partnership’s Interests.

The Partnership pays the Investment Manager (i) an annual management fee, payable monthly, equal to 3.50% of the gross periodic payments due and paid from the Partnership’s investments and (ii) acquisition fees, through the end of the operating period, equal to 2.50% of the purchase price of each investment the Partnership makes in Capital Assets.

In addition, the Partnership reimburses the General Partner and its affiliates for organizational and offering expenses incurred in connection with the Partnership’s organization and offering. The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of the Interests are sold in the offering) and the actual costs and expenses incurred by the General Partner and its affiliates. Accordingly, the General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing the Partnership’s Interests to the public. The General Partner also has a 1% interest in the Partnership’s profits, losses, cash distributions and liquidation proceeds.

In addition, the General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with the Partnership’s operations. Administrative expense reimbursements are costs incurred by the General Partner or its affiliates that are necessary to the Partnership’s operations. These costs include the General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that are charged to the Partnership based upon the percentage of time such personnel dedicate to the Partnership. Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010
(unaudited)

(8) Transactions with Related Parties  – (continued)

Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates were as follows:

	Capacity	Description		Three Months Ended September 30,		Nine Months Ended September 30, 2010	Period from June 19, 2009 (Commencement of Operations) through September 30, 2009
Entity				2010	2009
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements	(1)	$112,330	$396,417	$769,117	$1,453,649
ICON Securities Corp.	Dealer-Manager	Underwriting fees	(2)	797,614	822,915	2,648,181	972,027
ICON Capital Corp.	Investment Manager	Acquisition fees	(3)	3,443,151	292,458	5,923,983	292,458
ICON Capital Corp.	Investment Manager	Management fees	(4)	147,254	11,350	355,325	11,350
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements	(4)	1,138,831	777,776	3,682,231	1,196,142
				$5,639,180	$2,300,916	$13,378,837	$3,925,626

(1)	Amount capitalized and amortized to partners’ equity.
(2)	Amount charged directly to partners’ equity.
(3)	Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership’s accounting policies.
(4)	Amount charged directly to operations.

At September 30, 2010, the Partnership had a net payable of $1,247,637 due to the General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of approximately $839,000.

From October 1, 2010 to November 5, 2010, the Partnership raised an additional $13,603,414 in capital contributions and has paid or accrued underwriting fees to ICON Securities in the amount of $373,200.

(9) Fair Value Measurements

Fair value information with respect to the Partnership’s leased assets and liabilities is not separately provided since (i) the current accounting pronouncements do not require fair value disclosures of lease arrangements and (ii) the carrying value of financial assets, other than lease-related investments, and the recorded value of recourse debt approximate fair value due to their short-term maturities and variable interest rates. The estimated fair value of the Partnership’s fixed rate notes receivable was based on the discounted value of future cash flows related to the loans based on recent transactions of this type.

	September 30, 2010
	Carrying Amount	Fair Value
Fixed rate notes receivable	$33,426,076	$34,800,306

(10) Commitments and Contingencies

At the time the Partnership acquires or divests of its interest in a Capital Asset, the Partnership may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. The General Partner believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on the consolidated financial condition of the Partnership taken as a whole.

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ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

SUPPLEMENT NO. 4
DATED APRIL 1, 2011

TO PROSPECTUS DATED
MAY 5, 2010

Summary

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) is providing you with this Supplement No. 4, dated April 1, 2011, to update the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010. The information in this Supplement No. 4 supplements, modifies and supersedes some of the information contained in the Fund Fourteen Prospectus, as amended by Supplement No. 1, Supplement No. 2 and Supplement No. 3. This Supplement No. 4 forms a part of, and must be accompanied or preceded by, the Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3.

The primary purposes of this Supplement No. 4 are to:

•	Describe the current status of the offering;
•	Provide information regarding certain transactions entered into by Fund Fourteen;
•	Update certain information contained in the Prospectus;
•	Update certain financial information of Fund Fourteen’s general partner, ICON GP 14, LLC (the “General Partner”) to December 31, 2010;
•	Update certain financial information of Fund Fourteen to December 31, 2010; and
•	Update the Prior Performance Tables for ICON Capital Corp. (the “Investment Manager”) and its affiliates to December 31, 2010.

Current Status of the Offering

The initial closing date for Fund Fourteen was June 19, 2009, the date at which Fund Fourteen had raised $1,200,000 and reached the minimum offering amount. On August 27, 2009, Fund Fourteen achieved the $20,000,000 minimum offering for the Commonwealth of Pennsylvania and the State of Tennessee. As of March 25, 2011, 224,689 limited partnership interests have been sold to 6,113 limited partners, representing $223,680,045 of capital contributions to Fund Fourteen.

Compensation Paid to Affiliates and Certain Non-Affiliates

Through March 25, 2011, Fund Fourteen paid and/or accrued the following fees in connection with its offering of its limited partnership interests: (i) sales commissions to third parties in the amount of $14,936,376 and (ii) underwriting fees to affiliated parties in the amount of $6,463,391. Through March 25, 2011, organizational and offering expenses in the amount of $2,677,324 were paid or incurred by Fund Fourteen, its General Partner, or its General Partner’s affiliates. These fees and expense reimbursements are described on pages 35 through 36 of the Prospectus.

Recent Transactions

Marine Vessels

On March 29, 2011, Fund Fourteen and ICON Leasing Fund Twelve, LLC (“Fund Twelve”) entered into a joint venture, ICON AET Holdings, LLC (“ICON AET”), owned 75% by Fund Fourteen and 25% by Fund Twelve, for the purpose of acquiring two Aframax tankers and two Very Large Crude Carriers (the “VLCCs”). The Aframax tankers were each acquired for a purchase price of $13,000,000, of which $9,000,000 of non-recourse debt was borrowed from DVB Bank SE (“DvB”), and were simultaneously bareboat chartered to AET Inc. Limited (“AET”) for a period of three years. The VLCCs were each acquired for a purchase price of $72,000,000, of which $55,000,000 of non-recourse debt was borrowed from DvB, and were simultaneously bareboat chartered to AET for a period of 10 years.

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To acquire the vessels, wholly-owned subsidiaries of ICON AET borrowed an aggregate amount of $128,000,000 in non-recourse debt (the “Loan”) from DvB pursuant to the terms of a loan agreement. The proceeds of the Loan used to purchase the Aframax tankers have a three year term and the proceeds of the Loan used to purchase the VLCCs have a 10 year term. The Loan is secured by, among other things, a first priority security interest in each of the vessels, the earnings from each of the vessels, and the equity interests of each of ICON AET’s subsidiaries that directly owns a vessel. The obligations of AET under each of the bareboat charters are guaranteed by AET’s parent, AET Tanker Holdings Sdn. Bhd.

Who Should Invest

The disclosure under the heading “Who Should Invest” on page iv of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the first sentence of the first paragraph under the heading “Suitability Requirements” with the following:

You must meet the suitability requirements described below to invest in our Interests. Our General Partner and the applicable Selling Dealer have a duty to make reasonable efforts to determine that an investment in our Interests is suitable for you.

Questions and Answers About This Offering

The disclosure under the heading “Questions and Answers About This Offering” beginning on page vi of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the second sentence in the answer to the first question with the following:

These types of funds provide investors with the opportunity to invest in equipment leases and loans and other types of investments in equipment that are leased, owned or operated by domestic and global businesses, which are otherwise typically invested in by large financial institutions, banks, and private investment funds.

Prospectus Summary

The disclosure under the heading “Prospectus Summary” beginning on page 1 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the second and third paragraphs under the subheading “The Fund — Life of the Fund” with the following:

At December 31, 2010, we were in our offering period and had sold 192,774 Interests, representing $191,973,454 of capital contributions, and admitted 5,386 limited partners. At December 31, 2010, we had total assets of $209,982,733. For the year ended December 31, 2010, we generated total revenue of $13,237,567, which consisted mostly of rental income, finance income and income from investments in joint ventures. For the same period, we had net income of $2,338,378.

At December 31, 2010, our portfolio, which we hold either directly or through joint ventures, consisted primarily of the following investments:

Telecommunications Equipment

•	We have a 90.916% ownership interest in ICON Global Crossing VI, LLC (“ICON Global Crossing VI”), which owns telecommunications equipment that is subject to three 36-month leases with Global Crossing Telecommunications, Inc. (“Global Crossing”). The leases expire in September 2012, November 2012 and February 2013.

Packaging Equipment

•	Our wholly-owned subsidiary, ICON Exopack, LLC (“ICON Exopack”), owns packaging and printing equipment that is subject to two 60-month leases with Exopack, LLC (“Exopack”). The leases expire in September 2014 and October 2014.

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Gas Compressors

•	We have a 40.533% ownership interest in ICON Atlas, LLC (“ICON Atlas”), which owns eight Ariel natural gas compressors (“Gas Compressors”) that were purchased from AG Equipment Co. (“AG”). The Gas Compressors are subject to 48-month leases with Atlas Pipeline Mid-Continent, LLC (“APMC”) that expire on August 31, 2013.

Motor Coaches

•	Our wholly-owned subsidiary ICON Coach II, LLC (“ICON Coach II”) owns motor coach buses that are subject to two 60-month leases with Dillon’s Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”). The leases expire in June 2015.

Carrier Vessels

•	Our wholly-owned subsidiaries ICON Amazing, LLC (“ICON Amazing”) and ICON Fantastic, LLC (“ICON Fantastic”) own two supramax bulk carrier vessels that are subject to seven year bareboat charters with Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), wholly-owned subsidiaries of Geden Holdings Limited, that expire in October 2017.

Notes Receivable

•	We have a 42.616% ownership interest in ICON ION, LLC (“ICON ION”), which provided secured term loans (the “ION Loans”) to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company (“ARC”) and ARAM Seismic Rentals Inc., a U.S. bankruptcy remote Texas corporation (“ASR”), which is secured by analog seismic system equipment.
•	Our wholly-owned subsidiary ICON Northern Leasing III, LLC (“ICON NL III”) provided a secured term loan to Northern Capital Associates XVIII, L.P., Northern Capital Associates XV, L.P. and Northern Capital Associates XIV, L.P. (collectively “NL III”), which is secured by point of sale equipment.
•	Our wholly-owned subsidiary ICON Palmali 14, LLC (“ICON Palmali 14”) provided a secured term loan to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”), which is secured by Aframax tankers.
•	We provided a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”), which is secured by metal cladding and production equipment.
•	We provided a secured term loan to Northern Crane Services Inc. (“Northern Crane”), which is secured by lifting and transportation equipment.
•	Our wholly-owned subsidiary ICON SE, LLC (“ICON SE”) participated in a loan facility by agreeing to make a secured term loan to SE Shipping Lines Pte. Ltd. (“SE Shipping”), which is secured by a building contract and refund guarantee.
•	We have a 40.195% ownership interest in ICON Quattro, LLC (“ICON Quattro”), which participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited, which is secured by rail support construction equipment.

The disclosure under the heading “Prospectus Summary” beginning on page 1 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by adding under the subheading “Alternative Investments” immediately following the section under the subheading “Recent Developments” beginning on page 3 and immediately preceding the section under the subheading “Investment Objectives” on page 3 the following:

Alternative Investments

Financial planners generally recommend that investors hold a diversified investment portfolio, including traditional investments, such as stocks, bonds and mutual funds, and alternative investments. The objective of

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this strategy is to reduce the overall portfolio risk and volatility of an investor’s wealth portfolio while achieving acceptable rates of return. An investment in an equipment fund may be regarded as an alternative investment. The appropriate proportion of an investor’s wealth portfolio that should be held in alternative investments will vary from investor to investor. You should consult your financial advisor regarding asset allocation strategies. As a wealth management strategy, equipment funds may be appropriate for certain investors for reasons that include a combination of some or all of the following: portfolio diversification; non-correlation to traditional asset classes; regular cash distributions; potential for capital growth; security in tangible, business essential assets; potential inflation and recession hedge; and tax advantages. For more information, see the “Alternative Investments” section of this prospectus.

The disclosure under the heading “Prospectus Summary” beginning on page 1 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the fourth investment objective under the subheading “Investment Objectives” in its entirety with the following:

(4)	Provide a Favorable Total Return: to achieve Payout, which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

The disclosure under the heading “Prospectus Summary” beginning on page 1 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Industry Overview” in its entirety with the following:

The Equipment Finance Industry

Recent trends indicate that domestic and global equipment financing volume is correlated to overall business investments in equipment, which are typically impacted by general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases, depending on a number of factors. These factors include the availability of liquidity to provide equipment financing and/or provide it on terms satisfactory to borrowers, lessees, and other counterparties, as well as the desire to upgrade equipment and/or expand operations during times of growth, but also in times of recession in order to, among other things, seize the opportunity to obtain competitive advantage over distressed competitors and/or increase business as the economy recovers.

Industry Trends Prior to the Recent Recession

The U.S. economy experienced a downturn from 2001 through 2003, resulting in a decrease in equipment financing volume during that period. From 2004 through most of 2007, however, the economy in the United States and the global economy in general experienced significant growth, including growth in business investment in equipment and equipment financing volume. According to information provided by the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment leasing and finance industry (“ELFF”), based on information from the United States Department of Commerce Bureau of Economic Analysis and Global Insight, Inc., a global forecasting company, total domestic business investment in equipment and software increased annually from approximately $922 billion in 2002 to approximately $1,205 billion in 2006 and 2007. Similarly, during the same period, total domestic equipment financing volume increased from approximately $515 billion in 2002 to approximately $684 billion in 2007.

According to the World Leasing Yearbook 2011, which was published by Euromoney Institutional Investor PLC, global equipment leasing volume increased annually from approximately $462 billion in 2002 to approximately $780 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and Latin America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in Latin America increased from approximately

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$3 billion in 2002 to approximately $41 billion in 2007. It is believed that global business investment in equipment, and global equipment financing volume, including equipment loans and other types of equipment financing, increased as well during the same period

Current Industry Trends

In general, the U.S. and global credit markets deteriorated significantly after the U.S. economy entered into a recession in December 2007 and global credit markets continue to experience some dislocation and tightening. Many financial institutions and other financing providers have failed or significantly reduced financing operations, creating both uncertainty and opportunity in the finance industry.

Commercial and Industrial Loan Trends.  According to information provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”), the change in the volume of outstanding commercial and industrial loans issued by FDIC-insured institutions started to decline dramatically beginning in the fourth quarter of 2007. Thereafter, the change in volume turned negative for the first time since 2002 in the fourth quarter of 2008, with reductions of approximately $62 billion between the fourth quarter of 2008 and the first quarter of 2009, approximately $68 billion between the first and second quarters of 2009, and approximately $90 billion between the second and third quarters of 2009. Between the third and fourth quarters of 2009, volume decreased by approximately $55 billion. The volume of outstanding loans issued by FDIC-insured institutions further decreased by approximately $37 billion between the fourth quarter of 2009 and the first quarter of 2010 and by approximately $12 billion between the first and second quarters of 2010. Between the second and third quarters of 2010, volume increased by approximately $5 billion, the first increase in eight quarters.

While some of the reduction was due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and investment grade bonds in the U.S. syndicated loan market rose significantly through the 2010 calendar year, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result of all of these factors affecting the commercial and industrial finance segment of the finance industry, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years. As noted below, this trend in the wider financing market is also prevalent in the specific market for equipment financing.

Equipment Financing Trends.  According to information provided by the Equipment Leasing and Finance Association, an equipment finance trade association and affiliate of ELFF (“ELFA”), total domestic business investment in equipment and software decreased to $1,187 billion in 2008. Similarly, during the same period, total domestic equipment financing volume decreased to $671 billion in 2008. Global business investment in equipment, and global equipment financing volume, decreased as well during the same period. According to the World Leasing Yearbook 2011, global equipment leasing volume decreased to approximately $733 billion in 2008 and approximately $557 billion in 2009, with the largest decrease occurring in Europe. For 2009, domestic business investment in equipment and software is forecasted to drop to an estimated $1,011 billion with a corresponding decrease in equipment financing volume to an estimated $518 billion. Nevertheless, ELFA projects that domestic investment in equipment and software and equipment financing volume will begin to recover in 2010, with domestic business investment in equipment and software projected

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to increase to an estimated $1,108 billion in 2010 and $1,255 billion in 2011 and corresponding increases in equipment financing volume to an estimated $583 billion in 2010 and $668 billion in 2011.

Prior to the recent recession, a substantial portion of equipment financing was provided by the leasing and lending divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provided financing to companies seeking to lease small ticket and micro ticket equipment, (ii) used credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) relied heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Many of these financial institutions and other financing providers have failed or significantly reduced their financing operations. By contrast, we (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) are not significantly reliant on receiving outside financing to meet our investment objectives. In short, in light of the tightening of the credit markets, our Investment Manager in its role as the sponsor and manager of other equipment financing funds has, since the onset of the recent recession, reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

Why Businesses Finance

So long as there is sufficient financing liquidity from sources such as us, it is expected that domestic and global companies will continue to finance productive equipment and equipment financing volume will continue to increase over time because equipment financing allows companies to:

(1)	Conserve Cash/Pay Down Debt. Equipment financing permits companies to finance up to 100% of the purchase price of equipment, thereby enabling companies to conserve cash for other purposes, such as reserves or research and development, while still having the use of business-essential equipment. Equipment financing also permits companies to unlock the value in business-essential equipment that companies already own by borrowing against this collateral, while still having the use of it, and using the proceeds for other purposes, such as paying down or refinancing other indebtedness.
(2)	Deduct Some or All Financing Payments for Tax Purposes as a Business Expense. When a company borrows money to finance equipment purchases, the interest portion of the loan is typically tax deductible. Moreover, when a company leases equipment, the entire lease payment is typically tax deductible.
(3)	Maximize Flexibility. Equipment financing can allow companies to upgrade equipment more easily and quickly than owning, enabling companies to stay on the cutting edge of technology. In addition, companies retain operating flexibility in equipment financing, which is valuable if the long-term usefulness of the particular equipment to companies is unknown.

The disclosure under the heading “Prospectus Summary” beginning on page 1 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Management” in its entirety with the following:

We are managed by ICON GP 14, LLC, our General Partner. The principal office of our General Partner is located at 100 Fifth Avenue, 4th Floor, New York, New York, 10011 and its telephone number is (212) 418-4700. ICON Capital Corp., an affiliate of our General Partner, serves as our Investment Manager and will originate and service our investments. Our Investment Manager’s principal executive offices are located at 100 Fifth Avenue, 4th Floor, New York, New York 10011 and its telephone number is (212) 418-4700. Our Investment Manager’s website address is http://www.iconcapital.com. The information contained on our Investment Manager’s website is not part of this prospectus. For more information about our

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General Partner and our Investment Manager, see the “Management,” “Funds Sponsored by Affiliates of Our General Partner” and “Conflicts of Interest” sections of this prospectus.

The management team of our General Partner and our Investment Manager has substantial experience in the equipment leasing and finance industries. Our Investment Manager’s current executive management team is led by Michael A. Reisner and Mark Gatto, Co-Chairmen, Co-Chief Executive Officers and Co-Presidents. They have significant experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment. Messrs. Reisner and Gatto would be considered our “promoters.” We describe the background and experience of our General Partner’s and our Investment Manager’s management team in the “Management” section of this prospectus beginning on page 67.

Our General Partner was formed in August 2008 as a Delaware limited liability company. The sole member of our General Partner is ICON Capital Corp., our Investment Manager. According to The StangerReportTM: A Guide to DPP Investing, our Investment Manager is one of the leading sponsors of registered direct investment funds and is the leading sponsor of public equipment leasing and finance funds. According to Monitor, Inc., our Investment Manager is the third largest private, independent equipment leasing and finance company in the United States as of March/April 2011. To date, our Investment Manager has sponsored equipment leasing and finance funds that have raised more than $1.5 billion in equity from more than 53,000 investors. In addition, our Investment Manager has had management responsibility for more than $3.9 billion invested by equipment leasing and finance funds sponsored by it since its inception. See “Management” beginning on page 67 and “Funds Sponsored by Affiliates of Our General Partner” beginning on page 55 for more information.

As of December 31, 2010, our Investment Manager manages seven other public equipment leasing and finance funds and is the investment manager for an additional public equipment fund. Our Investment Manager is also the sole stockholder of ICON Securities Corp., the dealer-manager of our offering. The following diagram shows our General Partner’s and our Investment Manager’s relationship to us and some of our affiliates.

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The Offering

The disclosure under the heading “The Offering” beginning on page 9 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the paragraph across from the sub-heading “Offering” in its entirety with the following:

A minimum of 1,200 Interests and a maximum of up to 400,000 Interests; provided, that, in our sole discretion, we may, at any time prior to the two-year anniversary of the date our offering commences, increase our offering to a maximum of up to 600,000 Interests; provided further that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer.

The disclosure under the heading “The Offering” beginning on page 9 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure across from the sub-heading “Offering” in its entirety with the following:

Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates	Our General Partner, its affiliates, including our Investment Manager and ICON Securities Corp., and certain non-affiliates (namely, Selling Dealers) will receive fees and compensation from the offering of our Interests, including the following, which we believe are the most significant items of compensation:
• Sales Commissions: We will pay up to 7.0% of the gross offering proceeds to unaffiliated broker-dealers.

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Underwriting Fees:  We will pay 3.0% of the gross offering proceeds to ICON Securities Corp., an affiliate of our General Partner. From this Underwriting Fee, ICON Securities may pay the unaffiliated broker-dealers an amount of up to 1% of the offering proceeds of each Interest sold by such broker-dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of ICON Securities.

  •

O&O Expenses:  We will reimburse our General Partner or its affiliates for the fees and expenses it incurs in connection with our organization and this offering. O&O Expense reimbursement will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in this offering) and the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering.

Through December 31, 2010 and March 25, 2011, we paid and/or accrued the following fees in connection with our offering of our Interests: (i) sales commissions to third parties in the amount of $12,912,321 and $14,936,376, respectively, and (ii) underwriting fees to affiliated parties in the amount of $5,568,520 and $6,463,391, respectively. In addition, through December 31, 2010 and March 25, 2011, O&O Expenses in the amount of $2,652,672 and $2,677,324, respectively, were paid or accrued by us, our General Partner or its affiliates.
• Acquisition Fees: We will pay our Investment Manager Acquisition Fees of 2.5% of the total purchase price of each investment that we make in Capital Assets.
As of December 31, 2010, we paid and/or accrued Acquisition Fees in the amount of $6,949,126. S-8 TABLE OF CONTENTS
• Management Fees: We will pay our Investment Manager Management Fees of 3.5% of the gross periodic payments due and paid from our investments.
As of December 31, 2010, we paid and/or accrued Management Fees in the amount of $664,974.
• Distributions: We will initially pay our General Partner 1.0% from the cash distributions paid from our operations and sales, subject to increase based on us achieving a targeted return.
As of December 31, 2010, we paid and/or accrued distributions to our General Partner in the amount of $107,569.
See “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates” for more information about the fees we will pay our General Partner, its affiliates and certain non-affiliates.

Risk Factors

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the first sentence of the second risk factor under the subheading “Risks Related to This Offering” with the following:

We do not anticipate that a public market will develop for our Interests, our Interests will not be listed on any national securities exchange at any time, and we will take steps to ensure that no public trading market develops for our Interests.

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the fifth sentence of the eleventh risk factor under the subheading “Risks Related to This Offering” with the following:

We cannot ensure that:

•	this estimate of value could actually be realized by us or by our limited partners upon liquidation;
•	limited partners could realize this estimate of value if they were to attempt to sell their Interests;
•	this estimate of value reflects the price or prices that our Interests would or could trade at if they were listed on a national stock exchange or included for quotation on a national market system, because no such market exists or is likely to develop; or
•	the statement of value, or the method used to establish value, complies with any reporting and disclosure or valuation requirements under ERISA, Code requirements or other applicable law.

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the fourth risk factor under the subheading “Risks Related to Our Business” in its entirety with the following:

The results of our Investment Manager’s prior equipment leasing and finance funds are not necessarily indicative of our future results.

As of December 31, 2010, six of the thirteen other equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were operated by individuals who are not part of either our General Partner’s or Investment Manager’s current management team. A brief financial summary of the performance of those liquidated funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,064.32	957.31
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	64.32	(42.69)
Year offering commenced	1987	1989	1990	1991	1992	1993
Year offering terminated	1989	1990	1991	1992	1993	1995
Year liquidation period commenced	1999	1999	2001	1997	1998	2000

As noted, three of those completed equipment leasing and finance funds did not completely return to their respective investors all of their capital and the other three completed funds returned $238.74, $253.97, and $64.32 for each $1,000 invested to its investors in excess of their original investment. See “Other Funds Sponsored by Affiliates of Our General Partner” for more detail.

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the seventh risk factor under the subheading “Risks Related to Our Business” in its entirety with the following:

Because we may borrow money to make our investments, losses as a result of lessee, borrower or other counterparty defaults may be greater than if such borrowings were not incurred.

Although we acquired some of our investments for cash, we may in the future borrow to fund a substantial portion of the cost of certain of our investments and there is no limit to the amount of indebtedness that we may incur when making our investments. We believe the use of leverage will result in more investments with less risk than if leverage is not utilized. There can be no assurance, however, that the benefits of greater size and diversification of our portfolio will offset the heightened risk of loss in an individual investment using leverage. Other equipment leasing and financing funds our Investment Manager has sponsored, on average, utilized debt to fund 65 – 75% of the purchase price of some of the Capital Assets and other equipment in their portfolios. With respect to non-recourse borrowings, if we are unable to pay our debt service obligations because a lessee, borrower or other counterparty defaults, a lender could foreclose on the investment securing the non-recourse indebtedness. This could cause us to lose all or part of our investment or could force us to meet debt service payment obligations so as to protect our investment subject to such indebtedness and prevent it from being subject to repossession.

We expect the majority of our borrowings to be non-recourse. We may, however, elect to incur recourse indebtedness under certain circumstances. For example, we are jointly and severally liable for recourse indebtedness incurred under a revolving line of credit facility with California Bank & Trust (“CB&T”) that is secured by certain of our assets that are not otherwise pledged to other lenders. CB&T has a security interest in such assets and the right to sell those assets to pay off the indebtedness if we default on our payment obligations. This recourse indebtedness may increase our risk of loss because we must meet the debt service payment obligations regardless of the revenue we receive from the investment that is subject to such secured indebtedness.

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the third sentence of the first paragraph of the second risk factor under the subheading “Risks Related to Our Organization and Structure” in its entirety with the following:

As of December 31, 2010, our Investment Manager, an affiliate of our General Partner, is managing seven other public equipment leasing and finance funds.

The disclosure under the heading “Risk Factors” beginning on page 13 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the first sentence of the third paragraph of the fifth risk factor under the heading “Risks Related to Our Organization and Structure” with the following:

Furthermore, we are likely to borrow to fund a significant portion of the cost of our investments.

Capitalization

The disclosure under the heading “Capitalization” beginning on page 34 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby replaced in its entirety by the following:

The following table sets forth our capitalization as of December 31, 2010 and as adjusted to reflect the sale of our Interests in the offering, assuming that (1) the maximum 400,000 Interests are sold at the public offering price and (2) all 20,000 Interests are sold pursuant to our DRIP Plan at the public offering price. You should read this table together with “Estimated Use of Proceeds,” “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” and our consolidated financial statements and notes included elsewhere in this prospectus.

	As of December 31, 2010	Maximum Offering of 400,000 Interests	Maximum Offering of 420,000 Interests
Our General Partner’s capital contribution(1)	$1	$1	$1
Limited Partners’ capital contribution(2)	$191,973,454	400,000,000	418,000,000
Less Public Offering expenses(3)	(21,133,513)	(45,750,000)	(46,009,200)
Total capitalization	$170,839,941	$354,250,001	$371,990,801

(1)	We were originally capitalized by a contribution of $1 by our General Partner and $1,000 contributed by ICON Capital Corp., the Original Limited Partner. The Original Limited Partner withdrew its capital contribution upon our achieving the minimum offering of Interests and admitting investors as limited partners on June 19, 2009.
(2)	As of December 31, 2010, we had sold 192,774 Interests to 5,386 limited partners. As of March 25, 2011, 224,689 Interests have been sold to 6,113 limited partners, representing $223,680,045 of capital contributions.
(3)	Public Offering Expenses for the offering include: (a) Sales Commissions of $70.00 per Interest sold (except on Interests sold pursuant to our DRIP Plan), (b) Underwriting Fees of $30.00 per Interest sold (except on Interests sold pursuant to our DRIP Plan) and (c) estimated O&O Expenses. See “Estimated Use of Proceeds.”

Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates

The disclosure under the heading “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates” beginning on page 35 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby replaced in its entirety by the following:

The following table summarizes the types and estimated amounts of all compensation or distributions that we will directly or indirectly pay our General Partner, its affiliates and the Selling Dealers, excluding Interests that may be sold pursuant to our DRIP Plan and assuming our Interests are sold at the public offering price set forth on the cover page of this prospectus. Some of the compensation paid to our General Partner and its affiliates will be paid regardless of our success or the profitability of our operations, and we did not determine the amount of such compensation through arm’s-length negotiations. Our Partnership Agreement does not permit our General Partner and its affiliates to recover or reclassify its services under a different category of fee type. Accordingly, as there are no provisions permitting our General Partner and its affiliates to receive “Re-Leasing Fees” or “Re-Sale Fees” in our Partnership Agreement even though our General Partner and its affiliates may provide the services customarily provided to receive such fees, neither our General Partner nor its affiliates are entitled to receive any “Re-Leasing Fees” or “Re-Sale Fees” from us. Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including our General Partner and its affiliates, are limited as provided for in our Partnership Agreement.

Organization and Offering Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Sales Commissions(1) — payable to Selling Dealers, who are not affiliated with our General Partner.	Up to $70.00 per Interest from all Interests sold in this offering, or 7.0% of the gross offering proceeds.	Because Sales Commissions are based upon the number of our Interests sold, the total amount of Sales Commissions cannot be determined until this offering is complete.
Sales Commissions of $28,000,000 will be paid if the maximum number of 400,000 Interests is sold in this offering. No Sales Commissions will be paid on any Interests sold pursuant to our DRIP Plan.
As of December 31, 2010 and March 25, 2011, we paid and/or accrued Sales Commissions in the amount of $12,912,321 and $14,936,376, respectively.
Underwriting Fees — payable to ICON Securities Corp., the dealer-manager.	$30.00 per Interest on all Interests sold in this offering, or 3.0% of the gross offering proceeds. A portion of the $30.00 per Interest may be re-allowed to Selling Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager.	Because Underwriting Fees are based upon the number of our Interests sold, the total amount of Underwriting Fees cannot be determined until this offering is complete.
Underwriting Fees of $12,000,000 will be paid if the maximum number of 400,000 Interests is sold in this offering. No Underwriting Fees will be paid on any Interests sold pursuant to our DRIP Plan.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
As of December 31, 2010 and March 25, 2011, we paid and/or accrued Underwriting Fees in the amount of $5,568,520 and $6,463,391, respectively.
O&O Expenses(2) — reimbursement to our General Partner or its affiliates for our organizational and offering expenses.	The aggregate amount of O&O Expenses will be reimbursed on an accountable basis, which means that the total amount of O&O Expenses that our General Partner or its affiliates will be reimbursed for will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in the offering) and the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering. Accordingly, this means that our General Partner or its affiliates ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering.	Because O&O Expense reimbursement is based upon the total amount organizational and offering expenses incurred by our General Partner or its affiliates, the total amount of O&O Expense reimbursement cannot be determined until this offering is complete.

As of December 31, 2010 and March 25, 2011, organizational and offering expenses in the amount of $2,652,672 and $2,677,324, respectively, were paid or accrued by us, our General Partner or its affiliates.
We will pay or advance bona fide due diligence fees and expenses of the dealer-manager and actual and prospective Selling Dealers on a fully accountable basis based upon receipt of a detailed and itemized invoice.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition Fees — payable to our Investment Manager.(3)	We will pay our Investment Manager 2.50% of the total purchase price of each investment that we make in Capital Assets. The purchase price includes, as applicable, (a) the indebtedness incurred (or assumed in connection therewith) to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Investment Manager. No finder’s or broker’s fees may be paid to any of our Investment Manager’s affiliates.

Our Investment Manager will reduce or refund Acquisition Fees if our investment in Capital Assets is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our investments, or (b) 75% of the gross offering proceeds.	Acquisition Fees of $19,519,444, or 4.88% of the gross offering proceeds, may be paid if the maximum number of 400,000 Interests is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments.

We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional investments in Capital Assets.

As of December 31, 2010, we paid and/or accrued Acquisition Fees in the amount of $6,949,126.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distributions from operations and sales — payable to our General Partner.	Prior to Payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After Payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether Payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

As of December 31, 2010, we paid and/or accrued distributions to our General Partner in the amount of $107,569.
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(5)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.

As of December 31, 2010, we paid and/or accrued expenses in the amount of $6,703,041.

(1)	The amounts listed above for Sales Commissions do not give effect to the potential reduction of the Sales Commissions that are not payable for our Interests purchased by affiliates of our General Partner and any Selling Dealers and by investors whose broker-dealer has waived or reduced the sales commission, if any. To the extent our Interests are purchased this way, the estimated amount of the expenses of this offering reflected in this chart may be reduced. See “Plan of Distribution.”
(2)	The aggregate amount of O&O Expenses will be reimbursed on an accountable basis, which means that the total amount of O&O Expenses that our General Partner and its affiliates will be reimbursed for will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in the offering) and the actual fees and expenses incurred by our General Partner and its affiliates in connection with our organization and this offering. Accordingly, this means that our General Partner and its affiliates ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for the preparation of registering, offering and distributing our Interests to the public. We will pay or advance bona fide due diligence fees and expenses of the dealer- manager and actual and prospective Selling Dealers on a fully accountable basis from such allowance based upon a detailed and itemized invoice.

In addition to O&O Expenses, we will also reimburse our General Partner and its affiliates for: (1) the actual costs of goods and materials used for or by us and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of our equipment incurred prior to the time that we have funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of our business affairs, such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment, not in excess of the lesser of our General Partner’s, or its affiliate’s, costs, or the cost that we would be required to pay to independent parties for comparable services. Our annual reports to our limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our General Partner and its affiliates.

(3)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and O&O Expenses, which fees and expenses may total up to 11.44% of the gross offering proceeds, if all 400,000 Interests are sold in the offering). Pursuant to our Partnership Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 16.32%. See “Estimated Use of Proceeds.”
(4)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(5)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

The total amount of expenses we reimbursed to our General Partner and its affiliates for administrative services provided and/or incurred on our behalf during our first full year of operations was $5,775,602, as set forth in the following table.

Our Expense Reimbursements to Our General Partner and
Its Affiliates During Our First Full Year of Operations

Administrative Expense Reimbursements(1)	$4,778,359
General and Administrative(2)	$997,243
TOTAL	$5,775,602

(1)	Costs incurred by our General Partner and its affiliates that are necessary to our operations, including our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to our operations, in each case subject to the limitations set forth in Section 6.4(h) of our Partnership Agreement.
(2)	Expenses incurred by our General Partner and its affiliates, including our audit, legal and tax expenses.

The following tables are tabular presentations of the administrative expense reimbursements reimbursed to our Investment Manager, as general partner or manager of the five most recently offered equipment leasing and finance funds sponsored by our Investment Manager.

Summary of Administrative Expense Reimbursements of
Fund Eight B as of December 31, 2010 (unaudited)(1)

	For the Years ended December 31,
	2010	2009	2008	2007	2006	2005
Administrative Expense Reimbursements(2)	$—	$—	$—	$—	$161,980	$515,934

	For the Years ended December 31,
	2004	2003	2002	2001	2000
Administrative Expense Reimbursements	$862,030	$936,605	$966,832	$572,981	$37,441

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Eight B. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.
(2)	Effective May 1, 2006, our Investment Manager waived its rights to all future administrative expense reimbursements.

Summary of Administrative Expense Reimbursements of
Fund Nine as of
December 31, 2010 (unaudited)(1)

	For the Years ended December 31,
	2010	2009	2008	2007	2006
Administrative Expense Reimbursements(2)	$—	$—	$149,844	$677,965	$596,881

	For the Years ended December 31,
	2005	2004	2003	2002	2001
Administrative Expense Reimbursements	$647,534	$1,139,479	$834,089	$241,597	$241,597

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Nine. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.
(2)	Effective April 1, 2008, our Investment Manager waived its rights to all future administrative expense reimbursements.

Summary of Administrative Expense Reimbursements of
Fund Ten as of December 31, 2010 (unaudited)(1)

	For the Years ended December 31,
	2010	2009	2008	2007	2006	2005	2004	2003
Administrative Expense Reimbursements	$850,157	$1,090,870	$1,448,324	$876,287	$977,228	$906,570	$1,216,345	$7,357

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Ten. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.

Summary of Administrative Expense Reimbursements of
Fund Eleven as of December 31, 2010 (unaudited)(1)

	For the Years ended December 31,
	2010	2009	2008	2007	2006	2005
Administrative Expense Reimbursements	$1,417,858	$1,951,850	$3,586,973	$5,423,388	$5,877,044	$1,082,658

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Eleven. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.

Summary of Administrative Expense Reimbursements of
Fund Twelve as of December 31, 2010 (unaudited)(1)

	For the Years ended December 31,
	2010	2009	2008	2007
Administrative Expense Reimbursements	$3,184,449	$3,594,440	$2,705,118	$1,346,866

(1)	These expense reimbursements are related to our Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to our Investment Manager based upon the percentage of time such personnel dedicate to Fund Twelve. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Investment Manager.

Operating Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition Fees — payable to our Investment Manager.(1)	We will pay our Investment Manager 2.50% of the total purchase price of each investment that we make in Capital Assets. The purchase price includes, as applicable, (a) the indebtedness incurred (or assumed in connection therewith) to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Investment Manager. No finder’s or broker’s fees may be paid to any of our Investment Manager’s affiliates.

Our Investment Manager will reduce or refund Acquisition Fees if our investment in Capital Assets is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our investments, or (b) 75% of the gross offering proceeds.	Acquisition Fees of $19,519,444, or 4.88% of the gross offering proceeds, may be paid if the maximum number of 400,000 Interests is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments.

We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional investments in Capital Assets.

As of December 31, 2010, we paid and/or accrued Acquisition Fees in the amount of $6,949,126.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(2) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.

As of December 31, 2010, we paid and/or accrued Management Fees in the amount of $664,974.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

As of December 31, 2010, we paid and/or accrued distributions to our General Partner in the amount of $107,569.
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(3)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.

As of December 31, 2010, we paid and/or accrued expenses in the amount of $6,703,041.

(1)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and O&O Expenses, which fees and expenses may total up to 11.44% of the gross offering proceeds, if all 400,000 Interests are sold in the offering). Pursuant to our Partnership Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 16.32%. See “Estimated Use of Proceeds.”
(2)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(3)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

Liquidating Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(1) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.

As of December 31, 2010, we paid and/or accrued Management Fees in the amount of $664,974.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

As of December 31, 2010, we paid and/or accrued distributions to our General Partner in the amount of $107,569.
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(2)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.

As of December 31, 2010, we paid and/or accrued expenses in the amount of $6,703,041.

(1)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(2)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(a)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(b)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

Funds Sponsored by Affiliates of Fund Fourteen’s General Partner

The disclosure under the heading “Funds Sponsored by Affiliates of Our General Partner” on pages 54 through 65 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby replaced in its entirety with the following:

FUNDS SPONSORED BY AFFILIATES OF OUR GENERAL PARTNER

Our Investment Manager was formed in 1985 to finance and lease equipment and act as the manager or general partner for publicly offered, income-oriented equipment leasing and finance funds. In addition to acting as our Investment Manager, as of December 31, 2010, our Investment Manager sponsored and is the manager or general partner of:

•	ICON Cash Flow Partners L.P. Seven (“LP Seven”), which transferred its sole remaining asset to a liquidating trust (the “LP Seven Liquidating Trust”) in July 2007;
•	ICON Income Fund Eight A L.P. (“Fund Eight A”), which entered into its liquidation period in December 2005 and which transferred its sole remaining asset to a liquidating trust (the “Fund Eight A Liquidating Trust”) as of March 16, 2009;
•	ICON Income Fund Eight B L.P. (“Fund Eight B”), which entered into its liquidation period in June 2007;
•	ICON Income Fund Nine, LLC (“Fund Nine”), which entered into its liquidation period in May 2008;
•	ICON Income Fund Ten, LLC (“Fund Ten”), which entered into its liquidation period in May 2010;
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”); and
•	ICON Leasing Fund Twelve, LLC (“Fund Twelve”).

Also, our Investment Manager sponsored and was the general partner of:

•	ICON Cash Flow Partners, L.P., Series A (“Series A”), which was liquidated and dissolved in 1999;
•	ICON Cash Flow Partners, L.P., Series B (“Series B”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series C (“Series C”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series D (“Series D”), which was liquidated and dissolved in 2005;
•	ICON Cash Flow Partners, L.P., Series E (“Series E”), which was liquidated and dissolved in 2006; and
•	ICON Cash Flow Partners L.P. Six (“LP Six”), which was liquidated and dissolved in 2006.

The foregoing equipment leasing and finance funds are referred to collectively as the equipment leasing and finance funds sponsored by our Investment Manager. All of these equipment leasing and finance funds sponsored by our Investment Manager were publicly offered equipment leasing and financing limited partnerships or limited liability companies. Affiliates of our General Partner have also engaged in the past, and our General Partner and its affiliates may in the future engage, in the business of brokering or acquiring investments in Capital Assets that do not meet the investment criteria our General Partner has established for us and for the equipment leasing and finance funds sponsored by it and/or its affiliates, such as the criteria for creditworthiness, Capital Asset types, excess transaction size or concentration by lessee/borrower, location or industry.

As of December 31, 2010, six of the thirteen other equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were primarily operated by individuals who have not been part of either our General Partner’s or Investment Manager’s current management team. A brief financial summary of the performance of those completed funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,064.32	957.31
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	64.32	(42.69)
Year offering commenced	1987	1989	1990	1991	1992	1993
Year offering terminated	1989	1990	1991	1992	1993	1995
Year liquidation period commenced	1999	1999	2001	1997	1998	2000

As noted, three of those completed equipment leasing and finance funds did not completely return to their respective investors all of their capital and the other three completed funds returned $238.74, $253.97, and $64.32 for each $1,000 invested to its investors in excess of their original investment.

Total Gross Offering Proceeds of Equipment Leasing and
Finance Funds Sponsored by our Investment Manager
(as of December 31, 2010)

Fund	Number of Investors	Total Gross Offering Proceeds
Series A (dissolved in 1999)	225	$2,504,500
Series B (dissolved in 2001)	1,756	20,000,000
Series C (dissolved in 2001)	1,741	20,000,000
Series D (dissolved in 2005)	3,076	40,000,000
Series E (dissolved in 2006)	3,712	61,041,151
LP Six (dissolved in 2006)	2,276	38,385,712
LP Seven	4,655	99,999,681
Fund Eight A	2,906	74,996,504
Fund Eight B	2,832	75,000,000
Fund Nine	3,259	99,653,474
Fund Ten	4,393	149,994,502
Fund Eleven	8,636	365,198,690
Fund Twelve	8,356	347,686,947
Total:	47,823	$1,394,461,161

The equipment leasing and finance funds sponsored by our Investment Manager that are still in the phase of making investments are all actively engaged in making investments and all other equipment leasing and finance funds sponsored by our Investment Manager either are in the phase of liquidating or have been liquidated. As of December 31, 2010, the equipment leasing and finance funds sponsored by our Investment Manager had originated or acquired investments as follows:

Investments Originated or Acquired by Equipment Leasing and Finance Funds Sponsored by our
Investment Manager as of December 31, 2010
(All Amounts in Dollars of Original Acquisition Cost)

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$6,226,774	$1,556,694	$7,783,468
Series B (dissolved in 2001)	40,950,305	26,850,666	67,800,971
Series C (dissolved in 2001)	45,800,967	26,853,123	72,654,090
Series D (dissolved in 2005)	55,577,669	81,733,088	137,310,757
Series E (dissolved in 2006)	80,651,864	199,000,866	279,652,730
LP Six (dissolved in 2006)	93,104,306	80,323,694	173,428,000
LP Seven	251,479,444	75,503,618	326,983,062
Fund Eight A	152,696,530	25,258,312	177,954,842
Fund Eight B	239,483,806	38,761,792	278,245,598
Fund Nine	265,889,202	55,610,824	321,500,026
Fund Ten	212,848,352	92,640,191	305,488,543
Fund Eleven	760,389,928	35,927,045	796,316,973
Fund Twelve	625,491,271	129,287,747	754,779,018
	$2,830,590,418	$869,307,660	$3,699,898,078

As of December 31, 2010, the equipment leasing and finance funds sponsored by our Investment Manager had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

Investment Portfolio of Equipment Leasing and
Finance Funds Sponsored by our Investment Manager as of
December 31, 2010

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$—	$—	$—
Series B (dissolved in 2001)	—	—	—
Series C (dissolved in 2001)	—	—	—
Series D (dissolved in 2005)	—	—	—
Series E (dissolved in 2006)	—	—	—
LP Six (dissolved in 2006)	—	—	—
LP Seven	—	11,638,008	11,638,008
Fund Eight A	—	2,266,953	2,266,953
Fund Eight B	87,183,828	40,725,893	127,909,721
Fund Nine	189,862,508	40,905,714	230,768,222
Fund Ten	92,640,121	63,851,943	156,492,064
Fund Eleven	254,085,942	25,185,509	279,271,451
Fund Twelve	622,739,488	102,129,680	724,869,168
	$1,246,511,887	$286,703,700	$1,533,215,587

Funds Sponsored by our Investment Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by our Investment Manager under its original ownership and management. None of our Investment Manager’s current owners, officers or employees was part of our Investment Manager’s ownership or management team at the time that these equipment leasing and finance funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than ours. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that we have made and expect to make are and will be in large ticket Capital Assets (Capital Assets with an acquisition cost of $5 million or more) and portfolios of Capital Assets, which our General Partner believes will provide us with the appropriate diversification necessary to achieve our investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing and finance funds our Investment Manager sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the equipment leasing and finance funds sponsored by our Investment Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all affected to varying degrees by the events of September 11, 2001, as evidenced by their inability to overcome the resulting market conditions for some of their investments in leased commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example, Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000. In addition, following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest. The losses incurred by investors in those funds, which paid distributions at a constant rate from the beginning of the offering of those funds, do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Funds Sponsored by our Investment Manager’s Subsequent Owners

In 1996, our Investment Manager was acquired by Messrs. Beaufort J.B. Clarke, Paul Weiss and Thomas Martin. All members of our Investment Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by our Investment Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled our Investment Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than ours. Many of these equipment leasing and finance funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, our investment objectives and policies provide that we will (i) rely less on the use of significant non-recourse indebtedness to achieve our investment objectives, (ii) place less of a reliance on the residual value of Capital Assets to achieve our investment objectives, (iii) place greater emphasis on Investments that generate cash flow, and (iv) rely significantly on our Investment Manager’s originations process to originate our Investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in leased commercial aircraft and certain marine assets. These assets were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on charter to SEACOR Smit, Inc. The vessels were returned by SEACOR Smit, Inc. in June 2003 following the end of the then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness; therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft. The indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (in September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were such that the aircraft could not be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment in a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and market conditions in the post-September 11th environment were such that the aircraft had lost significant value and could not be successfully remarketed at the time. Additionally, the aircraft had significant non-recourse indebtedness and Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft. Consequently, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Eight B wrote down its residual position in the aircraft by approximately $6 million during 2008.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Nine wrote down its residual position in the aircraft by approximately $6 million during 2008.

As discussed above, the performance of these investment losses was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment leasing and financing transactions. These investment losses will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with our Investment Manager’s expectations. Some of these funds, such as LP Seven and Fund Eight B, will likely not return all capital to their respective investors. For some of the other funds, it is too early to determine how these funds will ultimately perform; however, due to a combination of factors, including (i) the factors discussed above with respect to its investment policies and objectives and (ii) some of the potentially adverse business developments or conditions affecting its portfolio discussed below, Fund Eleven will have difficulty meeting its investment objectives, particularly by the end of the intended three-year liquidation period.

While the foregoing events and circumstances, in many respects, were out of the control of the previous ownership and management of our Investment Manager, the current ownership and management of our Investment Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks. Nevertheless, many similar types of investments that were made by these funds under previous ownership and management did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that has yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds. Notwithstanding the foregoing, there can be no assurance that we or any other equipment leasing and finance fund sponsored by our Investment Manager and its affiliates will ultimately be successful in meeting our or its investment objectives.

Private Funds and Separate Accounts

As of December 31, 2010, our Investment Manager and its affiliates sponsored one private equipment fund and manage one separate account.

Recent Potentially Adverse Business Developments or Conditions

In general, the global credit markets deteriorated significantly after the U.S. economy entered into a recession in December 2007. As a result, our Investment Manager has evaluated the impact of the condition of the credit markets on our ability to obtain debt financing in the future should it be desirable and does not expect that there will be any material impact on our ability to obtain debt financing in the future if it is desirable. As discussed above, we expect to rely less on the use of significant non-recourse indebtedness to achieve our investment objectives than the other equipment leasing and finance funds sponsored by previous management and, therefore, our Investment Manager believes that we can meet our investment objectives even if we are unable to obtain debt financing on satisfactory terms.

Recent statistical data on domestic financing markets indicates that domestic financing volume in general and equipment financing volume in particular has generally deteriorated since the onset of the recession. As noted previously, while some of the reduction in the domestic market in general is due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and investment grade bonds rose significantly through the 2010 calendar year, a significant portion of the proceeds have been used to pay down and/or refinance existing commercial and industrial loans. As a result, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years.

A significant portion of the statistical data regarding the domestic equipment financing market’s performance is provided by the equipment financing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions generally provide financing to companies seeking to lease or finance small ticket and micro ticket equipment, use credit scoring methodologies to underwrite a lessee’s or borrower’s creditworthiness, and rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. On the other hand, our investment objectives and strategy focus on financing middle- to large-ticket, business-essential equipment and other capital assets, we typically underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment financing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for the Capital Assets that we will in the future acquire or invest in. Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

Since the U.S. economy entered into a recession in December 2007, the rate of payment defaults by borrowers generally rose significantly. Nevertheless, since the onset of the recession, none of the other equipment leasing and financing funds managed by our Investment Manager have experienced any material defaults in payment to them that our Investment Manager expects would materially impact their liquidity, cash flows or profitability. Some of these funds have disclosed certain potentially adverse business developments or conditions in their Annual Reports on Form 10-K for the years ended December 31, 2010 and 2009 and their Quarterly Reports of Form 10-Q for the periods ended March 31, 2010, June 30, 2010, and September 30, 2010. Except as disclosed above, our Investment Manager does not expect that any of these events will materially impact such funds’ liquidity, cash flows or profitability at this time. These events include:

(i)	On September 5, 2008, several of our affiliates entered into an amended forbearance agreement with MW Universal, Inc. (“MWU”), LC Manufacturing, LLC (“LC Manufacturing”), MW Crow, Inc. (“Crow”) and seven other subsidiaries of MWU (collectively, the “MWU entities”) to cure certain non-payment related defaults by the MWU entities under their lease covenants. The terms of the agreement included, among other things, the pledge of additional collateral and the grant of a warrant for the purchase of 12% of the fully diluted common stock of MWU. On February 27, 2009, several of our affiliates entered into a further amended forbearance agreement with the MWU entities to cure certain lease defaults. In consideration for restructuring LC Manufacturing’s lease payment schedule, one of our affiliates received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. The forbearance agreement, as amended, was entered into to provide the MWU entities with additional flexibility during these tough economic times, while at the same time attempting to preserve our affiliates’ projected economic return on their investments. On June 1, 2009, our affiliate amended and restructured the master lease agreement with LC Manufacturing to reduce the assets under lease and entered into a new 43-month lease with Metavation, LLC for the assets previously under lease with LC Manufacturing. In consideration for restructuring LC Manufacturing’s lease payment schedule, our affiliate received a warrant to purchase 65% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. On September 30, 2010, the affiliate further amended the lease with LC Manufacturing to reduce LC Manufacturing’s monthly rental payments to $25,000 through December 31, 2011. In consideration for reducing the monthly rent, LC Manufacturing agreed to an increase in the amount of the end of lease purchase option to approximately $4,000,000;
(ii)	On January 21, 2009, Fund Nine filed a lawsuit in the U.S. District Court for the Southern District of New York against Wildwood Industries, Inc. (a Fund Nine lessee, “Wildwood”) and its owners who guaranteed Wildwood’s obligations for breaches of the leases and guarantees related to Wildwood’s failure to make rental payments. On March 5, 2009, an involuntary petition under Chapter 11 of the U.S. Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in U.S. Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 was converted into a proceeding under Chapter 7 by the U.S. Bankruptcy Court Trustee. Fund Nine does not expect to receive any further recovery from Wildwood. On December 30, 2010, the U.S. Bankruptcy Court Trustee filed an action against Fund Nine claiming certain payments Fund Nine received from Wildwood constituted a preference. On February 2, 2011, Fund Nine filed a motion to dismiss the U.S. Bankruptcy Court Trustee’s action and to remove the action from the U.S. Bankruptcy Court. On February 25, 2011, the U.S. Bankruptcy Court granted Fund Nine’s motion to remove the action from the U.S. Bankruptcy Court, and the action was subsequently moved to the U.S. District Court for the Central District of Illinois. The U.S. District Court for the Central District of Illinois has not yet ruled on Fund Nine’s motion to dismiss;
(iii)	On February 11, 2009, Pliant Corporation (“Pliant”) (a lessee of a joint venture between Fund Eleven and Fund Twelve) commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high yield debt. In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors. On September 22, 2009, Pliant assumed its lease with our affiliates’ joint venture and on December 3, 2009, Pliant emerged from bankruptcy. To date, Pliant has made all of its lease payments;

(iv)	On February 17, 2009, Appleton Papers, Inc. (a Fund Twelve borrower, “Appleton”) notified Fund Twelve that it was in breach of a financial covenant contained in its secured term loans. As a result of this breach, the parties agreed to increase the interest rate on the term note from 12.5% to 14.25% per year beginning with the payment due on March 1, 2009. On February 26, 2010, Fund Twelve amended certain financial covenants in the loan agreement with Appleton. In consideration for amending the loan, Fund Twelve received an amendment fee in the amount of approximately $117,000 from Appleton. On November 1, 2010, Appleton satisfied in full its remaining obligations under the loan agreement by prepaying the aggregate outstanding principal and interest in the amount of approximately $17,730,000. In connection with the prepayment, Fund Twelve collected an additional prepayment fee in the amount of $1,210,000;
(v)	On March 1, 2009, Spansion LLC (a Fund Nine lessee, “Spansion”) filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008. The equipment under these two leases was returned on June 3, 2009. Based on our Investment Manager’s assessment of the equipment and knowledge of the market for such equipment, Fund Nine recorded an impairment charge for the year ended December 31, 2009. In addition, Spansion affirmed a lease that was extended on July 1, 2008. On July 29, 2009, Fund Nine sold all of the equipment subject to the affirmed lease to Spansion. On February 22, 2010, the U.S. Bankruptcy Court approved a stipulation between Fund Nine and Spansion allowing Fund Nine’s administrative expense claim in the amount of $89,813 and unsecured claim in the amount of $268,987. On March 22, 2010, Fund Nine sold its unsecured claim to a third party for $161,392.20;
(vi)	Fund Ten restructured its lease financing with Premier Telecom Contracts Limited (“Premier”) in exchange for control of the equity of Premier’s parent company until such time as Fund Ten receives its expected return on its investment. In addition, during 2009, Fund Ten recorded an impairment charge of approximately $1,513,000 related to Premier;
(vii)	Fund Eleven restructured the payment obligations of MWU and another of its subsidiaries, W Forge Holdings, Inc. (“W. Forge”), in a manner that should permit such parties to have additional flexibility during these tough economic times, while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment. In consideration for this restructuring, Fund Eleven received, among other things, a $200,000 arrangement fee payable at the conclusion of the lease term and a warrant to purchase 20% of the fully diluted common stock of W. Forge, at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date. Subsequently, as further consideration for additional restructuring of W. Forge’s lease payment schedule, Fund Eleven received a warrant from W. Forge to purchase an additional 20% of its fully diluted common stock, at an aggregate purchase price of $1,000, exercisable until March 31, 2015. On December 31, 2009, Fund Eleven and W. Forge agreed to terminate their lease. Simultaneously with the termination, Fund Eleven sold the equipment to W. Forge;
(viii)	On April 15, 2009, Groupe Henri Heuliez (the guarantor of Fund Eleven’s leases with Heuliez SA (“HSA”) and Heuliez Investissements SNC (“Heuliez”)) and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to a Chapter 11 reorganization under the U.S. Bankruptcy Code. Heuliez subsequently filed for Redressement Judiciaire on June 10, 2009. Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), has agreed to purchase Heuliez. On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of Fund Eleven’s leases. Subsequently, BKC defaulted on its obligation to purchase Heuliez and Heuliez re-entered Redressement Judiciaire. Our Investment Manager assessed that the collectability of the outstanding accounts receivable balance at December 31, 2009 of approximately $513,000 was doubtful and established a reserve against the receivable. On June 30, 2010, the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard (“Baelen”). Fund Eleven and Baelen have agreed to restructure Fund Eleven’s leases so that it can recover its investment. Effective October 5, 2010,

Fund Eleven amended its lease with HSA and Heuliez to restructure the lease payment obligations and extend the base term of the lease schedules through December 31, 2014. Based on our Investment Manager’s review at the time of restructure, the net book value of the leased equipment exceeded its fair value and, as a result, Fund Eleven recorded a non-cash impairment charge of approximately $3,085,000 during the year ended December 31, 2010;
(ix)	On July 28, 2009, Fund Ten terminated its lease with MW Monroe Plastics, Inc., a subsidiary of MWU (“Monroe”), and transferred title to the machining and metal working equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of greater fair market value to Fund Ten. Beginning August 1, 2009, Fund Ten entered into a lease with MPI for such equipment for a term of 41 months;
(x)	Due to the global downturn in the automotive industry, Sealynx Automotive Transieres SAS (a Fund Twelve lessee, “Sealynx”) requested a restructuring of its lease payments. Fund Twelve agreed to reduce Sealynx’s lease payments during the three months ended September 30, 2009. On January 4, 2010, Fund Twelve restructured Sealynx’s payment obligations under its lease to provide Sealynx with cash flow flexibility while at the same time attempting to preserve Fund Twelve’s projected economic return on its investment. As additional security for restructuring the payment obligations, Fund Twelve received an additional mortgage on certain real property owned by Sealynx in Charleval, France. On July 5, 2010, Sealynx filed for a conciliation procedure with the Commercial Court of Nanterre requesting that it be permitted to repay, over a two-year period, approximately $1,900,000 of rental payments that had been due to Fund Twelve on July 1, 2010. As a result of recent offers to purchase the equipment under lease by ICON French Equipment II made by third parties during 2011 and the uncertainty regarding Fund Twelve’s ability to collect all remaining amounts which are due under the lease, Fund Twelve recorded approximately $4,409,000 of bad debt expense during the year ended December 31, 2010 to write the asset down to net realizable value;
(xi)	On September 23, 2009, Fund Eleven defaulted on a non-recourse long-term loan with BNP Paribas (“Paribas,” f/k/a Fortis Bank SA/NV) related to the four Handymax product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, due to the failure to make required payments under the loan agreement following the termination of the bareboat charters. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $5,827,000 relating to the write down in value of the M/T Faithful. On April 1, 2010, Fund Eleven amended the terms of the loan with Paribas, at which time, Paribas agreed to waive all defaults under the loan. On April 30, 2010, in connection with the amendment of the loan, the time charters underlying the M/T Doubtless, the M/T Spotless and the M/T Vanguard were extended until November 15, 2010. On May 29, 2010, Fund Eleven entered into a ten-month time charter for the M/T Faithful. On September 30, 2010, Fund Eleven entered into a memorandum of agreement to sell the M/T Faithful. Fund Eleven recorded non-cash impairment charges of approximately $402,000 related to the proposed sale of the M/T Faithful and approximately $7,753,000 related to the write down of the M/T Doubtless, the M/T Spotless and the M/T Vanguard to fair value as of September 30, 2010. On October 6, 2010, Fund Eleven entered into a memorandum of agreement to sell the M/T Vanguard at the expiration of its time charter. On October 13, 2010, Fund Eleven terminated the M/T Faithful time charter and sold the M/T Faithful. Fund Eleven recorded a loss on sale of leased equipment of approximately $22,000 for the year ended December 31, 2010, in connection with the sale of the M/T Faithful. As a result of the loss on sale of the M/T Faithful, our Investment Manager determined that an indicator of impairment existed. As a result, our Investment Manager reviewed Fund Eleven’s remaining investments in the M/T Doubtless, the M/T Spotless, and the M/T Vanguard. Based on our Investment Manager’s review, the net book value of such vessels exceeded the remaining undiscounted cash flows and exceeded the fair value of the vessels. As a result, in the third quarter of 2010, Fund Eleven recognized a non-cash impairment charge of approximately $7,753,000. On December 24, 2010, Fund Eleven sold ICON Doubtless, ICON Spotless, and ICON Vanguard to an unaffiliated third party. As a result, such entities were released from their obligations as borrowers under the new loan with Paribas. Fund Eleven recorded a gain of approximately $3,095,000 for the year ended December 31, 2010, in connection with the sale of ICON Doubtless, ICON Spotless, and ICON Vanguard;
(xii)	In October 2009, certain facts came to light that led our Investment Manager to believe that Equipment Acquisition Resources, Inc. (a lessee of a joint venture between Fund Eleven and Fund Twelve, “EAR”) was perpetrating a fraud against EAR’s lenders, including ICON EAR, LLC and ICON EAR II, LLC. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Although Fund Eleven and Fund Twelve believe that they are adequately secured under the transaction documents, due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine their ability to collect the amounts due to them in accordance with the leases or the security received. In addition, during 2009, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the semiconductor manufacturing equipment. On June 2, 2010, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming that was received as additional security under the leases for a net purchase price of approximately $757,000. On June 7, 2010, ICON EAR received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations. ICON EAR has had the New York State Supreme Court judgments recognized in Illinois, where the principals live, and is attempting to collect on such judgments. At this time, it is not possible to determine ICON EAR’s ability to collect the amounts due under the leases from EAR’s principals. In addition, during the three months ended June 30, 2010, Fund Eleven and Fund Twelve recognized non-cash impairment charges relating to the write down in value of the remaining parcels of real property located in Jackson Hole, Wyoming. Based on our Investment Manager’s periodic review of significant assets in its Fund Eleven’s and Fund Twelve’s portfolios, the net book value of the semiconductor manufacturing equipment exceeded its fair value and, as a result, Fund Eleven and Fund Twelve recognized a non-cash impairment charge of approximately $3,593,000 during the year ended December 31, 2010 relating to the write down in value of the semiconductor manufacturing equipment. No amount of this impairment charge represents a cash expenditure and our Investment Manager does not expect that any amount of this impairment charge will result in any future cash expenditures. In light of the sale of certain parcels of real property located in Jackson Hole, Wyoming on March 16, 2011, ICON EAR recognized an additional non-cash impairment charge of approximately $773,000 during the three months ended December 31, 2010;
(xiii)	On October 30, 2009, Fund Ten amended the bareboat charters for two container vessels, the M/V China Star (the “China Star,” f/k/a the M/V ZIM Canada) and the M/V Dubai Star (the “Dubai Star,” f/k/a the M/V ZIM Korea), to restructure each respective charterer’s payment obligations. The charter for the China Star was extended from June 30, 2014 to March 31, 2017 and the charter for the Dubai Star was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterers with additional flexibility while at the same time attempting to preserve Fund Ten’s projected economic return on its investment;
(xiv)	On October 30, 2009, Fund Eleven amended the bareboat charters for the four container vessels, the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea (collectively, the “ZIM Vessels”), to restructure each respective charterer’s payment obligations so that Fund Eleven will continue to receive payments through September 30, 2014 in accordance with each amended charter. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $35,147,000 relating to the write down in value of the four container vessels. On February 9, 2010, Fund Eleven amended the facility agreement with HSH Nordbank AG to correspond with the revised payment schedule in the charter amendments, which also cured the debt that was in default as of December 31, 2009. On September 23, 2010, Fund Eleven entered into memoranda of agreement to sell the ZIM Vessels to unaffiliated third parties. On November 10, 2010, Fund Eleven sold the ZIM Japan Sea pursuant to the terms of the applicable memorandum of agreement. The proceeds of the sale were used to make a prepayment under the facility agreement with HSH Nordbank AG. On February 28, 2011 and March 16, 2011, Fund

Eleven sold the ZIM Hong Kong and Zim Israel, respectively, pursuant to the terms of the applicable memorandum of agreement. The proceeds of the sales were used to make a prepayment under the facility agreement with HSH Nordbank AG;
(xv)	On December 10, 2009, Fund Eleven restructured the lease payment obligations of Teal Jones Group and Teal Jones Lumber Services, Inc. to provide them with cash flow flexibility while at the same time attempting to preserve Fund Eleven’s project economic return on its investment;
(xvi)	On February 22, 2010, Fund Ten received notice that its leases with Saturn Corporation (“Saturn”) were being rejected by General Motors Company (“GM”) in conjunction with GM’s petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, filed on June 1, 2009, in which Saturn was named as a debtor. In March 2010, Fund Ten sold all of the equipment subject to lease with Saturn to unaffiliated third parties;
(xvi)	On September 1, 2010, Fund Eleven amended its schedule with AMI Manchester, LLC and Gallant Steel, Inc. (collectively, “AMI”) to restructure AMI’s payment obligations and extend the base term of the schedule through December 31, 2013;
(xvi)	On September 20, 2010, Fund Twelve and Fund Fourteen were notified that Quattro Plant Limited (a borrower from a joint venture between Fund Twelve and Fund Fourteen, “Quattro Plant”) was in default under its senior loan agreement with KBC Bank N.V. As a result of the default, Quattro Plant’s principal payment obligations to the joint venture were suspended. During the suspension period, the joint venture received interest only payments from Quattro Plant. Subsequent to September 30, 2010, Quattro Plant cured the default under its senior loan agreement and was permitted to begin making payments of principal to the joint venture beginning November 1, 2010. As of December 31, 2010, Quattro Plant had made all required payments due under the loan agreement. On February 25, 2011, Fund Twelve and Fund Fourteen were notified that Quattro Plant was in default under its senior loan agreement with PNC Financial Services UK Ltd. (“PNC,” f/k/a KBC). As a result of the default, Quattro Plant’s principal payment obligations to Fund Twelve and Fund Fourteen were suspended for a period of 28 days. On March 7, 2011, Fund Twelve and Fund Fourteen notified Quattro Plant that it was in default under its loan agreement relating to, among other things, its default under the senior loan agreement with PNC. Our Investment Manager expects Fund Twelve and Fund Fourteen to receive all past due principal amounts due under the loan agreement plus default interest;
(xvi)	As of September 30, 2010, our Investment Manager determined that the expected future proceeds from Fund Nine’s 90% interest in unguaranteed residual values of manufacturing and technology equipment, acquired from Summit Asset Management Limited in December 2003, would be insufficient to cover the residual position of the remaining investment. As a result, Fund Nine recognized a $250,000 impairment loss on the investment in unguaranteed residual values; and
(xvi)	On September 30, 2010, Fund Ten, Fund Eleven and Fund Twelve terminated their credit support agreement, pursuant to which losses incurred by any of them with respect to any financing provided to any subsidiary of MWU would be shared among them in proportion to their respective capital investments. Simultaneously with the termination, Fund Eleven and Fund Twelve formed ICON MW, LLC (“ICON MW”) and, as contemplated by the credit support agreement, each of Fund Eleven and Fund Twelve contributed all of its interest in the assets related to the financing of the MWU subsidiaries to ICON MW to extinguish its obligations under the credit support agreement and receive an ownership interest in ICON MW. Fund Ten contributed assets in the form of a cash payment to Fund Twelve to extinguish its obligations under the credit support agreement. The methodology used to determine the ownership interests in ICON MW and the settlement amount that Fund Ten paid was at the discretion of our Investment Manager.

Although our Investment Manager expects that our affiliates’ lessees, borrowers and other financial counterparties will ultimately be able to satisfy their obligations to our affiliates, our Investment Manager will continue to review and evaluate the impact of the recession on our affiliates’ lessees, borrowers and other financial counterparties and take such action as it deems necessary to mitigate any adverse developments.

The information presented in this section and the tables included as Exhibit B to this prospectus represent historical results of equipment leasing and finance funds sponsored by our Investment Manager. If you purchase our Interests, you will not have any ownership interest in any other businesses sponsored or owned by our Investment Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing and finance funds sponsored by our Investment Manager and its affiliates.

Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Investment Manager

As of the date hereof, of the 13 prior equipment leasing and finance funds sponsored by our Investment Manager (the “Prior Funds”), six have been liquidated and dissolved (Series A, Series B, Series C, Series D, Series E and LP Six) and two Prior Funds have each transferred all of its assets to a liquidating trust for the benefit of the limited partners, now the beneficial owners (LP Seven and Fund Eight A). As of the date hereof, out of the remaining five Prior Funds, three are currently in the Prior Fund’s “liquidation period” (Fund Eight B, Fund Nine and Fund Ten), and two are in the Prior Fund’s “reinvestment period” or “operating period” (Fund Eleven and Fund Twelve).

At the time each Prior Fund was offered, disclosures contained in the respective prospectus included an anticipated timeframe for an offering period, an operating/reinvestment period and a disposition/liquidation period. Each Prior Fund’s anticipated timeframe and actual timeframe is set forth below:

•	Series A began its proposed two-year offering period in January 1987, which lasted through February 1989. Its reinvestment period, originally anticipated to be six years (ending in February 1995), was extended, with the approval of the limited partners, for a period up to 10 years (ending in February 1999), after which a liquidation period of up to three years was to begin. Series A was liquidated in October 1999. As discussed above, Series A was syndicated under prior ownership and management.
•	Series B began its proposed 18-month offering period in July 1989, which lasted through November 1990. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four years to November 1999, after which a liquidation period of up to two years began. Its liquidation period began in November 1999. Series B was liquidated 22 months later in September 2001. As discussed above, Series B was syndicated under prior ownership and management.
•	Series C began its proposed 18-month offering period in December 1990, which lasted through June 1991. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four and one-half years to December 2000, after which a liquidation period of up to 30 months began. Series C was liquidated nine months later in September 2001. As discussed above, Series C was syndicated under prior ownership and management.
•	Series D began its proposed 18-month offering period in August 1991, which lasted through June 1992. Its five-year reinvestment period ended in June 1997, after which an anticipated five-year disposition period began. Series D was liquidated in November 2005. As discussed above, Series D was syndicated under prior ownership and management.
•	Series E began its proposed two-year offering period in June 1992, which lasted through July 1993. Its five-year reinvestment period ended in July 1998, after which an anticipated five-year liquidation period began. Series E was liquidated in April 2006. As discussed above, Series E was syndicated under prior ownership and management.

•	LP Six began its two-year offering period in November 1993, which lasted through November 1995. Its five-year reinvestment period ended in November 2000, after which an anticipated three-year liquidation period began. LP Six was liquidated in March 2006. As discussed above, LP Six was syndicated under prior ownership and management.
•	LP Seven began its offering period, originally expected to last two years, in November 1995, which offering period was extended for up to an additional year and ended in September 1998. Its anticipated five-year reinvestment period lasted until November 2002, after which an anticipated three-year liquidation period began. In July 2007, LP Seven transferred its sole remaining asset, an interest in an entity that owned and leased a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the LP Seven Liquidating Trust. LP Seven Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of LP Seven are now the beneficial owners of LP Seven Liquidating Trust.
•	Fund Eight A began its anticipated two-year offering period in September 1998, which lasted through May 2000. Its five-year operating period ended in December 2005, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. In March 2009, Fund Eight A transferred its sole remaining asset, an interest in the profits, losses, and cash flows from a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the Fund Eight A Liquidating Trust. Fund Eight A Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of Fund Eight A are now the beneficial owners of Fund Eight A Liquidating Trust.
•	Fund Eight B began its anticipated two-year offering period in May 2000, which lasted through October 2001. Its five-year operating period was anticipated to end in October 2006, but was extended through June 2007, after which its liquidation period began. Fund Eight B’s liquidation period is continuing.
•	Fund Nine began its proposed two-year offering period in November 2001, which lasted through April 2003. Its five-year operating period ended in April 2008. Fund Nine’s liquidation period began in May 2008, which is anticipated to last for three years, but could be extended for up to an additional three years.
•	Fund Ten began its proposed two-year offering period in June 2003, which lasted through April 2005. Its five-year operating period ended in April 2010. Fund Ten’s liquidation period began in May 2010, which is anticipated to last for three years, but could be extended for up to an additional three years.
•	Fund Eleven began its two-year offering period in April 2005, which lasted through April 2007. Its operating period is expected to last five years from the end of its offering period, but Fund Eleven’s manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Eleven is currently in its operating period.
•	Fund Twelve began its two-year offering period in May 2007, which lasted through April 2009. Its operating period is expected to last five years from the end of its offering period, but Fund Twelve’s manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Twelve is currently in its operating period.

Management

The disclosure under the heading “Management” on pages 67 through 69 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby replaced in its entirety with the following:

Our General Partner

Our General Partner was formed as a Delaware limited liability company in August 2008 to act as our general partner. Its principal office is located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011, and its telephone number is (212) 418-4700. The sole member of our General Partner is ICON Capital Corp., our Investment Manager. The officers and directors of our General Partner as of the date of this prospectus are as follows:

Name	Age	Title
Michael A. Reisner	40	Co-Chief Executive Officer, Co-President and Director
Mark Gatto	38	Co-Chief Executive Officer, Co-President and Director
Joel S. Kress	38	Executive Vice President — Business and Legal Affairs and Secretary
Anthony J. Branca	42	Senior Vice President and Chief Financial Officer
Craig A. Jackson	52	Senior Vice President — Remarketing and Asset Management

Biographical information regarding the officers and directors of our General Partner follows the table setting forth information regarding our Investment Manager’s current executive officers and directors.

Our Investment Manager

Our Investment Manager was formed in 1985. Its principal office is located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011, and its telephone number is (212) 418-4700. The following table provides information regarding our Investment Manager’s executive officers as of the date of this prospectus.

Name	Age	Title
Michael A. Reisner	40	Co-Chairman, Co-Chief Executive Officer and Co-President
Mark Gatto	38	Co-Chairman, Co-Chief Executive Officer and Co-President
Joel S. Kress	38	Executive Vice President — Business and Legal Affairs
Anthony J. Branca	42	Senior Vice President and Chief Financial Officer
H. Daniel Kramer	59	Senior Vice President and Chief Marketing Officer
David J. Verlizzo	38	Senior Vice President — Business and Legal Affairs
Craig A. Jackson	52	Senior Vice President — Remarketing and Asset Management
Harry Giovani	36	Senior Vice President — Credit

Michael A. Reisner, Co-Chairman, Co-Chief Executive Officer and Co-President, joined our Investment Manager in 2001. Mr. Reisner has been a Director since May 2007. Mr. Reisner was formerly Chief Financial Officer from January 2007 through April 2008. Mr. Reisner was also formerly Executive Vice President —  Acquisitions from February 2006 through January 2007. Mr. Reisner was Senior Vice President and General Counsel from January 2004 through January 2006. Mr. Reisner was Vice President and Associate General Counsel from March 2001 until December 2003. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

Mark Gatto, Co-Chairman, Co-Chief Executive Officer and Co-President, has been a Director since May 2007. Mr. Gatto originally joined our Investment Manager in 1999 and was previously Executive Vice President and Chief Acquisitions Officer from May 2007 to January 2008. Mr. Gatto was formerly Executive Vice President — Business Development from February 2006 to May 2007 and Associate General Counsel from November 1999 through October 2000. Before serving as Associate General Counsel, Mr. Gatto was an attorney with Cella & Goldstein in New Jersey, concentrating on commercial transactions and general litigation matters. From November 2000 to June 2003, Mr. Gatto was Director of Player Licensing for the Topps Company and, in July 2003, he co-founded ForSport Enterprises, LLC, a specialty business consulting firm in New York City, and served as its managing partner before re-joining our Investment Manager in April 2005. Mr. Gatto received an M.B.A. from the W. Paul Stillman School of Business at Seton Hall University, a J.D. from Seton Hall University School of Law, and a B.S. from Montclair State University.

Joel S. Kress, Executive Vice President — Business and Legal Affairs, started his tenure with our Investment Manager in August 2005 as Vice President and Associate General Counsel. In February 2006, he was promoted to Senior Vice President and General Counsel, and in May 2007, he was promoted to his current position. Previously, from September 2001 to July 2005, Mr. Kress was an attorney with Fried, Frank, Harris, Shriver & Jacobson LLP in New York and London, England, concentrating on mergers and acquisitions, corporate finance and financing transactions (including debt and equity issuances) and private equity investments. Mr. Kress received a J.D. from Boston University School of Law and a B.A. from Connecticut College.

Anthony J. Branca has been Chief Financial Officer since May 2008. Mr. Branca was formerly Senior Vice President — Accounting and Finance from January 2007 through April 2008. Mr. Branca was Director of Corporate Reporting & Analysis for The Nielsen Company (formerly VNU) from March 2004 until January 2007, was International Controller of an internet affiliate from May 2002 to March 2004 and held various other management positions with The Nielsen Company from July 1997 through May 2002. Previously, from 1995 through 1997, Mr. Branca was employed at Fortune Brands. Mr. Branca started his career as an auditor with KPMG Peat Marwick in 1991. Mr. Branca received a B.B.A. from Pace University.

H. Daniel Kramer, Senior Vice President and Chief Marketing Officer, joined our Investment Manager in February 2008. Mr. Kramer has more than 30 years of equipment leasing and structured finance experience. Most recently, from October 2006 to February 2008, Mr. Kramer was part of CIT Commercial Finance, Equipment Finance Division, offering equipment leasing and financing solutions to complement public and private companies’ capital structure. Prior to that role, from February 2003 to October 2006, Mr. Kramer was Senior Vice President, National Sales Manager with GMAC Commercial Equipment Finance, leading a direct sales organizational team; from 2001 to 2003, Senior Vice President and National Sales Manager for ORIX Commercial Structured Equipment Finance division; and President of Kramer, Clark & Company for 12 years, providing financial consulting services to private and public companies, including structuring and syndicating private placements, equipment leasing and recapitalizations. Mr. Kramer received a B.S. from Glassboro State College.

David J. Verlizzo has been Senior Vice President — Business and Legal Affairs since July 2007. Mr. Verlizzo was formerly Vice President and Deputy General Counsel from February 2006 to July 2007 and was Assistant Vice President and Associate General Counsel from May 2005 until January 2006. Previously, from May 2001 to May 2005, Mr. Verlizzo was an attorney with Cohen Tauber Spievack & Wagner LLP in New York, concentrating on public and private securities offerings, securities law compliance and corporate and commercial transactions. Mr. Verlizzo received a J.D. from Hofstra University School of Law and a B.S. from The University of Scranton.

Craig A. Jackson has been Senior Vice President — Remarketing and Asset Management since March 2008. Mr. Jackson was previously Vice President — Remarketing and Portfolio Management from February 2006 through March 2008. Previously, from October 2001 to February 2006, Mr. Jackson was President and founder of Remarketing Services, Inc., a transportation equipment remarketing company. Prior to 2001, Mr. Jackson served as Vice President of Remarketing and Vice President of Operations for Chancellor Fleet Corporation (an equipment leasing company). Mr. Jackson received a B.A. from Wilkes University.

Harry Giovani, Senior Vice President — Credit, joined our Investment Manager in April 2008. Most recently, from March 2007 to January 2008, Mr. Giovani was Vice President for FirstLight Financial Corporation, responsible for underwriting and syndicating middle market leveraged loan transactions. Previously, from April 2004 to March 2007, he worked at GE Commercial Finance, initially as an Assistant Vice President in the Intermediary Group, where he was responsible for executing middle market transactions in a number of industries including manufacturing, steel, paper, pharmaceutical, technology, chemicals and automotive, and later as a Vice President in the Industrial Project Finance Group, where he originated highly structured project finance transactions. Mr. Giovani started his career in 1997 at Citigroup’s Citicorp Securities and CitiCapital divisions, where he spent six years in a variety of roles of increasing responsibility including underwriting, origination and strategic marketing/business development. Mr. Giovani graduated from Cornell University in 1996 with a B.S. in Finance.

Committees

Disclosure Committee.  Our Investment Manager has established a disclosure committee to ensure that all disclosures and forward-looking statements made by us to our investors and/or the investment community are accurate and complete, fairly present our financial condition and results of operations in all material respects, and are made on a timely basis, as required by applicable laws regulations. The disclosure committee is currently comprised of Messrs. Reisner, Kress, Branca and Verlizzo.

Investment Committee.  Our Investment Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential investments and for allocating potential investments and portfolio acquisitions among the equipment leasing and finance funds sponsored and/or managed by our Investment Manager and its affiliates. The investment committee is responsible for supervising and approving all individual investments and portfolio acquisitions. The investment committee will consist of at least two persons whom our Investment Manager designates. Our Investment Manager expects that all such persons will be its officers or those of its affiliates. The investment committee will make decisions by majority vote. As of the date of this prospectus, the members of the investment committee are Messrs. Reisner, Gatto, Kress, Jackson and Giovani.

Alternative Investments

The Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by adding under the heading “Alternative Investments” immediately following the section under the heading “Management” beginning on page 67 and immediately preceding the section under the heading “Investment Objectives” beginning on page 69 the following:

ALTERNATIVE INVESTMENTS

Financial planners generally recommend that investors hold a diversified investment portfolio, including traditional investments, such as stocks, bonds and mutual funds, and alternative investments. The objective of this strategy is to reduce the overall portfolio risk and volatility of an investor’s wealth portfolio while achieving acceptable rates of return.

An investment in an equipment fund may be regarded as an alternative investment. The appropriate proportion of an investor’s wealth portfolio that should be held in alternative investments will vary from investor to investor. You should consult your financial advisor regarding asset allocation strategies. As a wealth management strategy, equipment funds may be appropriate for certain investors for reasons that include:

•	Portfolio diversification. An investment in an equipment fund may provide diversification between alternative and other forms of investments. It may also provide diversification among your alternative investments.
•	Non-correlation. Equipment funds that are not traded on stock exchanges may exhibit little or no correlation to listed stock or bond markets. Furthermore, factors that influence share prices may not be factors that impact the revenue that is derived from owning and financing equipment.
•	Regular cash distributions. Equipment funds may generate regular cash distributions.
•	Potential for capital growth. Equipment funds may offer the potential for the growth of invested capital as the result of reinvesting the proceeds from earlier investments to compound the return achieved from such earlier investments.
•	Security in tangible, business-essential assets. Equipment funds provide security in real items of equipment that are essential to the conduct of business. Therefore, because business-essential equipment has intrinsic value, it may be better positioned to weather economic storms than traditional asset classes (e.g., stocks and bonds), the value of which can disappear overnight.

•	Potential inflation and recession hedge. The value of equipment will typically rise in conjunction with higher inflation, which can benefit transactions that are in place prior to or at the beginning of inflationary periods. In a recession, credit will typically tighten as traditional financing sources increase financing standards and/or stop providing financing altogether. This can increase the pool of favorable investments for equipment funds that have capital on hand to invest.
•	Tax advantages. Equipment funds may provide tax benefits for some investors. See “Federal Income Tax Consequences.”

We expect to exhibit some or all of the characteristics described above. Before considering any investment in our Interests, you should first consult with your financial advisor and read and understand this prospectus, including the section entitled “Risk Factors.” You must also meet the general and State specific suitability standards as set out in this prospectus. See “Who Should Invest.”

Investment Objectives

The disclosure under the heading “Investment Objectives” beginning on page 69 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the fourth investment objective under the subheading “General — Investment Objectives” with the following:

(4)	Provide a Favorable Total Return: to achieve Payout, which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

The disclosure under the heading “Investment Objectives” beginning on page 69 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the second paragraph under the subheading “General — Investment Objectives” with the following:

We expect initially to make investments equal to the sum of the following:

•	83.18% of the gross offering proceeds if the maximum number of our Interests is sold in the offering; plus
•	borrowed funds, which are expected to be used to fund approximately 55% of the purchase price of our investment portfolio, but we are not limited on the amount we can borrow to make investments; plus
•	excess cash flow not held in reserve or distributed to investors.

The disclosure under the heading “Investment Objectives” beginning on page 69 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the fifth paragraph under the subheading “General — Investment Strategy” with the following:

There can be no assurance as to the exact percentage of our investment portfolio that will consist of any type of investment. We believe that the optimal mix depends upon the specific Capital Assets identified for investment and the payment and document terms and, in the case of leases and options to acquire or acquire interests in Capital Assets, forecasted residual values. The mix of investment types may vary significantly as investments reach maturity and reinvestment occurs and the mix we believe optimal at later dates may be materially different than what we consider optimal today.

The disclosure under the heading “Investment Objectives” beginning on page 69 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the first paragraph under the subheading “Portfolio Acquisitions” with the following:

We may purchase portfolios of Capital Assets subject to leases and/or loans. In evaluating a portfolio acquisition, we expect to follow one or more of the procedures below:

•	with regard to leases, review for completeness and accuracy the lease documentation of (a) the largest of the leases in the portfolio and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);
•	with regard to loans, review the underlying loan documents including security and pledge documentation;
•	review and verify lessee and borrower payment histories where necessary and practicable;
•	evaluate the underlying Capital Assets and other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases and/or loans);
•	take commercially reasonable steps to evaluate the creditworthiness of a representative number of non-investment-grade lessees, borrowers and/or other counterparties; and
•	perform Uniform Commercial Code lien searches against selected potential lessees, borrowers and/or other counterparties as well as against the current owner of the portfolio.

The disclosure under the heading “Investment Objectives” beginning on page 69 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Creditworthiness Considerations” in its entirety with the following:

We maintain credit review procedures that govern our credit review of potential lessees, borrowers and other counterparties. Our typical minimum procedures are set forth below, but may be revised by our Investment Manager’s investment committee as it deems necessary or appropriate for a particular transaction:

•	for lessees, borrowers and other counterparties that have senior debt rated investment grade by an independent rating agency, such as, Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, an intensive and comprehensive analysis of a potential lessee’s, borrower’s or other counterparty’s current and past years’ financial statements and any and all additional information on the lessee’s, borrower’s or other counterparty’s business that may help determine its ability to meet its obligations; and
•	for lessees, borrowers and other counterparties that do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee’s, borrower’s or other counterparty’s credit and payment history, bank accounts, trade references and credit reports from credit agencies such as Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, etc.

The disclosure under the heading “Investment Objectives” beginning on page 69 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the chart with the heading “All Investments By Equipment Collateral From August 1996 through December 2010 (by ICON Equity invested)” on page 75 with the following:

All Investments By Equipment Collateral
From August 1996 through December 2010
(by ICON Equity invested)

As of Dec 31, 2010 (Unaudited)

Economic Useful Lives of Capital Assets.  We will generally seek to invest in leased Capital Assets that, on expiration of the lease, have at least one-third of the economic useful life of the Capital Assets remaining, based upon the assets’ age or utilization history. To maximize our disposal options and investment returns at the end of our leases, we will seek to avoid investing in Capital Assets that may become technologically obsolete unless we have reason to believe those investments will contribute to our overall investment objectives.

Equipment Registration and Regulation.  Before we invest in transportation equipment, we will evaluate the impact and costs of maintaining any required registration thereof with appropriate governmental agencies and complying with requirements such agencies place on the operation and condition of the equipment. Aircraft and marine vessels are subject to registration and other requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. Failing to register certain types of Capital Assets, or losing the registration, could result in substantial penalties, forced liquidation of the Capital Assets and/or the inability to own, operate and/or lease the Capital Assets. Governmental agencies sometimes require changes or improvements to Capital Assets and we may have to spend our own funds in order to comply make the changes if the lessee, borrower or other counterparty is not required to do so under the transaction documents. Making changes may cause the Capital Assets to be removed from service for a period of time. Additionally, federal law restricts the extent to which aircraft and marine vessels that are registered in the United States may be owned or controlled by people who are not U.S. citizens. As a consequence of these rules, we may transfer title of certain aircraft and vessels to a trust of which we are the sole beneficiary, a limited liability company or limited partnership beneficially owned by us or a limited liability company or limited partnership of which we are a member.

Industry Overview

The disclosure under the heading “Industry Overview” on pages 77 through 79 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby replaced in its entirety by the following:

The Equipment Finance Industry

Recent trends indicate that domestic and global equipment financing volume is correlated to overall business investments in equipment, which are typically impacted by general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases, depending on a number of factors. These factors include the availability of liquidity to provide equipment financing and/or provide it on terms satisfactory to borrowers, lessees, and other counterparties, as well as the desire to upgrade equipment and/or expand operations during times of growth, but also in times of recession in order to, among other things, seize the opportunity to obtain competitive advantage over distressed competitors and/or increase business as the economy recovers.

Industry Trends Prior to the Recent Recession

The U.S. economy experienced a downturn from 2001 through 2003, resulting in a decrease in equipment financing volume during that period. From 2004 through most of 2007, however, the economy in the U.S. and the global economy in general experienced significant growth, including growth in business investment in equipment and equipment financing volume. According to information provided by ELFF, based on information from BEA and Global Insight, total domestic business investment in equipment and software increased annually from approximately $922 billion in 2002 to approximately $1,205 billion in 2006 and 2007. Similarly, during the same period, total domestic equipment financing volume increased from approximately $515 billion in 2002 to approximately $684 billion in 2007.

According to the World Leasing Yearbook 2011, which was published by Euromoney, global equipment leasing volume increased annually from approximately $462 billion in 2002 to approximately $780 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and Latin America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in Latin America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. It is believed that global business investment in equipment, and global equipment financing volume, including equipment loans and other types of equipment financing, increased as well during the same period.

Current Industry Trends

In general, the U.S. and global credit markets deteriorated significantly after the U.S. economy entered into a recession in December 2007, and global credit markets continue to experience some dislocation and tightening. Many financial institutions and other financing providers have failed or significantly reduced financing operations, creating both uncertainty and opportunity in the finance industry.

Commercial and Industrial Loan Trends.  According to information provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”), the change in the volume of outstanding commercial and industrial loans issued by FDIC-insured institutions started to decline dramatically beginning in the fourth quarter of 2007. Thereafter, the change in volume turned negative for the first time since 2002 in the fourth quarter of 2008, with reductions of approximately $62 billion between the fourth quarter of 2008 and the first quarter of 2009, approximately $68 billion between the first and second quarters of 2009, and approximately $90 billion between the second and third quarters of 2009. Between the third and fourth quarters of 2009, volume decreased by approximately $55 billion. The volume of outstanding loans issued by FDIC-insured institutions further decreased by approximately $37 billion between the fourth quarter of 2009 and the first quarter of 2010 and by approximately $12 billion between the first and second quarters of 2010. The change in volume continued to be negative through the second quarter of 2010, but the reduction of volume appears to have stabilized. Between the second and third quarters of 2010, volume increased by approximately $5 billion, the first increase in eight quarters.

While some of the reduction was due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and investment grade bonds in the U.S. syndicated loan market rose significantly through the 2010 calendar year, a significant portion of the proceeds have been used to pay down and/or refinance existing commercial and industrial loans. As a result of all of these factors affecting the commercial and industrial finance segment of the finance industry, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years. As noted below, this trend in the wider financing market is also prevalent in the specific market for equipment financing.

Equipment Financing Trends.  According to information provided by the Equipment Leasing and Finance Association, an equipment finance trade association and affiliate of ELFF (“ELFA”), total domestic business investment in equipment and software decreased to $1,187 billion in 2008. Similarly, during the same period, total domestic equipment financing volume decreased to $671 billion in 2008. Global business investment in equipment, and global equipment financing volume, decreased as well during the same period. According to the World Leasing Yearbook 2011, global equipment leasing volume decreased to approximately $733 billion in 2008 and approximately $557 billion in 2009, with the largest decrease occurring in Europe. For 2009, domestic business investment in equipment and software is forecasted to drop to an estimated $1,011 billion with a corresponding decrease in equipment financing volume to an estimated $518 billion. Nevertheless, ELFA projects that domestic investment in equipment and software and equipment financing volume will begin to recover in 2010, with domestic business investment in equipment and software projected to increase to an estimated $1,108 billion in 2010 and $1,255 billion in 2011 and corresponding increases in equipment financing volume to an estimated $583 billion in 2010 and $668 billion in 2011.

Prior to the recent recession, a substantial portion of equipment financing was provided by the leasing and lending divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provided financing to companies seeking to lease small ticket and micro ticket equipment, (ii) used credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) relied heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Many of these financial institutions and other financing providers have failed or significantly reduced their financing operations. By contrast, we (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) are not significantly reliant on receiving outside financing to meet our investment objectives. In short, in light of the tightening of the credit markets, our Investment Manager in its role as the sponsor and manager of other equipment financing funds has, since the onset of the recent recession, reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

Why Businesses Finance

So long as there is sufficient financing liquidity from sources such as us, it is expected that domestic and global companies will continue to finance productive equipment and equipment financing volume will continue to increase over time because equipment financing allows companies to:

(1)	Conserve Cash/Pay Down Debt. Equipment financing permits companies to finance up to 100% of the purchase price of equipment, thereby enabling companies to conserve cash for other purposes, such as reserves or research and development, while still having the use of business-essential equipment. Equipment financing also permits companies to unlock the value in business-essential equipment that companies already own by borrowing against this collateral, while still having the use of it, and using the proceeds for other purposes, such as paying down or refinancing other indebtedness.
(2)	Deduct Some or All Financing Payments for Tax Purposes as a Business Expense. When a company borrows money to finance equipment purchases, the interest portion of the loan is typically tax deductible. Moreover, when a company leases equipment, the entire lease payment is typically tax deductible.
(3)	Maximize Flexibility. Equipment financing can allow companies to upgrade equipment more easily and quickly than owning, enabling companies to stay on the cutting edge of technology. In addition, companies retain operating flexibility in equipment financing, which is valuable if the long-term usefulness of the particular equipment to companies is unknown.

Competition in the Equipment Finance Industry

The commercial leasing and financing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include other equipment leasing and finance funds, hedge funds, private equity funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors. Competition from both traditional competitors and new market entrants has intensified in recent years due to growing marketplace liquidity and increasing recognition of the attractiveness of the commercial leasing and finance industry.

Other equipment finance companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective customers on financial terms that are more favorable than those that we can offer. There are numerous other potential entities, including entities organized and managed similarly to us, seeking to make Investments. Many of these potential competitors are larger and have greater financial resources than us.

We compete primarily on the basis of pricing, terms and structure, particularly on structuring flexible, responsive, and customized financing solutions for our customers. Our Investments are often made directly rather than through competition in the open market. This approach limits the competition for our typical Investment, which may enhance returns. Our Investment Manager believes that our investment model may represent the best way for individual investors to participate in investing in Capital Assets. Nevertheless, to the extent that our competitors compete aggressively on any combination of the foregoing factors, we could fail to achieve our investment objectives.

Cash Distributions

The disclosure under the heading “Cash Distributions” beginning on page 80 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the second paragraph under the subheading “First Cash Distributions to Limited Partners” with the following:

The ratio of cash distributions to limited partners to cash distributions to our General Partner is different before and after Payout. See “Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates  — Operating Stage.” Payout is the time when cash distributions have been made in an amount equal to the sum of the limited partners’ capital contributions, plus an 8.0% cumulative annual return on their unreturned capital contributions, compounded daily. These determinations will not be made on a limited partner-by-limited partner basis, but will be made by aggregating contributions from our limited partners and distributions to our limited partners as a whole. Prior to Payout, distributions of cash flow will be made 99% to our limited partners and 1% to our General Partner. After Payout, distributions of cash flow will be made 90% to our limited partners and 10% to our General Partner.

The disclosure under the heading “Cash Distributions” beginning on page 80 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Cash Distributions During the Liquidation Period” in its entirety with the following:

After the operating period, we will sell or let our investments mature in the ordinary course of business during a timeframe called the liquidation period. Sales will occur as soon as our Investment Manager deems it prudent, which may or may not be before the maturity of our investments. At our option, Capital Assets returned from expired leases may be leased to third parties rather than sold if, in our Investment Manager’s judgment, the re-lease of the Capital Assets is in the best economic interest of our limited partners. Because there can be no assurance that Capital Assets coming off lease can be sold in a timely fashion during the liquidation period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the liquidation period to be unpredictable. Distributions made during the liquidation period will, among other things, depend upon:

•	the amount of cash on hand at the end of the operating period;
•	the cash from sales of our investments;
•	the amount of cash flow, if any, that we derive from the ownership of our remaining investments during the liquidation period; and
•	repayment of debt obligations, if any.

If our Investment Manager believes it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, and that would have an impact on the amount and timing of distributions made during the liquidation period. In addition, our Investment Manager will not receive any Acquisition Fees on investments made during the liquidation period. Upon our liquidation, cash received from our investments will be distributed in accordance with the positive balances in our limited partners’ capital accounts.

Limited partners investing at different times during the offering period may experience different rates of return on their investments, both at the time if and when Payout is achieved and upon our liquidation. This will depend on, among other things, whether the initial distribution is less than, equal to, or greater than 8% (the priority return used to determine when Payout is achieved) and whether monthly distributions at that rate are always made; and similar differences could exist at the time of our liquidation.

Federal Income Tax Consequences

The disclosure under the heading “Federal Income Tax Consequences” beginning on page 82 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Taxation of Current Distributions” in its entirety with the following:

As long as we are classified as a partnership under federal tax law, we will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of our annual income, gains, losses, deductions and credits. You must pay tax on your distributive share of our income regardless of the amount of distributions you receive. See “— Our Income Versus Our Distributions.” Our tax returns will be prepared using the accrual method of accounting. Under the accrual method, we will recognize as income items such as rentals and interest as and when earned by us, even if the proceeds are not received until a subsequent tax year.

We will furnish you with all information about us necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. We will also file an annual information return with the IRS and will report our finances on an accrual basis using a December 31 fiscal year. Our income and loss for the taxable year will be allocated among our partners to take into account the varying interests of our partners during the year using any method permissible under Code Section 706 that our General Partner may select. If any partners hold their Interests for less than the entire year, they will be allocated income and loss using such method as selected by our General Partner that reflects such part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among our partners, we will treat our operations as occurring ratably over each fiscal year — in other words, we will assume that income and loss are spread evenly over the fiscal year. Thus, if some limited partners are admitted after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to us for their Interests as the limited partners who were admitted previously. In addition, where a limited partner transfers Interests during a taxable year, a limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution. Moreover, depreciation or other cost recovery with respect to leased Capital Assets may create a deferral of tax liability during your ownership of our Interests. Depending upon our asset mix, larger cost recovery deductions in the early years may reduce or eliminate our taxable income in the initial years of our operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less of our income, while an increasing portion of our revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions. On the contrary, if we predominantly engage in lending activities, our taxable income may exceed our cash distributions in the early years depending on the terms and conditions of the loans and, in later years, cash distributions could exceed taxable income as our debtors pay off their loans.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of our taxable income; however, the excess will reduce your tax basis for your Interests. Your tax basis will also increase or decrease annually based on your allocable share of our income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of our income or loss) will be taxable to you, generally as capital gains, provided the Interests are held by you as capital assets. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in us upon issuance of additional Interests to new or existing partners, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis, however, will be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by us of all our assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to leased Capital Assets placed in service in a given year to become negative, you will have to include such amount in your gross income up to the amount of losses previously taken with respect to such Capital Assets. Further, a non-pro rata distribution of money or property, such as might arise as a result of a reduction of your share of our liabilities upon the admission of additional partners, may result in ordinary income to you, regardless of your tax basis in your Interests, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange. Similarly, upon our redemption of your Interests, it is possible that you could recognize both ordinary income and a capital loss.

Market for Fund Fourteen’s Interests and Related Matters

The disclosure under the heading “Market for Fund Fourteen’s Interests and Related Matters” beginning on page 106 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby replaced in its entirety by the following:

Our Interests are not publicly traded and there is no established public trading market for our Interests. It is unlikely that any such market will develop.

Title of Class	Number of Interests Outstanding as of March 25, 2011
General Partner Interest	1
Limited Partnership Interests	224,689

We, at our General Partner’s discretion, pay monthly distributions to each of our limited partners beginning the first month after each such limited partner is admitted through the end of our operating period, which we currently anticipate will be in May 2016. We paid distributions to limited partners totaling $9,695,337 for the year ended December 31, 2010. Additionally, we paid our General Partner distributions of $97,933 for the year ended December 31, 2010. The terms of our loan agreement with CB&T, as amended, could restrict us from paying cash distributions to our partners if such payment would cause us to not be in compliance with our financial covenants. See “General Partner’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

The disclosure under the heading “Selected Financial Data” beginning on page 106 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby replaced in its entirety by the following:

The selected financial data should be read in conjunction with the consolidated financial statements and related notes included in this prospectus.

For the Year Ended December 31, 2010
Total revenue	$13,237,567
Net income attributable to Fund Fourteen	$2,338,378
Net income allocable to limited partners	$2,314,994
Net income allocable to the General Partner	$23,384
Weighted average number of limited partnership interests outstanding	131,915
Net income per weighted average limited partnership interest	$17.55
Distributions to limited partners	$9,695,337
Distributions per weighted average limited partnership interest	$73.50
Distributions to the General Partner	$97,933

	December 31,
	2010	2009	2008
Total assets	$209,982,733	$59,567,064	$1,001
Partners’ equity	$161,677,642	$58,615,050	$1,001

General Partner’s Discussion and Analysis of Results of Operations and Financial Condition

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the last paragraph under the subheading “Overview” with the following:

We are currently in our offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. The minimum offering of $1,200,000 was achieved on June 19, 2009, the Commencement of Operations. From the Commencement of Operations through December 31, 2009, we raised total equity of $68,300,139. Investors from the Commonwealth of Pennsylvania and the State of Tennessee were not admitted until we raised total equity in the amount of $20,000,000, which we achieved on August 27, 2009. As of the year ended December 31, 2010, we had raised total equity of $191,973,454.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Current Business Environment and Outlook” in its entirety with the following:

Recent trends indicate that domestic and global equipment financing volume is correlated to overall business investments in equipment, which are typically impacted by general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases, depending on a number of factors. These factors include the availability of liquidity to provide equipment financing and/or provide it on terms satisfactory to borrowers, lessees, and other counterparties, as well as the desire to upgrade equipment and/or expand operations during times of growth, but also in times of recession in order to, among other things, seize the opportunity to obtain competitive advantage over distressed competitors and/or increase business as the economy recovers.

Industry Trends Prior to the Recent Recession

The U.S. economy experienced a downturn from 2001 through 2003, resulting in a decrease in equipment financing volume during that period. From 2004 through most of 2007, however, the economy in the U.S. and the global economy in general experienced significant growth, including growth in business investment in equipment and equipment financing volume. According to information provided by ELFF, based on information from BEA and Global Insight, total domestic business investment in equipment and software increased annually from approximately $922 billion in 2002 to approximately $1,205 billion in 2006 and 2007. Similarly, during the same period, total domestic equipment financing volume increased from approximately $515 billion in 2002 to approximately $684 billion in 2007.

According to the World Leasing Yearbook 2011, which was published by Euromoney, global equipment leasing volume increased annually from approximately $462 billion in 2002 to approximately $780 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and Latin America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in Latin America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. It is believed that global business investment in equipment, and global equipment financing volume, including equipment loans and other types of equipment financing, increased as well during the same period.

Current Industry Trends

In general, the U.S. and global credit markets deteriorated significantly after the U.S. economy entered into a recession in December 2007, and global credit markets continue to experience some dislocation and tightening. Many financial institutions and other financing providers have failed or significantly reduced financing operations, creating both uncertainty and opportunity in the finance industry.

Commercial and Industrial Loan Trends.  According to information provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”), the change in the volume of outstanding commercial and industrial loans issued by FDIC-insured institutions started to decline dramatically beginning in the fourth quarter of 2007. Thereafter, the change in volume turned negative for the first time since 2002 in the fourth quarter of 2008, with reductions of approximately $62 billion between the fourth quarter of 2008 and the first quarter of 2009, approximately $68 billion between the first and second quarters of 2009, and approximately $90 billion between the second and third quarters of 2009. Between the third and fourth quarters of 2009, volume decreased by approximately $55 billion. The volume of outstanding loans issued by FDIC-insured institutions further decreased by approximately $37 billion between the fourth quarter of 2009 and the first quarter of 2010 and by approximately $12 billion between the first and second quarters of 2010. The change in volume continued to be negative through the second quarter of 2010, but the reduction of volume appears to have stabilized. Between the second and third quarters of 2010, volume increased by approximately $5 billion, the first increase in eight quarters.

While some of the reduction was due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume include the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and investment grade bonds in the U.S. syndicated loan market rose significantly through the 2010 calendar year, a significant portion of the proceeds of which have been used to pay down and/or refinance existing commercial and industrial loans. As a result of all of these factors affecting the commercial and industrial finance segment of the finance industry, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years. As noted below, this trend in the wider financing market is also prevalent in the specific market for equipment financing.

Equipment Financing Trends.  According to information provided by the Equipment Leasing and Finance Association, an equipment finance trade association and affiliate of ELFF (“ELFA”), total domestic business investment in equipment and software decreased to $1,187 billion in 2008. Similarly, during the same period, total domestic equipment financing volume decreased to $671 billion in 2008. Global business investment in equipment, and global equipment financing volume, decreased as well during the same period. According to the World Leasing Yearbook 2011, global equipment leasing volume decreased to approximately $733 billion in 2008 and approximately $557 billion in 2009, with the largest decrease occurring in Europe. For 2009, domestic business investment in equipment and software is forecasted to drop to an estimated $1,011 billion with a corresponding decrease in equipment financing volume to an estimated $518 billion. Nevertheless, ELFA projects that domestic investment in equipment and software and equipment financing volume will begin to recover in 2010, with domestic business investment in equipment and software projected to increase to an estimated $1,108 billion in 2010 and $1,255 billion in 2011 and corresponding increases in equipment financing volume to an estimated $583 billion in 2010 and $668 billion in 2011.

Prior to the recent recession, a substantial portion of equipment financing was provided by the leasing and lending divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provided financing to companies seeking to lease small ticket and micro ticket equipment, (ii) used credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) relied heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Many of these financial institutions and other financing providers have failed or significantly reduced their financing operations. By contrast, we (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) are not significantly reliant on receiving outside financing to meet our investment objectives. In short, in light of the tightening of the credit markets, our Investment Manager in its role as the sponsor and manager of other equipment financing funds has, since the onset of the recent recession, reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because we focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, we expect to be able to capitalize on making favorable investments that will in turn enable us to meet our investment objectives.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Recent Significant Transactions” in its entirety with the following:

We engaged in the following significant transactions from the Commencement of Operations through December 31, 2010:

Telecommunications Equipment

On September 30, 2009, we, through our wholly-owned subsidiary, ICON Global Crossing VI, purchased telecommunications equipment for the purchase price of approximately $5,323,000. Simultaneously with the purchase, ICON Global Crossing VI leased the equipment to Global Crossing. The lease is for a period of 36 months commencing on October 1, 2009. We paid an acquisition fee to our Investment Manager in the amount of approximately $133,000 in connection with this transaction. On November 12, 2009, ICON Global Crossing VI purchased additional telecommunications equipment for the purchase price of approximately $2,136,000 and simultaneously leased the equipment to Global Crossing. The lease period is for 36 months and expires on November 30, 2012. We paid an acquisition fee to our Investment Manager in the amount of approximately $53,000 in connection with this transaction.

Packaging Equipment

On July 31, 2009, we, through our wholly-owned subsidiary, ICON Exopack, purchased a 3-layer blown film extrusion line from Exopack for the purchase price of approximately $2,713,000. Simultaneously with the purchase of the equipment, ICON Exopack entered into a lease with Exopack. The lease is for a period of 60 months commencing on August 1, 2009. On September 30, 2009, ICON Exopack purchased an eight color 48” – 52” flexographic printing press from Exopack for the purchase price of approximately $3,662,000. Simultaneously with that purchase, ICON Exopack entered into a second schedule to the lease with Exopack. That lease is for a period of 60 months commencing on October 1, 2009. The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp. We paid aggregate acquisition fees to our Investment Manager in the amount of approximately $159,000 in connection with these transactions.

Gas Compressors

On June 26, 2009, we and Fund Twelve entered into a joint venture, ICON Atlas, for the purpose of investing in eight new Gas Compressors from AG. On June 26, 2009, ICON Atlas purchased four of the Gas Compressors from AG for approximately $4,270,000. Simultaneously with the purchase, ICON Atlas entered into a lease with APMC, an affiliate of Atlas Pipeline Partners, L.P. (“APP”).

On August 17, 2009, ICON Atlas purchased the other four Gas Compressors from AG for approximately $7,028,000. Simultaneously with that purchase, ICON Atlas entered into a second schedule to the lease with APMC. Each schedule is for a period of 48 months and expires on August 31, 2013. The obligations of APMC are guaranteed by its parent company, APP. As of September 30, 2009, we contributed approximately $5,084,000 to ICON Atlas, after which our and Fund Twelve’s ownership interests in ICON Atlas were 45%

and 55%, respectively. We paid an acquisition fee to our Investment Manager in the amount of approximately $127,000 in connection with this transaction.

Notes Receivable Secured by Analog Seismic System Equipment

On June 29, 2009, we and Fund Twelve entered into a joint venture, ICON ION, for the purpose of making the ION Loans in the aggregate amount of $20,000,000 to ARC and ASR. On that date, ICON ION funded the first tranche of the ION Loans in the amounts of $8,825,000 and $3,675,000 to ARC and ASR, respectively. On July 20, 2009, ICON ION funded the second tranche of the ION Loans to ARC in the amount of $7,500,000.

The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation, a Delaware corporation (“ION”). The ION Loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all of the equity interests in the ARAM Borrowers. In addition, ION guaranteed all obligations of the ARAM Borrowers under the ION Loans. Interest accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. As of September 30, 2009, we contributed $9,000,000 to ICON ION, after which our and Fund Twelve’s ownership interests in ICON ION were 45% and 55%, respectively. We paid an acquisition fee to our Investment Manager in the amount of $225,000 in connection with this transaction.

Note Receivable Secured by Rail Support Construction Equipment

On December 23, 2009, ICON Quattro, a joint venture owned 45% by us and 55% by Fund Twelve, made a second priority secured term loan to Quattro Plant in the amount of £5,800,000. Quattro Plant is a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”). The loan is secured by (i) all of Quattro Plant’s Construction Equipment and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant. In addition, ICON Quattro will receive a key man insurance policy insuring the life of the majority shareholder of ICON Quattro in an amount not less than £5,500,000 and not more than £5,800,000. All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited (collectively, the “Quattro Companies”).

Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% of the principal at the end of the term. The loan is payable monthly in arrears for a period of 33 months, which began on January 1, 2010. Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.

Simultaneously with ICON Quattro’s loan, KBC Bank N.V. (“KBC”) participated in the £24,800,000 loan facility by making a loan of £19,000,000 to Quattro Plant (the “KBC Loan”). The KBC Loan is secured by (i) a first priority security interest in all of Quattro Plant’s Construction Equipment and any other existing or future asset owned by Quattro Plant and (ii) a first priority security interest in all of Quattro Plant’s accounts receivable.

Simultaneously with the consummation of the Quattro Loan and the KBC Loan, ICON Quattro, KBC, Quattro Plant, Quattro Group and the Quattro Companies entered into an intercreditor deed governing the relationship between ICON Quattro and KBC. In the event either ICON Quattro or KBC seeks to enforce its security interest under its respective loan, the proceeds from the enforcement of any security interest shall be applied (i) first, to pay all costs and expenses incurred by or on behalf of ICON Quattro or KBC, (ii) second, to KBC in an amount that would allow KBC to receive its return on its investment, and (iii) third, to ICON Quattro in an amount that would allow ICON Quattro to receive its return on its investment. We paid an acquisition fee to our Investment Manager of approximately $327,000 relating to this transaction.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the paragraph under the subheading “Critical Accounting Policies — Notes Receivable” with the following:

Notes receivable are reported in our consolidated balance sheets at the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs on originated loans are reported as other current assets in our consolidated balance sheets. Unearned income, discounts and premiums are amortized to interest income using the effective interest rate method in our consolidated statements of operations. Interest receivable related to the unpaid principal is recorded separately from the outstanding balance in the consolidated balance sheets. Notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, we periodically review the creditworthiness of companies with payments outstanding less than 90 days. Based upon our Investment Manager’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and we believe recovery of the remaining unpaid receivable is probable. Revenue on non-accrual accounts is recognized only when cash has been received.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the paragraph under the subheading “Critical Accounting Policies — Initial Direct Costs” with the following:

We capitalize initial direct costs associated with the origination and funding of leased assets and other financing transactions. These costs are amortized on a lease by lease basis based on the actual lease term using a straight-line method for operating leases and the effective interest rate method for finance leases and notes receivable in our consolidated statements of operations. Costs related to leases or other financing transactions that are not consummated are expensed as an acquisition expense in our consolidated statements of operations.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by adding under the subheading “Results of Operations for the Year Ended December 31, 2010 (“2010”) and the Period from Commencement of Operations through December 31, 2009 (“2009”)” immediately preceding the section under the subheading “Results of Operations for the Period from Commencement of Operations through December 31, 2009 (the “2009 Period”)” beginning on page 114 the following:

Results of Operations for the Year Ended December 31, 2010 (“2010”) and the Period from Commencement of Operations through December 31, 2009 (“2009”)

We are currently in our offering period and are in the process of raising capital and making investments in Capital Assets. We will invest in Capital Assets with the net proceeds from our offering. After the close of the offering period, we will enter our operating period. During our operating period, we will continue to make investments with the cash generated from our initial investments to the extent that the cash is not used for expenses, reserves and distributions to limited partners. As our investments mature, we may reinvest the proceeds in additional investments in Capital Assets. We anticipate incurring gains or losses on our investments during our operating period. Additionally, we expect to see our rental income and finance income increase, as well as related expenses, such as depreciation and amortization expense and interest expense. We anticipate that the fees we pay our Investment Manager to manage our investment portfolio will increase during this period as the value of, and volume of activity in, our investment portfolio increases.

Revenue for 2010 and 2009 is summarized as follows:

	Year Ended December 31, 2010	Period from the Commencement of Operations through December 31, 2009	Change
Rental income	$5,434,204	$1,044,930	$4,389,274
Finance income	2,423,360	—	2,423,360
Income from investments in joint ventures	2,413,711	695,281	1,718,430
Interest income from notes receivable	2,824,291	—	2,824,291
Other income	142,001	20,943	121,058
Total revenue	$13,237,567	$1,761,154	$11,476,413

Total revenue for 2010 increased $11,476,413 as compared to 2009. The increase in total revenue was primarily due to rental income from our leases with Exopack, Global Crossing, DBS and Lakefront, interest income from our notes receivable with NL III and Ocean Navigation, finance income from our leases with ASL and FSL and income from our investments in the ICON Atlas, ICON ION and ICON Quattro joint ventures. All increases were also the result of the increased volume of operations and transactions in 2010 as compared to 2009.

Expenses for 2010 and 2009 are summarized as follows:

	Year Ended December 31, 2010	Period from the Commencement of Operations through December 31, 2009	Change
Management fees	$588,415	$76,559	$511,856
Administrative expense reimbursements	4,778,359	1,924,682	2,853,677
General and administrative	997,243	666,592	330,651
Depreciation and amortization	3,869,448	670,286	3,199,162
Interest	587,210	7,333	579,877
Total expenses	$10,820,675	$3,345,452	$7,475,223

Total expenses for 2010 increased $7,475,223 as compared to 2009. The increase in total expenses was primarily due to depreciation and amortization expense related to Capital Assets on lease to Exopack, Global Crossing, DBS and Lakefront, administrative expense reimbursements to our Investment Manager, interest expense related to our non-recourse long term debt, management fees to our Investment Manager and general and administrative expense composed primarily of professional fees of approximately $773,000. All increases were also the result of the increased volume of operations and transactions in 2010 as compared to 2009.

Noncontrolling Interest

Net income attributable to noncontrolling interest for 2010 increased $78,514 as compared to 2009. The increase is due to Hardwood’s investment in ICON Global Crossing VI on April 1, 2010.

Net Income (Loss) Attributable to Fund Fourteen

As a result of the foregoing factors, the net income (loss) attributable to us for 2010 and 2009 was $2,338,378 and ($1,584,298), respectively. The net income (loss) attributable to us per weighted average Interest for 2010 and 2009 was $17.55 and ($48.77), respectively.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Financial Condition” with the following:

This section discusses the major balance sheet variances from 2010 compared to 2009.

Total Assets

Total assets increased $150,415,669, from $59,567,064 at December 31, 2009 to $209,982,733 at December 31, 2010. The increase in total assets was primarily the result of cash proceeds received from the sale of our Interests, which were then used to pay operating expenses such as administrative expense reimbursements, management fees and general and administrative expenses, and make investments in (i) the NL III, Ocean Navigation, EMS and Northern Crane secured term loans, (ii) telecommunications equipment on lease to Global Crossing, (iii) motor coach buses on lease to DBS and Lakefront, and (iv) vessels on lease to ASL and FSL.

Total Liabilities

Total liabilities increased $46,565,976, from $952,014 at December 31, 2009 to $47,517,990 at December 31, 2010. The increase related primarily to non-recourse long-term debt incurred by ICON Amazing and ICON Fantastic, security deposits from DBS and Lakefront as well as additional deferred revenue generated by our leases with Global Crossing, DBS and Lakefront and our secured term loans to NL III, Ocean Navigation, EMS and Northern Crane.

Equity

Equity increased $103,849,693, from $58,615,050 at December 31, 2009 to $162,464,743 at December 31, 2010. The increase related to the cash proceeds received from the sale of our Interests and our net income in 2010, which was offset by the distributions paid to our partners, the amortization of organizational and offering expenses, sales commissions paid to third parties, and underwriting fees paid to ICON Securities.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Liquidity and Capital Resources” with the following:

Sources and Uses of Cash

At December 31, 2010 and 2009, we had cash and cash equivalents of $64,317,006 and $27,074,324, respectively. In addition, pursuant to the terms of our offering, we have established a reserve in the amount of 0.50% of the gross offering proceeds from the sale of our Interests. During our offering period, our main source of cash has been from financing activities and our main use of cash has been in investing activities.

We are offering our Interests on a “best efforts” basis with the current intention of raising up to $418,000,000. As additional Interests are sold, we will experience a relative increase in liquidity as cash is received and then a relative decrease in liquidity as cash is expended to make investments. We are using the net proceeds of the offering to invest in Capital Assets located in North America, Europe and other developed markets, including those in Asia, South America and elsewhere. We will seek to acquire a portfolio of Capital Assets that is comprised of both (a) transactions that provide current cash flow in the form of rental payments (in the case of leases) and payments of principal and/or interest (in the case of secured loans) and (b) transactions that generate deferred cash flow from realizing the value of the Capital Assets or interests therein at the maturity of the investment or exercise of an option to purchase Capital Assets, or (c) a combination of both.

For the period from the Commencement of Operations through December 31, 2010, we sold 192,774 Interests, representing $191,973,454 of capital contributions. We admitted 5,386 limited partners. For the period from the Commencement of Operations through December 31, 2010, we have paid or accrued sales commissions to third parties of $12,912,321 and underwriting commissions to ICON Securities of $5,568,520. In addition, organizational and offering expenses of $2,652,672 were paid or incurred by us, our General Partner or its affiliates during this period.

Cash Flows

The following table sets forth summary cash flow data:

	Year Ended December 31, 2010	Period from the Commencement of Operations through December 31, 2009
Net cash provided by (used in):
Operating activities	$8,988,450	$(265,962)
Investing activities	(72,729,253)	(31,922,818)
Financing activities	100,983,485	59,262,103
Net increase in cash and cash equivalents	$37,242,682	$27,073,323

Note: See the Consolidated Statements of Cash Flows included herein for additional information.

Operating Activities

Cash provided by operating activities increased $9,254,412, from a use of cash of $265,962 in 2009 to a source of cash of $8,988,450 in 2010. The increase was primarily due to cash collections of rental and interest income of approximately $12,092,000 offset by administrative expense reimbursements of approximately $4,611,000 during 2010.

Investing Activities

Cash used in investing activities increased $40,806,435, from $31,922,818 in 2009 to $72,729,253 in 2010. The increase was primarily due to the purchase or financing of Capital Assets of approximately $40,139,000 and our investment in notes receivable of approximately $37,032,000 during 2010. These uses of cash were partially offset by distributions from joint ventures in excess of profits of approximately $2,252,000, proceeds from the partial sale of three of our investments in joint ventures to Hardwood of $1,350,000 and the repayments of the NL III note receivable of approximately $1,054,000 during 2010.

Financing Activities

Cash provided by financing activities increased $41,721,382, from $59,262,103 in 2009 to $100,983,485 in 2010. The increase was primarily due to the proceeds from the sale of our Interests of approximately $123,673,000 and the proceeds from the sale of a noncontrolling interest in a subsidiary to Hardwood in the amount of $1,000,000, which was partially offset by sales and offering expenses paid in the amount of approximately $11,729,000, distributions to partners and the noncontrolling interest in the aggregate amount of approximately $10,085,000, deferred charges in the amount of approximately $969,000 and repayments of non-recourse of long-term debt of approximately $907,000 during 2010.

Sources of Liquidity

Cash generated from the sale of Interests pursuant to our offering will be our most significant source of liquidity during our offering period. We believe that cash generated from the sale of Interests pursuant to our offering and other financing activities, as well as the expected results of our operations, will be sufficient to finance our liquidity requirements for the foreseeable future, including distributions to our partners, general and administrative expenses, new investment opportunities, management fees and administrative expense reimbursements. In addition, our revolving line of credit, which expires on June 30, 2011, was available for additional working capital needs or new investment opportunities. Our revolving line of credit is discussed in further detail in “Financings and Borrowings” below.

Our ability to generate cash in the future is subject to general economic, financial, competitive, regulatory and other factors that affect us and our lessees’ and borrowers’ businesses that are beyond our control. See “Risk Factors.”

Financings and Borrowings

Non-Recourse Long-Term Debt

We had non-recourse long-term debt obligations at December 31, 2010 of $42,642,708. Our non-recourse long-term debt obligations consist of notes payable in which the lender has a security interest in the equipment. We receive the rental payments and pay the lender. If the lessee were to default on the non-recourse long-term debt, the equipment would be returned to the lender in extinguishment of the non-recourse long-term debt.

Revolving Line of Credit, Recourse

Certain of our affiliates, entities managed by our Investment Manager, Fund Eight B, Fund Nine, Fund Ten, Fund Eleven and Fund Twelve, are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with CB&T. We (collectively with Fund Eight B, Fund Nine, Fund Ten, Fund Eleven and Fund Twelve, the “ICON Borrowers”) were added as a borrower under the Loan Agreement on August 12, 2009.

The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At December 31, 2010, no amounts were accrued related to our joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.50% per year, provided that neither interest rate is permitted to be less than 4.00% per year. The interest rate at December 31, 2010 was 4.00%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

Aggregate borrowings by the ICON Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was borrowed by Fund Eleven. Subsequent to December 31, 2010, Fund Eleven repaid $1,450,000, which reduced its outstanding loan balance to $0.

Pursuant to the Loan Agreement, the ICON Borrowers are required to comply with certain covenants. At December 31, 2010, the ICON Borrowers were in compliance with all covenants. For additional information, see Note 8 to our consolidated financial statements.

Distributions

We, at our General Partner’s discretion, pay monthly distributions to each of our limited partners beginning with the first month after each such limited partner’s admission and expect to continue to pay such distributions until the termination of our operating period. We paid distributions to our limited partners in the amount of $9,695,337 and $964,235 in 2010 and 2009, respectively. We paid distributions to our General Partner in the amount of $97,933 and $9,636 in 2010 and 2009, respectively. We paid distributions to our noncontrolling interests in the amount of $291,932 in 2010.

The disclosure under the heading “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” beginning on page 107 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Contractual Obligations and Commitments” with the following:

At the time we acquire or divest of an interest in Capital Assets, we may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. Our General Partner believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on our consolidated financial condition taken as a whole. We are a party to the Facility, as discussed in “Financings and Borrowings” above. We had no borrowings under the Facility at December 31, 2010.

Principal and interest maturities of our debt and related interest consisted of the following at December 31, 2010:

	Payments Due by Period
	Total	Less Than 1 Year	1 – 3 Years	4 – 5 Years	Thereafter
Non-recourse debt	$42,642,708	$2,721,876	$7,258,336	$7,258,336	$25,404,160
Non-recourse interest	10,510,098	2,067,538	3,626,134	2,886,892	1,929,534
	$53,152,806	$4,789,414	$10,884,470	$10,145,228	$27,333,694

Business

The disclosure under the heading “Business” beginning on page 117 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the second and third paragraphs under the subheading “Life of the Fund” with the following:

At December 31, 2010, we were in our offering period and had sold 192,774 Interests, representing $191,973,454 of capital contributions, and admitted 5,386 limited partners. At December 31, 2010, we had total assets of $209,982,733. For the year ended December 31, 2010, we generated total revenue of $13,237,567, which consisted mostly of rental income, finance income and income from investments in joint ventures. For the same period, we had net income of $2,338,378.

At December 31, 2010, our portfolio, which we hold either directly or through joint ventures, consisted primarily of the following investments:

Telecommunications Equipment

•	We have a 90.916% ownership interest in ICON Global Crossing VI, LLC, which owns telecommunications equipment that is subject to three 36-month leases with Global Crossing Telecommunications, Inc. The leases expire in September 2012, November 2012 and February 2013.

Packaging Equipment

•	Our wholly-owned subsidiary, ICON Exopack, LLC, owns packaging and printing equipment that is subject to two 60-month leases with Exopack, LLC. The leases expire in September 2014 and October 2014.

Gas Compressors

•	We have a 40.533% ownership interest in ICON Atlas, LLC, which owns eight Ariel natural gas compressors that were purchased from AG Equipment Co. The Gas Compressors are subject to 48-month leases with Atlas Pipeline Mid-Continent, LLC that expire on August 31, 2013.

Motor Coaches

•	Our wholly-owned subsidiary ICON Coach II, LLC owns motor coach buses that are subject to two 60-month leases with Dillon’s Bus Service, Inc. and Lakefront Lines, Inc. The leases expire in June 2015.

Carrier Vessels

•	Our wholly-owned subsidiaries ICON Amazing, LLC and ICON Fantastic, LLC own two supramax bulk carrier vessels that are subject to seven year bareboat charters with Amazing Shipping Ltd. and Fantastic Shipping Ltd., wholly-owned subsidiaries of Geden Holdings Limited, that expire in October 2017.

Notes Receivable

•	We have a 42.616% ownership interest in ICON ION, LLC, which provided secured term loans to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company and ARAM Seismic Rentals Inc., a U.S. bankruptcy remote Texas corporation, which is secured by analog seismic system equipment.
•	Our wholly-owned subsidiary ICON Northern Leasing III, LLC provided a secured term loan to Northern Capital Associates XVIII, L.P., Northern Capital Associates XV, L.P. and Northern Capital Associates XIV, L.P., which is secured by point of sale equipment.
•	Our wholly-owned subsidiary ICON Palmali 14, LLC provided a secured term loan to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd., which is secured by Aframax tankers.
•	We provided a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC, which is secured by metal cladding and production equipment.
•	We provided a secured term loan to Northern Crane Services Inc., which is secured by lifting and transportation equipment.
•	Our wholly-owned subsidiary ICON SE, LLC participated in a loan facility by agreeing to make a secured term loan to SE Shipping Lines Pte. Ltd., which is secured by a building contract and refund guarantee.
•	We have a 40.195% ownership interest in ICON Quattro, LLC, which participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited, a wholly-owned subsidiary of Quattro Group Limited, which is secured by rail support construction equipment.

The disclosure under the heading “Business” beginning on page 117 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the fourth investment objective under the subheading “Investment Objectives” with the following:

(4)	Provide a Favorable Return: to achieve Payout, which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

Plan of Distribution

The disclosure under the heading “Plan of Distribution” beginning on page 134 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the seventh sentence in the first paragraph under the subheading “General” with the following:

In the sole discretion of our General Partner, we may, at any time prior to the two-year anniversary of the date our offering commences, increase our offering to a maximum of up to 620,000 Interests (including Interests offered pursuant to our DRIP Plan); provided, that we may not extend the offering period in connection with such change.

Further Information

The disclosure under the heading “Further Information” beginning on page 139 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the disclosure under the subheading “Experts” with the following:

The consolidated financial statements of Fund Fourteen at December 31, 2010 and 2009, and for the year ended December 31, 2010 and the period from June 19, 2009 (Commencement of Operations) through December 31, 2009, and the consolidated balance sheets of the General Partner at December 31, 2010 and the balance sheets of the General Partner at December 31, 2009 and 2008, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Glossary

The disclosure under the heading “Glossary” beginning on page 140 of the Prospectus, dated May 5, 2010, as amended by Supplement No. 1, dated May 14, 2010, Supplement No. 2, dated August 16, 2010, and Supplement No. 3, dated November 12, 2010, is hereby revised by replacing the defined term “Maximum Offering” with the following:

“Maximum Offering” means the offering of up to 400,000 Interests of Fund Fourteen and up to 20,000 Interests offered pursuant to the DRIP Plan; provided, that, in the sole discretion of our General Partner, we may, at any time prior to May 18, 2011, increase our offering to a maximum of up to 620,000 Interests (including Interests offered pursuant to our DRIP Plan); provided further that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

We have audited the accompanying consolidated balance sheets of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Partnership”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in partners’ equity, and cash flows for the year ended December 31, 2010 and for the period from June 19, 2009 (Commencement of Operations) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows the year ended December 31, 2010 and for the period from June 19, 2009 (Commencement of Operations) through December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

March 31, 2011
New York, New York

Certain Financial Information of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
for the Year Ended December 31, 2010

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$64,317,006	$27,074,324
Net investment in finance leases	71,533,752	—
Leased equipment at cost (less accumulated depreciation of $4,116,560 and $649,453, respectively)	20,690,799	13,530,536
Notes receivable	33,253,709	—
Investments in joint ventures	14,329,717	17,742,829
Deferred charges, net	851,280	1,186,369
Other assets, net	5,006,470	33,006
Total Assets	$209,982,733	$59,567,064
Liabilities and Equity
Liabilities:
Non-recourse long-term debt	$42,642,708	$—
Deferred revenue	2,275,342	227,161
Due to General Partner and affiliates	700,073	564,872
Accrued expenses and other liabilities	1,899,867	159,981
Total Liabilities	47,517,990	952,014
Commitments and contingencies (Note 14)
Equity:
Partners’ Equity (Deficit)
Limited Partners	161,777,674	58,640,528
General Partner	(100,032)	(25,478)
Total Partners’ Equity	161,677,642	58,615,050
Noncontrolling Interests	787,101	—
Total Equity	162,464,743	58,615,050
Total Liabilities and Equity	$209,982,733	$59,567,064

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Year Ended December 31, 2010	Period from June 19, 2009 (Commencement of Operations) through December 31, 2009
Revenue:
Rental income	$5,434,204	$1,044,930
Finance income	2,423,360	—
Income from investments in joint ventures	2,413,711	695,281
Interest income from notes receivable	2,824,291	—
Other income	142,001	20,943
Total revenue	13,237,567	1,761,154
Expenses:
Management fees	588,415	76,559
Administrative expense reimbursements	4,778,359	1,924,682
General and administrative	997,243	666,592
Depreciation and amortization	3,869,448	670,286
Interest	587,210	7,333
Total expenses	10,820,675	3,345,452
Net income (loss)	2,416,892	(1,584,298)
Less: Net income attributable to noncontrolling interests	78,514	—
Net income (loss) attributable to Fund Fourteen	$2,338,378	$(1,584,298)
Net income (loss) attributable to Fund Fourteen allocable to:
Limited Partners	$2,314,994	$(1,568,455)
General Partner	23,384	(15,843)
	$2,338,378	$(1,584,298)
Weighted average number of limited partnership interests outstanding	131,915	32,161
Net income (loss) attributable to Fund Fourteen per weighted average limited partnership interest outstanding	$17.55	$(48.77)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Partners' Equity
	Limited Partnership Interests	Limited Partners	General Partner	Total Partners’ Equity	Noncontrolling Interest	Total Equity
Opening balance, June 19, 2009	1	$1,000	$1	$1,001	$—	$1,001
Net loss		(1,568,455)	(15,843)	(1,584,298)	—	(1,584,298)
Redemption of limited partnership interest	(1)	(1,000)	—	(1,000)	—	(1,000)
Proceeds from sale of limited partnership interests	68,411	68,300,139	—	68,300,139	—	68,300,139
Sales and offering expenses		(7,126,921)	—	(7,126,921)	—	(7,126,921)
Cash distributions	—	(964,235)	(9,636)	(973,871)	—	(973,871)
Balance, December 31, 2009	68,411	58,640,528	(25,478)	58,615,050	—	58,615,050
Net income	—	2,314,994	23,384	2,338,378	78,514	2,416,892
Proceeds from sale of limited partnership interests	124,363	123,673,315	—	123,673,315	—	123,673,315
Sales and offering expenses	—	(13,155,312)	—	(13,155,312)	—	(13,155,312)
Cash distributions	—	(9,695,337)	(97,933)	(9,793,270)	(291,932)	(10,085,202)
Investment by noncontrolling interest	—	(514)	(5)	(519)	1,000,519	1,000,000
Balance, December 31, 2010	192,774	$161,777,674	$(100,032)	$161,677,642	$787,101	$162,464,743

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Year Ended December 31, 2010	Period from June 19, 2009 (Commencement of Operations) through December 31, 2009

Cash flows from operating activities:
Net income (loss)	$2,416,892	$(1,584,298)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Finance income	(2,423,360)	—
Income from investments in joint ventures	(2,413,711)	(695,281)
Depreciation and amortization	3,869,448	670,286
Interest expense from amortization of debt financing costs	32,686	—
Loss on partial sale of interests in joint ventures	25,045	—
Changes in operating assets and liabilities:
Collection of finance leases	3,826,882	—
Other assets, net	(2,587,763)	(53,839)
Accrued expenses and other liabilities	1,739,886	65,550
Deferred revenue	2,076,420	227,161
Due to General Partner and affiliates	12,314	409,178
Distributions from joint ventures	2,413,711	695,281
Net cash provided by (used in) operating activities	8,988,450	(265,962)
Cash flows from investing activities:
Purchase of equipment	(40,138,973)	(14,179,989)
Investments in joint ventures	(214,418)	(18,807,294)
Distributions received from joint ventures in excess of profits	2,252,485	1,064,465
Investment in joint ventures by noncontrolling interest	1,350,000	—
Investment in notes receivable	(37,032,227)	—
Repayment on note receivable	1,053,880	—
Net cash used in investing activities	(72,729,253)	(31,922,818)
Cash flows from financing activities:
Repayments of non-recourse long-term debt	(907,292)	—
Sale of limited partnership interests	123,673,315	68,300,139
Sales and offering expenses paid	(11,728,597)	(6,641,287)
Deferred charges	(968,739)	(1,421,878)
Investment by noncontrolling interest	1,000,000	—
Distributions to noncontrolling interest	(291,932)	—
Cash distributions to partners	(9,793,270)	(973,871)
Redemption of limited partnership interest	—	(1,000)
Net cash provided by financing activities	100,983,485	59,262,103
Net increase in cash and cash equivalents	37,242,682	27,073,323
Cash and cash equivalents, beginning of the period	27,074,324	1,001
Cash and cash equivalents, end of the period	$64,317,006	$27,074,324

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Year Ended December 31, 2010	Period from June 19, 2009 (Commencement of Operations) through December 31, 2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$572,607	$—
Supplemental disclosure of non-cash investing and financing activities:
Underwriting fees due to ICON Securities	$16,526	$—
Organizational and offering expenses due to Investment Manager	$106,361	$155,694
Sales commissions due to third parties	$—	$94,431
Organizational and offering expenses charged to equity	$1,410,189	$391,203
Equipment purchased with non-recourse long-term debt paid directly by lender	$43,550,000	$—

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(1) Organization

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Partnership”) was formed on August 20, 2008 as a Delaware limited partnership. The Partnership is engaged in one business segment: the business of investing in business-essential equipment and corporate infrastructure (collectively, “Capital Assets”), including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that the Partnership purchases and leases to domestic and global businesses, loans that are secured by Capital Assets, and ownership rights to leased Capital Assets at lease expiration. The Partnership will continue until December 31, 2020, unless terminated sooner.

The Partnership’s principal investment objective is to obtain the maximum economic return from its investments for the benefit of its partners. To achieve this objective, the Partnership: (i) acquires a diversified portfolio by making investments in Capital Assets; (ii) makes monthly cash distributions, at the Partnership’s general partner’s discretion, to its partners commencing, with respect to each partner, the month following such partner’s admission to the Partnership, continuing until the end of the operating period; (iii) will reinvest substantially all undistributed cash from operations and cash from sales of investments in Capital Assets during the operating period; and (iv) will dispose of its investments and distribute the excess cash from such dispositions to its partners beginning with the commencement of the liquidation period.

The general partner of the Partnership is ICON GP 14, LLC, a Delaware limited liability company (the “General Partner”), which is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“ICON Capital”). The General Partner manages and controls the business affairs of the Partnership, including, but not limited to, the Capital Assets the Partnership invests in pursuant to the terms of the Partnership’s limited partnership agreement (the “Partnership Agreement”). Pursuant to the terms of an investment management agreement, the General Partner has engaged ICON Capital as an investment manager (the “Investment Manager”) to, among other things, facilitate the acquisition and servicing of the Partnership’s investments. Additionally, the General Partner has a 1% interest in the profits, losses, cash distributions and liquidation proceeds of the Partnership.

The Partnership is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. With the proceeds from the limited partnership interests (“Interests”) sold, the Partnership intends to invest in a diverse pool of Capital Assets and establish a cash reserve in the amount of 0.50% of the gross offering proceeds from the sale of our Interests. The initial capitalization of the Partnership was $1,001, which consisted of $1 from the General Partner and $1,000 from ICON Capital. The Partnership is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for the Partnership’s distribution reinvestment plan (the “DRIP Plan”). The DRIP Plan allows limited partners to purchase Interests with distributions received from the Partnership and/or certain affiliates of the Partnership. At any time prior to May 18, 2011, the Partnership may, at its sole discretion, increase the offering to a maximum of up to $618,000,000 of capital, consisting of 620,000 Interests, provided that the offering period is not extended in connection with such change.

The Partnership’s initial closing date was June 19, 2009 (the “Commencement of Operations”), the date at which the Partnership had raised $1,200,000 and limited partners were admitted. Upon the Commencement of Operations, the Partnership returned the initial capital contribution of $1,000 to ICON Capital. During the period from May 18, 2009 to December 31, 2010, the Partnership sold 192,774 Interests to 5,386 limited partners, representing $191,973,454 of capital contributions. Investors from the Commonwealth of Pennsylvania and the State of Tennessee were not admitted until the Partnership raised total equity in the amount of $20,000,000, which the Partnership achieved on August 27, 2009. Beginning with the Commencement of Operations, the Partnership has paid or accrued sales commissions to third parties. The Partnership has also paid or accrued various fees to the General Partner and its affiliates. For the period from the Commencement of Operations through December 31, 2010, the Partnership has paid or accrued the following fees in connection with its offering of its Interests: (i) sales commissions to third parties in the

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(1) Organization  – (continued)

amount of $12,912,321 and (ii) underwriting fees in the amount of $5,568,520 to ICON Securities Corp., an affiliate of the General Partner and the dealer-manager of the Partnership’s offering (“ICON Securities”). In addition, the General Partner and its affiliates, on behalf of the Partnership, incurred organizational and offering expenses in the amount of $2,652,672. For the period from the Commencement of Operations through December 31, 2010, organizational and offering expenses in the amount of $1,801,392 were recorded as a reduction of partners’ equity.

Partners’ capital accounts are increased for their initial capital contribution plus their proportionate share of earnings and decreased by their proportionate share of losses and distributions. Profits, losses, cash distributions and liquidation proceeds are allocated 99% to the limited partners and 1% to the General Partner until the aggregate amount of cash distributions paid to limited partners equals the sum of the limited partners’ aggregate capital contributions plus an 8% cumulative annual return on their aggregate unreturned capital contributions, compounded daily. After such time, distributions will be allocated 90% to the limited partners and 10% to the General Partner.

(2) Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements of the Partnership have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). In the opinion of the General Partner, all adjustments considered necessary for a fair presentation have been included.

The consolidated financial statements include the accounts of the Partnership and its majority-owned subsidiaries and other controlled entities. All intercompany accounts and transactions have been eliminated in consolidation. In joint ventures where the Partnership has majority ownership, the financial condition and results of operations of the joint venture are consolidated. Noncontrolling interest represents the minority owner’s proportionate share of its equity in the joint venture. The noncontrolling interest is adjusted for the minority owner’s share of the earnings, losses, investments and distributions of the joint venture.

The Partnership accounts for its noncontrolling interests in joint ventures where the Partnership has influence over financial and operational matters, generally 50% or less ownership interest, under the equity method of accounting. In such cases, the Partnership’s original investments are recorded at cost and adjusted for its share of earnings, losses and distributions. The Partnership accounts for investments in joint ventures where the Partnership has virtually no influence over financial and operational matters using the cost method of accounting. In such cases, the Partnership’s original investments are recorded at cost and any distributions received are recorded as revenue. All of the Partnership’s investments in joint ventures are subject to its impairment review policy.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid investments with original maturity dates of three months or less.

The Partnership's cash and cash equivalents are held principally at two financial institutions and at times may exceed insured limits. The Partnership has placed these funds in high quality institutions in order to minimize risk relating to exceeding insured limits.

Risks and Uncertainties

In the normal course of business, the Partnership is exposed to two significant types of economic risk: credit and market. Credit risk is the risk of a lessee, borrower or other counterparty’s inability or unwillingness to make contractually required payments. Concentrations of credit risk with respect to lessees, borrowers or other counterparties are dispersed across different industry segments within the United States of

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(2) Summary of Significant Accounting Policies – (continued)

America and throughout the world. Although the Partnership does not currently foresee a concentrated credit risk associated with its lessees, borrowers or other counterparties, contractual payments are dependent upon the financial stability of the industry segments in which such counterparties operate. See Note 11 for a discussion of concentrations of risk.

Market risk reflects the change in the value of debt instruments and credit facilities due to changes in interest rate spreads or other market factors. The Partnership believes that the carrying value of its investments is reasonable, taking into consideration these risks, along with estimated collateral values, payment history and other relevant information.

Leased Equipment at Cost

Investments in leased equipment are stated at cost less accumulated depreciation. Leased equipment is depreciated on a straight-line basis over the lease term, which typically ranges from 3 to 8 years, to the asset’s residual value.

The Investment Manager has an investment committee that approves each new equipment lease and other financing transaction. As part of its process, the investment committee determines the residual value, if any, to be used once the investment has been approved. The factors considered in determining the residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment considered, how the equipment is integrated into the potential lessee’s business, the length of the lease and the industry in which the potential lessee operates. Residual values are reviewed for impairment in accordance with the Partnership’s impairment review policy.

The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. The residual value is calculated using information from various external sources, such as trade publications, auction data, equipment dealers, wholesalers and industry experts, as well as inspection of the physical asset and other economic indicators.

Asset Impairments

The significant assets in the Partnership’s portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair market value. If there is an indication of impairment, the Partnership will estimate the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, the impairment loss will be measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and recorded in the Partnership’s consolidated statements of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are (i) the estimated fair value of the underlying equipment is less than its carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual position in the asset and, if applicable, the remaining obligation to the non-recourse lender. Generally in the latter situation, the residual position relates to equipment subject to third-party non-recourse debt where the lessee remits its rental payments directly to the lender and the Partnership does not recover its residual position until the non-recourse debt is repaid in full. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents, the residual value expected to be realized upon disposition of the asset, estimated

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(2) Summary of Significant Accounting Policies – (continued)

downtime between re-leasing events and the amount of re-leasing costs. The Investment Manager’s review for impairment includes a consideration of the existence of impairment indicators including third-party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Deferred Charges

Pursuant to the Partnership Agreement, the costs of organizing the Partnership and offering the Interests are capitalized by the Partnership and amortized as a reduction of equity over the estimated offering period, generally two years from the effective date of the offering. The unamortized balance of these costs is reflected on the consolidated balance sheets as deferred charges, net.

Revenue Recognition

The Partnership provides financing to third parties, generally in the form of leases and loans. With respect to leases of Capital Assets, each lease is classified as either a finance lease or an operating lease, which is based upon the terms of the lease. Loans are typically classified as notes receivable.

For finance leases and notes receivable, the Partnership records finance and interest income, respectively, on the Partnership’s consolidated statements of operations using the effective interest rate method, which results in a constant rate of return over the lease or loan term, as applicable. For operating leases, rental income is recognized on a straight-line basis over the lease term. Billed operating lease receivables are included in accounts receivable until collected. Deferred revenue is the difference between the timing of the receivables billed and the income recognized on a straight-line basis.

The recognition of revenue may be suspended when deemed appropriate by the General Partner, in accordance with the Partnership’s policy on doubtful accounts.

Notes Receivable

Notes receivable are reported in the Partnership’s consolidated balance sheets at the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs on originated loans are reported as other assets in the Partnership’s consolidated balance sheets. Unearned income, discounts and premiums are amortized to interest income using the effective interest rate method in the Partnership’s consolidated statements of operations. Interest receivable related to the unpaid principal is recorded separately from the outstanding balance in the Partnership’s consolidated balance sheets. Notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, the Partnership periodically reviews the creditworthiness of companies with payments outstanding less than 90 days. Based upon the Investment Manager’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and the Partnership believes recovery of the remaining unpaid receivable is probable. Revenue on non-accrual accounts is recognized only when cash has been received.

Initial Direct Costs

The Partnership capitalizes initial direct costs associated with the origination and funding of leased assets and other financing transactions. These costs are amortized on a lease by lease basis based on the actual lease term using a straight-line method for operating leases and the effective interest rate method for finance leases and notes receivable in the Partnership’s consolidated statements of operations. Costs related to leases or other financing transactions that are not consummated are expensed as an acquisition expense in the Partnership’s consolidated statements of operations.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(2) Summary of Significant Accounting Policies – (continued)

Acquisition Fees

The Partnership pays acquisition fees to the Investment Manager equal to 2.50% of the total purchase price paid by or on behalf of the Partnership for each of the Partnership’s investments, including, but not limited to, the cash paid, indebtedness incurred or assumed, plus all fees and expenses incurred in connection therewith (the “Purchase Price”). These fees are capitalized and included in the cost of the investment.

Income Taxes

The Partnership is taxed as a partnership for federal and State income tax purposes. No provision for income taxes has been recorded since the liability for such taxes is that of each of the partners rather than the Partnership. The Partnership's income tax returns are subject to examination by the federal and State taxing authorities, and changes, if any, could adjust the individual income tax of the partners.

Per Interest Data

Net income (loss) attributable to the Partnership per weighted average Interest is based upon the weighted average number of Interests outstanding during the applicable period.

Interest Repurchase

The Partnership may, at its discretion, repurchase Interests from a limited number of its limited partners, as provided for in the Partnership Agreement. The repurchase price for any Interests approved for repurchase is based upon a formula, as provided in the Partnership Agreement. Limited partners are required to hold their Interests for at least one year before repurchases will be permitted.

Reclassifications

Certain reclassifications have been made to the accompanying consolidated financial statements in prior years to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives and residual values. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

In 2010, the Partnership adopted the accounting pronouncement related to the disclosures about the credit quality of financing receivables and the allowance for credit losses. The pronouncement requires entities to provide disclosures designed to facilitate financial statements users’ evaluation of (i) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowances for credit losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses and class of financing receivable. The required disclosures include, among other things, a rollforward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. The pronouncement is effective for the Partnership’s consolidated financial statements as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period will be required for the Partnership’s consolidated financial

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(2) Summary of Significant Accounting Policies – (continued)

statements that include periods beginning on or after January 1, 2011. The adoption of these additional disclosures did not have a material effect on the Partnership’s consolidated financial statements as of December 31, 2010.

In 2010, the Partnership adopted the accounting pronouncement relating to variable interest entities, which requires assessments at each reporting period of which party within the variable interest entity is considered the primary beneficiary and requires a number of new disclosures related to variable interest entities. The adoption of this guidance did not have a material effect on the Partnership’s consolidated financial statements as of December 31, 2010.

In 2010, the Partnership adopted the accounting pronouncement that amends the requirements for disclosures about the fair value of financial instruments, including the fair value of financial instruments for annual, as well as interim, reporting periods. This standard requires additional disclosures related to recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements, and information on purchases, sales, issuances, and settlements in a rollforward reconciliation of Level 3 fair-value measurements. Except for the Level 3 reconciliation disclosures, which will be effective for fiscal years beginning after December 15, 2010, the guidance became effective for the Partnership beginning January 1, 2010. The adoption of this accounting pronouncement did not have a material effect on the Partnership’s consolidated financial statements as of December 31, 2010.

(3) Net Investment in Finance Leases

Net investment in finance leases consisted of the following at December 31, 2010:

December 31, 2010
Minimum rents receivable	$70,027,335
Estimated residual value	43,641,942
Initial direct costs, net	1,685,898
Unearned income	(43,821,423)
Net investment in finance leases	$71,533,752

Telecommunications Equipment

On February 25, 2010, the Partnership’s wholly-owned subsidiary ICON Global Crossing VI, LLC (“ICON Global Crossing VI”) purchased telecommunications equipment and simultaneously leased the equipment back to Global Crossing Telecommunications, Inc. (“Global Crossing”). The purchase price for the equipment was approximately $4,300,000. The lease is for a period of 36 months and expires in February 2013.

Carrier Vessels

On September 29, 2010, the Partnership’s wholly-owned subsidiaries ICON Amazing, LLC (“ICON Amazing”) and ICON Fantastic, LLC (“ICON Fantastic”) entered into memoranda of agreement to purchase the supramax bulk carrier vessels, the Amazing and the Fantastic, from Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), wholly-owned subsidiaries of Geden Holdings Limited, for the aggregate purchase price of $67,000,000. Simultaneously with these acquisitions, the Amazing and the Fantastic were bareboat chartered back to ASL and FSL, respectively, for a period of seven years commencing on October 1, 2010. The purchase price for the vessels was funded by $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(3) Net Investment in Finance Leases – (continued)

Non-cancelable minimum annual amounts due on the investment in finance leases over the remaining term of the lease were as follows at December 31, 2010:

Years Ending December 31,
2011	$11,457,616
2012	11,484,616
2013	10,122,103
2014	9,855,000
2015	9,855,000
Thereafter	17,253,000
$70,027,335

4) Leased Equipment at Cost

Leased equipment at cost consisted of the following at December 31, 2010 and 2009:

	2010	2009
Packaging equipment	$6,535,061	$6,535,061
Telecommunications equipment	7,644,928	7,644,928
Motor coaches	10,627,370	—
	24,807,359	14,179,989
Less: Accumulated depreciation	4,116,560	649,453
	$20,690,799	$13,530,536

Depreciation expense was $3,467,107 and $649,453 for the year ended December 31, 2010 and the period from Commencement of Operations through December 31, 2009, respectively.

Packaging Equipment

On July 31, 2009, the Partnership’s wholly-owned subsidiary ICON Exopack, LLC (“ICON Exopack”) purchased a 3-layer blown film extrusion line from Exopack, LLC (“Exopack”) for the purchase price of approximately $2,713,000. Simultaneously with the purchase of the equipment, ICON Exopack entered into a lease with Exopack. The lease is for a period of 60 months commencing on August 1, 2009. On September 30, 2009, ICON Exopack purchased an eight color flexographic printing press from Exopack for the purchase price of approximately $3,662,000. Simultaneously with that purchase, ICON Exopack entered into a second schedule to the lease with Exopack. That lease is for a period of 60 months commencing on October 1, 2009.

Telecommunications Equipment

On September 30, 2009, the Partnership’s wholly-owned subsidiary ICON Global Crossing VI purchased telecommunications equipment for the purchase price of approximately $5,323,000. Simultaneously with the purchase, ICON Global Crossing VI leased the equipment to Global Crossing. The lease is for a period of 36 months commencing on October 1, 2009. On November 12, 2009, ICON Global Crossing VI purchased additional telecommunications equipment for the purchase price of approximately $2,136,000 and simultaneously leased the equipment to Global Crossing. The lease is for 36 months and expires on November 30, 2012.

On April 1, 2010, the Partnership sold a 9.084% noncontrolling interest in ICON Global Crossing VI to an unaffiliated third party, Hardwood Partners, LLC (“Hardwood”), for $1,000,000. As a result of the sale, the Partnership’s controlling interest in ICON Global Crossing VI was reduced to 90.916%.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

4) Leased Equipment at Cost – (continued)

Motor Coaches

On March 9, 2010, the Partnership’s wholly-owned subsidiary ICON Coach II, LLC (“ICON Coach II”) executed a master lease agreement in which it agreed to purchase and lease back twenty-six 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the aggregate purchase price of approximately $10,370,000. Simultaneously with the execution of the lease, ICON Coach II purchased eleven 2010 MCI J4500 motor coach buses from MCI for the purchase price of approximately $4,500,000 and leased the buses to Dillon's Bus Service, Inc. (“DBS”). On May 13, 2010, ICON Coach II purchased fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of approximately $5,900,000 and simultaneously leased the buses to Lakefront Lines, Inc. (“Lakefront”). The leases with DBS and Lakefront are for a period of 60 months and the base term for both leases commenced on June 1, 2010.

Aggregate annual minimum future rentals receivable from the Partnership’s non-cancelable leases over the next five years consisted of the following at December 31, 2010:

Years Ending December 31,
2011	$6,066,296
2012	5,522,134
2013	3,192,472
2014	2,332,108
2015	154,486
$17,267,496

(5) Notes Receivable

On March 3, 2010, the Partnership’s wholly-owned subsidiary ICON Northern Leasing III, LLC (“ICON NL III”) provided a senior secured term loan in the aggregate amount of $9,857,589 to Northern Capital Associates XVIII, L.P., Northern Capital Associates XV, L.P. and Northern Capital Associates XIV, L.P. (collectively “NL III”). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months. The loan is secured by point of sale equipment. On December 23, 2010, ICON NL III restructured the payment obligations under its loan with NL III and extended the term through July 15, 2014.

On June 30, 2010, the Partnership’s wholly-owned subsidiary ICON Palmali 14, LLC (“ICON Palmali 14”) participated in a $96,000,000 loan facility by making a second priority secured term loan to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) pursuant to a loan agreement. The proceeds from the loan facility were used by Ocean Navigation to purchase two Aframax tanker vessels, the Shah Deniz and the Absheron (each a “Vessel,” and collectively, the “Vessels”). On July 28, 2010 and September 14, 2010, ICON Palmali 14 funded its loan in the aggregate amount of $14,400,000 to Ocean Navigation. Interest on the secured term loan accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Vessel. The note is secured by the Vessels.

On September 1, 2010, the Partnership made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the amount of $4,800,000. Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of 48 months. The note is secured by metal cladding and production equipment.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(5) Notes Receivable  – (continued)

On September 24, 2010, the Partnership participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. in the amount of $5,250,000. Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of 54 months beginning on October 1, 2010. The note is secured by lifting and transportation equipment.

On September 27, 2010, the Partnership’s wholly-owned subsidiary ICON SE, LLC (“ICON SE”) participated in an approximately $46,000,000 loan facility by agreeing to make a secured term loan to SE Shipping Lines Pte. Ltd. (“SE Shipping”) for the purchase of a new build heavy lift vessel and accompanying equipment. The aggregate principal amount of ICON SE’s loan is $18,000,000 and will be made to SE Shipping in six installments. Each installment will be made on the basis of certain building milestones having been met, but no installment will be made after November 27, 2012. Interest on the loan accrues at a rate of 18% per year and is payable monthly in arrears for a period of 24 months from the delivery date of the vessel. The note is secured by the building contract and refund guarantee. As of December 31, 2010, no amounts were funded under the loan agreement.

Credit Quality of Notes Receivable and Allowance for Credit Losses

The Investment Manager weighs all credit decisions on a combination of external credit ratings as well as internal credit evaluations of all potential borrowers. A potential borrower’s credit application is analyzed using those credit ratings as well as the potential borrower’s financial statements and other financial data deemed relevant.

The Partnership’s notes receivables are limited in number and are spread across a wide range of industries. Accordingly, the Partnership does not aggregate notes receivable into portfolio segments or classes. Due to the limited number of notes receivable, the Partnership is able to estimate the allowance for credit losses based on a detailed analysis of each note receivable as opposed to using portfolio based metrics and allowance for credit losses. Notes are analyzed quarterly and categorized as either performing or nonperforming based on payment history. If a note becomes non-performing due to a borrower’s missed scheduled payments or failed financial covenants, the Investment Manager analyzes if a reserve should be established or if the note should be restructured. Such events are specifically disclosed in the discussion of each note held. As of December 31, 2010 and 2009, the Investment Manager determined that no allowance for credit losses was required.

(6) Investments in Joint Ventures

On June 26, 2009, the Partnership and ICON Leasing Fund Twelve, LLC, an entity managed by the Investment Manager (“Fund Twelve”), entered into a joint venture, ICON Atlas, LLC (“ICON Atlas”), for the purpose of investing in eight new Ariel natural gas compressors (the “Gas Compressors”) from AG Equipment Co. (“AG”). On June 26, 2009, ICON Atlas purchased four of the Gas Compressors from AG for approximately $4,270,000. Simultaneously with the purchase, ICON Atlas entered into a lease with Atlas Pipeline Mid-Continent, LLC (“APMC”), an affiliate of Atlas Pipeline Partners, L.P. On August 17, 2009, ICON Atlas purchased the four additional Gas Compressors from AG for approximately $7,028,000. Simultaneously with that purchase, ICON Atlas entered into a second schedule to the lease with APMC. Each schedule is for a period of 48 months and expires on August 31, 2013. Cumulatively, the Partnership contributed approximately $5,084,000 to ICON Atlas, after which the Partnership’s and Fund Twelve’s ownership interests in ICON Atlas were 45% and 55%, respectively.

On June 29, 2009, the Partnership and Fund Twelve entered into a joint venture, ICON ION, LLC (“ICON ION”), for the purpose of making secured term loans (the “ION Loans”) in the aggregate amount of $20,000,000 to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company (“ARC”) and ARAM Seismic Rentals Inc., a U.S. bankruptcy remote Texas corporation (“ASR”). On that date, ICON ION funded the first tranche of the ION Loans in the amounts of $8,825,000 and

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(6) Investments in Joint Ventures  – (continued)

$3,675,000 to ARC and ASR, respectively. On July 20, 2009, ICON ION funded the second tranche of the ION Loans to ARC in the amount of $7,500,000. Interest on the ION Loans accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. Cumulatively, the Partnership contributed $9,000,000 to ICON ION, after which the Partnership’s and Fund Twelve’s ownership interests in ICON ION were 45% and 55%, respectively.

On December 23, 2009, ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 45% by the Partnership and 55% by Fund Twelve, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”) in the amount of £5,800,000. Quattro Plant is a wholly-owned subsidiary of Quattro Group Limited. Interest on the secured term loan accrues at a rate of 20% per year which began on January 1, 2010.

On September 20, 2010, the ICON Quattro was notified by Quattro Plant’s senior lender that Quattro Plant was in default under its senior loan agreement. As a result of the default and in accordance with the intercreditor deed governing the relationship between ICON Quattro and the senior lender, Quattro Plant’s principal payment obligations to ICON Quattro were suspended. During the suspension period, ICON Quattro received interest only payments from Quattro Plant. Subsequent to September 30, 2010, Quattro Plant cured the default under its senior loan agreement and was permitted to resume payments of principal to the ICON Quattro beginning November 1, 2010. As of December 31, 2010, Quattro Plant had made all required payments due under the loan agreement.

On February 25, 2011, ICON Quattro was notified that Quattro Plant was in default under its senior loan agreement. As a result of the default, Quattro Plant’s principal payment obligations to ICON Quattro were suspended for a period of 28 days. On March 7, 2011, ICON Quattro notified Quattro Plant that it was in default under its loan agreement relating to, among other things, its default under the senior loan agreement. The Investment Manager expects ICON Quattro to receive all past due principal amounts due under the loan agreement plus default interest.

On April 1, 2010, the Partnership and Fund Twelve (each a “Seller” and together, the “Sellers”), sold to Hardwood a 9.927% interest in ICON Atlas, a 5.297% interest in ICON ION and a 10.678% interest in ICON Quattro. Hardwood paid $1,000,000 for each of these three investments. The ownership interest in each of the three entities provided by each Seller to Hardwood was proportionate to the Sellers’ ownership percentages immediately prior to the sale. The Partnership received aggregate proceeds of $1,350,000 and recorded an aggregate loss on sale of approximately $25,000.

Immediately following the sales, the resulting ownership interests were as follows:

	Partnership	Fund Twelve	Hardwood	Total
ICON Atlas	40.533%	49.540%	9.927%	100%
ICON ION	42.616%	52.087%	5.297%	100%
ICON Quattro	40.195%	49.127%	10.678%	100%

(7) Non-Recourse Long-Term Debt

The Partnership had $42,642,708 of non-recourse long-term debt at December 31, 2010.

On October 1, 2010, ICON Amazing and ICON Fantastic borrowed $21,775,000 each in connection with the acquisition of the Amazing and the Fantastic. The non-recourse long-term debt matures on September 30, 2017 and accrues interest at the London Interbank Offered Rate (“LIBOR”) plus 3.85% and was fixed at a rate of 4.9825% for the first four years. Thereafter, the interest rate will be fixed again at LIBOR plus 3.85% on September 29, 2014. The lender has a security interest in the Amazing and the Fantastic and an assignment of the charter hire. The Partnership paid and capitalized approximately $653,000 in debt financing costs.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(7) Non-Recourse Long-Term Debt  – (continued)

As of December 31, 2010, the Partnership had capitalized net debt financing costs of $620,565. For the year ended December 31, 2010, the amortization of debt financing costs resulted in the recognition of interest expense of $32,686.

The aggregate maturities of non-recourse long-term debt over the next five years were as follows at December 31, 2010:

Years Ending December 31,
2011	$2,721,876
2012	3,629,168
2013	3,629,168
2014	3,629,168
2015	3,629,168
Thereafter	25,404,160
$42,642,708

(8) Revolving Line of Credit, Recourse

The Partnership and certain other entities managed by the Investment Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and Fund Twelve (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At December 31, 2010, no amounts were accrued related to the Partnership’s joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.50% per year, provided that neither interest rate is permitted to be less than 4.00% per year. The interest rate at December 31, 2010 was 4.00%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

Aggregate borrowings by the ICON Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was borrowed by Fund Eleven. Subsequent to December 31, 2010, Fund Eleven repaid $1,450,000, which reduced its outstanding loan balance to $0.

Pursuant to the Loan Agreement, the ICON Borrowers are required to comply with certain covenants. At December 31, 2010, the ICON Borrowers were in compliance with all covenants.

(9) Transactions with Related Parties

The Partnership has entered into certain agreements with the General Partner, the Investment Manager and ICON Securities, whereby the Partnership pays certain fees and reimbursements to these parties. ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of the Partnership’s Interests.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(9) Transactions with Related Parties  – (continued)

The Partnership pays the Investment Manager (i) an annual management fee, payable monthly, equal to 3.50% of the gross periodic payments due and paid from the Partnership’s investments and (ii) acquisition fees, through the end of the operating period, equal to 2.50% of the Purchase Price of each investment the Partnership makes in Capital Assets.

In addition, the Partnership reimburses the General Partner and its affiliates for organizational and offering expenses incurred in connection with the Partnership’s organization and offering. The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of the Interests are sold in the offering) and the actual costs and expenses incurred by the General Partner and its affiliates. Accordingly, the General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing the Partnership’s Interests to the public. The General Partner also has a 1% interest in the Partnership’s profits, losses, cash distributions and liquidation proceeds.

In addition, the General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with the Partnership’s operations. Administrative expense reimbursements are costs incurred by the General Partner or its affiliates that are necessary to the Partnership’s operations. These costs include the General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that are charged to the Partnership based upon the percentage of time such personnel dedicate to the Partnership. Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates were as follows:

Entity	Capacity	Description		Year Ended December 31, 2010	Period from the Commencement of Operations through December 31, 2009
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements	(1)	$1,075,100	$1,577,572
ICON Securities Corp.	Dealer-Manager	Underwriting fees	(2)	3,542,132	2,026,388
ICON Capital Corp.	Investment Manager	Acquisition fees	(3)	5,923,983	1,025,143
ICON Capital Corp.	Investment Manager	Management fees	(4)	588,415	76,559
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements	(4)	4,778,359	1,924,682
				$15,907,989	$6,630,344

(1)	Amount capitalized and amortized to partners' equity.
(2)	Amount charged directly to partners' equity.
(3)	Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership's accounting
(4)	Amount charged directly to operations.

At December 31, 2010, the Partnership had a net payable of $700,073 due to the General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of approximately $596,000.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(9) Transactions with Related Parties  – (continued)

From January 1, 2011 to March 25, 2011, the Partnership raised an additional $31,706,591 in capital contributions and has paid or accrued underwriting fees to ICON Securities in the amount of $894,871.

(10) Fair Value Measurements

Fair value information with respect to the Partnership’s leased assets and liabilities is not separately provided since (i) the current accounting pronouncements do not require fair value disclosures of lease arrangements and (ii) the carrying value of financial assets, other than lease-related investments, and the recorded value of recourse debt approximate fair value due to their short-term maturities and variable interest rates. The estimated fair value of the Partnership’s fixed rate notes receivable and fixed rate non-recourse long term debt was based on the discounted value of future cash flows related to the loans based on recent transactions of this type.

	December 31, 2010
	Carrying Amount	Fair Value
Fixed rate notes receivable	$33,253,709	$33,599,047
Fixed rate non-recourse long term debt	$42,642,708	$44,591,682

(11) Concentrations of Risk

At times, the Partnership's cash and cash equivalents may exceed insured limits. The Partnership has placed these funds in high quality institutions in order to minimize the risk of loss relating to exceeding insured limits.

For the year ended December 31, 2010 and for the period from Commencement of Operations through December 31, 2009, the Partnership had six and two lessees, respectively, that accounted for 100% of the Partnership’s rental income and finance income.

For the year ended December 31, 2010, the Partnership had two borrowers that accounted for 82.97% of the Partnership’s interest income.

At December 31, 2010 and 2009, equipment on lease to six and two lessees accounted for approximately 32.40% and 22.70% of total assets, respectively.

As of December 31, 2010, the Partnership had two lenders that accounted for 89.74% of total liabilities.

(12) Geographic Information

Geographic information for revenue, based on the country of origin, and long-lived assets, which includes operating leases (net of accumulated depreciation), finance leases, investments in joint ventures and notes receivable, were as follows:

	Year Ended December 31, 2010
	United States	Europe	Vessels(a)	Total
Revenue:
Rental income	$5,434,204	$—	$—	$5,434,204
Finance income	$496,838	$—	$1,926,522	$2,423,360
Income from investments in joint ventures	$1,775,660	$638,051	$—	$2,413,711
Interest income from notes receivable	$1,922,048	$—	$902,243	$2,824,291

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(12) Geographic Information  – (continued)

	At December 31, 2010
	United States	Europe	Vessels(a)	Total
Long-lived assets:
Net investment in finance leases	$3,497,935	$—	$68,035,817	$71,533,752
Leased equipment at cost, net	$20,690,799	$—	$—	$20,690,799
Notes receivable	$18,853,709	$—	$14,400,000	$33,253,709
Investments in joint ventures	$10,878,169	$3,451,548	$—	$14,329,717

(a)	Vessels are free to trade worldwide.

	Period from June 19, 2009 (Commencement of Operations) through December 31, 2009
	United States	Europe	Total
Revenue:
Rental income	$1,044,930	$—	$1,044,930
Income from investments in joint ventures	$751,812	$(56,531)	$695,281

	At December 31, 2009
	United States	Europe	Total
Long-lived assets:
Leased equipment at cost, net	$13,530,536	$—	$13,530,536
Investments in joint ventures	$13,502,011	$4,240,818	$17,742,829

(13) Selected Quarterly Financial Data (unaudited)

The following table is a summary of selected financial data, by quarter:

	(unaudited) Quarters Ended in 2010				Year ended December 31, 2010
	March 31,	June 30,	September 30,	December 31,
Total revenue	$1,976,579	$2,676,448	$3,017,655	$5,566,885	$13,237,567
Net income (loss) attributable to Fund Fourteen allocable to limited partners	$10,436	$(334,043)	$515,885	$2,122,716	$2,314,994
Weighted average number of limited partnership interests outstanding	84,756	117,468	147,266	176,986	131,915
Net income (loss) attributable to Fund Fourteen per weighted average limited partnership interest	$0.12	$(2.84)	$3.50	$11.99	$17.55

	(unaudited) Quarters Ended in 2009				Year ended December 31, 2009
	March 31,	June 30,	September 30,	December 31,
Total revenue	$—	$—	$362,768	$1,398,386	$1,761,154
Net loss attributable to Fund Fourteen allocable to limited partners	$—	$(651,669)	$(600,426)	$(316,360)	$(1,568,455)
Weighted average number of limited partnership interests outstanding	—	3,552	17,423	50,641	32,161
Net loss attributable to Fund Fourteen per weighted average limited partnership interest	$—	$(183.47)	$(34.46)	$(6.25)	$(48.77)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(14) Commitments and Contingencies and Off-Balance Sheet Transactions

At the time the Partnership acquires or divests of its interest in a Capital Asset, the Partnership may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. The General Partner believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on the consolidated financial condition of the Partnership taken as a whole.

(15) Income Tax Reconciliation (unaudited)

No provision for income taxes has been recorded by the Partnership since the liability for such taxes is the responsibility of each of the individual partners rather than the Partnership. The Partnership’s income tax returns are subject to examination by federal and State taxing authorities, and changes, if any, could adjust the individual income taxes of the partners.

At December 31, 2010, 2009 and 2008, the partners’ equity included in the consolidated financial statements totaled $161,677,642, $58,615,050 and $1,001, respectively. The partners’ capital for federal income tax purposes at December 31, 2010, 2009 and 2008 totaled $148,376,322, $49,420,827 and $0, respectively. The difference arises primarily from sales and offering expenses reported as a reduction in the limited partners’ capital accounts for financial reporting purposes, but not for federal income tax reporting purposes, and differences in depreciation and amortization between financial reporting purposes and federal income tax purposes.

The following table reconciles net income (loss) for financial statement reporting purposes to the net loss for federal income tax purposes for the year ended December 31, 2010 and 2009:

	2010	2009
Net income (loss) per consolidated financial statements	$2,338,378	$(1,584,298)
Rental income	2,134,479	210,820
Depreciation and amortization	(7,546,470)	(6,396,843)
Tax gain (loss) from consolidated joint venture	877,362	(1,915,676)
Other	10,832	213,117
Net loss for federal income tax purposes	$(2,185,419)	$(9,472,880)

(16) Subsequent Events

ICON Juniper 14, LLC

On February 28, 2011, the Partnership’s wholly-owned subsidiary ICON Juniper 14, LLC purchased information technology equipment for the purchase price of approximately $8,452,000 and simultaneously leased the equipment to Global Crossing. The base term of the schedule is for a period of 36 months, which commenced on March 1, 2011.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2010

(16) Subsequent Events  – (continued)

ICON AET Holdings, LLC

On March 29, 2011, the Partnership and Fund Twelve entered into a joint venture, ICON AET Holdings, LLC (“ICON AET”), owned 75% by the Partnership and 25% by Fund Twelve, for the purpose of acquiring two Aframax tankers and two Very Large Crude Carriers (the “VLCCs”). The Aframax tankers were each acquired for a purchase price of $13,000,000, of which $9,000,000 of non-recourse debt was borrowed from DVB Bank SE (“DvB”), and were simultaneously bareboat chartered to AET Inc. Limited (“AET”) for a period of three years. The VLCCs were each acquired for a purchase price of $72,000,000, of which $55,000,000 of non-recourse debt was borrowed from DvB, and were simultaneously bareboat chartered to AET for a period of 10 years.

To acquire the vessels, wholly-owned subsidiaries of ICON AET borrowed an aggregate amount of $128,000,000 in non-recourse debt (the “Loan”) from DvB pursuant to the terms of a loan agreement. The proceeds of the Loan used to purchase the Aframax tankers have a three year term and the proceeds of the Loan used to purchase the VLCCs have a 10 year term. The Loan is secured by, among other things, a first priority security interest in each of the vessels, the earnings from each of the vessels, and the equity interests of each of the ICON AET subsidiaries that directly owns a vessel. The obligations of AET under each of the bareboat charters are guaranteed by AET’s parent, AET Tanker Holdings Sdn. Bhd.

REPORT OF INDEPENDENT AUDITORS

The Member
ICON GP 14, LLC

We have audited the accompanying consolidated balance sheet of ICON GP 14, LLC and subsidiaries (the “Company”) as of December 31, 2010. The consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ICON GP 14, LLC and subsidiaries at December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

March 31, 2011
New York, New York

Certain Financial Information of ICON GP 14, LLC and Subsidiaries
For the Year Ended December 31, 2010

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Consolidated Balance Sheet
December 31, 2010

Assets
Cash	$64,424,574
Net investment in finance leases	71,533,752
Leased equipment at cost (less accumulated depreciation of $4,116,560)	20,690,799
Notes receivable	33,253,709
Investments in joint ventures	14,329,717
Deferred charges, net	851,280
Other assets, net	5,006,470
Total Assets	$210,090,301
Liabilities and Member's Equity
Liabilities:
Non-recourse long-term debt	$42,642,708
Deferred revenue	2,275,342
Due to affiliates	700,073
Accrued expenses and other liabilities	1,899,867
Total Liabilities	47,517,990
Equity:
Member's equity	7,536
Noncontrolling interests	162,564,775
Total Equity	162,572,311
Total Liabilities and Member's Equity	$210,090,301

See accompanying notes to consolidated balance sheet

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(1) Organization

ICON GP 14, LLC (“GP 14”) is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“Capital”). The primary business activity of GP 14 is sponsoring and managing a publicly registered equipment leasing and finance fund in the United States of America.

GP 14 is the general partner of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and Subsidiaries (the “Managed Fund”). GP 14 was formed on August 20, 2008 as a Delaware limited liability company. GP 14 manages and controls the business affairs of the Managed Fund, including, but not limited to, the investments that the Managed Fund makes, pursuant to the terms of the Managed Fund’s limited partnership agreement. GP 14 has a 1% interest in the profits, losses, cash distributions and liquidation proceeds of the Managed Fund.

The principal investment objective of GP 14 and the Managed Fund (the “Company”) is to obtain the maximum economic return from its investments for the benefit of its partners. To achieve this objective, the Company:(i) acquires a diversified portfolio by making investments in capital assets; (ii) makes monthly cash distributions, at the Company’s discretion, to its partners commencing, with respect to each partner, the month following such partner’s admission to the Managed Fund, continuing until the end of the operating period; (iii) will reinvest substantially all undistributed cash from operations and cash from sales of investments in capital assets during the operating period; and will dispose of its investments and distribute the excess cash from such dispositions to its partners beginning with the commencement of the liquidation period.

GP 14 has determined that it has a variable interest in the Managed Fund and is the primary beneficiary of the variable interest entity. Accordingly, GP 14 consolidates the Managed Fund. See Note 2 to the Company’s consolidated balance sheet.

The Managed Fund was formed for the purpose of investing in a diverse pool of business-essential equipment and corporate infrastructure (collectively, “Capital Assets”). Capital is the parent company of GP 14 and is the investment manager of the Managed Fund (the “Investment Manager”).

The Managed Fund is currently in its offering period, which commenced on May 18, 2009 and is anticipated to end no later than May 2011. With the proceeds from the sale of the limited partnership interests (“Interests”), the Company intends to invest in Capital Assets and establish a cash reserve in the amount of 0.50% of the gross offering proceeds. At December 31, 2010 the reserve is in the amount of $959,867. The initial capitalization of the Managed Fund was $1,001, which consisted of $1 from GP 14 and $1,000 from Capital. The Company is offering Interests on a “best efforts” basis with the intention of raising up to $418,000,000 of capital, consisting of 420,000 Interests, of which 20,000 have been reserved for the Managed Funds distribution reinvestment plan (the “DRIP Plan”). The DRIP Plan allows limited partners to purchase Interests with distributions received from the Managed Fund and/or certain affiliates of the Managed Fund. At any time prior to May 18, 2011, the Company may, at its sole discretion, increase the offering to a maximum of up to $618,000,000 of capital, consisting of 620,000 Interests, provided that the offering period is not extended in connection with such change.

The initial closing date of the Managed Fund was June 19, 2009 (the “Commencement of Fund Operations”), the date at which the Managed Fund had raised $1,200,000 and limited partners were admitted. Upon the Commencement of Fund Operations, the Managed Fund returned the initial capital contribution of $1,000 to Capital. During the period from May 18, 2009 to December 31, 2010, the Company sold 192,774 Interests to 5,386 limited partners, representing $191,973,454 of capital contributions. Beginning with the Commencement of Fund Operations, the Company has paid or accrued sales commissions to third parties. The Company has also paid or accrued various fees for the period from the Commencement of Fund Operations through December 31, 2010. During such period, the Company has paid or accrued the following fees in connection with the offering of its Interests: (i) sales commissions to third parties in the amount of $12,912,321 and (ii) underwriting fees in the amount of $5,568,520 to ICON Securities Corp., an affiliate of the Company and the dealer-manager of the offering of Interests. In addition, during such period, (i) the

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(1) Organization – (continued)

Company and its affiliates, on behalf of the offering of interests, incurred organizational and offering expenses in the amount of $2,652,672, and (ii) organizational and offering expenses in the amount of $1,801,392 were recorded as a reduction of member’s equity.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The consolidated financial statements include the accounts of GP 14, the Managed Fund and its majority owned subsidiaries and other controlled entities. Substantially all the assets and liabilities in the consolidated balance sheet belong to the Managed Fund, except for cash of approximately $107,000. The assets of the Managed Fund are only available to satisfy the obligations of the Managed Fund. The management of the Company has evaluated all subsequent events through March 31, 2011, the date the consolidated balance sheet was available to be issued.

In joint ventures where the Managed Fund has majority ownership, the financial condition and results of operations of the joint venture are consolidated. Noncontrolling interest represents the minority owner’s proportionate share of the equity in the joint venture. All significant intercompany accounts and transactions have been eliminated in consolidation. The 99% limited partnership interest of the Managed Fund is reflected as noncontrolling interests in the accompanying consolidated balance sheet and is adjusted for the minority owner’s share of the earnings, losses, investments and distributions of the joint venture.

Cash

Cash is held principally at two financial institutions and at times may exceed insured limits. The Company has placed these funds in high quality institutions in order to minimize risk relating to exceeding insured limits.

Risks and Uncertainties

In the normal course of business, the Company is exposed to two significant types of economic risk: credit and market. Credit risk is the risk of a lessee, borrower or other counterparty’s inability or unwillingness to make contractually required payments. Concentrations of credit risk with respect to lessees, borrowers or other counterparties are dispersed across different industry segments within the United States of America and throughout the world. Although the Company does not currently foresee a concentrated credit risk associated with its lessees, borrowers or other counterparties, contractual payments are dependent upon the financial stability of the industry segments in which such counterparties operate.

Market risk reflects the change in the value of debt instruments and credit facilities due to changes in interest rate spreads or other market factors. The Company believes that the carrying value of its investments is reasonable, taking into consideration these risks, along with estimated collateral values, payment history and other relevant information.

Leased Equipment

Investments in leased equipment are stated at cost less accumulated depreciation. Leased equipment is depreciated on a straight-line basis over the lease term, which typically ranges from 3 to 8 years, to the asset’s residual value.

The Investment Manager has an investment committee that approves each new equipment lease and other financing transaction. As part of the Investment Manager’s process, the investment committee determines the residual value, if any, to be used once the investment has been approved. The factors considered in determining the residual value include, but are not limited to, the creditworthiness of the potential lessee, the

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(2) Summary of Significant Accounting Policies – (continued)

type of equipment considered, how the equipment is integrated into the potential lessee’s business, the length of the lease and the industry in which the potential lessee operates. Residual values are reviewed for impairment in accordance with the Company’s impairment review policy.

The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. The residual value is calculated using information from various external sources, such as trade publications, auction data, equipment dealers, wholesalers and industry experts, as well as inspection of the physical asset and other economic indicators.

Asset Impairments

The significant assets in the Company’s portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair market value. If there is an indication of impairment, the Company will estimate the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If impairment is determined to exist, the impairment loss will be measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and recorded in the consolidated statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are (i) the estimated fair value of the underlying equipment is less than its carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual position in the asset and, if applicable, the remaining obligation to the non-recourse lender. Generally in the latter situation, the residual position relates to equipment subject to third-party non-recourse debt where the lessee remits its rental payments directly to the lender and the Company does not recover its residual position until the non-recourse debt is repaid in full. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents, the residual value expected to be realized upon disposition of the asset, estimated downtime between re-leasing events and the amount of re-leasing costs. The Investment Manager’s review for impairment includes a consideration of the existence of impairment indicators, including third-party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Notes Receivable

Notes receivable are reported on the Company’s consolidated balance sheet at the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs on originated loans are reported as other current assets in the consolidated balance sheet. Interest receivable related to the unpaid principal is recorded separately from the outstanding balance. Notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, the Company periodically reviews the creditworthiness of companies with payments outstanding less than 90 days. Based upon the Investment Manager’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and the Company believes recovery of the remaining unpaid receivable is probable.

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(2) Summary of Significant Accounting Policies – (continued)

Deferred Charges

The costs of organizing the Managed Fund and offering the Interests are capitalized by the Company and amortized as a reduction of equity over the estimated offering period, generally two years from the effective date of the offering. The unamortized balance of these costs is reflected on the consolidated balance sheet as deferred charges, net.

Income Taxes

No provision for income taxes has been recorded by the Managed Fund since the liability for such taxes is the responsibility of each of the individual limited partners of the Managed Fund rather than the Company. The Managed Fund’s income tax returns are subject to examination by federal and State taxing authorities, and changes, if any, could adjust the individual income taxes of the Managed Fund’s limited partners. GP 14 is part of a combined state income tax return with Capital and other entities affiliated with Capital. Income taxes payable related to GP 14 as of December 31, 2010 are nominal.

Acquisition Fees

The Managed Fund pays acquisition fees to the Investment Manager equal to 2.50% of the total purchase price paid by or on behalf of the Managed Fund for each of the Managed Fund’s investments, including, but not limited to, the cash paid, indebtedness incurred or assumed, plus all fees and expenses incurred in connection therewith the purchase price. These fees are capitalized and included in the cost of the investment.

Initial Direct Costs

The Managed Fund capitalizes initial direct costs associated with the origination and funding of leased assets and other financing transactions. These costs are amortized on a lease by lease basis based on the actual lease term using a straight-line method for operating leases and the effective interest rate method for finance leases and notes receivable in the Managed Fund’s consolidated statements of operations. Costs related to leases or other financing transactions that are not consummated are expensed as an acquisition expense in the Managed Fund’s consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives and residual values. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

Effective January 1, 2010, the Company adopted the amendment related to the variable interest entities and consolidation, which requires assessments at each reporting period of which party within the variable interest entity is considered the primary beneficiary and requires a number of new disclosures related to variable interest entities. The amendment significantly modified the analysis of kick out rights in the evaluation of whether equity at risk investors, as a group, have the power to direct the activities that most significantly impact the entities’ economic performance unless a single enterprise has the unilateral ability to exercise those rights. Per the current terms of the Managed Fund, the Company can no longer consider the kick out right in its evaluation. The Company has determined that it has a variable interest in the Managed Fund and is the primary beneficiary of the variable interest entity. Accordingly, GP 14 consolidates the Managed Fund.

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(2) Summary of Significant Accounting Policies – (continued)

In 2010, the Company adopted the accounting pronouncement related to the disclosures about the credit quality of financing receivables and the allowance for credit losses. The pronouncement requires entities to provide disclosures designed to facilitate financial statements users’ evaluation of (i) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowances for credit losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses and class of financing receivable. The required disclosures include, among other things, a rollforward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. The pronouncement is effective for the Company’s consolidated balance sheet as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period will be required for the Company’s consolidated balance sheet that include periods beginning on or after January 1, 2011. The adoption of these additional disclosures did not have a material effect on the Company’s consolidated balance sheet as of December 31, 2010.

In 2010, the Company adopted the accounting pronouncement that amends the requirements for disclosures about the fair value of financial instruments, including the fair value of financial instruments for annual, as well as interim, reporting periods. This standard requires additional disclosures related to recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements, and information on purchases, sales, issuances, and settlements in a roll forward reconciliation of Level 3 fair-value measurements. Except for the Level 3 reconciliation disclosures, which will be effective for fiscal years beginning after December 15, 2010, the guidance became effective for the Company beginning January 1, 2010. The adoption of this accounting pronouncement did not have a material effect on the Company’s consolidated balance sheet as of December 31, 2010.

(3) Net Investment in Finance Leases

Net investment in finance leases consisted of the following at December 31, 2010:

December 31, 2010
Minimum rents receivable	$70,027,335
Estimated residual value	43,641,942
Initial direct costs, net	1,685,898
Unearned income	(43,821,423)
Net investment in finance leases	$71,533,752

Telecommunications Equipment

On February 25, 2010, the Company’s wholly-owned subsidiary ICON Global Crossing VI, LLC (“ICON Global Crossing VI”) purchased telecommunications equipment and simultaneously leased the equipment back to Global Crossing Telecommunications, Inc. (“Global Crossing”). The purchase price for the equipment was approximately $4,300,000. The lease is for a period of 36 months and expires in February 2013.

Carrier Vessels

On September 29, 2010, the Company’s wholly-owned subsidiaries ICON Amazing, LLC (“ICON Amazing”) and ICON Fantastic, LLC (“ICON Fantastic”) entered into memoranda of agreement to purchase the supramax bulk carrier vessels, the Amazing and the Fantastic, from Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), wholly-owned subsidiaries of Geden Holdings Limited, for the aggregate purchase price of $67,000,000. Simultaneously with these acquisitions, the Amazing and the Fantastic were

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(3) Net Investment in Finance Leases – (continued)

bareboat chartered back to ASL and FSL, respectively, for a period of seven years commencing on October 1, 2010. The purchase price for the vessels was funded by $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000.

Non-cancelable minimum annual amounts due on the investment in finance leases over the remaining term of the lease were as follows at December 31, 2010:

Years Ending December 31,
2011	$11,457,616
2012	11,484,616
2013	10,122,103
2014	9,855,000
2015	9,855,000
Thereafter	17,253,000
$70,027,335

(4) Leased Equipment at Cost

Leased equipment at cost consisted of the following at December 31, 2010:

Year Ending December 31, 2010
Packaging Equipment	$6,535,061
Telecommunications Equipment	7,644,928
Motor coaches	10,627,370
Total Leased Equipment	24,807,359
Less: Accumulated Depreciation	4,116,560
Leased Equipment at Cost	$20,690,799

Packaging Equipment

On July 31, 2009, the Company’s wholly-owned subsidiary ICON Exopack, LLC (“ICON Exopack”), purchased a 3-layer blown film extrusion line from Exopack, LLC (“Exopack”) for the purchase price of approximately $2,713,000. Simultaneously with the purchase of the equipment, ICON Exopack entered into a lease with Exopack. The lease is for a period of 60 months commencing on August 1, 2009. On September 30, 2009, ICON Exopack purchased an eight color flexographic printing press from Exopack for the purchase price of approximately $3,662,000. Simultaneously with that purchase, ICON Exopack entered into a second schedule to the lease with Exopack. That lease is for a period of 60 months commencing on October 1, 2009.

Telecommunications Equipment

On September 30, 2009, the Company’s wholly-owned subsidiary, ICON Global Crossing VI purchased telecommunications equipment for the purchase price of approximately $5,323,000. Simultaneously with the purchase, ICON Global Crossing VI leased the equipment to Global Crossing. The lease is for a period of 36 months commencing on October 1, 2009. On November 12, 2009, ICON Global Crossing VI purchased additional telecommunications equipment for the purchase price of approximately $2,136,000 and simultaneously leased the equipment to Global Crossing. The lease is for 36 months and expires on November 30, 2012.

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(4) Leased Equipment at Cost – (continued)

On April 1, 2010, the Managed Fund sold a 9.084% noncontrolling interest in ICON Global Crossing VI to an unaffiliated third party, Hardwood Partners, LLC (“Hardwood”), for $1,000,000. As a result of the sale, the Managed Fund’s controlling interest in ICON Global Crossing VI was reduced to 90.916%.

Motor Coaches

On March 9, 2010, the Company’s wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), executed a master lease agreement in which the Company agreed to purchase and lease back twenty-six 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the aggregate purchase price of approximately $10,370,000. Simultaneously with the execution of the lease, ICON Coach II purchased eleven 2010 MCI J4500 motor coach buses from MCI for the purchase price of approximately $4,500,000 and leased the buses to Dillon's Bus Service, Inc. (“DBS”). On May 13, 2010, ICON Coach II purchased fifteen 2010 MCI J4500 motor coach buses from MCI for the purchase price of approximately $5,900,000 and simultaneously leased the buses to Lakefront Lines, Inc. (“Lakefront”). The leases with DBS and Lakefront are for a period of 60 months and the base term for both leases commenced on June 1, 2010.

Aggregate annual minimum future rentals receivable from the Company’s non-cancelable leases over the next five years consisted of the following at December 31, 2010:

Years Ending December 31,
2011	$6,066,296
2012	5,522,134
2013	3,192,472
2014	2,332,108
2015	154,486
$17,267,496

(5) Notes Receivable

On March 3, 2010, the Company’s wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of $9,857,589 to Northern Capital Associates XVIII, L.P., Northern Capital Associates XV, L.P. and Northern Capital Associates XIV, L.P. (collectively “NL III”). Interest on the secured term loan accrues at a rate of 18% per year. The loan is payable monthly in arrears for a period of 48 months. The loan is secured by point of sale equipment. On December 23, 2010, ICON NL III restructured the payment obligations under its loan with NL III and extended the term through July 15, 2014.

On June 30, 2010, the Company’s wholly-owned subsidiary, ICON Palmali 14, LLC (“ICON Palmali 14”), participated in a $96,000,000 loan facility by making a second priority secured term loan to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) pursuant to a loan agreement. The proceeds from the loan facility were used by Ocean Navigation to purchase two Aframax tanker vessels, the Shah Deniz and the Absheron (each a “Vessel,” and collectively, the “Vessels”). On July 28, 2010 and September 14, 2010, ICON Palmali 14 funded the loan in the aggregate amount of $14,400,000 to Ocean Navigation. Interest on the secured term loan accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Vessel. The note is secured by the Vessels.

On September 1, 2010, the Managed Fund made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the amount of $4,800,000. Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of 48 months. The note is secured by metal cladding and production equipment.

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(5) Notes Receivable – (continued)

On September 24, 2010, the Managed Fund participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. in the amount of $5,250,000. Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of 54 months beginning on October 1, 2010. The note is secured by lifting and transportation equipment.

On September 27, 2010, the Company’s wholly-owned subsidiary, ICON SE, LLC (“ICON SE”), participated in an approximately $46,000,000 loan facility by agreeing to make a secured term loan to SE Shipping Lines Pte. Ltd. (“SE Shipping”) for the purchase of a new build heavy lift vessel and accompanying equipment. The aggregate principal amount of ICON SE’s loan is $18,000,000 and will be made to SE Shipping in six installments. Each installment will be made on the basis of certain building milestones having been met, but no installment will be made after November 27, 2012. Interest on the loan accrues at a rate of 18% per year and is payable monthly in arrears for a period of 24 months from the delivery date of the vessel. The note is secured by the building contract and refund guarantee. As of December 31, 2010, no amounts were funded under the loan agreement.

Credit Quality of Notes Receivable and Allowance for Credit Losses

The Investment Manager weighs all credit decisions on a combination of external credit ratings as well as internal credit evaluations of all potential borrowers. A potential borrower’s credit application is analyzed using those credit ratings as well as the potential borrower’s financial statements and other financial data deemed relevant.

The Company’s notes receivables are limited in number and are spread across a wide range of industries. Accordingly, the Company does not aggregate notes receivable into portfolio segments or classes. Due to the limited number of notes receivable, the Company is able to estimate the allowance for credit losses based on a detailed analysis of each note receivable as opposed to using portfolio based metrics and allowance for credit losses. Notes are analyzed quarterly and categorized as either performing or nonperforming based on payment history. If a note becomes non-performing due to a borrower’s missed scheduled payments or failed financial covenants, the Investment Manager analyzes if a reserve should be established or if the note should be restructured. Such events are specifically disclosed in the discussion of each note held. As of December 31, 2010, the Investment Manager determined that no allowance for credit losses was required.

(6) Investments in Joint Ventures

On June 26, 2009, the Managed Fund and ICON Leasing Fund Twelve, LLC, an entity managed by the Investment Manager (“Fund Twelve”), entered into a joint venture, ICON Atlas, LLC (“ICON Atlas”), for the purpose of investing in eight new Ariel natural gas compressors (the “Gas Compressors”) from AG Equipment Co. (“AG”). On June 26, 2009, ICON Atlas purchased four of the Gas Compressors from AG for approximately $4,270,000. Simultaneously with the purchase, ICON Atlas entered into a lease with Atlas Pipeline Mid-Continent, LLC (“APMC”), an affiliate of Atlas Pipeline Partners, L.P. On August 17, 2009, ICON Atlas purchased the four additional Gas Compressors from AG for approximately $7,028,000. Simultaneously with that purchase, ICON Atlas entered into a second schedule to the lease with APMC. Each schedule is for a period of 48 months and expires on August 31, 2013. Cumulatively, the Company contributed approximately $5,084,000 to ICON Atlas, after which the Company and Fund Twelve’s ownership interests in ICON Atlas were 45% and 55%, respectively.

On June 29, 2009, the Managed Fund and Fund Twelve entered into a joint venture, ICON ION, LLC (“ICON ION”), for the purpose of making secured term loans (the “ION Loans”) in the aggregate amount of $20,000,000 to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company (“ARC”), and ARAM Seismic Rentals Inc., a U.S. bankruptcy remote Texas corporation (“ASR”). On that date, ICON ION funded the first tranche of the ION Loans in the amounts of $8,825,000 and $3,675,000 to ARC and ASR, respectively. On July 20, 2009, ICON ION funded the second tranche of the

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(6) Investments in Joint Ventures – (continued)

ION Loans to ARC in the amount of $7,500,000. Interest on the ION Loans accrues at the rate of 15% per year and the ION Loans are payable monthly in arrears for a period of 60 months beginning on August 1, 2009. Cumulatively, the Company contributed $9,000,000 to ICON ION, after which the Managed Fund’s and Fund Twelve’s ownership interests in ICON ION were 45% and 55%, respectively.

On December 23, 2009, ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 45% by the Managed Fund and 55% by Fund Twelve, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”) in the amount of £5,800,000. Quattro Plant is a wholly-owned subsidiary of Quattro Group Limited. Interest on the secured term loan accrues at a rate of 20% per year which began on January 1, 2010.

On September 20, 2010, ICON Quattro was notified by Quattro Plant’s senior lender that Quattro Plant was in default under its senior loan agreement. As a result of the default and in accordance with the intercreditor deed governing the relationship between ICON Quattro and the senior lender, Quattro Plant’s principal payment obligations to ICON Quattro were suspended. During the suspension period, ICON Quattro received interest only payments from Quattro Plant. Subsequent to September 30, 2010, Quattro Plant cured the default under its senior loan agreement and was permitted to begin payments of principal to the ICON Quattro beginning November 1, 2010. As of December 31, 2010, Quattro Plant had made all required payments due under the loan agreement.

On February 25, 2011, ICON Quattro was notified that Quattro Plant was in default under its senior loan agreement. As a result of the default, Quattro Plant’s principal payment obligations to ICON Quattro were suspended for a period of 28 days. On March 7, 2011, ICON Quattro notified Quattro Plant that it was in default under its loan agreement relating to, among other things, its default under the senior loan agreement. The Investment Manager expects ICON Quattro to receive all past due principal amounts due under the loan agreement plus default interest.

On April 1, 2010, the Managed Fund and Fund Twelve (each a “Seller” and together, the “Sellers”), sold to Hardwood a 9.927% interest in ICON Atlas, a 5.297% interest in ICON ION and a 10.678% interest in ICON Quattro. Hardwood paid $1,000,000 for each of these three investments. The ownership interest in each of the three entities provided by each Seller to Hardwood was proportionate to the Sellers’ ownership percentages immediately prior to the sale. The Managed Fund received aggregate proceeds of $1,350,000 and recorded an aggregate loss on sale of approximately $25,000.

Immediately following the sales, the resulting ownership interests were as follows:

	Managed Fund	Fund Twelve	Hardwood	Total
ICON Atlas	40.533%	49.540%	9.927%	100.00%
ICON ION	42.616%	52.087%	5.297%	100.00%
ICON Quattro	40.195%	49.127%	10.678%	100.00%

(7) Non-Recourse Long-Term Debt

The Company had $42,642,708 of non-recourse long-term debt at December 31, 2010.

On October 1, 2010, each of the Company’s wholly-owned subsidiaries ICON Amazing and ICON Fantastic borrowed $21,775,000 in connection with the acquisition of the Amazing and the Fantastic, respectively. The non-recourse long-term debt matures on September 30, 2017 and accrues interest at the London Interbank Offered Rate (“LIBOR”) plus 3.85% and was fixed at a rate of 4.9825% for the first four years. Thereafter, the interest rate will be fixed again at LIBOR plus 3.85% on September 29, 2014. The lender has a security interest in the Amazing and the Fantastic and an assignment of the charter hire. The Company paid and capitalized approximately $653,000 in debt financing costs.

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(7) Non-Recourse Long-Term Debt – (continued)

As of December 31, 2010, the Company had capitalized net debt financing costs of $620,565. For the year ended December 31, 2010, the amortization of debt financing costs resulted in the recognition of interest expense of $32,686.

The aggregate maturities of non-recourse long-term debt over the remaining terms of such debt were as follows at December 31, 2010.

Years Ending December 31,
2011	$2,721,876
2012	3,629,168
2013	3,629,168
2014	3,629,168
2015	3,629,168
Thereafter	25,404,160
$42,642,708

(8) Revolving Line of Credit, Recourse

The Managed Fund and certain other entities managed by the Investment Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and Fund Twelve (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien, as defined in the Loan Agreement. Each of the ICON Borrowers is jointly and severally liable for all amounts borrowed under the Facility. At December 31, 2010, no amounts were accrued related to the Managed Fund’s joint and several obligations under the Facility. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain lease agreements and loans in which the ICON Borrowers have a beneficial interest.

The Facility expires on June 30, 2011 and the ICON Borrowers may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.50% per year, provided that neither interest rate is permitted to be less than 4.00% per year. The interest rate at December 31, 2010 was 4.00%. In addition, the ICON Borrowers are obligated to pay a quarterly commitment fee of 0.50% on unused commitments under the Facility.

Aggregate borrowings by the ICON Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was borrowed by Fund Eleven. Subsequent to December 31, 2010, Fund Eleven repaid $1,450,000, which reduced its outstanding loan balance to $0.

Pursuant to the Loan Agreement, the ICON Borrowers are required to comply with certain covenants. At December 31, 2010, the ICON Borrowers were in compliance with all covenants.

(9) Transactions with Related Parties

The Company pays the Investment Manager an annual management fee, payable monthly, equal to 3.50% of the gross periodic payments due and paid from the Company investments and acquisition fees, through the end of the operating period, equal to 2.50% of the Purchase Price of each investment the Managed Fund makes in capital assets.

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(9) Transactions with Related Parties – (continued)

In addition, the Company reimburses the Investment Manager for organizational and offering expenses incurred in connection with the Managed Fund’s organization and offering. The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of the Interests are sold in the offering) and the actual costs and expenses incurred by the Company. Accordingly, the Company may ultimately be reimbursed for less than the actual costs and expenses incurred. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing the Managed Fund’s Interests to the public.

In addition, the Investment Manager is reimbursed for administrative expenses incurred in connection with the Company’s operations. Administrative expense reimbursements are costs incurred by the Company that are necessary to the Company’s operations. These costs include the Company’s legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that are charged to the Company based upon the percentage of time such personnel dedicate to the Company. Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Investment Manager.

(10) Commitments and Contingencies and Off-Balance Sheet Transactions

At the time the Managed Fund acquires or divests of its interest in a capital asset, the Managed Fund may, under very limited circumstances, agree to indemnify the seller or buyer for specific contingent liabilities. The Company believes that any liability that may arise as a result of any such indemnification obligations will not have a material adverse effect on the consolidated financial condition of the Company taken as a whole.

(11) Concentrations of Risk

At times, the Company's cash may exceed insured limits. The Company has placed these funds in high quality institutions in order to minimize the risk of loss relating to exceeding insured limits.

At December 31, 2010, equipment on lease to six lessees accounted for approximately 32.40%of total assets.

As of December 31, 2010, the Managed Fund had two lenders that accounted for 89.74% of total liabilities.

(12) Fair Value Measurements

Fair value information with respect to the Company’s leased assets and liabilities is not separately provided since (i) the current accounting pronouncements do not require fair value disclosures of lease arrangements and (ii) the carrying value of financial assets, other than lease-related investments, and the recorded value of recourse debt approximate fair value due to their short-term maturities and variable interest rates. The estimated fair value of the Company’s fixed rate notes receivable was based on the discounted value of future cash flows related to the loans based on recent transactions of this type.

	December 31, 2010
	Carrying Amount	Fair Value
Fixed rate notes receivable	$33,253,709	$33,599,047
Fixed rate non-recourse long term debt	$42,642,708	$44,591,682

ICON GP 14, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes To Consolidated Balance Sheet
December 31, 2010

(13) Subsequent Events

On February 28, 2011, the Managed Fund’s wholly-owned subsidiary ICON Juniper 14, LLC purchased information technology equipment for the purchase price of approximately $8,452,000 and simultaneously leased the equipment to Global Crossing. The base term of the schedule is for a period of 36 months, which commenced on March 1, 2011.

On March 29, 2011, the Managed Fund and Fund Twelve entered into a joint venture, ICON AET Holdings, LLC (“ICON AET”), owned 75% by the Managed Fund and 25% by Fund Twelve, for the purpose of acquiring two Aframax tankers and two Very Large Crude Carriers (the “VLCCs”). The Aframax tankers were each acquired for a purchase price of $13,000,000, of which $9,000,000 of non-recourse debt was borrowed from DVB Bank SE (“DvB”), and were simultaneously bareboat chartered to AET Inc. Limited (“AET”) for a period of three years. The VLCCs were each acquired for a purchase price of $72,000,000, of which $55,000,000 of non-recourse debt was borrowed from DvB, and were simultaneously bareboat chartered to AET for a period of 10 years.

To acquire the vessels, wholly-owned subsidiaries of ICON AET borrowed an aggregate amount of $128,000,000 in non-recourse debt (the `Loan`) from DvB pursuant to the terms of a loan agreement. The proceeds of the Loan used to purchase the Aframax tankers have a three year term and the proceeds of the Loan used to purchase the VLCCs have a 10 year term. The Loan is secured by, among other things, a first priority security interest in each of the vessels, the earnings from each of the vessels, and the equity interests of each of the ICON AET subsidiaries that directly owns a vessel. The obligations of AET under each of the bareboat charters are guaranteed by AET’s parent, AET Tanker Holdings Sdn. Bhd.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
December 31, 2010
(Unaudited)

The following table sets forth certain information, as of December 31, 2010, concerning the experience of ICON Capital Corp. in raising and investing funds in all Prior Public Funds the offerings of which have closed since December 31, 2008. Information is provided with respect to the manner in which the offering proceeds have been applied. Also presented is information pertaining to the timing and length of these offerings and the time periods over which the offering proceeds have been invested in equipment.

	Fund Twelve
		% of Dollar Amount Raised	% of Equity Invested
Dollar amount offered	$410,800,000
Dollar amount raised	$347,686,947	100%
Less offering expenses:
Sales Commissions	26,995,024	7.76%	8.36%
Underwriting Fees paid to ICON Capital's affiliate	6,748,756	1.94%	2.09%
Organizational and Offering Expenses paid to ICON Capital Corp.	5,488,440	1.58%	1.70%
Cash Reserves	1,738,435	0.50%	0.54%
Offering proceeds available for investment	$306,716,292	88.22%
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)	$322,891,366		100%
Total assets acquired	$652,129,003	187.56%
Acquisition costs:
Acquisition fees	$21,515,945	6.19%	6.66%
Debt financing costs	4,920,726	1.42%	1.52%
Legal fees	1,415,814	0.41%	0.44%
Appraisal costs	38,949	0.01%	0.01%
Registration fees	2,345	0.00%	0.00%
Other	476,572	0.14%	0.15%
Total acquisition costs	$28,370,351	8.17%	8.78%
Percent leverage (acquisition debt incurred divided by total assets acquired)		49.4%
Date offering commenced		May 7, 2007
Original offering period (in months)		24
Actual offering period (in months)		24
Months to invest 90% of amount available for investment (measured from the beginning of offering)(1)		26

(1)	The limited liability company agreement of Fund Twelve requires the investment or commitment to reserves of 100% of such fund's net offering proceeds by the later of twenty-four months from the beginning of its offering or twelve months from the receipt of such proceeds.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE II

COMPENSATION TO ICON CAPITAL CORP. AND AFFILIATES
December 31, 2010
(Unaudited)

The following table sets forth certain information, for the three years ended December 31, 2010, concerning the compensation received by ICON Capital Corp. and its affiliates from the Prior Public Funds:

	Fund Twelve		All Other Funds(1)
	Dollar Amount	% of Equity Invested	Dollar Amount	% of Equity Invested
Date offering commenced	May 7, 2007		—
Dollar amount raised(2)	$347,686,947		$864,842,851
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)(2)	$322,891,366	100%	$884,334,939	100%
Amounts paid to ICON Capital Corp. and its affiliates from proceeds of the offering:
Underwriting Fees(2)	$6,748,756	2.09%	$17,570,153	1.99%
Organizational and Offering Expense allowance(2)	$5,488,440	1.70%	$20,317,840	2.30%
Other Offering Expenses(2)	$—	0.00%	$—	0.00%
Dollar amount of cash generated from operations before deducting such payments/accruals to ICON Capital Corp. and its affiliates(3)	$107,261,748	33.22%	$217,375,608	24.58%
Amounts paid/accrued to ICON Capital Corp. from operations:
Acquisition fees	$19,425,011	6.02%	$2,099,827	0.24%
Management fees	$9,167,606	2.84%	$12,015,781	1.36%
Debt placement fees	$—	0.00%	$—	0.00%
Remarketing fees (including re-sale and re-lease fees)	$—	0.00%	$—	0.00%
Administrative expense reimbursements	$9,483,967	2.94%	$10,495,876	1.19%
Prepaid service fees	$—	0.00%	$—	0.00%
Other fees and expenses	$—	0.00%	$—	0.00%
Distributions	$821,045	0.25%	$1,906,845	0.22%

(1)	All Other Funds is comprised of six Prior Public Funds.
(2)	This amount represents the cumulative total over the life of the Public Prior Funds.
(3)	Payments/accruals to ICON Capital Corp. and its affiliates only include management fees and administrative expense reimbursements.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2010
(Unaudited)

The following table summarizes the operating results of Fund Ten for the three years ended December 31, 2010.

	Years Ended December 31,
	2010	2009	2008
Revenues	$19,425,084	$25,394,581	$26,743,649
Profit on sale of assets	1,664,768	1,550,884	6,750,237
Gross revenues	$21,089,852	$26,945,465	$33,493,886
Less: Operating expenses
Impairment loss	$45,886	$1,697,539	$—
Interest expense	45,419	216,410	1,141,128
Depreciation and amortization	4,738,662	9,018,997	12,628,280
Management fees	785,037	1,246,713	1,620,239
Administrative expense reimbursements	850,157	1,090,870	1,448,324
General and administrative	7,149,763	7,088,632	1,158,313
Vessel operating expense	—	—	—
Loss on hedging instruments	—	—	—
Bad debt expense	—	—	2,577,526
Loss on guaranty	842,030	—	—
Other	—	—	—
Noncontrolling interest	$427,082	$367,758	$326,324
Net income – GAAP	$6,205,816	$6,218,546	$12,593,752
Net income allocable to investors – GAAP	$6,143,758	$6,156,361	$12,467,814
Taxable income (loss):
– from operations	$4,808,939	$9,036,754	$796,848
– from gain (loss) on sales	$2,248,057	$1,054,791	$(3,225,627)
Cash generated from (used by) operations(1):	$8,803,873	$11,990,338	$(2,299,069)
Cash generated from sales	7,183,341	3,209,938	18,081,200
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$15,987,214	$15,200,276	$15,782,131
Less:
Cash distributions to investors from operations, sales and refinancing	$13,080,934	$12,747,182	$12,752,775
Cash distributions to Manager from operations, sales and refinancing	132,131	128,760	128,817
Cash generated from operations, sales and refinancing	$2,774,149	$2,324,334	$2,900,539
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$32.45	$60.97	$5.37
– from gain (loss) on sales	15.17	7.12	(21.75)
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$41.45	$41.53	$84.09
– Return of capital	46.81	44.47	1.92
Total	$88.26	$86.00	$86.01
Source (on Cash basis):
– Operations (current and/or prior periods)	$88.26	$86.00	$79.13
– Sales		—	6.88
– Refinancing	—	—	—
Total	$88.26	$86.00	$86.01
Weighted average number of additional member shares outstanding	148,211	148,222	148,275
Amount invested in assets (cost, excluding acquisition fees)(3)	$260,054,979	$260,054,979	$260,054,979
Amount invested in assets (net book value)	$64,000,040	$72,919,794	$84,540,824
Amount remaining invested in fund assets at December 31, 2010			66.0%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures. However, to conform to the reclassification of noncontrolling interests pursuant to a recent accounting pronouncement, distributions to noncontrolling interests are no longer reflected.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN – (continued)
December 31, 2010
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2010
(Unaudited)

The following table summarizes the operating results of Fund Eleven for the three years ended December 31, 2010.

	Years Ended December 31,
	2010	2009	2008
Revenues	$47,770,790	$101,143,643	$87,209,204
Profit (loss) on sale of assets	17,593,002	2,050,594	(442,303)
Gross revenues	$65,363,792	$103,194,237	$86,766,901
Less: Operating expenses
Impairment loss	$13,827,241	$42,208,124	$—
Interest expense	7,959,504	9,937,136	13,674,261
Depreciation and amortization	35,137,176	73,052,380	65,065,983
Management fees	541,090	2,185,858	5,110,375
Administrative expense reimbursements	1,417,858	1,951,850	3,586,973
General and administrative	4,950,740	3,683,435	3,711,909
Vessel operating expense	10,771,786	13,926,255	—
(Gain) loss on hedging instruments	(3,918,539)	(346,739)	830,336
Bad debt expense	—	—	—
Other financial loss	—	—	—
Other	—	—	—
Noncontrolling interest	$809,593	$1,845,334	$2,047,437
Provision (benefit) for income taxes	$563,836	$(153,480)	$(1,462,652)
Net loss – GAAP	$(6,696,493)	$(45,095,916)	$(5,797,721)
Net loss allocable to investors – GAAP	$(6,629,528)	$(44,644,957)	$(5,739,744)
Taxable (loss) income:
– from operations	$(74,972,133)	$25,807,002	$(19,034,026)
– from (loss) gain on sales	$(88,595,411)	$(6,006,656)	$14,333,851
Cash generated from operations(1):	$14,709,221	$58,600,537	$56,029,056
Cash generated from sales	28,968,068	23,911,312	15,158,523
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$43,677,289	$82,511,849	$71,187,579
Less:
Cash distributions to investors from operations, sales and refinancing	$33,005,773	$33,047,095	$33,072,923
Cash distributions to Manager from operations, sales and refinancing	333,391	333,811	334,071
Cash generated from operations, sales and refinancing	$10,338,125	$49,130,943	$37,780,585
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable (loss) income(2)
– from operations	$(206.72)	$71.07	$(52.38)
– from (loss) gain on sales	(244.28)	(16.54)	39.44
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$—	$—	$—
– Return of capital	91.01	91.00	91.01
Total	$91.01	$91.00	$91.01
Source (on Cash basis):
– Operations (current and/or prior periods)	$91.01	$91.00	$91.01
– Sales	—	—	—
– Refinancing	—	—	—
Total	$91.01	$91.00	$91.01
Weighted average number of additional member shares outstanding	362,674	363,139	363,414
Amount invested in assets (cost, excluding acquisition fees)(3)	$766,580,226	$766,580,226	$766,580,226
Amount invested in assets (net book value)	$125,772,176	$242,611,024	$396,090,119
Amount remaining invested in fund assets at December 31, 2010			35.5%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures. However, to conform to the reclassification of noncontrolling interests pursuant to a recent accounting pronouncement, distributions to noncontrolling interests are no longer reflected.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN – (continued)
December 31, 2010
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE
December 31, 2010
(Unaudited)

The following table summarizes the operating results of Fund Twelve for the three years ended December 31, 2010.

	Years Ended December 31,
	2010	2009	2008
Revenues	$90,547,417	$78,491,218	$29,346,502
Profit on sale of assets	521,909	—	—
Gross revenues	$91,069,326	$78,491,218	$29,346,502
Less: Operating expenses
Impairment loss	$5,648,959	$3,429,316	$—
Interest expense	16,888,836	11,616,105	3,086,275
Depreciation and amortization	36,264,305	34,507,641	12,875,095
Management fees	4,302,374	3,390,239	1,474,993
Administrative expense reimbursements	3,184,449	3,594,400	2,705,118
General and administrative	2,429,136	2,276,211	1,350,134
Vessel operating expense	—	—	—
Loss on hedging instruments	—	—	—
Bad debt expense	4,409,062	572,721	—
Other financial loss	247,772	25,642	55,495
Other	—	—	—
Noncontrolling interest	$5,818,968	$5,220,027	$1,856,812
Net income – GAAP	$11,875,465	$13,858,916	$5,942,580
Net income allocable to investors – GAAP	$11,756,710	$13,720,327	$5,883,154
Taxable income (loss):
– from operations	$32,872,765	$10,221,263	$(12,821,512)
– from gain (loss) on sales	$2,763,305	$—	$(18,375)
Cash generated from operations(1):	$45,515,511	$29,534,544	$8,309,308
Cash generated from sales	2,962,240	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$48,477,751	$29,534,544	$8,309,308
Less:
Cash distributions to investors from operations, sales and refinancing	$33,648,098	$31,554,863	$16,072,151
Cash distributions to Manager from operations, sales and refinancing	339,880	318,725	162,440
Cash generated from (used by) operations, sales and refinancing	$14,489,773	$(2,339,044)	$(7,925,283)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$94.28	$30.60	$(70.53)
– from gain (loss) on sales	7.93	—	(0.10)
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$33.72	$41.08	$32.36
– Return of capital	62.78	53.40	56.06
Total	$96.50	$94.48	$88.42
Source (on Cash basis):
– Operations (current and/or prior periods)	$96.50	$94.48	$88.42
– Sales	—	—	—
– Refinancing	—	—	—
Total	$96.50	$94.48	$88.42
Weighted average number of additional member shares outstanding	348,679	333,979	181,777
Amount invested in assets (cost, excluding acquisition fees)(3)	$630,613,058	$560,075,243	$335,987,473
Amount invested in assets (net book value)	$545,699,321	$570,578,622	$370,169,246
Amount remaining invested in fund assets at December 31, 2010			95.4%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures. However, to conform to the reclassification of noncontrolling interests pursuant to a recent accounting pronouncement, distributions to noncontrolling interests are no longer reflected.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE – (continued)
December 31, 2010
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PRIOR PUBLIC FUNDS
December 31, 2010
(Unaudited)

No Prior Public Funds with investment objectives and policies similar to those of Fund Fourteen have completed operations in the most recent five years.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND EIGHT A
December 31, 2010
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight A for the three years ended December 31, 2010.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Playground manufacturing equipment	2005	2008	$4,161,200	$200,000	$200,000	$—	$(4,183,974)
			$4,161,200	$200,000	$200,000	$—	$(4,183,974)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND NINE
December 31, 2010
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Nine for the three years ended December 31, 2010.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Railcars	2002	2008	$1,265,660	$591,974	$906,036	$314,062	$836,095
Digital mini-labs	2004	2008	394,690	36,000	38,000	2,000	(13,995)
Medical equipment	2004	2009	789,363	102,528	152,000	49,472	129,266
Manufacturing equipment	2003	2009	6,391,259	153,195	584,850	431,655	584,850
Medical equipment	2004	2009	1,256,539	37,000	39,590	2,590	16,858
Memory testing equipment	2003	2010	4,697,707	91,000	91,000	—	—
Various – trailer refrigeration unit	2003	2010	2,001,011	12,239	8,976	(3,263)	8,976
Telecommunications equipment	2006	2010	2,060,000	382,012	474,856	92,844	(26,184)
			$18,856,229	$1,405,948	$2,295,308	$889,360	$1,535,866

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2010
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Ten for the three years ended December 31, 2010.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Technology equipment	2004	2008	$4,330,626	$65,577	$96,127	$30,550	$30,668
Container vessel	2005	2008	35,709,470	20,759,424	27,500,000	6,740,576	(3,142,372)
Equipment financing facility(4)	2007	2008	4,202,233	4,324,291	4,436,927	112,636	112,636
Technology equipment	2005	2008	391,075	205,032	263,403	58,371	230,507
Digital mini-labs	2004	2008	7,396,810	729,000	686,600	(42,400)	(420,227)
Technology equipment	2006	2008	142,803	142,803	105,944	(36,859)	(36,859)
Technology equipment	2005	2009	281,000	202,844	168,274	(34,570)	183,824
Digital mini-labs	2005	2009	1,369,520	98,500	77,231	(21,269)	27,769
Computer equipment	2006	2009	211,223	211,223	183,824	(27,399)	148,036
Materials handling equipment	2006	2009	751	263	12,840	12,577	969
Auto manufacturing equipment	2006	2009	2,816,612	561,000	1,750,000	1,189,000	694,193
Auto manufacturing equipment	2006	2010	594,256	90,400	144,600	54,200	(57,284)
Telecommunications equipment	2006	2010	10,043,793	2,008,864	2,385,490	376,626	(131,537)
Manufacturing equipment	2007	2010	2,000,929	1,201,878	1,722,837	520,959	984,869
Manufacturing equipment	2007	2010	2,003,975	1,165,577	1,530,697	365,120	1,452,009
			$71,495,076	$31,766,676	$41,064,794	$9,298,118	$77,221

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	Does not include warrants obtained in connection with this investment.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2010
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eleven for the three years ended December 31, 2010.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Information technology equipment(4)	2006 – 2008	2008	$105,585,462	$33,076,826	$15,158,523	$(17,918,303)	$14,352,226
Equipment financing facility(5)	2007	2008	4,493,122	4,455,375	4,437,000	(18,375)	(18,375)
Manufacturing equipment	2007	2009	621,358	505,648	590,833	85,185	264,776
Telecommunications equipment	2006	2009	15,421,684	5,382,081	5,493,000	110,919	(476,945)
Telecommunications equipment	2006 – 2007	2009	17,408,096	7,359,661	8,369,851	1,010,190	(106,990)
Manufacturing equipment	2007	2009	21,651,248	14,844,710	15,689,011	844,301	(5,687,497)
Telecommunications equipment	2006	2010	1,896,102	376,941	437,263	60,322	(24,111)
Container vessel	2006	2010	69,564,193	10,980,673	22,494,468	11,513,795	(27,534,677)
Handymax tanker	2006	2010	116,799,056	24,177,513	26,866,000	2,688,487	(61,036,623)
			$353,440,321	$101,159,428	$99,535,949	$(1,623,479)	$(80,268,216)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	The gain (loss) includes both sales on new equipment and sales of leased equipment.
(5)	Does not include warrants obtained in connection with this investment.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND TWELVE
December 31, 2010
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Twelve for the three years ended December 31, 2010.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Equipment financing facility(4)	2007	2008	$4,493,122	$4,455,375	$4,437,000	$(18,375)	$(18,375)
Machine paper coating manufacturing line	2008	2010	22,660,000	17,521,459	18,731,737	1,210,278	(16,278)
Metal working equipment	2009	2010	2,751,783	1,762,338	2,284,247	521,909	2,779,583
			$29,904,905	$23,739,172	$25,452,984	$1,713,812	$2,744,930

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	Does not include warrants obtained in connection with this investment.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds.
Prior performance is not indicative of future performance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Exhibit
1.1	Form of Dealer-Manager Agreement***
1.2	Form of Selling Dealer Agreement***
3.1	Certificate of Limited Partnership of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. filed with the Delaware Secretary of State*
4.1	ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. Limited Partnership Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the limited partner signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP***
8.1	Opinion of Arent Fox LLP with respect to certain tax matters***
10.1	Escrow Agreement**
10.2	Form of Investment Management Agreement*
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)
24.1	Power of Attorney*

*	Previously filed as an exhibit to the initial pre-effective filing of the Registration Statement filed on October 3, 2008.
**	Previously filed as an exhibit to pre-effective Amendment No. 4 to the Registration Statement filed on April 1, 2009.
***	Previously filed as an exhibit to pre-effective Amendment No. 5 to the Registration Statement filed on April 30, 2009.

(b) Financial Statement Schedules.

All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

Item 17. Undertakings

(a) Rule 415 Offering.

The Partnership hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6) To send to its limited partners, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

(7) To send to its limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

(8) That, for the purpose of determining liability of the Partnership under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The Partnership undertakes that in a primary offering of securities of the Partnership pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Partnership will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Partnership relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Partnership or used or referred to by the Partnership;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Partnership or its securities provided by or on behalf of the Partnership; and

(iv) Any other communication that is an offer in the offering made by the Partnership to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner of the Partnership (or controlling persons of the General Partner or of the Partnership) pursuant to the provisions described under Item 14 or otherwise, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership of expenses incurred or paid by the General Partner or controlling person of the General Partner or of the Partnership in the successful defense of any action, suit or proceeding) is asserted by any such General Partner or controlling person in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The Partnership further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 describing each lease or finance transaction not described in the prospectus or a prior supplement to the registration statement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require a commitment by the Partnership of an amount of offering proceeds in excess of 10 percent of the offering proceeds received as of that date by the Partnership.

(d) The Partnership hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2010
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Ten, LLC (“Fund Ten”) for the three years ended December 31, 2010:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Solyndra, Inc.	California	Equipment financing facility	2007 – 2008	$—	$4,367,055	$—	$4,367,055
Northern Leasing Systems, Inc.(4)	Various	Point-of-sale equipment	November 25, 2008	—	3,903,315	4,158	3,907,473
AET, Inc. Limited(5)	Various	Aframax tanker	December 18, 2008	9,639,000	4,705,367	177,163	14,521,530
AET, Inc. Limited(5)	Various	Aframax tanker	December 31, 2008	9,996,000	5,179,392	185,046	15,360,438
				$19,635,000	$18,155,129	$366,367	$38,156,496

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Ten’s manager.
(3)	Other Capitalized Costs consist of legal fees and other capitalized costs and expenses, if applicable.
(4)	The notes receivable secured by this equipment were acquired by a joint venture in which Fund Ten has a 12.25% ownership interest and the amounts above represent Fund Ten’s proportionate cost.
(5)	This equipment was acquired through a joint venture in which Fund Ten has a 35.7% ownership interest and the amounts above represent Fund Ten’s proportionate cost.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2010
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Leasing Fund Eleven, LLC (“Fund Eleven”) for the three years ended December 31, 2010:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Solyndra, Inc.	California	Equipment financing facility	2007 – 2008	$—	$4,498,067	$—	$4,498,067
Equipment Acquisition Resources, Inc.	Illinois	Manufacturing equipment	April 24, 2008	—	6,537,925	187	6,538,112
Equipment Acquisition Resources, Inc.(4)	Illinois	Manufacturing equipment	June 2008	—	4,077,251	—	4,077,251
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	June 27, 2008	—	5,579,498	—	5,579,498
Pliant Corporation(5)	New York	Manufacturing equipment	July 16, 2008	—	6,863,148	529	6,863,677
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	September 23, 2008	—	4,110,371	—	4,110,371
Northern Leasing Systems, Inc.(6)	Various	Point-of-sale equipment	November 25, 2008	—	11,382,004	11,881	11,393,885
Various	Various	Technology related leasing portfolio	2008	14,044,437	2,778,670	—	16,823,107
				$14,044,437	$45,826,934	$12,597	$59,883,968

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Eleven’s manager.
(3)	Other Capitalized Costs consist of legal fees and other capitalized costs and expenses, if applicable.
(4)	This equipment was acquired through a joint venture in which Fund Eleven has a 45.0% ownership interest and the amounts above represent Fund Eleven’s proportionate cost.
(5)	This equipment was acquired through a joint venture in which Fund Eleven has a 55.0% ownership interest and the amounts above represent Fund Eleven’s proportionate cost.
(6)	The notes receivable secured by this equipment were acquired by a joint venture in which Fund Eleven has a 35.0% ownership interest and the amounts above represent Fund Eleven’s proportionate cost.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2010
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Leasing Fund Twelve, LLC (“Fund Twelve”) for the three years ended December 31, 2010:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Solyndra, Inc.	California	Equipment financing facility	2007 – 2008	$—	$4,498,067	$—	$4,498,067
Sealynx Automotive Transieres SAS	France	Manufacturing equipment	March 3, 2008	—	12,160,769	61,151	12,221,920
Global Crossing Telecommunications, Inc. – Sch 4	Various	Telecommunications equipment	March 11, 2008	—	6,116,887	—	6,116,887
Vroon Group B.V.	Various	Container vessel	April 24, 2008	19,349,820	6,915,180	273,851	26,538,851
Vroon Group B.V.	Various	Container vessel	April 24, 2008	19,349,820	6,915,180	274,858	26,539,858
Magnum Coal Company	Virginia	Coal-mining equipment	May 5, 2008	—	12,834,631	—	12,834,631
Equipment Acquisition Resources, Inc.(4)	Illinois	Manufacturing equipment	June 2008	—	4,982,085	—	4,982,085
Pliant Corporation(5)	Illinois	Manufacturing equipment	July 16, 2008	—	5,615,303	432	5,615,735
Appleton Papers, Inc.(10)	Wisconsin	Machine paper coating manufacturing line	November 7, 2008	—	22,660,000	—	22,660,000
AET, Inc. Limited(7)	Various	Aframax tanker	November 18, 2008	28,000,000	15,260,000	611,441	43,871,441
AET, Inc. Limited(7)	Various	Aframax tanker	November 21, 2008	27,000,000	14,715,000	597,248	42,312,248
Northern Leasing Systems, Inc.(6)	New York	Point-of-sale equipment	November 25, 2008	—	17,154,305	17,906	17,172,211
AET, Inc. Limited(7)	Various	Aframax tanker	December 18, 2008	17,361,000	8,474,933	319,084	26,155,017
AET, Inc. Limited(7)	Various	Aframax tanker	December 31, 2008	18,004,000	9,328,708	333,290	27,665,998
American Energy Corporation	Ohio	Mining equipment	February 18, 2009	—	3,448,595	1,972	3,450,567
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	March 9, 2009	—	2,774,816	—	2,774,816
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	March 18, 2009	—	1,199,844	—	1,199,844
Swiber Offshore Marine, Pte. Ltd.(8)	Various	Offshore barge	March 24, 2009	2,550,000	20,400,000	14,282	22,964,282
Northern Capital Associates XIV, L.P. & Northern Capital Associates XV, L.P.	Various	Point-of-sale equipment	March 31, 2009	—	8,184,728	1,657	8,186,385
CUSA PRTS, LLC	Various	Motor coach buses	April 1, 2009	—	5,473,082	—	5,473,082
American Energy Corporation	Ohio	Mining equipment	May 26, 2009	—	3,291,369	3,980	3,295,349
Swiber Offshore Construction, Pte. Ltd.	Various	Diving bell & hyperbaric rescue chamber equipment	June 25, 2009	2,000,000	8,300,000	110,111	10,410,111
Atlas Pipeline Mid-Continent, LLC(12)	Oklahoma	Four Ariel natural gas driven gas compressors	June 26, 2009	—	2,419,182	—	2,419,182
Leighton Contractors (Singapore) Pte. Ltd.	Various	Crane/Work barge	June 26, 2009	9,550,000	750,000	198,022	10,498,022
Leighton Contractors (Singapore) Pte. Ltd.	Various	Crane/Work barge	June 26, 2009	45,750,000	3,690,000	925,565	50,365,565
ARAM Rentals Corp.(11)	Various	Seismic imaging equipment	June 29, 2009	—	4,999,454	—	4,999,454
ARAM Seismic Rentals, Inc.(11)	Various	Seismic imaging equipment	June 29, 2009	—	2,081,796	—	2,081,796

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS — (continued)
December 31, 2010
(Unaudited)

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
ARAM Rentals Corp.(11)	Various	Seismic imaging equipment	July 20, 2009	—	4,248,750	—	4,248,750
Atlas Pipeline Mid-Continent, LLC(12)	Oklahoma	Four Ariel natural gas driven gas compressors	August 17, 2009	—	3,981,135	—	3,981,135
Leighton Contractors (Singapore) Pte. Ltd.	Various	Crane/Work barge	October 28, 2009	71,500,000	5,750,000	1,920,001	79,170,001
Lily Shipping Ltd.	Various	Product tanker	October 30, 2009	9,800,000	1,272,500	96,250	11,168,750
Quattro Plant Limited(9)	United Kingdom	Rail support construction equipment	December 23, 2009	—	5,422,424	—	5,422,424
Leighton Contractors (Asia) Ltd.	Various	Crane/Work barge	January 5, 2010	19,000,000	1,600,000	423,302	21,023,302
Leighton Offshore Pte. Ltd.	Various	Crane/Work barge	March 31, 2010	18,000,000	2,600,000	385,385	20,985,385
Broadview Networks Holdings, Inc. & Broadview Networks Inc.		Telecommunications equipment	July 15, 2010	—	619,776	—	619,776
Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.	Various	Aframax tankers	July 28, 2010	—	5,494,200	—	5,494,200
Broadview Networks Holdings, Inc. & Broadview Networks Inc.		Telecommunications equipment	August 17, 2010	—	631,790	—	631,790
Leighton Offshore Pte. Ltd.	Various	Crane/Work barge	August 20, 2010	2,450,000	1,155,000	49,000	3,654,000
EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS Europe, LLC	Various	Metal cladding and production equipment	September 1, 2010	—	3,296,000	—	3,296,000
Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.	Various	Aframax tankers	September 14, 2010	—	5,494,200	—	5,494,200
Northern Crane Services, Inc.	Various	Lifting and transportation equipment	September 24, 2010	—	10,660,000	—	10,660,000
Broadview Networks Holdings, Inc. & Broadview Networks Inc.	Various	Telecommunications equipment	December 23, 2010	—	1,912,080	—	1,912,080
Quattro Plant Limited(9)	United Kingdom	Rail support construction equipment	2010	—	264,379	—	264,379
				$309,664,640	$269,046,148	$6,618,788	$585,329,576

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Twelve's manager.
(3)	Other Capitalized Costs consist of legal fees and other capitalized costs and expenses, if applicable.
(4)	This equipment was acquired through a joint venture in which Fund Twelve has a 55.0% ownership interest and the amounts above represent Fund Twelve's proportionate cost.
(5)	This equipment was acquired through a joint venture in which Fund Twelve has a 45.0% ownership interest and the amounts above represent Fund Twelve's proportionate cost.

(6)	The notes receivable secured by this equipment were acquired by a joint venture in which Fund Twelve has a 52.75% ownership interest and the amounts above represent Fund Twelve's proportionate cost.
(7)	This equipment was acquired through a joint venture in which Fund Twelve has a 64.3% ownership interest and the amounts above represent Fund Twelve's proportionate cost.
(8)	This equipment was acquired through a joint venture in which Fund Twelve has a 51.0% ownership interest with a third party and the amounts above represent Fund Twelve's proportionate cost.
(9)	The note receivable secured by this equipment was acquired by a joint venture in which Fund Twelve had a 55.0% ownership interest. The amount above represents Fund Twelve's proportionate cost. Subsequently, Fund Twelve sold a 5.873% ownership interest to an unaffiliated third party, which resulted in Fund Twelve having an ownership interest of 49.127%.
(10)	The note receivable secured by this equipment was acquired by Fund Twelve which subsequently sold a 5.1% ownership interest to an unaffiliated third party, which resulted in Fund Twelve having an ownership interest of 94.9%.
(11)	The note receivable secured by this equipment was acquired by a joint venture in which Fund Twelve had a 55.0% ownership interest. The amount above represents Fund Twelve's proportionate cost. Subsequently, Fund Twelve sold a 2.913% ownership interest to an unaffiliated third party, which resulted in Fund Twelve having an ownership interest of 52.087%.
(12)	This equipment was acquired through a joint venture in which Fund Twelve had a 55.0% ownership interest. The amounts above represent Fund Twelve’s proportionate cost. Subsequently, Fund Twelve sold a 5.46% ownership interest to an unaffiliated third party, which resulted in Fund Twelve having an ownership interest of 49.54%.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 1, 2011.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P. (a Delaware limited partnership)
By:	ICON GP 14, LLC, its General Partner
By:	/s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chief Executive Officer, Co-President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 1, 2011.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Partnership; Co-Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Partnership; Co-Principal Executive Officer
/s/ Anthony J. Branca Anthony J. Branca	Chief Financial Officer of the General Partner of the Partnership; Principal Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Dealer-Manager Agreement***
1.2	Form of Selling Dealer Agreement***
3.1	Certificate of Limited Partnership of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. filed with the Delaware Secretary of State*
4.1	ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. Limited Partnership Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the limited partner signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP***
8.1	Opinion of Arent Fox LLP with respect to certain tax matters***
10.1	Escrow Agreement**
10.2	Form of Investment Management Agreement*
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)
24.1	Power of Attorney*

*	Previously filed as an exhibit to the initial pre-effective filing of the Registration Statement filed on October 3, 2008.
**	Previously filed as an exhibit to pre-effective Amendment No. 4 to the Registration Statement filed on April 1, 2009.
***	Previously filed as an exhibit to pre-effective Amendment No. 5 to the Registration Statement filed on April 30, 2009.